Exhibit 99.3

AERKOMM INC.

923 Incline Way #39

Incline Village, NV 89451 USA

(877) 742-3094

PROSPECTUS

Published in Connection with the Admission of Aerkomm Inc.’s Common Stock to Listing and Trading on the Professional Segment of Euronext Paris

Pursuant to Articles L. 412-1 and L. 621-8 of the Code Monétaire et Financier and Articles 211-1 to 216-1 of its General Regulation, the Autorité des marchés financiers (“AMF”) granted visa number 19-372 dated July 17, 2019 on this prospectus (the “Prospectus”). This Prospectus has been prepared by the issuer and its signatory accepts the responsibility for its contents. In accordance with the provisions of Article L. 621-8-1-I of the Code Monétaire et Financier, the visa was granted after the AMF verified that the document was complete and comprehensible and that the information it contains was internally consistent. It does not imply that the AMF endorses the proposed transaction nor that it has validated the accounting and financial information presented herein.

Copies of this Prospectus may be obtained free of charge from Aerkomm Inc. at the address indicated above, and from its paying agent, BNP Paris Securities Services (Postal address: Les Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin, France), and on the website of Aerkomm Inc. (www.aerkomm.com) and the AMF (www.amf-france.org).

NOTE TO THE PROSPECTUS

This Prospectus is published solely in connection with the admission of Aerkomm Inc.’s Common Stock to listing and trading on the Professional Segment of Euronext Paris (“Euronext Paris”). This Prospectus is not published in connection with and does not constitute an offer of securities by or on behalf of Aerkomm Inc. (“Aerkomm”).

Pursuant to Article 516-6 of the AMF General Regulation, an investor other than a qualified investor, within the meaning of Point 2 of II of Article L. 411-2 of the French Monetary and Financial Code, may not purchase Aerkomm’s Common Stock on the Professional Segment of Euronext Paris unless such investor takes the initiative to do so and has been duly informed by the investment services provider about the characteristics of the segment.

The distribution of this Prospectus in certain jurisdictions may be restricted by law, and therefore persons into whose possession this Prospectus comes should inform themselves of and observe any such restrictions.

This Prospectus contains forward-looking statements concerning, among other things, the prospects for Aerkomm’s operations, which are subject to certain risks, uncertainties and assumptions. The various assumptions Aerkomm uses in its forward−looking statements, as well as risks and uncertainties relating to those statements, are set out in the Section “Risk Factors” on pages 24 – 44 of Aerkomm’s S-1 (as defined below). Factors exist that could cause Aerkomm’s actual results to differ materially from these forward-looking statements.

This Prospectus, which contains material information concerning Aerkomm, was established pursuant to Articles 211-1 to 216-1 of the AMF General Regulation. Pursuant to Article 25 of Commission Regulation (EC) No 809/2004 of 29 April 2004 as amended (the “Prospectus Regulation”), this Prospectus is composed of the following parts in the following order:

(1)	a table of contents;

(2)	the summary provided for in Article 5(2) of Directive 2003/71/EC (the “Prospectus Directive”);

(3)	the risk factors linked to the issuer and the type of security covered by the issue; and

(4)	the cross-reference lists stipulated in Article 25.4 of the Prospectus Regulation presenting the information in the order stipulated in Annexes XXV and III of the Prospectus Regulation which, by application of Articles 3, 4, and 6 thereof, are required for this transaction.

This Prospectus also contains in Chapter C supplemental information concerning Aerkomm and its business, provided at the AMF’s request. For a better understanding of the summary of the Prospectus in Chapter A, the reader should read the entire Prospectus, including Chapter C: g Aerkomm, contained on pages 45 – 60.

Further, the Prospectus contains the following documents:

-	Post-Effective Amendment No. 3 to Form S-1 Registration Statement, filed by Aerkomm with the Securities and Exchange Commission (the “SEC”) on May 23, 2019 (“Aerkomm’s S-1”);

-	Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2019, filed by Aerkomm with the SEC on May 14, 2019 (“Aerkomm’s 10-Q”);

-	Transition Report on Form 10-KT for the transition period from March 31, 2018 through December 31, 2018, filed by Aerkomm with the SEC on April 1, 2019 (“Aerkomm’s 10-KT”);

-	Current Report on Form 8-K filed by Aerkomm with the SEC on June 28, 2019 relating to the $6.46 million issuance of new shares as part of the on-going $16.44 million public offering.

TABLE OF CONTENTS

		Page

CHAPTER A: PROSPECTUS SUMMARY		5
A.	Section A – Introduction and warnings	5
B.	Section B – Company	6
C.	Section C – Securities	16
D.	Section D – Risks	20
E.	Section E – Offer	23
CHAPTER B: RISK FACTORS		24
I.	BUSINESS RISK FACTORS	24
II.	MARKET RISK FACTORS	44
CHAPTER C: SUPPLEMENTAL INFORMATION CONCERNING AERKOMM INC.		45
I.	RIGHTS RELATED TO THE REGISTERED SHARES	45
II.	STATEMENT OF CAPITALIZATION AND INDEBTEDNESS AS OF MAY 31, 2019	52
III.	DIRECTORS AND EXECUTIVE OFFICERS	53
IV.	EMPLOYEES	54
V.	ORGANIZATIONAL STRUCTURE	55
VI.	WORKING CAPITAL STATEMENT	55
VII.	TAX CONSEQUENCES	55
VIII.	“REQUIRED FILER” STATUS	60
IX.	DOCUMENTS ON DISPLAY	60
CROSS-REFERENCE LISTS		61
ANNEX XXV MINIMUM DISCLOSURE REQUIREMENTS FOR THE SHARE REGISTRATION DOCUMENT FOR SMEs AND COMPANIES WITH REDUCED MARKET CAPITALISATION (SCHEDULE)		61
ANNEX III MINIMUM DISCLOSURE REQUIREMENTS FOR THE SHARE SECURITIES NOTE (SCHEDULE)		78
EXHIBITS		84
EXHIBIT I POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-1 REGISTRATION STATEMENT, FILED BY AERKOMM WITH THE SEC ON MAY 17, 2019		84
EXHIBIT II QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2019, FILED BY AERKOMM WITH THE SEC ON MAY 14, 2019		204
EXHIBIT III TRANSITION REPORT ON FORM 10-KT FOR THE TRANSITION PERIOD FROM MARCH 31, 2018 THROUGH DECEMBER 31, 2018, FILED BY AERKOMM WITH THE SEC ON APRIL 1, 2019		249
EXHIBIT IV CURRENT REPORT ON FORM 8-K FILED BY AERKOMM WITH THE SEC ON JUNE 28, 2019 RELATING TO THE $6.46 MILLION ISSUANCE OF NEW SHARES AS PART OF THE ON-GOING $16.44 MILLION PUBLIC OFFERING		347

COMPANY REPRESENTATIVE FOR PROSPECTUS

1.1	Jeffrey Wun, Chief Executive Officer of Aerkomm Inc., acting for and on behalf of Aerkomm Inc.

1.2	I hereby declare, after taking every reasonable measure for such purpose, that the information contained in this prospectus, to my knowledge, conforms to reality, and that there are no omissions that might alter the meaning thereof.

/s/ Jeffrey Wun
Name:	Jeffrey Wun
Title:	Chief Executive Officer of Aerkomm Inc.

Fremont, California, July 17, 2019

CHAPTER A – PROSPECTUS SUMMARY

CHAPTER A: PROSPECTUS SUMMARY

NOTE TO THE PROSPECTUS SUMMARY

VISA NUMBER 19-372 DATED JULY 17, 2019 OF THE AMF

Note to the reader

Summaries are made up of disclosure requirements, each known as an “Element”. These Elements are numbered as Sections A-E (A.1 – E.7).

This summary contains all the Elements required to be included in a summary for this type of security and issuer. Because some Elements are not required to be addressed, there may be gaps in the numbering sequence of the Elements.

Even though an Element may be required to be included in a summary for this type of security and issuer, it is possible that no relevant information can be given regarding such Element. Where this is the case, a short description of the Element is included in this summary, with the words “not applicable”.

Section A—Introduction and warnings

A.1	General disclaimer regarding the summary

This summary should be read as an introduction to the prospectus (the “Prospectus”) relating to the admission of 9,399,272 shares of common stock of Aerkomm Inc. (the “Common Stock”) to listing and trading on the Professional Segment of Euronext Paris (the “Euronext Listing”). Any decision to invest in the Shares should be based on a consideration of the Prospectus as a whole and not just the summary.

Where a claim relating to the information contained in the Prospectus is brought before a court, the plaintiff investor might, under the national legislation of the member states of the European Union, have to bear the costs of translating the Prospectus before the legal proceedings are initiated.

Civil liability in relation to the summary attaches to the Company, but only if the summary is misleading, inaccurate or inconsistent when read together with the other parts of the Prospectus (including information incorporated by reference herein) or if it does not provide, when read together with the other parts of the Prospectus, key information in order to aid investors when considering whether to invest in the Shares.

A.2	Resale or Final Placement of the Shares	Not applicable.

CHAPTER A – PROSPECTUS SUMMARY

Section B—Company

B.1	Legal and commercial name of the Company

Aerkomm Inc. (the “Company”).

In this summary, unless the context requires otherwise, references to the “Company”, “we”, “us”, “our”, “our company”, “Aerkomm Inc.” and “Aerkomm” are to the combined business of Aerkomm Inc., and its consolidated subsidiaries. The Company, together with its consolidated subsidiaries, are referred to herein as the “Group.”

B.2	Domicile / legal form / legislation / country of incorporation of the Company

Aerkomm Inc. is a Nevada corporation, with its principal executive offices at 923 Incline Way #39, Incline Village, NV 89451, U.S.A.

Legal form: Corporation

Legislation: Nevada

Country of incorporation: United States

B.3	Business Overview

With advanced technologies and a unique business model, we, as a development stage service provider of IFEC solutions, intend to provide airline passengers with a broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular, movies, gaming, live TV, and music. We plan to offer these core services, which we are currently still developing, through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ own personal devices. We also expect to provide content management services and e-commerce solutions related to our IFEC solutions.

We plan to partner with airlines and offer airline passengers free IFEC services. We expect to generate revenue through advertising and in-flight transactions. We believe that this is an innovative approach that differentiates us from existing market players.

To complement and facilitate our planned IFEC service offerings, we intend to build satellite ground stations and related data centers within the geographic regions where we expect to be providing IFEC airline services.

Additionally, we have developed and begun to market two internet connectivity systems, one for hotels primarily located in remote regions and the other for maritime use. Both systems operate through a Ku/Ku high throughput satellite, or HTS. We also expect to develop a remote connectivity system that will be applicable to the highspeed rail industry.

CHAPTER A – PROSPECTUS SUMMARY

Products and Services

IFEC – In-flight Entertainment and Connectivity Systems

Demand for high-speed internet connectivity on board passenger aircraft is increasing worldwide. With our advanced technologies and a creative business model, we plan to provide airline passengers with a broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular, movies, gaming, live TV and music. We plan to offer these core services through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ personal devices including laptops, mobile telephones and tablets. We will also provide content management services and e-commerce solutions related to our in-flight entertainment and connectivity, or IFEC, solutions. This system will operate through Ka/Ka HTS (High Throughput Satellites).

We also plan to provide related content management services and on-board e-commerce solutions for commercial airlines.

The diagram below shows our services options and e-commerce options:

We have two business models in place for our IFEC aviation solutions, one for commercial airlines and one for corporate business jets.

Remote and Maritime Connectivity

Additionally, we have developed two internet connectivity systems, one for hotels primarily located in remote regions and the other for maritime use. Both systems operate through a Ku/Ku high throughput satellite, or HTS. We also expect to develop a remote connectivity system that will be applicable to the high speed rail industry.

CHAPTER A – PROSPECTUS SUMMARY

IFEC Ground Support Systems

To complement and facilitate our planned IFEC service offerings, we intend to build satellite ground stations and related data centers within the geographic regions where we expect to be providing IFEC airline services. To this end, we have already entered into an agreement to purchase an approximate 6.36 acre parcel of land in Taiwan where our first ground station and data center will be located.

Markets

IFEC – In-flight Entertainment and Connectivity Systems

To market our IFEC solutions, we plan to:

●      Sell our IFEC equipment to corporate jet aircraft owners and operators such as Airbus ACJ (Airbus Corporate Jets) and Boeing BBJ (Boeing Business Jets) for installation on aircraft either at the production stage or in post-delivery modification. We will also sell to these aircraft owner/operators the bandwidth that will be required to operate our IFEC systems and for their passengers to be able to access the internet through our systems, priced according to individual customer requirements; and

●      Partner with commercial airlines to offer airline passengers free IFEC services. In this model, we expect to generate revenue through advertising and in-flight passenger transactions. We believe that this is an innovative approach that differentiates us from existing market players.

Remote and Maritime Connectivity

To market these systems, we plan to:

●      Sell our connectivity equipment to hotels and resorts located in remote ocean areas and mountain regions. As with our IFEC solutions, we will also sell these customers the bandwidth on which their remote connectivity systems will operate; and

●      Sell our connectivity equipment to owners of maritime vessels such as cruise liners, fishing vessels, ferry boats and yachts, as well the required bandwidth.

CHAPTER A – PROSPECTUS SUMMARY

Our Competitive Strengths

Proven Business plus Creative Business Model

Traditionally, providers of in-flight connectivity focus primarily on the profit margin derived from the sale of hardware to airlines and of internet access bandwidth to passengers. Both airlines and passengers must “pay to play,” which results in low participation and usage rates. We break away from this model and set a new trend with our creative business model which expect will set us apart from our competitors. Airline companies will recover their costs through participating in our revenue sharing model while passengers will not be required to pay for connectivity. Taken together, this novel approach creates an incentive for airlines to work with us and should drive up passenger usage rates.

Demand for high-speed internet connectivity on board passenger aircraft is increasing worldwide. There is also a big demand from corporate jet fleet owners to have high-speed internet connectivity installed on their aircraft. We believe that there is an untapped demand for maritime, remote hotels and resorts satellite services around the globe are profitable.

Ku-band and GEO/LEO Hybrid Satellite Technology

Most in-flight connectivity systems currently in the market rely on the Ku-band satellite signals for communication. Ka-band satellites have much greater data throughput than Ku-band satellites. Many players in the market are working to provide higher bandwidth and faster transmitting rates using the Ka-band. Currently, there are few Ka-enabled satellites, which limits the coverage in regions such as the Asia-Pacific region. However, new GEO (Geostationary Earth Orbiting) and LEO (Low Earth Orbiting) Ka-band satellites are being regularly launched which will provide worldwide coverage over the next few years.

CHAPTER A – PROSPECTUS SUMMARY

B.4a	Main recent trends having an impact on the Company and its industry

Main Recent Trends

Growth Strategies

We will strive to be a leading provider of IFEC solutions by pursuing the following growth strategies:

Launch and Increase number of connected aircraft

As of the date of this Prospectus, we have not provided our services on any corporate jets or commercial aircraft. However, on March 6, 2019, we signed a General Terms Agreement with MJet GMBH, a corporate jet owner operating an Airbus ACJ A319 based in Austria. On June 11, 2019 this General Terms Agreement has been converted into a definitive agreement with MJet, and on June 12, 2019 MJet placed a Purchase Order with Aircom. MJet will be our launch customer for the first planned installation of our AERKOMM K++ system equipment by the end of 2019. That installation will enable us to commence a rollout of sales and installation of our IFEC equipment and services to other aircraft.

To further this growth strategy, we plan to:

●     leverage our creative business model and IFEC system to cost-effectively equip corporate jets and commercial aircraft;

●     increase the number of equipped aircraft, targeting full-fleet availability of our services for our current and future airline partners;

●     pursue global growth opportunities by leveraging our broad and innovative technology platform and technical expertise; and

●     offer attractive business models to our prospective corporate jets and airline partners, giving them the flexibility to determine the connectivity solution that meets the unique demands of their businesses.

Increase passenger use of connectivity

We believe that Internet connectivity has become a necessary utility rather than a novelty because most passengers are trying to remain “connected” while travelling. We believe that our business model, under which neither airlines nor passengers need to pay for products or services, will create an incentive for the airlines to work with us while driving passenger usage rates.

Expand satellite network

We will continue to expand our global satellite network coverage through the purchase of additional Ka-band capacity, and seek to install aircraft with our satellite solutions, while continuing to invest in research and development of satellite antenna and modem technologies.

Expand satellite-based services to other markets

We anticipate broadening our satellite-based services to high-speed railways, maritime and cruise lines, 4G/5G backhauling, and converged triple-play services in remote communities, with the potential to expand internationally into new markets.

CHAPTER A – PROSPECTUS SUMMARY

B.5	Group	As of the date of this Prospectus, the Company is the holding company of the Group, which includes 7 consolidated subsidiaries.

B.6	Shareholders of the Company	As of the date of this Prospectus, the following table shows information for each person known by Aerkomm to beneficially own more than 5% of the outstanding Common Stock.

	Non-diluted(1)			Fully-diluted including $9.98 million to be raised (2)			Fully-diluted including $9.98 million balance and $9 million over- subscription to be raised(3)
Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class	Amount of Beneficial Ownership		Percent of Class	Amount of Beneficial Ownership		Percent of Class
Jeffrey Wun, CEO, President and Director	447,486	(4)	4.76%	456,486	(5)	4.05%	456,486	(5)	3.97%
Dmedia Holding LP(6)	2,237,428		23.80%	2,237,428		19.85%	2,237,428		19.46%
Jeffrey Wun, including Dmedia Holding LP(4)(5)(6)	2,684,914		28.57%	2,693,914		23.90%	2,693,914		23.43%
Sheng-Chun Chang(7)	65,281		0.69%	65,281		0.58%	65,281		0.57%
Well Thrive Limited(7)	1,340,696		14.26%	1,340,696		11.89%	1,340,696		11.66%
Sheng-Chun Chang, including Well Trhive Limited(7)	1,405,977		14.96%	1,405,977		12.47%	1,405,977		12.23%
Total beneficially owned more than 5%	4,090,891		43.52%	4,099,891		36.37%	4,099,891		35.66%

(1)           The basis of non-diluted calculation is based on 9,399,272 shares of outstanding Common Stock as of the date of this prospectus, including the 152,000 shares issued for the $6.46 million raised June 27, 2019 from the offering, which is not including issued and outstanding options and warrants or common shares and warrants to be issued from the remaining balance of $9.98 million from the ongoing offering.

(2)           The basis of fully-diluted calculation is based on 9,399,272 shares of outstanding Common Stock, 1,554,262 shares of stock option and 70,618 shares of warrants issued and outstanding as of the date of this prospectus and additional 234,802 shares of our Common Stock and 14,088 shares of warrants issuable from the remaining balance of $9.98 million of our ongoing offering. The basis of fully-diluted calculation is 10,934,042 shares if all of all options and warrants are exercised and issuable common shares and warrants are issued from the offering.

(3)           The basis of fully-diluted calculation is based on 9,399,272 shares of outstanding Common Stock, 1,554,262 shares of stock option and 70,618 shares of warrants issued and outstanding as of the date of this prospectus and additional 234,802 shares of our Common Stock and 14,088 shares of warrants issuable from the remaining balance of $9.98 million of our ongoing offering and additional 211,764 shares of our Common Stock and 12,705 shares of warrants issuable from the $9.00 million over-subscription of our ongoing offering. The basis of fully-diluted calculation is 11,497,511 shares if all of all options and warrants are exercised and issuable common shares and warrants are issued from the offering.

(4)           Includes 447,486 shares of our Common Stock held directly.

CHAPTER A – PROSPECTUS SUMMARY

(5)           Includes (i) 447,486 shares of our Common Stock held directly; (ii) 3,500 shares of our Common Stock which Mr. Wun has the right to acquire within 60 days through the exercise of vested options and 5,500 shares of our Common Stock issuable upon the exercise of options not exercisable within 60 days.

(6)           On December 20, 2017, Mr. Jeffrey Wun, purchased an 85.7% interest in, and was appointed Manager of, Dmedia LLC, the General Partner of Dmedia Holding LP. As such, Mr. Wun is deemed to be the beneficial owner of the 2,237,428 shares of our Common Stock held by Dmedia Holding LP by virtue of his voting and dispositive power of those shares. Through his ownership interest in Dmedia LLC, which owns an approximately 6% direct interest in Dmedia Holding LP, Mr. Wun indirectly beneficially owns 117,601 shares of our Common Stock held by Dmedia Holding LP.  Mr. Wun disclaims beneficial ownership of the remaining 2,119,827 shares of our Common Stock held by Dmedia Holding LP. Mr. Jan-Yung Lin Secretary of the Board of Directors and Directory, owns a pecuniary interest in 959,230 of these shares, through his approximately 7% ownership interest in Dmedia LLC and his approximately 42.4% interest Dmedia Holding LP, although he does not exercise voting or dispositive control over them. Mr. Wun’s address is care of the Company. Other than as officers and directors of the Company, Mr. Wun and Mr. Lin are not related.

(7)           Consists of 1,340,696 shares of Common Stock held by Well Thrive Limited and 65,281 shares of our Common Stock owned directly by Mr. Sheng-Chun Chang. Mr. Chang is the Chief Executive Officer and owner of Well Thrive Limited and has voting and dispositive power of the securities held by it. Mr. Chang disclaims beneficial ownership of the shares held by Well Thrive Limited. The address of Well Thrive Limited is No 79, Heng Yang Road, Taipei City, Taiwan.

The following table shows information for the total of shareholders beneficially own more than 5% of the outstanding Common Stock as disclosed above and each categories of shareholders known by Aerkomm to beneficially own less than 5% of the outstanding Common Stock as of the date of this Prospectus.

	Non-diluted (1)		Fully-diluted including $9.98 million to be raised(2)			Fully-diluted including $9.98 million balance and $9 million over- subscription to be raised(3)
Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class	Amount of Beneficial Ownership		Percent of Class	Amount of Beneficial Ownership		Percent of Class
Beneficially owned more than 5% of common stock	4,090,891	43.52%	4,099,891	(4)	36.37%	4,099,891	(4)	35.66%
Institutions	239,136	2.54%	239,136		2.12%	239,136		2.08%
Employee & directors(1)	724,738	7.71%	2,270,000	(5)	20.14%	2,270,000	(5)	19.74%
Public	4,344,507	46.22%	4,415,125	(6)	39.17%	4,415,125	(6)	38.40%
To be raised from the public offering	-	0.00%	248,890	(7)	2.21%	473,359	(8)	4.12%
Total	9,399,272	100.00%	11,273,042		100.00%	11,497,511		100.00%

(1-3)   Please refer to notes (1) through (3) in the above table.

(5)      Includes 9,000 shares of our Common Stock which Mr. Wun has the right to acquire through the exercise of options, both vested and to be vested.

(6)      Includes 1,554,262 shares of our Common Stock which employees and directors have the rights to acquire through the exercise of options, both vested and to be vested.

(7)      Includes 70,618 shares of our Common Stock which our underwriter has the right to acquire through the exercise of warrants.

(8)      Includes 234,802 of our Common Stock and 14,088 of warrants to be issued from the $9.98 million of offering to be raised.

(9)      Includes 211,764 of our Common Stock and 12,705 of warrants to be issued from the $9 million over-subscription of offering to be raised.

The following table shows information for the basis of non-diluted and fully diluted calculation.

	Stocks		Options	Warrants	Total diluted
Outstanding as of July 16, 2019	9,399,272	(1)	1,554,262	70,618	11,024,152
Issuable for $9.98 million	234,802			14,088	248,890
Total diluted basis with $9.98 million to be raised	9,634,074		1,554,262	84,706	11,273,042	(2)
Issuable for $9 million over-subscription to be raised	211,764		-	12,705	224,469
Total diluted basis with $9.98 and $9 million to be raised	9,845,838		1,554,262	97,411	11,497,511	(3)

(1)   Basis for non-diluted calculation.

(2)   Basis for fully-diluted calculation with Common Stock and warrants to be issued from the $9.98 million to be raised from the offering.

(3)   Basis for fully-diluted calculation with Common Stock and warrants to be issued from the $9.98 million from the offering and the $9 million over-subscription from the offering to be raised.

Each share of Common Stock of the Company is entitled to one vote and to the best of Aerkomm’s knowledge, there are no shareholders’ agreements. The beneficial owners listed above are entitled to the same voting rights as any other stockholder of the Company.

To the best of Aerkomm’s knowledge, the Company is not directly or indirectly owned or controlled by any person, including the stockholders listed above.

CHAPTER A – PROSPECTUS SUMMARY

B.7	Selected historical key financial information

Selected Two Year Financial Data

Note on Change in Fiscal Year End: On March 18, 2018, we changed our fiscal year from December 31 to March 31, to be able to comply with the Nasdaq Stock Market so called “seasoning rules” which required that we have audited financial statements for a full year following the date of the closing of our reverse acquisition before we could file a listing application with Nasdaq. Since we were able to meet that seasoning requirement by changing our fiscal year to March 31 thus enabling us to generate audited financial statements for the full year beginning on April 1, 2017 and ending on March 31, 2018, our board of directors determined that for practical business reasons, it would be in the Company’s best interest to revert to a December 31 fiscal year end. Our board of directors voted to change our fiscal year back to December 31 on February 12, 2019.

The following tables summarize our consolidated financial data.

The summary consolidated financial data as of March 31, 2019 (unaudited) and December 31, 2018 and 2017 and Statement of Operations and Cash Flow for the three months ended March 31, 2019 and 2018 (unaudited) and the years ended December 31, 2018 and 2017 are derived from our audited consolidated financial statements that are included in the Prospectus, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented.

Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim results are not necessarily indicative of the results to be expected for the full year or any other period.

	March 31, 2019	December 31, 2018	December 31, 2017

Consolidated Balance Sheet Data:
Current assets	$4,262,505	$3,426,451	$1,239,544
Total assets	$47,181,170	$47,386,685	$10,265,976
Total liabilities	$7,555,990	$5,966,951	$3,811,913
Total stockholders’ equity	$39,625,180	$41,419,734	$6,454,063

	Three Months Ended March 31,		Years Ended December 31,
	2019	2018	2018	2017

Consolidated Statement of Operations Data:
Revenue	$-	$-	$1,745,000	$-
Cost of revenue	-	-	1,661,849	-
Gross profit	-	-	83,151	-
Operating expenses	2,048,289	1,450,899	8,096,033	7,147,597
Loss from operations	(2,048,289)	(1,450,899)	(8,012,882)	(7,147,597)
Net loss	$(2,382,992)	$(1,459,183)	$(8,148,340)	$(7,132,464)
Net loss per share:
Basic	$(0.2577)	$(0.1760)	$(0.9205)	$(0.8736)
Diluted	$(0.2577)	$(0.1760)	$(0.9205)	$(0.8736)
Weighted average shares outstanding:
Basic	9,247,272	8,292,034	8,852,094	8,164,313
Diluted	9,247,272	8,292,034	8,852,094	8,164,313

CHAPTER A – PROSPECTUS SUMMARY

	Three Months Ended March 31,		Years Ended December 31,
	2019	2018	2018	2017
Net cash provided by (used for) operating activities	$(534,882)	$(367,556)	$(6,971,369)	$(6,001,485)
Net cash used for investing activity	(1,275)	(6,352)	(34,643,820)	(273,015)
Net cash provided by financing activity	182,500	407,707	41,558,566	5,984,941
Net increase (decrease) in cash and cash equivalents	(353,657)	33,799	(56,623)	(289,559)
Cash from acquired subsidiaries	-	-	-	2,354
Foreign currency translation effect on cash	343,596	2,934	123,428	(3,464)
Cash at beginning of year	88,309	21,504	21,504	312,173
Cash at end of period/year	$78,248	$58,237	$88,309	$21,504

The Company has not generated significant revenues, excluding non-recurring revenues from affiliates in the second quarter of fiscal 2018, and will incur additional expenses as a result of being a public reporting company. For the three-month period ended March 31, 2019, the Company incurred a comprehensive loss of $2,039,396 and had working capital deficiency of $3,117,186 as of March 31, 2019. Currently, the Company has taken measures that management believes will improve its financial position by financing activities, including through our ongoing public offering, short-term borrowings and equity contributions.

B.8	Pro forma financial information	Not applicable, no pro forma financial information is included in the Prospectus.

B.9	Profit forecast	Not applicable, no profit forecast is included in the Prospectus.

B.10	Reservations in the auditor’s report	Not applicable. There are no qualifications in the auditor’s report on the consolidated financial statements.

B.11	Working capital

With the $6.46 million raised in relation to the issuance of new shares on June 27, 2019 and the $20 million in loans committed to us to bridge the Company’s cash flow needs prior to its obtaining a mortgage loan to be secured by a parcel of land, the “Loans”, by two of our existing shareholders, the “Lenders”, we believe our available working capital is sufficient to sustain our current financial obligations which, we believe, range between USD 16 to 20 million depending on the progress of our projects (excluding any payment for the acquisition of the land in Taiwan the final payment of which has been made on July 3rd, 2019), for the next twelve months following the date of the Prospectus.

Alternatively, if we succeed in raising, as part of our on-going $16.44 million public offering of new shares (of which $6.46 million have already been raised on June 27, 2019 as indicated above) an additional amount of approximately $10 million (which we expect to occur within 15 days following the date of the Prospectus), together with $5 million which may be drawn down from the Loans at any time to pay vendors, we also believe that our available working capital is sufficient to sustain our current financial obligations for the next twelve months following the date of the Prospectus.

CHAPTER A – PROSPECTUS SUMMARY

Section C—Securities

C.1	Type of securities and securities code

Our common stock began trading on the OTCQB Venture Market on May 30, 2017 under the symbol “AKOM.” On July 31, 2017, our common stock began trading on the OTCQX Best tier (“OTCQX”) of OTC Markets Group, Inc., CUSIP number 00774B208.

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 50,000,000 shares of “blank check” preferred stock, par value $0.001 per share (“Preferred Stock”). As of the date of this Prospectus, there were 9,399,272 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

We have filed an application to have the shares of our common stock listed on the Nasdaq Capital Market tier of Nasdaq, or “Nasdaq”. Although this application is pending, we cannot assure you that we can meet Nasdaq’s listing requirements which include subjective considerations. If our Nasdaq application is approved, we would withdraw our listing from the OTCQX. If our Nasdaq application is not approved, our common stock will not be able to trade on the Nasdaq, although it will continue to be quoted for trading on the OTCQX. In this case, we would continue to maintain our OTCQX listing.

We have applied for admission to listing and trading on the Professional Segment of Euronext Paris of 9,399,272 shares of Common Stock issued as of July 16, 2019. On July 17, 2019, Euronext Paris approved our application for listing and trading of our Common Stock on the Professional Segment of Euronext Paris. Our Common Stock will be listed and traded under the symbol “AKOM” and ISIN Code US00774B2088.

The shares representing the share capital of the Company will be shares of Common Stock and will entitle their holders to the payment of all dividends, interim dividends or reserves or similar amounts decided after their distribution.

On April 19, 2018, we filed a Form 8-A with the Securities and Exchange Commission to register our class of common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). As such, we have become a “required filer” of periodic and current reports as required under the rules of the Exchange Act. We undertake to maintain our Exchange Act registration of our common stock and to remain a “required filer” for so long as our common stock is listed for trading on Euronext in Paris.

C.2	Currency of the Shares	Euro.

C.3	Company Shares issued and par value of the Shares

As of the date of this Prospectus, the Company’s outstanding and issued share capital consists of 9,399,272 shares of Common Stock, each representing an identical fraction of the Company’s share capital. All of the issued and outstanding shares are fully paid.

The par value per share is $0.001.

On June 27, 2019, Aerkomm Inc. entered into that certain Amendment No. 3 (the “Amendment”) to the underwriting agreement dated May 14, 2018 and amended on August 30, 2018 and November 5, 2018 (the “Underwriting Agreement”) with Boustead Securities, LLC (the “Underwriter”) in connection with the public offering, issuance and sale (the “U.S. Offering”) by the Company of the common stock, par value $0.001 per share (the “Common Stock”), of the Company.

CHAPTER A – PROSPECTUS SUMMARY

The material terms of the U.S. Offering are described in the U.S. prospectus, dated May 23, 2019 (the “U.S. Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 23, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended to date (File No. 333-222208), initially filed by the Company on December 20, 2017. As indicated in the U.S. Prospectus, the Company is offering up to a maximum of 1,411,782 shares of Common Stock, at an offering price of $42.50 per share, or a maximum of $60,000,000, plus up to an additional 211,764 shares if over-subscription option is exercised in full. This $42.50 price to the public has been proportionately adjusted to directly reflect the one-for-five reverse stock split which became effective on January 16, 2019.

As a “best efforts” offering, there can be no assurance that the U.S. Offering contemplated hereabove will ultimately be consummated.

Prior to the date hereof, the Company has conducted multiple closings of the U.S. Offering selling 1,176,980 shares of Common Stock for gross proceeds to the Company of $50,020,894.

This U.S. Offering will terminate on August 31, 2019, which date may be extended to a date up to and including September 30, 2019 (the “U.S. Offering Termination Date”), unless we sell the maximum amount of shares set forth above before that date or we decide to terminate this U.S. Offering prior to that date. In addition, in the event that the maximum amount has been met on or prior to the U.S. Offering Termination Date, the Underwriter may exercise the over-subscription option on or prior to the U.S. Offering Termination Date to extend the U.S. Offering for an additional 45 days.

Authorized Capital

Our authorized capital stock consists of 90,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of Preferred Stock, par value $0.001 per share. At the effective time of the reverse stock split, every 5 shares of issued and outstanding common stock were converted into one share of issued and outstanding common stock, and the authorized shares of common stock were reduced from 450,000,000 to 90,000,000 shares. All shares and related financial information in the financial statements have been retroactively adjusted to reflect this 1-for-5 reverse stock split. Since the par value of $0.001 was not changed as part of the reverse stock split transaction, the balances of Common Stock and Additional Paid-In Capital presented on the financial statements as of March 31, 2019, December 31, 2018 and December 31, 2017, attached hereto as Exhibit II, need to be reclassified accordingly. According to the US GAAP and SEC rules, this reclassification is not material enough for the Company to restate its financial statements and file a restatement of such financial statements with the Securities and Exchange Commission (the “SEC”). The Company undertakes to reflect this reclassification in its future financial statement filings with the SEC both under the Securities Act of 1933 and the Securities Exchange Act of 1934.

No shares of Preferred Stock are currently issued and outstanding.

Authorized but Unissued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares other than in connection with certain mergers to which we may be a party.

CHAPTER A – PROSPECTUS SUMMARY

Accordingly, subject to the above limitations, Aerkomm’s board of directors (the “Board”) may issue up to a maximum of 78,534,047 shares of Common Stock at a price equal to or higher than the par value of $0.001 per share without authorization from the stockholders. Any issue of Common Stock would give rise to a registration requirement under the SEC rules, absent any available exemption, such as an issue of Common Stock to qualified institutional buyers.

The Company has an equity incentive plan under which Common Stock may be provided to directors and employees of the Company. The Company’s obligations in this respect may be satisfied either by Common Stock held in treasury or by newly issued Common Stock. As of May 29, 2019, there were approximately 78,534,047 shares of Common Stock available for issuance under the Aerkomm’s equity incentive plan.

Options, Warrants and Ongoing Public Offering

On May 5, 2017, our board of directors adopted the Aerkomm Inc. 2017 Equity Incentive Plan. This plan was approved by our stockholders by a written consent in lieu of a meeting dated March 28, 2018. As of July 16, 2019, there are 1,554,262 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $6.2772 per share.

As of June 27, 2019, in connection with our ongoing public offering, the Company issued warrants to the underwriter to purchase 70,618 shares of the Company’s stock at an initial exercise price of $53.125 per share for the gross proceeds of $44,045,394 that we have completed. A total of 84,706 shares and 97,411 shares of common stock, including the 70,618 shares relating to the underwriter warrants already issued, underlying the warrants to be issued to the underwriter in connection with the offering if maximum without over-subscription option and over-subscription is exercised in full, respectively.

On July 2, 2019, the Board of Directors approved to issue options for an aggregate of 339,000 shares under the Aerkomm 2017 Plan to 22 of its directors, officers and employees. 25% upon the date of issuance of the grant, 25% upon the date the Company obtains from the AMF a visa on the Company’s European listing prospectus, 25% upon the first anniversary of the date of issuance of the grant, and 25% upon the second anniversary of the date of issuance of the grant; except that, if the Company does not obtain from the AMF a visa on the Company’s European listing prospectus, the stock options shall vest according to the following schedule: 25% upon the date of issuance of the grant, 50% upon the first anniversary of the date of issuance of the grant, and 25% upon the second anniversary of the date of issuance of the grant.

As of July 16, 2019, including the outstanding 1,554,262 shares underlying our outstanding stock options, 70,618 shares underlying the outstanding underwriter warrants issued and common stock and warrants to be issued from the remaining offering to be raised, the total number of shares of our common stock outstanding after the ongoing public offering is 11,273,042 if maximum raised without over-subscription and 11,497,511 if over-subscription is exercised in full.

CHAPTER A – PROSPECTUS SUMMARY

C.4	Rights attached to the Shares

Dividend Rights

The Company’s Certificate of Incorporation, which was amended and restated on April 28, 2017, authorizes the payment of dividends. Holders of Common Stock are entitled to receive such dividends as the Company’s Board may from time to time declare out of funds legally available therefore under the laws of the State of Nevada, in amounts that the Board may determine in its sole discretion. Covenants and other restrictions in loan agreements entered into by the Company from time to time may restrict our ability to pay dividends without lender consent.

Voting Rights

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders, except to the extent that the voting rights of our shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by our restated articles of incorporation.

Supermajority Voting Provisions

Nevada Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless a corporation’s articles of incorporation or bylaws, as the case may be, require a greater percentage. Although our articles of incorporation and bylaws do not currently provide for such a supermajority vote on any matters, our board of directors can amend our amended and restated bylaws and we can, with the approval of our stockholders, amend our articles of incorporation to provide for such a super-majority voting provision.

Right to Receive Liquidation Distributions

Holders of Common Stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of Aerkomm in all remaining assets available for distribution to shareowners after payment or providing for Aerkomm’s liabilities.

Preemptive, Redemptive or Conversion Provisions

Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption rights and carries no subscription or conversion rights.

C.5	Restrictions on the free transferability of the Shares	The Common Stock is registered under the Exchange Act and the currently outstanding shares are freely transferable. The Company undertakes to promptly register with the SEC any and all shares of Common Stock that may be issued as restricted stock or otherwise become restricted in the future.

CHAPTER A – PROSPECTUS SUMMARY

C.6	Listing and Request for admission for Trading

The Common Stock is listed on the OTCQX under the symbol “AKOM”, CUSIP number 00774B208.

This Prospectus is published in connection with the admission to listing and trading on the Professional Segment of Euronext Paris of 9,399,272 shares of Common Stock of Aerkomm Inc. issued as of July 16, 2019. On July 17, 2019, Euronext approved our application for listing and trading of our Common Stock on the Professional Segment of Euronext Paris. Trading in the Common Stock on the Professional Segment of Euronext Paris is expected to start on July 23, 2019. Our Common Stock will be listed under the symbol “AKOM”.

C.7	Dividend Policy	The Company paid no cash dividends on any class of its stock to date and it does not anticipate paying cash dividends in the near term. The payment of dividends is determined by Aerkomm’s Board at its discretion based on various factors, and no assurance can be provided as to future dividends.

Section D—Risks

D.1	Risks related to the Company’s business and industry

Set forth below are summaries of certain of the risks, uncertainties and other factors that may affect our future results. Before investing in the Company, investors should carefully consider the following risk factors.

●     There is substantial uncertainty that we will continue operations as a going concern in which case you could lose your entire investment.

●     Our company is in the development stage and has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

●     Excluding non-recurring revenues in 2018 from affiliates, we have incurred operating losses in every quarter since we launched our business and may continue to incur quarterly operating losses, which could negatively affect the value of our company.

●     We expect to rely on a few key customers for all of our initial revenue.

●     We may lose some or all of the entire amount that we deposited towards the purchase of land in Taiwan for our first grounding station.

●     If the real estate sales contract is terminated and the seller is only able to refund the purchase price in securities rather than cash and we do not raise any additional capital, we may be left without any working capital and may not be able to continue operations.

●     Our receipt of securities in a refund of the purchase price could result in our company being defined as an investment company under the Investment Company Act of 1940.

●     If the transactions contemplated by several MOUs do not proceed, our results of operations and financial condition could be materially adversely affected.

●     We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

●     We are dependent on airline partners to be able to access our customers. We expect that future payments by these customers for our services to be provided to them will account for most, if not all, of our initial revenues.

CHAPTER A – PROSPECTUS SUMMARY

●     Competition from a number of companies, as well as other market forces, could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

●     The demand for in-flight broadband internet access service may decrease or develop more slowly than we expect. We cannot predict with certainty the development of the U.S. or international in-flight broadband internet access market or the market acceptance for our products and services.

●     Our possession and use of personal information and the use of credit cards by our customers present risks and expenses that could harm our business. Unauthorized disclosure or manipulation of such data, whether through breach of our network security or otherwise, could expose us to costly litigation and damage our reputation.

●     We depend upon third parties to manufacture equipment components and to provide services for our network.

●     We may fail to recruit, train and retain the highly skilled employees that are necessary to remain competitive and execute our growth strategy. The loss of one or more of our key personnel could harm our business.

●     We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential stockholders could lose confidence in our financial statements, which would harm the trading price of our common stock.

●     Previous actions of our co-founder, Daniel Shih, could give rise to reputational issues that could negatively affect our business and, thus, your investment in our company.

Risks Relating to our Industry

●     Our business is highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

Risks Relating to our Technology and Intellectual Property

●     We could be adversely affected if we suffer service interruptions or delays, technology failures or damage to our equipment.

●     We rely on service providers for certain critical components of and services relating to our satellite connectivity network.

●     A failure to raise sufficient capital will delay or prohibit our building of a satellite ground station and related data center, which will inhibit our business development.

CHAPTER A – PROSPECTUS SUMMARY

D.3	Risks relating to the Shares

●     Risks Related to Ownership of our Common Stock

●     Our common stock is quoted on the OTCQX Best Market, which may have an unfavorable impact on our stock price and liquidity.

●     We cannot predict the extent to which an active public trading market for our common stock will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our common stock.

●     Our common stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our common stock.

●     We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

●     We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

●     Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

●     Our articles of incorporation, bylaws and Nevada law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

●     Limited trading for our Common Stock.

●     Potential volatility in the market price of the Company’s shares.

●     No cash dividends in the near term.

CHAPTER A – PROSPECTUS SUMMARY

Section E—Offer

E.1	Total net proceeds and estimate of the total expenses	Not applicable. Aerkomm will not receive any proceeds from the admission to listing and trading of its Common Stock on the Professional Segment of Euronext Paris.

E.2a	Reasons for the Admission to Trading and Listing	The Euronext Listing is intended to promote additional liquidity for all investors and provide greater access to Aerkomm’s Common Stock among European fund managers who may be required to invest in Euro-zone markets or currencies only.

E.3	Terms and conditions of the offer	Not applicable, since no Shares will be offered.

E.4	Interests material to the Offering	Not applicable, since no Shares will be offered.

E.5	Lock-up arrangements	Not applicable, since no Shares will be offered.

E.6	Dilution resulting from the Offering	Not applicable, since no Shares will be offered.

E.7	Estimated expenses charged to the investor	Not applicable, since no Shares will be offered.

CHAPTER B – RISK FACTORS

CHAPTER B:

RISK FACTORS

I.	BUSINESS RISK FACTORS

Set forth below are summaries of the risks, uncertainties and other factors that may affect our future business and results. The full description of these and other risk factors is included on pages 24 - 44 of Aerkomm’s 10-KT (Item 1A. Risk Factors).

If we cannot continue operations as a going concern you could lose your entire investment.

We have not generated significant revenues, excluding non-recurring revenues from affiliates in the second quarter of fiscal 2018, and will incur additional expenses as a result of being a public reporting company. For the nine-month period ended December 31, 2018, we incurred a comprehensive loss of $6,568,663 and had working capital deficiency of $3,117,186 as of March 31, 2019. With the $6.46 million we raised on June 27, 2019 in relation to the issuance of new shares and the $20 million in loans committed to us, the “Loans”, by two of our existing shareholders, the “Lenders”, we believe our available working capital is sufficient to sustain our current financial obligations for the next twelve months following the date of the Prospectus. Alternatively, if we succeed in raising, as part of our on-going $16.44 million public offering (of which $6.46 million have already been raised on June 27, 2019 as indicated above) an additional amount of approximately $10 million (which we expect to occur within 15 days following the date of the Prospectus), together with $5 million which may be drawn down from the Loans at any time to pay vendors, we also believe that our available working capital is sufficient to sustain our current financial obligations which, we believe, range between USD 16 to 20 million depending on the progress of our projects, for the next twelve months following the date of the Prospectus. Although we expect to raise capital from the sale of equity or debt securities in the future, there is no assurance that we will be able to do so. If we cannot continue operations as a going concern you could lose your entire investment.

Our company is in the development stage and has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our company and our core business are in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. We plan to launch our services in late 2019 or early 2020, initially in Europe with our launch customer MJet. The limited operating history of our business may make it difficult to accurately evaluate the business and predict its future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity will change as we scale our business and increase deployment of our service. If we do not address any of the foregoing risks successfully, our business will be harmed.

Excluding non-recurring revenues in 2018 from affiliates, we have incurred operating losses in every quarter since we launched our business and may continue to incur quarterly operating losses, which could negatively affect the value of our company.

Excluding non-recurring revenues we earned from affiliates in the second quarter of fiscal 2018, we have incurred operating losses since our inception in 2014, and we may not be able to generate sufficient revenue in the future to generate operating income. We also expect our costs to increase materially in future periods, which could negatively affect our future operating results. We expect to continue to expend substantial financial and other resources on the continued launch and future expansion of our business. The amount and timing of these costs are subject to numerous variables and such initiatives may require additional funding. In addition, we may incur significant costs in connection with our pursuit of next generation air to ground technology or other new technologies. With respect to our expansion, such variables may include costs related to sales and marketing activities and administrative support functions, equipment subsidies to airlines and additional legal and regulatory expenses associated with operating in the international commercial aviation market. In addition, we expect to incur additional general and administrative expenses, including legal and accounting expenses, related to being a public company. These investments may not result in revenue or growth in our business. If we fail to grow our overall business and generate revenue, our financial condition and results of operations would be adversely affected.

CHAPTER B – RISK FACTORS

We expect to rely on a few key customers for all of our initial revenue.

Our initial business will be substantially dependent on our relationship with a few key airline customers. There can be no assurance that we will be able to maintain our relationship with these airlines. If we are unable to maintain and renew our relationship with these airlines, or if our arrangement is modified so that the economic terms become less favorable to us, then our business would be materially adversely affected.

We may lose some or all of the entire amount that we deposited towards the purchase of land in Taiwan for our first grounding station.

On July 10, 2018, we entered into a real estate sales contract with Tsai Ming-Yin, as seller, and Sunty Development Co., Ltd., as trustee, pursuant to which the parties agreed to definitive terms and conditions relating to the acquisition by Aerkomm Taiwan of a parcel of land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. The parcel consists of approximately 6.36 acres of undeveloped land and is expected to be used by us to build our first satellite ground station and data center. The parties amended the contract on July 30, 2018, September 4, 2018, November 2, 2018, January 3, 2019. The purchase price for the parcel is NT$1,056,297,507, or US$34,474,462. Pursuant to the terms of the contract and an earlier binding memorandum of understanding that was entered into on May 1, 2018, we have made deposits totaling US$35,237,127 for this acquisition and the remaining balance is approximately US$642,462. On July 3, 2019, we paid the final payment in the amount of US$642,462 for this land purchase and are waiting for the land owner to fulfill its obligations to transfer title according to the terms of the contract.

Even if we have paid the full purchase price, the seller may cancel the contract for any reason upon written notice to us prior to August 4, 2019. In such case, the full amount paid by us will be returned to us, without interest, in cash or in an equivalent amount of securities if the seller does not have sufficient cash on hand to return the payments in full. Such securities will be of the kind that are traded or quoted on a US national securities exchange or the over-the-counter market or a foreign equivalent. However, on July 16, 2019, the seller has undertaken not to exercize his right to terminate the Land purchase contract which was granted to him until August 4, 2019.

There is no restriction on the seller utilizing the cash deposited by us and such cash is not being held in escrow. Accordingly, upon cancellation of the contract, the seller may not have any cash to return to us. As noted above, the seller may deliver securities to us instead of cash. However, the seller may not have any securities to deliver to us either. In this case, we would have to resort to litigation in Taiwan to seek a recovery of the deposited amount. Any such litigation would be costly and the results thereof uncertain. Accordingly, we could lose all or a significant portion of the cash deposited with the seller.

The seller has deposited the deed to the parcel with its legal counsel and has instructed such counsel to enter into an agreement with our counsel that provides for a release of the deed to us if the seller terminates the contract and does not have the cash or securities to refund the purchase price. Notwithstanding this escrow arrangement, there can be no assurance that we will be able to recover the full amount of funds deposited with the seller.

Furthermore, if the seller does not have sufficient cash to refund the entire deposit, the value of the securities it may deliver to us in lieu of cash is to be determined by Caijie Asset Management Co., Ltd., which is an independent third-party appraiser selected mutually by the parties. If we do not agree with the value of the securities ascribed by the appraiser, we will have limited recourse as the parties have mutually agreed upon such appraiser.

CHAPTER B – RISK FACTORS

If securities are delivered to us instead of cash, we may become the owner of securities of one or more companies that we did not perform any due diligence investigation upon and which we may know nothing about. Furthermore, any securities that we receive may be illiquid and we may have to hold them for an indeterminate amount of time. While holding these securities, the market value thereof may decline and we may suffer the loss of some or all of the cash deposits we have made so far.

If securities are delivered, such securities may ultimately become worthless and we may lose the entire amount deposited.

If the real estate sales contract is terminated and the seller is only able to refund the purchase price in securities rather than cash and we do not raise any additional capital, we may be left without any working capital and may not be able to continue operations.

The majority of our cash has been deposited with the seller towards the purchase price under the real estate sales contract described above. If the contract is terminated and we do not receive the deposit back at all, we may not have sufficient working capital to execute our business plan. We may not be able to raise additional capital in our public offering or otherwise to resolve any such working capital deficit. In such circumstance, we may not be able to operate as a going concern.

Our receipt of securities in a refund of the purchase price could result in our company being defined as an investment company under the Investment Company Act of 1940.

To date, we have made deposits under the real estate sales contract totaling US$35,237,127 and the remaining balance is US$642,462. If the seller is required to refund these deposits and does so in securities valued at the amount of our total deposits, the value of such securities would exceed forty percent (40%) of the value of our total assets, and as such, our company would be deemed to be an “investment company” as that term is defined under the Investment Company Act of 1940, as amended, or Investment Company Act. The Investment Company Act and the rules thereunder contain detailed requirements for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options, impose certain governance requirements and would require us to register separately with the SEC as an investment company. Although we are conducting our operations so that we will not be deemed to be an investment company under the Investment Company Act, if we are required to accept securities in lieu of cash for a refund of our deposits, this would cause our company to be deemed to be an investment company under the Investment Company Act and impose on us various burdensome requirements specified by the Investment Company Act. Such restrictions could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us, our subsidiaries and our senior personnel, or any combination thereof, and materially adversely affect our business, financial condition and results of operations.

If the transactions contemplated by several MOUs do not proceed, our results of operations and financial condition could be materially adversely affected.

On January 19, 2016, January 29, 2016, June 16, 2016, September 26, 2017 and March 7, 2018, we entered into the Yahoo MOU, the LeTV MOU, the India MOU, the Malta MOU and the Airbus MOU, respectively. These MOUs are nonbinding and as a result, they only express the desires and understandings between the parties and do not create any legally binding rights, obligations or contracts except for certain customary provisions such as exclusivity, costs and expenses, confidentiality and governing law. For more information related to these MOUs, please refer to the section “MOUs and LOI with Our Business Partners.” Any binding obligation to proceed with the transactions contemplated by the MOUs would need to be included in a definitive agreement that is subject to negotiations of the parties, approvals by the board of directors of respective parties and in certain instances, approvals from regulatory authorities. The Yahoo MOU and LeTV MOU expired in January 2018, and the Global Eagle LOI expired in December 2017. We are in the process of negotiating to extend the Yahoo MOU. We do not intend to extend the LeTV MOU and the Global Eagle LOI. There can be no assurance that we will be able to extend any expired MOUs, enter into any definitive agreements or receive any required governmental approvals. If for whatever reason the transactions contemplated by the MOUs do not proceed, our results of operations and financial condition could be materially adversely affected.

CHAPTER B – RISK FACTORS

Also, on May 1, 2018 we entered into the binding Land Acquisition MOU and the binding Land Lease MOU. For a detailed discussion of these two binding MOUs, see “Business—Binding MOUs to Acquire and Lease Land in Taiwan for a Data Processing Center and Satellite Uplink Ground Station,” below. Although these two MOUs are binding, because they depend on certain contingencies which may never come to fruition, we can provide no assurance that we will be able to complete the transactions contemplated by these MOUs. More specifically, we may not raise sufficient funds in the offering to complete the purchase of the Taiwan ground station property or our board of directors may not approve the to-be-negotiated purchase agreement assuming we do raise the required funds. Further, assuming we do complete the Taiwan land acquisition, there can be no assurance that we will be able to successfully negotiate and sign a lease contract with the Samoan telecom company, that we will be able to generate any revenue from our ownership and lease of the land or that we will have or be able to raise sufficient funds to build our own satellite ground station and data center on the land.

If we cannot timely deliver our first order of onboard equipment to Klingon Aerospace Inc., our reseller and development partner, we may lose our agreement with Klingon.

Because of the delay in our receiving approval of the VSTC from the HKCAD, we have not been able to deliver to Klingon a ready for sale, certified onboard system equipment package. While we currently do not have a date for the approval decision of the VSTC by the HKCAD, such approval may no longer be required. Pursuant to our definitive agreement with Airbus, we expect that Airbus will provide us with an Airbus Service Bulletin for our Aerkomm K++ System in early 2020 and will apply for and obtain EASA certification for the system on our behalf. It is anticipated that the Bilateral Aviation Safety Agreement between EASA and the Civil Aviation Administration of China (CAAC) will be finalized and go into effect sometime in 2020. Once the Bilateral Agreement is finalized, it is expected that the STC approved by EASA would automatically be accepted by the CAAC as well as the HKCAD. Because we cannot be sure when and if our system will receive EASA certification, and when and if the Bilateral Agreement is finalized, we cannot be sure when, if at all, we will be able to deliver the order of onboard equipment to Klingon.

Klingon has the right to terminate our agreement with them upon 60 days’ prior notice, subject to a 60-day cure period, if we fail to timely deliver the certified product. If Klingon terminates its agreement with us, we may be responsible for refunding to Klingon the milestone payments that we have received.

We may not be able to grow our business with our current potential airline partner or successfully negotiate agreements with airlines to which we do not currently provide our service.

Currently, our only potential airline partner is Hong Kong Airlines, although we have not yet begun to sell our products and services to Hong Kong Airlines under our agreement with them. We are currently in negotiations or discussions with certain other airline partners to provide our IFEC services on additional aircraft in their fleets. We have no assurance that these efforts will be successful. Negotiations with prospective airline partners require substantial time, effort and resources. The time required to reach a final agreement with an airline is unpredictable and may lead to variances in our operating results from quarter to quarter. We may ultimately fail in our negotiations and any such failure could harm our results of operations due to, among other things, a diversion of our focus and resources, actual costs and opportunity costs of pursuing these opportunities. In addition, the terms of any future agreements could be materially different and less favorable to us than the terms included in our existing agreement with Hong Kong Airlines. To the extent that any negotiations with current or future potential airline partners are unsuccessful, or any new agreements contain terms that are less favorable to us, our growth prospects could be materially and adversely affected.

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We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success may depend on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate additional service deployment, operations and investments or employ internal cost savings measures. Furthermore, we will be forced to take some or all of these measures if we do not raise sufficient funds in our public offering, the successful completion of which we cannot guarantee.

We are dependent on airline partners to be able to access our customers. We expect that future payments by these customers for our services to be provided to them will account for most, if not all, of our initial revenues.

Under our existing contract with Hong Kong Airlines, once our VSTC is approved by the HKCAD, we will provide our equipment for installation on, and provide our services to passengers on, a portion of the aircraft operated by this airline. We expect to enter into similar contracts with other airlines in the future but there is no assurance that we will be successful in signing up additional airline partners. We expect that revenue from passengers using our service while flying on aircraft operated by our airline partners will account for the majority of our projected initial revenue once we begin our services. As of the date of this report, we do not yet have any revenue from equipment sales and installation. Our growth will be dependent on our ability to have our equipment installed on the aircraft of airline partners and increased use of our service on installed aircraft. Any delays in installations under these contracts may negatively affect our ability to grow our user base and revenue.

A failure to maintain airline satisfaction with our equipment or our service could have a material adverse effect on our revenue and results of operations.

Our relationships with our current and future potential airline partners are critical to the growth and ongoing success of our business. If airline partners are not satisfied with our equipment or our service for any reason, including passenger dissatisfaction with the service as a result of capacity constraints, they may reduce efforts to co-market our service to their passengers, which could result in lower passenger usage and reduced revenue, which could in turn give airline partners the right to terminate their contracts with us. In addition, airline dissatisfaction with us for any reason, including delays in obtaining certification for or installing our equipment, could negatively affect our ability to expand our service to additional airline partners or aircraft or lead to claims for damages, which may be material, or termination rights under our existing or potential contracts with airline partners.

We are experiencing network capacity constraints in our operation region and expect capacity demands to increase, and we may in the future experience capacity constraints internationally. If we are unable to successfully implement planned or future technology enhancements to increase our network capacity, or our airline partners do not agree to such enhancements, our ability to maintain sufficient network capacity and our business could be materially and adversely affected.

All providers of wireless connectivity services, including all providers of in-flight connectivity services, face certain limits on their ability to provide connectivity service, including escalating capacity constraints due to expanding consumption of wireless services and the increasing prevalence of higher bandwidth uses such as file downloads and streaming media content. The success of our business depends on our ability to provide adequate bandwidth to meet customer demands while in-flight.

Competition from a number of companies, as well as other market forces, could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

We face strong competition from satellite-based providers of broadband services that include in-flight internet and live television services. Competition from such providers has had in the past and could have in the future an adverse effect on our ability to maintain or gain market share. Most of our competitors are larger, more diversified corporations and have greater financial, marketing, production, and research and development resources. As a result, they may be better able to withstand the effects of periodic economic downturns or may offer a broader product line to customers. In addition, to the extent that competing in-flight connectivity services offered by commercial airlines that are not our airline partners are available on more aircraft or offer improved quality or reliability as compared to our service, our business and results of operations could be adversely affected. Competition could increase our sales and marketing expenses and related customer acquisition costs. We may not have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully. A failure to effectively respond to established and new competitors could have a material adverse impact on our business and results of operations.

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We may be unsuccessful in generating revenue from live television and other in-flight entertainment services.

We are currently developing a host of service offerings to deliver to our future commercial airline customers. We plan to offer live television and other service to our customers and no assurance can be given that we will ultimately be able to launch any channels or provide any service. Additionally, we plan to generate a revenue stream from our video on demand and other in-flight entertainment services. If we are unable to generate revenue from live television or if other entertainment services do not ultimately develop, our growth and financial prospects would be materially adversely impacted.

We are working to acquire a sufficient number of on-demand movies and television shows and a variety of other content on our system. The future growth prospects for our business depend, in part, on revenue from advertising fees and e-commerce revenue share arrangements on passenger purchases of goods and services, including video and media services. Our ability to generate revenue from these service offerings depends on:

●	growth of commercial airline customer base;

●	the attractiveness of our customer base to media partners;

●	rolling out live television and media on demand on more aircraft and with additional airline customers and increasing passenger adoption both in the U.S. and abroad;

●	establishing and maintaining beneficial contractual relationships with media partners whose content, products and services are attractive to airline passengers; and

●	our ability to customize and improve our service offerings in response to trends and customer interests.

If we are unsuccessful in generating revenue from our service offerings, that failure could have a material adverse effect on our growth prospects.

We face limitations on our ability to grow our operations which could harm our operating results and financial condition.

We have not yet begun selling our products or services to our future customers.  Our addressable market and our ability to expand in our operating region is inherently limited by various factors, including limitations on the number of commercial airlines with which we could partner, the number of planes in which our equipment can be installed, the passenger capacity within each plane and the ability of our network infrastructure or bandwidth to accommodate increasing capacity demands. Future expansion is also limited by our ability to develop new technologies on a timely and cost-effective basis, as well as our ability to mitigate network capacity constraints through, among other things, the expansion of our satellite coverage area. Our future growth may slow, or once we begin selling products and services to our customers, we may stop growing altogether, to the extent that we have exhausted all potential airline partners and as we approach installation on full fleets and maximum penetration rates on all flights. In order to grow our future revenue, we will have to rely on customer and airline partner adoption of currently available and new or developing services and additional offerings. We cannot assure you that we will be able to obtain a market presence or establish new markets and, if we fail to do so, our business and results of operations could be materially adversely affected.

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We may be unsuccessful in expanding our operations internationally.

Our business will initially be international business. Our ability to grow our international business involves various risks, including the need to invest significant resources in unfamiliar markets and the possibility that we may not realize a return on our investments in the near future or at all. In addition, we have incurred and expect to continue to incur significant expenses before we generate any material revenue in these new markets. Under our agreements with providers of satellite capacity, we are obligated to purchase bandwidth for specified periods in advance. If we are unable to generate sufficient passenger demand or airline partners to which we provide satellite service to their aircraft terminate their agreements with us for any reason during these periods, we may be forced to incur satellite costs in excess of connectivity revenue generated through such satellites.

Any future international operations may fail to succeed due to risks inherent in foreign operations, including:

●	legal and regulatory restrictions, including different communications, privacy, censorship, aerospace and liability standards, intellectual property laws and enforcement practices;

●	changes in international regulatory requirements and tariffs;

●	restrictions on the ability of U.S. companies to do business in foreign countries, including restrictions on foreign ownership of telecommunications providers imposed by the U.S. Office of Foreign Assets Control, which we refer to as OFAC;

●	inability to find content or service providers to partner with on commercially reasonable terms, or at all;

●	compliance with the Foreign Corrupt Practices Act, the (U.K.) Bribery Act 2010 and other similar corruption laws and regulations in the jurisdictions in which we operate and related risks;

●	difficulties in staffing and managing foreign operations;

●	currency fluctuations; and

●	potential adverse tax consequences.

As a result of these obstacles, we may find it difficult or prohibitively expensive to grow our business internationally or we may be unsuccessful in our attempt to do so, which could harm our future operating results and financial condition.

We may not be successful in our efforts to develop and monetize new products and services that are currently in development, including our operations-oriented communications services.

In order to continue to meet the evolving needs of our future airline partners and customers, we must continue to develop new products and services that are responsive to those needs. Our ability to realize the benefits of enabling airlines, other aircraft operators and to use these applications, including monetizing our services at a profitable price point, depends, in part, on the adoption and utilization of such applications by airlines, other aircraft operators and other companies in the aviation industry such as aircraft equipment suppliers, and we cannot be certain that airlines, other aircraft operators and others in the aviation industry will adopt such offerings in the near term or at all. We also expect to continue to rely on third parties to develop and offer the operational applications to be used to gather and process data transmitted on our network between the aircraft and the ground, and we cannot be certain that such applications will be compatible with our network or onboard equipment or otherwise meet the needs of airlines or other aircraft operators. If we are not successful in our efforts to develop and monetize new products and services, including our operations-oriented communications services, our future business prospects, financial condition and results of operations would be materially adversely affected.

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A future act or threat of terrorism or other events could result in a prohibition on the use of Wi-Fi enabled devices on aircraft.

A future act of terrorism, the threat of such acts or other airline accidents could have an adverse effect on the airline industry. In the event of a terrorist attack, terrorist threats or unrelated airline accidents, the industry would likely experience significantly reduced passenger demand. The U.S. federal government or foreign governments could respond to such events by prohibiting the use of Wi-Fi enabled devices on aircraft, which would eliminate demand for our equipment and service. In addition, any association or perceived association between our equipment or service and accidents involving aircraft on which our equipment or service operates would likely have an adverse effect on demand for our equipment and service. Reduced demand for our products and services would adversely affect our business prospects, financial condition and results of operations.

If our efforts to retain and attract customers are not successful, our revenue will be adversely affected.

We expect to generate substantially all of our revenue from sales of services, some of which will be on a subscription basis. We must be able to retain subscribers and attract new and repeat customers. If we are unable to effectively retain subscribers and attract new and repeat customers, our business, financial condition and results of operations would be adversely affected.

Unreliable service levels, lack of sufficient capacity, uncompetitive pricing, lack of availability, security risk and lack of related features of our equipment and services are some of the factors that may adversely impact our ability to retain customers and partners and attract new and repeat customers. If our customers are able to satisfy their in-flight entertainment needs through activities other than broadband internet access, at no or lower cost, they may not perceive value in our products and services. If our efforts to satisfy and retain customers and subscribers are not successful, we may not be able to attract new customers through word-of-mouth referrals. Any of these factors could cause our customer growth rate to fall, which would adversely impact our business, financial condition and results of operations.

The demand for in-flight broadband internet access service may decrease or develop more slowly than we expect. We cannot predict with certainty the development of the U.S. or international in-flight broadband internet access market or the market acceptance for our products and services.

Our future success depends upon growing demand for in-flight broadband internet access services, which is inherently uncertain. We have invested significant resources towards the roll-out of new service offerings, which represent a substantial part of our growth strategy. We face the risk that the U.S. and international markets for in-flight broadband internet access services may decrease or develop more slowly or differently than we currently expect, or that our services, including our new offerings, may not achieve widespread market acceptance. We may be unable to market and sell our services successfully and cost-effectively to a sufficiently large number of customers.

Our business depends on the continued proliferation of Wi-Fi as a standard feature in mobile devices. The growth in demand for in-flight broadband internet access services also depends in part on the continued and increased use of laptops, smartphones, tablet computers, and other Wi-Fi enabled devices and the rate of evolution of data-intensive applications on the mobile internet. If Wi-Fi ceases to be a standard feature in mobile devices, if the rate of integration of Wi-Fi on mobile devices decreases or is slower than expected, or if the use of Wi-Fi enabled devices or development of related applications decreases or grows more slowly than anticipated, the market for our services may be substantially diminished.

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Increased costs and other demands associated with our growth could impact our ability to achieve profitability over the long term and could strain our personnel, technology and infrastructure resources.

We expect our costs to increase in future periods, which could negatively affect our future operating results. We expect to experience growth in our headcount and operations, which will place significant demands on our management, administrative, technological, operational and financial infrastructure. Anticipated future growth will require the outlay of significant operating and capital expenditures and will continue to place strains on our personnel, technology and infrastructure. Our success will depend in part upon our ability to contain costs with respect to growth opportunities. To successfully manage the expected growth of our operations, on a timely and cost-effective basis we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. In addition, as we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, and we must maintain the beneficial aspects of our corporate culture. If we fail to successfully manage our growth, it could adversely affect our business, financial condition and results of operations.

Adverse economic conditions may have a material adverse effect on our business.

Macro-economic challenges are capable of creating volatile and unpredictable environments for doing business. We cannot predict the nature, extent, timing or likelihood of any economic slowdown or the strength or sustainability of any economic recovery, worldwide, in the United States or in the airline industry. For many travelers, air travel and spending on in-flight internet access are discretionary purchases that they can eliminate in difficult economic times. Additionally, a weaker business environment may lead to a decrease in overall business travel, which is an important contributor to our service revenue. These conditions may make it more difficult or less likely for customers to purchase our equipment and services. If economic conditions in the United States or globally deteriorate further or do not show improvement, we may experience material adverse effects to our business, cash flow and results of operations.

Our operating results may fluctuate unpredictably and may cause us to fail to meet the expectations of investors, adversely affecting our stock price.

We operate in a highly dynamic industry and our future quarterly operating results may fluctuate significantly. Our future revenue and operating results may vary from quarter to quarter due to many factors, many of which are not within our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Further, it is difficult to accurately forecast our revenue, margin and operating results, and if we fail to match our expected results or the results expected by financial analysts or investors, the future trading price of our common stock may be adversely affected.

In addition, due to generally lower demand for business travel during the summer months and holiday periods, and leisure and other travel at other times during the year, our quarterly results may not be indicative of results for the full year. Due to these and other factors, quarter-to-quarter comparisons of our historical operating results should not be relied upon as accurate indicators of our future performance.

If our marketing and advertising efforts fail to generate revenue on a cost-effective basis, or if we are unable to manage our marketing and advertising expenses, it could harm our results of operations and growth.

Our future growth and profitability, as well as the maintenance and enhancement of our brands, will depend in large part on the effectiveness and efficiency of our future marketing and advertising expenditures. We plan to use a diverse mix of television, print, trade show and online marketing and advertising programs to promote our business. Significant increases in the pricing of one or more of our marketing and advertising channels could increase our expenses or cause us to choose less expensive, but potentially less effective, marketing and advertising channels. In addition, to the extent we implement new marketing and advertising strategies, we may in the future have significantly higher expenses. We may in the future incur, marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenue associated with such expenses, and our marketing and advertising expenditures may not result in increased revenue or generate sufficient levels of brand awareness. If we are unable to maintain our marketing and advertising channels on cost-effective terms, our marketing and advertising expenses could increase substantially, our customer levels could be affected adversely, and our business, financial condition and results of operations may suffer.

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Regulation by United States and foreign government agencies, including the FAA and the FCC, may increase our costs of providing service or require us to change our services.

We are subject to various regulations, including those regulations promulgated by various federal, state and local regulatory agencies and legislative bodies and comparable agencies outside the United States where we may do business. The two U.S. government agencies that have primary regulatory authority over our operations are the FAA and the FCC.

The commercial and private aviation industries, including civil aviation manufacturing and repair industries, are highly regulated in the United States by the FAA. FAA certification is required for all equipment we install on commercial aircraft and type certificated business aircraft, and certain of our operating activities require that we obtain FAA certification as a parts manufacturer. As discussed in more detail in “Item 1. Business—Regulation—Federal Aviation Administration,” FAA approvals required to operate our business include STCs and PMAs. Obtaining STCs and PMAs is an expensive and time-consuming process that requires significant focus and resources. Any inability to obtain, delay in obtaining, or change in, needed FAA certifications, authorizations, or approvals, could have an adverse effect on our ability to meet our installation commitments, manufacture and sell parts for installation on aircraft, or expand our business and could, therefore, materially adversely affect our growth prospects, business and operating results. The FAA closely regulates many of our operations. If we fail to comply with the FAA’s many regulations and standards that apply to our activities, we could lose the FAA certifications, authorizations, or other approvals on which our manufacturing, installation, maintenance, preventive maintenance, and alteration capabilities are based. In addition, from time to time, the FAA or comparable foreign agencies adopt new regulations or amend existing regulations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business. To the extent that any such new regulations or amendments to existing regulations or policies apply to our activities, those new regulations or amendments to existing regulations generally increase our costs of compliance.

As a broadband Internet provider, we must comply with the CALEA, which requires communications carriers to ensure that their equipment, facilities and services can accommodate certain technical capabilities in executing authorized wiretapping and other electronic surveillance. Currently, our CALEA solution is being deployed in our network. However, we could be subject to an enforcement action by the FCC or law enforcement agencies for any delays related to meeting, or if we fail to comply with, any current or future CALEA, or similarly mandated law enforcement related, obligations. Such enforcement actions could subject us to fines, cease and desist orders, or other penalties, all of which could adversely affect our business. Further, to the extent the FCC adopts additional capability requirements applicable to broadband Internet providers, its decision may increase the costs we incur to comply with such regulations.

In addition to these U.S. agencies, we are also subject to regulation by foreign government agencies that choose to assert jurisdiction over us as a result of the service we provide on aircraft that fly international routes. Adverse decisions or regulations of these U.S. and foreign regulatory bodies could negatively impact our operations and costs of doing business and could delay the roll-out of our services and have other adverse consequences for us. Our ability to obtain certain regulatory approvals to offer our services internationally may also be the responsibility of a third- party, and, therefore, may be out of our control. We are unable to predict the scope, pace or financial impact of regulations and other policy changes that could be adopted by the various governmental entities that oversee portions of our business.

If government regulation of the Internet, including e-commerce or online video distribution changes, we may need to change the way we conduct our business to a manner that incurs greater operating expenses, which could harm our results of operations.

The current legal environment for Internet communications, products and services is uncertain and subject to statutory, regulatory or interpretive change. We cannot be certain that we, our vendors and media partners or our customers are currently in compliance with applicable regulatory or other legal requirements in the countries in which our service is used. Our failure, or the failure of our vendors and media partners, customers and others with whom we transact business to comply with existing or future legal or regulatory requirements could materially adversely affect our business, financial condition and results of operations. Regulators may disagree with our interpretations of existing laws or regulations or the applicability of existing laws or regulations to our business, and existing laws, regulations and interpretations may change in unexpected ways.

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For example, our mobile wireless broadband Internet access services were previously classified as information services, and not as telecommunications services. Therefore, these services were not subject to FCC common carrier regulation. However, effective June 12, 2015, the FCC reclassified mobile (and fixed) broadband Internet access services as Title II telecommunications services pursuant to the Open Internet Order. The Open Internet Order also adopted broad new net neutrality rules. For example, broadband providers may not block access to lawful content, applications, services, or non-harmful devices. Broadband providers also may not impair or degrade lawful Internet traffic on the basis of content, applications, services, or non-harmful devices. In addition, broadband providers may not favor some lawful Internet traffic over other lawful traffic in exchange for consideration of any kind, and they may not prioritize the content and services of their affiliates. Other than for paid prioritization, the rules contain an exception for “reasonable network management.” The Open Internet Order recognizes that whether a network management practice is reasonable varies according to the broadband technology involved and may provide more flexibility to implement network management practices in the context of our capacity-constrained air-to-ground and satellite broadband networks.

Other jurisdictions may adopt similar or different regulations that could affect our ability to use “network management” techniques. Likewise, the United States and the European Union, among other jurisdictions, are considering proposals regarding data protection that, if adopted, could impose heightened restrictions on certain of our activities relating to the collection and use of data of end users. Further, as we promote exclusive content and services and increase targeted advertising with our media partners to customers of our services, we may attract increased regulatory scrutiny.

We cannot be certain what positions regulators may take regarding our compliance with, or lack of compliance with, current and future legal and regulatory requirements or what positions regulators may take regarding any past or future actions we have taken or may take in any jurisdiction. Regulators may determine that we are not in compliance with legal and regulatory requirements, and impose penalties, or we may need to make changes to our services, which could be costly and difficult. Any of these events would adversely affect our operating results and business.

Our possession and use of personal information and the use of credit cards by our customers present risks and expenses that could harm our business. Unauthorized disclosure or manipulation of such data, whether through breach of our network security or otherwise, could expose us to costly litigation and damage our reputation.

Maintaining our network security is of critical importance because our online systems will store confidential registered user, employee and other sensitive data, such as names, email addresses, addresses and other personal information. We will depend on the security of our networks and the security of the network infrastructures of our third-party telecommunications service providers, our customer support providers and our other vendors. Unauthorized use of our, or our third-party service providers’, networks, computer systems and services could potentially jeopardize the security of confidential information, including credit card information, of our future customers. There can be no assurance that any security measures we, or third parties, take will be effective in preventing these activities. As a result of any such breaches, customers may assert claims of liability against us as a result of any failure by us to prevent these activities. Further, our in-cabin network operates as an open, unsecured Wi-Fi hotspot, and non-encrypted transmissions users send over this network may be vulnerable to access by users on the same plane. These activities may subject us to legal claims, adversely impact our reputation, and interfere with our ability to provide our services, all of which could have a material adverse effect on our business prospects, financial condition and results of operations.

Failure to protect confidential customer data or to provide customers with adequate notice of our privacy policies could also subject us to liabilities imposed by United States federal and state regulatory agencies or courts. For example, the CPNI rules applicable to our satellite-based offerings, require us to comply with a range of marketing and privacy safeguards. The FTC could assert jurisdiction to impose penalties related our service if it found our privacy policies or security measures to be inadequate under existing federal law. We could also be subject to certain state laws that impose data breach notification requirements, specific data security obligations, or other consumer privacy-related requirements. Our failure to comply with any of these rules or regulations could have an adverse effect on our business, financial condition and results of operations.

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Other countries in which we may operate or from which our services may be offered, including those in the European Union, also have certain privacy and data security requirements that may apply to our business, either now or in the future. These countries’ laws may in some cases be more stringent than the requirements in the United States. For example, European Union member countries have specific requirements relating to cross border transfers of personal information to certain jurisdictions, including to the United States. In addition, some countries have stricter consumer notice and/or consent requirements relating to personal information collection, use or sharing. Moreover, international privacy and data security regulations may become more complex. For example, the European Parliament and the Council have adopted Regulation (EU) 2016/679 dated 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data. Our failure to comply with other countries’ privacy or data security-related laws, rules or regulations could also have an adverse effect on our business, financial condition and results of operations.

In addition, our customers will use credit cards to purchase our products and services. Problems with our or our vendors billing software could adversely affect our customer satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment services. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition and results of operations could be adversely affected.

We depend upon third parties to manufacture equipment components and to provide services for our network.

We rely on third-party suppliers for equipment components that we use to provide our services. The supply of third- party components could be interrupted or halted by a termination of our relationships, a failure of quality control or other operational problems at such suppliers or a significant decline in their financial condition. If we are not able to continue to engage suppliers with the capabilities or capacities required by our business, or if such suppliers fail to deliver quality products, parts, equipment and services on a timely basis consistent with our schedule, our business prospects, financial condition and results of operations could be adversely affected.

We may fail to recruit, train and retain the highly skilled employees that are necessary to remain competitive and execute our growth strategy. The loss of one or more of our key personnel could harm our business.

Competition for key technical personnel in high-technology industries such as ours is intense. We believe that our future success depends in large part on our continued ability to hire, train, retain and leverage the skills of qualified engineers and other highly skilled personnel needed to maintain and grow our business and technology. We may not be as successful as our competitors at recruiting, training, retaining and utilizing these highly skilled personnel. In particular, we may have more difficulty attracting or retaining highly skilled personnel during periods of poor operating performance. Any failure to recruit, train and retain highly skilled employees could negatively impact our business and results of operations.

We depend on the continued service and performance of our key personnel, including Jeffrey Wun, our Chairman, Chief Executive Officer and President. Mr. Wun became our Chief Executive Officer and President effective December 31, 2017 and was appointed Chairman on January 22, 2018. Mr. Wun replaced Peter Chiou who was replaced from these positions and who we expect will become a consultant to the Company for a short period of time. Such individuals have acquired specialized knowledge and skills with respect to our operations. As a result, if any of these individuals were to leave us, we could face substantial difficulty in hiring qualified successors and could experience a loss of productivity while any such successor obtains the necessary training and expertise. We do not maintain key man insurance on any of our officers or key employees. In addition, much of our key technology and systems are custom-made for our business by our personnel. The loss of key personnel, including key members of our management team, as well as certain of our key marketing or technology personnel, could disrupt our operations and have an adverse effect on our ability to grow our business.

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We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential stockholders could lose confidence in our financial statements, which would harm the trading price of our common stock.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404. SOX 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Exchange Act to contain a report from management assessing the effectiveness of a company’s internal control over financial reporting. Separately, under SOX 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated filers or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management’s assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies, like us, are not required to include an attestation report of their auditors in annual reports.

A report of our management is included under “Item 9A. Controls and Procedures.” We are a smaller reporting company and, consequently, are not required to include an attestation report of our auditor in our annual transition report. However, if and when we become subject to the auditor attestation requirements under SOX 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.

During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2018, management identified a material weakness. The material weakness was associated with our lack of sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements and our need to rely heavily on the use of external legal and accounting professionals to mitigate these deficiencies. We are undertaking remedial measures, which measures will take time to implement and test, to address this material weakness. There can be no assurance that such measures will be sufficient to remedy the material weakness identified or that additional material weaknesses or other control or significant deficiencies will not be identified in the future. If we continue to experience material weaknesses in our internal controls or fail to maintain or implement required new or improved controls, such circumstances could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, or adversely affect the results of periodic management evaluations and, if required, annual auditor attestation reports. Each of the foregoing results could cause investors to lose confidence in our reported financial information and lead to a decline in our stock price.

Previous actions of our co-founder, Daniel Shih, could give rise to reputational issues that could negatively affect our business and, thus, your investment in our company.

One of our co-founders, Daniel Shih, who no longer has any equity interests in our company (whether held directly or indirectly) nor any position with our company, was given a suspended sentence and a fine in Taiwan for attempting to influence stock prices in Taiwan in an unrelated company. Under Taiwanese law, this means that he has no imprisonment to be executed in Taiwan today, and does not and will not have any criminal record unless he violates the conditions of his suspended sentence. Although this person no longer has any equity interest in our company, nor any position with our company, there may be reputational issues due to his past involvement which could have a material adverse effect on our business, financial condition, operations, results of operations and prospects. Any of these outcomes could negatively affect your investment in our company.

CHAPTER B – RISK FACTORS

We believe our business depends on strong brands, and if we do not develop, maintain and enhance our brand, our ability to gain new customers and retain customers may be impaired.

We believe that our brands will be a critical part of our business. We expect to collaborate extensively with our future airline partners on the look and feel of the in-flight homepage that their passengers encounter when logging into our service in flight. In order to maintain strong relationships with our airline partners, we may have to reduce the visibility of our brand or make other decisions that do not promote and maintain our brand. In addition, many of our trademarks contain words or terms having a somewhat common usage and, as a result, we may have trouble registering or protecting them in certain jurisdictions. If we fail to promote and maintain our brand, or if we incur significant expenses to promote the brands and are still unsuccessful in maintaining strong brands, our business prospects, financial condition and results of operations may be adversely affected.

Businesses or technologies we acquire could prove difficult to integrate, disrupt our ongoing business, dilute stockholder value or have an adverse effect on our results of operations.

As part of our business strategy, we may engage in acquisitions of businesses or technologies to augment our organic or internal growth. We do not have any relevant experience with integrating and managing acquired businesses or assets. Acquisitions involve challenges and risks in negotiation, execution, valuation and integration. Moreover, we may not be able to find suitable acquisition opportunities on terms that are acceptable to us. Even if successfully negotiated, closed and integrated, certain acquisitions may not advance our business strategy, may fall short of expected return-on-investment targets or may fail. Any future acquisition could involve numerous risks, including:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the operations and products of the acquired business;

●	use of cash to fund the acquisition or for unanticipated expenses;

●	limited market experiences in new businesses;

●	exposure to unknown liabilities, including litigation against the companies we acquire;

●	additional costs due to differences in culture, geographical locations and duplication of key talent;

●	delays associated with or resources being devoted to regulatory review and approval;

●	acquisition-related accounting charges affecting our balance sheet and operations;

●	difficulty integrating the financial results of the acquired business in our consolidated financial statements;

●	controls in the acquired business;

●	potential impairment of goodwill;

●	dilution to our current stockholders from the issuance of equity securities; or

●	potential loss of key employees or customers of the acquired company.

In the event that we enter into any acquisition agreements, closing of the transactions could be delayed or prevented by regulatory approval requirements, including antitrust review, or other conditions. We may not be successful in addressing these risks or any other problems encountered in connection with any attempted acquisitions, and we could assume the economic risks of such failed or unsuccessful acquisitions.

CHAPTER B – RISK FACTORS

Expenses or liabilities resulting from litigation could adversely affect our results of operations and financial condition.

From time to time, we may be subject to claims or litigation in the ordinary course of our business, including for example, claims related to employment matters and class action lawsuits. Our operations are characterized by the use of new technologies and services across multiple jurisdictions that implicate a number of statutory schemes and a range of rules and regulations that may be subject to broad or creative interpretation, which may subject to us to litigation, including class action lawsuits, the outcome of which may be difficult to assess or quantify due to the potential ambiguity inherent in these regulatory schemes and/or the nascence of our technologies and services. Plaintiffs in these types of litigation may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. Any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our products and services, or have other adverse effects on our business. Any of the foregoing could have a material adverse effect on our results of operations and could require us to pay significant monetary damages. In addition, costly and time-consuming litigation could be necessary to enforce our existing contracts and, even if successful, could have an adverse effect on us. In addition, prolonged litigation against any airline partner, customer or supplier could have the effect of negatively impacting our reputation and goodwill with existing and potential airline partners, customers and suppliers.

Technological advances may harm our business.

Due to the widening use of state-of-the-art, personal electronic devices such as Apple’s iPad, ever-increasing numbers of passengers have their own mobile devices, which they might use to bring their own content such as movies, music or games with them on a flight. This could decrease demand for our in-flight offerings. Carriers now also have greater technical means at their disposal to offer passengers in-flight access to the Internet, including through our offerings and those of our competitors. At present, these offerings do not allow passengers to fully stream content on their mobile devices. If, however, in-flight Internet access in the future allows passengers to fully stream content on their mobile devices, this could decrease demand for our in-flight offerings. While both trends will give rise to risks as well as opportunities for us, it is impossible to foresee at present whether and, if so, to what extent these trends will have lasting effects. Note, too, that the in-flight entertainment systems currently in place are unable to support these developments. Given average useful lives of 15 to 20 years, the conventional systems will continue to dominate the in-flight entertainment industry for the foreseeable future. As a result, possible changes will happen slowly, giving all market players sufficient time to adapt.

We may have exposure to foreign currency risks in the future and our future hedging activities could create losses.

Currency risks essentially arise from the fact that sales to customers and purchasing are effected in one currency while fixed costs are incurred in other currencies. If necessary, we will engage in hedging transactions to counteract direct currency risks. However, we cannot always guarantee that all currency risks will have been hedged in full. Severe currency fluctuations could also cause the hedging transactions to fail if agreed thresholds (triggers) are not met or exceeded. We therefore cannot fully preclude negative foreign currency effects in the future - some of which might be substantial - due to unforeseen exchange rate fluctuations and/or inaccurate assessments of market developments.

We will source our content from studios, distributors and other content providers, and any reduction in the volume of content produced by such content providers could hurt our business by providing us with less quality content to choose from and resulting in potentially less attractive offerings for passengers.

We will receive content from studios, distributors and other content providers, and in some circumstances, we will depend on the volume and quality of the content that these content providers produce. If studios, distributors or other content providers were to reduce the volume or quality of content they make available to us over any given time period, whether because of their own financial limitations or other factors influencing their businesses, we would have less quality content to choose from and our programmers would have more difficulty finding relevant and appropriate content to provide to our customers. This could negatively impact the passenger experience, which could in turn reduce the demand for our offerings, which would have a negative impact on our revenue and results of operations.

CHAPTER B – RISK FACTORS

We are a holding company with no operations of our own, and we depend on our subsidiaries for cash.

Currently, we are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. The ability of our subsidiaries to generate sufficient cash flow from future operations to allow us and them to make scheduled payments on our obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and future earnings of our operating subsidiaries will be adequate for our subsidiaries to service their debt obligations. If our subsidiaries do not generate sufficient cash flow from future operations to satisfy corporate obligations, we may have to: undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations. Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends or making loans to us.

Risks Relating to our Industry

Our business is highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

Our business is directly affected by the number of passengers flying on commercial aircraft, the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, including due to increased use of technology such as videoconferencing for business travelers, or the number of aircraft and flights shrinks due to, among other reasons, reductions in capacity by airlines, the number of passengers available to use our service will be reduced, which would have a material adverse effect on our business and results of operations. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, terrorist attacks or threats and pandemics could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending can result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Further, unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Our airline partners operate in a highly competitive business market and, as a result, continue to face pressure on offerings and pricing. These unfavorable conditions and the competitiveness of the air travel industry could cause one or more of our airline partners to reduce expenditures on passenger services including deployment of our service or file for bankruptcy. Any of these events would have a material adverse effect on our business prospects, financial condition and results of operations.

Air traffic congestion at airports, air traffic control inefficiencies, weather conditions, such as hurricanes or blizzards, increased security measures, new travel-related taxes, the outbreak of disease or any other similar event could harm the airline industry.

Airlines are subject to cancellations or delays caused by factors beyond their control. Cancellations or delays due to weather conditions or natural disasters, air traffic control problems, breaches in security or other factors could reduce the number of passengers on commercial flights and thereby reduce demand for the services provided by us and our products and services and harm our businesses, results of operations and financial condition.

CHAPTER B – RISK FACTORS

Risks Relating to our Technology and Intellectual Property

We could be adversely affected if we suffer service interruptions or delays, technology failures or damage to our equipment.

Our reputation and ability to attract, retain and serve our future commercial airline customers will depend upon the reliable performance of our satellite transponder capacity, network infrastructure and connectivity system. We have experienced interruptions in these systems in the past, including component and service failures that temporarily disrupted users’ access to the Internet, and we may experience service interruptions, service delays or technology or systems failures in the future, which may be due to factors beyond our control. If we experience frequent system or network failures, our reputation could be harmed and our future airline customers may have the right to terminate their contracts with us or pursue other remedies.

Our operations and services will depend upon the extent to which our equipment and the equipment of our third-party network providers is protected against damage from fire, flood, earthquakes, power loss, solar flares, telecommunication failures, computer viruses, break-ins, acts of war or terrorism and similar events. Damage to our networks could cause interruptions in the services that we will provide, which could have a material adverse effect on service revenue, our reputation and our ability to attract or retain customers.

We rely on service providers for certain critical components of and services relating to our satellite connectivity network.

We currently source key components of our hardware, including the aircraft installed satellite antenna, from third parties and key aspects of our connectivity services, including all of our satellite transponder services from SKY Perfect JSAT Corporation. While we have written contracts with these key component and service providers, if we experience a disruption in the delivery of products and services from either of these providers, it may be difficult for us to continue providing our own products and services to our customers. We have experienced component delivery issues in the past and there can be no assurance that it will avoid similar issues in the future. Additionally, the loss of the exclusive source protections that we have with our hardware provider could eliminate our competitive advantage in the use of satellites for in-flight connectivity, which could have a material adverse effect on our business and operations.

Assertions by third parties of infringement, misappropriation or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many technology-based industries, including the wireless communications industry. Any infringement, misappropriation or related claims, whether or not meritorious, is time-consuming, diverts technical and management personnel and is costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. Certain of our suppliers do not provide indemnity to us for the use of the products and services that these providers supply to us. At the same time, we generally offer third-party intellectual property infringement indemnity to our customers which, in some cases, does not cap our indemnity obligations and thus could render us liable for both defense costs and judgments. Any of these events could result in increases in operating expenses, limit our service offerings or result in a loss of business if we are unable to meet our indemnification obligations and our airline customers terminate or fail to renew their contracts.

CHAPTER B – RISK FACTORS

We may not be able to protect our intellectual property rights.

We regard our trademarks, service marks, copyrights, patents, trade secrets, proprietary technologies, domain names and similar intellectual property as important to our success. We rely on trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees, vendors, airline customers, customers and others to protect our proprietary rights. We have sought and obtained patent protection for certain of our technologies in the United States and certain other countries. Many of the trademarks that we use contain words or terms having a somewhat common usage and, as a result, we may have difficulty registering them in certain jurisdictions. We have not yet obtained registrations for our most important marks in all markets in which we may do business in the future, including countries in Asia, Africa and the Middle East. If other companies have registered or have been using in commerce similar trademarks for services similar to ours in foreign jurisdictions, we may have difficulty in registering, or enforcing an exclusive right to use, our marks in those foreign jurisdictions.

There can be no assurance that our efforts to protect our proprietary rights will be sufficient or effective, that any pending or future patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks and other intellectual property will not be challenged, invalidated, misappropriated or infringed by others. Additionally, the intellectual property laws and enforcement practices of other countries in which our service is or may in the future be offered may not protect our products and intellectual property rights to the same extent as the laws of the United States. If we are unable to protect our intellectual property from unauthorized use, our brand image may be harmed and our business and results of operations may suffer.

Our use of open source software could limit our ability to commercialize our technology.

Open source software is software made widely and freely available to the public in human-readable source code form, usually with liberal rights to modify and improve such software. Some open source licenses require as a condition of use that proprietary software that is combined with licensed open source software and distributed must be released to the public in source code form and under the terms of the open source license. Accordingly, depending on the manner in which such licenses were interpreted and applied, we could face restrictions on our ability to commercialize certain of our products and we could be required to (i) release the source code of certain of our proprietary software to the public, including competitors; (ii) seek licenses from third parties for replacement software; and/or (iii) re-engineer our software in order to continue offering our products. Such consequences could materially adversely affect our business.

The satellites that we currently rely on or may rely on in the future have minimum design lives, but could fail or suffer reduced capacity before then.

The usefulness of the satellites upon which we currently rely and may rely on in the future is limited by each satellite’s minimum design life. For example, the satellites through which we provide our service have minimum design lives ranging from 10 to 15 years. Our ability to offer in-flight connectivity and alleviate capacity constraints throughout our network depends on the continued operation of the satellites or any replacement satellites, each of which has a limited useful life. We can provide no assurance, however, as to the actual operational lives of those or future satellites, which may be shorter than their design lives, nor can we provide assurance that replacement satellites will be developed, authorized or successfully deployed.

In the event of a failure or loss of any of these satellites, our satellite service providers may relocate another satellite and use it as a replacement for the failed or lost satellite, which could have an adverse effect on our business, financial condition and results of operations. Such a relocation may require regulatory approval, including through, among other things, a showing that the replacement satellite would not cause additional interference compared to the failed or lost satellite. We cannot be certain that our satellite service provider could obtain such regulatory approval. In addition, we cannot guarantee that another satellite will be available for use as a replacement for a failed or lost satellite, or that such relocation can be accomplished without disrupting or otherwise adversely impacting our business.

CHAPTER B – RISK FACTORS

Satellites that are not yet in service are subject to construction and launch related risks.

Satellite construction and launch are subject to significant risks, including delays, launch failure and incorrect orbital placement. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites and to obtain other launch opportunities. Construction and launch delays could materially and adversely affect our ability to generate revenues.

A failure to raise sufficient capital will delay or prohibit our building of a satellite ground station and related data center, which will inhibit our business development.

Because our IFEC services will require the transmission and processing of large amounts of data, we will need to build satellite ground stations and related data centers in our regions of operation, to facilitate the effectiveness and efficiency of our IFEC services. If we are not able to raise an amount of capital sufficient to purchase land for and build a satellite ground station and data center near our area of operations, initially in the Asia region, we may not be able to provide our IFEC services in an efficient and operationally effective way and, as a result, our business prospects and results of operations could suffer.

Risks Related to Ownership of our Common Stock

Our common stock is quoted on the OTCQX Best Market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQX Best Market. The OTCQX Best Market is a significantly more limited market than the New York Stock Exchange or The Nasdaq Stock Market. The quotation of our shares on the OTCQX may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We cannot predict the extent to which an active public trading market for our common stock will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our common stock.

At present, there is minimal public trading in our common stock. We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our common stock.

Our common stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our common stock.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our shares of common stock may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful profits to date and uncertainty of future profits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

CHAPTER B – RISK FACTORS

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

CHAPTER B – RISK FACTORS

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Our articles of incorporation, bylaws and Nevada law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our articles of incorporation, bylaws and Nevada law contain provisions which could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are currently authorized to issue up to 50,000,000 shares of “blank check” preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No shares of our preferred stock are currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by current management.

Provisions of our articles of incorporation, bylaws and Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our articles of incorporation, our bylaws and Nevada law, as applicable, among other things, provide our board of directors with the ability to alter our bylaws without stockholder approval, and provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

II.	MARKET RISK FACTORS

We are subject to a variety of risks, including those caused by changes in the market value of equity investments, in interest rates and in foreign currency exchange rates. We have established policies and procedures to manage such risks; however, certain risks are beyond our control.

Interest rate risk

Interest rate risk reflects the Company’s exposure to fluctuations in interest rates in the market. Changes in interest rate could affect returns achieved on cash and fixed-term deposits but this risk is not considered material given the current low returns on deposits held by the Company.

Foreign exchange risk

The major risks linked to foreign exchange rate are considered not significant due to the low level of activity of its foreign subsidiaries. The Company currently does not use hedging instruments to protect its activity from exchange rate fluctuations. However, any major development in its activity may result in an increase of its exposure to exchange rate risk. Should such increase materialize, the Company may consider adopting an appropriate policy to hedge such risks.

Equity risk

The Company does not hold long or short-term tradable securities on any regulated market.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

CHAPTER C:

SUPPLEMENTAL INFORMATION CONCERNING AERKOMM INC.

I.	RIGHTS RELATED TO THE REGISTERED SHARES

1.1	Type and the Class of the Securities Being Offered, Including the Security Identification Code

Our authorized capital stock consists of 90,000,000 shares of Common Stock (the “Common Stock”), and 50,000,000 shares of Preferred Stock.

As of the date of this Prospectus, 9,399,272 shares of Common Stock were issued and outstanding. No shares of Preferred Stock are currently issued and outstanding.

On June 27, 2019, Aerkomm Inc. entered into that certain Amendment No. 3 (the “Amendment”) to the underwriting agreement dated May 14, 2018 and amended on August 30, 2018 and November 5, 2018 (the “Underwriting Agreement”) with Boustead Securities, LLC (the “Underwriter”) in connection with the public offering, issuance and sale (the “U.S. Offering”) by the Company of the common stock, par value $0.001 per share (the “Common Stock”), of the Company.

The material terms of the U.S. Offering are described in the U.S. prospectus, dated May 23, 2019 (the “U.S. Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 23, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended to date (File No. 333-222208), initially filed by the Company on December 20, 2017. As indicated in the U.S. Prospectus, the Company is offering up to a maximum of 1,411,782 shares of Common Stock, at an offering price of $42.50 per share, or a maximum of $60,000,000, plus up to an additional 211,764 shares if over-subscription option is exercised in full. This $42.50 price to the public has been proportionately adjusted to directly reflect the one-for-five reverse stock split which became effective on January 16, 2019.

As a “best efforts” offering, there can be no assurance that the U.S. Offering contemplated hereabove will ultimately be consummated.

Prior to the date hereof, the Company has conducted multiple closings of the U.S. Offering selling 1,176,980 shares of Common Stock for gross proceeds to the Company of $50,020,894.

This U.S. Offering will terminate on August 31, 2019, which date may be extended to a date up to and including September 30, 2019 (the “U.S. Offering Termination Date”), unless we sell the maximum amount of shares set forth above before that date or we decide to terminate this U.S. Offering prior to that date. In addition, in the event that the maximum amount has been met on or prior to the U.S. Offering Termination Date, the Underwriter may exercise the over-subscription option on or prior to the U.S. Offering Termination Date to extend the U.S. Offering for an additional 45 days.

Our common stock began trading on the OTCQB Venture Market on May 30, 2017 under the symbol “AKOM.” On July 31, 2017, our common stock began trading on the OTCQX Best tier (“OTCQX”) of OTC Markets Group, Inc., CUSIP number 00774B208.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

We have applied for admission to listing and trading on the Professional Segment of Euronext Paris of 9,399,272 shares of Common Stock issued as the date of this Prospectus. On July 17, 2019, Euronext Paris approved our application for listing and trading of our Common Stock on the Professional Segment of Euronext Paris. Our Common Stock will be listed and traded under the symbol “AKOM” and ISIN Code US00774B2088.

We have filed an application to have the shares of common stock listed on the Nasdaq Capital Market tier of Nasdaq. Although this application is pending, we cannot assure you that we can meet Nasdaq’s listing requirements which include subjective considerations. If our Nasdaq application is approved, we would withdraw our listing from the OTCQX. If our Nasdaq application is not approved, our common stock will not be able to trade on the Nasdaq, although it will continue to be quoted for trading on the OTCQX. In this case, we would continue to maintain our OTCQX listing.

On May 5, 2017, we established our 2017 Equity Incentive Plan (“the Plan”). The Plan was approved by our board of directors on May 5, 2017, and an amendment to increase the number of shares of our common stock available for grant under the Plan was approved by the board of directors on June 26, 2017. The Plan was approved by our stockholders at our annual meeting in 2018. The purpose of the Plan is to grant stock and options to purchase our common stock to our employees, directors and key consultants. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan, as amended, is 2,000,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. There were 441,800 shares available for grant under the Plan as of July 16, 2019; 1,554,262 shares of our common stock are issuable upon the exercise of options to be issued under the Plan to holders of Aircom options assumed by us as a result of the closing of the reverse acquisition with Aircom; and options exercisable for 200,458 shares of our common stock have been approved by our board of directors for grants to certain of our officers, directors, employees and service providers.

Shareholders of the Company

As of the date of this Prospectus, the following table shows information for each person known by Aerkomm to beneficially own more than 5% of the outstanding Common Stock.

	Non-diluted(1)			Fully-diluted including $9.98 million to be raised(2)			Fully-diluted including $9.98 million balance and $9 million over- subscription to be raised(3)
Name of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class	Amount of Beneficial Ownership		Percent of Class	Amount of Beneficial Ownership		Percent of Class
Jeffrey Won, CEO, President and Director	447,486	(4)	4.76%	456,486	(5)	4.05%	456,486	(5)	3.97%
Dmedia Holding LP(6)	2,237,428		23.80%	2,237,428		19.85%	2,237,428		19.46%
Jeffrey Wun, including Dmeclia Holding LP(4)(5)(6)	2,684,914		28.57%	2,693,914		23.90%	2,693,914		23.43%
Sheng-Chun Chang(7)	65,281		0.69%	65,281		0.58%	65,281		0.57%
Well Thrive Limited(7)	1,340,696		14.26%	1,340,696		11.89%	1,340,696		11.66%
Sheng-Chun Chang, including Well Trhive Limited(7)	1,405,977		14.96%	1,405,977		12.47%	1,405,977		12.23%
Total beneficially owned more than 5%	4,090,891		43.52%	4,099,891		36.37%	4,099,891		35.66%

(1)	The basis of non-diluted calculation is based on 9,399,272 shares of outstanding Common Stock as of the date of this prospectus, including the 152,000 shares issued for the $6.46 million raised June 27, 2019 from the offering, which is not including issued and outstanding options and warrants or common shares and warrants to be issued from the remaining balance of $9.98 million from the ongoing offering.
(2)	The basis of fully-diluted calculation is based on 9,399,272 shares of outstanding Common Stock, 1,554,262 shares of stock option and 70,618 shares of warrants issued and outstanding as of the date of this prospectus and additional 234,802 shares of our Common Stock and 14,088 shares of warrants issuable from the remaining balance of $9.98 million of our ongoing offering. The basis of fully-diluted calculation is 10,934,042 shares if all of all options and warrants are exercised and issuable common shares and warrants are issued from the offering.
(3)	The basis of this fully-diluted calculation is based on 9,399,272 shares of outstanding Common Stock, 1,554,262 shares of stock option and 70,618 shares of warrants issued and outstanding as of the date of this prospectus and additional 234,802 shares of our Common Stock and 14,088 shares of warrants issuable from the remaining balance of $9.98 million of our ongoing offering and additional 211,764 shares of our Common Stock and 12,705 shares of warrants issuable from the $9.00 million over-subscription of our ongoing offering. The basis of fully-diluted calculation is 11,497,511 shares if all of all options and warrants are exercised and issuable common shares and warrants are issued from the offering.
(4)	Includes 447,486 shares of our Common Stock held directly.
(5)	Includes (i) 447,486 shares of our Common Stock held directly; (ii) 3,500 shares of our Common Stock which Mr. Wun has the right to acquire within 60 days through the exercise of vested options and 5,500 shares of our Common Stock issuable upon the exercise of options not exercisable within 60 days.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

(6)	On December 20, 2017, Mr. Jeffrey Wun, purchased an 85.7% interest in, and was appointed Manager of, Dmedia LLC, the General Partner of Dmedia Holding LP. As such, Mr. Wun is deemed to be the beneficial owner of the 2,237,428 shares of our Common Stock held by Dmedia Holding LP by virtue of his voting and dispositive power of those shares. Through his ownership interest in Dmedia LLC, which owns an approximately 6% direct interest in Dmedia Holding LP, Mr. Wun indirectly beneficially owns 117,601 shares of our Common Stock held by Dmedia Holding LP. Mr. Wun disclaims beneficial ownership of the remaining 2,119,827 shares of our Common Stock held by Dmedia Holding LP. Mr. Jan-Yung Lin Secretary of the Board of Directors and Directory, owns a pecuniary interest in 959,230 of these shares, through his approximately 7% ownership interest in Dmedia LLC and his approximately 42.4% interest Dmedia Holding LP, although he does not exercise voting or dispositive control over them. Mr. Wun’s address is care of the Company. Other than as officers and directors of the Company, Mr. Wun and Mr. Lin are not related.
(7)	Consists of 1,340,696 shares of Common Stock held by Well Thrive Limited and 65,281 shares of our Common Stock owned directly by Mr. Sheng-Chun Chang. Mr. Chang is the Chief Executive Officer and owner of Well Thrive Limited and has voting and dispositive power of the securities held by it. Mr. Chang disclaims beneficial ownership of the shares held by Well Thrive Limited. The address of Well Thrive Limited is No 79, Heng Yang Road, Taipei City, Taiwan.

The following table shows information for the total of shareholders beneficially own more than 5% of the outstanding Common Stock as disclosed above and each categories of shareholders known by Aerkomm to beneficially own less than 5% of the outstanding Common Stock as of the date of this Prospectus.

	Non-diluted(1)		Fully-diluted including $9.98 million to be raised(2)			Fully-diluted including $9.98 million balance and $9 million over-subscription to be raised(3)
Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class	Amount of Beneficial Ownership		Percent of Class	Amount of Beneficial Ownership		Percent of Class
Beneficially owned more than 5% of common stock	4,090,891	43.52%	4,099,891	(4)	36.37%	4,099,891	(4)	35.66%
Institutions	239,136	2.54%	239,136		2.12%	239,136		2.08%
Employee & directori(1)	724,738	7.71%	2,270,000	(5)	20.14%	2,270,000	(5)	19.74%
Public	4,344,507	46.22%	4,415,125	(6)	39.17%	4,415,125	(6)	38.40%
To be raised from the public offering	-	0.00%	248,890	(7)	2.21%	473,359	(8)	4.12%
Total	9,399,272	100.00%	11,273,042		100.00%	11,497,511		100.00%

(1-3)	Please refer to notes (1) through (3) in the above table.
(5)	Includes 3,000 shares of our Common Stock which Mr. Wun has the right to acquire through the exercise of options, both vested and to be vested.
(6)	Includes 1,554,262 shares of our Common Stock which employees and directors have the rights to acquire through the exercise of options, both vested and to be vested.
(7)	Includes 70,618 shares of our Common Stock which our underwriter has the right to acquire through the exercise of warrants.
(8)	Includes 234,802 of our Common Stock and 14,088 of warrants to be issued from the $9.98 million of offering to be raised.
(9)	Includes 211,764 of our Common Stock and 12,705 of warrants to be issued from the $9 million over-subscription of offering to be raised.

The following table shows information for the basis of non-diluted and fully diluted calculation.

	Stocks		Options	Warrants	Total diluted
Outstanding as of July 16, 2019	9,399,272	(1)	1,554,262	70,618	11,024,152
Issuable for $9.98 million	234,802			14,088	248,890
Total diluted basis with $9.98 million to be raised	9,634,074		1,554,262	84,706	11,273,042	(2)
Issuable for $9 million over-subscription to be raised	211,764		-	12,705	224,469
Total diluted basis with $9.98 and $9 million to be raised	9,845,838		1,554,262	97,411	11,497,511	(3)

(1)	Basis for non-diluted calculation.
(2)	Basis for fully-diluted calculation with Common Stock and warrants to be issued from the $9.98 million to be raised from the offering.
(3)	Basis for fully-diluted calculation with Common Stock and warrants to be issued from the $9.98 million from the offering and the $9 million over-subscription from the offering to be raised.

Each share of Common Stock of the Company is entitled to one vote and to the best of Aerkomm’s knowledge, there are no shareholders’ agreements. The beneficial owners listed above are entitled to the same voting rights as any other stockholder of the Company.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

To the best of Aerkomm’s knowledge, the Company is not directly or indirectly owned or controlled by any person, including the stockholders listed above.

1.2	Legislation Under Which the Securities Have Been Created

Our Common Stock was created under the Nevada Revised Statutes (“NRS”) of the State of Nevada, in the United States of America, as codified in NRS Chapter 78.

1.3	Form of Securities, Name and Address of the Entity in Charge of Keeping the Records

In general, shareholders may hold Common Stock either in direct registered or street name form. The transfer agent and registrar for the Common Stock is VStock Transfer, LLC (“VStock”).

VStock can be contacted through the web at www.bnymellon.com, by telephone at + 1-212-828- 8436, or via https://www.vstocktransfer.com/, or by mail at: 18 Lafayette Place, Woodmere, NY 11598, U.S.A.

Aerkomm’s paying agent is BNP Paribas Securities Services, Les Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin, France.

1.4	Currency of the Securities Issue

Trading of our Common Stock on the Professional Segment of Euronext Paris will be in Euros.

1.5	Rights Attached to the Securities

Dividend Rights. The Company’s Certificate of Incorporation, which was amended and restated on April 28, 2017, authorizes the payment of dividends. Holders of Common Stock are entitled to receive such dividends as the Company’s Board may from time to time declare out of funds legally available therefore under the laws of the State of Nevada, in amounts that the Board may determine in its sole discretion. Covenants and other restrictions in loan agreements entered into by the Company from time to time may restrict our ability to pay dividends without lender consent.

Voting Rights. Each holder of a share of Aerkomm Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of shareowners.

The Certificate of Incorporation provides that the Aerkomm by-laws may be amended by the Board. The Aerkomm by-laws provide that the Board shall have the power to make, amend or repeal the by-laws of Aerkomm subject to the power of the shareowners to make, amend and repeal the by-laws.

The Certificate of Incorporation provides for a single class of directors. Unless otherwise required by law or the certificate of incorporation, and subject to the terms of any one or more classes or series of preferred stock of Aerkomm, any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors, other than a vacancy resulting from the removal of a director which may be filled in the first instance by the shareowners, may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office until the next succeeding annual meeting of shareowners and thereafter until his or her successor shall have been elected and qualified. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

Pursuant to Section 78.390 of the NRS, after a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation. In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

(1)	To change its corporate name; or

(2)	To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

(3)	To increase or decrease its authorized capital stock or to reclassify the same, by changing the number, par value, designations, preferences, or relative, participating, optional, or other special rights of the shares, or the qualifications, limitations or restrictions of such rights, or by changing shares with par value into shares without par value, or shares without par value into shares with par value either with or without increasing or decreasing the number of shares, or by subdividing or combining the outstanding shares of any class or series of a class of shares into a greater or lesser number of outstanding shares; or

(4)	To cancel or otherwise affect the right of the holders of the shares of any class to receive dividends which have accrued but have not been declared; or

(5)	To create new classes of stock having rights and preferences either prior and superior or subordinate and inferior to the stock of any class then authorized, whether issued or unissued; or

(6)	To change any other or alteration to its articles of incorporation that may be desired.

Any or all such changes or alterations may be effected by one certificate of amendment.

The Board shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Such special or annual meeting shall be called and held upon notice. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the directors shall deem advisable. At the meeting, a vote of the stockholders entitled to vote thereon shall be taken for and against the proposed amendment. If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with Section 78.390 of the NRS shall be executed, acknowledged and filed and shall become effective.

Right to Receive Liquidation Distributions. Holders of Common Stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of Aerkomm in all remaining assets available for distribution to shareowners after payment or providing for Aerkomm’s liabilities.

Preemptive, Redemptive or Conversion Provisions. Holders of Common Stock do not have the right to subscribe for, purchase or receive new or additional capital stock or other securities.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

1.6	Transferability

The Common Stock is registered under the Exchange Act and the currently outstanding shares are freely transferable. The Company undertakes to promptly register with the SEC any and all shares of Common Stock that may be issued as restricted stock or otherwise become restricted in the future. EACH HOLDER OF SHARES OF COMMON STOCK ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES OF COMMON STOCK.

1.7	Registration Number

Aerkomm’s United States Internal Revenue Service Employer Identification Number is 46-3424568. Aerkomm’s registration number with the Secretary of the State of Nevada is E0398632013-3.

1.8	General Provisions Applying to Business Combinations

Business combinations statutes are designed to encourage potential acquirers of corporations to negotiate with the board of directors before attempting a takeover. In Nevada, NRS 78.411 through 78.444 (the “Business Combination Statute”) provides that specified persons who, together with their affiliates and associates, own, or within four years did own, 10% or more of the outstanding voting stock (an “Interested Stockholder”) of a Nevada corporation with at least 200 stockholders of record (a “Resident Domestic Corporation”) cannot engage in specified business combinations with the Resident Domestic Corporation for a period of four years after the date on which the person became an Interested Stockholder, unless (a) the combination or the transaction by which the person first became an Interested Stockholder was approved by the Resident Domestic Corporation’s board of directors before the person first became an Interested Stockholder, or, as provided under a recently-effective statutory amendment, (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders, or by written consent, by the affirmative vote of 60% or more of voting power of the disinterested stockholders

Corporations that are Resident Domestic Corporations may opt out of the Business Combinations Statute through their articles of incorporation. Aerkomm has elected not to be governed by the terms and provisions of Nevada’s Business Combination Statute.

Aerkomm has also elected not to be governed by the terms and provisions of Nevada’s control share acquisition laws (NRS 78.378 - 78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

Aerkomm is subject to Section 14(d) of the Exchange Act.

In addition, pursuant to Article 231-1 of the AMF General Regulation, the AMF may apply its takeover rules, excepting those governing standing market offers, buyout offers with squeeze-outs, and squeeze-outs, to public offers for securities issued by companies such as Aerkomm whose registered offices are not in the European Economic Area, where these securities are listed on Euronext regulated markets.

1.9	Mandatory Squeeze-Out Rules in Relation to the Securities

Section 92A.180 of the NRS authorizes the board of directors of a Nevada corporation that owns 90% or more of each of the outstanding classes of stock of a subsidiary that are entitled to vote on a merger to merge the subsidiary into itself without any requirement for action to be taken by the board of directors or the stockholders of the subsidiary.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

1.10	Purpose of the Listing and Liquidity

The Euronext Paris listing is intended to attract investors based outside of the United States, particularly in Europe, and to promote additional liquidity for all investors and provide greater access to Aerkomm’s Common Stock among European fund managers who may be required to invest in Euro-zone markets or currencies only.

At this time, Aerkomm does not intend to enter into any agreement with a liquidity provider in connection with the listing of its Common Stock on the Professional Segment of Euronext Paris. However, Aerkomm reserves the right to enter into such agreement in the future, subject to compliance with applicable legislation in France and the United States.

Until such time that an agreement is entered into with a liquidity provider (if ever), liquidity in the Common Stock on the Professional Segment of Euronext Paris will result initially from execution on Euronext Paris of sell and purchase orders on Euronext Paris in respect of Common Stock (including, sales of Common Stock initially acquired on OTCQX Best Market) and future trading in the Common Stock on the Professional Segment of Euronext Paris with settlement through Euroclear France.

1.11	Market Capitalization for the US and French Markets

Based on 9,399,272 shares of Common Stock issued and outstanding as of July 16, 2019, and the closing price of the Common Stock on the OTCQX on July 16, 2019 ($3.96), Aerkomm had a market capitalization of approximately $37.2 million, which, based on the exchange rate of the European Central Bank on July 16, 2019 (1 EUR = $1.1223), corresponds to approximately EUR 33.2 million.

The 9,399,272 number of shares of Common Stock outstanding reflects the closing, on June 27, 2019, of the sale of 152,000 shares of Common Stock in our ongoing, underwritten public offering, at a price of $42.50 per share for an aggregate gross amount of $6,460,000.

The market capitalization on the Professional Segment of Euronext Paris is calculated on the total issued Common Stock. Based on the above figures, the market capitalization on July 16, 2019 was approximately $37.2 million / EUR 33.2 million.

Please find below information concerning the Common Stock price performance on the OTCQX.

	Closing Prices
	High	Low
Fiscal Year Ended December 31, 2017
1st Quarter	$-	$-
2nd Quarter (May 30, 2017 – June 30, 2017)	27.50	17.50
3rd Quarter	40.00	26.00
4th Quarter	40.00	17.50

Fiscal Year Ended December 31, 2018
1st Quarter	$37.50	$30.00
2nd Quarter	42.50	19.75
3rd Quarter	32.50	14.25
4th Quarter	23.75	9.50

Fiscal Year Ending December 31, 2019
1st Quarter	$20.00	$2.00
2nd Quarter	9.95	3.72

All historical pricing has been adjusted for the one-for-five reverse stock split that took effect on January 16, 2019.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

II.	STATEMENT OF CAPITALIZATION AND INDEBTEDNESS AS OF MAY 31, 2019

The below tables are derived from Aerkomm’s unaudited condensed consolidated financial statements.

2.1	Capitalization and Indebtedness (in millions of US Dollars) at May 31, 2019

Total current debt	$0.742
- Guaranteed	-
- Secured	0.540
- Unguaranteed and Unsecured	$0.202

Total non-current debt (excluding current portion of long-term debt)	$0.148
- Guaranteed	-
- Secured (capital lease obligations)	0.108
- Unguaranteed / Unsecured	$0.040

Shareowners’ equity
a. Share capital and paid-in capital	$56.956	*
b. Legal reserve	-

c. Total other reserves	-
- Reinvested earnings	(19.267)
- Accumulated other comprehensive loss	1.083
- Common Stock in treasury, at cost – 15,740,934 shares	-
Total shareowners’ equity	$38.772

2.2	Net Indebtedness (in millions of US Dollars) at May 31, 2019

A.+B. Cash and cash equivalents	$0.060
C. Short-term investments	-
D. Liquidity (A) + (B) + (C)	$0.060

E. Current financial receivable	-
F. Current bank debt	$-
G. Current portion of non-current debt	(0.008)
H. Other current financial debt	(0.734)
I. Other financial debt (F) + (G) + (H)	$(0.742)

J. Net current financial indebtedness (I) – (E) – (D)	$(0.802)

K. Non-current bank loans	-
L. Bonds issued	-
M. Other non-current loans (capital lease obligations)	-

N. Non-current financial indebtedness (K) + (L) + (M)	-

O. Net financial indebtedness (J) + (N)	(0.802)

*	of which, USD 9,098 share capital and USD 56,947,231 paid in capital (i.e. taking into account the accounting effect of the 1-for-5 reverse stock split effective as of January 16, 2019).

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

On June 27, 2019, in connection with the U.S. Offering described in section 1.1 above, the Company completed one closing in the gross amount of $6,460,000 and issued 152,000 shares of our common stock.

On May 9, 2019, two of the Company’s current shareholders (the “Lenders”) each committed to provide to the Company a $10 million bridge loan (together, the “Loans”) for an aggregate principal amount of $20 million, to bridge the Company’s cash flow needs prior to its obtaining a mortgage loan to be secured by a parcel of land (the “Land”) the Company intends to purchase in Taiwan. On July 3, 2019, the Company paid the final payment in the amount of US$642,462 for this land purchase and are waiting for the land owner to close the transaction in accordance with the contract.The Lenders also agreed to an earlier closing of up to 25% of the principal amounts of the Loans upon the Company’s request prior to the time that title to the Land is vested in the Company’s subsidiary, Aerkomm Taiwan, to pay the outstanding obligations to the Company’s vendors. With the $16.44 million to be raised in the remainder of the Company’s ongoing public offering (of which $6.46 million has already been raised effective June 27, 2019 as indicated above) and the $20 million in loan commitment (with the draw down up to 25% in advance of the closing of the Land purchase), the Company believes its working capital is sufficient to sustain its operations for the next twelve months.

III.	DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our directors and executive officers as of June 27, 2019.

Name	Age	Position
Jeffrey Wun	54	Chairman, Chief Executive Officer and President
Y. Tristan Kuo	64	Chief Financial Officer
Richmond Akumiah	65	Director
James J. Busuttil	60	Director
Raymond Choy	38	Director
Chih-Ming (Albert) Hsu	44	Director
Colin Lim	56	Director
Jan-Yung Lin	58	Director

For at least the previous five years, none of the directors or executive officers of Aerkomm has:

(a)	been convicted in relation to fraudulent offenses;

(b)	been associated with any bankruptcies, receiverships or liquidations when acting in their capacity of directors or executive officers of Aerkomm; or

(c)	been subject to any official public incrimination and/or sanctions by statutory or regulatory authorities (including designated professional bodies) or ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer.

There are no family relationships among any of the executive officers and directors listed above.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

Corporate Governance

Board Composition and Committees

Our board of directors is comprised of seven members: Jeffrey Wun, James J. Busuttil, Raymond Choy, Chih-Ming (Albert) Hsu, Richmond Akumiah, Colin Lim and Jan-Yung Lin. Our board of directors has determined that Messrs. Busuttil, Choy, Akumiah and Lim are independent directors as that term is defined in the rules of the Nasdaq Stock Market. Though we are not subjected to the rules of Nasdaq Stock Market, the company adapted these rules voluntarily. Messrs. Choy, Lim and Busuttil are each members of the Audit Committee, Compensation Committee and Nominating and Governance Committee and Messrs. Akumiah, Busuttil and Choy are each member of the Regulatory, Compliance & Government Affairs Committee. Mr. Akumiah is also a member of the Audit Committee.

Our board of directors currently has four standing committees which perform various duties on behalf of and report to the board of directors: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Governance Committee and (iv) Regulatory, Compliance & Government Affairs Committee. Each of the four standing committees is comprised entirely of independent directors. From time to time, the board of directors may establish other committees.

Board Role in Risk Oversight

Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee also manages risks associated with the independence of members of our board of directors and potential conflicts of interest. Our Regulatory, Compliance & Government Affairs Committee oversees regulatory, compliance and governmental matters that may impact the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

Code of Ethics

Aerkomm has adopted a code of ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. Aerkomm has also adopted a code of professional conduct that applies specifically to its chief executive officer and its senior financial officers. These codes address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the codes.

Aerkomm is required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to its principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. Aerkomm intends to use its website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to Aerkomm’s website https://ir.aerkomm.com/governance-docs within four business days following the date of any such amendment to, or waiver from, a provision of its code of ethics.

IV.	EMPLOYEES

As of the date of this Prospectus, we had a total of 19 employees, 15 of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Operations	4
Sales and Marketing	4
Research and Development	8
General and Administrative	3
Total	19

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

None of our employees belongs to a union or is a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

The below chart sets forth historical information regarding the average number of Aerkomm’s employees for each of the fiscal years ended December 31, 2018 and 2017.

	Number of Employees
	As of December 31,
Function	2018	2017
Operations	4	4
Sales and Marketing	4	4
Research and Development	8	8
General and Administrative	3	3
Total	19	19

V.	ORGANIZATIONAL STRUCTURE

Aerkomm is the parent company of the Aerkomm group of companies. Aerkomm holds, directly or indirectly, the capital and voting rights of each of the subsidiaries listed on page 11 (B.5 Group) in Chapter A above and in Exhibit 21.1 to Aerkomm’s 10-KT.

VI.	WORKING CAPITAL STATEMENT

With the $6.46 million raised in relation to the issuance of new shares on June 27, 2019 and the $20 million in loans committed to us to bridge the Company’s cash flow needs prior to its obtaining a mortgage loan to be secured by a parcel of land, the “Loans”, by two of our existing shareholders, the “Lenders”, we believe our available working capital is sufficient to sustain our current financial obligations, which, we believe, range between USD 16 to 20 million depending on the progress of our projects (excluding any payment for the acquisition of the land in Taiwan the final payment of which has been made on July 3rd, 2019), for the next twelve months following the date of the Prospectus.

Alternatively, if we succeed in raising, as part of our on-going $16.44 million public offering (of which $6.46 million has already been raised effective June 27, 2019 as indicated above) an additional amount of approximately $10 million (which we expect to occur within 15 days following the date of the Prospectus), together with $5 million which may be drawn down from the Loans at any time to pay vendors, we also believe that our available working capital is sufficient to sustain our current financial obligations for the next twelve months following the date of the Prospectus.

VII.	TAX CONSEQUENCES

Set out below are the main French tax consequences and certain U.S. federal income tax consequences likely to apply to French investors who will hold Shares under French domestic law in force on January 1, 2019, and the U.S.- France income tax treaty signed August 31, 1994, as modified by the protocols signed December 8, 2004 and January 13, 2009 (the “U.S.-French Tax Treaty”). Unless otherwise indicated, the discussion of the U.S. tax consequences herein assumes that each French investor is eligible for the benefits of the U.S.–French Tax Treaty and is also not a U.S. tax resident (a “French tax resident”). The tax regime described below may be modified by subsequent laws or regulations, which should be followed by the investors with the help of their usual advisor.

Please note that the information set out below is only a summary of the applicable tax regime. Each particular situation should be carefully analyzed by a tax advisor, especially regarding tax residence, the possible impact of citizenship and the application of the U.S.-French Tax Treaty to their particular circumstances.

CHAPTER C – SUPPLEMENTAL INFORMATION

CONCERNING AERKOMM INC.

The discussion of U.S. federal tax issues (1) is not intended or written to be used, and it cannot be used, by any investor for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended, and (2) is written to support the listing of Aerkomm’s Common Stock on Euronext Paris. Each investor should seek U.S. federal tax advice based on the investor’s particular circumstances from an independent tax advisor.

7.1	Capital gains realized upon the sale of Shares by Individual Investors who are French Tax Residents Holding Shares as a Private Investment

US Tax considerations

Article 13 of the U.S.-French Tax Treaty generally exempts certain gains (including stock gains) of French tax resident individual investors from U.S. tax unless the gain is attributable to a permanent establishment of the investor in the United States. Any individual French investor, who is not eligible for the benefits of the U.S.-French Tax Treaty and is in the United States for at least 183 days in the year in which the investor disposes of the Shares, should consult his or her own tax advisor for the U.S. tax consequences of the disposition.

French tax considerations

In accordance with Articles 150-0 A et seq. and 200 A of the French General Tax Code (the “GTC”), capital gains realized upon the disposal of Shares will be subject as from the first Euro to tax on income at a flat rate of 12,8%.Such capital gains may also be subject to the 3% or 4% contribution on high-income taxpayers which is applicable as follows: (i) single, widowed, separated or divorced taxpayers are subject to the 3% contribution rate for their income (revenu fiscal de référence) above € 250.000 and under € 500.000 and to the 4% contribution rate for their income (revenu fiscal de référence) above € 500.000, and (ii) taxpayers subject to joint taxation are subject to the 3% contribution rate for their income (revenu fiscal de référence) above € 500.000 and to the 4% contribution rate for their income (revenu fiscal de référence) above € 1.000.000.

In addition, such capital gains will also be subject to the following social taxes, which are non-deductible from the income taxable basis:

-	the contribution sociale généralisée of 9.2% (Articles 1600-0C and 1600-0E of the GTC), collected according to the same procedures as income tax;

-	the contribution au remboursement de la dette sociale of 0.5% (Article 1600-0J of the GTC), collected according to the same procedures as income tax;

-	the prélèvement de solidarité of 7.5% (Article 136-7 of the French Social Security Code).

In accordance with Article 150-0D 11 of the GTC, capital losses (if any) incurred upon the disposal of Shares may be deducted only from capital gains on sales of the same nature in the same year or in the ten years following such disposal.

CHAPTER C – SUPPLEMENTAL INFORMATION
CONCERNING AERKOMM INC.

7.2	Capital gains realized upon the sale of Shares by French Tax Resident Stockholders that are Legal Entities and Subject to Corporate Dividends arising from the Shares received by French Tax Resident Stockholders Tax

US Tax considerations

Article 13 of the U.S.-French Tax Treaty generally exempts certain gains (including stock gains) of French tax resident investors, from U.S. tax, unless the gain is attributable to a permanent establishment of the investor in the United States.

French Tax considerations

The capital gain realized upon the sale of Shares is included in the taxable income of holders subject to corporate income tax at the standard rate of 31%, increased by the social contribution of 3.3% (Article 235 ter ZC of the GTC), which is based on the amount of corporate tax reduced by a discount that cannot exceed € 763,000 per twelve-month period.

The ordinary corporate tax rate is set to be gradually reduced by 2022. The ordinary corporate tax rate should therefore be 28% in 2020, 26.5% in 2021 and 25% in 2022.

A specific tax treatment would apply in the case where the Shares would qualify as a controlling interest (titres de participation), held for at least two years from the date of the acquisition of the Shares.

Pursuant to Article 219-1 a quinquies of the GTC, the following shares constitute titres de participation: (i) shares qualifying as such under the accounting rules, (ii) shares acquired pursuant to a public offer of sale or exchange by the company that initiates it, or (iii) shares of a company that qualifies for the parent- subsidiary regime (the main criteria being the holding of at least 5% of the company’s capital) and which are accounted as such, other than shares of predominantly real estate entities.

According to the provisions of Article 219-1 a quinquies of the GTC, net gains realized upon the disposal of such controlling interest (titres de participation) held for more than two years would qualify for the long- term capital gain regime under which capital gains are exempt from corporate income tax; nevertheless a 12% service charge (quote part de frais et charges) of the net capital gains will be taxed at the ordinary corporate tax rate of the 31%, as well as an additional contribution provided for under Article 235 ter ZC of the GTC amounting to 3.3% of the corporate income tax after a basis allowance which cannot exceed € 763,000 per twelve-month period, if applicable.

7.3	Capital Gains realized upon the sale of Shares by other Stockholders who are French Tax Residents

Stockholders subject to a specific tax regime must determine which tax rules apply in their particular case in the event of capital gains or losses realized upon the disposal of Shares.

7.4	Dividends arising from the Shares received by Individual Investors who are French Tax Residents Holding Shares as a Private Investment

US Tax considerations

A dividend paid by Aerkomm to a French tax resident investor will be subject to U.S. withholding tax unless the dividend income is considered attributable to a permanent establishment of the investor in the United States. In accordance with Article 10(2) of the U.S.-French Tax Treaty, dividend payments, if any, made on Shares to an Individual French tax resident stockholder, will be subject to a U.S. withholding tax at the rate of 15%.

The French taxpayer will be entitled to claim a credit for such U.S. withholding tax on the taxpayer’s French tax return.

CHAPTER C – SUPPLEMENTAL INFORMATION
CONCERNING AERKOMM INC.

French Tax considerations

Under Article 117 quater of the GTC, a 12,8% withholding tax must be paid on the gross amount of dividends within the first fifteen days of the month following the month in which the dividends are received, such withholding tax being an advance personal income tax payment which can be set off against the personal income tax arising on such dividends payable the year following the one during which such dividends are received, the surplus, if any, being refunded to the taxpayer. This withholding tax is paid by the taxpayer himself or herself when the paying agent is not established in a European Union member State or in a State that is a party to the European Economic Area Agreement that has signed a tax agreement with France that contains an administrative assistance clause with a view to combating tax fraud or tax evasion.

However, individuals belonging to a tax household whose taxable income for the year before last, as defined in 1° of IV of Article 1417 of the FTC, is less than EUR50,000 for taxpayers who are single, divorced or widowed, or EUR75,000 for couples filing jointly, may request exemption from this withholding tax under the terms and conditions of Article 242 quater of the GTC, i.e. by providing to the paying agent no later than November 30 of the year preceding the year of the payment of the dividends a signed statement that the reference fiscal income shown on the taxation notice (avis d’imposition) issued in respect of the second year preceding the year of payment was below the above-mentioned taxable income thresholds. However, taxpayers who acquire Shares after the deadline for providing the aforementioned exemption request can, subject to certain conditions, provide such exemption request to the paying agent upon acquisition of such Shares pursuant to paragraph 320 of the administrative guidelines BOI-RPPM-RCM-30-20-10-20140211.

When the paying agent is established outside France, only individuals belonging to a tax household whose taxable income of the year before last, as defined in 1° of IV of Article 1417 is equal or superior to the amounts mentioned in the previous paragraph are subject to this withholding tax.

In addition, the amount of dividends received by French tax resident individuals will also be subject to the following social taxes which are non-deductible from the income taxable basis, and which must be paid by the holder of the Shares within the first fifteen days of the month following the month in which the dividends are received:

-	the contribution sociale généralisée of 9.2% (Articles 1600-0C and 1600-0E of the GTC), collected according to the same procedures as income tax;

-	the contribution au remboursement de la dette sociale of 0.5% (Article 1600-0J of the GTC), collected according to the same procedures as income tax;

-	the prélèvement de solidarité of 7.5% (Article 136-7 of the French Social Security Code).

Whether received in France or abroad, dividends received by French tax resident individuals will be subject to tax on income at a flat rate of 12.8% on the gross amount of dividends received in the year following their perception. In practice, as the 12,8% withholding tax paid within the first fifteen days of the month following the month in which the dividends are received can be set off against the personal income tax, no additional taxation should be incurred, unless the taxpayer is subject to the 3% or 4% contribution on high-income taxpayers which is applicable as follows: (i) single, widowed, separated or divorced taxpayers are subject to the 3% contribution rate for their income (revenu fiscal de référence) above € 250.000 and under € 500.000 and to the 4% contribution rate for their income (revenu fiscal de référence) above € 500.000, and (ii) taxpayers subject to joint taxation are subject to the 3% contribution rate for their income (revenu fiscal de référence) above € 500.000 and to the 4% contribution rate for their income (revenu fiscal de référence) above € 1.000.000.

CHAPTER C – SUPPLEMENTAL INFORMATION
CONCERNING AERKOMM INC.

7.5	Dividends arising from the Shares received by French Tax Resident Stockholders that are Legal Entities and Subject to Corporate Tax

US Tax considerations

A dividend paid by Aerkomm to a French tax resident investor will be subject to U.S. withholding tax unless the dividend income is considered attributable to a permanent establishment of the investor in the United States. In accordance with Article 10(2) of the U.S.-French Tax Treaty, (1) dividend payments, if any, made on Shares to a French tax resident stockholder, will generally be subject to a U.S. withholding tax at the rate of 15%, and (2) dividend payments, if any, made on Shares to a French tax resident company holding at least 10% of Aerkomm’s voting rights will generally be subject to a U.S. withholding tax at the rate of 5%. These lower withholding tax rates under the U.S.-French Tax Treaty for dividends paid by Aerkomm would generally be available only if the investor has provided a properly completed and executed IRS Form W- 8BEN to the Paying Agent prior to the dividend payment. If this IRS Form W-8BEN is not provided to the Paying Agent prior to the dividend payment, the dividend will be subject to US withholding at the U.S. statutory rate of 30%; and in that case, a French tax resident investor eligible for benefits under the U.S.- French Tax Treaty may claim a refund from the United States of the withholding tax to the extent the amount withheld exceeds the amount that would have been withheld if the investor had timely provided the IRS Form W-8BEN. In general, the IRS Form W-8BEN l remains valid for three years. At the end of this three-year period, a new properly completed and executed IRS Form W-8BEN must be provided to the Paying Agent.

The French taxpayer will be entitled to claim a credit for such U.S. withholding tax on the taxpayer’s French tax return.

Under the Foreign Account Tax Compliance Act of 2009 or "FATCA" enacted in the United States, foreign financial institutions (which include hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) and certain other foreign entities (but not individuals) must comply with new U.S. information reporting rules with respect to their U.S. account holders and investors or confront a new U.S. withholding tax on U.S. source payments made to them. A foreign entity to which FATCA applies that does not comply with the FATCA reporting requirements will be subject to a new 30% withholding tax with respect to any "withholdable payments" made after December 31, 2012. For this purpose, a withholdable payment would include a dividend paid by Aerkomm and also include the entire gross proceeds from the sale of Shares. The withholding tax under FATCA will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). French tax resident investors are urged to consult their tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

French Tax considerations

Dividends paid by Aerkomm to holders of Shares who are legal entities subject to corporate income tax in France are subject to corporate income tax in France under the conditions described below.

The gross amount of the dividends received is included in the taxable income of such holders subject to corporate income tax at the standard rate of 31%, increased by the social contribution of 3.3% (Article 235 ter ZC of the GTC), which is based on the amount of corporate tax reduced by a discount that cannot exceed € 763,000 per twelve-month period.

The ordinary corporate tax rate is set to be gradually reduced by 2022. The ordinary corporate tax rate should therefore be 28% in 2020, 26.5% in 2021 and 25% in 2022.

However, in accordance with the provisions of articles 145 and 216 of the GTC, legal entities which hold at least 5% of the share capital of Aerkomm, may benefit, under certain conditions and upon election, from the parent-subsidiary regime. According to such regime, dividends received by a parent company are not subject to corporate income tax, save for an amount representing 5% of the net dividends received, including the tax credit, if any, which remains taxable. Holders of Shares who could be concerned by these rules should contact their usual tax advisor to get informed about the tax regime applicable to their own situation.

CHAPTER C – SUPPLEMENTAL INFORMATION
CONCERNING AERKOMM INC.

7.6	Other Taxes and Duties

No French taxes of a documentary nature, such as capital, stamp or registration tax or duty, are payable by or on behalf of a holder Shares by reason only of the purchase, ownership or disposal of such Common Stock, provided that no written agreement formalizing the transfer of Common Stock is executed in France.

VIII.	“Required Filer” Status

On April 19, 2018, we filed a Form 8-A with the Securities and Exchange Commission to register our class of common stock pursuant to Section 12(g) of the Securities Exchnge Act of 1934 (the “Exchange Act”). As such, we have become a “required filer” of periodic and current reports as required under the rules of the Exchange Act. We undertake to maintain our Exchange Act registration of our common stock and to remain a “required filer” for so long as our common stock is listed for trading on Euronext in Paris.

IX.	DOCUMENTS ON DISPLAY

As a public company, Aerkomm regularly files reports and proxy statements with the SEC. These reports are required by the Exchange Act and include:

●	Annual reports on Form 10-K;

●	Quarterly reports on Form 10-Q;

●	Current reports on Form 8-K;

●	Proxy statements on Schedule 14A; and

●	Registration statements on Form S-1.

The SEC maintains an internet site that contains Aerkomm’s reports, proxy and information statements, and its other SEC filings; the address of that site is http://www.sec.gov.

Aerkomm makes its SEC filings (including any amendments) available on its own internet site as soon as reasonably practicable after it has filed them with or furnished them to the SEC. Aerkomm’s internet address is https://www.aerkomm.com/ All of these filings are available on its website free of charge.

The information on Aerkomm’s website is not incorporated by reference into Aerkomm’s SEC filings unless specifically so incorporated.

Aerkomm’s website contains, under “Corporate Governance,” information about its corporate governance policies, such as:

●	Code of Business Conduct;

●	Board of Directors Guidelines on Significant Corporate Governance Issues; and

●	Board Committee Charters.

Any of these items, as well as the Company’s Articles of Incorporation and Bylaws, are available in print to any shareowner who requests them. Requests should be sent to the corporate secretary at Aerkomm Inc., 923 Incline Way #39, Incline Village, NV 89451 U.S.A.

As of the AMF visa date of the prospectus, copies of this prospectus are available, free of charge, from the Company (923 Incline Way #39, Incline Village, NV 89451 U.S.A).

This prospectus is also available on the websites of the Company (https://www.aerkomm.com/) and of the AMF (www.amf-france.org).

All legal and financial documents relating to the Company and required to be made available to shareholders in accordance with applicable law and regulations may also be consulted at the Company’s principal and registered office.

The regulated information under the meaning of the AMF’s General Rules and Regulations is also available on the Company’s website.

CROSS-REFERENCE LISTS

ANNEX XXV

MINIMUM DISCLOSURE REQUIREMENTS FOR THE SHARE
REGISTRATION DOCUMENT FOR SMEs AND COMPANIES WITH
REDUCED MARKET CAPITALISATION (SCHEDULE)

(Page numbering refers to the page contained in the relevant document)

Item #	Item contents	Chapter/Exhibit	Page/Section
1.	PERSONS RESPONSIBLE
1.1.	All persons responsible for the information given in the prospectus	Wrapper	4 (Company Representative for Prospectus)
		Exhibit II	Exhibits 31.1, 31.2, 32.1 and 32.2
		Exhibit III	Exhibits 31.1, 31.2, 32.1 and 32.2
1.2.	A declaration by those responsible for the prospectus	Wrapper	4 (Company Representative for Prospectus)
2.	STATUTORY AUDITORS
2.1.	Names and addresses of the issuer’s auditors	Exhibit I	F-3 (Report of Independent Registered Public Accounting Firm)
		Exhibit III	F-3 (Report of Independent Registered Public Accounting Firm)
2.2.	If auditors have resigned, been removed or not been re-appointed during the period covered by the historical financial information, indicate details if material.	Not Applicable	Not Applicable
3.	SELECTED FINANCIAL INFORMATION
3.1.	Selected historical financial information	Chapter A	12 (Selected Two-Year Financial Data)
		Exhibit 1	7 (Selected Two-Year Financial Data)

Item #	Item contents	Chapter/Exhibit	Page/Section
3.2.	Interim periods	Chapter A	12 (Summary Consolidated Financial Data)
		Exhibit II	2-4 (Quarterly Financial Data (Unaudited))
	Financial statements for the nine months ended December 31, 2018	Exhibit III	337-382
	Financial statements for the three months ended March 31, 2018	Exhibit I Exhibit II	197-201 238-240
4.	RISK FACTORS
		Chapter A	18 (Risk Factors)
		Chapter B	21-42 (Risk Factors)
		Exhibit I	8-25 (Risk Factors)
		Exhibit III	21-36 (Item 1A. Risk Factors)
5.	INFORMATION ABOUT THE ISSUER
5.1.	History and Development of the Issuer
5.1.1.	The legal and commercial name of the issuer	Exhibit I	Cover Page
5.1.2.	The place of registration of the issuer and its registration number	Chapter C	45 (Registration Number)
		Exhibit I	Cover Page
5.1.3.	The date of incorporation and the length of life of the issuer, except where indefinite	Exhibit I	F-8 (Note 1- Organization)
		Exhibit II	5 (Note 1 - Organization)
5.1.4.	The domicile and legal form of the issuer, the legislation under which the issuer operates, its country of incorporation, as well as the address and telephone number	Chapter A	6 (B.2 Domicile)
		Exhibit I	3 (Organization)
		Exhibit I	F-8 (Note 1- Organization)
		Exhibit II	5 (Note 1 - Organization)

Item #	Item contents	Chapter/Exhibit	Page/Section
5.1.5.	Important events in the development of the issuer’s business	Exhibit I	2 (IFEC Ground Support Systems), 2 (Launch and Increase number of connected aircraft; MJet)
		Exhibit I	5 (Stock Splits)
		Exhibit I	32 (Principal Factors Affecting Financial Performance)
		Exhibit I	33 (Results of Operations
		Exhibit I	47 (Our Aerkomm K++ system)
		Exhibit I	48 (Our Content Solutions)
		Exhibit I	51 (Satellite Ground Stations and Data Centers); 52-53 (Our Contracts with Airline Partners); 53-54 (Agreements, GTAs, MOUs and LOI with our Business Partners); 55 (Product Development, Manufacturing, Installation and Maintenance)
		Exhibit I	F-1 (Financial Statements); F-9 (Changes in Fiscal Year); F-24 (Note 16 – Commitments and Note-17 – Subsequent Events)
		Exhibit III	F-8-9 (Note 1 -Organization)
5.2.	Investments
5.2.1.	A description (including the amount) of the issuer’s principal investments for each financial year for the period covered by the historical financial information up to the date of the prospectus	Exhibit I	34 (Investing Activities)
		Exhibit I	37 (Investing Activities)
		Exhibit I	38 (Research and Development Costs)
		Exhibit I	F-7 (Consolidated Statements of Cash Flows)
		Exhibit I	F-10 (Property and Equipment)
		Exhibit I	F-14 (Intangible Asset, Net)
		Exhibit II	25 (Investing Activities)
		Exhibit II	27 (Research and Development)
		Exhibit III	41 (Investing Activities)
		Exhibit III	43 (Investing Activities)
		Exhibit III	44 (Research and Development)

Item #	Item contents	Chapter/Exhibit	Page/Section
5.2.2.	A description of the issuer’s principal investments that are in progress	Exhibit I	2 (IFEC – In-flight Entertainment and Connectivity Systems, Remote and Maritime Connectivity, IFEC Ground Support Systems)
		Exhibit I	34 (Investing Activities) 37 (Investing Activities)
		Exhibit I	F-7 (Consolidated Statements of Cash Flows)
		Exhibit I	F-14 (Intangible Asset, Net)
		Exhibit III	41 (Investing Activities)
		Exhibit III	43 (Investing Activities)
		Exhibit III	44 (Research and Development)
5.2.3.	Information concerning the issuer’s principal future investments on which its management bodies have already made firm commitments	Exhibit I	2 (Growth Strategies, General Terms Agreement with MJet GMBH signed March 6, 2019); 26 (Use of Proceeds; 34 (Investing Activities); 37 (Investing Activities);
		Exhibit I	37 (Capital Expenditures)
		Exhibit I	53 (MOUs and LOI with Our Business Partners)
		Exhibit II	10 (Note 5 – Property and Equipment); (Note 6 – Intangible Asset, Net)
		Exhibit III	F-13 (Note 5 – Property and Equipment)

Item #	Item contents	Chapter/Exhibit	Page/Section
6.	BUSINESS OVERVIEW
6.1.	Principal Activities
6.1.1.	A description of, and key factors relating to, the nature of the issuer’s operations and its principal activities	Chapter A	6 (B.3, Business Overview)
		Exhibit I	1-3 (Business Overview);
		Exhibit I	32 (Principal Factors Affecting Financial Performance)
		Exhibit II	22 (Overview)
		Exhibit II	23 (Principal Factors Affecting Financial Performance)
		Exhibit III	1 (Overview)
		Exhibit III	39 (Principal Factors Affecting Financial Performance)
6.1.2.	An indication of any significant new products and/or services that have been introduced	Exhibit I	1-3 (Business Overview)
		Exhibit I	50 (Black Box Live)
		Exhibit III	6-15 (Our IFEC Solutions)
6.2.	Principal markets	Exhibit I	50 (Other Markets (Remote Locations and Maritime)
		Exhibit I	56-57 (Our Growth Strategy)
		Exhibit III	F-9 (Note 1 – Organization – Continued)
6.3.	Where the information given pursuant to items 6.1. and 6.2. has been influenced by exceptional factors, mention that fact	Exhibit I	32 (Principal Factors Affecting Financial Performance)
		Exhibit I	44 (Our IFEC Solutions)
		Exhibit I	50 (Black Box Live)

Item #	Item contents	Chapter/Exhibit	Page/Section
6.4.	The extent to which the issuer is dependent, on patents or licenses, industrial, commercial or financial contracts or new manufacturing processes	Chapter B	38 (Risk Factors)
		Exhibit I	53 (Agreements, GTAs, MOUs and LOI with Our Business Partners)
		Exhibit III	13-15 (Other Airline Partners and Business Jet Customers)
6.5.	Issuer’s competitive position	Chapter A	9 (Our Competitive Strengths)
		Chapter B	26 (Risk Factors)
		Exhibit I	2 (Our Competitive Strengths)
		Exhibit I	56 (Our Competition)
7.	ORGANIZATIONAL STRUCTURE
7.1.	Description of the group	Chapter A	11 (B.5. Group)
		Exhibit I	F-8 (Note 1- Organization)
		Exhibit I	F-8 (Note 1- Organization)
		Exhibit II	5 (Note 1 - Organization)
7.2.	A list of the issuer’s significant subsidiaries	Chapter A	11 (B.5. Group)
		Exhibit III	Exhibit 21.1 (List of Subsidiaries)
8.	PROPERTY, PLANTS AND EQUIPMENT
8.1.	Information regarding any existing or planned material tangible fixed assets	Exhibit I	F-10 (Property and Equipment)
		Exhibit II	10 (Note 5 – Property and Equipment); (Note 6 – Intangible Asset, Net)
		Exhibit III	F-13 (Note 5 – Property and Equipment)

Item #	Item contents	Chapter/Exhibit	Page/Section
8.2.	Environmental issues that may affect the issuer’s utilization of the tangible fixed assets	Not Applicable	Not Applicable
9.	OPERATING AND FINANCIAL REVIEW
9.1.	Financial condition	Chapter B	21 (Risk Factors)
		Exhibit I	32 (Management’s Discussion and Analysis of Financial Condition and Results of Operations)
		Exhibit II	21 (Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations)
		Exhibit III	38 (Management’s Discussion and Analysis of Financial Condition and Results of Operations)
9.2.	Operating Results
9.2.1.	Significant factors materially affecting the issuer’s income from operations	Exhibit I	7 (Summary Consolidated Financial Data)
		Exhibit I	32 (Results of Operations)
		Exhibit I	38 (Critical Accounting Policies)
		Exhibit II	24 (Results of Operations)
		Exhibit III	40 (Results of Operations)
		Exhibit III	43 (Critical Accounting Policies)
9.2.2.	Material changes in net sales or revenues	Exhibit I	7 (Summary Consolidated Financial Data)
		Exhibit I	32 (Results of Operations)
		Exhibit I	38 (Critical Accounting Policies)
		Exhibit II	24 (Results of Operations)
		Exhibit III	40 (Results of Operations)
		Exhibit III	43 (Critical Accounting Policies)

Item #	Item contents	Chapter/Exhibit	Page/Section
9.2.3.	Governmental, economic, fiscal, monetary or political policies or factors that have materially affected, or could materially affect, directly or indirectly, the issuer’s operations	Exhibit I	32 (Principal Factors Affecting Financial Performance)
		Exhibit I	37 (Inflation)
		Exhibit I	57-59 (Regulation)
		Exhibit II	27 (Inflation)
		Exhibit III	18-20 (Regulation)
10.	CAPITAL RESOURCES
10.1.	Issuer’s resources and a narrative description of the issuer’s cash flows	Exhibit I	F-24 (Note 16 – Commitments)
		Exhibit I	35 (Financing Activities)
		Exhibit I	36 (Liquidity and Capital Resources)
		Exhibit I	29 (Capitalization)
		Exhibit II	25 (Liquidity and Capital Resources)
		Exhibit III	40 (Liquidity and Capital Resources)
		Exhibit III	F-24 (Note 14 – Commitments)
		Exhibit I	32 (Results of Operations)
		Exhibit II	24 (Results of Operations)
		Exhibit III	40 (Results of Operations)
		Exhibit IV	$6.46 Million pubic offering closing
10.2.	Information regarding any restrictions on the use of capital resources	Exhibit I	34 (Liquidity and Capital Resources)
		Exhibit I	F-24 (Note 16 – Commitments)

Item #	Item contents	Chapter/Exhibit	Page/Section
11.	RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES	Exhibit I	38 (Research and Development Costs)
		Exhibit I	F-11 (Research and Development Costs)
		Exhibit II	27 (Research and Development)
		Exhibit III	44 (Research and Development)
12.	TREND INFORMATION
12.1.	Significant trends that affected production, sales and inventory, and costs and selling prices since the end of the last financial year to the date of the prospectus	Exhibit I	1 (Business Overview)
		Exhibit I	41 (Our Industry)
		Exhibit III	38 (Principal Factors Affecting Financial Performance)
12.2.	Trends, uncertainties or events that are likely to affect the issuer for at least the current financial year	Exhibit I	1 (Business Overview)
		Exhibit I	41 (Our Industry)
		Exhibit III	38 (Principal Factors Affecting Financial Performance)
13.	PROFIT FORECASTS OR ESTIMATES	Not Applicable	Not Applicable
14.	ADMINISTRATIVE, MANAGEMENT, SUPERVISORY BODIES AND SENIOR MANAGEMENT
14.1.

Names, business addresses and functions in the issuer of the following persons and an indication of the principal activities performed by them outside the issuer where these are significant with respect to that issuer:

a) members of the administrative, management or supervisory bodies;

		Chapter C	48 (Directors and Executive Officers)
		Exhibit I	61 (Management)
	b) partners with unlimited liability, in the case of a limited partnership with a share capital;	Not Applicable	Not Applicable
	c) founders, if the issuer has been established for fewer than five years; and	Exhibit I	61 (Management)
	d) any senior manager who is relevant to establishing that the issuer has the appropriate expertise and experience for the management of the issuer’s business.	Exhibit I	61 (Management)
	The nature of any family relationship between any of those persons	Exhibit I	62 (Family Relationships)
		Exhibit I	61 (Management)

Item #	Item contents	Chapter/Exhibit	Page/Section
In the case of each member of the administrative, management or supervisory bodies of the issuer and of each person mentioned in points (b) and (d) of the first subparagraph, details of that person’s relevant management expertise and experience and the following information:
	(a) the names of all companies and partnerships of which such person has been a member of the administrative, management or supervisory bodies or partner at any time in the previous five years, indicating whether or not the individual is still a member of the administrative, management or supervisory bodies or partner. It is not necessary to list all the subsidiaries of an issuer of which the person is also a member of the administrative, management or supervisory bodies;	Exhibit I	61 (Management)

(b) any convictions in relation to fraudulent offences for at least the previous five years;

(c) details of any bankruptcies, receiverships or liquidations with which a person described in (a) and (d) of the first subparagraph who was acting in the capacity of any of the positions set out in (a) and (d) of the first subparagraph was associated for at least the previous five years;

(d) details of any official public incrimination and/or sanctions of such person by statutory or regulatory authorities (including designated professional bodies) and whether such person has ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer for at least the previous five years.

If there is no such information to be disclosed, a statement to that effect is to be made.

		Exhibit I	63 (Involvement in Certain Legal Proceedings)

Item #	Item contents	Chapter/Exhibit	Page/Section
14.2.	Administrative, management, and supervisory bodies and senior management conflicts of interests	Exhibit I	71 (Certain Relationships and Related Party Transactions)
		Exhibit I	F-18 (Note 14 – Related Party Transactions)
15.	REMUNERATION AND BENEFITS
15.1.	The amount of remuneration paid to the members of the administrative, management, supervisory and senior management bodies or to the general managers of the issuer	Exhibit I	66 (Executive Compensation)
15.2.	The total amounts set aside or accrued by the issuer or its subsidiaries to provide pension, retirement or similar benefits to the above persons	Exhibit I	66 (Executive Compensation)
		Exhibit I	67 (Equity Compensation Plan Information)
16.	Board Practices
16.1.	Date of expiration of the current term of office, if applicable, and the period during which the person has served in that office.	Exhibit I	61 (Management)
		Exhibit I	64 (Nominating and Governance Committee)
16.2.	Information about members of the administrative, management or supervisory bodies’ service contracts with the issuer of any of its subsidiaries providing for benefits upon termination of employment	Exhibit I	61 (Management)
		Exhibit I	68 (Termination of Service)
		Exhibit III	Exhibit 10.38 (Employment Agreement)
16.3.	Information about the issuer’s audit committee and remuneration committee, including the names of committee members and a summary of the terms of reference under which the committee operates	Exhibit I	63-65 (Board Composition and Committees)
		Exhibit I	72 (Director Independence)
		Exhibit II	Exhibits 31.1, 31.2, 32.1 and 32.2
		Exhibit III	Exhibits 31.1, 31.2, 32.1 and 32.2

Item #	Item contents	Chapter/Exhibit	Page/Section
16.4.	A statement as to whether or not the issuer complies with its country’s of incorporation corporate governance regime(s).	Exhibit III	Exhibits 31.1, 31.2, 32.1 and 32.2
		Exhibit I	65 (Code of Ethics)
17.	EMPLOYEES
17.1.	Number of employees	Exhibit I	57 (Employees)
17.2.	Shareholdings and stock options with respect to each person referred to in points (a) and (d) of the first subparagraph of item 14.1.	Exhibit I	69 (Security Ownership of Certain Beneficial Owners and Management)
17.3.	Description of any arrangements for involving the employees in the capital of the issuer	Exhibit I	66 (Executive Compensation)
		Exhibit I	31 (Securities Authorized for Issuance Under Equity Compensation Plans)
		Exhibit I	67 (Outstanding Equity Awards)
18.	Major Stockholders
18.1.	Name of any stockholders who are not members of administrative and/or management bodies	Exhibit I	69 (Security Ownership of Certain Beneficial Owners and Management)
18.2.	Whether the issuer’s major stockholders have different voting rights	Chapter C	44 (1.5 Rights Attached to the Securities)
		Exhibit I	73 (Description of Securities)
18.3.	Information on the persons directly or indirectly controlling the issuer	Not Applicable	Not Applicable
18.4.	Agreement known to the issuer that may result in a change in control of the issuer	Not Applicable	Not Applicable

Item #	Item contents	Chapter/Exhibit	Page/Section
19.	RELATED PARTY TRANSACTIONS
		Exhibit I	71 (Certain Relationships and Related Party Transactions)
		Exhibit I	F-18 (Note 14 – Related Party Transactions)
		Exhibit II	F-24 (Note 17 – Subsequent Events – Bridge Loan)
20.	FINANCIAL INFORMATION CONCERNING THE ISSUER’S ASSETS AND LIABILITIES, FINANCIAL POSITION AND PROFITS AND LOSSES
20.1.	Historical Financial Information Audited historical financial information covering the latest 2 financial years and audit report for each year	Exhibit I	F4-F8 (Financial Statements and Notes to Financial Statements)
		Exhibit I	F-3 (Report of Independent Registered Public Accounting Firm)
	Financial statements for the nine months ended December 31, 2018	Exhibit III	337-382
	Financial statements for the three months ended March 31, 2018	Exhibit I Exhibit II	197-201 238-240
20.2.	Pro forma financial information	Not Applicable	Not Applicable
20.3.	Auditing of historical annual financial information
20.3.1.	Statement that the historical financial information has been audited	Exhibit I	F-3 (Report of Independent Registered Public Accounting Firm)
		Exhibit III	F-3 (Report of Independent Registered Public Accounting Firm)
20.3.2.	Indication of other information in the prospectus which has been audited by the auditors	Exhibit I	F-3 (Report of Independent Registered Public Accounting Firm)
		Exhibit III	46 (Management’s Annual Report on Internal Control over Financial Reporting)
20.3.3.	Unaudited financial data in prospectus	Chapter C	47 (Capitalization and Indebtedness)
		Exhibit I	7 (Summary Consolidated Financial Data)
		Exhibit I	F4-F8 (Financial Statements and Notes to Financial Statements)

Item #	Item contents	Chapter/Exhibit	Page/Section
20.4.	Age of latest financial information
20.4.1.	The last year of audited financial information	Exhibit I	F4-F8 (Financial Statements and Notes to Financial Statements)
20.5.	Interim and other financial information
20.5.1.	Quarterly or half yearly financial information since the date of the last audited financial statements	Exhibit I	7 (Summary Consolidated Financial Data)
		Exhibit II	1-20 (Financial Statements and Notes to Financial Statements; Three Months Ended March 31, 2019 are unaudited)
20.5.2.	Interim financial information	Not Applicable	Not Applicable
20.6.	Dividend policy
20.6.1.	The amount of the dividend per share for each financial year for the period covered by the historical financial information.	Chapter A	17 (C.7, Dividend Policy)
		Exhibit I	28 (Dividend Policy)
20.7.	Legal and arbitration proceedings	Exhibit I	60 (Legal Proceedings)
20.8.	Significant change in the issuer’s financial or trading position since the end of the last financial period	Not Applicable	Not Applicable
21.	ADDITIONAL INFORMATION
21.1.	Share Capital
21.1.1.	The amount of issued capital	Chapter C	43 (Type and the Class of the Securities Being Offered)
		Exhibit I	F-6 (Consolidated Statements of Changes in Stockholders’ Equity)
		Exhibit I	73 (Description of Securities)

Item #	Item contents	Chapter/Exhibit	Page/Section
21.1.2.	Shares not representing capital	Not Applicable	Not Applicable
21.1.3.	Shares in the issuer held by the issuer or subsidiaries	Not Applicable	Not Applicable
21.1.4.	The amount of any convertible securities, exchangeable securities or securities with warrants, with an indication of the conditions governing and the procedures for conversion, exchange or subscription	Exhibit I	6 (The Offering); 30 (Dilution); 31 (Market for Common Equity and Related Stockholder Matters; and 76 (Warrants)
21.1.5.	Information about and terms of any acquisition rights and or obligations over authorized but unissued capital or an undertaking to increase the capital	Chapter C	43 (Type and the Class of the Securities Being Offered)
21.1.6.	Information about any capital of any member of the group which is under option or agreed conditionally or unconditionally to be put under option	Exhibit I	F-17 (Note 9 – Capital Stock)
		Exhibit I	31 ( Securities Authorized for Issuance Under Equity Compensation Plans)
		Exhibit I	66 (Executive Compensation)
		Exhibit I	67 (Equity Compensation Plan Information)
		Exhibit I	69 (Security Ownership of Certain Beneficial Owners and Management)
21.1.7.	A history of share capital for the period covered by the historical financial information	Exhibit I	F4-F8 (Financial Statements and Notes to Financial Statements)
21.2.	Memorandum and Articles of Association
21.2.1.	Issuer’s objects and purposes	Chapter C	43 (1.2, Legislation Under Which the Securities Have Been Created)
		Exhibit I	1 (Business Overview)
21.2.2.	A summary of any provisions of the issuer’s articles of association, statutes, charter or bylaws with respect to the members of the administrative, management and supervisory bodies	Exhibit I	24 (Risk Factors)
		Exhibit I	63 (Board Composition and Committees)
		Exhibit I	73 (Description of Securities)
		Exhibit II	Exhibit 3.2 (Restated Bylaws)

Item #	Item contents	Chapter/Exhibit	Page/Section
21.2.3.	A description of the rights, preferences and restrictions attaching to each class of the existing shares	Chapter C	44 (1.5, Rights Attached to the Securities)
		Exhibit I	73 (Description of Securities)
21.2.4.	What action is necessary to change the rights of holders of the shares	Chapter C	44 (1.5, Rights Attached to the Securities)
		Exhibit I	73 (Description of Securities)
21.2.5.	Conditions governing the manner in which annual general meetings and extraordinary general meetings of stockholders are called	Chapter C	44 (1.5, Rights Attached to the Securities)
		Exhibit II	Exhibit 3.2 (Restated Bylaws)
21.2.6.	Provisions of the issuer’s articles of association, statutes, charter or bylaws that would have an effect of delaying, deferring or preventing a change in control of the issuer	Chapter C	45 (1.8, General Provisions Applying to Business Combinations)
		Exhibit II	Exhibit 3.2 (Restated Bylaws)
21.2.7.	An indication of the articles of association, statutes, charter or bylaw provisions, if any, governing the ownership threshold above which stockholder ownership must be disclosed	Exhibit I	73 (Description of Securities)
		Exhibit II	Exhibit 3.2 (Restated Bylaws)
21.2.8.	A description of the conditions imposed by the memorandum and articles of association statutes, charter or bylaw governing changes in the capital, where such conditions are more stringent than is required by law	Exhibit I	24 (Risk Factors)
		Exhibit II	Exhibit 3.2 (Restated Bylaws)

Item #	Item contents	Chapter/Exhibit	Page/Section
22.	MATERIAL CONTRACTS
	Summary of material contracts	Exhibit I	51 (Satellite Ground Stations and Data Centers)
		Exhibit I	52 (Airbus SAS); 52 (Hong Kong Airlines); 53 (Airbus SAS Agreement); 52 (MJet GTA); 54 (Malta MOU); 54 (Onurair MOU); 54 (Yahoo MOU); 54 (LeTV MOU); 54 (India MOU); 54 (Global Eagle LOI)
		Exhibit I	59 (Digital Transmission Service Agreement)
		Exhibit I	75 (Underwriting Agreement)
		Exhibit I	71 (Development Agreement)
		Exhibit I	71 (Purchase Agreement for Ground Station Equipment)
		Exhibit I	76 (Lock-Up Agreements)
		Exhibit I	F-8 (Note 1 - Organization)
23.	THIRD PARTY INFORMATION AND STATEMENT BY EXPERTS AND DECLARATIONS OF ANY INTEREST
23.1.	Where a statement or report attributed to a person as an expert is included in the Registration Document, provide such person’s name, business address, qualifications and material interest if any in the issuer	Not Applicable	Not Applicable
23.2.	Where information has been sourced from a third party, provide a confirmation that this information has been accurately reproduced	Not Applicable	Not Applicable
24.	DOCUMENTS ON DISPLAY	Chapter C	56 (Documents on Display)
		Exhibit I	82 (Where You Can Find More Information)
25.	INFORMATION ON HOLDINGS	Chapter C	50 (Organizational Structure)
		Exhibit III	Exhibit 21.1 (List of Subsidiaries)

ANNEX III

MINIMUM DISCLOSURE REQUIREMENTS FOR THE SHARE SECURITIES NOTE
(SCHEDULE)

(Page numbering refers to the page contained in the relevant documents)

Item #	Item contents	Chapter/Exhibit	Page/Section
1.	PERSONS RESPONSIBLE
1.1.	All persons responsible for the information given in the prospectus.	Wrapper	4 (Company Representative for Prospectus)
		Exhibit II	Exhibits 31.1, 31.2, 32.1 and 32.2
		Exhibit III	Exhibits 31.1, 31.2, 32.1 and 32.2
1.2.	A declaration by those responsible for the prospectus.	Wrapper	4 (Company Representative for Prospectus)
2.	RISK FACTORS	Chapter A	14 (Risk Factors)
		Chapter B	17-39 (Risk Factors)
		Exhibit I	8-25 (Risk Factors)
		Exhibit III	21-36 (Item 1A. Risk Factors)
3.	KEY INFORMATION
3.1.	Working capital statement	Chapter C	47 (Working Capital Statement)
3.2.	Capitalization and indebtedness	Chapter C	44 (Statement of Capitalization and Indebtedness As of May 31, 2019)
3.3.	Interest of natural and legal persons involved in the issue/offer	Not Applicable	Not Applicable
3.4.	Reasons for the offer and use of proceeds	Chapter C	43 (Purpose of the Listing and Liquidity)

Item #	Item contents	Chapter/Exhibit	Page/Section
4.	INFORMATION CONCERNING THE SECURITIES TO BE OFFERED/ ADMITTED TO TRADING
4.1.	Type and the class of the securities being offered, including the security identification code.	Chapter C	40 (Type and the Class of the Securities Being Offered, Including the Security Identification Code)
4.2.	Legislation under which the securities have been created.	Chapter C	40 (Legislation Under Which the Securities Have Been Created)
4.3.	Form of securities, name and address of the entity in charge of keeping the records.	Chapter C	40 (Form of Securities, Name and Address of the Entity in Charge of Keeping the Records)
4.4.	Currency of the securities issue.	Chapter C	40 (Currency of the Securities Issue)
4.5.	Rights attached to the securities	Chapter C	41 (Rights Attached to the Securities)
4.6.	Statement of the resolutions, authorizations and approvals by virtue of which the securities have been or will be created and/or issued.	Not Applicable	Not Applicable
4.7.	Expected issue date of the securities.	Not Applicable	Not Applicable
4.8.	Description of any restrictions on the free transferability of the securities.	Chapter C	42 (Transferability)
4.9.	Mandatory takeover bids and/or squeeze-out and sell-out rules in relation to the securities.	Not Applicable	Not Applicable
4.10.	An indication of public takeover bids by third parties in respect of the issuer’s equity, which have occurred during the last financial year and the current financial year.	Not Applicable	Not Applicable
4.11.	Information on taxes on the income from the securities withheld at source and indication as to whether the issuer assumes responsibility for the withholding of such taxes	Chapter C	47 (Tax Consequences)

Item #	Item contents	Chapter/Exhibit	Page/Section
5.	TERMS AND CONDITIONS OF THE OFFER
5.1.	Conditions, offer statistics, expected timetable and action required to apply for the offer
5.1.1.	Conditions to which the offer is subject.	Not Applicable	Not Applicable
5.1.2.	Total amount of the issue/offer.	Not Applicable	Not Applicable
5.1.3.	Time period during which the offer will be open and description of the application process.	Not Applicable	Not Applicable
5.1.4.	Circumstances under which the offer may be revoked or suspended and whether revocation can occur after dealing has begun.	Not Applicable	Not Applicable
5.1.5.	Possibility to reduce subscriptions and the manner for refunding excess amount paid by applicants.	Not Applicable	Not Applicable
5.1.6.	Minimum and/or maximum amount of application.	Not Applicable	Not Applicable
5.1.7.	Period during which an application may be withdrawn.	Not Applicable	Not Applicable
5.1.8.	Method and time limits for paying up the securities and for delivery of the securities.	Not Applicable	Not Applicable
5.1.9.	Manner and date in which results of the offer are to be made public.	Not Applicable	Not Applicable
5.1.10.	Procedure for the exercise of any right of pre-emption.	Not Applicable	Not Applicable
5.2.	Plan of distribution and allotment
5.2.1.	The various categories of potential investors to which the securities are offered.	Not Applicable	Not Applicable
5.2.2.	Indication of whether major shareholders or members of the issuer’s management, supervisory or administrative bodies intended to subscribe in the offer, or whether any person intends to subscribe for more than five per cent of the offer.	Not Applicable	Not Applicable

Item #	Item contents	Chapter/Exhibit	Page/Section
5.2.3.	Pre-allotment Disclosure:	Not Applicable	Not Applicable
a)	The division into tranches of the offer;	Not Applicable	Not Applicable
b)	The conditions under which the claw-back may be used;	Not Applicable	Not Applicable
c)	The allotment method or methods to be used for the retail and issuer’s employee tranche;	Not Applicable	Not Applicable
d)	Pre-determined preferential treatment to be accorded to certain classes of investors or certain affinity groups.	Not Applicable	Not Applicable
e)	Whether the treatment of subscriptions or bids to subscribe in the allotment may be determined on the basis of which firm they are made through or by;	Not Applicable	Not Applicable
f)	A target minimum individual allotment if any within the retail tranche;	Not Applicable	Not Applicable
g)	The conditions for the closing of the offer as well as the date on which the offer may be closed at the earliest;	Not Applicable	Not Applicable
h)	Whether or not multiple subscriptions are admitted.	Not Applicable	Not Applicable
5.2.4.	Process for notification to applicants of the amount allotted.	Not Applicable	Not Applicable
5.2.5.	Over-allotment and ‘green shoe’:	Not Applicable	Not Applicable
a)	The existence and size of any over-allotment facility and/or ‘green shoe’.	Not Applicable	Not Applicable
b)	The existence period of the over-allotment facility and/or ‘green shoe’.	Not Applicable	Not Applicable
c)	Any conditions for the use of the over-allotment facility or exercise of the ‘green shoe’.	Not Applicable	Not Applicable
5.3.	Pricing
5.3.1.	An indication of the price at which the securities will be offered.	Not Applicable	Not Applicable
5.3.2.	Process for the disclosure of the offer price.	Not Applicable	Not Applicable

Item #	Item contents	Chapter/Exhibit	Page/Section
5.3.3.	If the issuer’s equity holders have pre-emptive purchase rights and this right is restricted or withdrawn.	Not Applicable	Not Applicable
5.3.4.	Where there is or could be a material disparity between the public offer price and the effective cash cost to members of the administrative, management or supervisory bodies or senior management, or affiliated persons, of securities acquired by them in transactions during the past year.	Not Applicable	Not Applicable
5.4.	Placing and Underwriting
5.4.1.	Name and address of the co-coordinator(s) of the global offer.	Not Applicable	Not Applicable
5.4.2.	Name and address of any paying agents and depository agents in each country.	Chapter C	40 (Form of Securities, Name and Address of the Entity in Charge of Keeping Records)
5.4.3.	Name and address of the entities agreeing to underwrite the issue on a firm commitment basis.	Not Applicable	Not Applicable
5.4.4.	When the underwriting agreement has been or will be reached.	Not Applicable	Not Applicable
6.	ADMISSION TO TRADING AND DEALING ARRANGEMENTS
6.1.	Whether the securities offered are or will be the object of an application for admission to trading.	Chapter C	43 (Purpose of Listing and Liquidity)
6.2.	Regulated markets or equivalent markets on which securities of the same class of the securities to be offered or admitted to trading are already admitted to trading.	Chapter C	43 (Purpose of Listing and Liquidity)
		Chapter C	44 (Market Capitalization)
6.3.	Simultaneous private placement.	Not Applicable	Not Applicable
6.4.	Details of the entities which have a firm commitment to act as intermediaries in secondary trading, providing liquidity.	Not Applicable	Not Applicable

Item #	Item contents	Chapter/Exhibit	Page/Section
6.5.	Stabilization
6.5.1.	The fact that stabilization may be undertaken, that there is no assurance that it will be undertaken and that it may be stopped at any time,	Not Applicable	Not Applicable
6.5.2.	The beginning and the end of the period during which stabilization may occur,	Not Applicable	Not Applicable
6.5.3.	Identity of the stabilization manager	Not Applicable	Not Applicable
6.5.4.	The fact that stabilization transactions may result in a market price that is higher than would otherwise prevail.	Not Applicable	Not Applicable
7.	SELLING SECURITIES HOLDERS
7.1.	Name and business address of the person or entity offering to sell the securities.	Not Applicable	Not Applicable
7.2.	The number and class of securities being offered by each of the selling security holders.	Not Applicable	Not Applicable
7.3.	Lock-up agreements	Not Applicable	Not Applicable
8.	EXPENSE OF THE ISSUE/OFFER
8.1.	The total net proceeds and an estimate of the total expenses of the issue/offer.	Not Applicable	Not Applicable
9.	DILUTION
9.1.	The amount and percentage of immediate dilution resulting from the offer.	Not Applicable	Not Applicable
9.2.	In the case of a subscription offer to existing equity holders, the amount and percentage of immediate dilution if they do not subscribe to the new offer.	Not Applicable	Not Applicable
10.	ADDITIONAL INFORMATION
10.1.	If advisors connected with an issue are mentioned in the Securities Note, a statement of the capacity in which the advisors have acted.	Not Applicable	Not Applicable
10.2.	An indication of other information in the Securities Note which has been audited or reviewed by statutory auditors.	Not Applicable	Not Applicable
10.3.	Where a statement or report attributed to a person as an expert is included in the Securities Note, provide such persons’ name, business address, qualifications and material interest if any in the issuer.	Not Applicable	Not Applicable
10.4.	Where information has been sourced from a third party.	Not Applicable	Not Applicable

EXHIBITS

EXHIBIT I

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-1 REGISTRATION STATEMENT, FILED BY AERKOMM WITH THE SEC ON MAY 17, 2019

As filed with the Securities and Exchange Commission on May 17, 2019

Registration No. 333-222208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AERKOMM INC.

(Exact name of registrant as specified in its charter)

Nevada	4899	46-3424568
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

923 Incline Way #39

Incline Village, NV 89451

(877) 742-3094

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Wun

Chief Executive Officer

Aerkomm Inc.

923 Incline Way #39

Incline Village, NV 89451

(877) 742-3094

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Louis A. Bevilacqua, Esq. BEVILACQUA PLLC 1050 Connecticut Avenue NW, Suite 500 Washington, DC 20036 (202) 869-0888	Fang Liu, Esq. Mei & Mark LLP 818 18th Street NW, Suite 410 Washington, DC 20006-3506 (888) 860-5678

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 20, 2017, the registrant filed a registration statement on Form S-1 (File No. 333-222208) (the “Registration Statement”). The Registration Statement, as amended, was declared effective by the Securities and Exchange Commission (the “SEC”) on April 13, 2018. On May 3, 2018, the registrant filed a post-effective amendment No. 1 to the Registration Statement, which was declared effective on May 7, 2018, to include information from its Transition Report on Form 10-KT for the sub period ended December 31, 2018 and update certain other business information in the Registration Statement. On April 23, 2019, the registrant filed post-effective amendment No. 2 to consolidate previous disclosures filed with the SEC in supplements to the registrant’s prospectus contained in the Registration Statement, to provide additional updated information in the prospectus relating to the registrant’s business, to reflect the change from a “best efforts” to a “firm commitment” underwritten offering and to include information from the registrant’s new Transition Report on Form 10-KT for the transition period beginning April 1, 2018 and ending December 31, 2018. This post-effective amendment No. 3 is being filed to indicate that the registrant is reverting to a “best efforts” underwritten offering rather than the “firm commitment” offering and to clarify certain disclosures in the Registration Statement, as amended, relating to the pricing of the Company’s public offering and its intentions with respect to the possible exchange listing of its common stock.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2019

AERKOMM iNC.

Up to $16,439,106 OF SHARES OF COMMON STOCK

We are offering up to a maximum offering amount of $16,439,106 of shares of common stock on a best efforts basis as described in this prospectus. The price to the public in this offering is $42.50 per share.  This price to the public has been proportionately adjusted to directly reflect the one-for-five reverse stock split which became effective on January 16, 2019.

As of the date of this prospectus, we have completed multiple closings of this offering, on a best efforts basis, for gross proceeds of $43,560,894 and net proceeds of $39,810,204. From the date of this prospectus, we will be offering the remainder of $16,439,106 on a best efforts basis, as well.

Our common stock is quoted for trading on the OTC Markets Group Inc. OTCQX Best Market under the symbol “AKOM.” On May 15, 2019, the last reported sale price of our common stock on the OTCQX was $9.95. We have filed an application to have the shares of common stock offered under this prospectus listed on the Nasdaq Capital Market tier of the Nasdaq Stock Market, or Nasdaq.  We also intend to apply to list these shares on one or more international recognized stock exchanges. If any such international recognized stock exchange listing application is approved, we will continue to maintain our OTCQX listing. We expect that if our Nasdaq application is approved, we will withdraw our listing from the OTCQX. If our Nasdaq application is not approved, our common stock will continue to be quoted on the OTCQX.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY READ “RISK FACTORS” BEGINNING ON PAGE 96 AND CONSIDER RISK FACTORS DESCRIBED HEREIN OR REFERRED TO IN ANY DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Boustead Securities, LLC is the underwriter for this offering. The underwriter is selling the remainder of our shares in this offering on a best efforts basis and is not required to sell any specific number or dollar amount of shares offered by this prospectus, but will use its best efforts to sell such shares. We have granted the underwriter the option for a period of 45 days to purchase up to an additional 15% of the total number of shares of common stock to be offered by us in this offering at the public offering price, less underwriting discounts and commissions, solely to cover over-subscriptions, if any.  If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $4,140,000, and the total proceeds to us, before expenses, will be $64,860,000. We have agreed to pay the underwriter a 6% cash commission for the up to $16,439,106 to be raised in the best efforts offering and for the over-subscription shares if the underwriter exercises the over-subscription option. This offering will terminate on August 31, 2019 (which we refer to as the “Initial Offering Termination Date”), which date may be extended to a date up to and including September 30, 2019 (which we refer to as the “Offering Termination Date”), unless we sell the maximum amount of shares set forth below before that date or we decide to terminate this offering prior to that date. In addition, in the event that the maximum amount has been met on or prior to the Offering Termination Date, the underwriter may exercise the over-subscription option on or prior to the Offering Termination Date to extend the offering for an additional 45 days. All subscription agreements and wire transfers should be sent to Signature Bank New York (“Signature Bank”), 905 Third Avenue, 9th Floor New York, NY 10022.

	Total Maximum without Over-Subscription Option		Total Maximum with Over-Subscription Option
	Per Share	Amount	Per Share	Amount
Public offering price	$42.50	$60,000,000	$42.50	$69,000,000
Underwriting discount(1)	$2.55	$3,600,000	$2.55	$4,140,000
Proceeds, before expenses, to us(2)	$39.95	$56,400,000	$39.95	$64,860,000

(1)	The public offering price has been proportionately adjusted to directly reflect the one-for-five reverse stock split which became effective on January 16, 2019. The public offering price prior to the effectiveness of the reverse split was $8.50.

(2)	Consists of a cash commission of $2.55 per share on the 1,024,980 shares (including 19 shares that were added as a result of rounding in connection with the one-for-five reverse split concluded on January 16, 2019) of our common stock already sold under this prospectus, and on the shares of our common stock remaining to be sold under this prospectus. Because this is a best efforts offering, the actual public offering amount, underwriting commissions and proceeds to us are not presently determinable and may be substantially less than the total maximum offering set forth above. The underwriter will receive compensation in addition to the underwriting discount. See “Underwriting” for a description of compensation payable to the underwriter.

(3)	We estimate the total expenses of this offering, excluding the underwriting commissions, will be approximately $569,562.

In connection with the previous closings in this offering, we have issued to the underwriter warrants to purchase 61,498 shares of our common stock at an exercise price equal to 125% of the price at which we sold our common stock in this offering. We will issue the underwriter warrants to purchase up to 6.0% of the securities sold in the best efforts offering and for the amount raised if the underwriter exercises its over-subscription option, at an exercise price equal to 125% of the price at which we sell our common stock in this offering. We do not intend to list any of these warrants either on an exchange or an over the counter quotation system.

Underwriter

The date of this prospectus is May 17, 2019

Until [*], 2019 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold subscriptions or subscriptions.

Please read this prospectus carefully. It describes our business, financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in this prospectus. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriter are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby or the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes beginning on page 171 of this prospectus. The financial information included herein is presented in United States dollars, or US Dollars, the functional currency of our company. This prospectus assumes the over-subscription option of the underwriter has not been exercised, unless otherwise indicated.

Business Overview

IFEC – In-flight Entertainment and Connectivity Systems

Demand for high-speed internet connectivity on board passenger aircraft is increasing worldwide. With our advanced technologies and a creative business model, we plan to provide airline passengers with a broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular, movies, gaming, live TV and music. We plan to offer these core services through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ personal devices including laptops, mobile telephones and tablets. We will also provide content management services and e-commerce solutions related to our in-flight entertainment and connectivity, or IFEC, solutions. This system will operate through Ka/Ka HTS (High Throughput Satellites).

We also plan to provide related content management services and on-board e-commerce solutions for commercial airlines.

We have two business models in place for our IFEC aviation solutions, one for commercial airlines and one for corporate business jets.

To market our IFEC solutions, we plan to:

●	Sell our IFEC equipment to corporate jet aircraft owners and operators such as Airbus ACJ (Airbus Corporate Jets) and Boeing BBJ (Boeing Business Jets) for installation on aircraft either at the production stage or in post-delivery modification We will also sell to these aircraft owner/operators the bandwidth that will be required to operate our IFEC systems and for their passengers to be able to access the internet through our systems, priced according to individual customer requirements; and

●	Partner with commercial airlines to offer airline passengers free IFEC services. In this model, we expect to generate revenue through advertising and in-flight passenger transactions. We believe that this is an innovative approach that differentiates us from existing market players.

Remote and Maritime Connectivity

Additionally, we have developed two internet connectivity systems, one for hotels primarily located in remote regions and the other for maritime use. Both systems operate through a Ku/Ku high throughput satellite, or HTS. We also expect to develop a remote connectivity system that will be applicable to the high speed rail industry.

To market these systems, we plan to:

●	Sell our connectivity equipment to hotels and resorts located in remote ocean areas and mountain regions. As with our IFEC solutions, we will also sell these customers the bandwidth on which their remote connectivity systems will operate; and

●	Sell our connectivity equipment to owners of maritime vessels such as cruise liners, fishing vessels, ferry boats and yachts, as well the required bandwidth.

IFEC Ground Support Systems

To complement and facilitate our planned IFEC service offerings, we intend to build satellite ground stations and related data centers within the geographic regions where we expect to be providing IFEC airline services. To this end, we have already entered into an agreement to purchase an approximate 6.36 acre parcel of land in Taiwan where our first ground station and data center will be located.

Our Competitive Strengths

Proven Business plus Creative Business Model

Traditionally, providers of in-flight connectivity focus primarily on the profit margin derived from the sale of hardware to airlines and of internet access bandwidth to passengers. Both airlines and passengers must “pay to play,” which results in low participation and usage rates. We break away from this model and set a new trend with our creative business model which expect will set us apart from our competitors. Airline companies will recover their costs through participating in our revenue sharing model while passengers will not be required to pay for connectivity. Taken together, this novel approach creates an incentive for airlines to work with and should drive up passenger usage rates.

Demand for high-speed internet connectivity on board passenger aircraft is increasing worldwide. There is also a big demand from corporate jet fleet owners to have high-speed internet connectivity installed on their aircraft. We believe that there is an untapped demand for maritime, hotels and resorts satellite services around the globe are profitable.

Ku-band and GEO/LEO Hybrid Satellite Technology

Most in-flight connectivity systems currently in the market rely on the Ku-band satellite signals for communication. Ka-band satellites have much greater data throughput than Ku-band satellites. Many players in the market are working to provide higher bandwidth and faster transmitting rates using the Ka-band. Currently, there are few Ka-enabled satellites, which limits the coverage in regions such as the Asia-Pacific region. However, new GEO (Geostationary Earth Orbiting) and LEO (Low Earth Orbiting) Ka-band satellites are being regularly launched which will provide worldwide coverage over the next few years.

Growth Strategies

We will strive to be a leading provider of IFEC solutions by pursuing the following growth strategies:

Launch and Increase number of connected aircraft. As of the date of this prospectus, we have not provided our services on any corporate jets or commercial aircraft. However, on March 6, 2019, we signed a General Terms Agreement with MJet GMBH, a corporate jet owner operating an Airbus ACJ A319 based in Austria. MJet will be our launch customer for the first planned installation of our AERKOMM K++ system equipment by the end of 2019. That installation will enable us to commence a rollout of sales and installation of our IFEC equipment and services to other aircraft.

To further this growth strategy, we plan to:

●	leverage our creative business model and IFEC system to cost-effectively equip corporate jets and commercial aircraft;

●	increase the number of equipped aircraft, targeting full-fleet availability of our services for our current and future airline partners;

●	pursue global growth opportunities by leveraging our broad and innovative technology platform and technical expertise; and

●	offer attractive business models to our prospective corporate jets and airline partners, giving them the flexibility to determine the connectivity solution that meets the unique demands of their businesses.

Increase passenger use of connectivity. We believe that Internet connectivity has become a necessary utility rather than a novelty because most passengers are trying to remain “connected” while travelling. We believe that our business model, under which neither airlines nor passengers need to pay for products or services, will create an incentive for the airlines to work with us while driving passenger usage rates.

Expand satellite network. We will continue to expand our global satellite network coverage through the purchase of additional Ka-band capacity, and seek to install aircraft with our satellite solutions, while continuing to invest in research and development of satellite antenna and modem technologies.

Expand satellite-based services to other markets. We anticipate broadening our satellite-based services to high-speed railways, maritime and cruise lines, 4G/5G backhauling, and converged triple-play services in remote communities, with the potential to expand internationally into new markets.

Organization

Aircom was incorporated in the State of California on September 29, 2014. On December 28, 2016, Aircom purchased control of the public company then known as Maple Tree Kids, Inc. (“MTKI”) for the purpose of engaging in a reverse acquisition with MTKI. On January 10, 2017, MKTI changed its name to Aerkomm Inc., and on February 13, 2017, Aircom and its shareholders completed the reverse acquisition, as a result of which Aircom became a wholly-owned subsidiary of Aerkomm.

Our principal executive offices are located at 923 Incline Way #39, Incline Village, NV 89451 and Aircom’s principal executive offices are located at 44043 Fremont Blvd., Fremont, CA 94538. Our telephone number is (877) 742-3094. We maintain a website at www.aerkomm.com. The information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Risks Related to Our Business

Our business is subject to numerous risks, which are highlighted in the section entitled “Risk Factors” immediately following this prospectus summary. Some of these risks include:

●	we have a history of operating losses (after excluding non-recurring revenues) and we may not be able to reach or maintain profitability;

●	difficulties in entering into and maintaining long-term business arrangements with airline partners, which agreements depends on numerous factors including the real or perceived availability, quality and price of our services and product offerings as compared to those offered by our competitors;

●	difficulties in having airline partners and ultimately customers adopt our products and services;

●	difficulties in implementing our technology and upgrades on a timely basis;

●	difficulties in the execution of our expansion plans, including modification to our network to accommodate satellite technology, development and implementation of new satellite-based technologies, the availability of satellite capacity, costs of satellite capacity to which we may have to commit well in advance, and compliance with regulations;

●	difficulties in managing a rapidly growing company;

●	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

●	the economic environment and other trends that affect both business and leisure travel;

●	the continued demand for connectivity and proliferation of Wi-Fi enabled devices, including smartphones, tablets and laptops;

●	our ability to obtain required telecommunications, aviation and other licenses and approvals necessary for our operations;

●	changes in laws, regulations and interpretations affecting telecommunications services and aviation, including, in particular, changes that impact the design of our equipment and our ability to obtain required certifications for our equipment;

●	our industry is subject to intense competition and rapid technological change, which may result in products or new solutions that are superior to our products under development or other future products we may bring to market from time to time and if we are unable to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our products may become less useful or obsolete and our operating results will suffer;

●	we may not be able to operate and grow our business effectively if we lose the services of any of our key personnel or are unable to attract qualified personnel in the future; and

●	our growth strategy will require significant additional financial resources, which may not be available to us on acceptable terms.

For further discussion of these and other risks you should consider before making an investment in our common stock, see the section titled “Risk Factors” immediately following this prospectus summary.

Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Conventions Used in this Prospectus

Throughout this prospectus we use certain terms repeatedly. To assist you in reading and understanding the disclosure contained in this prospectus, please note the following frequently used terms, which, except as otherwise specified, have the meanings set forth below:

●	“we,” “us,” “our,” or “our company,” are to the combined business of Aerkomm Inc., a Nevada corporation, and its consolidated subsidiaries;

●	“Aerkomm Taiwan” are to Aerkomm Taiwan Inc., a Taiwanese company and wholly-owned subsidiary of our company;

●	“Aircom” are to Aircom Pacific, Inc., a California corporation and wholly-owned subsidiary of our company;

●	“Aircom Seychelles” are to Aircom Pacific Ltd., a Republic of Seychelles company and wholly-owned subsidiary of Aircom;

●	“Aircom HK” are to Aircom Pacific Inc. Limited, a Hong Kong company and wholly-owned subsidiary of Aircom;

●	“Aircom Japan” are to Aircom Japan, Inc., a Japanese company and wholly-owned subsidiary of Aircom;

●	“Aircom Taiwan” are to Aircom Telecom LLC, a Taiwanese company and wholly-owned subsidiary of Aircom;

●	“Aircom Beijing” are to Beijing Yatai Communication Co., Ltd., a Chinese company and wholly-owned subsidiary of Aircom Taiwan;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended; and

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

Stock Splits

On January 10, 2017, we completed a 1-for-10 reverse split of our issued and outstanding common stock. On January 16, 2019, we completed a 1-for-5 reverse split of our authorized and issued and outstanding common stock. All share and per share information in this prospectus has been adjusted to give retroactive effect to such reverse splits.

The Offering

Securities being offered:	Up to a maximum of 1,411,782 shares of common stock, at an offering price of $42.50 per share, or a maximum of $60,000,000, plus up to an additional 211,764 shares if over-subscription option is exercised in full.

Prior Closings	As of the date of this prospectus, we have held multiple closings and have sold, on a “best efforts” basis, 1,024,980 shares of our common stock (including 19 shares that were added as a result of rounding in connection with the one-for-five reverse split concluded on January 16, 2019).

Best Efforts offering:	The underwriter is selling the remainder of the 386,802 shares available for sale under this prospectus on a “best efforts” basis and is not required to sell any specific number or dollar amount of the shares offered by this prospectus, but will use its best efforts to sell such shares.

Securities issued and outstanding after this offering: (1)	9,634,074 shares of our common stock if all 386,802 of the remaining shares being offered are sold and 9,845,838 shares of our common stock if the underwriter exercises the over-subscription option in full.

Underwriter’s over-subscription option:	The underwriting agreement with our underwriter provides that we will grant to the underwriter an option, exercisable within 45 days after the closing of this offering, to purchase up to an additional 15% of the total number of shares of common stock to be offered by us pursuant to this offering, solely for the purpose of covering over-subscriptions, if any.

Use of proceeds:

We estimate our net proceeds from this offering will be approximately $55,830,438 if the maximum number of shares being offered are sold, or approximately $64,290,438 if the underwriter exercises its over-subscription option in full, after deducting the underwriting discounts and commissions and estimating offering expenses payable by us.

We expect to use the net proceeds of this offering for general corporate purposes, including working capital, product development, marketing activities, expending our internal organization and other capital expenditures including the purchase of land for, and the building of, our first ground station and data center in the Asia region. For a more detailed discussion, see “Use of Proceeds” below.

Current symbol:	Our common stock is quoted for trading on the OTC Markets Group Inc. OTCQX Best Market under the symbol “AKOM.”

Exchange Listings:

We have filed an application to have the shares of common stock offered hereby listed on the Nasdaq Capital Market tier of the Nasdaq Stock Market. Although this application is pending, we cannot assure you that we can meet Nasdaq’s listing requirements which include subjective considerations. If our Nasdaq application is approved, we would withdraw our listing from the OTCQX. If our Nasdaq application is not approved, our common stock will not be able to trade on the Nasdaq, although it will continue to be quoted for trading on the OTCQX. In this case, we would continue to maintain our OTCQX listing.

We also intend to apply to list the shares of common stock offered hereby on one or more international recognized stock exchanges, in addition to our application to Nasdaq, to enable additional liquidity options particularly for those of our investors located outside of the United States. We cannot assure you, however, that any such international recognized stock exchange listing application would be approved. If any such listing application is approved, we will continue to maintain our OTCQX listing.

Escrow account

To purchase our shares in this best efforts offering, investors have to each complete and sign a subscription agreement. All subscription agreements and wire transfers are sent to Signature Bank New York, 905 Third Avenue, 9th Floor New York, NY 10022. Investors are required to pay for their shares by wire for the full purchase price of the shares, payable to “Signature Bank, as the Escrow Agent for Aerkomm Inc.”

Subscriptions are effective only upon our acceptance of the subscriptions, and we reserve the right to reject any subscriptions in whole or in part.

Dividend and distribution policy:	We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Risk factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section before deciding to invest in our securities.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 9,247,272 shares of our common stock outstanding as of May 18, 2019, which includes 1,024,980 shares already sold under this prospectus (including 19 shares that were added as a result of rounding in connection with the one-for-five reverse split concluded on January 16, 2019), and excludes:

●	up to 97,411 shares of common stock underlying warrants that may be issued to the underwriter.

●	1,215,262 shares of our common stock issuable upon the exercise of options under our 2017 Equity Incentive Plan; and

Summary Consolidated Financial Data

The following tables summarize our consolidated financial data. You should read this summary consolidated financial data together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes that are included elsewhere in this prospectus.

The summary consolidated financial data as of March 31, 2019 (unaudited) and December 31, 2018 and 2017 and for the three months ended March 31, 2019 and 2018 (unaudited) and the years ended December 31, 2018 and 2017 are derived from our audited consolidated financial statements that are included elsewhere in this prospectus, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented.

Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim results are not necessarily indicative of the results to be expected for the full year or any other period.

	Three Months Ended March 31,		Years Ended December 31,
	2019	2018	2018	2017

Consolidated Statement of Operations Data:
Revenue	$-	$-	$1,745,000	$-
Cost of revenue	-	-	1,661,849	-
Gross profit	-	-	83,151	-
Operating expenses	2,048,289	1,450,899	8,096,033	7,147,597
Loss from operations	(2,048,289)	(1,450,899)	(8,012,882)	(7,147,597)
Net loss	$(2,382,992)	$(1,459,183)	$(8,148,340)	$(7,132,464)
Net loss per share:
Basic	$(0.2577)	$(0.1760)	$(0.9205)	$(0.8736)
Diluted	$(0.2577)	$(0.1760)	$(0.9205)	$(0.8736)
Weighted average shares outstanding:
Basic	9,247,272	8,292,034	8,852,094	8,164,313
Diluted	9,247,272	8,292,034	8,852,094	8,164,313

	March 31, 2019	December 31, 2018	December 31, 2017

Consolidated Balance Sheet Data:
Current assets	$4,262,505	$3,426,451	$1,239,544
Total assets	$47,181,170	$47,386,685	$10,265,976
Total liabilities	$7,555,990	$5,966,951	$3,811,913
Total stockholders’ equity	$39,625,180	$41,419,734	$6,454,063

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Excluding non-recurring revenues in 2018 from affiliates, we have incurred operating losses in every quarter since we launched our business and may continue to incur quarterly operating losses, which could negatively affect the value of our company.

Excluding non-recurring revenues we earned from affiliates in the second quarter of fiscal 2018, we have incurred operating losses since our inception in 2014, and we may not be able to generate sufficient revenue in the future to generate operating income. We also expect our costs to increase materially in future periods, which could negatively affect our future operating results. We expect to continue to expend substantial financial and other resources on the continued launch and future expansion of our business. The amount and timing of these costs are subject to numerous variables and such initiatives may require additional funding. In addition, we may incur significant costs in connection with our pursuit of next generation air to ground technology or other new technologies. With respect to our expansion, such variables may include costs related to sales and marketing activities and administrative support functions, equipment subsidies to airlines and additional legal and regulatory expenses associated with operating in the international commercial aviation market. In addition, we expect to incur additional general and administrative expenses, including legal and accounting expenses, related to being a public company. These investments may not result in revenue or growth in our business. If we fail to grow our overall business and generate revenue, our financial condition and results of operations would be adversely affected.

Our company is in the development stage and has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our company and our core business are in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. We plan to launch our services in late 2019 or early 2020, initially in Europe with our launch customer MJet. The limited operating history of our business may make it difficult to accurately evaluate the business and predict its future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity will change as we scale our business and increase deployment of our service. If we do not address any of the foregoing risks successfully, our business will be harmed.

We expect to rely on a few key customers for all of our initial revenue.

Our initial business will be substantially dependent on our relationship with a few key airline customers. There can be no assurance that we will be able to maintain our relationship with these airlines. If we are unable to maintain and renew our relationship with these airlines, or if our arrangement is modified so that the economic terms become less favorable to us, then our business would be materially adversely affected.

Our agreement with Hong Kong Airlines will have no legal effect until we receive approval of our VSTC by the HKCAD.

Until such time as we have received all required approvals from the Hong Kong Civil Aviation Department, or HKCAD, the agreement with Hong Kong Airlines only expresses the desires and understandings between us and Hong Kong Airlines and will not create any legal rights, liabilities or responsibilities whatsoever and will not be legally binding on us or Hong Kong Airlines. There can be no assurance as to when we will receive the required HKCAD approvals or if we will receive such approvals at all. If we do not receive the HKCAD approval of our Validation of Supplemental Type Certificate, or VSTC, our agreement with Hong Kong airlines will have no economic impact. Such an outcome would have a substantial adverse effect on our revenue prospect.

We may lose some or all of the entire amount that we deposited towards the purchase of land in Taiwan for our first grounding station.

On July 10, 2018, we entered into a real estate sales contract with Tsai Ming-Yin, as seller, and Sunty Development Co., Ltd., as trustee, pursuant to which the parties agreed to definitive terms and conditions relating to the acquisition by Aerkomm Taiwan of a parcel of land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. The parcel consists of approximately 6.36 acres of undeveloped land and is expected to be used by us to build our first satellite ground station and data center. The parties amended the contract on July 30, 2018, September 4, 2018, November 2, 2018, January 3, 2019. The purchase price for the parcel is NT$1,056,297,507, or US$34,474,462. Pursuant to the terms of the contract and an earlier binding memorandum of understanding that was entered into on May 1, 2018, we have made deposits totaling US$33,850,000 for this acquisition and the remaining balance is approximately US$624,462.

Pursuant to the terms of the contract, if we are not able to raise sufficient additional funds in this public offering to pay the balance of the purchase price prior to July 4, 2019, we may notify the seller of this fact and cancel the contract. In such case, the full amount paid by us will be returned to us, without interest, in cash or in an equivalent amount of securities if the seller does not have sufficient cash on hand to return the payments in full. Such securities will be of the kind that are traded or quoted on a US national securities exchange or the over-the-counter market or a foreign equivalent. Additionally, even if we are able to pay the full purchase price prior to July 4, 2019, the seller may cancel the contract for any reason upon written notice to us prior to August 4, 2019.

There is no restriction on the seller utilizing the cash deposited by us and such cash is not being held in escrow. Accordingly, upon cancellation of the contract, the seller may not have any cash to return to us. As noted above, the seller may deliver securities to us instead of cash. However, the seller may not have any securities to deliver to us either. In this case, we would have to resort to litigation in Taiwan to seek a recovery of the deposited amount. Any such litigation would be costly and the results thereof uncertain. Accordingly, we could lose all or a significant portion of the cash deposited with the seller.

The seller has deposited the deed to the parcel with its legal counsel and has instructed such counsel to enter into an agreement with our counsel that provides for a release of the deed to us if the seller terminates the contract and does not have the cash or securities to refund the purchase price. Notwithstanding this escrow arrangement, there can be no assurance that we will be able to recover the full amount of funds deposited with the seller.

Furthermore, if the seller does not have sufficient cash to refund the entire deposit, the value of the securities it may deliver to us in lieu of cash is to be determined by Caijie Asset Management Co., Ltd., which is an independent third-party appraiser selected mutually by the parties. If we do not agree with the value of the securities ascribed by the appraiser, we will have limited recourse as the parties have mutually agreed upon such appraiser.

If securities are delivered to us instead of cash, we may become the owner of securities of one or more companies that we did not perform any due diligence investigation upon and which we may know nothing about. Furthermore, any securities that we receive may be illiquid and we may have to hold them for an indeterminate amount of time. While holding these securities, the market value thereof may decline and we may suffer the loss of some or all of the cash deposits we have made so far.

If securities are delivered, such securities may ultimately become worthless and we may lose the entire amount deposited.

If the real estate sales contract is terminated and the seller is only able to refund the purchase price in securities rather than cash and we do not raise any additional capital, we may be left without any working capital and may not be able to continue operations.

The majority of our cash has been deposited with the seller towards the purchase price under the real estate sales contract described above. If the contract is terminated and we receive all or part of the deposit back in securities or do not receive the deposit back at all, we may not have sufficient working capital to execute our business plan. We may not be able to raise additional capital in this public offering or otherwise to resolve any such working capital deficit. In such circumstance, we may not be able to operate as a going concern.

Our receipt of securities in a refund of the purchase price could result in our company being defined as an investment company under the Investment Company Act of 1940.

To date, we have made deposits under the real estate sales contract totaling US$33,850,000 and the remaining balance is US$624,462. If the seller is required to refund these deposits and does so in securities valued at the amount of our total deposits, the value of such securities would exceed forty percent (40%) of the value of our total assets, and as such, our company would be deemed to be an “investment company” as that term is defined under the Investment Company Act of 1940, as amended, or Investment Company Act. The Investment Company Act and the rules thereunder contain detailed requirements for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options, impose certain governance requirements and would require us to register separately with the SEC as an investment company. Although we are conducting our operations so that we will not be deemed to be an investment company under the Investment Company Act, if we are required to accept securities in lieu of cash for a refund of our deposits, this would cause our company to be deemed to be an investment company under the Investment Company Act and impose on us various burdensome requirements specified by the Investment Company Act. Such restrictions could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us, our subsidiaries and our senior personnel, or any combination thereof, and materially adversely affect our business, financial condition and results of operations.

If the transactions contemplated by several memorandums of understanding (MOU) and our letter of intent (LOI) do not proceed, our results of operations and financial condition could be materially adversely affected.

On January 19, 2016, January 29, 2016, June 16, 2016, September 26, 2017, October 28, 2017 and March 7, 2018, we entered into the Yahoo MOU, the LeTV MOU, the India MOU, the Malta MOU, the Global Eagle LOI and the Airbus MOU, respectively. These MOUs and the Global Eagle LOI are nonbinding and as a result, they only express the desires and understandings between the parties and do not create any legally binding rights, obligations or contracts except for certain customary provisions such as exclusivity, costs and expenses, confidentiality and governing law. For more information related to these MOUs, please refer to the section “MOUs and the Global Eagle LOI with Our Business Partners.” Any binding obligation to proceed with the transactions contemplated by the MOUs and the Global Eagle LOI would need to be included in a definitive agreement that is subject to negotiations of the parties, approvals by the board of directors of respective parties and in certain instances, approvals from regulatory authorities. The Yahoo MOU and LeTV MOU expired in January 2018 and we are in the process of negotiating to extend those two MOUs. There can be no assurance that we will be able to extend the expired MOUs or enter into such definitive agreements or receive the required governmental approvals. If for whatever reason the transactions contemplated by the MOUs and the Global Eagle LOI do not proceed, our results of operations and financial condition could be materially adversely affected.

Also, on May 1, 2018 we entered into the binding Land Acquisition MOU and the binding Land Lease MOU. For a detailed discussion of these two binding MOUs, see “Business—Binding MOUs to Acquire and Lease Land in Taiwan for a Data Processing Center and Satellite Uplink Ground Station,” below. Although these two MOUs are binding, because they depend on certain contingencies which may never come to fruition, we can provide no assurance that we will be able to complete the transactions contemplated by these MOUs. More specifically, we may not raise sufficient funds in the offering to complete the purchase of the Taiwan ground station property or our board of directors may not approve the to-be-negotiated purchase agreement assuming we do raise the required funds. Further, assuming we do complete the Taiwan land acquisition, there can be no assurance that we will be able to successfully negotiate and sign a lease contract with the Samoan telecom company, that we will be able to generate any revenue from our ownership and lease of the land or that we will have or be able to raise sufficient funds to build our own satellite ground station and data center on the land.

One of our suppliers has failed to deliver a key component of our IFEC system and we have terminated our satellite services agreement with another. We cannot be sure that we will be able to find alternative source for this component or for the required satellite services and, as a result, we may not be able to implement our business plan.

The implementation of the Hong Kong Airlines project is conditioned upon VSTC approval from the HKCAD. We and our equipment supplier have submitted the VSTC application to HKCAD but the application process is presently on hold due to the supplier’s failure to deliver a key component of the IFEC system. We do not expect this supplier to be able to delivery this key component and we are actively seeking alternative options to implement the Hong Kong Airline project, including developing necessary equipment or components thereof with other strategic partners. Because we cannot be sure when and if we will be able to obtain the IFEC component for the VSTC approval, we cannot be sure when we will receive approval for the Hong Kong Airlines project, if at all. If we are not able to source this necessary IFEC component, our current agreement with Hong Kong Airlines will not become executable and we will not be able to implement our business plan as currently envisioned.

Additionally, our satellite services agreement with Asia Satellite Telecommunications Company Limited, or AsiaSat, was recently terminated. If we are not able to find a replacement satellite services provider, we will not be able to deliver our service offerings to Hong Kong Airlines even once we receive the VSTC approval from HKCAD. Such a failure would have a negative impact on our business prospects.

If we cannot timely deliver our first order of onboard equipment to Klingon Aerospace Inc., our reseller and development partner, we may lose our agreement with Klingon.

Because of the delay in our receiving approval of the VSTC from the HKCAD, we have not been able to deliver to Klingon Aerospace Inc., formerly known as LUXE Electric Co., Ltd., a Taiwanese corporation, or Klingon, a ready for sale, certified onboard system equipment package. Klingon has the right to terminate our agreement with them upon 60 days’ prior notice, subject to a 60-day cure period, if we fail to timely deliver the certified product. If Klingon terminates its agreement with us, we may be responsible for refunding to Klingon the milestone payments that we have received.

We may not be able to grow our business with our current potential airline partner or successfully negotiate agreements with airlines to which we do not currently provide our service.

Currently, our only potential airline partner is Hong Kong Airlines Limited, a Hong Kong-based airline, or Hong Kong Airlines, although we have not yet begun to sell our products and services to Hong Kong Airlines under our agreement with them. We are currently in negotiations or discussions with certain other airline partners to provide our IFEC services on additional aircraft in their fleets. We have no assurance that these efforts will be successful. Negotiations with prospective airline partners require substantial time, effort and resources. The time required to reach a final agreement with an airline is unpredictable and may lead to variances in our operating results from quarter to quarter. We may ultimately fail in our negotiations and any such failure could harm our results of operations due to, among other things, a diversion of our focus and resources, actual costs and opportunity costs of pursuing these opportunities. In addition, the terms of any future agreements could be materially different and less favorable to us than the terms included in our existing agreement with Hong Kong Airlines. To the extent that any negotiations with current or future potential airline partners are unsuccessful, or any new agreements contain terms that are less favorable to us, our growth prospects could be materially and adversely affected.

We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success may depend on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate additional service deployment, operations and investments or employ internal cost savings measures. Furthermore, we will be forced to take some or all of these measures if we do not raise sufficient funds in this public offering, the successful completion of which we cannot guarantee.

We are dependent on airline partners to be able to access our customers. We expect that future payments by these customers for our services to be provided to them will account for most, if not all, of our initial revenues.

Under our existing contract with Hong Kong Airlines, once our VSTC is approved by the HKCAD, we will provide our equipment for installation on, and provide our services to passengers on, a portion of the aircraft operated by this airline. We expect to enter into similar contracts with other airlines in the future but there is no assurance that we will be successful in signing up additional airline partners. We expect that revenue from passengers using our service while flying on aircraft operated by our airline partners will account for the majority of our projected initial revenue once we begin our services. As of the date of this report, we do not yet have any revenue from equipment sales and installation. Our growth will be dependent on our ability to have our equipment installed on the aircraft of airline partners and increased use of our service on installed aircraft. Any delays in installations under these contracts may negatively affect our ability to grow our user base and revenue.

A failure to maintain airline satisfaction with our equipment or our service could have a material adverse effect on our revenue and results of operations.

Our relationships with our current and future potential airline partners are critical to the growth and ongoing success of our business. If airline partners are not satisfied with our equipment or our service for any reason, including passenger dissatisfaction with the service as a result of capacity constraints, they may reduce efforts to co-market our service to their passengers, which could result in lower passenger usage and reduced revenue, which could in turn give airline partners the right to terminate their contracts with us. In addition, airline dissatisfaction with us for any reason, including delays in obtaining certification for or installing our equipment, could negatively affect our ability to expand our service to additional airline partners or aircraft or lead to claims for damages, which may be material, or termination rights under our existing or potential contracts with airline partners.

We are experiencing network capacity constraints in our operation region and expect capacity demands to increase, and we may in the future experience capacity constraints internationally. If we are unable to successfully implement planned or future technology enhancements to increase our network capacity, or our airline partners do not agree to such enhancements, our ability to maintain sufficient network capacity and our business could be materially and adversely affected.

All providers of wireless connectivity services, including all providers of in-flight connectivity services, face certain limits on their ability to provide connectivity service, including escalating capacity constraints due to expanding consumption of wireless services and the increasing prevalence of higher bandwidth uses such as file downloads and streaming media content. The success of our business depends on our ability to provide adequate bandwidth to meet customer demands while in-flight.

Competition from a number of companies, as well as other market forces, could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

We face strong competition from satellite-based providers of broadband services that include in-flight internet and live television services. Competition from such providers has had in the past and could have in the future an adverse effect on our ability to maintain or gain market share. Most of our competitors are larger, more diversified corporations and have greater financial, marketing, production, and research and development resources. As a result, they may be better able to withstand the effects of periodic economic downturns or may offer a broader product line to customers. In addition, to the extent that competing in-flight connectivity services offered by commercial airlines that are not our airline partners are available on more aircraft or offer improved quality or reliability as compared to our service, our business and results of operations could be adversely affected. Competition could increase our sales and marketing expenses and related customer acquisition costs. We may not have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully. A failure to effectively respond to established and new competitors could have a material adverse impact on our business and results of operations.

We may be unsuccessful in generating revenue from live television and other in-flight entertainment services.

We are currently developing a host of service offerings to deliver to our future commercial airline customers. We plan to offer live television and other service to our customers and no assurance can be given that we will ultimately be able to launch any channels or provide any service. Additionally, we plan to generate a revenue stream from our video on demand and other in-flight entertainment services. If we are unable to generate revenue from live television or if other entertainment services do not ultimately develop, our growth and financial prospects would be materially adversely impacted.

We are working to acquire a sufficient number of on-demand movies and television shows and a variety of other content on our system. The future growth prospects for our business depend, in part, on revenue from advertising fees and e-commerce revenue share arrangements on passenger purchases of goods and services, including video and media services. Our ability to generate revenue from these service offerings depends on:

●	growth of commercial airline customer base;

●	the attractiveness of our customer base to media partners;

●	rolling out live television and media on demand on more aircraft and with additional airline customers and increasing passenger adoption both in the U.S. and abroad;

●	establishing and maintaining beneficial contractual relationships with media partners whose content, products and services are attractive to airline passengers; and

●	our ability to customize and improve our service offerings in response to trends and customer interests.

If we are unsuccessful in generating revenue from our service offerings, that failure could have a material adverse effect on our growth prospects.

We face limitations on our ability to grow our operations which could harm our operating results and financial condition.

We have not yet begun selling our products or services to our future customers.  Our addressable market and our ability to expand in our operating region is inherently limited by various factors, including limitations on the number of commercial airlines with which we could partner, the number of planes in which our equipment can be installed, the passenger capacity within each plane and the ability of our network infrastructure or bandwidth to accommodate increasing capacity demands. Future expansion is also limited by our ability to develop new technologies on a timely and cost-effective basis, as well as our ability to mitigate network capacity constraints through, among other things, the expansion of our satellite coverage area. Our future growth may slow, or once we begin selling products and services to our customers, we may stop growing altogether, to the extent that we have exhausted all potential airline partners and as we approach installation on full fleets and maximum penetration rates on all flights. In order to grow our future revenue, we will have to rely on customer and airline partner adoption of currently available and new or developing services and additional offerings. We cannot assure you that we will be able to obtain a market presence or establish new markets and, if we fail to do so, our business and results of operations could be materially adversely affected.

We may be unsuccessful in expanding our operations internationally.

Our business will initially be international business. Our ability to grow our international business involves various risks, including the need to invest significant resources in unfamiliar markets and the possibility that we may not realize a return on our investments in the near future or at all. In addition, we have incurred and expect to continue to incur significant expenses before we generate any material revenue in these new markets. Under our agreements with providers of satellite capacity, we are obligated to purchase bandwidth for specified periods in advance. If we are unable to generate sufficient passenger demand or airline partners to which we provide satellite service to their aircraft terminate their agreements with us for any reason during these periods, we may be forced to incur satellite costs in excess of connectivity revenue generated through such satellites.

Any future international operations may fail to succeed due to risks inherent in foreign operations, including:

●	legal and regulatory restrictions, including different communications, privacy, censorship, aerospace and liability standards, intellectual property laws and enforcement practices;

●	changes in international regulatory requirements and tariffs;

●	restrictions on the ability of U.S. companies to do business in foreign countries, including restrictions on foreign ownership of telecommunications providers imposed by the U.S. Office of Foreign Assets Control, which we refer to as OFAC;

●	inability to find content or service providers to partner with on commercially reasonable terms, or at all;

●	compliance with the Foreign Corrupt Practices Act, the (U.K.) Bribery Act 2010 and other similar corruption laws and regulations in the jurisdictions in which we operate and related risks;

●	difficulties in staffing and managing foreign operations;

●	currency fluctuations; and

●	potential adverse tax consequences.

As a result of these obstacles, we may find it difficult or prohibitively expensive to grow our business internationally or we may be unsuccessful in our attempt to do so, which could harm our future operating results and financial condition.

We may not be successful in our efforts to develop and monetize new products and services that are currently in development, including our operations-oriented communications services.

In order to continue to meet the evolving needs of our future airline partners and customers, we must continue to develop new products and services that are responsive to those needs. Our ability to realize the benefits of enabling airlines, other aircraft operators and to use these applications, including monetizing our services at a profitable price point, depends, in part, on the adoption and utilization of such applications by airlines, other aircraft operators and other companies in the aviation industry such as aircraft equipment suppliers, and we cannot be certain that airlines, other aircraft operators and others in the aviation industry will adopt such offerings in the near term or at all. We also expect to continue to rely on third parties to develop and offer the operational applications to be used to gather and process data transmitted on our network between the aircraft and the ground, and we cannot be certain that such applications will be compatible with our network or onboard equipment or otherwise meet the needs of airlines or other aircraft operators. If we are not successful in our efforts to develop and monetize new products and services, including our operations-oriented communications services, our future business prospects, financial condition and results of operations would be materially adversely affected.

A future act or threat of terrorism or other events could result in a prohibition on the use of Wi-Fi enabled devices on aircraft.

A future act of terrorism, the threat of such acts or other airline accidents could have an adverse effect on the airline industry. In the event of a terrorist attack, terrorist threats or unrelated airline accidents, the industry would likely experience significantly reduced passenger demand. The U.S. federal government or foreign governments could respond to such events by prohibiting the use of Wi-Fi enabled devices on aircraft, which would eliminate demand for our equipment and service. In addition, any association or perceived association between our equipment or service and accidents involving aircraft on which our equipment or service operates would likely have an adverse effect on demand for our equipment and service. Reduced demand for our products and services would adversely affect our business prospects, financial condition and results of operations.

If our efforts to retain and attract customers are not successful, our revenue will be adversely affected.

We expect to generate substantially all of our revenue from sales of services, some of which will be on a subscription basis. We must be able to retain subscribers and attract new and repeat customers. If we are unable to effectively retain subscribers and attract new and repeat customers, our business, financial condition and results of operations would be adversely affected.

Unreliable service levels, lack of sufficient capacity, uncompetitive pricing, lack of availability, security risk and lack of related features of our equipment and services are some of the factors that may adversely impact our ability to retain customers and partners and attract new and repeat customers. If our customers are able to satisfy their in-flight entertainment needs through activities other than broadband internet access, at no or lower cost, they may not perceive value in our products and services. If our efforts to satisfy and retain customers and subscribers are not successful, we may not be able to attract new customers through word-of-mouth referrals. Any of these factors could cause our customer growth rate to fall, which would adversely impact our business, financial condition and results of operations.

The demand for in-flight broadband internet access service may decrease or develop more slowly than we expect. We cannot predict with certainty the development of the U.S. or international in-flight broadband internet access market or the market acceptance for our products and services.

Our future success depends upon growing demand for in-flight broadband internet access services, which is inherently uncertain. We have invested significant resources towards the roll-out of new service offerings, which represent a substantial part of our growth strategy. We face the risk that the U.S. and international markets for in-flight broadband internet access services may decrease or develop more slowly or differently than we currently expect, or that our services, including our new offerings, may not achieve widespread market acceptance. We may be unable to market and sell our services successfully and cost-effectively to a sufficiently large number of customers.

Our business depends on the continued proliferation of Wi-Fi as a standard feature in mobile devices. The growth in demand for in-flight broadband internet access services also depends in part on the continued and increased use of laptops, smartphones, tablet computers, and other Wi-Fi enabled devices and the rate of evolution of data-intensive applications on the mobile internet. If Wi-Fi ceases to be a standard feature in mobile devices, if the rate of integration of Wi-Fi on mobile devices decreases or is slower than expected, or if the use of Wi-Fi enabled devices or development of related applications decreases or grows more slowly than anticipated, the market for our services may be substantially diminished.

Increased costs and other demands associated with our growth could impact our ability to achieve profitability over the long term and could strain our personnel, technology and infrastructure resources.

We expect our costs to increase in future periods, which could negatively affect our future operating results. We expect to experience growth in our headcount and operations, which will place significant demands on our management, administrative, technological, operational and financial infrastructure. Anticipated future growth will require the outlay of significant operating and capital expenditures and will continue to place strains on our personnel, technology and infrastructure. Our success will depend in part upon our ability to contain costs with respect to growth opportunities. To successfully manage the expected growth of our operations, on a timely and cost-effective basis we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. In addition, as we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, and we must maintain the beneficial aspects of our corporate culture. If we fail to successfully manage our growth, it could adversely affect our business, financial condition and results of operations.

Adverse economic conditions may have a material adverse effect on our business.

Macro-economic challenges are capable of creating volatile and unpredictable environments for doing business. We cannot predict the nature, extent, timing or likelihood of any economic slowdown or the strength or sustainability of any economic recovery, worldwide, in the United States or in the airline industry. For many travelers, air travel and spending on in-flight internet access are discretionary purchases that they can eliminate in difficult economic times. Additionally, a weaker business environment may lead to a decrease in overall business travel, which is an important contributor to our service revenue. These conditions may make it more difficult or less likely for customers to purchase our equipment and services. If economic conditions in the United States or globally deteriorate further or do not show improvement, we may experience material adverse effects to our business, cash flow and results of operations.

Our operating results may fluctuate unpredictably and may cause us to fail to meet the expectations of investors, adversely affecting our stock price.

We operate in a highly dynamic industry and our future quarterly operating results may fluctuate significantly. Our future revenue and operating results may vary from quarter to quarter due to many factors, many of which are not within our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Further, it is difficult to accurately forecast our revenue, margin and operating results, and if we fail to match our expected results or the results expected by financial analysts or investors, the future trading price of our common stock may be adversely affected.

In addition, due to generally lower demand for business travel during the summer months and holiday periods, and leisure and other travel at other times during the year, our quarterly results may not be indicative of results for the full year. Due to these and other factors, quarter-to-quarter comparisons of our historical operating results should not be relied upon as accurate indicators of our future performance.

If our marketing and advertising efforts fail to generate revenue on a cost-effective basis, or if we are unable to manage our marketing and advertising expenses, it could harm our results of operations and growth.

Our future growth and profitability, as well as the maintenance and enhancement of our brands, will depend in large part on the effectiveness and efficiency of our future marketing and advertising expenditures. We plan to use a diverse mix of television, print, trade show and online marketing and advertising programs to promote our business. Significant increases in the pricing of one or more of our marketing and advertising channels could increase our expenses or cause us to choose less expensive, but potentially less effective, marketing and advertising channels. In addition, to the extent we implement new marketing and advertising strategies, we may in the future have significantly higher expenses. We may in the future incur, marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenue associated with such expenses, and our marketing and advertising expenditures may not result in increased revenue or generate sufficient levels of brand awareness. If we are unable to maintain our marketing and advertising channels on cost-effective terms, our marketing and advertising expenses could increase substantially, our customer levels could be affected adversely, and our business, financial condition and results of operations may suffer.

Regulation by United States and foreign government agencies, including the Federal Aviation Administration and the Federal Communications Commission, may increase our costs of providing service or require us to change our services.

We are subject to various regulations, including those regulations promulgated by various federal, state and local regulatory agencies and legislative bodies and comparable agencies outside the United States where we may do business. The two U.S. government agencies that have primary regulatory authority over our operations are the Federal Aviation Administration, or FAA, and the Federal Communications Commission, or FCC.

The commercial and private aviation industries, including civil aviation manufacturing and repair industries, are highly regulated in the United States by the FAA. FAA certification is required for all equipment we install on commercial aircraft and type certificated business aircraft, and certain of our operating activities require that we obtain FAA certification as a parts manufacturer. As discussed in more detail in the section entitled “Business—Regulation—Federal Aviation Administration,” FAA approvals required to operate our business include Supplemental Type Certificates, or STCs and Parts Manufacturing Authorities, or PMAs. Obtaining STCs and PMAs is an expensive and time-consuming process that requires significant focus and resources. Any inability to obtain, delay in obtaining, or change in, needed FAA certifications, authorizations, or approvals, could have an adverse effect on our ability to meet our installation commitments, manufacture and sell parts for installation on aircraft, or expand our business and could, therefore, materially adversely affect our growth prospects, business and operating results. The FAA closely regulates many of our operations. If we fail to comply with the FAA’s many regulations and standards that apply to our activities, we could lose the FAA certifications, authorizations, or other approvals on which our manufacturing, installation, maintenance, preventive maintenance, and alteration capabilities are based. In addition, from time to time, the FAA or comparable foreign agencies adopt new regulations or amend existing regulations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business. To the extent that any such new regulations or amendments to existing regulations or policies apply to our activities, those new regulations or amendments to existing regulations generally increase our costs of compliance.

As a broadband Internet provider, we must comply with the Communications Assistance for Law Enforcement Act of 1994, or CALEA, which requires communications carriers to ensure that their equipment, facilities and services can accommodate certain technical capabilities in executing authorized wiretapping and other electronic surveillance. Currently, our CALEA solution is being deployed in our network. However, we could be subject to an enforcement action by the FCC or law enforcement agencies for any delays related to meeting, or if we fail to comply with, any current or future CALEA, or similarly mandated law enforcement related, obligations. Such enforcement actions could subject us to fines, cease and desist orders, or other penalties, all of which could adversely affect our business. Further, to the extent the FCC adopts additional capability requirements applicable to broadband Internet providers, its decision may increase the costs we incur to comply with such regulations.

In addition to these U.S. agencies, we are also subject to regulation by foreign government agencies that choose to assert jurisdiction over us as a result of the service we provide on aircraft that fly international routes. Adverse decisions or regulations of these U.S. and foreign regulatory bodies could negatively impact our operations and costs of doing business and could delay the roll-out of our services and have other adverse consequences for us. Our ability to obtain certain regulatory approvals to offer our services internationally may also be the responsibility of a third- party, and, therefore, may be out of our control. We are unable to predict the scope, pace or financial impact of regulations and other policy changes that could be adopted by the various governmental entities that oversee portions of our business.

If government regulation of the Internet, including e-commerce or online video distribution changes, we may need to change the way we conduct our business to a manner that incurs greater operating expenses, which could harm our results of operations.

The current legal environment for Internet communications, products and services is uncertain and subject to statutory, regulatory or interpretive change. We cannot be certain that we, our vendors and media partners or our customers are currently in compliance with applicable regulatory or other legal requirements in the countries in which our service is used. Our failure, or the failure of our vendors and media partners, customers and others with whom we transact business to comply with existing or future legal or regulatory requirements could materially adversely affect our business, financial condition and results of operations. Regulators may disagree with our interpretations of existing laws or regulations or the applicability of existing laws or regulations to our business, and existing laws, regulations and interpretations may change in unexpected ways.

For example, our mobile wireless broadband Internet access services were previously classified as information services, and not as telecommunications services. Therefore, these services were not subject to FCC common carrier regulation. However, effective June 12, 2015, the FCC reclassified mobile (and fixed) broadband Internet access services as Title II telecommunications services pursuant to the Open Internet Order. The Open Internet Order also adopted broad new net neutrality rules. For example, broadband providers may not block access to lawful content, applications, services, or non-harmful devices. Broadband providers also may not impair or degrade lawful Internet traffic on the basis of content, applications, services, or non-harmful devices. In addition, broadband providers may not favor some lawful Internet traffic over other lawful traffic in exchange for consideration of any kind, and they may not prioritize the content and services of their affiliates. Other than for paid prioritization, the rules contain an exception for “reasonable network management.” The Open Internet Order recognizes that whether a network management practice is reasonable varies according to the broadband technology involved and may provide more flexibility to implement network management practices in the context of our capacity-constrained air-to-ground and satellite broadband networks.

Other jurisdictions may adopt similar or different regulations that could affect our ability to use “network management” techniques. Likewise, the United States and the European Union, among other jurisdictions, are considering proposals regarding data protection that, if adopted, could impose heightened restrictions on certain of our activities relating to the collection and use of data of end users. Further, as we promote exclusive content and services and increase targeted advertising with our media partners to customers of our services, we may attract increased regulatory scrutiny.

We cannot be certain what positions regulators may take regarding our compliance with, or lack of compliance with, current and future legal and regulatory requirements or what positions regulators may take regarding any past or future actions we have taken or may take in any jurisdiction. Regulators may determine that we are not in compliance with legal and regulatory requirements, and impose penalties, or we may need to make changes to our services, which could be costly and difficult. Any of these events would adversely affect our operating results and business.

Our possession and use of personal information and the use of credit cards by our customers present risks and expenses that could harm our business. Unauthorized disclosure or manipulation of such data, whether through breach of our network security or otherwise, could expose us to costly litigation and damage our reputation.

Maintaining our network security is of critical importance because our online systems will store confidential registered user, employee and other sensitive data, such as names, email addresses, addresses and other personal information. We will depend on the security of our networks and the security of the network infrastructures of our third-party telecommunications service providers, our customer support providers and our other vendors. Unauthorized use of our, or our third-party service providers’, networks, computer systems and services could potentially jeopardize the security of confidential information, including credit card information, of our future customers. There can be no assurance that any security measures we, or third parties, take will be effective in preventing these activities. As a result of any such breaches, customers may assert claims of liability against us as a result of any failure by us to prevent these activities. Further, our in-cabin network operates as an open, unsecured Wi-Fi hotspot, and non-encrypted transmissions users send over this network may be vulnerable to access by users on the same plane. These activities may subject us to legal claims, adversely impact our reputation, and interfere with our ability to provide our services, all of which could have a material adverse effect on our business prospects, financial condition and results of operations.

Failure to protect confidential customer data or to provide customers with adequate notice of our privacy policies could also subject us to liabilities imposed by United States federal and state regulatory agencies or courts. For example, the FCC’s Consumer Proprietary Network Information, or CPNI rules, applicable to our satellite-based offerings, require us to comply with a range of marketing and privacy safeguards. The Federal Trade Commission, or FTC, could assert jurisdiction to impose penalties related our service if it found our privacy policies or security measures to be inadequate under existing federal law. We could also be subject to certain state laws that impose data breach notification requirements, specific data security obligations, or other consumer privacy-related requirements. Our failure to comply with any of these rules or regulations could have an adverse effect on our business, financial condition and results of operations.

Other countries in which we may operate or from which our services may be offered, including those in the European Union, also have certain privacy and data security requirements that may apply to our business, either now or in the future. These countries’ laws may in some cases be more stringent than the requirements in the United States. For example, European Union member countries have specific requirements relating to cross border transfers of personal information to certain jurisdictions, including to the United States. In addition, some countries have stricter consumer notice and/or consent requirements relating to personal information collection, use or sharing. Moreover, international privacy and data security regulations may become more complex. For example, the European Union is considering a draft proposed data protection regulation which, if enacted, may result in even more restrictive privacy-related requirements. Our failure to comply with other countries’ privacy or data security-related laws, rules or regulations could also have an adverse effect on our business, financial condition and results of operations.

In addition, our customers will use credit cards to purchase our products and services. Problems with our or our vendors billing software could adversely affect our customer satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment services. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition and results of operations could be adversely affected.

We depend upon third parties to manufacture equipment components and to provide services for our network.

We rely on third-party suppliers for equipment components that we use to provide our services. The supply of third- party components could be interrupted or halted by a termination of our relationships, a failure of quality control or other operational problems at such suppliers or a significant decline in their financial condition. If we are not able to continue to engage suppliers with the capabilities or capacities required by our business, or if such suppliers fail to deliver quality products, parts, equipment and services on a timely basis consistent with our schedule, our business prospects, financial condition and results of operations could be adversely affected.

We may fail to recruit, train and retain the highly skilled employees that are necessary to remain competitive and execute our growth strategy. The loss of one or more of our key personnel could harm our business.

Competition for key technical personnel in high-technology industries such as ours is intense. We believe that our future success depends in large part on our continued ability to hire, train, retain and leverage the skills of qualified engineers and other highly skilled personnel needed to maintain and grow our business and technology. We may not be as successful as our competitors at recruiting, training, retaining and utilizing these highly skilled personnel. In particular, we may have more difficulty attracting or retaining highly skilled personnel during periods of poor operating performance. Any failure to recruit, train and retain highly skilled employees could negatively impact our business and results of operations.

We depend on the continued service and performance of our key personnel, including Jeffrey Wun, our Chairman, Chief Executive Officer and President. Mr. Wun became our Chief Executive Officer and President effective December 31, 2017 and was appointed Chairman on January 22, 2018. Mr. Wun replaced Peter Chiou who was replaced from these positions and who we expect will become a consultant to the Company for a short period of time. Such individuals have acquired specialized knowledge and skills with respect to our operations. As a result, if any of these individuals were to leave us, we could face substantial difficulty in hiring qualified successors and could experience a loss of productivity while any such successor obtains the necessary training and expertise. We do not maintain key man insurance on any of our officers or key employees. In addition, much of our key technology and systems are custom-made for our business by our personnel. The loss of key personnel, including key members of our management team, as well as certain of our key marketing or technology personnel, could disrupt our operations and have an adverse effect on our ability to grow our business.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential stockholders could lose confidence in our financial statements, which would harm the trading price of our common stock.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404. SOX 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Exchange Act to contain a report from management assessing the effectiveness of a company’s internal control over financial reporting. Separately, under SOX 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated filers or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management’s assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies, like us, are not required to include an attestation report of their auditors in annual reports.

A report of our management is included under the section titled “Controls and Procedures.” We are a smaller reporting company and, consequently, are not required to include an attestation report of our auditor in our annual transition report. However, if and when we become subject to the auditor attestation requirements under SOX 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.

During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2018, management identified a material weakness. The material weakness was associated with our lack of sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements and our need to rely heavily on the use of external legal and accounting professionals to mitigate these deficiencies. We are undertaking remedial measures, which measures will take time to implement and test, to address this material weakness. There can be no assurance that such measures will be sufficient to remedy the material weakness identified or that additional material weaknesses or other control or significant deficiencies will not be identified in the future. If we continue to experience material weaknesses in our internal controls or fail to maintain or implement required new or improved controls, such circumstances could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, or adversely affect the results of periodic management evaluations and, if required, annual auditor attestation reports. Each of the foregoing results could cause investors to lose confidence in our reported financial information and lead to a decline in our stock price.

Previous actions of our co-founder, Daniel Shih, could give rise to reputational issues that could negatively affect our business and, thus, your investment in our company.

One of our co-founders, Daniel Shih, who no longer has any equity interests in our company (whether held directly or indirectly) nor any position with our company, was given a suspended sentence and a fine in Taiwan for attempting to influence stock prices in Taiwan in an unrelated company. Under Taiwanese law, this means that he has no imprisonment to be executed in Taiwan today, and does not and will not have any criminal record unless he violates the conditions of his suspended sentence. Although this person no longer has any equity interest in our company, nor any position with our company, there may be reputational issues due to his past involvement which could have a material adverse effect on our business, financial condition, operations, results of operations and prospects. Any of these outcomes could negatively affect your investment in our company.

We believe our business depends on strong brands, and if we do not develop, maintain and enhance our brand, our ability to gain new customers and retain customers may be impaired.

We believe that our brands will be a critical part of our business. We expect to collaborate extensively with our future airline partners on the look and feel of the in-flight homepage that their passengers encounter when logging into our service in flight. In order to maintain strong relationships with our airline partners, we may have to reduce the visibility of our brand or make other decisions that do not promote and maintain our brand. In addition, many of our trademarks contain words or terms having a somewhat common usage and, as a result, we may have trouble registering or protecting them in certain jurisdictions. If we fail to promote and maintain our brand, or if we incur significant expenses to promote the brands and are still unsuccessful in maintaining strong brands, our business prospects, financial condition and results of operations may be adversely affected.

Businesses or technologies we acquire could prove difficult to integrate, disrupt our ongoing business, dilute stockholder value or have an adverse effect on our results of operations.

As part of our business strategy, we may engage in acquisitions of businesses or technologies to augment our organic or internal growth. We do not have any relevant experience with integrating and managing acquired businesses or assets. Acquisitions involve challenges and risks in negotiation, execution, valuation and integration. Moreover, we may not be able to find suitable acquisition opportunities on terms that are acceptable to us. Even if successfully negotiated, closed and integrated, certain acquisitions may not advance our business strategy, may fall short of expected return-on-investment targets or may fail. Any future acquisition could involve numerous risks, including:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the operations and products of the acquired business;

●	use of cash to fund the acquisition or for unanticipated expenses;

●	limited market experiences in new businesses;

●	exposure to unknown liabilities, including litigation against the companies we acquire;

●	additional costs due to differences in culture, geographical locations and duplication of key talent;

●	delays associated with or resources being devoted to regulatory review and approval;

●	acquisition-related accounting charges affecting our balance sheet and operations;

●	difficulty integrating the financial results of the acquired business in our consolidated financial statements;

●	controls in the acquired business;

●	potential impairment of goodwill;

●	dilution to our current stockholders from the issuance of equity securities; or

●	potential loss of key employees or customers of the acquired company.

In the event that we enter into any acquisition agreements, closing of the transactions could be delayed or prevented by regulatory approval requirements, including antitrust review, or other conditions. We may not be successful in addressing these risks or any other problems encountered in connection with any attempted acquisitions, and we could assume the economic risks of such failed or unsuccessful acquisitions.

Expenses or liabilities resulting from litigation could adversely affect our results of operations and financial condition.

From time to time, we may be subject to claims or litigation in the ordinary course of our business, including for example, claims related to employment matters and class action lawsuits. Our operations are characterized by the use of new technologies and services across multiple jurisdictions that implicate a number of statutory schemes and a range of rules and regulations that may be subject to broad or creative interpretation, which may subject to us to litigation, including class action lawsuits, the outcome of which may be difficult to assess or quantify due to the potential ambiguity inherent in these regulatory schemes and/or the nascence of our technologies and services. Plaintiffs in these types of litigation may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. Any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our products and services, or have other adverse effects on our business. Any of the foregoing could have a material adverse effect on our results of operations and could require us to pay significant monetary damages. In addition, costly and time-consuming litigation could be necessary to enforce our existing contracts and, even if successful, could have an adverse effect on us. In addition, prolonged litigation against any airline partner, customer or supplier could have the effect of negatively impacting our reputation and goodwill with existing and potential airline partners, customers and suppliers.

Technological advances may harm our business.

Due to the widening use of state-of-the-art, personal electronic devices such as Apple’s iPad, ever-increasing numbers of passengers have their own mobile devices, which they might use to bring their own content such as movies, music or games with them on a flight. This could decrease demand for our in-flight offerings. Carriers now also have greater technical means at their disposal to offer passengers in-flight access to the Internet, including through our offerings and those of our competitors. At present, these offerings do not allow passengers to fully stream content on their mobile devices. If, however, in-flight Internet access in the future allows passengers to fully stream content on their mobile devices, this could decrease demand for our in-flight offerings. While both trends will give rise to risks as well as opportunities for us, it is impossible to foresee at present whether and, if so, to what extent these trends will have lasting effects. Note, too, that the in-flight entertainment systems currently in place are unable to support these developments. Given average useful lives of 15 to 20 years, the conventional systems will continue to dominate the in-flight entertainment industry for the foreseeable future. As a result, possible changes will happen slowly, giving all market players sufficient time to adapt.

We may have exposure to foreign currency risks in the future and our future hedging activities could create losses.

Currency risks essentially arise from the fact that sales to customers and purchasing are effected in one currency while fixed costs are incurred in other currencies. If necessary, we will engage in hedging transactions to counteract direct currency risks. However, we cannot always guarantee that all currency risks will have been hedged in full. Severe currency fluctuations could also cause the hedging transactions to fail if agreed thresholds (triggers) are not met or exceeded. We therefore cannot fully preclude negative foreign currency effects in the future - some of which might be substantial - due to unforeseen exchange rate fluctuations and/or inaccurate assessments of market developments.

We will source our content from studios, distributors and other content providers, and any reduction in the volume of content produced by such content providers could hurt our business by providing us with less quality content to choose from and resulting in potentially less attractive offerings for passengers.

We will receive content from studios, distributors and other content providers, and in some circumstances, we will depend on the volume and quality of the content that these content providers produce. If studios, distributors or other content providers were to reduce the volume or quality of content they make available to us over any given time period, whether because of their own financial limitations or other factors influencing their businesses, we would have less quality content to choose from and our programmers would have more difficulty finding relevant and appropriate content to provide to our customers. This could negatively impact the passenger experience, which could in turn reduce the demand for our offerings, which would have a negative impact on our revenue and results of operations.

We are a holding company with no operations of our own, and we depend on our subsidiaries for cash.

Currently, we are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. The ability of our subsidiaries to generate sufficient cash flow from future operations to allow us and them to make scheduled payments on our obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and future earnings of our operating subsidiaries will be adequate for our subsidiaries to service their debt obligations. If our subsidiaries do not generate sufficient cash flow from future operations to satisfy corporate obligations, we may have to: undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations. Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends or making loans to us.

Risks Relating to our Industry

Our business is highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

Our business is directly affected by the number of passengers flying on commercial aircraft, the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, including due to increased use of technology such as videoconferencing for business travelers, or the number of aircraft and flights shrinks due to, among other reasons, reductions in capacity by airlines, the number of passengers available to use our service will be reduced, which would have a material adverse effect on our business and results of operations. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, terrorist attacks or threats and pandemics could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending can result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Further, unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Our airline partners operate in a highly competitive business market and, as a result, continue to face pressure on offerings and pricing. These unfavorable conditions and the competitiveness of the air travel industry could cause one or more of our airline partners to reduce expenditures on passenger services including deployment of our service or file for bankruptcy. Any of these events would have a material adverse effect on our business prospects, financial condition and results of operations.

Air traffic congestion at airports, air traffic control inefficiencies, weather conditions, such as hurricanes or blizzards, increased security measures, new travel-related taxes, the outbreak of disease or any other similar event could harm the airline industry.

Airlines are subject to cancellations or delays caused by factors beyond their control. Cancellations or delays due to weather conditions or natural disasters, air traffic control problems, breaches in security or other factors could reduce the number of passengers on commercial flights and thereby reduce demand for the services provided by us and our products and services and harm our businesses, results of operations and financial condition.

Risks Relating to our Technology and Intellectual Property

We could be adversely affected if we suffer service interruptions or delays, technology failures or damage to our equipment.

Our reputation and ability to attract, retain and serve our future commercial airline customers will depend upon the reliable performance of our satellite transponder capacity, network infrastructure and connectivity system. We have experienced interruptions in these systems in the past, including component and service failures that temporarily disrupted users’ access to the Internet, and we may experience service interruptions, service delays or technology or systems failures in the future, which may be due to factors beyond our control. If we experience frequent system or network failures, our reputation could be harmed and our future airline customers may have the right to terminate their contracts with us or pursue other remedies.

Our operations and services will depend upon the extent to which our equipment and the equipment of our third-party network providers is protected against damage from fire, flood, earthquakes, power loss, solar flares, telecommunication failures, computer viruses, break-ins, acts of war or terrorism and similar events. Damage to our networks could cause interruptions in the services that we will provide, which could have a material adverse effect on service revenue, our reputation and our ability to attract or retain customers.

We rely on service providers for certain critical components of and services relating to our satellite connectivity network.

We currently source key components of our hardware, including the aircraft installed satellite antenna, from third parties and key aspects of our connectivity services, including all of our satellite transponder services from SKY Perfect JSAT Corporation. While we have written contracts with these key component and service providers, if we experience a disruption in the delivery of products and services from either of these providers, it may be difficult for us to continue providing our own products and services to our customers. We have experienced component delivery issues in the past and there can be no assurance that it will avoid similar issues in the future. Additionally, the loss of the exclusive source protections that we have with our hardware provider could eliminate our competitive advantage in the use of satellites for in-flight connectivity, which could have a material adverse effect on our business and operations.

Assertions by third parties of infringement, misappropriation or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many technology-based industries, including the wireless communications industry. Any infringement, misappropriation or related claims, whether or not meritorious, is time-consuming, diverts technical and management personnel and is costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. Certain of our suppliers do not provide indemnity to us for the use of the products and services that these providers supply to us. At the same time, we generally offer third-party intellectual property infringement indemnity to our customers which, in some cases, does not cap our indemnity obligations and thus could render us liable for both defense costs and judgments. Any of these events could result in increases in operating expenses, limit our service offerings or result in a loss of business if we are unable to meet our indemnification obligations and our airline customers terminate or fail to renew their contracts.

We may not be able to protect our intellectual property rights.

We regard our trademarks, service marks, copyrights, patents, trade secrets, proprietary technologies, domain names and similar intellectual property as important to our success. We rely on trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees, vendors, airline customers, customers and others to protect our proprietary rights. We have sought and obtained patent protection for certain of our technologies in the United States and certain other countries. Many of the trademarks that we use contain words or terms having a somewhat common usage and, as a result, we may have difficulty registering them in certain jurisdictions. We have not yet obtained registrations for our most important marks in all markets in which we may do business in the future, including countries in Asia, Africa and the Middle East. If other companies have registered or have been using in commerce similar trademarks for services similar to ours in foreign jurisdictions, we may have difficulty in registering, or enforcing an exclusive right to use, our marks in those foreign jurisdictions.

There can be no assurance that our efforts to protect our proprietary rights will be sufficient or effective, that any pending or future patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks and other intellectual property will not be challenged, invalidated, misappropriated or infringed by others. Additionally, the intellectual property laws and enforcement practices of other countries in which our service is or may in the future be offered may not protect our products and intellectual property rights to the same extent as the laws of the United States. If we are unable to protect our intellectual property from unauthorized use, our brand image may be harmed and our business and results of operations may suffer.

Our use of open source software could limit our ability to commercialize our technology.

Open source software is software made widely and freely available to the public in human-readable source code form, usually with liberal rights to modify and improve such software. Some open source licenses require as a condition of use that proprietary software that is combined with licensed open source software and distributed must be released to the public in source code form and under the terms of the open source license. Accordingly, depending on the manner in which such licenses were interpreted and applied, we could face restrictions on our ability to commercialize certain of our products and we could be required to (i) release the source code of certain of our proprietary software to the public, including competitors; (ii) seek licenses from third parties for replacement software; and/or (iii) re-engineer our software in order to continue offering our products. Such consequences could materially adversely affect our business.

The satellites that we currently rely on or may rely on in the future have minimum design lives, but could fail or suffer reduced capacity before then.

The usefulness of the satellites upon which we currently rely and may rely on in the future is limited by each satellite’s minimum design life. For example, the satellites through which we provide our service have minimum design lives ranging from 10 to 15 years. Our ability to offer in-flight connectivity and alleviate capacity constraints throughout our network depends on the continued operation of the satellites or any replacement satellites, each of which has a limited useful life. We can provide no assurance, however, as to the actual operational lives of those or future satellites, which may be shorter than their design lives, nor can we provide assurance that replacement satellites will be developed, authorized or successfully deployed.

In the event of a failure or loss of any of these satellites, our satellite service providers may relocate another satellite and use it as a replacement for the failed or lost satellite, which could have an adverse effect on our business, financial condition and results of operations. Such a relocation may require regulatory approval, including through, among other things, a showing that the replacement satellite would not cause additional interference compared to the failed or lost satellite. We cannot be certain that our satellite service provider could obtain such regulatory approval. In addition, we cannot guarantee that another satellite will be available for use as a replacement for a failed or lost satellite, or that such relocation can be accomplished without disrupting or otherwise adversely impacting our business.

Satellites that are not yet in service are subject to construction and launch related risks.

Satellite construction and launch are subject to significant risks, including delays, launch failure and incorrect orbital placement. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites and to obtain other launch opportunities. Construction and launch delays could materially and adversely affect our ability to generate revenues.

A failure to raise sufficient capital will delay or prohibit our building of a satellite ground station and related data center, which will inhibit our business development.

Because our IFEC services will require the transmission and processing of large amounts of data, we will need to build satellite ground stations and related data centers in our regions of operation, to facilitate the effectiveness and efficiency of our IFEC services. If we are not able to raise an amount of capital sufficient to purchase land for and build a satellite ground station and data center near our area of operations, initially in the Asia region, we may not be able to provide our IFEC services in an efficient and operationally effective way and, as a result, our business prospects and results of operations could suffer.

Risks Related to Ownership of our Common Stock

Our common stock is quoted on the OTCQX Best Market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQX Best Market. The OTCQX Best Market is a significantly more limited market than the New York Stock Exchange or the Nasdaq Stock Market. The quotation of our shares on the OTCQX may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable on a national or international recognized stock exchange, to enable additional liquidity options for our investors. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We cannot predict the extent to which an active public trading market for our common stock will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our common stock.

At present, there is minimal public trading in our common stock. We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our common stock.

Our common stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our common stock.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our shares of common stock may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful profits to date and uncertainty of future profits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this public offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. Following this public offering, we will have approximately 9,634,074 shares of common stock outstanding (assuming the maximum of 1,411,782 shares are sold in the offering) or 9,845,838 shares of common stock outstanding (assuming the over-subscription amount is exercised in full). All of the shares of common stock to be sold in this offering will be freely tradable without restriction or further registration under the federal securities laws. The remaining shares will be subject to restrictions on resale under U.S. securities laws.

We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.

We expect to use most of the net proceeds from this offering for working capital, business development, product development and capital expenditure. However, our management has broad discretion over how these proceeds are to be used and based on unforeseen technical, commercial or regulatory issues could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations.

We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Investors in this offering will experience immediate and substantial dilution.

The offering price of $42.50 per share is substantially higher than the net tangible book value per share of our common stock immediately following this offering. Therefore, if you purchase common stock in the offering, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your shares. We expect the dilution as a result of the offering to be $37.2961 per share to new investors purchasing our shares in this offering if the maximum number of 1,411,782 shares being offered are sold without exercise of the over-subscription option and $36.5488 per share to new investors purchasing our shares in this offering if all 1,411,782 shares being offered are sold and the over-subscription option is exercised in full. Accordingly, if we were liquidated at our net tangible book value, you would not receive the full amount of your investment. See “Dilution” below.

Our board of directors has broad discretion to issue additional securities and any such issuance may cause substantial dilution to our stockholders.

We are entitled under our articles of incorporation to issue up to 90,000,000 shares of common stock and 50,000,000 shares of “blank check” preferred stock, although these amounts may change in the future subject to stockholder approval. Shares of our blank check preferred stock provide our board of directors’ broad authority to determine voting, dividend, conversion, and other rights. As of the date of this prospectus, we had issued and outstanding 9,247,272 shares of common stock, no shares of preferred stock, and we had 2,000,000 shares of common stock reserved for issuance under our 2017 Equity Incentive Plan, of which 780,800 shares remain available for issuance. As of May 18, 2019, we had no shares of preferred stock issued and outstanding. Accordingly, the date of this prospectus, we could issue up to 78,756,664 additional shares of common stock (including shares reserved under our 2017 Equity Incentive Plan) and 50,000,000 shares of “blank check” preferred stock. Any additional stock issuances could be made at a price that reflects a discount or premium to the then-current market price of our common stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock. Our board may generally issue those common and preferred shares, or convertible securities to purchase those shares, without further approval by our stockholders. Any preferred shares we may issue could have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. We may also issue additional securities to our directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock incentive plans. The issuance of additional securities may cause substantial dilution to our stockholders.

Our articles of incorporation, bylaws and Nevada law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our articles of incorporation, bylaws and Nevada law contain provisions which could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are currently authorized to issue up to 50,000,000 shares of “blank check” preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No shares of our preferred stock are currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by current management.

Provisions of our articles of incorporation, bylaws and Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our articles of incorporation, our bylaws and Nevada law, as applicable, among other things, provide our board of directors with the ability to alter our bylaws without stockholder approval, and provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “ongoing,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our future financial and operating results;

●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

●	our ability to attract and retain customers;

●	our dependence on growth in our customers’ businesses;

●	the effects of changing customer needs in our market;

●	the effects of market conditions on our stock price and operating results;

●	our ability to successfully complete the development, testing and initial implementation of our product offerings;

●	our ability to maintain our competitive advantages against competitors in our industry;

●	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

●	our ability to introduce new offerings and bring them to market in a timely manner;

●	our ability to maintain, protect and enhance our intellectual property;

●	the effects of increased competition in our market and our ability to compete effectively;

●	our plans to use the proceeds from this offering;

●	our expectations concerning relationship with customers and other third parties;

●	our ability to attract and retain qualified employees and key personnel;

●	future acquisitions of our investments in complementary companies or technologies; and

●	our ability to comply with evolving legal standards and regulations.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

This prospectus includes market and industry data that has been obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriter has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of common stock offered by us will be approximately $55.83 million if the maximum number of shares being offered are sold without exercise of the over-subscription option, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter’s over-subscription option to purchase additional shares in this offering is exercised in full, we estimate that our net proceeds will be approximately $64.29 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. To the date of this prospectus, we have already received net proceeds of approximately $39.81 million from previous closings in this offering.

Use of Proceeds	Maximum Amount Raised without Over-Subscription Option	Maximum Amount Raised with Over-Subscription Option
Working capital	$15,830,438	$21,290,438
Product development	4,000,000	4,000,000
Land and building for ground station and data center	36,000,000	39,000,000
Underwriting discount & commission	3,600,000	4,140,000
Offering Expenses	569,562	569,562
Total	$60,000,000	$69,000,000

The principal purposes of this offering are to increase our capitalization and financial flexibility, and to increase our visibility in the marketplace. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds of this offering. However, we currently intend to use the net proceeds to us from this offering, together with existing cash, primarily for general corporate purposes, such as working capital, product development, marketing activities, and other capital expenditures including the purchase of land for, and the building of, our first satellite ground station and data center, in the Asia region. More specifically, if we raise sufficient funds in this offering, we expect to spend approximately $36.0 million to acquire land in Taiwan that we will use to establish this first satellite ground station and data center.  We have identified a suitable location for such base station in the northern part of Taiwan, we have signed a binding sales contract, as amended to date, with the local landowner specifying the specific terms of acquisition of this land and we have already made prepayments in the amount of approximately $33.85 million towards the purchase price of the parcel and the remaining balance of the purchase price is approximately $624,462.  We expect that the cost of the land will be approximately $5.9 million per acre, and that we will purchase approximately 6.36 acres, with an option to acquire additional contiguous acreage. Additionally, we have signed a binding memorandum of understanding with a Samoa based telecom company to lease the parcel that we plan to purchase for a period of five years at an expected rental income to us of approximately $2.3 million per year. This telecom company plans to build a separate satellite ground station and data center on this land and we may lease back a portion of the land to build our own satellite ground station and data center if and when we have sufficient funds to do so. The five-year lease, if it is consummated, would provide us with additional working capital to supplement the funds that we expect to raise in this offering, to help us further our core corporate development efforts. For a more detailed discussion of this proposed land acquisition and lease transaction, see “Business— Binding MOUs to Acquire and Lease Land in Taiwan for a Data Processing Center and Satellite Uplink Ground Station,” below.

We can provide no assurance that we will be able to raise sufficient funds in the offering to complete the purchase of the Taiwan ground station property or that our board of directors will approve the to-be-negotiated purchase agreement assuming we do raise the required funds. Further, assuming we do complete the acquisition, there can be no assurance that we will be able to successfully negotiate and sign a lease contract with the Samoan telecom company, that we will be able to generate any revenue from our ownership and lease of this land or that we will have or be able to raise sufficient funds to build our own satellite ground station and data center on this land.

We may also use a portion of the net proceeds for the acquisition of, or investment in, businesses, products, technologies or other assets that complement our business, although we have no present commitments or agreements to enter into any material acquisitions or investments. We will have broad discretion over the uses of the net proceeds in this offering.

Pending use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term interest-bearing investment grade instruments.

DETERMINATION OF OFFERING PRICE

The public offering price was determined through negotiations between us and the underwriter. In addition to prevailing market conditions, the factors to be considered in determining the public offering price included:

●	the valuations of publicly traded companies in the United States that the underwriter believed to be comparable to us;

●	our financial information;

●	the history of, and the prospects for, our company and the industries in which we compete;

●	an assessment of our management, our past and present operations, and the prospects for, and timing of, our future revenues;

●	the state of our development; and

●	various valuation measures of other companies engaged in activities like ours.

It is also possible that after this offering, our securities will not trade in the public market at or above the public offering price.

The $42.50 per share price to the public has been proportionately adjusted to directly reflect the one-for-five reverse stock split which became effective on January 16, 2019. Prior to the effectiveness of the reverse split, the price to the public in this offering was $8.50 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization, as of March 31, 2019:

●	on an actual basis;

●	on a pro forma basis to give effect to the sale of all 1,411,782 shares in this offering and assuming that the underwriter’s over-subscription option is exercised in full, at the public offering price of $42.50 per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes to those financial statements included elsewhere in this prospectus.

	As of March 31, 2019(1)
	Actual	Pro Forma Maximum (without Over-Subscription Option	Pro Forma Maximum (with Over-Subscription Option)
Cash	$78,248	$15,322,118	$23,782,118
Other assets	4,841,840	4,841,840	4,841,840
Total assets	$47,181,170	$62,425,040	$70,885,040
Accounts payable	1,650,000	1,650,000	1,650,000
Accrued expenses	869,817	869,817	869,817
Other payable – related parties	1,074,394	1,074,394	1,074,394
Other payable – others	3,101,653	3,101,653	3,101,653
Total liabilities	7,555,990	7,555,990	7,555,990
Shares of Common Stock, $0.001 par value, 90,000,000 shares authorized; 9,098,090 shares issued and outstanding (excluding 149,162 unvested restricted shares) as of March 31, 2019	45,490	45,877	46,089
Additional paid-in capital (2)	56,791,250	72,034,733	80,494,521
Accumulated Deficit	(17,675,120)	(17,675,120)	(17,675,120)
Total liabilities and equity	$47,181,170	$62,425,040	$70,885,040

(1)	Gives effect to the sale of the maximum amount and the maximum amount including the over-subscription amount, at the public offering price of $42.50 per share, and to reflect the application of the proceeds after deducting the estimated 6% underwriting discounts and our estimated offering expenses. (See note 2 below.)

(2)	Pro forma adjusted for this offering’s additional paid in capital reflects the net proceeds we expect to receive, assuming the maximum amount and the maximum amount including the over-subscription amount is sold, after deducting underwriting discount, underwriter’s expense allowance and approximately $569,562 in other expenses. We expect to receive net proceeds of approximately $55,830,438 ($60,000,000 offering, less underwriting discount of $3,600,000 and offering expenses of $569,562) if the maximum amount is raised and $64,290,438 ($69,000,000 offering, less underwriting discount of $4,140,000 and offering expenses of $569,562) if the maximum amount including the over-subscription amount is raised.

DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price you pay in this offering, and the pro forma net tangible book value per share of common stock immediately after this offering.

Net tangible book value per share represents the amount of our total tangible assets reduced by our total liabilities, divided by the outstanding shares of common stock. Tangible assets equal our total assets less intangible assets. As of March 31, 2019, our actual net tangible book value was $34,891,096 and our net tangible book value per share was $3.7731.

After giving effect to the sale of $60,000,000 of shares (maximum amount without over-subscription option) or $69,000,000 of shares (maximum amount with over-subscription option) in this offering at the public offering price of $42.50 per share, and after deducting underwriting commissions and estimated offering expenses payable by us, but without adjusting for any other change in our pro forma net tangible book value subsequent to March 31, 2019, our pro forma net tangible book value would have been $5.2039 per share of common stock if all 1,411,782 shares are sold without exercise of the over-subscription option and $5.9512 per share of common stock if all 1,411,782 shares are sold and the over-subscription option is exercised in full. This represents an immediate increase in pro forma net tangible book value of $1.4308 per share to our existing stockholders and immediate dilution of $37.2961 per share to new investors purchasing shares in this offering if all 1,411,782 shares are sold without exercise of the over-subscription option, and an immediate increase in pro forma net tangible book value of  $2.1781 per share to our existing stockholders and immediate dilution of $36.5488 per share to new investors purchasing shares in this offering if all 1,411,782 shares are sold and the over-subscription option is exercised in full.

The following table illustrates this dilution on a per share basis to new investors:

	Maximum without Over-Subscription Option	Maximum with Over-Subscription Option
Public offering price per share	$42.50	$42.50
Historical net tangible book value per common share as of March 31, 2019	$3.7731	$3.7731
Pro forma as adjusted net tangible book value per common share as of March 31, 2019	$5.2039	$5.9512
Increase in net tangible book value per common share attributable to existing stockholders	$1.4308	$2.1781
Dilution per common share to new investors	$37.2961	$36.5488

As of March 31, 2019, the total number of shares of our common stock outstanding after this offering, assuming 1,411,782 shares of our common stock are sold in the offering (maximum without over-subscription option), is 9,634,074 and excludes the following:

●	1,215,262 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $6.9236 per share as of March 31, 2019;

●	84,706 shares of common stock (97,411 shares of common stock if over-subscription is exercised in full) underlying the warrants to be issued to the underwriter in connection with this offering; and

●	211,764 shares of common stock issuable upon the exercise of the underwriter’s over-subscription option.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock began trading on the OTCQB Venture Market on May 30, 2017 under the symbol “AKOM.” On July 31, 2017, our stock began trading on the OTCQX Best Market. To date, there has been limited trading for our common stock on the OTC Markets. The following table sets forth, for the periods indicated, the high and low closing prices of our common stock. These prices reflect inter-dealer prices, without retain mark-up or commission, and may not represent actual transactions.

	Closing Prices
	High	Low
Fiscal Year Ended December 31, 2017
1st Quarter	$-	$-
2nd Quarter (May 30, 2017 – June 30, 2017)	27.50	17.50
3rd Quarter	40.00	26.00
4th Quarter	40.00	17.50

Fiscal Year Ended December 31, 2018
1st Quarter	$37.50	$30.00
2nd Quarter	42.50	19.75
3rd Quarter	32.50	14.25
4th Quarter	23.75	9.50

Fiscal Year Ending December 31, 2019
1st Quarter	$20.00	$2.00

Our stock is extremely thinly traded. We cannot guarantee that an active market in our common stock will develop on the OTCQX Best Market.

Proposed Exchange Listings

Our common stock is quoted for trading on the OTC Markets Group Inc. OTCQX Best Market under the symbol “AKOM.”

We have filed an application to have the shares of common stock offered hereby listed on the Nasdaq Capital Market tier of Nasdaq. Although this application is pending, we cannot assure you that we can meet Nasdaq’s listing requirements which include subjective considerations. If our Nasdaq application is approved, we would withdraw our listing from the OTCQX. If our Nasdaq application is not approved, our common stock will not be able to trade on the Nasdaq, although it will continue to be quoted for trading on the OTCQX. In this case, we would continue to maintain our OTCQX listing.

We also intend to apply to list the shares of common stock offered hereby on one or more international recognized stock exchanges, in addition to our application to Nasdaq, to enable additional liquidity options particularly for those of our investors located outside of the United States. We cannot assure you, however, that any such international recognized stock exchange listing application would be approved. If any such listing application is approved, we will continue to maintain our OTCQX listing.

Number of Holders of Our Shares of Common Stock

We had 40 record holders of our common stock as of May 15, 2019. Because brokers and other institutions hold shares on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our incentive plans as of December 31, 2018.

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,215,262	6.9236	780,800
Equity compensation plans not approved by security holders	-	-	-
Total	1,215,262	6.9236	780,800

On May 5, 2017, our board of directors adopted the Aerkomm Inc. 2017 Equity Incentive Plan. This plan was approved by our stockholders by a written consent in lieu of a meeting dated March 28, 2018. See “Executive Compensation—Equity Compensation Plan Information” for a description of this plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements and related notes appearing elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

With advanced technologies and a unique business model, we, as a service provider of IFEC solutions, intend to provide airline passengers with a broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular, movies, gaming, live TV, and music. We plan to offer these core services, which we are currently still developing, through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ personal devices. We also expect to provide content management services and e-commerce solutions related to our IFEC solutions.

We plan to partner with airlines and offer airline passengers free IFEC services. We expect to generate revenue through advertising and in-flight transactions. We believe that this is an innovative approach that differentiates us from existing market players.

To complement and facilitate our planned IFEC service offerings, we intend to build satellite ground stations and related data centers within the geographic regions where we expect to be providing IFEC airline services.

Principal Factors Affecting Financial Performance

We believe that our operating and business performance is driven by various factors that affect the commercial airline industry, including trends affecting the travel industry and trends affecting the customer bases that we target, as well as factors that affect wireless Internet service providers and general macroeconomic factors. Key factors that may affect our future performance include:

●	our ability to enter into and maintain long-term business arrangements with airline partners, which depends on numerous factors including the real or perceived availability, quality and price of our services and product offerings as compared to those offered by our competitors;

●	the extent of the adoption of our products and services by airline partners and customers;

●	costs associated with implementing, and our ability to implement on a timely basis, our technology, upgrades and installation technologies;

●	costs associated with and our ability to execute our expansion, including modification to our network to accommodate satellite technology, development and implementation of new satellite-based technologies, the availability of satellite capacity, costs of satellite capacity to which we may have to commit well in advance, and compliance with regulations;

●	costs associated with managing a rapidly growing company;

●	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

●	the economic environment and other trends that affect both business and leisure travel;

●	continued demand for connectivity and proliferation of Wi-Fi enabled devices, including smartphones, tablets and laptops;

●	our ability to obtain required telecommunications, aviation and other licenses and approvals necessary for our operations; and

●	changes in laws, regulations and interpretations affecting telecommunications services and aviation, including, in particular, changes that impact the design of our equipment and our ability to obtain required certifications for our equipment.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

On March 18, 2018, we changed our fiscal year from December 31 to March 31, to be able to comply with the Nasdaq Stock Market so called “seasoning rules” which required that we have audited financial statements for a full year following the date of the closing of our reverse acquisition before we could file a listing application with Nasdaq. Since we were able to meet that seasoning requirement by changing our fiscal year to March 31 thus enabling us to generate audited financial statements for the full year beginning on April 1, 2017 and ending on March 31, 2018, our board of directors determined that for practical business reasons, it would now be in the Company’s best interest to revert to a December 31 fiscal year end. Our board of directors voted to change our fiscal year back to December 31 on February 12, 2019.

The discussion below relates to the three-month periods ended March 31, 2019 and 2018 and the two fiscal years ended on December 31, 2018 and 2017.

Comparison of Three Months Ended March 31, 2019 and 2018

The following table sets forth key components of our results of operations during the three-month periods ended March 31, 2019 and 2018.

	Three Months Ended March 31,		Change
	2019	2018	$	%
Sales	$-	$-	$-	-
Cost of sales	-	-	-	-
Operating expenses	2,048,289	1,450,899	597,390	41.2%
Loss from operations	(2,048,289)	(1,450,899)	(597,390)	41.2%
Net non-operating expense	(331,470)	(4,222)	(327,248)	7,751.0%
Loss before income taxes	(2,379,759)	(1,455,121)	(924,638)	63.5%
Income tax expense	3,233	4,062	(829)	20.4%
Net Loss	(2,382,992)	(1,459,183)	(923,809)	63.3%
Other comprehensive income (loss)	343,596	2,934	340,662	11,610.8%
Total comprehensive loss	$(2,039,396)	$(1,456,249)	$(583,147)	40.0%

Revenue. Our total revenue was $0 and $0 for the three-month periods ended March 31, 2019 and 2018 as we are still developing our core business in in-flight entertainment and connectivity and there was no non-recurring sale of equipment to related parties during the periods

Cost of sales. Our cost of sales was $0 for both the three-month periods ended March 31, 2019 and 2018 as we did not have any sales during the periods.

Operating expenses. Our operating expenses consist primarily of compensation and benefits, professional advisor fees, research and development expenses, cost of promotion, business development, business travel, transportation costs, and other expenses incurred in connection with general operations. Our operating expenses increased by $597,390 to $2,048,289 for the three-month period ended March 31, 2019, from $1,450,899 for the three-month period ended March 31, 2018. Such increase was mainly due to an increase in research and development expense, payroll and related expenses and depreciation expense of $325,480, $143,288 and $118,531, respectively, which was offset by an decrease in consulting expense of $219,610 The decrease in consulting fee was mainly related to the decrease in fair value of warrants issued to our underwriter for the public offering and termination of one consulting agreement.

Net non-operating expense. We had $331,470 in net non-operating expense for the three-month period ended March 31, 2019, as compared to net non-operating expense of $4,222 for the three-month period ended March 31, 2018. Net non-operating expense in the three-month period ended Mach 31, 2019 represents loss on foreign exchange translation of $331,197, while net non-operating expense in the three-month period ended March 31, 2018 includes a foreign exchange translation loss of $3,022 and interest expense of $1,268.

Loss before income taxes. Our loss before income taxes decreased by $924,638 to $2,379,759 for the three-month period ended March 31, 2019, from a loss of $1,455,121 for the three-month period ended March 31, 2018, as a result of the factors described above.

Income tax expense. Income tax expense was $3,233 for the three-month period ended March 31, 2019, as compared to the income tax expense of $4,062 for the three-month period ended March 31, 2018.

Total comprehensive loss. As a result of the cumulative effect of the factors described above, our total comprehensive loss increased by $583,147 to $2,039,396 for the three-month period ended March 31, 2019, from $1,456,249 for the three-month period ended March 31, 2018.

Liquidity and Capital Resources

As of March 31, 2019, we had cash and cash equivalents of $78,248. To date, we have financed our operations primarily through cash proceeds from financing activities, including through our ongoing public offering, short-term borrowings and equity contributions by our stockholders.

The following table provides detailed information about our net cash flow:

Cash Flow

	Three Months Ended March 31,
	2019	2018
Net cash used for operating activities	$(534,882)	$(367,556)
Net cash used for investing activity	(1,275)	(6,352)
Net cash provided by financing activity	182,500	407,707
Net increase (decrease) in cash and cash equivalents	(353,657)	33,799
Cash at beginning of year	88,309	21,504
Foreign currency translation effect on cash	343,596	2,934
Cash at end of year	$78,248	$58,237

Operating Activities

Net cash used for operating activities was $534,882 for the three months ended March 31, 2019, as compared to $367,556 for the three months ended March 31, 2018. In addition to the net loss of $2,382,992, the increase in net cash used for operating activities during the three-month period ended March 31, 2019 was mainly due to increase in inventory of $380,000, offset by the decrease in accounts receivable and temporary deposit – related party and decrease in accrued expense and other payable - others of $389,900, $100,067, 457,652 and $239,436, respectively. In addition to the net loss of $1,459,183, the increase in net cash used for operating activities during the three-month period ended March 31, 2018 was mainly due to increase in accrued expenses, other payable – related parties and other payable, and decrease in other payable related parties of $243,539, $217,183, $182,850 and $46,743, respectively, offset by the increase in net operating loss and other receivable of $1,459,183 and $14,901, respectively.

Investing Activities

Net cash used for investing activities for the three months ended March 31, 2019 was $1,275 as compared to $6,352 for the three months ended March 31, 2018. The net cash used for investing activities for the three months ended March 31, 2019 and 2018 was mainly for the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2019 and 2018 was $182,500 and $407,707, respectively. Net cash provided by financing activities for the three months ended March 31, 2019 were mainly attributable to net proceeds from the borrowing of short-term loans from affiliates in the amount of $182,500. Net cash provided by financing activities for the three months ended March 31, 2018 were mainly attributable to proceeds from the increase in subscribed capital and short-term loans from affiliates in the amount of $56,000 and $325,040, respectively, for the three months ended March 31, 2018.

On May 14, 2018, we entered into an underwriting agreement with Boustead Securities, LLC in connection with the public offering, issuance and sale of up to 1,411,765 shares of our common stock on a best efforts basis, with a minimum requirement of 117,647 shares, at the public offering price of $42.50 per share, less underwriting discounts, for minimum gross proceeds of $5,000,000 and up to a maximum of $60,000,000. We also granted Boustead Securities, LLC an over-subscription option, exercisable on or prior to the offering termination date to extend the offering for an additional 45 days, pursuant to which we may sell up to 211,764 additional shares of the common stock at the public offering price, less underwriting discounts. The material terms of this offering are described in the prospectus, dated May 14, 2018, filed by us with the Securities and Exchange Commission, or the SEC, on May 14, 2018 pursuant to Rule 424(b) under the Securities Act. This offering is registered with the SEC pursuant to a Registration Statement on Form S-1, as amended and supplemented to date (File No. 333-222208), initially filed by us on December 20, 2017.

As of March 31, 2019, we held 11 closings of this offering, pursuant to which we issued and sold an aggregate of 1,024,980 shares of common stock for gross proceeds of approximately $43.56 million, or net proceeds of approximately $39.81 million after underwriting discounts, commissions and offering expenses payable by us. The offering period for this public offering expired on January 4, 2019 and we filed a post-effective amendment No. 2 with the SEC on April 23, 2019 to extend the public offering to attempt to raise the remaining $16.44 million that has not yet been sold.  The post-effective amendment has not yet been approved by the SEC and we can make no guarantees that we will be able to sell any additional shares on our common stock in the public offering.

On May 9, 2019, two of our current shareholders (the “Lenders”) each committed to provide us a $10 million bridge loan (the “Loans”) for an aggregate principal amount of $20 million, to bridge our cash flow needs prior to our obtaining a mortgage loan to be secured by a parcel of land (the “Land”) we intend to purchase. The Land consists of approximately 6.36 acres of undeveloped land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. Aerkomm Taiwan has contracted to purchase the Land for NT$1,056,297,507, or US$34,474,462, and we have made deposits totaling US$33,850,000 for this acquisition. We expect to pay the remaining balance of the purchase price, approximately US$624,462, and to complete the purchase of the Land following our completion of our public offering. The Loans will be secured by the Land with the initial closing date of the Loans to be a date, designated by us, within 30 days following the date that the title for the Land is fully transferred to and vested in our subsidiary, Aerkomm Taiwan. The Loans shall bear interest, non-compounding, at the Bank of America Prime Rate plus 1%, annually, calculated on the actual number of days the Loans are outstanding and based on a 365-day year and shall be due and payable upon the earlier of (1) the date of our (or our subsidiary, Aerkomm Taiwan) obtaining a mortgage loan secured by the Land with a principal amount of not less than $20 million and (2) one year following the initial closing date of the Loans. The Lenders also agreed to an earlier closing of up to 25% of the principal amounts of the Loans upon our request prior to the time that title to the Land is vested in our subsidiary, Aerkomm Taiwan, provided that we provide adequate evidence to the Lenders that the proceeds of such an earlier closing would be applied to pay our vendors. We, of course, cannot provide any assurances that we will be able to raise sufficient additional funds in our public offering to complete our acquisition of the Land or to obtain a mortgage on the Land if and when it is acquired.

On July 10, 2018, in conjunction with the Land acquisition, we entered into a binding letter of commitment with Metro Investment Group Limited, or MIGL, pursuant to which we agreed to pay MIGL an agent commission of four percent (4%) of the full purchase price of the Land, equivalent to approximately US$1,387,127, for MIGL’s services provided with respect to the acquisition. The commission must be paid to MIGL no later than 90 days following payment in full of the purchase price. If there is a delay in payment, we shall be responsible for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the commission per day of delay with a maximum cap to these damages of five percent (5%). Under applicable Taiwanese law, the commission is due and payable upon signing of the letter of commitment even if the contract is cancelled for any reason and the acquisition is not completed. We have recorded the estimated commission to the cost of land and will be paying the amount no later than 90 days following full payment of the purchase price.  On May 9, 2019, we amended the binding letter of commitment with MIGL to extend the payment to be paid after the full payment of the Land acquisition price until no later than December 31, 2020.

With the $16.44 million to be raised in the remainder of our ongoing public offering (assuming we are successfully able to complete the public offering) and the $20 million in Loans committed to us by the Lenders, we believe our available working capital will be adequate to sustain our operations at our current levels for the next twelve months. However, even if we successfully raise sufficient capital to satisfy our needs over the next twelve months, following that period we will require additional cash resources for the implementation of our strategy to expand our business or for other investments or acquisitions we may decide to pursue. If our internal financial resources are insufficient to satisfy our capital requirements, we will need seek to sell additional equity or debt securities or obtain additional credit facilities, although there can be no assurances that we will be successful in these efforts. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

The Company has not generated significant revenues, excluding non-recurring revenues from affiliates in the second quarter of fiscal 2018, and will incur additional expenses as a result of being a public reporting company. For the three-month period ended March 31, 2019, the Company incurred a comprehensive loss of $2,039,396 and had working capital deficiency of $2,892,780 as of March 31, 2019. Currently, the Company has taken measures, as discussed above, that management believes will improve its financial position by financing activities, including through our ongoing public offering, short-term borrowings and equity contributions.

Comparison of the Years Ended December 31, 2018 and 2017

The following table sets forth key components of our results of operations during the years ended December 31, 2018 and 2017.

	For the Year Ended December 31,
	2018		2017
	Amount	% of Sales	Amount	% of Sales
Sales	$1,745,000	100.0%	$-	-
Cost of sales	1,661,849	95.2%	-	-
Operating expenses	8,096,033	464.0%	7,147,597	-
Loss from operations	(8,012,882)	459.2%	(7,147,597)	-
Net non-operating income (loss)	(131,335)	7.5%	23,652	-
Loss before income taxes	(8,144,217)	466.7%	(7,123,945)	-
Income tax expense (benefit)	4,123	0.2%	8,519	-
Net loss	(8,148,340)	467.0%	(7,132,464)	-
Other comprehensive income (loss)	123,428	7.1%	(3,454)	-
Total comprehensive loss	$(8,024,912)	459.9%	$(7,135,918)	-

Sales. Our sales were $1,745,000 the years ended December 31, 2018, as compared to the $0 for the year ended December 31, 2017. The sales for the year ended December 31, 2018 represents the sale of a ground-based satellite connectivity server terminal in the amount of $1,730,000 and remote island resort ground antenna connectivity service income in the amount of $15,000.

Cost of sales. Our cost of sales includes the direct costs of our raw materials and component parts, as well as the cost of labor and overhead. Our cost of sales was $1,661,849 and $0 for the years ended December 31, 2018 and 2017. The cost of sales for the year ended December 31, 2018 represents the cost of the ground-based satellite connectivity server terminal sold by Aircom Taiwan.

Operating expenses. Our operating expenses consist primarily of compensation and benefits, professional advisor fees, cost of promotion, business development, business travel, transportation costs, and other expenses incurred in connection with general operations. Our operating expenses increased by $948,436 to $8,096,033 for the year ended December 31, 2018, from $7,147,597 for the year ended December 31, 2017. Such increase was mainly due to the increase in R&D expense, payroll and related expense, consulting expense and depreciation expenses of $719,284, $384,551, $314,245 and $157,829, respectively, which was offset by the decrease in stock-based compensation expense, accounting and auditing related expense, investor relation fee and legal expense of $326,486, $240,118, $223,466 and $159,577, respectively.

Net non-operating income (loss). We had $131,335 in net non-operating loss for the year ended December 31, 2018 as compared to $23,652 in net non-operating income for the year ended December 31, 2017. Net non-operating loss for the year ended December 31, 2018 primarily represents interest expense of $3,179 and loss on foreign exchange of $128,362. Net non-operating income for the year ended December 31, 2017 primarily represents the cancellation of debt from a related party of $26,647.

Income (loss) before income taxes. Our loss before income taxes is $8,144,217 for the year ended December 31, 2018 as compared to the loss before income taxes for the year ended December 31, 2017 of $7,123,945, an increase of $1,020,272, as a result of the factors described above.

Income tax expense- (benefit). Income tax expense decreased by $4,396 to $4,123 for the year ended December 31, 2018, from an income tax expense of $8,519 for the year ended December 31, 2017. The income tax expense for 2017 was mainly due to California franchise tax and foreign subsidiary’s income tax expenses. The income tax expense for the year ended December 31, 2017 was mainly due to California franchise tax and foreign subsidiary’s income tax expenses.

Total comprehensive (income) loss. As a result of the cumulative effect of the factors described above, our total comprehensive loss increased by $888,994 to $8,024,912 for the year ended December 31, 2018, from $7,135,918 for the year ended December 31, 2017.

Liquidity and Capital Resources

As of December 31, 2018, we had cash and cash equivalents of $88,309. To date, we have financed our operations primarily through non-recurring sales of equipment, cash proceeds from financing activities, short-term borrowings and equity contributions by our stockholders.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flow

	December 31,
	2018	2017
Net cash provided by (used for) operating activities	$(6,971,369)	$(6,001,485)
Net cash used for investing activity	(34,643,820)	(273,015)
Net cash provided by financing activity	41,558,566	5,984,941
Net increase (decrease) in cash and cash equivalents	(56,623)	(289,559)
Cash from acquired subsidiaries	-	2,354
Foreign currency translation effect on cash	123,428	(3,464)
Cash at beginning of year	21,504	312,173
Cash at end of year	$88,309	$21,504

Operating Activities

Net cash used for operating activities was $6,971,369 for the year ended December 31, 2018, as compared to $6,001,485 for the year ended December 31, 2017. The increase in net cash used for operating activities was mainly due to net operating loss, increase in accounts receivable, prepaid expenses and decrease in other payable-others of $8,148,340, $1,745,000, $1,116,731 and $512,426, respectively, offset by the decrease in other receivable-others and increase in accounts payable of $409,774 and $1,650,000, respectively. Net cash used for operating activities was $6,001,485 for the year ended December 31, 2017. The increase in net cash used for operating activities for the year ended December 31, 2017 was mainly due to net operating loss, increase in prepaid expenses, and decrease in other payable related parties of $7,132,464, $521,949 and $2,373,180, respectively, offset by the decrease in other receivable-related party and deposits-others, increase in accrued expenses and other payable of $162,335, $660,132, $506,822 and $392,299, respectively.

Investing Activities

Net cash used in investing activities for the years ended December 31, 2018 and 2017 was $34,643,820 and $273,015, respectively. The net cash used for investing activities for the year ended December 31, 2018 was mainly due to the $33.85 million prepayment toward the purchase of a parcel of land to build our first satellite ground station and data center. We also used $769,022 for the purchase of property and equipment. The net cash used in investing activities for the year ended December 31, 2017 mainly related to the purchase of property and equipment in the amount of $273,015.

Financing Activities

Net cash provided by financing activities for the years ended December 31, 2018 and 2017 was $41,558,566 and $5,984,941, respectively. Net cash provided by financing activities for the year ended December 31, 2018 were mainly attributable to net proceeds from the issuance of our common stock through the ongoing public offering and private placements, and issuance of stock warrant in the amount of $41,318,899 and $250,367, respectively, offset by the repayment of short-term bank loan in the amount $10,000. The net cash amounts provided by financing activities were mainly attributable to proceeds from the issuance of our common stock and subscribed capital in the amounts of $5,914,941 during the years ended December 31, 2017.

Capital Expenditures

Our operations continue to require significant capital expenditures primarily for technology development, equipment and capacity expansion. Capital expenditures are associated with the supply of airborne equipment to our prospective airline partners, which correlates directly to the roll out and/or upgrade of service to our prospective airline partners’ fleets. Capital spending is also associated with the expansion of our network, ground stations and data centers and includes design, permitting, network equipment and installation costs.

Capital expenditures for the three-month periods ended March 31, 2019 and 2018, and for the years ended December 31, 2018 and 2017 were $1,275, $97,102, $36,102,474 and $639,062, respectively.

We anticipate an increase in capital spending in fiscal year 2019 and estimate that capital expenditures will range from $6 million to $60 million as we will begin airborne equipment installations and continue to execute our expansion strategy.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. We recognize sales when the earning process is completed, as evidenced by an arrangement with the customer, transfer of title and acceptance, if applicable, has occurred, as well as the price is fixed or determinable, and collection is reasonably assured. Sales are recorded net of returns, discounts and allowances.

Inventories. Inventories are recorded at the lower of weighted-average cost or net realizable value. We assess the impact of changing technology on our inventory on hand and write off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Research and Development Costs. Research and development costs are charged to operating expenses as incurred. For the years ended December 31, 2018 and 2017, we incurred approximately $1,483,452 and $764,168 of research and development costs, respectively.

Property and Equipment. Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed by using the straight-line method and double declining method over the following estimated service lives: computer equipment - 3 to 5 years, furniture and fixtures - 5 years and satellite equipment – 5 years. Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress. Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to income in the period of sale or disposal. We review the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We determined that there was no impairment loss for the years ended December 31, 2018 and 2017.

Goodwill and Purchased Intangible Assets. Goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of net assets acquired from acquisition of subsidiaries. We test goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment. Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. As of December 31, 2018 and 2017, purchased intangible asset consists of satellite system software and is amortized over 10 years.

Fair Value of Financial Instruments. We utilize the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 – Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

Level 2 – Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 – Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of our cash, accounts receivable, other receivable, short-term loans, accounts payable, and other payable approximated their fair value due to the short-term nature of these financial instruments.

Foreign Currency Translation. If a foreign subsidiary’s functional currency is the local currency, translation adjustments will result from the process of translating the subsidiary’s financial statements into the reporting currency of our company. Such adjustments are accumulated and reported under other comprehensive income (loss) as a separate component of stockholder’s equity.

Recent Accounting Pronouncements

Financial Instruments. In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU 2016-13 on our consolidated financial statements.

Intangibles. In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019. We are currently evaluating the impact of adopting ASU 2017-04 on our consolidated financial statements.

Leases. In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. We are currently evaluating the timing of adoption and the impact of adopting ASU 2016-02 on our consolidated financial statements.

Income Statement. In February 2018, FASB issued ASU 2018-02, “Income Statement - Reporting Comprehensive Income” (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which required deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with effect included in income from continuing operations in the reporting period that includes the enactment date of Tax Cut and Jobs Act. ASU 2018-02 will be effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We are currently evaluating the timing of adoption and the impact of adopting ASU 2018-02 on our consolidated financial statements.

Stock Compensation. In June 2018, FASB issued ASU 2018-07, “Compensation-Stock Compensation” (Topic 718): Improvement of Nonemployee Share-Based Payment Accounting, which amends the accounting for nonemployee share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 will be effective for public business entities for fiscal years beginning after December 15, 2018, and interim periods within the fiscal year. We are currently evaluating the timing of adoption and the impact of adopting ASU 2018-07 on our consolidated financial statements.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History and Background

Aircom was incorporated in the State of California on September 29, 2014. On December 28, 2016, Aircom purchased 140,000 shares, or approximately 86.3%, of the outstanding common stock of the public company then known as Maple Tree Kids, Inc. (“MTKI”) for the purpose of engaging in a reverse acquisition with MTKI. MTKI was incorporated on August 14, 2013 in the State of Nevada. On January 10, 2017, in anticipation of the reverse acquisition and Aircom’s new business, MKTI changed its name to Aerkomm Inc. On February 13, 2017, Aircom and its shareholders entered into a share exchange agreement with Aerkomm pursuant to which Aerkomm acquired 100% of the issued and outstanding capital stock of Aircom in exchange for approximately 99.7% of the issued and outstanding capital stock of Aerkomm (or 87.8% on a fully-diluted basis). As a result of the share exchange, Aircom became a wholly-owned subsidiary of Aerkomm, and the former shareholders of Aircom became the holders of approximately 99.7% of Aerkomm’s issued and outstanding capital stock.

For accounting purposes, the share exchange transaction with Aircom was treated as a reverse acquisition, with Aircom as the acquirer and Aerkomm as the acquired party. To the extent this report contains business and financial information for partial periods prior to the consummation of the reverse acquisition, this information pertains to the business and financial information of Aircom and its consolidated subsidiaries. Aircom owns all of the equity interests of Aircom Seychelles, Aircom HK, Aircom Japan and Aircom Taiwan.

Aircom Seychelles was formed under the laws of Seychelles on December 15, 2009 as Gulach Ltd. and changed its name to Aircom Pacific Ltd. on August 19, 2014. Aircom Seychelles was acquired by Aircom Pacific on December 31, 2014 to facilitate Aircom’s global corporate structure for both business operations and tax planning. Presently, Aircom Seychelles has no operations. Aircom is working with corporate and tax advisers in optimizing its global corporate structure and has not yet concluded a revised plan of organization.

On October 17, 2016, Aircom acquired Aircom HK for $100,000. Aircom HK is a Hong Kong limited company formed on October 3, 2008 as Yanwei Information Technology Limited. Aircom HK changed its name to Dadny Inc Limited on July 22, 2015 and changed its name again to Aircom Pacific Inc. Limited on July 22, 2015. Aircom HK is in charge of all of Aircom’s business and operations in Hong Kong and China. Aircom HK is applying for, and will be the holder of a Validation of Supplemental Type Certificate, or VSTC, issued by the Hong Kong Civil Aviation Department, or HKCAD. Presently, Aircom HK’s primary function is business development, both with respect to airlines as well as content providers and advertising partners based in Hong Kong and China. It is also actively seeking strategic partnerships in those areas, through which Aircom may leverage its product offerings to provide enhanced services to prospective customers. Aircom also plans to provide local support to Hong Kong-based airlines via Aircom HK and Aircom HK owned teleports located in Hong Kong.

On December 15, 2016, Aircom acquired Aircom Japan for $600,000. Aircom Japan was formed under the laws of Japan on August 29, 2011 as Dadny (Japan) Inc. and changed its name to Aircom Japan, Inc. on July 1, 2016. Aircom Japan is responsible for Aircom’s business development efforts and general operations located within Japan. Aircom Japan is applying for, and will be the holder of, a Satellite Communication Blanket License, which is necessary for Aircom to provide services within Japan. Aircom Japan will also provide local support to airlines operating within the territory of Japan. We do not expect to be in a position to successfully launch our service offerings in Japan until sometime in 2019.

Aircom Taiwan, which became a wholly owned subsidiary of Aircom in December 2017, was organized under the laws of Taiwan on June 29, 2016. During 2017, prior to Aircom Taiwan becoming a wholly owned subsidiary of Aircom, Aircom advanced a total of $460,000 (the “Prepayment”) to Aircom Taiwan for working capital as part of a planned $1,500,000 aggregate equity investment (the “Equity Investment”) in Aircom Taiwan. Aircom Taiwan at that time acted as Aircom’s agent in Taiwan. Before Aircom Taiwan was allowed to issue equity to Aircom, because Aircom was a foreign investor, the Equity Investment had to be approved by the Investment Review Committee of the Ministry of Economic affairs of Taiwan (the “Committee”). Aircom entered into an Equity Pre-Subscription Agreement with Aircom Taiwan dated as of August 13, 2017, to memorialize the terms of the Equity Investment. On December 19, 2017, the Committee approved Aircom’s initial Equity Investment (valued as of that date at NT$15,150,000, or approximately US$500,000) and the purchase of the Aircom Taiwan’s founding owner’s total equity of NT$100,000 (approximately US$3,350). As a result of the approval of the Equity Investment, Aircom Taiwan became a 100% wholly owned subsidiary of Aircom.

On June 13, 2018, Aerkomm established Aerkomm Taiwan Inc. as a new wholly owned subsidiary under the laws of Taiwan. Aircom Taiwan Inc. is responsible for Aircom’s business development efforts and general operations within Taiwan.  We are currently planning to locate the site of our first ground station in Taiwan and we expect that if we raise sufficient funds to move forward with this project (although that cannot be guaranteed), Aircom Taiwan Inc. will play a significant role in building and operating that ground station.

On November 15, 2018, Aircom Taiwan acquired Aircom Beijing for CNY600,000 (approximately $87,266). The purpose of this acquisition is for Aircom Beijing is to conduct Aircom’s business and operations in China. Presently, Aircom Beijing’s primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in China as most business conducted in China requires a local registered company. Aircom Beijing is also actively seeking strategic partnerships through which Aircom may leverage its product offerings in order to provide enhanced services to prospective customers. Aircom also plans to provide local support to China-based airlines via Aircom Beijing and its future planned teleports to be located in China.

Our Corporate Operational Structure

We are a holding company. All of our business operations are conducted through our several operating subsidiaries with our core operational and business activities being directed through Aircom. The chart below presents our corporate structure as of the date of this prospectus:

Our principal executive offices are located at 923 Incline Way #39, Incline Village, NV 89451. The telephone number at our principal executive office is (877) 742-3094.

BUSINESS

Business Overview

Our Industry

The global in-flight entertainment and connectivity, or IFEC, market is expected to experience high growth due to factors such as aircraft expansion, increasing passenger rates, rising penetration rates, and technological advances. According to the latest market research report1, the In-flight Entertainment & Connectivity (IFEC) market is projected to reach USD 7.65 billion by 2023, at a compound annual growth rate, or CAGR, of 8.72% from 2018 to 2023. The same market research report also predicts that the IFEC market in the Asia Pacific region is projected to grow at the highest CAGR during the forecast period, owing to increasing aircraft deliveries and rising passenger traffic in this region. This report also concludes that China is expected to be the major market in the region, owing to the reforms in their regulations and policies, innovative business models, and the development of aircraft with new technologies.

1 ASD Reports, “In-flight Entertainment & Connectivity (IFEC) Market by End User (OEM, Aftermarket), Aircraft Type (NBA, WBA, VLA, Business Jets), Product (IFE Hardware, IFE Connectivity, IFE Content), and Region - Global Forecast to 2023”, dated August 27, 2018.

1.	Aviation Industry

There are currently more than 21,000 commercial aircraft flying globally, a number that is expected to more than double in the next 20 years. Airbus estimates that the global fleet of commercial aircraft will increase from 21,450 planes in 2018 to more than 47,000 in 2037, according to its 2018 “Global Market Forecast report 2018 – 2037.” Boeing’s most recent global forecast “Commercial Market Outlook 2018 – 2037,” predicts a very similar average growth for the aircraft worldwide fleet over the next 20 years. The charts below reflect this projected aircraft growth.

Source: Airbus Global Market Forecast report 2018 – 2037”	Source: Boeing “Commercial Market Outlook 2018 – 2037”

Passenger numbers are also experiencing strong growth. The International Air Transport Association (IATA) predicts that passenger numbers could double to 8.2 billion by 2037, according to the latest update of IATA’s “20-Year Air Passenger Forecast.” Over the next two decades, the forecast anticipates a 3.5% compound annual growth rate (CAGR), leading to a doubling in passenger numbers from today’s levels. The continued strong growth, IATA revealed, is driven by an eastward shift in the aviation industry’s center of gravity, as more than half of the total number of new passengers in the next 20 years will come from the Asia Pacific region.

2.	In-Flight Entertainment and Connectivity

Today there are over 4 billion passengers flying globally annually spread across 21,000 airplanes. Only around 25% of these airplanes are equipped to offer some form of onboard connectivity with sometimes erratic quality, slow speeds and low broadband.

WiFi is everywhere, from cafes to bus stops, trains to airports, and it’s a service that travelers and consumers value highly. Airline passengers’ expectations for connectivity available while flying are very much set by their experience of connectivity on the ground where they expect constant access to WiFi. Unfortunately, in-flight WiFi can still feel like a luxury and passengers eagerly await free connectivity options onboard. As airlines are learning how integral in-flight WiFi affects the quality of a customer’s flying experience, adding WiFi is just the start. As part of a general industry-wide push, airlines that offer onboard in-flight WiFi are now working towards make it better, faster, and cheaper.

A study issued in April 2018 by luxury travel consultants Lets Fly Cheaper reveals that currently only a few airlines are offering free in-flight WiFi. These airlines include Aer Lingus, Emirates, JetBlue, Norwegian, Air China, Philippine Airlines, Nok Air and Vueling, and even some of them come with certain limitations such as being offered free for business passengers or limited for a certain amount of data download. See the related map below provided by Lets Fly Cheaper.

Approximately 54 airline companies currently provide in-flight WiFi services through third-party providers. As these companies represent less than 20% of the world’s airline companies, we believe there is a huge market potential among the remaining unconnected airlines.

According to William Blair’s equity report titled “The Internet of Everything,” dated January 30, 2017, commercial in-flight connectivity, is a rapidly growing $6 billion market. Global industry penetration of commercial aircraft installed with in-flight connectivity systems has grown from less than 1% in 2008 to 25% in 2016, with the expectation of a 60%-plus penetration rate by 2022. Industry growth should occur from not only increased penetration, but also from expected increases in the average in-flight connectivity related revenue generated per aircraft.

On 26 September 2017, a new research study, Sky High Economics: Quantifying the commercial opportunities of passenger connectivity for the global airline industry, was published by the London School of Economics and Political Science (LSE) in association with global satellite communication specialists Inmarsat. The report predicts that in-flight broadband services have the potential to generate up to $30bn in additional revenue for airlines by 2035.

Source:	London School of Economics and Political Science (LSE), Sky High Economics: Quantifying the commercial opportunities of passenger connectivity for the global airline industry.

The report based its findings on an independent forecasting model based on current IATA passenger traffic data and forecasts of growth. By 2035, the report predicts that there will be a near doubling of annual passenger numbers to 7.2 billion increasing to 7.8 billion in 2036 and 8.2 billion in 2037. The “Sky High Economics” report forecasts that broadband-enabled ancillary revenue for airlines will reach an estimated $30bn by 2035 (a figure higher that IATA’s projections for the profitability of the global airline industry in 2017). According to the report, it is expected that this projected revenue growth will create a wider overall market of $130bn for content providers, retail goods suppliers, hotel and car suppliers and advertisers.

Source:	London School of Economics (LSE), Sky High Economics: Quantifying the commercial opportunities of passenger connectivity for the global airline industry. A strategic overview.

The Sky High Economics report looks at six key regions: Asia Pacific, Europe, North America, Africa, Middle East and Latin America. Of these, the greatest potential for broadband-enabled ancillary services will come from the Asia Pacific region - which is expected to be the fastest growing aviation sector over the next 20 years. Airlines in Asia Pacific are predicted to benefit from $10.3bn of ancillary revenues by 2035, followed by Europe ($8.2bn) and North America ($7.6bn), Latin America ($1.9bn), Middle East ($1.3bn) and Africa ($0.58bn).

Our IFEC Solutions

Aviation

Demand for high-speed internet connectivity on board passenger aircraft is increasing worldwide. With our advanced technologies and a creative business model, we plan to provide airline passengers with a broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular, movies, gaming, live TV, and music. We plan to offer these core services through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ personal devices including laptops, mobile telephones and tablets. We will also provide content management services and e-commerce solutions related to our IFEC solutions. This system will operate through Ka/Ka high throughput satellites, or HTSs.

The diagram below shows Aircom’s services options and e-commerce options.

We also plan to provide related content management services and on-board e-commerce solutions for commercial airlines. We expect that a complete e-commerce and mobile entertainment platform will place control of content, service delivery and commercial strategy firmly in Aircom’s hands vis a vis the airlines that may acquire our IFEC services. The in-flight e-commerce will be generated primarily from on-line shopping, trading, travel options and duty-free sales amongst others.

We have two business models in place for our approach to the IFEC aviation market, one relating to commercial airlines and one to corporate business jets:

1.	Commercial Airlines

Traditionally, providers of in-flight connectivity focus primarily on the profit margin derived from the sale of hardware to airlines and of bandwidth to passengers. Both airlines and passengers must “pay to play,” which results in low participation and usage rates.

We break away from this model and expect to set a new trend with our creative business model which will set us apart from our competitors by partnering with airlines and other strategic partners, such as online advertisers and content providers, to offer airline passengers free IFEC solutions. Airlines can recover their costs and potentially generate new revenues through participating in our revenue sharing model while passengers will not be required to pay for connectivity. Taken together, this novel approach creates an incentive for airlines to work with us and should act to drive up passenger usage rates. We believe that this is an innovative approach that differentiates us from existing market players.

Our main source of revenue is expected to be derived from the content channeled through our IFEC network with selected partners including Internet companies, content providers, advertisers, telecom service providers, e-commerce, and premium sponsors. In other words, we plan to use connectivity as a tool rather than as a commodity for sale, which we believe will allow us to achieve a greater return. By providing free connectivity which, we expect, will result in the generation of a large volume of content traffic, we believe that we will create a multiplying effect that will result in a value that exceeds the “sum of its parts.”

Once our Aerkomm K++ system is approved by Airbus and receives the applicable airworthiness certifications, which process we expect to be completed by the end of 2019, as further discussed below, we will begin providing our Aerkomm K++ systems for installation on commercial airline aircraft.

2.	Corporate Jet Customers

There is also a strong demand by corporate jet owners to have high-speed internet connectivity installed on their aircraft. However, corporate jet customers would not generate sufficient internet traffic to make our free-service business model profitable for us.

Consequently, to capitalize on this additional market, we plan to sell our IFEC system hardware to corporate jet owners through the Airbus Corporate Jets (ACJ) and Boeing Business Jets (BBJ) programs. In addition to selling our IFEC systems equipment, we will also sell these corporate jet aircraft owners the bandwidth required for the operation of our services, priced on a subscription plan basis. This business model would generate revenue and income directly from the sale of our IFEC hardware and related bandwidth. We already have a preliminary agreement in place with our first corporate jet and launch customer, MJet GMBH (discussed below), and we are in advanced discussion with a number of additional potential customers both directly through our corporate network and through Airbus.

Once our Aerkomm K++ system is approved by Airbus and receives the applicable airworthiness certifications, which process we expect to be completed by the end of 2019, we will begin selling our Aerkomm K++ systems for installation on Airbus ACJ aircraft.

Aircom Pacific, at Airbus’ invitation, recently attended the Airbus ACJ Customer Forum which was held in Singapore in February 2019. This Airbus ACJ Customer Forum provided Aircom a unique opportunity to network with ACJ customers, operators and key industry players within the Airbus Corporate Jet community. At the Airbus ACJ Customer Forum, Aircom was provided the opportunity to demonstrate the Aerkomm K++ system. A number of ACJ clients at the Airbus ACJ Customer Forum showed interest in our IFEC product offering and we are currently in active discussions with these parties.

Our Connectivity Solutions

We expect to bring connectivity on-board aircraft through communication satellites. As depicted in the diagram below, aircraft equipped with connectivity instruments can communicate with a satellite via an airborne antenna. The satellite then relays the information to a ground station, which is equipped with a high-power satellite dish and is connected to the internet through our proprietary ground system.

Most in-flight connectivity systems currently in the market rely on the Ku-band satellite signals for communication. Many players in the market are working to provide higher bandwidth and faster transmitting rates using the Ka-band. Currently, there are few Ka-enabled satellites, which limits the coverage area particularly in the Asia-Pacific region. However, new GEO (Geostationary Earth Orbiting) and LEO (Low Earth Orbiting) Ka-band satellites are being regularly launched and this increase in satellites is expected to provide worldwide coverage within the next few years.

Our system architecture brings our aviation partners and their passengers the benefits of both GEO and LEO Ka-band satellite technology. GEO satellites may scan a hemisphere of earth, or fixed regions of that hemisphere at regular intervals. Performance of GEO satellites diminishes greatly in the areas near the Earth’s poles. LEO satellites orbit the earth from pole to pole and collect data from the areas beneath them. Only LEO satellites can collect high quality data over the poles. The Ka-band satellite increases data throughput. Aircom plans to have the necessary technology ready to take advantage of this new trend in Ka-band aviation connectivity. Future SpaceX and One Web LEO Ultra-Ka satellites are expected to be ready between 2019 and 2022.

The chart below depicts the coverage of both GEO and LEO Ka-band satellites.

Source: Aircom

The Ku-band offers reliable service outside of the Ka-band coverage over the ocean and in mountainous regions which is aimed to cover hotels and resorts remotely located as well as the maritime sector. The Ku-band also supports the OneWeb LEO satellite systems.

The map below shows areas of satellite coverage that could potentially be served by Aircom’s IFEC product offering.

Source: Aircom

We are actively working with other satellite providers in order to accommodate airlines’ global routes and growing fleets. We are monitoring the satellite industry for growth in coverage, with recent attention on China Satcom’s plan to launch high-capacity Ka-band and Ka HTS multispot-beam satellites over the Asia-Pacific region, as described in more detail below under Ku-band and GEO/LEO Hybrid Satellite Technology

In March 2017, we entered into a Master Service Agreement with SKY Perfect JSAT Corporation of Japan for use of its JCSAT-2B/Asia Beam Ku-band satellite telecommunication services, teleport services and housing services. The agreement’s initial term runs for a period of three years from its commencement date of April 15, 2017, subject to the receipt of all governmental licenses and approvals, and will continue be effective provided any of the services continue after the initial term. We were required to prepay $285,300 of the contract price and a security deposit plus applicable Japanese consumption taxes upon the commencement date of the agreement. Under this agreement, we are able to test the connectivity equipment that we have been developing for ground and maritime uses.

Our Aerkomm K++ system

Our proprietary IFEC system which is called the AERKOMM K++ system will contain a low profile radome containing two Ka-band antennas, one for transmitting and the other for receiving, and will comply with ARINC 791 standard of Aeronautical Radio, Incorporated, or ARINC and meets Airbus Design Organisation Approval.

Our Content Solutions

Traditionally, airlines view in-flight entertainment content as a budgeted expense for which they have to pay hefty royalties. With our business model and technologies, we expect to be able to transform in-flight entertainment into a source of revenue for our airline customers. We will team up with our current and future prospective airline customers to provide free onboard Wi-Fi services to passengers, which will allow us to maintain data traffic control, specifically in terms of blocking or placing advertisements as needed and inserting targeted commercials.

Premium Content Sponsorship

Recently, merchants have begun to take advantage of in-flight connectivity. In May of 2015, Amazon announced its plan to sponsor free video and music streaming for its Prime Video subscribers onboard JetBlue’s planes. The Amazon and JetBlue partnership is a paradigm of a win-win affiliation between an Internet powerhouse and a provider of in-flight connectivity. Amazon gained a platform through which it could display its premium subscription services and expanded its distribution network, while JetBlue generated significant revenue simply by making its in-flight connectivity available to Amazon.

The Amazon-JetBlue partnership is only one of many examples whereby an Internet company can vastly increase its competitive edge by gaining access to in-flight connectivity. We seek to exemplify this type of relationship through collaboration with major Internet companies, such as search engine companies. We plan to promote a partner’s brand through our in-flight services by channeling all searches to the partner’s search engine. By designing our user interface around the partnered company, we can present passengers with an on-screen environment populated by the partner’s apps, logos, and colors, providing a powerful marketing tool for the partner company. We can also enhance recognition of our sponsors’ brands by creating a list of portals on the in-flight system’s home screen, which leads to each sponsor’s individual page where passengers can resume their normal entertainment, social, and professional activities.

We are actively in discussions with Internet content providers to establish such premium sponsorships.

Live TV

We are negotiating with television providers along our prospective airline partners’ flight routes to make live TV available through our IFEC system. Airlines will be able to select live TV channels that are appropriate for each flight route. An electronic program guide channel listing will be available for easy viewing and selection.

Several revenue sources will be available for live TV broadcasting, including commercials before and during programs, and banners at the bottom of the screen. Banner advertisements at the bottom of the screen can be interactive which will generate pay per click, or PPC, or cost per click, or CPC, revenue in addition to the lower priced cost per thousand impressions, or CPM, revenue. In addition, we should be able to receive sponsorship premiums from select TV programs, such as pay-per-view and shopping channels.

Social Media and Instant Messaging: Content Management

We will have firewalls in place both on the ground and in the air. These, in combination with our policy enforcement software, will allow us to filter, classify, block, or forward services in accordance with our service and quality policies. We will be able to control the flow of traffic for each individual application, enabling us to use a white list model through which social media and instant messaging partners can provide their users with onboard access by paying an annual or other periodic fee.

We are in active discussions with Line, WeChat, WhatsApp, and other social media partners regarding an annual premium fee in exchange for user access to their applications and services during air travel. The access to other networks may be limited to a single direction or blocked entirely. For example, we could allow the users of a non-paying instant message service to receive, but not send, instant messages. When a user tries to respond to a received message, the system would present a pop-up message encouraging the user to urge the service provider to enter into a relationship with us.

Airlines can select movies, videos, and other content for their passengers through our content management system. The management system will tailor content suggestions according to the flight route and destination and automatically upload selected content to an onboard server while the aircraft is on the ground. This creates a cache that allows in-flight viewing in areas with limited or no satellite bandwidth connectivity. For premium content, we may maintain a live connection with the providers’ network for accounting and digital rights management purposes.

Video/Content on Demand

Content that is available to passengers for free will generate advertising-based revenue through commercials before and during the programming, as well as through banners advertisements. Passengers will be able to choose to pay for premium content, such as first-run movies where available. For programming of all types, our partnered advertising agents will be able to integrate appropriate and effective advertisements targeted to the viewer. Prior to the start of any program, users will be required to view a commercial with a length determined by the duration of the selected program. Passengers will not be able to skip or close this commercial without closing out of the program. We will be able to place similar advertisements before games or radio programs and during online duty-free shopping.

Frequent flyer passengers will be able to purchase a premium package to allow access to unlimited movies, games, and other entertainment contents with no layered advertising. These packages will include day, trip, monthly, and annual based membership options.

Search Engine

In this information age, people often refer to the Internet for information, yet few individuals are aware that every Internet search they perform generates revenue for the search engine company. Search engine providers, such as Google, Bing, and Yahoo, sell keywords, page ranking in search results, advertisement placement, and other related services. The revenue generated by a search engine fluctuates in relation to its volume of activity. We will manage search engines on a white list basis, which means that the in-flight connectivity system will only permit traffic to and from approved search engines to go through. If a passenger performs a search on a search engine that is not partnered with us, the search will be redirected to one that is.

We plan to enter into agreements with search engine partners to share the revenue generated from passengers’ searches. As discussed under “Premium Content Sponsorship” above, we may grant exclusivity to a particular search engine provider that is a premium sponsor. Such exclusivity may be specific to certain airlines or routes.

Internet Advertising Replacement

In Internet traffic, more than 50% of the bandwidth that passes through satellites is consumed by advertisements in the data stream. In order to streamline bandwidth usage, our ground system will detect advertisements from a webpage and replaces them with advertisements from our advertisers or partners. We will work with Internet advertisers to present advertisements that are relevant to passengers’ interests. This system will enable our partners to place their advertisements accordingly and generate revenue for them and us. Advertisers can offer destination-specific commercials and banners, which can be placed in our in-flight entertainment system and in apps and portals on personal devices. By utilizing commercial agents to sell ad space on our systems, we plan to cover all marketable areas, expanding sales opportunities and increasing revenue.

With online advertisement utilizing both CPM and CPC models, we will be able to capitalize on virtually all available ad space and work with any advertising partner.

Online/Streaming Gaming

We plan to make it possible to stream console-quality games in the airline cabin. Through gaming content partnerships, we expect to be able to offer PlayStation, Xbox, and other console games. Passengers will be able to play popular games from their personal devices or in-flight entertainment systems, invite friends to play over the network, and save their gaming data for continued play on the ground. It will require high speed networks to play these interactive action games and we expect to be able to provide the services necessary for the functioning of these interactive games. Our online gaming service will bring our passengers a gaming experience never seen before. We expect to generate revenue from advertisements, including banners and commercials, and from fees for premium games or sales of access passes.

Telecommunications Text Messaging Services

Through strategic partnerships with telecommunication providers, we plan to allow passengers to use 4G messaging services while in flight. Our in-flight system is designed to detect whether a passenger is using one of our partner carrier’s network and will deliver or block messages to and from a passenger’s mobile phone accordingly. For those using a non-partner’s network, the system will urge the passenger to request that their service provider join our network. Passengers will also be able to purchase a premium package to enable text message services.

Destination-Based Services

With flight route and passenger information, we expect that our partners will be able to offer destination-specific merchandise and services, including hotel and rental car bookings, transportation arrangements, restaurant reservations, local tours, ticket purchases, and travel insurance. By partnering with service partners in the region, we plan to share the transaction-based revenue on a fixed dollar amount or percentage of transaction basis.

In-flight Trading and e-Commerce

We have found that in-flight connectivity through our AERKOMM K++ system will allow travelers to make better use of their travel time. With uninterrupted broadband available onboard, passengers will be able to conduct business with professionalism and ease. For example, we plan to partner with trading partners who are registered with the various regulatory authorities to offer financial product trading services and we expect to charge a processing fee when a passenger conducts a trade in-flight. Additionally, a complete e-commerce platform made available through the AERKOMM K++ system will enable travelers to engage in unlimited on-line shopping, to make travel arrangements including holiday destinations, hotel bookings and car rentals and to complete duty-free purchases, among other options.

Black Box Live

For reasons of flight safety, a flight recorder, commonly known as a black box, is required on every aircraft of a certain size. The flight data recorder (FDR) records data with respect to various metrics of the flight and stores the data on a magnetic tape or solid-state disk with special coding. After retrieving the relevant information from the device, an individual can decode the data and learn what the aircraft encountered during the flight. This makes it possible to determine the potential causes of an accident. When the black box is needed, the aircraft has likely suffered an accident. A massive impact or explosion accompanies most airplane crashes, thus requiring the flight recorder to be shockproof and fire resistant. As the majority of aviation accidents happen over oceans, the flight recorder must also be waterproof and corrosion-resistant to avoid being damaged by salt water. Despite advancements in flight recorder design and the continual improvement of the strength of materials used in manufacturing flight recorders, records show that a large number of flight recorders are damaged and unreadable following accidents, if not lost altogether. For this reason, effective, real-time storage and transmission of in-flight data is beneficial for deducing the cause of aviation crashes and preventing them from happening again.

The fallout from two fatal Boeing 737-8 MAX accidents in five months, still in its early stages, is likely to be substantial. The way the MAX was grounded was a marked departure from past airline accidents, when the U.S. FAA and sister agencies around the world worked in coordination and did not rush to judgment. But within 24 hours of the Ethiopian Airlines Flight 302 (ET302) crash, regulators and operators, wary of two 737-8 accidents in such a short period of time, began banning MAX flight operations. The little data available from ET302 was not enough to link it to Lion Air flight 610 (JT610), but the pressure to act first and validate later was significant. The fleet was grounded more than two full days before the ET302 flight data recorder (FDR) information was downloaded. A path to a middle ground is being initiated based on work that stems from the disappearance of Malaysia Airlines Flight 370 in 2014 and Air France Flight 447 in 2009. The most widely discussed resulting changes from those two accidents are new International Civil Aviation Organization standards for tracking aircraft, included in Amendment 40 to ICAO Annex 6. But Amendment 40 includes another element that could ultimately prove to be more useful: timely access to flight data. Airlines could meet the ICAO standard, which goes into effect in 2021, by streaming FDR data while in flight. And providers of the necessary hardware, software and communications services are teaming up to offer timely flight data solutions to operators.

With this new product, Black Box Live, we expect to provide a system of real-time flight information back-up which is aimed at advancing flight safety. Under strict security measures, this new product will securely stream the flight data and crewmembers’ cockpit voice records to our cloud for airlines and authorized individuals to access and monitor. Black Box Live is in the early stages of development and, at this time, we cannot assure you when this product will reach market, if at all.

Other Markets (Remote Locations and Maritime)

In addition to our focus on IFEC systems for aircraft, we have begun to develop related internet connectivity systems for other markets and applications. In this regard, we have already developed two connectivity systems, one for hotels, primarily for remote locations, and one for maritime use. Both systems operate through the Ku/Ku HTS (High Throughput Satellite).

The Ku-band offers reliable service outside of the Ka-band coverage over the ocean and in mountainous regions and is aimed to cover remotely located hotels and resorts as well as the maritime sector. The Ku-band also supports the OneWeb LEO satellite systems.

In these additional markets, we plan to:

i.	Begin to sell our connectivity solutions to hotels/resorts in remote areas. We plan to sell our equipment to hotels and resorts located in remote ocean areas and mountain regions. We also plan to sell the bandwidth required through which to operate these systems, priced on a subscription plan basis.

ii.	Begin to sell our connectivity solutions to maritime vessel such as cruise liners, fishing vessels, ferry boats and yachts. We plan to sell our equipment to these types of vessels as well as the bandwidth required through which to operate these systems, priced on a subscription plan basis.

We are currently in the customer demonstration stage in the East Asia market with our maritime satellite communications equipment and services.

The picture below depicts Aircom’s current maritime antenna.

We cannot be sure at this time that we will be successful marketing this product offering for remote locations and maritime use.

Satellite Ground Stations and Data Centers

We plan to build a satellite ground station and a data center in Asia region to support our operations in that region.

A ground station’s main purpose is to establish telecommunication links with satellites.  It houses satellite antennae and other communication equipment.  Satellite antennae must be located within the coverage of the satellites being used.  Ground station satellite antennae are substantial in size, generally between 20 to 30 feet (7 to 9 meters) in diameter.  As we expand our operation, we expect to have multiple dish antennae connecting to various satellites.  Due to the strong electromagnetic radiation emitted by the antennae, a satellite ground station must be located in rural or industrial areas and it requires a substantial setback zone around the ground station.

Since our IFEC business model will require collecting and processing large amounts of data, it will be beneficial for us to have access to a high capacity data center for the storage and processing of big data.  Such a data center should be built within the same region of, and close to, the ground station, because of synergies and technical advantages such as shorter network latency and cost savings in ground links between the ground station and data center. We expect that building our own satellite ground stations and data centers will, in the long run, create economic efficiencies and operational independence.

On July 10, 2018, we entered into a real estate sales contract with Tsai Ming-Yin, as seller, and Sunty Development Co., Ltd., as trustee, pursuant to which the parties agreed to definitive terms and conditions relating to the acquisition by Aerkomm Taiwan of a parcel of land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. The parcel consists of approximately 6.36 acres of undeveloped land and is expected to be used by us to build our first satellite ground station and data center. The parties have amended the contract a number of times, most recently on January 3, 2019, to extend the period of the time that we have to pay the seller the full purchase price for this parcel.

The purchase price for the parcel is NT$1,056,297,507, or US$34,474,462. Pursuant to the terms of the contract and an earlier binding memorandum of understanding that was entered into on May 1, 2018, we have made deposits totaling US$33,850,000 for this acquisition and the remaining balance is US$624,462.

The parties acknowledged that all payments by us have been made from the net proceeds of this offering and that the balance of payments is expected to be made from the net proceeds of additional closings of this offering. Pursuant to the terms of the contract, if we are not able to raise sufficient additional funds in this offering to pay the balance of the purchase price prior to July 4, 2019, we may notify the seller of this fact and cancel the contract. In such case, the full amount paid by us will be returned to us, without interest, in cash or in an equivalent amount of securities if the seller does not have sufficient cash on hand to return the payments in full. Such securities will be of the kind that are traded or quoted on a US national securities exchange or the over-the-counter market or a foreign equivalent. Additionally, even if we are able to pay the full purchase price prior to July 4, 2019, the seller may cancel the contract for any reason upon written notice to us prior to August 4, 2019. Within 90 days following full payment of the purchase price by us, assuming the seller does not exercise his right of cancellation by August 4, 2019, the seller must obtain all documents necessary for the title transfer and registration and apply for the registration of the transfer of the parcel title to us. If there is a delay or breach by us in our performance of its obligations under the contract, we shall be responsible for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the purchase price for each day of delay or breach, with such damages capped at a maximum of five percent (5%).

We have also entered into a separate binding letter of commitment with Metro Investment Group Limited, or MIGL, pursuant to which we agreed to pay MIGL an agent commission of four percent (4%) of the full purchase price, equivalent to approximately US$1,387,127, for MIGL’s services provided with respect to the acquisition. The commission must be paid to MIGL no later than 90 days following payment in full of the purchase price. If there is a delay in payment, we shall be responsible for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the commission per day of delay with a maximum cap to these damages of five percent (5%). Under applicable Taiwanese law, the commission is due and payable upon signing of the letter of commitment even if the contract is cancelled for any reason and the acquisition is not completed. We have recorded the estimated commission to the cost of land and will be paying the amount no later than 90 days following full payment of the purchase price.

There can be no assurance that we will be able to raise sufficient additional funds in this offering to pay the balance due on the purchase price and complete the acquisition of the Taishui Grottoes parcel or that the seller will not cancel the contract. Further, assuming we do complete the acquisition, there can be no assurance that we will be able to successfully finance and build the planned satellite ground station and data center or that we will be able cover the various costs, including but not limited to property taxes, to maintain the parcel.

Our Contracts with Airline Partners

Airbus SAS

On November 30, 2018, in furtherance of a memorandum of understanding signed in March 2018, Aircom entered into an agreement with Airbus SAS, or Airbus, pursuant to which Airbus will develop and certify a complete solution allowing the installation of our “AERKOMM K++” system on Airbus’ single aisle aircraft family including the Airbus A319/320/321, for both Current Engine Option (CEO) and New Engine Option (NEO) models. Airbus will also apply for and obtain on our behalf a Supplemental Type Certificate (STC) from the European Aviation Safety Agency, or EASA, as well as from the U.S. Federal Aviation Administration or FAA, for the retrofit system. It is anticipated that the Bilateral Aviation Safety Agreement between EASA and the Civil Aviation Administration of China, or CAAC, will be finalized and go into effect in 2019. If the Bilateral Agreement is finalized in its present form, the STC approved by EASA will automatically be accepted by CAAC. This would significantly reduce the cost and time required for us to launch our business with China based customers.

Pursuant to the terms of our Airbus agreement, Airbus agreed to provide Aircom with the retrofit solution which will include the Service Bulletin and the material kits including the update of technical and operating manuals pertaining to the aircraft and provision of aircraft configuration control. The timeframe for the completion and testing of this retrofit solution, including the certification, is approximate 16 months from the purchase order issued in August 2018, although there is no guarantee that the project will be successfully completed in the projected timeframe. Once the project is completed, Aircom, or Airbus on behalf of Aircom, will be able to commence installation of the AERKOMM K++ system on aircraft.

A number of airlines, and in particular aircraft lessors, will accept only Service Bulletins issued by the aircraft manufacturers for the retrofit installation of any system on board their aircraft. Our agreement with Airbus ensures that our system will meet this requirement, although it does not guarantee that airlines or aircraft lessors will purchase our AERKOMM K++ system.

Hong Kong Airlines

In June 2016, we entered into a master agreement with Hong Kong Airlines to install IFEC systems on-board their aircraft. Also party to this agreement is Klingon, our product development partner and value-added reseller in the region where Hong Kong Airlines operates. Daniel Shih, our co-founder, was Chairman of Klingon from February 2015 to February 2016, and Peter Chiou, our former Chairman, Chief Executive Officer and President, was Chief Executive Officer and President of Klingon from March 2015 through April 2016, prior to his joining our company in February 2017.

The implementation of the Hong Kong Airlines project is conditioned upon VSTC approval from the HKCAD. We and our equipment supplier have submitted the VSTC application to HKCAD but the application process is presently on hold due to the supplier’s failure to deliver a key component of the IFEC system. Presently, we do not expect the supplier to be able to delivery such key component. As a result, we are actively seeking alternative options to implement the Hong Kong Airline project, including developing necessary equipment or components thereof with other strategic partners. Because we cannot be sure when we will be able to obtain the IFEC equipment for the VSTC approval, we cannot be sure when we will begin to generate revenues from the agreement with Hong Kong Airlines, if at all.

Until such time as all approvals from the HKCAD have been received, our agreement with Hong Kong Airlines only expresses the parties’ desires and understandings and will not create any legal rights, liabilities or responsibilities whatsoever and will not be legally binding on us or Hong Kong Airlines. There can be no assurance as to when we will receive the required HKCAD approvals.

Additionally, we had expected that our services would be provided to Hong Kong Airlines through AsiaSat pursuant to the terms of our agreement with AsiaSat. Now that our agreement with AsiaSat has been terminated, we will have to find a replacement satellite services provider for our future arrangement with Hong Kong Airlines. We may not be able to find a replacement of AsiaSat on reasonable terms, if at all.

Other Airline Partners and Business Jets Customers

We are actively working with prospective airline customers to provide services to their passengers utilizing the Airbus to-be-certified AERKOMM K++ system.

We have entered into non-binding memoranda of understanding (MOUs) with a number of airlines, including Air Malta of Malta which owns a fleet of 12 Airbus A320 aircraft, and Onur Air of Turkey with a fleet of 14 Airbus A320 aircraft. There can be no assurances, however, that these MOUs will lead to actual purchase agreements.

Currently, we are finalizing MOUs with the following airlines, although we cannot assure you that we will be able to finalize these agreements:

Nouvelair Tunis:	Fleet of 6 Airbus A320 aircraft
Tigerair Taiwan:	Fleet of 11 Airbus A320
Hong Kong Express:	Fleet of 13 Airbus A320 and 11 Airbus A321

Additionally, we are in active discussions with a number of major airlines in Europe, the Middle East and Asia, and we are confident, although we cannot guarantee, that we will be successful in signing MOUs with these companies.

While to date we have been concentrating on Airbus customers in view of our existing agreement with Airbus, we plan now to also start focusing on Boeing airline customers and Boeing Business Jets (BBJ) customers including acquiring the necessary certification of our AERKOMM K++ system equipment for the different types of the Boeing aircraft models, with a particular focus on the Boeing B737 aircraft family.

In connection with the Airbus project, we also identified owners of Airbus Corporate Jet, or ACJ, as potential customers of our AERKOMM K++ system. ACJ customers, however, would not generate enough internet traffic to make our free-service business model viable. To capitalize on this additional market, we plan to sell our AERKOMM K++ system hardware for installation on ACJ corporate jets and provide connectivity through subscription based plans. This new corporate jet market would generate additional revenue and income for our company.

As discussed below, we have entered into an agreement with MJet GMBH, an Airbus ACJ customer, and we are currently in advanced discussions with a number of additional ACJ customers, some of whom have more than one aircraft in their fleets.

We plan to enter into business agreements with additional airline partners and corporate jet owners, which will allow our antenna equipment and/or entertainment services to be installed, and our services provided, on their aircraft. Under these agreements, we expect that the airlines will commit to have our equipment installed on some or all of the aircraft they operate, and we will commit to provide passenger connectivity and/or entertainment services on such aircraft and to remit to the airlines a specified percentage of the revenue that we generate. We will have the exclusive right to provide Internet connectivity services on these aircraft throughout the term of the agreements we expect to enter into with such airline partners. Depending on the contract, installation and maintenance services may be performed by us and/or the airline. These agreements will also vary as to who pays for installation and maintenance of the equipment.

Agreements, GTAs, MOUs and LOI with Our Business Partners

Airbus SAS Agreement: Further to the memorandum of understanding we signed with Airbus in March 2018, on November 29th, 2018, Aircom entered into an Agreement with Airbus, pursuant to which Airbus will develop and certify a complete solution allowing the installation of our AERKOMM K++ system on all Airbus’ single aisle aircraft family including the Airbus A319/320/321 for both Current Engine Option (CEO) and New Engine Option (NEO) models. We expect also to expand our agreement with Airbus shortly to include other Airbus models including the Airbus A330, A340, A350 and A380 series.

Airbus will also be responsible to apply for and obtain, on behalf of the Company, a Supplemental Type Certificate, or STC from the European Aviation Safety Agency, or EASA, as well as the United States Federal Aviation Administration, or FAA, for the retrofit system. It is anticipated that the Bilateral Aviation Safety Agreement between EASA and Civil Aviation Administration of China, or CAAC, will be finalized and go into effect sometime in 2019. Once Bilateral Agreement is finalized in its present form, the STC approved by EASA would automatically be accepted by CAAC as well as the Hong Kong Civil Aviation Department (HKCAD). This would significantly reduce the cost, time and complexity required for the company to launch its business with China based customers.

Pursuant to the terms of the Airbus agreement, Airbus has undertaken to provide Aircom with retrofit solution for the installation of the AERKOMM K++ system which will include the Service Bulletin (SB) and the material kits including the update of technical and operating manuals pertaining to the aircraft and provision of aircraft configuration control. The timeframe for the completion and testing of this retrofit solution, including the certification, is approximately 12 months from the Airbus/Aircom agreement signed in November 2018, and we expect that this process will be completed by the end of 2019. Thereafter, Aircom, or Airbus on behalf of Aircom, will be able to commence installation of AERKOMM K++ system on aircrafts of customers that Aircom expects to procure.

MJet GTA: On March 6, 2019, we signed a General Terms Agreement (GTA) with MJet GMBH, or MJet, an Airbus ACJ customer, with a more definitive agreement to follow. MJet is an Airbus ACJ A319 corporate jet owner and operator based in Vienna, Austria. The GTA provides for the provision, installation, testing and certification of our Aerkomm K++ system equipment, including the Airbus Service Bulletin and associated material kit and related connectivity services, on an MJet Airbus ACJ A319 aircraft under the supervision of Airbus. Assuming the installation, testing and certification of our AERKOMM K++ system on the MJet A319 is successful, something we cannot guarantee at this time, MJet will pay us a one-time fee for our equipment and a monthly fee for our connectivity services, and we would also begin charging MJet for the bandwidth required to use the AERKOMM K++ system services. Assuming the success of this installation, MJet would become the first recurring payment customer of our IFEC AERKOMM K++ system as well as being the launch customer of our Aerkomm K++ solution.

Malta MOU: On February 23, 2018, Aircom entered into a nonbinding memorandum of understanding which we refer to as the Air Malta MOU, with Air Malta a company organized under the laws of Malta pursuant to which the parties intend to collaboratively market and provide their products and servers to passengers of the Malta-based airline fleet. Under the terms of the Air Malta MOU, the parties intend to develop, install and operated in-flight connectivity systems onboard the Malta-based airline fleet and provide related services to its passengers.

Onurair MOU: On March 1, 2018, Aircom entered into a nonbinding memorandum of understanding, which we refer to as the Onurair MOU, with Onurair Tasimacilik A.S., a company organized under the laws of Turkey, pursuant to which the parties intend to collaboratively market and provide their products and services to passengers of the Turkey-based airline fleet. Under the terms of the Onurair MOU, the parties intend to develop, install and operate in-flight connectivity systems onboard the Turkey-based airline fleet and provide related services to its passengers.

Yahoo MOU: On January 19, 2016, Aircom entered into a nonbinding memorandum of understanding, which we refer to as the Yahoo MOU, with Yahoo! Hong Kong Limited, or Yahoo, pursuant to which, the parties intended to collaboratively market and provide their products and services to commercial airlines in Asia. Through its affiliates, Yahoo provides customers internet related services including software, content, communications, media and commerce services. According to the Yahoo MOU, Yahoo intended to use our IFEC system to provide in-flight services to its customers. In addition, the parties intended to collaborate on destination based marketing and to develop a revenue-share scheme on the advertising revenue arising from the in-flight services. We expected that Yahoo would be the exclusive provider of pre-roll video ads on our AERKOMM K++ IFEC system in exchange for committed revenue from Yahoo. The parties further intended to collaborate and develop the necessary interface to support interaction and/or integration between our backend and each of Yahoo’s websites and Yahoo’s applications. All present and future intellectual property rights related to IFEC system were expected to solely belong to us or the third-party or third parties from whom we obtained the right of use. The Yahoo MOU had a term of two years and expired on January 19, 2018. Aircom is currently in discussions with Yahoo! Hong Kong to extend this MOU although there can be no assurances that it will be successful in these discussions.

LeTV MOU: On January 29, 2016, Aircom entered into a nonbinding memorandum of understanding, which we refer to as the LeTV MOU, with LeTV Cloud Computing Co., Ltd, or LeTV, pursuant to which, the parties intended to collaboratively market and provide their respective products and services to commercial airlines in Asia. LeTV is a public company in China that provides internet related services including video streaming, software and content to its customers. According to the LeTV MOU, LeTV intended to use our IFEC to provide in-flight services to its customers. The parties also intended that all present and future intellectual property rights related to the AERKOMM K++ IFEC system would solely belong to us or to the third-party or third parties from whom we obtained the right of use. The LeTV MOU had a term of two years and expired on January 29, 2018. Aircom is currently negotiating with LeTV to extend this MOU although there can be no assurances that it will be successful in these negotiations.

India MOU: On June 16, 2016, Aircom entered into a nonbinding memorandum of understanding, which we refer to as the India MOU, with Nelco Limited, or NELCO, and NELCO’s wholly owned subsidiary, Tatanet Services Limited, or TNSL, pursuant to which, the parties intended to collaboratively market and provide their products and services to commercial airlines in India. NELCO and TNSL are both Indian companies that provide satellite communications services in India and its surrounding regions. Under the terms of the India MOU, the parties intended to jointly market our IFEC solutions and provide in-flight services to commercial airlines in India. The parties expected to apply respectively for regulatory approvals in India as may be required for the airworthiness certificate. In addition, the parties intended to collaborate on technical and business assessment to incorporate our IFEC solution with NELCO’s and TNSL’s services and contents. The India MOU had a term of two years and expired on June 15, 2018. It has not been extended.

Global Eagle LOI: On September 26, 2017, Aircom entered into a nonbinding letter of intent, which we refer to as the Global Eagle LOI, with Global Eagle Entertainment Inc., or Global Eagle, for the development, installation and operation of certain IFEC services on selected aircraft of one of Global Eagle’s network partners. Global Eagle and its affiliates are in the business of developing and manufacturing IFEC systems and solutions, including hardware, software, installation, networks services, content delivery and related services. According to the Global Eagle LOI, the parties intend to develop, install and operate an IFEC system to provide onboard Wi-Fi services and content delivery on aircraft of one of Global Eagle’s network partners. The parties plan to collaborate on technical and business assessments to best combine Global Eagle’s onboard equipment and ground management systems, Global Eagle’s entertainment portal and related billing and authentication services, and our IFEC system to provide IFEC services to this network partner. We are expected to fund the capital expenditure for this project, including initial nonrecurring engineering, equipment and satellite bandwidth costs while Global Eagle intends to fund the operational expenditures for this project including network and bandwidth costs. In addition, until December 31, 2017, we were restricted from directly or indirectly entering into or continuing discussions with any party operating in the business of providing products and services similar to the in-flight entertainment and/or connectivity products offered by Global Eagle, in each case for the benefit of Global Eagle’s network partner. This exclusivity restriction does not apply to negotiations and discussions with respect to the provision of services or products to any persons other than such network partner.

All of the above MOUs, and the Global Eagle LOI are nonbinding and as a result, they only express the desires and understandings between the parties and do not create any legally binding rights, obligations or contracts except for certain customary provisions such as exclusivity, costs and expenses, confidentiality and governing law. Any binding obligation to proceed with the transactions contemplated by the MOUs and the Global Eagle LOI would need to be included in a definitive agreement that is subject to negotiation by the parties, approvals by the board of directors of respective parties and in certain instances, approvals from regulatory authorities. There can be no assurance that we will be able to enter into such definitive agreements or receive the required governmental approvals, and there can be no assurances that any of the expired MOUs will be extended or renewed. If for whatever reason the transactions contemplated by the MOUs and the Global Eagle LOI do not proceed, our results of operations and financial condition could be materially adversely affected.

Product Development, Manufacturing, Installation and Maintenance

We plan to provide airline partners and corporate jet owners with the equipment necessary for in-flight connectivity, which will be to be installed by the Maintenance Repair Organization (MRO) service provider selected by the airline. We will also provide training and technical support to each airline’s MRO for the installation of our equipment. Such support will also include technical, management, and operational support, with 24/7 network monitoring of the performance of each aircraft’s equipment.

On March 9, 2015, we entered into a 10-year purchase agreement with Klingon, pursuant to which we agreed to sell our in-flight connectivity systems to Klingon for joint development and resale to Hong Kong-based airlines under the brand name Aircom4U. In accordance with the terms of this agreement, Klingon agreed to purchase from us an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. To date, we have received $762,000 from Klingon in milestone payments towards the equipment purchase price.

Klingon may, at its option, purchase additional onboard system packages in connection with the marketing of the Aircom4U IFEC solution. In furtherance of this arrangement, Klingon is a party to our agreement with Hong Kong Airlines. We expect Klingon to purchase additional onboard systems for resale to Hong Kong Airlines once our VSTC is approved by the HKCAD, although we can give no assurance as to when this will take place, if at all.

Because of the delay by our onboard system equipment supplier for the approval of the VSTC from the HKCAD, we have not been able to deliver to Klingon a ready for sale, certified onboard system equipment package. Instead, we have delivered to Klingon a development kit of the ordered equipment, which is the same as the finished product but for the lack of HKCAD certification. Although there is no specified deadline in the agreement with Klingon for delivering the certified onboard system, Klingon has the right to terminate its agreement upon 60 days’ prior notice, subject to a 60-day cure period, if we fail to timely deliver the certified product. If Klingon terminates its agreement, we may be responsible for refunding to Klingon the milestone payments that we have received. We will have to suspend or modify our agreement with Klingon if our current equipment supplier is not able to provide certifiable onboard system equipment package for the VSTC certification purpose.

We will rely on third-party suppliers for equipment components that we use to provide our services, including those discussed below.

We will purchase our ground station equipment from Blue Topaz Consultants, Ltd., or BTC, under an agreement that we have with BTC dated December 15, 2015. Under the terms of this agreement, BTC will develop and provide to us four (4) sets of ground station hub equipment, or the Hub Equipment, for our use and sale into our Asian markets. We and BTC will separately enter into service agreements for the installation and maintenance of the Hub Equipment systems. We have agreed to pay BTC $6,205,216 for the first Hub Equipment system and have already made milestone payments to BTC totaling $3,250,000. The purchase price for the first Hub Equipment system was increased to $6,234,260 on November 30, 2016 due to the increase in cost of a system required software license. We will be required to pay BTC the balance of $2,984,260 owed on the first Hub Equipment system following delivery and service commencement of this system.

Transcoding

The current mainstream video compression format is H.264, also known as MPEG-4 Advanced Video Coding. It is widely used in Blu-ray discs, online videos, web software, and HDTV broadcasts terrestrially and over cable and satellite.

H.265, also known as High Efficiency Video Coding, is a newly developed video compression standard designed to replace H.264. It is capable of delivering H.264 video quality at half the bit rate. H.265 has several significant advantages over H.264, including better compression, higher image quality, and lower bandwidth usage.

We incorporate hardware-based, real-time technology that transcodes content from multiple streaming or broadcast input forms. We convert the content into H.265-encoded Internet protocol, or IP, streams, which reduces the amount of bandwidth required while enhancing the quality of the content. By deploying real-time transcoding technology in its ground and airborne systems, we enable live TV and video streaming in an IP format that optimizes satellite bandwidth utilization and achieves cost-effective content delivery.

Satellite Link Acceleration

The most common transmission control protocols, or TCPs, used in the Internet have been designed for terrestrial wired networks. TCPs do not perform well in long-delay satellite environment and may cause bad user experiences in web surfing and Internet access.

Our satellite link acceleration technology improves TCP/IP-based data transmission over a satellite system through compression, deduplication, caching, latency optimization, packet aggregation, and cross-layer enhancement. This technology includes end-to-end software in airborne system and ground server for cost effective application accelerator and optimization of live TV and video streaming. This combination of technologies makes airborne Web access and contents access feel like fiber at home.

Our Competition

Our key competitors include Gogo Inc., which has the largest installed base in the IFEC market mainly via air-to-ground technology, and L-band connectivity services which provide a passenger-paid system of connectivity solutions and wireless in-flight entertainment services, and Panasonic Avionics Corp., which provides IFEC hardware and solutions via L-band and Ku-band technology. Other competitors include ViaSat, Global Eagle Entertainment, Inc., OnAir and Thales/LiveTV, all of which provide different technologies and strategies to provide in-flight connectivity and/or entertainment. Regardless of the delivery mechanisms used by us or our competitors, the IFEC industry is expected to continue to face, capacity constraints and unique technology challenges, which are expected to increase due to increased demand for in-flight Internet.

We believe that the following competitive strengths enable us to compete effectively in and capitalize on the growing IFEC market.

Creative business model. We believe that our business model sets us apart from our competitors. We combine cutting-edge connectivity technology with a creative content-driven approach. Traditionally, providers of in-flight connectivity have focused primarily on the profit margin derived from the sale of hardware to commercial airlines and of bandwidth to passengers. Both airlines and passengers have to “pay to play,” which results in low participation and usage rates. We break away from this model and set a new trend with our creative business model, which, we expect, will set us apart from our competitors. Commercial airline companies will recover their costs through participating in our revenue sharing model while passengers will not be required to pay for connectivity. Taken together, this novel approach creates an incentive for airlines to work with us and should act to drive up passenger usage rates.

Ku-band and GEO/LEO Hybrid Satellite Technology

Most in-flight connectivity systems currently in the market rely on the Ku-band satellite signals for communication. Many players in the market are working to provide higher bandwidth and faster transmitting rates using the Ka-band. Currently, there are few Ka-enables satellites and as a result, the coverage area in the Asia-Pacific region is limited. However, new GEO (Geostationary Earth Orbiting) and LEO (Low Earth Orbiting) Ka-band satellites are being regularly launched and this should provide worldwide Ka band coverage over the new few years.

Our Growth Strategy

We will strive to become a leading provider of IFEC solutions by pursuing the following growth strategies:

●	Launch and Increase number of connected aircraft. As of the date of this report, we have not provided our services on any corporate jets or commercial aircraft. However, on March 6, 2019, we entered into our agreement (as discussed above) with MJet GMBH, whom we expect will be our partner for the first installation and commercial launch of our IFEC AERKOMM K++ system by the end of 2019. Once we have the first successful implementation of our AERKOMM K++ system, we will be in a much better position to commence the rollout, sale and installation of our IFEC systems and provide our connectivity services on a broader basis to other commercial airlines and corporate jet customers. We plan to leverage our unique ability to cost-effectively equip each commercial aircraft type in an airline’s fleet with our proprietary IFEC system, to increase the number of equipped aircraft, targeting full-fleet availability of our IFEC equipment and services for our current and future airline partners. We will continue to pursue this significant global growth opportunity by leveraging our broad and innovative technology platform and technical expertise. Further, we will offer attractive business models to our airline partners, giving them the flexibility to determine the connectivity solution that meets the unique demands of their businesses.

●	Increase passenger use of connectivity. We believe that Internet connectivity has become a necessary in-flight utility rather than a novelty because most passengers are trying to remain “connected” while travelling. This trend is manifestly evident from the increasing data usage on mobile phones. However, the traditional business model is structured to charge as much as possible for high-end in-flight connectivity services offered to a very small number of people. Such business logic has resulted in the in-flight connectivity option acquiring the reputation of being “pricey” and “only for business travelers whose employers will pay for it.” With a focus on catering to only a small number of people in a narrow market niche, our competitors are paying less attention to an innovative business model that can encourage a wider, broad-based usage of in-flight connectivity services. We believe that certain providers of existing in-flight connectivity services discourage in-flight usage since they believe such usage will increase their overhead expenses without generating additional profit. Due to such a business model and the small amounts of revenue generated from currently available connectivity services, airlines have considered in-flight connectivity as a “service” to passengers provided at their expense. Under this thinking, in-flight connectivity is a “cost center” from which airlines do not expect to generate profit. We believe that the value of a networking system grows exponentially with its usage and it is a waste of resources to build a networking system to be utilized only by a narrow niche market. Therefore, our business model encourages usage of our in-flight connectivity services on a much broader basis. In order to encourage such broader usage, we plan to offer our in-flight connectivity services to passengers in all travel classes for free, while we generate revenue from add-on services that will tie together passengers’ connectivity and usage. Thus, with our business model, we plan to create connectivity friendly aircraft cabins to provide free on-board internet connectivity for the passengers, and to generate revenue through the sale of advertising commercials, banner advertising, in-app purchases, in-game purchases and other related in-flight transactions.

●	Expand satellite network coverage. We will continue to expand our global satellite network coverage through the purchase of additional Ku-band and Ka-band capacity, and seek to install aircraft with our satellite solutions, while continuing to invest in research and development of satellite antenna and modem technologies. We are actively working with satellite providers in order to accommodate airlines’ global routes and growing fleets. We are monitoring the satellite industry for growth in coverage, with recent attention on China Satcom’s plan to launch high-capacity Ka-band and Ka HTS multispot-beam satellites over the Asia-Pacific region.

●	Expand satellite-based services to other markets. We anticipate expanding our satellite-based connectivity services to remote area hotels and resorts, maritime and cruise lines, high-speed railways, 4G/5G backhauling, and converged triple-play services in remote communities, with the potential to expand internationally into these new markets. Future business prospects will be evaluated on a case by case basis by weighing the projected revenue from advertising fees and e-commerce revenue shares against the operating and capital expenditures of satellite coverage, bandwidth and operations. Our existing business model could be applied to high-speed railways and cruise lines, both of which have a sufficient passenger base for the service to be viable. High-speed railways in China sit under existing, available Ka satellite coverage areas that are not served by 4G/LTE mobile networks, providing a unique opportunity for the delivery of connectivity services. High-speed railways in other regions of Asia present similar opportunities. Remote communities in Asia lack a telecom infrastructure, partly due to geographical limitations, for example, vast spread of the islands of the Philippines and Indonesia. Satellite-based communications and mesh network technology make triple play services possible, for the delivery of live TV broadcasting, videos, and telecom services to these regions.

Employees

As of the date of this prospectus, we had a total of 19 employees, 15 of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Operations	4
Sales and Marketing	4
Research and Development	8
General and Administrative	3
Total	19

None of our employees belongs to a union or is a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

Regulation

As a participant in the global airline and global telecommunication industries we are subject to a variety of government regulatory obligations

Federal Aviation Administration

The FAA prescribes standards and certification requirements for the manufacturing of aircraft and aircraft components, and certifies and rates repair stations to perform aircraft maintenance, preventive maintenance and alterations, including the installation and maintenance of aircraft components. Each type of aircraft operated in the United States under an FAA-issued standard airworthiness certificate must possess an FAA Type Certificate, which constitutes approval of the design of the aircraft type based on applicable airworthiness standards. When a party other than the holder of the Type Certificate develops a major modification to an aircraft already type-certificated, that party must obtain an FAA-issued STC approving the design of the modified aircraft type. We will regularly obtain an STC for each aircraft type operated by each airline partner on whose aircraft our equipment will be installed and separate STCs typically are required for different configurations of the same aircraft type, such as when they are configured differently for different airlines.

After obtaining an STC, a manufacturer desiring to manufacture components to be used in the modification covered by the STC must apply to the FAA for a PMA, which permits the holder to manufacture and sell components manufactured in conformity with the PMA and its approved design and data package. In general, each initial PMA is an approval of a manufacturing or modification facility’s production quality control system. PMA supplements are obtained to authorize the manufacture of a particular part in accordance with the requirements of the pertinent PMA, including its production quality control system. We routinely apply for and receive such PMAs and supplements.

Our business depends on our continuing access to, or use of, these FAA certifications, authorizations and other approvals, and our employment of, or access to, FAA-certified individual engineering and other professionals.

In accordance with these certifications, authorizations and other approvals, the FAA requires that we maintain, review and document our quality assurance processes. The FAA may also visit our facilities at any time as part of our agreement for certification as a manufacturing facility and repair station to ensure that our facilities, procedures, and quality control systems meet FAA approvals we hold. In addition, we are responsible for informing the FAA of significant changes to our organization and operations, product failures or defects, and any changes to our operational facilities or FAA-approved quality control systems. Other FAA requirements include training procedures and drug and alcohol screening for safety-sensitive employees working at our facilities.

Foreign Aviation Regulation

According to international aviation convention, the airworthiness of FAA-certified equipment installed on U.S.-registered aircraft is recognized by civil aviation authorities, or CAAs, worldwide. As a result, we do not expect to require further airworthiness certification formalities in countries outside of the United States for U.S.-registered aircraft that already have an STC issued by the FAA covering our equipment. For aircraft registered with a CAA other than the United States, the installation of our equipment requires airworthiness certification from an airworthiness certification body. Typically, the CAA of the country in which the aircraft is registered is responsible for ensuring the airworthiness of any aircraft modifications under its authority.

The FAA holds bilateral agreements with a number of certification authorities around the globe. Bilateral agreements facilitate the reciprocal airworthiness certification of civil aeronautical products that are imported/exported between two signatory countries. A Bilateral Airworthiness Agreement, or BAA, or Bilateral Aviation Safety Agreement, or BASA, with Implementation Procedures for Airworthiness provides for airworthiness technical cooperation between the FAA and its counterpart civil aviation authorities. Under a BAA or BASA, the CAA of the aircraft’s country of registration generally validates STCs issued by the FAA and then issues a VSTC. For countries with which the FAA does not have a BAA or BASA, we must apply for certification approval with the CAA of the country in which the aircraft is registered. In order to obtain the necessary certification approval, we will be required to comply with the airworthiness regulations of the country in which the aircraft is registered. Failure to address all foreign airworthiness and aviation regulatory requirements at the commencement of each airline partner’s service in any country in which they register aircraft when there are no applicable bilateral agreements may lead to significant additional costs related to certification and could impact the timing of our ability to provide our service on our airline partners’ fleet.

Federal Communications Commission

Under the Communications Act of 1934, as amended, or the Communications Act, the FCC licenses the spectrum that we use and regulates the construction, operation, acquisition and sale of our wireless operations. The Communications Act and FCC rules also require the FCC’s prior approval of the assignment or transfer of control of an FCC license, or the acquisition, directly or indirectly, of more than 25% of the equity or voting control of our company by non-U.S. individuals or entities.

Our various services are regulated differently by the FCC. Our business may provide some of its voice and data services by reselling the telecommunications services of satellite operators. Because we may provide these services on a common carrier basis, we may subject to the provisions of Title II of the Communications Act, which require, among other things, that the charges and practices of common carriers be just, reasonable and non-discriminatory.

We provide broadband Internet access to commercial airlines and passengers. We plan to offer this service in the Asia-Pacific region and continental United States through our partner’s facilities, using satellite based data delivery.

The FCC has classified mobile (and fixed) broadband Internet access services as Title II telecommunications services pursuant to the FCC Open Internet Order of 2010. The Open Internet Order also adopted broad new net neutrality rules. For example, broadband providers may not block access to lawful content, applications, services or non-harmful devices. Broadband providers also may not impair or degrade lawful Internet traffic on the basis of content, applications, services or non-harmful devices. In addition, broadband providers may not favor some lawful Internet traffic over other lawful traffic in exchange for consideration of any kind, and they may not prioritize the content and services of their affiliates. Other than for paid prioritization, the rules contain an exception for “reasonable network management.” The Open Internet Order recognizes that whether a network management practice is reasonable varies according to the broadband technology involved, and provides more flexibility to implement network management practices in the context of our capacity-constrained satellite broadband networks.

In addition, most of our services are subject to various rules that seek to ensure that the services are accessible by persons with disabilities, including requirements related to the pass-through of closed captioning for certain IP-delivered video content.

Equipment Certification

We may not lease, sell, market or distribute any radio transmission equipment used in the provision of our services unless such equipment is certified by the FCC as compliant with the FCC’s technical rules. All certifications required for equipment currently used in the provision of our services have been obtained by our equipment vendors and/or partners.

Privacy and Data Security-Related Regulations

As noted above, the Open Internet Order reclassified mobile (and fixed) broadband Internet access services as Title II telecommunications services. Certain statutory provisions of Title II now apply to broadband Internet access services, including provisions that impose consumer privacy protections such as CPNI requirements.

Our services are also subject to CPNI rules that require carriers to comply with a range of marketing and privacy safeguards. These obligations focus on carriers’ access, use, storage and disclosure of CPNI. We believe we are in compliance with these rules and obligations, and we certify annually, as required, that we have established operating procedures adequate to ensure our compliance.

We are also subject to other federal and state consumer privacy and data security requirements. For example, Section 5 of the FTC Act prohibits “unfair or deceptive acts or practices in or affecting commerce.” Although the FTC’s authority to regulate the non-common carrier services offered by communications common carriers has not been clearly delineated, FTC officials have publicly stated that they view the FTC as having jurisdiction over Internet service providers’ non-common carrier services. Some of our services are subject to the FTC’s jurisdiction. The FTC has brought enforcement actions under the FTC Act against companies that, inter alia: (1) collect, use, share, or retain personal information in a way that is inconsistent with the representations, commitments, and promises that they make in their privacy policies and other public statements; (2) have privacy policies that do not adequately inform consumers about the company’s actual practices; and (3) fail to reasonably protect the security, privacy and confidentiality of nonpublic consumer information.

We plan to collect personally identifiable information, such as name, address, e-mail address and credit card information, directly from our users when they register to use our service. We also may obtain information about our users from third parties. We use the information that we collect to, for example, consummate their purchase transaction, to customize and personalize advertising and content for our users and to enhance the entertainment options when using our service. Our collection and use of such information is intended to comply with our privacy policy, which is posted on our website, applicable law, our contractual obligations with third parties and industry standards, such as the Payment Card Industry Data Security Standard. We are also subject to state “mini-FTC Acts,” which also prohibit unfair or deceptive acts or practices, along with data security breach notification laws requiring entities holding certain personal data to provide notices in the event of a breach of the security of that data. Congress has also been considering similar federal legislation relating to data breaches. A few states have also imposed specific data security obligations. These state mini-FTC Acts, data security breach notification laws, and data security obligations may not extend to all of our services and their applicability may be limited by various factors, such as whether an affected party is a resident of a particular state.

While we intend to implement reasonable administrative, physical and electronic security measures to protect against the loss, misuse and alteration of personally identifiable information, cyber-attacks on companies have increased in frequency and potential impact in recent years and may be successful despite reasonable precautions and result in substantial potential liabilities.

Truth in Billing and Consumer Protection

The FCC’s Truth in Billing rules generally require full and fair disclosure of all charges on customer bills for telecommunications services, except for broadband Internet access services. Thus, these rules apply to our satellite-based services. This disclosure must include brief, clear and non-misleading plain language descriptions of the services provided. States also have the right to regulate wireless carriers’ billing; however, we are not currently aware of any states that impose billing requirements on our services.

CALEA

The FCC has determined that facilities-based broadband Internet access providers are subject to the CALEA, which requires covered service providers to build certain law enforcement surveillance assistance capabilities into their communications networks and to maintain CALEA-related system security policies and procedures.

Foreign Government Approvals

In connection with our satellite service, we have implemented a process for obtaining any required authority needed to provide our service over the airspace of foreign countries, or verifying that no additional authorization is needed. Each country over which our equipped aircraft flies has the right to limit, regulate (e.g., through a licensing regime) or prohibit the offering of our service. We may not be able to obtain the necessary authority for every country over which a partner airline flies. For some countries, we have not been and do not expect to be able to obtain a definitive answer regarding their potential regulation of our service, and we may incur some regulatory risk by operating over the airspace of these countries. Failure to comply with foreign regulatory requirements could result in penalties being imposed on us and/or on our airline partners or allow our airline partners affected by such requirements to terminate their contract with us prior to expiration. Moreover, even countries that have previously provided clearance for our service have the right to change their regulations at any time.

PROPERTIES

Aircom currently leases approximately 4,958 square feet of space at the Fremont, CA address, comprised of administrative offices, from Global Venture Development, LLC, which lease expires on May 31, 2017. On May 31, 2017, the lease was renewed for another three years, expires May 31, 2020. We pay a monthly base rent of $6,446.

Aircom Japan leases approximately 78 square meters of space at our Japan office. The lease expires on June 2020 and the monthly lease payment is approximately $2,892. Aircom Japan also leases additional space from Daniel Shih, our co-founder, at a cost of $1,215 per month.

Aircom HK leases approximately 2,300 square feet of space at our Hong Kong office. The lease expires on June 27, 2020 and the monthly lease payment is $3,833.

We believe that our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

 On or about July 27, 2016, AsiaSat initiated an arbitration proceeding in the Hong Kong International Arbitration Centre against Aircom, claiming a breach under the Digital Transmission Service Agreement dated July 25, 2015 between AsiaSat and Aircom. AsiaSat claims that Aircom owes it approximately $8.1 million in unpaid service fees, default payments and liquidated damages. Aircom disagrees with the payable balance and believes that it owes AsiaSat approximately $1.3 million in services fees. Aircom has paid AsiaSat $875,000 as a security deposit. Aircom further alleges misrepresentation from AsiaSat in entering into the agreement and is actively defending the matter. On November 21, 2016, the Hong Kong International Arbitration Centre appointed a sole arbitrator to hear the dispute. On January 12, 2017, Aircom asserted a counterclaim against AsiaSat for misrepresentations made to induce entry into the agreement. Aircom and AsiaSat reached a settlement with respect to the Agreement as of July 25, 2017, with an effective date of July 20, 2017.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Jeffrey Wun	54	Chairman, Chief Executive Officer and President
Y. Tristan Kuo	64	Chief Financial Officer
Richmond Akumiah	65	Director
James J. Busuttil	60	Director
Raymond Choy	38	Director
Chih-Ming (Albert) Hsu	44	Director
Colin Lim	56	Director
Jan-Yung Lin	58	Director

Jeffrey Wun. Mr. Wun has served as our President and Chief Executive Officer since December 31, 2017. Mr. Wun has been a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017 and was appointed as Chairman of the board of directors on January 22, 2018. Mr. Wun previously served as our President, Treasurer and Secretary from December 2016 to February 2017. Mr. Wun has served as Aircom’s Chief Technology Officer since December 2014. Mr. Wun is a technologist with more than 25 years of experience in the communications industry. Prior to joining Aircom Mr. Wun served as Senior Staff Engineer at Samsung Electronics Co., Ltd. from December 2012 to May 2015. Prior to that, Mr. Wun was a profession engineer at MediaTEK USA Inc. from November 2010 to December 2012 and served as Chief Executive Officer at Kairos System Inc. from 2003 to 2010. Mr. Wun received a Bachelor of Science in Biochemistry and Computer Science from Chinese University of Hong Kong in 1988.

Y. Tristan Kuo. Mr. Kuo has served as our Chief Financial Officer and Treasurer since April 10, 2017. Mr. Kuo has served as Chief Financial Officer and Treasurer of Aircom since May 2017. Mr. Kuo has more than 30 years of experience in accounting, financing and information systems for companies in the bio-pharmaceutical, manufacturing, commodity trading and banking industries and has served in the capacities of CFO, CIO and Controller. Mr. Kuo has served as the Vice President of Investor Relations of Nutrastar International, Inc. (OTCPK: NUIN) since April 2016. Mr. Kuo also served as the Chief Financial Officer of Success Holding Group International, Inc., a provider of personal improvement seminars, from August 2015 to April 2017. Prior to that, he served as CFO/CIO Partner of Tatum, a management and advisory services firm, from December 2014 to August 2015, as an independent board member and audit committee chairman of KBS Fashion Group Limited (NASDAQ: KBSF) from August 2014 to May 2015, and as the Chief Financial Officer of Crown Bioscience, Inc. from June 2012 to November 2013. Prior to that, Mr. Kuo served as Chief Financial Officer of China Biologic Products, Inc. (NASDAQ: CBPO), a Chinese biopharmaceutical company, from June 2008 to May 2012 and served as its Vice President of Finance between September 2007 and May 2008. Prior to that, Mr. Kuo worked for the Noble Group in Hong Kong as the Senior Business Analysis Manager from February through August 2007 and as the Controller, Vice President of Finance and CFO of Cuisine Solution, Inc., a previously publicly traded company in Alexandria, Virginia, from December 2002 to January 2007. Mr. Kuo also served as the Vice President of Information Systems for Zinc Corporation of America in Monaca, Pennsylvania from 2001 and 2002 and as Chief Information Officer and Controller of Wise Metals Group in Baltimore, Maryland, from 1991 to 2001. Mr. Kuo received his Master’s degree in Accounting from The Ohio State University and Bachelor’s degree in Economics from Soochow University, Taipei.

James J. Busuttil. Dr. James Busuttil has served as a member of our Board since December 2017. Dr. Busuttil is an attorney admitted to practice before the courts of New York State since 1983, as well as numerous U.S. Federal Trial and Appeals Courts, practicing international, financial and corporate law. Dr. Busuttil was elected as a Life Fellow of the U.K.-based Institute of Directors (IoD). Members are invited to become Fellows of the IoD based on their substantial and sustained experience and contribution to business. Fellows are required to have been a company director for at least five years and, at some point during this period, the entity must have had an annual turnover or budget that exceeds £10 million. Dr. Busuttil has represented banks and financial institutions based in the United States and other countries in private sector financing of domestic and international projects, negotiated alternative energy project financings, handled transnational mergers and joint ventures, represented equity investors in venture capital transactions and organized investment funds. In addition, Dr. Busuttil represented the Bank Advisory Group for a major Latin American debtor nation in sovereign debt restructuring and handled a variety of private sector Latin American debt restructures. Dr. Busuttil has been a Member of the Permanent Court of Arbitration (PCA) since 2007. The PCA is the oldest international tribunal in the world established by the 1907 Convention for the Pacific Settlement of International Disputes. Membership of the PCA is strictly by nomination of contracting states of individuals of known competency in questions of international law, of the highest moral reputation, and disposed to accept the duties of Arbitrator. With respect to arbitration, Dr. Busuttil has been involved mainly in investment disputes. Dr. Busuttil created the University of London’s Postgraduate Laws Program. Dr. Busuttil directed the University of London’s Master of Laws (LL.M), Postgraduate Diploma in Laws (PG Dip. Laws) and the Postgraduate Certificate in Laws (PG Cert. Laws) from January 2004 to January 2015. Under Dr. Busuttil’s leadership, the Program grew to over 3,000 persons from more than 150 countries. Dr. Busuttil was appointed as an Honorary Professor at the Faculty of Law of University College London (UCL) in 2004. Dr. Busuttil has been a member of the Pugwash Conference on Science and World Affairs, of the Council on Foreign Relations, and of the Executive Council of the American Society of International Law. In the course of work, Dr. Busuttil has developed experience and understanding in dealing with parties and organizations, including the private and public sectors, in South East Asia, East Asia, Europe, the Middle East, Russia, North Africa and Australasia.

Raymond Choy. Mr. Raymond Choy has served as a member of our Board since December 2017. Mr. Choy has served as a member of from the Board of Aircom since October 2017. Mr. Choy became a certified public accountant (CPA) in the state of California in 2006 and also received his chartered global management accountant (CGMA) designation in 2013. Mr. Choy has provided accounting, consulting and advisory services to public and private companies since July 2016 through his partnership with Beyond Century Consulting, LLC, a financial and business consulting company. Mr. Choy has extensive experience auditing the financial statements and internal controls of public and private companies as a senior manager at Frazer, LLP, a certified public accountants company, from July 2004 to June 2016. Mr. Choy received his bachelor’s degree with in business administration with accounting concentration and minor in computer information systems from California State Polytechnic University, Pomona, in 2003. Mr. Choy was selected to serve as a member of our board of directors due to his accounting background.

Chih-Ming (Albert) Hsu. Mr. Chih-Ming (Albert) Hsu has served as a member of our Board since December 2017. Mr. Hsu has served as a member of Aircom’s board since April 2017. Mr. Hsu was admitted to practice law in Taiwan as a corporate and business lawyer and as a patent attorney in 2002. Mr. Hsu is the owner of Chascord Law Firm. Mr. Hsu previously served as the arbitrator & mediator of the Chinese Arbitration Association, Taipei. In addition, Mr. Hsu was the Chairman of Unitel High Technology Corporation, a listed company on the Taiwan over-the-counter market from December 2015 to September 2016.  Mr. Hsu received an LL.M. and Bachelor of Law degree from National Taiwan University in 2003 and 1997, respectively. Mr. Hsu is an expert of real estate securitization in Taiwan.

Richmond Akumiah. Mr. Akumiah has served as a member of our board of directors since September 2018. Mr. Akumiah is an engineering and financial management professional with years of experience in decision support, budgeting, forecasting, credit analysis, cost accounting, mergers and acquisitions, quantitative analysis, financial and operational analysis, strategic planning and corporate development. Since September 2018, he has been employed as a Senior Advisor, Investments and Operations by the State of New Jersey, Division of Investment. From 2014 to 2018, Mr. Akumiah was a research consultant for WorldQuant LLC, A Greenwich, Connecticut based investment management firm. Prior to that, from 2007 to 2014, he was employed as a consultant for Wolters Kluwer. Prior to Wolters Kluwer, Mr. Akumiah was employed in a number of positions in various financial management capacities, including at AT&T where he served as Director of Finance in the Business Case Center of Excellence managing AT&T’s investments in IP and Managed Services and ten years with Dun & Bradstreet where he held finance positions including Finance Director, Regional Director of Finance for the New York Region, and Director of Global Customers. Mr. Akumiah has also served as Chief Financial Officer of Hands On Network (Points of Light). Mr. Akumiah is an associate member of the American Society of Civil Engineers. Mr. Akumiah obtained a Master of Business Administration degree in Finance from New York University, in 1982, and a Bachelor’s degree in Engineering from Harvard University, in 1980. Mr. Akumiah was selected to serve as a member of our board of directors due to his engineering and finance background.

Colin Lim. Mr. Colin Lim has served as a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017 and served as a member of Aircom’s board from July 2015 to February 2017. In 2013, Mr. Lim founded Dynasty Media & Entertainment Group, a movie production and distribution company and an investment company with interests in a variety of businesses, including restaurants, wood and timber traders, exotic leather manufacturers, movie producers, copyrights transaction companies, and entertainment businesses, as well as hi-tech companies, and is the Managing Director who oversees financing, investment, copyrights. Mr. Lim has served as Executive Chairman of Sunny Leather from June 2006 and is responsible for general management. Mr. Lim has served as Executive Chairman of Anson International since March 2003 where he oversees investments. Mr. Lim has served as Managing Director of Euroamerica International since December 1999 where he oversees management and trading operations of the company. Mr. Lim’s investment experience in the movie and copyright businesses has allowed us to better negotiate and acquire sufficient movie copyrights and entertainment content to complement our business model. Mr. Lim graduated from New South Wales University in Australia, where he received his degree in engineering and business.

Jan-Yung Lin. Mr. Jan-Yung Lin has served as a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017. Mr. Lin served as Aircom’s President from June 2017 to February 2019, as Aircom’s Chief Executive Officer from February 2015 to October 2016, as Aircom’s Chief Operating Officer from September 2014 to February 2015, and as a director of Aircom since September 2014. Mr. Lin has practiced corporate and business law at Concorde Law PC as a solo practitioner since 2012. Prior to that Mr. Lin was the General Counsel and Chief Financial Officer of EMG Properties, Inc. in California. Prior to that Mr. Lin was a corporate associate of Goodwin Proctor LLP. Mr. Lin graduated magna cum laude from Cornell Law School with a J.D. degree and an LL.M. degree in International and Comparative Law. Mr. Lin received an M.B.A. degree from the University of California, Berkeley and a Bachelor’s degree from the National Taiwan University. Mr. Lin was selected to serve as a member of our board of directors due to his legal background.

Directors and executive officers are elected until their successors are duly elected and qualified.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director (or director nominee) or executive officer.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition and Committees

Our board of directors is comprised of seven members: Jeffrey Wun, James J. Busuttil, Raymond Choy, Chih-Ming (Albert) Hsu, Richmond Akumiah, Colin Lim and Jan-Yung Lin. Our board of directors has determined that Messrs. Busuttil, Choy, Akumiah and Lim are independent directors as that term is defined in the rules of the Nasdaq Stock Market. Messrs. Choy, Lim and Busuttil are each members of the Audit Committee, Compensation Committee and Nominating and Governance Committee and Messrs. Akumiah, Busuttil and Choy are each member of the Regulatory, Compliance & Government Affairs Committee. Mr. Akumiah is also a member of the Audit Committee.

Our board of directors currently has four standing committees which perform various duties on behalf of and report to the board of directors: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Governance Committee and (iv) Regulatory, Compliance & Government Affairs Committee. Each of the four standing committees is comprised entirely of independent directors. From time to time, the board of directors may establish other committees.

Board Role in Risk Oversight

Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee also manages risks associated with the independence of members of our board of directors and potential conflicts of interest. Our Regulatory, Compliance & Government Affairs Committee oversees regulatory, compliance and governmental matters that may impact the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

Audit Committee

Our Audit Committee currently consists of Messrs. Busuttil, Choy, Akumiah and Lim, with Mr. Choy serving as chairman. Our board of directors has determined that Mr. Choy is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and each member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication.

Accordingly, our board of directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee. The primary purposes of our Audit Committee are to assist our board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of our company and audits of our financial statements, including (i) reviewing the scope of the audit and all non-audit services to be performed by our independent accountant and the fees incurred by us in connection therewith, (ii) reviewing the results of such audit, including the independent accountant’s opinion and letter of comment to management and management’s response thereto, (iii) reviewing with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) engaging our independent accountants and (v) reviewing our quarterly and annual financial statements prior to public issuance. The role and responsibilities of our Audit Committee are more fully set forth in a written Charter adopted by our board of directors on June 6, 2017, which is available on our website at www.aerkomm.com.

Compensation Committee

Our board of directors established our Compensation Committee effective as of January 22, 2018, appointing Messrs. Busuttil, Choy and Lim as members, with Mr. Lim serving as chairman of this committee. The Compensation Committee is structured as follows: The primary purpose of our Compensation Committee is to assist our board of directors in fulfilling its responsibility to determine the compensation of our executive officers and to approve and evaluate the compensation policies and programs of our company, including (i) reviewing the compensation packages of executive officers and making recommendations to our board of directors for said compensation packages, (ii) reviewing and approving proposed stock incentive grants and (iii) providing our board of directors with recommendations regarding bonus plans, if any. The role and responsibilities of our Compensation Committee are more fully set forth in a written Charter adopted by our board of directors and made available on our website at www.aerkomm.com.

The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We routinely compensate our executive officers through salaries. At our discretion, we may reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors. Additionally, we use stock options and other incentive awards to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders. In establishing executive compensation, our Compensation Committee will evaluate compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our Compensation Committee will further attempt to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and incentive grants) will be reviewed separately, compensation decisions will be made based on a review of total compensation.

Nominating and Governance Committee

Our board of directors established our Nominating and Governance Committee effective January 22, 2018, appointing Messrs. Busuttil, Choy and Lim as members, with Mr. Busuttil serving as chairman of this committee. The Nominating and Governance Committee is structured as follows: The primary purposes of our Nominating and Governance Committee are to (i) identify individuals qualified to become members of our board of directors and recommend to our board of directors the nominees for the next annual meeting of our stockholders and candidates to fill vacancies on our board of directors, (ii) recommend to our board of directors the directors to be appointed to committees of our board of directors and (iii) oversee the effectiveness of our corporate governance in accordance with regulatory guidelines and any other guidelines we establish, including evaluations of members of executive management, our board of directors and its committees. The role and responsibilities of our Nominating and Governance Committee are more fully set forth in a written Charter adopted by our board of directors and made available on our website at www.aerkomm.com.

Our Nominating and Governance Committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) includes the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. Our Nominating and Governance Committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

A stockholder of our company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of our company beneficially owned, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nominations are to be made and (v) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act. The recommendation should be addressed to our Secretary.

Among other matters, our governance and nominating committee will:

●	Review the desired experience, mix of skills and other qualities to assure appropriate board composition, taking into account the current members of our board of directors and the specific needs of our company and our board of directors;

●	Conduct candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

●	Recommend qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of our board of directors; and

●	Conduct appropriate inquiries into the background and qualifications of potential nominees.

Regulatory, Compliance & Government Affairs Committee

Our regulatory, compliance & government affairs committee currently consists of Messrs. Busuttil, Choy and Akumiah, with Mr. Akumiah serving as chairman. The primary purposes of our regulatory, compliance & government affairs committee are to assist our board of directors by providing oversight of regulatory, compliance and governmental matters that may impact the Company, which including (i) overseeing our major compliance programs with respect to legal and regulatory requirements, except with respect to matters of financial compliance, (ii) overseeing compliance with any ongoing Corporate Integrity Agreements or similar undertakings by us with the U.S. Department of Justice, U.S. Securities and Exchange Commission, or any other government agency, (iii) reviewing with our Chief Compliance Officer the organization, implementation and effectiveness of our compliance programs and the adequacy of the resources for those programs, (iv) reviewing with our Chief Executive Officer the organization, implementation and effectiveness of our quality and compliance programs and the adequacy of the resources for those programs and (v) overseeing our exposure to risks relating to regulatory compliance matters. The role and responsibilities of our regulatory, compliance & government affairs committee are more fully set forth in a written charter adopted by our board of directors on September 25, 2018, which is available on our website at www.aerkomm.com.

Stockholder Communications with the Board of Directors

Our board of directors has established a process for stockholders to communicate with the board of directors or with individual directors. Stockholders who wish to communicate with our board of directors or with individual directors should direct written correspondence to our Corporate Secretary at Aerkomm Inc., 923 Incline Way #39, Incline Village, NV 89451.

The Corporate Secretary will forward such communications to our board of directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have also adopted a code of professional conduct that applies specifically to our chief executive officer and our senior financial officers. These codes address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the codes.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table - Nine Months Ended December 31, 2018 and Fiscal Years Ended December 31, 2018 and 2017

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jeffrey Wun, CEO and President (2)(3)	Three months 2019	40,000	-	-	40,000
	2018	160,000			160,000
	2017	160,000	46,914	-	206,914
Y. Tristan Kuo, CFO (4)	Three months 2019	46,250	-	-	46,250
	2018	185,000			185,000
	2017	134,599	938,277	-	1,072,876
Louis Giordimaina, Chief Operating Officer - Aviation (5)	Three months 2019	112,969	-	-	112,969
	2018	270,681	173,494	-	444,175
	2017	-	-	-	-
Jiun-Sheuan Yang, Vice President of Engineering of Aircom(2)(6)	Three months 2019	-	-	-	-
	2018	25,500			25,500
	2017	160,000	-	-	160,000
Peter Chiou, Former CEO and President (2)(7)	Three months 2019	-	-	-	-
	2018	-	-	-	-
	2017	24,000	3,002,486	50,000	3,076,486

(1)	These amounts shown represent the aggregate grant date fair value for options granted to the named executive officers computed in accordance with FASB ASC Topic 718.

(2)	On February 13, 2017, we acquired Aircom in a reverse acquisition transaction that was structured as a share exchange. The annual, long term and other compensation shown in this table include the amounts that the named executive officer received from Aircom prior to the consummation of the reverse acquisition.

(3)	Mr. Wun has served as our Chief Executive Officer and President since December 31, 2017, upon the resignation of Mr. Chiou from these positions, and previously served as our President from December 28, 2016 until February 13, 2017. He also currently serves as the Chief Technology Officer of Aircom.

(4)	Mr. Kuo has served as our Chief Financial Officer since April 10, 2017.

(5)	Mr. Giordimaina was converted from a consultant to a full-time employee on May 25, 2018 and was appointed as Chief Operating Officer – Aviation.

(6)	Mr. Jiun-Sheuan Yang has served as Aircom’s Vice President of Engineering from December 2014 to May 2018.

(7)	Mr. Chiou was replaced from his positions as President and Chief Executive Officer effective December 30, 2017. The amount included in all other compensation represents consulting fees paid by Aircom to Mr. Chiou.

On March 31, 2017, we entered into an employment agreement with Mr. Kuo, effective April 10, 2017, pursuant to which we agreed to pay Mr. Kuo an annual salary of $100,000, plus a guaranteed bonus of $85,000 payable on the earlier of (i) the first anniversary of Mr. Kuo’s employment or (ii) upon closing of an equity or equity linked financing in which we or one of our subsidiaries raises at least $15 million. Mr. Kuo will also be entitled to an annual bonus as recommended by our Chief Executive Officer and approved by our board of directors. In addition, we agreed to grant Mr. Kuo an option to purchase 60,000 shares of our common stock, with one quarter of the shares underlying the option to be vested immediately and the remaining shares to be vested equally over three years on each anniversary of Mr. Kuo’s employment. In addition, during the first nine months of Mr. Kuo’s employment or until he relocates, if earlier, we also agreed to provide a furnished living accommodation, a car allowance of $400 per month, and a personal travel allowance of $600 per month for Mr. Kuo to visit his spouse or vice versa. We also agreed to pay up to $6,000 in relocation expenses, should Mr. Kuo decide to relocate. We will also be responsible for medical insurance under our medical plan or we will reimburse the premium of a medical plan that is comparable to the medical plan offered to other employees. Mr. Kuo will also be eligible to participate in other standard benefits plans offered to similarly situated employees by us from time to time. The employment agreement contains customary confidentiality provisions and covenants prohibiting Mr. Kuo from competing with us during his employment, or from soliciting any of our employees or consultants for a period of two years after his employment end. The employment agreement may be terminated by either party for any reason upon 30 days’ notice. If Mr. Kuo’s employment is terminated by us without cause, the portion of stock options to be vested for the year if completed shall be vested immediately.

On November 29, 2017, we entered into an employment agreement with Mr. Chiou, effective November 1, 2017, pursuant to which we agreed to pay Mr. Chiou an annual salary of $144,000. Under the employment agreement, Mr. Chiou was entitled to twenty (20) working days of vacation per year and was eligible to participate in other standard benefits plans offered to similarly situated employees by us from time to time. Following Mr. Chiou’s resignation effective December 31, 2017, the employment agreement effectively terminated.

Outstanding Equity Awards at March 31, 2019 and Fiscal Year Ended December 31, 2018 and 2017

There were no outstanding options held by our named executive officers as of the end of our fiscal year ended December 31, 2016. As of March 31, 2019 and December 31, 2018 and 2017, Mr. Kuo had options outstanding and exercisable for 41,250, 37,500 and 22,500 shares, respectively, of our common stock, at an exercise price of $27.50 per share. As of March 31, 2019 and December 31, 2018, Mr. Wun had options outstanding and exercisable for 1,000 shares of our common stock, at an exercise price of $27.50 per share.

	Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jeffrey Wun	December 31, 2017	-	-	3,000	$27.50	6/23/2027
	December 31, 2018	1,000	-	2,000	$27.50	6/23/2027
	March 31, 2019	1,000	-	2,000	$27.50	6/23/2027
Y. Tristan Kuo	December 31, 2017	22,500	-	37,500	$27.50	6/23/2027
	December 31, 2018	37,500	-	22,500	$27.50	6/23/2027
	March 31, 2019	41,250	-	18,750	$27.50	6/23/2027
Louis Giordimaina	December 31, 2017	-	-	-	$-	-
	December 31, 2018	-	-	30,000	$20.50	5/25/2028
	March 31, 2019	-	-	30,000	$20.50	5/25/2028

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of committees of our board of directors.

We have entered into independent director agreements with Richmond Akumiah, James J. Busuttil, Raymond Choy and Colin Lim. Under the terms of these independent director agreements, we have agreed to pay the independent directors an annual cash fee of $20,000, paid quarterly in four equal installments, commencing in the first quarter following closing of our public offering, and an additional $5,000 cash compensation fee for serving as board of directors committee chairmen. We commenced payment of these fees in September 30, 2018.

Each independent director received an initial, fully vested stock option to purchase 4,000 shares of our common stock. If the director is still a member of the board of directors and continues to serve as a non-employee director immediately following each annual meeting of our stockholders, the director will be automatically granted an additional option to purchase 20,000 shares of our common stock as of the date of each such annual meeting. These additional option grants will vest and become exercisable in twelve (12) equal monthly installments over the first year following the date of grant, subject to the director continuing in service on the board of directors through each such vesting date. The per share exercise price of each option granted to the independent director will equal 100% of the fair market value (as defined by the board of directors) of a share of our common stock on the date the option is granted, and the term of each stock option granted to the director will be ten (10) years from the date of grant.

We also agreed to purchase directors and officers liability insurance with coverage up to an aggregate maximum of $3 million commencing promptly following the final closing of our public offering, and to reimburse the independent directors for pre-approved reasonable business expenses incurred by them.

Equity Compensation Plan Information

On May 5, 2017, we established our 2017 Equity Incentive Plan (“the Plan”). The Plan was approved by our board of directors on May 5, 2017, and an amendment to increase the number of shares of our common stock available for grant under the Plan was approved by the board of directors on June 26, 2017. We expect that the Plan will be approved by our stockholders at our annual meeting in 2018. The purpose of the Plan is to grant stock and options to purchase our common stock to our employees, directors and key consultants. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan, as amended, is 2,000,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. There were 780,800 shares available for grant under the Plan as of March 25, 2019; 1,215,262 shares of our common stock are issuable upon the exercise of options to be issued under the Plan to holders of Aircom options assumed by us as a result of the closing of the reverse acquisition with Aircom; and options exercisable for 115,708 shares of our common stock have been approved by our board of directors for grants to certain of our officers, directors, employees and service providers.

The following summary briefly describes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Administration. The Plan is administered by our Compensation Committee. Our Compensation Committee has the authority to select the eligible participants to whom awards will be granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. Our Compensation Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms of agreements entered into with recipients under the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

Eligibility. All employees, directors and individuals providing services to our company or its subsidiaries are eligible to participate in the Plan.

Shares Subject to Plan. The number of shares of common stock that is available for grant of awards under the Plan, as amended, is 2,000,000 shares.

Stock Option and SAR Grants. The exercise price per share of common stock purchasable under any stock option or stock appreciation right, or SAR, will be determined by our Compensation Committee, but cannot in any event be less than 100% of the fair market value of our common stock on the date the option is granted. Our Compensation Committee will determine the term of each stock option or SAR (subject to a maximum of 10 years) and each stock option or SAR will be exercisable pursuant to a vesting schedule determined by our Compensation Committee. The grants and the terms of incentive stock options, or ISOs, shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code, or the Code. Subject to approval of our Compensation Committee, stock options or SARs may be exercised by payment of the exercise price in cash, shares of our common stock, which have been held for at least six months, or pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by us. We may require the grantee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, our Compensation Committee may permit the grantee to satisfy such obligations by the withholding or delivery of shares of our common stock. We may withhold from any shares of our common stock issuable pursuant to a stock option or SAR or from any cash amounts otherwise due from us to the recipient of the award an amount equal to such taxes.

Stock Grants. Shares may be sold or awarded for consideration and with or without restriction as determined by the Compensation Committee, including cash, full-recourse promissory notes, as well as past and future services. Any award of shares will be subject to the vesting schedule, if any, determined by the Compensation Committee. In general, holders of shares sold or awarded under the Plan will have the same voting, dividend and other rights as our other stockholders. As a condition to the purchase of shares under the Plan, the purchaser will make such arrangements as our Compensation Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

Adjustments. In the event of any change affecting the shares of our common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to stockholders other than cash dividends, our board of directors will make such substitution or adjustment in the aggregate number of shares that may be distributed under the Plan and in the number and option price (or exercise or purchase price, if applicable) as it deems to be appropriate in order to maintain the purpose of the original grant.

Termination of Service. If a participant’s service to our company terminates on account of death or disability, then the participant’s unexercised options, if exercisable immediately before the participant’s death, disability or retirement, may be exercised in whole or in part, on the earlier of the date on which such stock option would otherwise expire or one year after the event. If a participant’s service to us terminates for any other reason, then the participant’s unexercised options, to the extent exercisable immediately before such termination, will remain exercisable, and may be exercised in whole or in part, for a period ending on the earlier of the date on which such stock option would otherwise expire or three months after such termination of service.

Amendment and Termination. Our board of directors may, at any time, alter, amend, suspend, discontinue, or terminate the Plan; provided that such action shall not adversely affect the right of grantees to stock awards or stock options previously granted and no amendment, without the approval of our stockholders, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, materially increase the benefits accruing to grantees under the Plan, change the class of employees eligible to receive options under the Plan, or materially modify the eligibility requirements for participation in the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 16, 2019 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 923 Incline Way #39, Incline Village, NV 89451.

		Amount and Nature of	Percent of Class(2)
Name and Address of Beneficial Owner	Title of Class	Beneficial Ownership(1)	Before Offering	After Offering
Jeffrey Wun, CEO, President and Director(3)	Common Stock	2,685,914	28.80%	25.02%
Y. Tristan Kuo, CFO(4)	Common Stock	43,750	*	*
Richmond Akumiah(5)	Common Stock	4,000	*	*
James Busuttil, Director(6)	Common Stock	8,000	*	*
Raymond Choy, Director(7)	Common Stock	8,000	*	*
Chih-Ming (Albert) Hsu, Director(8)	Common Stock	3,312	*	*
Colin Lim, Director(9)	Common Stock	12,000	*	*
Jan-Yung Lin, Director(10)	Common Stock	463,403	4.97%	4.32%
All officers and directors as a group (8 persons named above)	Common Stock	3,228,379	34.62%	30.07%
Dmedia Holding LP(11)	Common Stock	2,237,428	23.99%	20.84%
Sheng-Chun Chang(12)	Common Stock	1,405,977	15.08%	13.09%

*	Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Except as set forth below, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	The percentage ownership information under the column titled “Before Offering” is based on 9,247,272 shares of our common stock outstanding as of May 16, 2019, which includes 1,024,980 shares of our common stock sold for the $43,560,894 under this offering. The percentage ownership information under the column titled “After Offering” is based on the assumed sale of an additional 386,802 shares of our common stock for $16,439,106 under this offering. The percentage ownership information assumes no exercise of the underwriter’s over-subscription option to purchase additional shares and no purchases of any shares of common stock in this offering by the beneficial owners identified in the table above. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes (i) 447,486 shares of our common stock held directly; (ii) 1,000 shares of our common stock which Mr. Wun has the right to acquire within 60 days through the exercise of vested options (but does not include 2,000 shares of our common stock issuable upon the exercise of options not exercisable within 60 days); and (iii) 2,237,428 shares of our common stock owned by Dmedia Holding LP. On December 20, 2017, Mr. Wun purchased an 85.7% interest in, and was appointed Manager of, Dmedia LLC, the General Partner of Dmedia Holding LP. As such, Mr. Wun is deemed to be the beneficial owner of the 2,237,428 shares of our common stock held by Dmedia Holding LP by virtue of his voting and dispositive power of those shares. Through his ownership interest in Dmedia LLC, which owns an approximately 6% direct interest in Dmedia Holding LP, Mr. Wun indirectly beneficially owns 117,601 shares of our common stock held by Dmedia Holding LP. Mr. Wun disclaims beneficial ownership of the remaining 2,119,827 shares of our common stock held by Dmedia Holding LP.

(4)	Consists of 43,750 shares of our common stock which Mr. Kuo has the right to acquire within 60 days through the exercise of vested options but does not include 16,250 shares of our common stock issuable upon the exercise of options not exercisable within 60 days.

(5)	Consists of 4,000 shares of our common stock which Mr. Akumiah has the right to acquire within 60 days through the exercise of vested options.

(6)	Consists of 8,000 shares of our common stock which Mr. Busuttil has the right to acquire within 60 days through the exercise of vested options.

(7)	Consists of 8,000 shares of our common stock which Mr. Choy has the right to acquire within 60 days through the exercise of vested options.

(8)	Represents 3,312 shares of our common stock owned by Mr. Hsu.

(9)	Consists of 12,000 shares of our common stock which Mr. Lim has the right to acquire within 60 days through the exercise of vested options but does not include 8,000 shares of our common stock issuable upon the exercise of options not exercisable within 60 days.

(10)	Includes (i) 372,905 shares of our common stock owned by Mr. Lin directly; (ii) 89,498 shares of our common stock owned by Mr. Lin’s spouse; and (iii) 1,000 shares of our common stock which Mr. Lin has the right to acquire within 60 days through the exercise of vested options (but does not include 2,000 shares of our common stock issuable upon the exercise of options not exercisable within 60 days). Does not include 959,230 shares of our common stock owned by Mr. Lin through his approximately 7% ownership interest in Dmedia LLC and his approximately 42.4% interest Dmedia Holding LP, as Mr. Lin does not, directly or indirectly, have voting or dispositive power over these shares although he does own a pecuniary interest in them.

(11)	Mr. Wun has sole voting and dispositive power over these shares of our common stock although he disclaims beneficial ownership of 2,237,428 of these shares. Mr. Lin owns a pecuniary interest in 959,230 of these shares although he does not exercise voting or dispositive control over them.

(12)	Consists of 1,340,696 shares of common stock held by Well Thrive Limited and 65,281 shares of our common stock owned directly by Mr. Sheng-Chun Chang. Mr. Chang is the Chief Executive Officer and owner of Well Thrive Limited and has voting and dispositive power of the securities held by it. Mr. Chang disclaims beneficial ownership of the shares held by Well Thrive Limited. The address of Well Thrive Limited is No 79, Heng Yang Road, Taipei City, Taiwan.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,215,262	$6.9236	780,800
Equity compensation plans not approved by security holders	-	$-	-
Total	1,215,262	$6.9236	780,800

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of the 2017 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	On March 31, 2017, we entered into a settlement and release agreement with Aircom and dMobile, a Taiwanese limited company whose Chairman of the Board is Daniel Shih, our co-founder, a former material beneficial owner of our common stock and husband of our former director Barbie Shih. Aircom and dMobile entered into a certain Purchase Agreement for Ground Station Equipment, dated as of October 15, 2014, or the Purchase Agreement, pursuant to which Aircom delivered to dMobile certain equipment with an aggregate invoice price of $5,478,900 and received from dMobile $2,000,000 in partial payment, as a result of which dMobile owed Aircom a balance of $3,478,900 under the Purchase Agreement. Aircom and dMobile also entered into a certain Statement of Work, dated January 15, 2015, or the Statement of Work, pursuant to which dMobile delivered to Aircom certain intangible property with an aggregate invoice price of $4,950,000 and received from Aircom $1,000,000 in partial payment, as a result of which Aircom owed dMobile $3,950,000 under the Statement of Work. Offsetting the amounts Aircom and dMobile owed to each other under the Purchase Agreement and the Statement of Work, Aircom owed dMobile a net amount of $471,100, or the Outstanding Amount. To settle this amount, Aircom and dMobile entered into the settlement and release agreement with respect to these matters pursuant to which (i) the Purchase Order and the Statement of Work were terminated and dMobile agreed to accept, and we agreed to issue to dMobile, 94,220 shares of our common stock valued at $5.00 per share in full settlement of the Outstanding Amount, or the dMobile Settlement Shares and (ii) Aircom and dMobile each agreed to waive, release, discharge and covenant not to sue each other with respect to any and all possible claims arising out of or relating to the Purchase Order, the Statement of Work, and the Outstanding Amount. Because Daniel Shih owns dMobile, he is the beneficial owner of the dMobile Settlement Shares, and Barbie Shih, a former director of the Company and Mr. Shih’s wife, is thus deemed to be the beneficial owner of the dMobile Settlement Shares.

●	On March 31, 2017, we entered into a settlement and release agreement with Aircom and Priceplay.com, Inc, or PPUS, a Delaware corporation of which Daniel Shih, our co-founder and husband of our former director Barbie Shih, is the Chairman of the board of directors. Aircom and PPUS entered into a certain Development Agreement, dated February 10, 2015, as amended by the First Amendment to Development Agreement, dated July 17, 2015 and the Second Amendment to Development Agreement, dated August 18, 2015, or, as amended, the Development Agreement, pursuant to which Aircom and PPUS agreed to jointly develop certain AirCinema airplane seating technology and related products. Aircom and PPUS fully performed the specified terms of the Development Agreement with the exception that a deposit of $387,500 was advanced by PPUS to Aircom, or the Deposit, for which the Aircom and PPUS did not reach agreement as to the scope of work to be covered by the Deposit. Additionally, PPUS also advanced an additional deposit of $349,500, or the Additional Deposit, to Aircom with the intent that the Additional Deposit would be applied towards one or more additional projects that Aircom and PPUS would agree to in the future. Aircom and PPUS agreed to conclude their relationship with respect to the Development Agreement, the Deposit and the Additional Deposit and other prior dealings between them, and to settle all accounts between them. Aircom and PPUS entered into the settlement and release agreement with respect to these matters pursuant to which (i) the Development Agreement was deemed completed and terminated and PPUS agreed to accept, and we agreed to issue to PPUS, 147,400 shares of our common stock valued at $5.00 per share in full settlement of the Deposit and Additional Deposit amounts, or the PPUS Settlement Shares and (ii) Aircom and PPUS each agreed to waive, release, discharge and covenant not to sue each other with respect to any and all possible claims arising out of or relating to the Development Agreement, , the Deposit and the Additional Deposit. Because Daniel Shih is the Chairman of PPUS and, thus, has voting and dispositive power over the PPUS Settlement Shares, under U.S. federal securities regulations he is deemed to be the beneficial owner of the PPUS Settlement Shares even though he is not a shareholder of PPUS. Because Barbie Shih, a former director of the Company, is Daniel Shih’s wife, she is deemed to be the beneficial owner of the PPUS Settlement Shares as well. Both Daniel Shih and Barbie Shih disclaim beneficial ownership of the PPUS Settlement Shares.

●	On March 31, 2017, we entered into a settlement and release agreement with Aircom and Priceplay Taiwan Inc., or PPTW, a Taiwanese limited company and parent of PPUS, its wholly owned subsidiary. Aircom and PPTW entered into a certain purchase order, or the Purchase Order, pursuant to which PPTW agreed to purchase from Aircom a set of mobile satellite communication equipment priced at $909,000. Pursuant to the terms of the Purchase Order, PPTW paid Aircom $819,300, or the Initial Payment and Aircom delivered to PPTW a mobile satellite antenna, together with radome, control unit, power supply, and other associated items, or collectively, the Equipment. PPTW raised certain issues regarding the Equipment and informed us that it desired to return the Equipment to Aircom and to receive a refund of the Initial Payment. Aircom and PPTW entered into the settlement and release agreement with respect to these matters pursuant to which (i) Aircom and PPTW agreed to terminate the Purchase Order, (ii) PPTW agreed to return the Equipment to Aircom, (iii) PPTW agreed to accept, and we agreed to issue to PPTW, 163,860 shares of our common stock valued at $5.00 per share in full settlement of the Initial Payment amount, or the PPTW Settlement Shares and (ii) Aircom and PPTW each agreed to waive, release, discharge and covenant not to sue each other with respect to any and all possible claims arising out of or relating to the Purchase Order or the Initial Payment. Because Daniel Shih is the Chairman of PPUS, under U.S. federal securities regulations he may be deemed to be an affiliate or controlling person of PPTW, the parent of PPUS, its wholly owned subsidiary. As such Daniel Shih may be deemed to be the beneficial owner of the PPTW Settlement Shares even though he is not a shareholder or officer or director of PPTW. Because Barbie Shih, a former director of the Company, is Daniel Shih’s wife, she may be deemed to be the beneficial owner of the PPTW Settlement Shares as well. Both Daniel Shih and Barbie Shih disclaim beneficial ownership of the PPTW Settlement Shares.

●	On July 5, 2017, we entered into a subscription agreement with Daniel Shih, the co-founder and an affiliate of the Company, who agreed to purchase an aggregate of 5,000 shares of our common stock, $0.001 par value per share, at a price of $5.50 per share, for an aggregate purchase of $27,500. These shares were offered and sold by us to Mr. Shih in a private placement offering exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

●	Aircom Japan also leases space from Daniel Shih at a cost of $1,215 per month. Daniel Shih’s father, Giretsu Shih, is the President of Aircom Japan and is paid an annual salary of approximately $90,000.

●	On March 9, 2015, we entered into a 10-year purchase agreement with Klingon, pursuant to which we agreed to sell our in-flight connectivity systems to Klingon for joint development and resale to Hong Kong based airlines under the brand name Aircom4U. In accordance with the terms of this agreement, Klingon agreed to purchase from us an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. To date, we have received $762,000 from Klingon in milestone payments towards the equipment purchase price. Daniel Shih was Chairman of Klingon from February 2015 to February 2016, and Peter Chiou, our former Chairman, Chief Executive Officer and President, was Chief Executive Officer and President of Klingon from March 2015 through April 2016, prior to joining our company in February 2017. Neither Mr. Shih or Mr. Chiou owns any capital stock of Klingon. Mr. Chiou agreed to step down from his positions with our company effective December 31, 2017.

Daniel Shih was the co-founder of Aircom and, thus, is a “promoter” of the Company as that term is defined in Rule 405 under the Securities Act. Mr. Shih has relinquished “beneficial ownership” of substantially all of his equity interests in the Company (whether held directly or indirectly) in a manner acceptable to the Company. Mr. Shih has also removed himself from any and all activities relating to our business, including, but not limited to managerial, directional, advisory, promotional, developmental and fund-raising activities. As a result of Mr. Shih’s disposition of his equity interests in the Company and his removing himself from participation in any Company related business activities, and Ms. Shih’s not being re-elected to the Company’s board of directors, Mr. Shih no longer maintains any active affiliation with, or material beneficial ownership in, the Company. In the event that Mr. Shih is exonerated from any wrongdoing with respect to the two Taiwanese matters discussed in the Risk Factors section above, Mr. Shih’s ability to take an active role in the development and management of the Company may be restored.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

Director Independence

Our board of directors has determined that Raymond Choy, Colin Lim, Richard Akumiah and James Busuttil are independent directors as that term is defined in the applicable rules of the Nasdaq Stock Market.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common stock and preferred stock and certain provisions of our restated articles of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our restated articles of incorporation and amended and restated bylaws, each of which is filed as an exhibit to the registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of “blank check” preferred stock, par value $0.001 per share

As of March 15, 2019, there were 9,247,272 shares of common stock and no shares of preferred stock issued and outstanding. All of our currently issued and outstanding shares of capital stock were validly issued, fully paid and non-assessable under the Nevada Revised Statutes.

Common Stock

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders, except to the extent that the voting rights of our shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by our restated articles of incorporation. Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of our common stock now outstanding are fully paid and non-assessable. Our amended and restated bylaws authorize the board of directors to declare dividends on our outstanding shares.

Preferred Stock

Our board of directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and to fix the number of shares and the designation of any series of preferred shares. Our board of directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of those shares. The rights of the holders of common stock will be subject to and may be affected adversely by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of common stock and make removal of our board of directors more difficult. No rights, preferences or privileges have yet been determined and no shares of preferred stock have been issued.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes and our amended and restated bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes and our amended and restated bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Nevada Anti-Takeover Statutes

We have elected not to be governed by the terms and provisions of Nevada’s control share acquisition laws (Nevada Revised Statutes 78.378 - 78.3793), which prohibit an acquirer, under certain circumstances, from voting shares of a corporation’s stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation’s stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power.

We have also elected not to be governed by the terms and provisions of Nevada’s combination with interested stockholders statute (Nevada Revised Statutes 78.411 - 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10 percent or more of the corporation’s voting stock, or otherwise has the ability to influence or control such corporation’s management or policies.

Bylaws

In addition, various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of the company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the amended and restated bylaws by a vote of not less than a majority of our directors. Any bylaw provision adopted by the board of directors may be amended or repealed by the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors. Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our amended and restated bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our articles of incorporation 50,000,000 shares of preferred stock, none of which are currently designated or outstanding. However, the board acting alone and without approval of our stockholders can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Nevada Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless a corporation’s articles of incorporation or bylaws, as the case may be, require a greater percentage. Although our articles of incorporation and bylaws do not currently provide for such a supermajority vote on any matters, our board of directors can amend our amended and restated bylaws and we can, with the approval of our stockholders, amend our articles of incorporation to provide for such a super-majority voting provision.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

UNDERWRITING

We have entered into an underwriting agreement with Boustead Securities, LLC, which we have recently amended to extend the “best efforts” underwriting for the remaining $16,439,106 of the offering. We have granted the underwriter the option for a period of 45 days to purchase up to an additional 15% of the total number of shares of common stock to be offered by us in this offering at the public offering price, less underwriting discounts and commissions, solely to cover over-subscriptions, if any.

The underwriter is under no obligation to purchase any shares for its own account nor may it purchase shares in order to guarantee that the offering minimum is met. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

As of the date of this prospectus, we have completed multiple closings of this offering for gross proceeds of $43,560,894 on a best efforts basis with net proceeds of $39,810,204.

This offering will terminate on August 31, 2019 (which we refer to as the “Initial Offering Termination Date”), which date may be extended to a date up to and including September 30, 2019 (which we refer to as the “Offering Termination Date”), unless we sell the maximum amount of shares set forth below before that date or we decide to terminate this offering prior to that date. In addition, in the event that the maximum amount has been met on or prior to the Offering Termination Date, the underwriter may exercise the over-subscription option on or prior to the Offering Termination Date to extend the offering for an additional 45 days. All subscription agreements and wire transfers should be sent to Signature Bank New York (“Signature Bank”), 905 Third Avenue, 9th Floor New York, NY 1002

Our common stock is quoted for trading on the OTC Markets Group Inc. OTCQX Best Market under the symbol “AKOM.” We have filed an application to have the shares of common stock offered hereby listed on the Nasdaq Capital Market tier of Nasdaq. Although this application is pending, we cannot assure you that we can meet Nasdaq’s listing requirements which include subjective considerations. If our Nasdaq application is approved, we would withdraw our listing from the OTCQX. If our Nasdaq application is not approved, our common stock will not be able to trade on the Nasdaq, although it will continue to be quoted for trading on the OTCQX. In this case, we would continue to maintain our OTCQX listing. We also intend to apply to list the shares of common stock offered hereby on one or more international recognized stock exchanges, in addition to our application to Nasdaq, to enable additional liquidity options particularly for those of our investors located outside of the United States. We cannot assure you, however, that any such international recognized stock exchange listing application would be approved. If any such listing application is approved, we will continue to maintain our OTCQX listing.

Commissions and Expenses

With respect to the best efforts portion of this offering already completed, we paid the underwriter a fee, payable in cash, equal to six percent (6.0%) of the gross proceeds raised in the offering. With respect to the remainder of this offering, we have agreed to pay the underwriter a fee, payable in cash, equal to six percent (6%) of the up to $16,439,106 to be raised in the offering and for the amount raised if the underwriter exercises its over-subscription option.

The underwriter proposes to offer the shares directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may, but is not obligated to, retain selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, or FINRA. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing the proceeds we will receive from the underwriter.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming no exercise and full exercise of the over-subscription option. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriter pay us for the shares.

	Total Without Over- Subscription Option		Total With Over- Subscription Option
	Per Share	Amount	Per Share	Amount
Public offering price[1]	$42.50	$60,000,000	$42.50	$69,000,000
Underwriting discounts and commissions	$2.55	$3,600,000	$2.55	$4,140,000
Proceeds, before expenses, to us	$39.95	$56,400,000	$39.95	$64,860,000

The underwriter discounts and commissions listed in the table above consists of a ate made up of $2.55 per share on the 1,024,980 shares of our common stock already sold under this prospectus (including 19 shares that were added as a result of rounding in connection with the one-for-five reverse split concluded on January 16, 2019), and on the shares of our common stock remaining to be sold under this prospectus.

We have agreed to reimburse the underwriter for all reasonable out-of-pocket invoiced expenses, including reasonable fees of its legal counsel in an amount not to exceed $75,000 and costs of third-party due diligence reports in an amount not to exceed $25,000, for a total amount not to exceed $100,000. We estimate that the total expenses of this offering, excluding underwriting commissions described above, will be approximately $569,562. Except as disclosed in this prospectus, the underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

1 This public offering price has been proportionately adjusted to directly reflect the one-for-five reverse stock split which became effective on January 16, 2019.

Advisory Service

The underwriter worked with management to evaluate our readiness for a public offering and to define our equity story. It also developed to a realistic timetable, an estimated costs summary, assisted in identifying and selecting potential underwriting groups, and provided aid in designing potential compensation. The underwriter also assisted in developing the marketing message, helped to create and engage outside research on our company, advised us on selecting the proper execution window and offering schedule, and helped to create the marketing plan for this offering. The underwriter advised on valuation and appropriate offering price per share range and transaction size, accessed the potential and actual roadshow audiences, monitored book building based on interest in subscriptions for this offering, and then developed strategies for appropriate pricing, share allocations and eventually, after-offering trading.

Upon the final closing of this offering, we agreed to pay the underwriter an advisory fee of $100,000.

Warrants

We have issued to the underwriter warrants to purchase up to a total of up to 61,498 shares of common stock (equal to 6.0% of the aggregate amount of securities sold to date in this offering on a best efforts basis) and to also register shares of common stock underlying those warrants. We will issue the underwriter warrants to our underwriter to purchase up to 6.0% of the securities for the up to $16,439,106 to be raised in the remaining portion of the best efforts offering and for the remaining $9 million over-subscription shares.

The warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the effective date of the offering and expiring five years from the effective date of the offering. The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The underwriter (or permitted assignees under FINRA Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering, except as provided for in FINRA Conduct Rule 5110(g)(2). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, subdivision, combination, reclassification, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Subscription and Escrow Account

To purchase our shares in this best efforts offering, investors have to each complete and sign a subscription agreement. All subscription agreements and wire transfers are sent to Signature Bank New York, 905 Third Avenue, 9th Floor New York, NY 10022. Investors are required to pay for their shares by wire for the full purchase price of the shares, payable to “Signature Bank, as the Escrow Agent for Aerkomm Inc.”

Subscriptions are effective only upon our acceptance of the subscriptions, and we reserve the right to reject any subscriptions in whole or in part. In compliance with Rule 15c2-4 under the Exchange Act, we and the underwriter are instructing investors to deliver all monies in the form of wire transfers to the escrow account. Upon the escrow agent’s receipt of such monies, they are credited to the escrow account. Pursuant to an escrow account agency agreement among us, the underwriter and Signature Bank New York, as escrow account agent, the funds received in payment for shares purchased in this offering are wired to a non-interest bearing escrow account at Signature Bank New York, New York and held until we complete a closing. Upon a closing, the escrow agent releases the funds in accordance with the written instructions provided by us and the underwriter, indicating the date on which the shares purchased in this offering are delivered to the investors and the date the net proceeds are delivered to us. Unless investors instruct us otherwise, we deliver the shares being issued to the investors electronically.

Lock-Up Agreements

We and our directors, officers and any other 5% or greater holder of outstanding shares of our common stock (and all holders of securities exercisable for or convertible into shares of common stock) have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities, including the issuance of shares of common stock upon currently outstanding options for a period of six (6) months after the date of this prospectus, without the prior written consent of the underwriter.

The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriter may be required to make for these liabilities.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of our securities, including the imposition of penalty bids. The underwriter make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares of securities to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriter and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriter for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China, or PRC (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area (each referred to herein as a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of ours or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France. Such offers, sales and distributions have been and shall only be made in France to (i) investment services providers authorized to engage in portfolio management for the account of third parties (personnes fournissant le service d'investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) acting for their own account (other than individuals), and all as defined in, and in accordance with, Articles L.411-2, D.411-1 and D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France participating in an offering pursuant to Article L.411-2 of the French Monetary and Financial Code are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Hong Kong

The common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or CONSOB) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 11971, as amended, or Qualified Investors; and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Korea

The common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The common stock has not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the common stock may not be resold to Korean residents unless the purchaser of the common stock complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the common stock.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

Taiwan

The common stock has not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the common stock in Taiwan.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the subscription or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or the FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together referred to as relevant persons). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon by Sherman & Howard LLC. Certain legal matters will be passed upon for the underwriter by Mei & Mark LLP.

EXPERTS

The consolidated audited financial statements of Aerkomm Inc. as of March 31, 2018 and December 31, 2018 and 2017 appearing in this prospectus and registration statement have been audited by Chen & Fan Accountancy Corporation, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the public reference room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1(800) SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.aerkomm.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

FINANCIAL STATEMENTS

AERKOMM INC. AND SUBSIDIARIES

Index to Consolidated Financial Statements

AERKOMM INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2019 AND 2018 AND

YEARS ENDED DECEMBER 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

AERKOMM INC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AERKOMM INC. AND SUBSIDIARIES (the “Company”) as of December 31, 2018 and December 31, 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the three-month period ended March 31, 2018 and each of the years ended December 31, 2018 and 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and December 31, 2017, and the consolidated results of its operations and its cash flows for the three-month period ended March 31, 2018 and the years ended December 31, 2018 and 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Chen & Fan Accountancy Corporation

We have served as the Company’s auditor since 2017.

San Jose, California

March 22, 2019, except for Note 1, as to which the date is May 10, 2019

AERKOMM INC. AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2019 (unaudited) and December 31, 2018 and 2017

	March 31, 2019	December 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current Assets
Cash	$78,248	$88,309	$21,504
Accounts receivable	1,355,100	1,745,000	-
Inventories	1,329,639	-	208,674
Prepaid expenses	1,467,678	1,479,123	543,642
Other receivable – related party	-	-	46,743
Other receivable – others	1,420	2,616	412,390
Temporary deposit – related party	-	100,067	-
Other current assets	30,420	11,336	6,591
Total Current Assets	4,262,505	3,426,451	1,239,544
Property and Equipment
Cost	2,714,818	2,713,543	405,319
Accumulated depreciation	(459,475)	(322,049)	(100,592)
	2,255,343	2,391,494	304,727
Prepayment for land	35,237,127	35,237,127	-
Prepayment for equipment	-	54,625	-
Construction in progress	-	1,311,245	3,250,000
Net Property and Equipment	37,492,470	38,994,491	3,554,727
Other Assets
Intangible asset, net	3,258,750	3,382,500	3,877,500
Goodwill	1,475,334	1,475,334	1,450,536
Operating lease right-of-use assets, net	584,355	-	-
Deposits - related party	2,440	2,462	2,396
Deposits - others	105,316	105,447	141,273
Total Other Assets	5,426,195	4,965,743	5,471,705
Total Assets	$47,181,170	$47,386,685	$10,265,976
Liabilities and Stockholders’ Equity
Current Liabilities
Short-term bank loan	$-	$-	$10,000
Short-term loan - related party	182,500	-	-
Accounts payable	1,650,000	1,650,000	-
Accrued expenses	869,817	412,165	637,675
Other payable - related parties	1,074,394	949,298	1,082,395
Other payable - others	3,101,653	2,954,488	2,081,787
Operating lease liability – current – related parties	62,550	-	-
Operating lease liability – current - others	438,777	-	-
Total Current Liabilities	7,379,691	5,965,951	3,811,857
Long-term Liabilities
Operating lease liability – non-current – related parties	16,535	-	-
Operating lease liability – non-current - others	158,764	-	-
Restricted stock deposit liability	1,000	1,000	56
Total Liabilities	7,555,990	5,966,951	3,811,913
Commitments
Stockholders’ Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding as of March 31, 2019 and December 31, 2018 and 2017	-	-	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 9,098,090 shares (excluding 149,162 unvested restricted shares) issued and outstanding as of March 31, 2019 and December 31, 2018; 8,283,733 shares (excluding 8,286 unvested restricted shares) issued and outstanding as of December 31, 2017	45,490	45,490	41,418
Additional paid in capital	56,791,250	56,546,408	13,484,857
Subscribed capital	-	-	75,040
Accumulated deficits	(17,675,120)	(15,292,128)	(7,143,788)
Accumulated other comprehensive income (loss)	463,560	119,964	(3,464)
Total Stockholders’ Equity	39,625,180	41,419,734	6,454,063
Total Liabilities and Stockholders’ Equity	$47,181,170	$47,386,685	$10,265,976

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

For the Three-Month Periods Ended March 31, 2019 (Unaudited) and 2018

and Years Ended December 31, 2018 and 2017

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017
Revenue	(Unaudited)
Net sales	$-	$-	$1,730,000	$-
Service income	-	-	15,000	-
Total Revenue	-	-	1,745,000	-

Cost and Expenses
Cost of sales	-	-	1,661,849	-
Operating expenses	2,048,289	1,450,899	8,096,033	7,147,597

Total Cost and Expenses	2,048,289	1,450,899	9,757,882	7,147,597

Loss from Operations	(2,048,289)	(1,450,899)	(8,012,882)	(7,147,597)

Net Non-Operating Income (Loss)	(331,470)	(4,222)	(131,335)	23,652

Loss Before Income Taxes	(2,379,759)	(1,455,121)	(8,144,217)	(7,123,945)

Income Tax Expense	3,233	4,062	4,123	8,519

Net Loss	(2,382,992)	(1,459,183)	(8,148,340)	(7,132,464)

Other Comprehensive Income (Loss)
Change in foreign currency translation adjustments	343,596	2,934	123,428	(3,454)

Total Comprehensive Loss	$(2,039,396)	$(1,456,249)	$(8,024,912)	$(7,135,918)

Net Loss Per Common Share:

Basic	$(0.2577)	$(0.1760)	$(0.9205)	$(0.8736)
Diluted	$(0.2577)	$(0.1760)	$(0.9205)	$(0.8736)

Weighted Average Shares Outstanding - Basic	9,247,272	8,292,034	8,852,094	8,164,313
Weighted Average Shares Outstanding - Diluted	9,247,272	8,292,034	8,852,094	8,164,313

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid in	Subscribed	Subscription	Retained Earnings (Accumulated	Accumulated Other Comprehensive	Total Stockholders’	Non Controlling Interest in	Total
	Shares	Amount	Capital	Capital	Receivable	Deficits)	Income (Loss)	Equity	Subsidiary	Equity
Balance as of January 1, 2017	19,744,012	$4,470,839	$80,000	$1,862,643	$-	$(551,204)	$(10)	$5,862,268	$50	$5,862,318
Reverse acquisition	(12,220,291)	(4,433,221)	5,756,024	(1,862,643)	-	539,880	10	50	(50)	-
Issuance of common stock	269,849	1,349	5,838,551	(1,452,473)	-	-	-	4,387,427	-	4,387,427
Subscribed capital	-	-	-	1,527,513	-	-	-	1,527,513	-	1,527,513
Issuance of stock warrant	-	-	60,000	-	-	-	-	60,000	-	60,000
Restricted stock vested and transferred to common stock	490,163	2,451	836	-	-	-	-	3,287	-	3,287
Stock compensation expense	-	-	1,749,446	-	-	-	-	1,749,446	-	1,749,446
Net loss for the year	-	-	-	-	-	(7,132,464)	-	(7,132,464)	-	(7,132,464)
Other comprehensive loss	-	-	-	-	-	-	(3,464)	(3,464)	-	(3,464)
Balance as of December 31, 2017	8,283,733	41,418	13,484,857	75,040	-	(7,143,788)	(3,464)	6,454,063	-	6,454,063
Issuance of common stock	1,059,646	5,298	41,388,641	(690,648)	559,608	-	-	41,262,899	-	41,262,899
Issuance of stock warrant	-	-	734,867	-	-	-	-	734,867	-	734,867
Revaluation of stock warrant	-	-	(484,500)	-	-	-	-	(484,500)		(484,500)
Subscription receivable	-	-	-	-	(559,608)	-	-	(559,608)	-	(559,608)
Subscribed capital	-	-	-	615,608	-	-	-	615,608	-	615,608
Restricted stock vested and transferred to common stock	8,286	41	15	-	-	-	-	56	-	56
Common stock transferred back to unvested restricted stock	(253,575)	(1,267)	(433)	-	-	-	-	(1,700)	-	(1,700)
Stock compensation expense	-	-	1,422,961	-	-	-	-	1,422,961	-	1,422,961
Net loss for the year	-	-	-	-	-	(8,148,340)	-	(8,148,340)	-	(8,148,340)
Other comprehensive income	-	-	-	-	-	-	123,428	123,428	-	123,428
Balance as of December 31, 2018	9,098,090	45,490	56,546,408	-	-	(15,292,128)	119,964	41,419,734	-	41,419,734
Stock compensation expense	-	-	313,042	-	-	-	-	313,042	-	313,042
Revaluation of stock warrant	-	-	(68,200)	-	-	-	-	(68,200)	-	(68,200)
Net loss for the period	-	-	-	-	-	(2,382,992)	-	(2,382,992)	-	(2,382,992)
Other comprehensive income	-	-	-	-	-	-	343,596	343,596	-	343,596
Balance as of March 31, 2019 (unaudited)	9,098,090	$45,490	$56,791,250	$-	$-	$(17,675,120)	$463,560	$39,625,180	$-	$39,625,180

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Three-Month Periods Ended March 31, 2019 (Unaudited) and 2018

and Years Ended December 31, 2018 and 2017

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017
Cash Flows From Operating Activities	(Unaudited)
Net loss	$(2,382,992	$(1,459,183)	$(8,148,340)	$(7,132,464)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	261,176	142,940	716,481	551,767
Stock-based compensation	313,042	275,806	1,422,961	1,749,446
R&D expenses transferred from inventory and construction in progress	416,231	-	732,828	-
Consulting expense adjustment from change in fair value of warrants	(68,200)	-	(484,500)
Changes in operating assets and liabilities:
Accounts receivable	389,900	-	(1,745,000)	-
Inventories	(380,000)	-	-	1,055
Prepaid expenses	11,445	(210)	(1,116,731)	(521,949)
Other receivable - related party	-	46,743	(53,324)	162,335
Other receivable - others	1,196	(14,901)	409,774	(318)
Temporary deposit - related party	100,067	-	-	-
Other current assets	(19,084)	5,389	(4,745)	-
Deposits - related party	22	(7,566)	(66)	2,570
Deposits - others	131	(146)	35,826	660,132
Accounts payable	-	-	1,650,000	-
Accrued expenses	457,652	243,539	(225,510)	506,822
Other payable - related parties	125,096	217,183	(133,097)	(2,373,180)
Other payable - others	239,436	182,850	(512,426)	392,299
Net Cash Used for Operating Activities	(534,882)	(367,556)	(7,455,869)	(6,001,485)

Cash Flows from Investing Activities
Prepayment on land and satellite equipment	-	-	(33,850,000)	-
Purchase of property and equipment	(1,275)	(6,352)	(769,022)	(273,015)
Acquisitions of goodwill	-	-	(24,798)	-
Net Cash Used for Investing Activities	(1,275)	(6,352)	(34,643,820)	(273,015)

Cash Flows from Financing Activities
Proceeds from (Repayment of) short-term bank loan	-	-	(10,000)	10,000
Proceeds from short-term loan - related party	182,500	325,040	-	-
Proceeds from issuance of common stock	-	-	41,318,899	5,839,901
Payment on repurchase of restricted stock	-	-	(700)	-
Proceeds from subscribed capital	-	56,000	-	75,040
Issuance of stock warrant	-	26,667	734,867	60,000
Net Cash Provided by Financing Activities	182,500	407,707	42,043,066	5,984,941

Net (Decrease) Increase in Cash	(353,657)	33,799	(56,623)	(289,559)

Cash from acquired subsidiaries	-	-	-	2,354

Cash, Beginning of Period	88,309	21,504	21,504	312,173

Foreign Currency Translation Effect on Cash	343,596	2,934	123,428	(3,464)

Cash, End of Period	$78,248	$58,237	$88,309	$21,504

Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$-	$-	$4,061	$6,239
Cash paid during the period for interest	$279	$113	$2,121	$131

Non-cash Operating and Financing Activities:
Construction in progress transferred to other receivable	$-	$-	$-	$410,000
Restricted stock deposit liability transferred to (from) common stock	$-	$42	$(1,644)	$3,287
Prepayment for equipment and construction in progress transferred to inventory	$949,639	$-	$-	$-
Other payable to related parties transferred to subscribed capital	$-	$-	$-	$2,027,400

Total payment for acquisition of subsidiaries
Cash	$-	$-	$14,527	$5,704
Prepaid expenses	-	-	4,317	16,500
Other receivable - related party	-	-	43,448	210,259
Property and equipment - net	-	-	-	5,152
Goodwill	-	-	24,798	344,594
Accrued expenses	-	-	-	(60,640)
Other payable	-	-	-	(518,219)

Total payment for acquisition of subsidiaries	$-	$-	$87,090	$3,350

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 - Organization

Aerkomm Inc. (formerly Maple Tree Kids Inc.) (“Aerkomm”) was incorporated on August 14, 2013 in the State of Nevada. Aerkomm was a retail distribution company selling all of its products over the internet in the United States, operating in the infant and toddler products business market.

On December 28, 2016, Aircom Pacific Inc. (“Aircom”) purchased 140,000 shares of Aerkomm’s common stock, representing approximately 86.3% of Aerkomm’s issued and outstanding common stock as of the closing date of purchase. As a result of the transaction, Aircom became the controlling shareholder of Aerkomm.

On February 13, 2017, Aerkomm entered into a share exchange agreement (“Exchange Agreement”) with Aircom and its shareholders, pursuant to which Aerkomm acquired 100% of the issued and outstanding capital stock of Aircom in exchange for approximately 99.7% of the issued and outstanding capital stock of Aerkomm (or 87.81% on a fully-diluted basis). As a result of the share exchange, Aircom became a wholly-owned subsidiary of Aerkomm, and the former shareholders of Aircom became the holders of approximately 99.7% of Aerkomm’s issued and outstanding capital stock.

Aircom was incorporated on September 29, 2014 under the laws of the State of California.

On December 31, 2014, Aircom acquired a newly incorporated subsidiary, Aircom Pacific Ltd. (“Aircom Seychelles”), a corporation formed under the laws of the Republic of Seychelles. Aircom Seychelles was formed to facilitate Aircom’s global corporate structure for both business operations and tax planning. Presently, Aircom Seychelles has no operations. Aircom is working with corporate and tax advisers in finalizing its global corporate structure and has not yet concluded its final plan.

On October 17, 2016, Aircom acquired a wholly owned subsidiary, Aircom Pacific Inc. Limited (“Aircom HK”), a corporation formed under the laws of Hong Kong. The purpose of Aircom HK is to conduct Aircom’s business and operations in Hong Kong. Presently, its primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in Hong Kong. Aircom HK is also actively seeking strategic partnerships whom Aircom may leverage in order to provide more and better services to its customers. Aircom also plans to provide local supports to Hong Kong-based airlines via Aircom HK and teleports located in Hong Kong.

On December 15, 2016, Aircom acquired a wholly owned subsidiary, Aircom Japan, Inc. (“Aircom Japan”), a corporation formed under the laws of Japan. The purpose of Aircom Japan is to conduct business development and operations located within Japan. Aircom Japan is in the process of applying for, and will be the holder of, Satellite Communication Blanket License in Japan, which is necessary for Aircom to provide services within Japan. Aircom Japan will also provide local supports to airlines operating within the territory of Japan.

Aircom Telecom LLC (“Aircom Taiwan”), which became a wholly owned subsidiary of Aircom in December 2017, was organized under the laws of Taiwan on June 29, 2016.Aircom Taiwan is responsible for Aircom’s business development efforts and general operations within Taiwan.  The Company is currently planning to locate the site of our first ground station in Taiwan and expects to raise sufficient funds to move forward with this project (although that cannot be guaranteed), Aircom Taiwan will play a significant role in building and operating that ground station.

On June 13, 2018, Aerkomm established a new wholly owned subsidiary, Aerkomm Taiwan Inc. (“Aerkomm Taiwan”), a corporation formed under the laws of Taiwan. The purpose of Aerkomm Taiwan is to purchase a parcel of land for ground station building and operate the ground station for data processing.

On November 15, 2018, Aircom Taiwan acquired a wholly owned subsidiary, Beijing Yatai Communication Co., Ltd. (“Aircom Beijing”), a corporation formed under the laws of China. The purpose of Aircom Beijing is to conduct Aircom’s business and operations in China. Presently, its primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in China as most business conducted in China requires a local registered company. Aircom Beijing is also actively seeking strategic partnerships whom Aircom may leverage in order to provide more and better services to its customers. Aircom also plans to provide local supports to China-based airlines via Aircom Beijing and teleports located in China.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 - Organization - Continued

Aircom and its subsidiaries (the “Company”) are full-service, development stage providers of in-flight entertainment and connectivity solutions with their initial market in the Asian Pacific region.

The Company has not generated significant revenues, excluding non-recurring revenues from affiliates in the second quarter of fiscal 2018, and will incur additional expenses as a result of being a public reporting company. Currently, the Company has taken measures that management believes will improve its financial position by financing activities, including through ongoing public offerings, short-term borrowings and equity contributions. On April 23, 2019, the Company filed a post-effective amendment No. 2 with the Securities and Exchange Commission (the “SEC”), to extend the public offering to attempt to raise the remaining $16.44 million of the originally registered public offering amount, as well as the $9 million over-subscription option amount (see Note 11). Furthermore, two of the Company’s current shareholders (the “Lenders”) each committed to provide to the Company a $10 million bridge loan (together, the “Loans”) for an aggregate principal amount of $20 million, to bridge the Company’s cash flow needs prior to its obtaining a mortgage loan to be secured by a parcel of land (the “Land”) the Company intends to purchase in Taiwan. The Lenders also agreed to an earlier closing of up to 25% of the principal amounts of the Loans upon the Company’s request prior to the time that title to the Land is vested in the Company’s subsidiary, Aerkomm Taiwan, to pay the outstanding payable to the Company’s vendors (see Note 17). With the $16.44 million to be raised in the remainder of the Company’s ongoing public offering and the $20 million in Loans committed by the Lenders, the Company believes its working capital will be adequate to sustain its operations for the next twelve months.

On January 16, 2019, the Company completed a 1-for-5 reverse split of the Company’s authorized, issued and outstanding shares of common stock, which was completed by the filing of a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State on December 26, 2018 (see Note 15). All of the references in these financial statements to authorized common stock and issued and outstanding common stock have been adjusted to reflect this reverse split.

NOTE 2 - Summary of Significant Accounting Policies

Changes in Fiscal Year

On February 12, 2019, the Company’s Board of Directors approved a change in the Company’s fiscal year end from March 31 to December 31. Year-over-year quarterly financial data continue to be comparative to prior periods as the three months that comprise each fiscal quarter in the new fiscal year are the same as those in the Company’s historical financial statements.

Unaudited Interim Financial Information

The accompanying consolidated balance sheet as of March 31, 2019, the consolidated statements of operations and comprehensive loss and cash flows for the three months ended March 31, 2019 and the consolidated statement of changes in stockholders’ equity for the three-month period ended March 31, 2019 are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position as of March 31, 2019 and results of operations and cash flows for the three months ended March 31, 2019. The financial data and the other information disclosed in these notes to the consolidated financial statements related to these three months are unaudited. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or for any other interim period or other future year.

Principle of Consolidation

Aerkomm consolidates the accounts of its subsidiaries, Aircom, Aircom Seychelles, Aircom HK, Aircom Japan, Aircom Taiwan, Aerkomm Taiwan and Aircom Beijing. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications of Prior Period Presentation

Certain prior period balance sheet and income statement amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash in banks. As of March 31, 2019, December 31, 2018 and 2017, all cash in bank was fully insured by the Federal Deposit Insurance Corporation (FDIC) for the Company and no balance of cash in foreign bank exceeded the amount insured by local deposit insurance.

The Company performs ongoing credit evaluation of its customers and requires no collateral. An allowance for doubtful accounts is provided based on a review of the collectability of accounts receivable. The Company determines the amount of allowance for doubtful accounts by examining its historical collection experience and current trends in the credit quality of its customers as well as its internal credit policies. Actual credit losses may differ from management’s estimates.

Inventories

Inventories are recorded at the lower of weighted-average cost or net realizable value. The Company assesses the impact of changing technology on its inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred.

Depreciation is computed by using the straight-line and double declining methods over the following estimated service lives: ground station equipment – 5 years, computer equipment - 3 to 5 years, furniture and fixtures - 5 years, satellite equipment – 5 years, vehicles – 5 years and lease improvement – 5 years.

Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress.

Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to income in the period of sale or disposal.

The Company reviews the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. It determined that there was no impairment loss for the three-month period ended March 31, 2019.

Right-of-Use Asset and Lease Liability

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements.

A lessee should recognize the lease liability to make lease payments and the right-of-use asset representing its right to use the underlying asset for the lease term. For operating leases, a right-of-use asset and a lease liability are initially measured at the present value of the lease payments. The amortization of the right-of-use asset is allocated over the lease term generally on a straight-line basis.

For the lease within a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term.

Goodwill and Purchased Intangible Assets

The Company’s goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of net assets acquired from acquisition of subsidiaries. The Company tests goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.

Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Purchased intangible asset consists of satellite system software and is amortized over 10 years.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Fair Value of Financial Instruments

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 - Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of the Company’s cash, accounts receivable, other receivable, short-term loan and other payable approximated their fair value due to the short-term nature of these financial instruments.

Revenue Recognition

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied, which generally occurs upon the transfer of control in accordance with the contractual terms and conditions of the sale. The Company’s major revenue for the year ended December 31, 2018 was the development of a small cell server terminal which will be utilized in the construction of a satellite-based ground communication system networks. The Company also had minor revenue from providing installation and testing services of a satellite-based ground connectivity system. The majority of the Company’s revenue is recognized at a point in time when product is shipped or service is provided to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods, which includes estimates for variable consideration.

Research and Development Costs

Research and development costs are charged to operating expenses as incurred. For the three-month periods ended March 31, 2019 and 2018 and the years ended December 31, 2018 and 2017 the Company incurred $416,231 (unaudited), $90,750, $1,541,952 and $336,000 of research and development costs, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Adjustments to prior period’s income tax liabilities are added to or deducted from the current period’s tax provision.

The Company follows FASB guidance on uncertain tax positions and has analyzed its filing positions in all the federal, state and foreign jurisdictions where it is required to file income tax returns, as well as all open tax years in those jurisdictions. The Company files income tax returns in the US federal, state and foreign jurisdictions where it conducts business. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its consolidated financial position, results of operations, or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

The Company’s policy for recording interest and penalties associated with any uncertain tax positions is to record such items as a component of income before taxes. Penalties and interest paid or received, if any, are recorded as part of other operating expenses in the consolidated statement of operations.

Translation Adjustments

If a foreign subsidiary’s functional currency is the local currency, translation adjustments will result from the process of translating the subsidiary’s financial statements into the reporting currency of the Company. Such adjustments are accumulated and reported under other comprehensive income (loss) as a separate component of stockholders’ equity.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing income available to common shareholders by the weighted-average number of shares of common outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include stock warrants and outstanding stock options, shares to be purchased by employees under the Company’s employee stock purchase plan.

Subsequent Events

The Company has evaluated events and transactions after the reported period up to May 10, 2019, the date on which these consolidated financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2019 have been included in these consolidated financial statements.

NOTE 3 - Recent Accounting Pronouncements

Financial Instruments

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting ASU 2016-13 on its consolidated financial statements.

Intangibles

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

NOTE 4 - Inventories

As of March 31, 2019 and December 31, 2018 and 2017, inventories consisted of the following:

	March 31, 2019	December 31, 2018	December 31, 2017
	(Unaudited)
Satellite equipment for sale under construction	$1,329,639	$-	$197,645
Parts	-	-	11,029
Supplies	5,219	5,273	5,540
	1,334,858	5,273	214,214
Allowance for inventory loss	(5,219)	(5,273)	(5,540)
Net	$1,329,639	$-	$208,674

As of March 31, 2019, the Company transferred construction in progress and Prepayment - Equipment in the amount of $895,014 and $54,625, respectively, to inventories. As of December 31, 2018, the Company transferred inventories in the amount of $11,029 to R&D expenses.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 5 - Property and Equipment

For the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, the changes in cost of property and equipment were as follows:

	Computer software and equipment	Furniture and fixture	Satellite Equipment	Ground station equipment	Vehicle	Leasehold Improvement	Total
January 1, 2017	$118,911	$10,006	$-	$-	$-	$-	$128,917
Addition	992	-	275,410	-	-	-	276,402
December 31, 2017	119,903	10,006	275,410	-	-	-	405,319
Addition	201,167	23,338	-	1,854,027	141,971	87,721	2,308,224
December 31, 2018	321,070	33,344	275,410	1,854,027	141,971	87,721	2,713,543
Addition	-	1,275	-	-	-	-	1,275
March 31, 2019 (Unaudited)	$321,070	$34,619	$275,410	$1,854,027	$141,971	$87,721	$2,714,818

For the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017, the changes in accumulated depreciation for property and equipment were as follows:

	Computer software and equipment	Furniture and fixture	Satellite Equipment	Ground station equipment	Vehicle	Leasehold Improvement	Total
January 1, 2017	$39,604	$4,221	$-	$-	$-	$-	$43,825
Addition	17,159	1,997	37,611	-	-	-	56,767
December 31, 2017	56,763	6,218	37,611	-	-	-	100,592
Addition	44,366	3,153	53,749	92,701	21,980	5,508	221,457
December 31, 2018	101,129	9,371	91,360	92,701	21,980	5,508	322,049
Addition	16,048	1,693	13,771	92,701	8,496	4,717	137,426
March 31, 2019 (Unaudited)	$117,177	$11,064	$105,131	$185,402	$30,476	$10,225	$459,475

As of January 1, 2017, construction in progress of $3,660,000 was the payment for the construction of ground station equipment relating to satellite communication system and in-flight system for the Company’s internal use. In 2017, one of the purchase contracts related to onboard equipment became undeliverable. Therefore, the Company reclassified the relevant payment of $410,000 recorded under construction in progress to other receivable. As a result, the balance of construction in progress was reduced to $3,250,000 as of December 31, 2017.  On April 3, 2018, the Company reversed its payable to vendor and construction in progress in the amount of $262,141 due to the termination of the project. As of December 31, 2018, the balance of construction in progress was $1,311,245 after the Company incurred additional $899,185 in construction in progress, while transferred construction in progress in the amount of $721,799 to R&D expenses and $1,854,027 to ground station equipment. As of March 31, 2019, the balance of construction in progress was $0 (unaudited) after the Company transferred $416,231 (unaudited) to R&D expenses and $895,014 (unaudited) to inventories. The Company also transferred $54,625 (unaudited) of prepayment for equipment to inventory.

On May 1, 2018, the Company and Aerkomm Taiwan entered into a binding memorandum of understanding with Tsai Ming-Yin (the “Seller”) with respect to the acquisition by Aerkomm Taiwan of a parcel of land located in Taiwan. The land is expected to be used to build a satellite ground station and data center. On July 10, 2018, the Company, Aerkomm Taiwan and the Seller entered into a certain real estate sales contract regarding this acquisition. Pursuant to the terms of the contract, and subsequent amendments on July 30, 2018, September 4, 2018, November 2, 2018 and January 3, 2019, the Company paid to the seller in installments refundable prepayment of $33.85 million as of December 31, 2018. The remaining amount of the purchase price, $624,462, which may also be paid in installments, must be paid in full by the Company and Aerkomm Taiwan in cash before January 4, 2019, which was subsequently extended to July 4, 2019. As of March 31, 2019, the estimated commission payable for the land purchase in the amount of $1,369,148 was recorded to the cost of land.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 6 - Intangible Asset, Net

For the three months ended March 31, 2019 and the year ended December 31, 2018 and 2017, the changes in cost and accumulated amortization for intangible asset were as follows:

	Satellite System software	Accumulated amortization	Net Cost
January 1, 2017	$4,950,000	$(577,500)	$4,372,500
Addition	-	(495,000)	(495,000)
December 31, 2017	4,950,000	(1,072,500)	3,877,500
Addition	-	(495,000)	(495,000)
December 31, 2018	4,950,000	(1,567,500)	3,382,500
Addition	-	(123,750)	(123,750)
March 31, 2019 (Unaudited)	$4,950,000	$(1,691,250)	$3,258,750

NOTE 7 - Short-term Bank Loan

The Company has an unsecured short-term bank credit line of $10,000, which matured on June 14, 2018, from a local bank with an annual interest rate of 4.75%. The Company repaid the bank loan in full on May 24, 2018.

NOTE 8 - Operating Lease Right-of-Use Asset

As of March 31, 2019, the cost and accumulated amortization for operating lease right-of-use asset were as follows:

March 31, 2019
(Unaudited)
Right-of-used asset	$700,065
Accumulated amortization	(115,710)
Net	$584,355

NOTE 9 – Lease Liability

A.	Lease term and discount rate

The weighted-average remaining lease term (in years) and discount rate related to the operating leases were as follows:

Three Months Ended March 31, 2019
Weighted-average remaining lease term	1 year
Weighted-average discount rate	6.00%

As most of our leases do not provide an implicit rate, we use the prime rate based on the information available at the lease commencement date to determine the present value of lease payments.

B.	Maturity of lease liabilities

	Related Party	Others	Total
Remainder of 2019	$65,481	$415,815	$481,296
2020	16,695	205,254	221,949
Total lease payments	$82,176	$621,069	$703,245
Less: Imputed interest	(3,091)	(23,528)	(26,619)
Present value of lease liabilities	$79,085	$597,541	$676,626
Current portion	62,550	438,777	501,327
Non-current portion	$16,535	$158,764	$175,299

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 10 - Income Taxes

Income tax expense for the three-month periods ended March 31, 2019 and 2018 and the years ended December 31, 2018 and 2017 consisted of the following:

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017
Current:	(Unaudited)
Federal	$-	$-	$61	$3,033
State	1,600	2,400	2,400	800
Foreign	1,633	1,662	1,662	4,686
Total	$3,233	$4,062	$4,123	$8,519

The following table presents a reconciliation of the Company’s income tax at statutory tax rate and income tax at effective tax rate for the three-month periods ended March 31, 2019 and 2018 and years ended December 31, 2018 and 2017.

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Tax benefit at statutory rate	$(605,770)	$(294,826)	$(1,710,626)	$(2,328,620)
Net operating loss carryforwards (NOLs)	273,067	172,225	1,483,725	1,760,600
Foreign investment losses	116,500	11,100	140,000	35,800
Stock-based compensation expense	65,700	57,919	298,819	594,800
Amortization expense	(12,800)	(1,700)	(40,100)	(11,200)
Accrued R&D expense	-	-	(168,000)	-
Accrued payroll	107,600	-	(6,500)	-
Others	58,936	59,344	6,805	(42,861)
Tax expense at effective tax rate	$3,233	$4,062	$4,123	$8,519

Deferred tax assets (liability) as of March 31, 2019 and December 31, 2018 and 2017 consist approximately of:

	March 31, 2019	December 31, 2018	December 31, 2017
	(Unaudited)
Net operating loss carryforwards (NOLs)	$6,138,000	$5,632,000	$2,057,000
Stock-based compensation expense	893,000	893,000	489,000
Accrued expenses and unpaid payable	381,000	184,000	443,000
Tax credit carryforwards	68,000	68,000	68,000
Excess of tax amortization over book amortization	(847,000)	(818,000)	(658,000)
Others	308,000	131,000	-
Gross	6,941,000	6,090,000	2,399,000
Valuation allowance	(6,941,000)	(6,090,000)	(2,399,000)
Net	$-	$-	$-

Management does not believe the deferred tax assets will be utilized in the near future; therefore, a full valuation allowance is provided. The net change in deferred tax assets valuation allowance was an increase of approximately $851,000 and $3,691,000 for the three months ended March 31, 2019 and the year ended December 31, 2018.

As of December 31, 2017, the Company had federal NOLs of approximately $6,686,000 available to reduce future federal taxable income, expiring in 2037. As of March 31, 2019 and December 31, 2018, additional federal NOLs of approximately $13,313,000 and $12,515,000, respectively, were generated and will be carried forward indefinitely to reduce future federal taxable income. As of March 31, 2019, December 31, 2018 and 2017, the Company had State NOLs of approximately $21,995,000, $21,049,000 and $7,897,000, respectively, available to reduce future state taxable income, expiring in 2039.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 10 - Income Taxes - Continued

As of March 31, 2019, December 31, 2018 and 2017, the Company has Japan NOLs of approximately $323,000, $319,000 and $326,000 available to reduce future Japan taxable income, expiring in 2028.

As of March 31, 2019, December 31, 2018 and 2017, the Company has Taiwan NOLs of approximately $443,000, $253,000 and $0 available to reduce future Taiwan taxable income, expiring in 2028.

As of March 31, 2019, December 31, 2018 and 2017, the Company had approximately $37,000, $37,000 and $37,000 of federal research and development tax credit, available to offset future federal income tax. The credit begins to expire in 2034 if not utilized. As of March 31, 2019, December 31, 2018 and 2017, the Company had approximately $39,000, $39,000 and $39,000 of California state research and development tax credit available to offset future California state income tax. The credit can be carried forward indefinitely.

The Company’s ability to utilize its federal and state NOLs to offset future income taxes is subject to restrictions resulting from its prior change in ownership as defined by Internal Revenue Code Section 382. The Company does not expect to incur the limitation on NOLs utilization in future annual usage.

NOTE 11 - Capital Stock

1)	Preferred Stock:

The Company is authorized to issue 50,000,000 shares of preferred stock, with par value of $0.001. As of March 31, 2019, there were no preferred stock shares outstanding. The Board of Directors has the authority to issue preferred stock in one or more series, and in connection with the creation of any such series, by resolutions providing for the issuance of the shares thereof, to determine dividends, voting rights, conversion rights, redemption privileges and liquidation preferences.

2)	Common Stock:

The Company is authorized to issue 90,000,000 shares of common stock, reflecting a reverse split in the ratio of 1 for 5 effective January 16, 2019, with par value of $0.001.

On February 13, 2017, all of Aircom’s 5,513,334 restricted shares were converted to 2,055,947 shares of Aerkomm’s restricted stock at the ratio of 2.681651 to 1, pursuant to the Exchange Agreement (see Note 1). As of March 31, 2019, December 31, 2018 and 2017, the restricted shares consisted of the following:

	March 31, 2019	December 31, 2018	December 31, 2017

Restricted stock - vested	1,802,373	1,802,373	2,047,661
Restricted stock - unvested	149,162	149,162	8,286
Total restricted stock	1,951,535	1,951,535	2,055,947

The unvested shares of restricted stock were recorded under a deposit liability account awaiting future conversion to common stock when they become vested. On December 21, 2018, the Company repurchased and cancelled an aggregate of 104,413 unvested shares of restricted common stock for a purchase price of $0.0067 per share.

On March 31, 2017, the Company completed its private placement offering of 100,000 shares of common stock at a price of $15.00 per share for the aggregate amount of $1,500,000.

On June 6, 2017, the Company completed its private placement offering of 12,000 shares of common stock at a price of $25.00 per share for the aggregate amount of $300,000. Additionally, on June 6, 2017, pursuant to a settlement and release agreement with Priceplay Taiwan Inc. (“PPTW”) dated March 31, 2017, among the Company, PPTW and Aircom, the Company issued 32,772 shares of its common stock to PPTW in settlement of an outstanding $819,300 obligation of Aircom to PPTW. Additionally, pursuant to a similar settlement and release agreement with Priceplay.com, Inc. (“PPUS”) dated March 31, 2017, the Company issued 29,480 shares of its common stock to PPUS in settlement of an outstanding $737,000 obligation of Aircom to PPUS, and pursuant to a third similar settlement and release agreement with Aircom and dMobile System Co. ltd. (dMobile), it issued 18,844 shares of its common stock to dMobile in settlement of an outstanding $471,100 obligation of Aircom to dMobile. In the aggregate, the Company has issued 81,096 shares to the three settlement recipients at a price of $25.00 per share for a total of $2,027,400.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11 - Capital Stock - Continued

On July 5, 2017, the Company completed its first closing of a private placement offering in which it sold 1,000 shares of its common stock to Daniel Shih, the Company’s co-founder, at a price of $27.50 per share for a total of $27,500. The Company conducted additional closings in July and August for a total of $517,413. As of October 31, 2017, the total subscribed capital amounted to $544,913. On October 31, 2017, the Company completed this private placement offering of 52,818 shares of common stock at a price of $27.50 per share for the aggregate amount of $1,452,473.

On November 30, 2017 and June 30, 2018, the Company issued 16,000 and 4,000 and 8,000 and 2,000 shares of its common stock to Integra Consulting Group LLC (“Integra”) and Anthony D. Altavilla, principal of Integra, respectively, according to the Consulting Agreement signed on November 15, 2017 between the Company and Integra.

As of March 31, 2018, the Company completed its private placement offering of 24,666 shares of its common stock at a price of $28.00 per share for the aggregate amount of $690,648. As of March 31, 2018, the common shares were issued and the subscriptions receivable of $559,608 were collected subsequently in April and May, 2018.

On May 14, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC (“Boustead”) in connection with the public offering, issuance and sale of up to 1,411,782 shares of the Company’s common stock on a best efforts basis, with a minimum requirement of 117,647 shares, at the public offering price of $42.50 (originally $8.5 per share before 1 to 5 reverse split) per share, less underwriting discounts, for minimum gross proceeds of $5,000,000 and up to a maximum of $60,000,000. As of December 31, 2018, pursuant to the Underwriting Agreement, the Company had issued an aggregate of 1,024,980 shares of common stock (including 19 shares that were added as a result of rounding in connection with the one-for-five reverse split concluded on January 16, 2019) for gross proceeds of $43,560,894, or net proceeds of $39,810,204. On April 23, 2019, the Company filed a post-effective amendment No. 2 with the Securities and Exchange Commission (the “SEC”) to extend the Offering to attempt to raise the remaining $16.44 million of the amount that was originally registered in the Offering, as well as a $9 million over-subscription option amount.

As of December 31, 2018, one non-employee with qualified stock options exercised the stock options and transferred to 3,935 shares of the Company’s common stock.

3)	Stock Warrant:

The Company has entered into a service agreement which provides for the issuance of warrants to purchase shares of its common stock to a service provider as payment for services. The warrants allow the service provider to purchase a number of shares of Aerkomm common stock equal to the service fee value divided by 85% of the share price paid by investors for Aerkomm’s common stock in the first subsequent qualifying equity financing event, at an exercise price of $0.05 per share. For the three-month periods ended March 31, 2019 and 2018 and the year ended December 31, 2018, Aerkomm has issued additional stock warrants exercisable for $0, $26,667 and $56,667, respectively, in value of Aerkomm common stock to the service provider as payment for additional services. As of March 31, 2019, these warrants are equivalent to 4,891 shares of the Company’s common stock.

In connection with the Underwriting Agreement with Boustead, the Company agreed to issue to Boustead warrants to purchase a number of the Company’s shares equal to 6% of the gross proceeds of the public offering, which shall be exercisable, in whole or in part, commencing on April 13, 2018 and expiring on the five-year anniversary at an initial exercise price of $53.125 per share, which is equal to 125% of the offering price paid by investors. As of March 31, 2019 and December 31, 2018, the Company issued warrants to Boustead to purchase 61,498 shares of the Company’s stock and the total warrant value is $125,500 (unaudited) and $193,700.  For the three-month period ended March 31, 2019 and the year ended December 31, 2018, the Company recorded $68,200 (unaudited) and $484,500 to decrease additional paid-in capital as the adjustment for the issuance costs of these stock warrants.

NOTE 12 - Major Customer

The Company has one major customer, which represents 10% or more of the total sales of the Company for the period. Sales to and account receivable from the customer for the year ended and as of December 31, 2018 were $1,745,000.

NOTE 13 - Major Vendor

The Company has one major vendor, which represents 10% or more of the total purchases of the Company for the period. Purchases from and account payable to the vendor for the year ended and as of December 31, 2018 were $1,650,000.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 14 - Related Party Transactions

A.	Name of related parties and relationships with the Company:

Related Party	Relationship
Daniel Shih*	Co-founder and former stockholder; Aircom’s CEO and Director between February 13, 2017 and April 26, 2017; Aircom’s CFO between February 13, 2017 and May 5, 2017
Dmedia Holding LP (“Dmedia”)	23.99% stockholder
Bummy Wu	Shareholder
Jeffrey Wun	Shareholder and CEO of Aerkomm and Aircom
Yih Lieh (Giretsu) Shih	President of Aircom Japan
Hao Wei Peng	Employee of Aircom Taiwan and founding owner of Aircom Taiwan prior to 12/19/2017
Louis Giordimaina	COO - Aviation of Aircom
Klingon Aerospace, Inc. (“Klingon”)	Daniel Shih was the Chairman from February 2015 to February 2016
Wealth Wide Int’l Ltd. (“WWI”)	Bummy Wu, a shareholder, is the Chairman
WISD Intellectual Property Agency, Ltd. (“WISD”)	Patrick Li, Director of Aircom, is the Chairman; Chih-Ming (Albert) Hsu, Director of the Company, is a Director

*	Daniel Shih has relinquished “beneficial ownership” of substantially all of his equity interests in the Company (whether held directly or indirectly) in a manner acceptable to the Company. This means that Daniel Shih no longer, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, securities, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of the Company’s common stock. Daniel Shih has also removed himself from any and all activities relating to the Company’s business, including, but not limited to managerial, directional, advisory, promotional, developmental and fund-raising activities, effective upon the effectiveness of the registration statement on Form S-1 originally filed with the SEC on December 20, 2017 and declared effective on April 13, 2018, as amended and supplemented to date. Additionally, Barbie Shih (Barbie), Daniel Shih’s wife, was not re-elected to the Company’s board of directors on December 29, 2017. As a result of these events, neither Daniel nor Barbie will maintain any active affiliation with, or material beneficial ownership interest in, the Company.

B.	Significant related party transactions:

The Company has extensive transactions with its related parties. It is possible that the terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.

a.	As of March 31, 2019, December 31, 2018 and 2017:

	March 31, 2019	December 31, 2018	December 31, 2017
	(Unaudited)
Other receivable from Hao Wei Peng[1]	$-	$-	$46,743
Temporary deposit to Bummy Wu2	$-	$100,067	$-
Rental deposit to Daniel Shih	$2,440	$2,462	$2,396
Loan from Dmedia[3]	$182,500	$-	$-
Operating lease liability to:
Daniel Shih[5]	$24,159	$-	$-
WWI [7]	54,926	-	-
Total	$79,085	$-	$-
Other payable to:
Klingon[4]	$762,000	$762,000	$762,000
Jeffrey Wun[6]	49,162	46,236	22,327
Louis Giordimaina	20,950	6,071	-
Daniel Shih[5]	13,325	13,444	128,543
Yih Lieh (Giretsu) Shih[6]	88,995	15,497	76,600
Hao Wei Peng [6]	47,492	47,879	-
WWI[7]	39,134	39,224	9,410
Others[6]	53,336	18,947	83,515
Total	$1,074,394	$949,298	$1,082,395

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 14 - Related Party Transactions - Continued

1.	Represents receivable from Mr. Peng due to the transactions prior to the acquisition of Aircom Telecom on December 19, 2017. The amount is subsequently collected on January 4, 2018.

2.	In November 2018, Aircom HK’s bank account was temporarily frozen by its local bank in Hong Kong (the “HK bank”) due to Aircom HK’s failure to timely submit to the HK bank corporate documentation relating to the corporate organization and goodstanding of Aircom HK’s parent company, Aircom, and Aircom’s parent company, Aerkomm. To avoid a potential cash flow issue resulting from this temporary account freeze, Aircom HK withdrew $100,067 in cash from the HK bank and temporarily deposited it in an existing related party’s bank account at a different bank for safe keeping. The Aircom HK’s bank account with the HK bank was reactivated by the HK bank subsequently and the cash that was transferred to the related party’s account was redeposited into Aircom HK’s bank account at the HK bank in February 2019.

3.	Represents short-term loan from Dmedia. This short-term loan has an expiration date of January 30, 2020 and an annual interest rate of 3%.

4.	On March 9, 2015, the Company entered into a 10-year purchase agreement with Klingon. In accordance with the terms of this agreement, Klingon agreed to purchase from the Company an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. As of December 31, 2018, the Company received $762,000 from Klingon in milestone payments towards the equipment purchase price. Since the project might not be successful, the Company reclassified the balance from customer prepayment to other payable due to uncertainty.

5.	The amount represents rental payable.

6.	Represents payable to employees as a result of regular operating activities.

7.	Represents rent for a warehouse in Hong Kong to store the Company’s hardware and another rent for the Hong Kong office starting June 28, 2018.

b.	For the three-month periods ended March 31, 2019 and 2018 and years ended December 31, 2018 and 2017:

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017
	(Unaudited)
Consulting expense paid to Louis Giordimaina	$-	$134,971	$222 ,246	$-
Consulting expense paid to Yun Shu Chiou	-	-	-	55,000
Legal expense paid to WISD	-	-	10,779	-
Amortization expense of right -of-use assets charged by Daniel Shih	3,970	4,040	-	-
Amortization expense of right -of-use assets charged by WWI	11,432	1,350	-	-
Rent expense charged by Daniel Shih	-	-	15,851	20,232
Rent expense charged by WWI	-	-	28,836	3,150
Interest expense charged by Dmedia	298	1,201	3,116	-

On May 25, 2018, Mr. Louis Giordimaina was converted from a consultant to a full-time employee and was appointed as Chief Operating Officer – Aviation. The consulting expense paid for the year ended December 31, 2018 in the amount of $222,246 represents the consulting services provided prior to the conversion.

Aircom Japan entered into a lease agreement with Daniel Shih, between August 1, 2014 and July 31, 2016, which was renewed on July 31, 2018. Pursuant to the terms of this lease agreement, Aircom Japan pays Daniel Shih a rental fee of approximately $1,200 per month. The lease will be expired on June 2020.

Aircom engaged WISD to handle its filing of patent and trademark applications.

The Company has a lease agreement with WWI with monthly rental cost of $450. The lease term was from June 1, 2017 to May 31, 2018 and the lease was not renewed. The Company has another lease agreement with WWI for its office space in Hong Kong with monthly rental cost of HKD 30,000. The lease term is from June 28, 2018 to June 27, 2020.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 - Stock Based Compensation

In March 2014, Aircom’s Board of Directors adopted the 2014 Stock Option Plan (the “Aircom 2014 Plan”). The Aircom 2014 Plan provided for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of Aircom. On February 13, 2017, pursuant to the Exchange Agreement, Aerkomm assumed the options of Aircom 2014 Plan and agreed to issue options for an aggregate of 1,088,882 shares to Aircom’s stock option holders.

One-third of stock option shares will be vested as of the first anniversary of the time the option shares are granted or the employee’s acceptance to serve the Company, and 1/36th of the shares will be vested each month thereafter. Option price is determined by the Board of Directors. The Aircom 2014 Plan became effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aircom 2014 Plan.

On May 5, 2017, the Board of Directors of Aerkomm adopted the Aerkomm Inc. 2017 Equity Incentive Plan (the “Aerkomm 2017 Plan” and together with the Aircom 2015 Plan, the “Plans”)) and the reservation of 1,000,000 shares of common stock for issuance under the Aerkomm 2017 Plan. On June 23, 2017, the Board of Directors voted to increase the number of shares of common stock reserved for issuance under the Aerkomm 2017 Plan to 2,000,000 shares. The Aerkomm 2017 Plan provides for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of the Company, as determined by the Compensation Committee of the Board of Directors (or, prior to the establishment of the Compensation Committee on January 23, 2018, the Board of Directors).

On June 23, 2017, the Board of Directors agreed to issue options for an aggregate of 291,000 shares under the Aerkomm 2017 Plan to certain officers and directors of the Company. The option agreements are classified into three types of vesting schedule, which includes, 1) 1/6 of the shares subject to the option shall vest commencing on the vesting start date and the remaining shares shall vest at the rate of 1/60 for the next 60 months on the same day of the month as the vesting start date; 2) 1/4 of the shares subject to the option shall vest commencing on the vesting start date and the remaining shares shall vest at the rate of 1/36 for the next 36 months on the same day of the month as the vesting start date; 3) 1/3 of the shares subject to the option shall vest commencing on the first anniversary of vesting start date and the remaining shares shall vest at the rate of 50% each year for the next two years on the same day of the month as the vesting start date.

On July 31, 2017, the Board of Directors approved to issue options for an aggregate of 109,000 shares under the Aerkomm 2017 Plan to 11 of its employees. 1/3 of these shares subject to the option shall vest commencing on the first anniversary of vesting start date and the remaining shares shall vest at the rate of 50% each year for the next two years on the same day of the month as the vesting start date.

On December 29, 2017, the Board of Directors approved to issue options for an aggregate of 12,000 shares under the Aerkomm 2017 Plan to three of the Company’s independent directors, 4,000 shares each. All of these options were vested immediately upon issuance.

On June 19, 2018, the Compensation Committee approved to issue options for 32,000 and 30,000 shares under the Aerkomm 2017 Plan to two of the Company executives. One-fourth of the 32,000 shares subject to the option shall vest on May 1, 2019, 2020, 2021 and 2022, respectively. One-third of the 30,000 shares subject to the option shall vest on May 29, 2019, 2020 and 2021, respectively.

On December 29, 2018, the Compensation Committee approved to issue options for an aggregate of 12,000 shares under the Aerkomm 2017 Plan to three of the Company’s independent directors, 4,000 shares each. All of these options were vested immediately upon issuance.

Option price is determined by the Compensation Committee. The Aerkomm 2017 Plan has been adopted by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aerkomm 2017 Plan. The Aerkomm 2017 Plan was approved by the Company’s stockholders on March 28, 2018.

Valuation and Expense Information

Measurement and recognition of compensation expense based on estimated fair values is required for all share-based payment awards made to its employees and directors including employee stock options. The Company recognized compensation expense of $313,042 (unaudited) and $275,806 for the three-month periods ended March 31, 2019 and 2018, respectively, and $1,422,961 and $1,749,447 for the years ended December 31, 2018 and 2017, respectively, related to such employee stock options.

Determining Fair Value

Valuation and amortization method

The Company uses the Black-Scholes option-pricing-model to estimate the fair value of stock options granted on the date of grant or modification and amortizes the fair value of stock-based compensation at the date of grant on a straight-line basis for recognizing stock compensation expense over the vesting period of the option.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 - Stock Based Compensation - Continued

Expected term

The expected term is the period of time that granted options are expected to be outstanding. The Company uses the SEC’s simplified method for determining the option expected term based on the Company’s historical data to estimate employee termination and options exercised.

Expected dividends

The Company does not plan to pay cash dividends before the options are expired. Therefore, the expected dividend yield used in the Black-Scholes option valuation model is zero.

Expected volatility

Since the Company has no historical volatility, it used the calculated value method which substitutes the historical volatility of a public company in the same industry to estimate the expected volatility of the Company’s share price to measure the fair value of options granted under the Plans.

Risk-free interest rate

The Company based the risk-free interest rate used in the Black-Scholes option valuation model on the market yield in effect at the time of option grant provided in the Federal Reserve Board’s Statistical Releases and historical publications on the Treasury constant maturities rates for the equivalent remaining terms for the Plans.

Forfeitures

The Company is required to estimate forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate option forfeitures and records share-based compensation expense only for those awards that are expected to vest.

The Company used the following assumptions to estimate the fair value of options granted in 2018 and 2017 under the Plans as follows:

Assumptions
Expected term	5-10 years
Expected volatility	45.81% - 61.78%
Expected dividends	0%
Risk-free interest rate	1.77% - 2.99%
Forfeiture rate	0% - 5%

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 - Stock Based Compensation - Continued

Aircom 2014 Plan

A summary of the number of shares, weighted average exercise price and estimated fair value of options for Aircom 2014 Plan as of December 31, 2017 and 2018 and March 31, 2019 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Options outstanding at January 1, 2017	1,088,882	$0.8087	$0.2542
Granted	-	-	-
Exercised	(3,936)	0.0067	0.0019
Forfeited/Cancelled	(152,684)	3.2749	1.0296
Options outstanding at December 31, 2017	932,262	0.4081	0.1282
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at December 31, 2018	932,262	0.4081	0.1282
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at March 31, 2019	932,262	0.4081	0.1282

Options exercisable at December 31, 2017	629,795	0.2060	0.0645

Options exercisable at December 31, 2018	846,287	0.2892	0.0908

Options exercisable at March 31, 2019 (Unaudited)	926,048	0.3884	0.1220

A summary of the status of nonvested shares under Aircom 2014 Plan as of December 31, 2017 and 2018 and March 31, 2019 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options nonvested at January 1, 2017	675,510	$1.2985
Granted	-	-
Vested	(220,359)	0.5730
Forfeited/Cancelled	(152,684)	3.2749
Options nonvested at December 31, 2017	302,467	0.8315
Granted	-	-
Vested	(216,492)	0.5349
Forfeited/Cancelled	-	-
Options nonvested at December 31, 2018	85,975	1.5786
Granted	-	-
Vested	(79,761)	1.4404
Forfeited/Cancelled	-	-
Options nonvested at March 31, 2019 (Unaudited)	6,214	3.3528

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 - Stock Based Compensation - Continued

Aerkomm 2017 Plan

A summary of the number of shares, weighted average exercise price and estimated fair value of options under Aerkomm 2017 Plan as of December 31, 2017 and 2018 and March 31, 2019 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Options outstanding at January 1, 2017	-	$-	$-
Granted	412,000	29.5771	17.7006
Exercised	-	-	-
Forfeited/Cancelled	(159,000)	27.5000	16.4610
Options outstanding at December 31, 2017	253,000	30.8825	18.4796
Granted	78,000	19.7462	9.2500
Exercised	-	-	-
Forfeited/Cancelled	(48,000)	27.5000	16.4610
Options outstanding at December 31, 2018	283,000	28.3867	16.2781
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at March 31, 2019	283,000	28.3867	16.2781

Options exercisable at December 31, 2017	84,750	27.8540	17.0025

Options exercisable at December 31, 2018	111,589	28.7052	16.5968

Options exercisable at March 31, 2019 (Unaudited)	115,714	28.6623	16.5920

A summary of the status of nonvested shares under Aerkomm 2017 Plan as of December 31, 2017 and 2018 and March 31, 2019 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options nonvested at January 1, 2017	-	$-
Granted	412,000	29.5771
Vested	(84,750)	27.8540
Forfeited/Cancelled	(159,000)	27.5000
Options nonvested at December 31, 2017	168,250	32.4079
Granted	78,000	19.7462
Vested	(74,839)	28.8962
Forfeited/Cancelled	-	-
Options nonvested at December 31, 2018	171,411	28.1794
Granted	-	-
Vested	(4,125)	27.5000
Forfeited/Cancelled	-	-
Options nonvested at March 31, 2019 (Unaudited)	167,286	28.1962

As of March 31, 2019 and December 31, 2018 and 2017, there were approximately $1,853,000 (unaudited) $2,174,000 and $5,057,000, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plans. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted average period of 1 - 5 years.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 - Commitments

As of December 31, 2018, the Company’s significant commitments with unrelated parties and contingency are summarized as follows:

On June 20, 2018, the Company entered into a Cooperation Framework Agreement with Shenzhen Yihe Culture Media Co., Ltd. (“Yihe”), the authorized agent of Guangdong Tengnan Internet, pursuant to which Yihe will promote the development of strategic cooperation between the Company and Guangdong Tengnan Internet. Specifically, Yihe agreed to assist the Company with public relations and advertising, such as market and brand promotion, as well as brand recognition in China (excluding Hong Kong, Macao and Taiwan), including but not limited to news dissemination, creative planning and support of campaigns, financial public relations and internet advertising. More specifically, Yihe will help the Company develop a working application of the WeChat Pay payment solution as well as WeChat applets applicable for Chinese users and relating to cell phone and WiFi connectivity on airplanes, and Yihe will assist the Company in integrating other Tencent internet-based original product offerings. As compensation, the Company agreed to pay Yihe RMB 8 million (approximately US$1.2 million), with RMB 2,000,000 (approximately US$309,000) paid on June 29, 2018 and the remaining RMB 6,000,000 (approximately US$927,000) to be paid by August 15, 2018. However, the Company is currently working with Yihe to postpone the project as well as the remaining payment, although there can be no assurance that a postponement will be agreed upon on terms acceptable to the Company if at all.

NOTE 17 - Subsequent Events

Public Offering

On April 23, 2019, the Company filed a post-effective amendment No. 2 with SEC to extend the Offering, as described in Note 10, 2), to extend the Offering to attempt to raise the remaining $16.44 million of the originally registered Offering amount, as well as the $9 million over-subscription option amount.

Bridge Loan

On May 9, 2019, two of the Company’s current shareholders each committed to provide to the Company a $10 million bridge loan for an aggregate principal amount of $20 million, to bridge the Company’s cash flow needs prior to its obtaining a mortgage loan to be secured by certain land (the “Land”) the Company intends to purchase. The Land consists of approximately 6.36 acres of undeveloped land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. Aerkomm Taiwan has contracted to purchase the Land for NT$1,056,297,507, or US$34,474,462, and the Company has made deposits totaling US$33,850,000 for this acquisition. The Company expects to pay the remaining balance of the purchase price, approximately US$624,462, and to complete the purchase of the Land following its completion of the Offering. The Loans will be secured by the Land with the initial closing date of the Loans to be a date, designated by the Company, within 30 days following the date that the title for the Land is fully transferred to and vested in the Company’s subsidiary, Aerkomm Taiwan. The Loans shall bear interest, non-compounding, at the Bank of America Prime Rate plus 1%, annually, calculated on the actual number of days the Loans are outstanding and based on a 365-day year and shall be due and payable upon the earlier of (1) the date of the Company’s (or the Company’s subsidiary, Aerkomm Taiwan) obtaining a mortgage loan secured by the Land with a principal amount of not less than $20 million and (2) one year following the initial closing date of the Loans. The Lenders also agreed to an earlier closing of up to 25% of the principal amounts of the Loans upon the Company’s request prior to the time that title to the Land is vested in the Company’s subsidiary, Aerkomm Taiwan, provided that the Company provides adequate evidence to the Lenders that the proceeds of such an earlier closing would be applied to pay the Company’s vendors. The Company, of course, cannot provide any assurances that it will be able to raise sufficient additional funds in the Offering to complete its acquisition of the Land or to obtain a mortgage on the Land if and when it is acquired.

Land Commission

On July 10, 2018, in conjunction with the Land acquisition, the Company entered into a binding letter of commitment with Metro Investment Group Limited, or MIGL, pursuant to which we agreed to pay MIGL an agent commission of four percent (4%) of the full purchase price, equivalent to approximately US$1,387,127, for MIGL’s services provided with respect to the acquisition. The commission must be paid to MIGL no later than 90 days following payment in full of the purchase price. If there is a delay in payment, we shall be responsible for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the commission per day of delay with a maximum cap to these damages of five percent (5%). Under applicable Taiwanese law, the commission is due and payable upon signing of the letter of commitment even if the contract is cancelled for any reason and the acquisition is not completed. We have recorded the estimated commission to the cost of land and will be paying the amount no later than 90 days following full payment of the purchase price.

On May 9, 2019, the Company amended the binding letter of commitment with MIGL to extend the payment to be paid after the full payment of the Land acquisition price until no later than December 31, 2020.

AERKOMM INC.

$16,439,106

of

SHARES OF COMMON STOCK

PROSPECTUS

May 17, 2019

Until [*], 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold subscriptions or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$9,148.90
Accounting fees and expenses	85,000.00
Legal fees and expenses	257,000.00
FINRA Filing Fee	18,412.75
Transfer agent fees and expenses	10,000.00
Printing and related fees	5,000.00
Miscellaneous	185,000.00
Total	$569,561.65

ITEM 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our amended and restated bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our amended and restated bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We have not entered into separate indemnification agreements with our directors and executive officers.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

On March 31, 2017, we completed a private placement offering of 500,000 shares of our common stock, $0.001 par value per share, at a price per share of $3.00, to certain individuals for an aggregate of $1,500,000.

On June 6, 2017, we completed a private placement offering of 60,000 shares of our common stock, $0.001 par value per share, at a price per share of $5.00, to certain individuals for an aggregate of $300,000. Additionally, pursuant to the terms of our settlement and release agreements with dMobile, PPUS and PPTW, we issued 94,220 shares of our common stock to dMobile, 147,000 shares to PPUS and 163,860 shares to PPTW as part of this private placement. We issued these shares in the private placement offering at the private placement offering price of $5.00 per share, for an aggregate of 405,480 shares and a total value of $2,027,400. Including the 60,000 Shares sold to individuals in this offering and the shares issued under the three settlement and release agreements, we sold, in total, 465,480 shares in this offering for an aggregate value of $2,327,400.

On October 31, 2017, we completed a private placement offering of 264,086 shares of common stock at a price of $5.50 per share for the aggregate amount of $1,452,473.

On November 27, 2017, we completed a first closing of a private placement offering in which we sold 13,400 shares of common stock to Daniel Shih, our co-founder, at a price of $5.60 per share for a total of $75,040. In March 2018, we sold an additional 10,000 shares of common stock in this offering for an aggregate amount of $56,000. We offered a total of 892,857 shares of common stock at a price of $5.60 per share in this offering for a maximum aggregate amount of $5,000,000. We terminated this offering on March 31, 2018.  These shares carry “piggy-back” registration rights.

The sales of the shares in these offerings were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The purchasers of the securities in these offerings represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends were affixed to the certificates evidencing the shares issued in these offerings. All purchasers of the securities represented and warranted, among other things, that they were “accredited investors” within the meaning of Rule 501 of Regulation D, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in our company, that they had the ability to bear the economic risks of the investment, and that they had adequate access to information about our company.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 14, 2018, between the Aerkomm Inc. and Boustead Securities, LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed on May 5, 2018)
1.2	Amendment to Underwriting Agreement, dated August 30, 2018, between Aerkomm Inc. and Boustead Securities, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2018)
1.3	Amendment No. 2 to Underwriting Agreement, dated November 5, 2018, between Aerkomm Inc. and Boustead Securities, LLC (incorporated by reference to Exhibit 1.3 to the Current Report on Form 8-K filed on November 5, 2018)
1.4**	Amendment No. 3 to Underwriting Agreement, dated April [*], 2019, between Aerkomm Inc. and Boustead Securities, LLC
2.1	Agreement and Plan of Merger, dated September 26, 2013, between Aerkomm Inc. and Maple Tree Kids LLC (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed on November 5, 2013)
2.2	Form of Share Exchange Agreement, dated February 13, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and the shareholders of Aircom Pacific, Inc. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on February 14, 2017)
3.1	Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on May 4, 2017)
3.2	Certificate of Change Pursuant to NRS 78.209 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 16, 2019)
3.2	Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Form 8A-12G filed on N, 2018)
4.1	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-1/A filed on February 2, 2018)

5.1	Opinion of Sherman & Howard L.L.C. (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to Registration Statement on Form S-1/A filed on February 2, 2018)
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.21 to Amendment No. 3 to Registration Statement on Form S-1/A filed on March 30, 2018)
10.2	Form of Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 27, 2017)
10.3	Stock Purchase Agreement, dated as of December 28, 2016, among Irina Goldman, Aircom Pacific, Inc. and Aerkomm Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 29, 2016)
10.4	Stock Purchase Agreement, dated May 15, 2015, between Chi Kong Wu and Aircom Pacific, Ltd. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 14, 2017)
10.5	Agreement for the Purchase and Sale of Shares, dated December 12, 2016, between Capricorn Union Limited and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to Registration Statement on Form S-1/A filed on August 29, 2017)
10.6	SKY Perfect JSAT Master Service Agreement, dated March 15, 2017, between Aircom Pacific, Inc. and SKY Perfect JSAT Corporation (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Registration Statement on Form S-1/A filed on February 2, 2018)
10.7	Digital Transmission Service Agreement, dated July 25, 2015, between Asia Satellite Telecommunications Company Limited and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on February 14, 2017)
10.8	Statement of Work, dated January 15, 2015, between Aircom Pacific, Inc. and dMobile System Co. Ltd. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 14, 2017)
10.9	Purchase Agreement for Ground Station Equipment, dated as of October 15, 2014, between dMobile System Co., Ltd. and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on February 14, 2017)
10.10	Settlement Agreement and Mutual Release, dated March 31, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and dMobile System Co. Ltd. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed on June 27, 2017)
10.11	Development Agreement, dated February 10, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on February 14, 2017)
10.12	First Amendment to Development Agreement, dated July 17, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc. (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on February 14, 2017)
10.13	Second Amendment to Development Agreement, dated August 18, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc. (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on February 14, 2017)
10.14	Settlement Agreement and Mutual Release, dated March 31, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and Priceplay.com, Inc. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on June 27, 2017)
10.15	Settlement Agreement and Mutual Release, dated March 31, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and Priceplay Taiwan Inc. (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed on June 27, 2017)
10.16	Purchase Agreement for Ground Station Equipment, dated as of December 15, 2015, between Blue Topaz Consultants, Ltd. and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on February 14, 2017)

10.17	Purchase Agreement for Aircom Onboard Equipment, dated as of March 9, 2015, between LUXE Electric Co., Ltd. and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on February 14, 2017)
10.18	Strategic Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Guang Dong Tengnan Internet Information Technology Co., Ltd. (Official Chinese Version) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 25, 2018)
10.19	Strategic Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Guang Dong Tengnan Internet Information Technology Co., Ltd. (Unofficial English Translation) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 25, 2018)
10.20	Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Shenzhen Yihe Culture Media Co., Ltd. (Official Chinese Version) (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 25, 2018)
10.21	Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Shenzhen Yihe Culture Media Co., Ltd. (Unofficial English Translation) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on June 25, 2018)
10.22	Letter of Commitment, dated May 1, 2018, between Aerkomm Inc. and Metro Investment Group Limited (Official Chinese Version) (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 12, 2018)
10.23	Letter of Commitment, dated May 1, 2018, between Aerkomm Inc. and Metro Investment Group Limited (Unofficial English Translation) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on July 12, 2018)
10.24	Real Estate Sales Contract, dated July 10, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 12, 2018)
10.25	Real Estate Sales Contract, dated July 10, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 12, 2018)
10.26	Amendment No. 1 to Real Estate Sales Contract, dated July 30, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 30, 2018)
10.27	Amendment No. 1 to Real Estate Sales Contract, dated July 30, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 30, 2018)
10.28	Amendment No. 2 to Real Estate Sales Contract, dated September 4, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 5, 2018)
10.29	Amendment No. 2 to Real Estate Sales Contract, dated September 4, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 5, 2018)
10.30	Amendment No. 3 to Real Estate Sales Contract, dated November 2, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on November 5, 2018)
10.31	Amendment No. 3 to Real Estate Sales Contract, dated November 2, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on November 5, 2018)
10.32	Amendment No. 4 to Real Estate Sales Contract, dated January 3, 2019, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on February 15, 2019)

10.33	Amendment No. 4 to Real Estate Sales Contract, dated January 3, 2019, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on February 15, 2019)
10.34	Agreement, dated November 29, 2018, between Airbus SAS and Aircom Pacific, Inc. for AERKOMM K++ Band System Certification and Installation (Confidential Treatment has been Requested) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 6, 2018)
10.35	Product Purchase Agreement, dated November 30, 2018, between Republic Engineers Pte. Ltd. and Aircom Telecom LLC (Confidential Treatment has been Requested) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 13, 2018)
10.36	Standard Industrial/Commercial Multi-Tenant Lease, dated April 26, 2016, between Global Venture Development, LLC and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on February 14, 2017)
10.37	Consulting Agreement, dated November 15, 2017, between Aerkomm Inc. and Integra Consulting Group, LLC, as supplemented (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 filed on December 20, 2017)
10.38†	Employment Agreement, dated March 31, 2017, between Aerkomm Inc. and Y. Tristan Kuo (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on April 5, 2017)
10.39	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Registration Statement on Form S-1/A filed on February 2, 2018)
10.40	General Terms Agreement between Aircom Pacific, Inc. and MJet GMBH dated March 6, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 22, 2019)
10.41	Loan Commitment by and between Aerkomm Inc. and the Lenders, dated May 9, 2019 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on May 14, 2019)
10.41a	Loan Commitment Amendment by and between Aerkomm Inc. and the Lenders, dated May 10, 2019 (incorporated by reference to Exhibit 10.2a to the Quarterly Report on Form 10-Q filed on May 14, 2019)
10.42	Letter of Commitment No. 1 by and between Aerkomm Inc., Aerkomm Taiwan Inc. and Metro Investment Group Limited dated May 9, 2019 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on May 14, 2019)
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Transition Report on Form 10-KT filed on April 30, 2018)
14.2	Code of Professional Conduct for Chief Executive and Senior Financial Officers (incorporated by reference to Exhibit 14.2 to the Transition Report on Form 10-KT filed on April 30, 2018)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Transition Report on Form 10-KT filed on April 1, 2019)
23.1*	Consent of Chen & Fan Accountancy Corporation
23.2	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this post-effective amendment and incorporated by reference to the signature page to the Registration Statement on Form S-1 filed on December 20, 2017)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** To be filed.

† Executive Compensation Plan or Agreement

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17. Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 17, 2019.

AERKOMM INC.

By:	/s/ Jeffrey Wun
Jeffrey Wun
President and Chief Executive Officer

By:	/s/ Y. Tristan Kuo
Y. Tristan Kuo
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities.

Signature	Title	Date

/s/ Jeffrey Wun	Chairman, Chief Executive Officer and President (Principal Executive Officer)	May 17, 2019
Jeffrey Wun

/s/ Y. Tristan Kuo	Chief Financial Officer (Principal Financial and Accounting Officer)	May 17, 2019
Y. Tristan Kuo

*	Director	May 17, 2019
Raymond Choy

*	Director	May 17, 2019
Jan-Yung Lin

*	Director	May 17, 2019
Colin Lim

*	Director	May 17, 2019
Chih-Ming (Albert) Hsu

*	Director	May 17, 2019
James J. Busuttil

*	Director	May 17, 2019
Richmond Akumiah

*	By:	/s/ Y. Tristan Kuo
Y. Tristan Kuo
Attorney-In-Fact

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Aerkomm Inc. (the “Company”) on Post Effective Amendment No. 3 to Form S-1 [File No. 333-222208] of our report dated on March 22, 2019, except for Note 1, as to which the date is May 10, 2019, with respective to our audits of the consolidation financial statements of Aerkomm Inc. and subsidiaries as of December 31, 2018 and December 31, 2017 and for the three-month period ended March 31, 2018 and the each of years ended December 31, 2018 and 2017. We also consent to the reference to our Firm under the heading “Expert” in such Prospectus.

Chen & Fan Accountancy Corporation

San Jose, California

May 17, 2019

EXHIBIT II

QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2019, FILED BY AERKOMM WITH THE SEC ON MAY 14, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10−Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: March 31, 2019

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to _____________

Commission File Number: 000-55925

AERKOMM INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3424568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

923 Incline Way, #39, Incline Village, NV 89451

(Address of principal executive offices, Zip Code)

(877) 742-3094

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

As of May 14, 2019, there were 9,247,272 shares of the registrant’s common stock issued and outstanding. This number reflects a reverse split in the ratio of 1 for 5 effective January 16, 2019.

AERKOMM INC.

Quarterly Report on Form 10-Q

Period Ended March 31, 2019

PART I

FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.

AERKOMM INC.

CONSOLIDATED FINANCIAL STATEMENTS

AERKOMM INC. AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2019 and December 31, 2018

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current Assets
Cash	$78,248	$88,309
Accounts receivable	1,355,100	1,745,000
Inventories	1,329,639	-
Prepaid expenses	1,467,678	1,479,123
Other receivable – others	1,420	2,616
Temporary deposit – related party	-	100,067
Other current assets	30,420	11,336
Total Current Assets	4,262,505	3,426,451
Property and Equipment
Cost	2,714,818	2,715,543
Accumulated depreciation	(459,475)	(322,049)
	2,255,343	2,393,494
Prepayment for land	35,237,127	35,237,127
Prepayment for equipment	-	54,625
Construction in progress	-	1,311,245
Net Property and Equipment	37,492,470	38,996,491
Other Assets
Intangible asset, net	3,258,750	3,382,500
Goodwill	1,475,334	1,475,334
Operating lease right-of-use assets, net	584,355	-
Deposits - related party	2,440	2,462
Deposits - others	105,316	105,447
Total Other Assets	5,426,195	4,965,743
Total Assets	$47,181,170	$47,388,685

Liabilities and Stockholders’ Equity
Current Liabilities
Short-term loan - related party	$182,500	$-
Accounts payable	1,650,000	1,650,000
Accrued expenses	869,817	412,165
Other payable - related parties	1,074,394	949,298
Other payable - others	3,101,653	2,956,488
Operating lease liability – current – related parties	62,550	-
Operating lease liability – current - others	438,777	-
Total Current Liabilities	7,379,691	5,967,951
Long-term Liabilities
Operating lease liability – non-current – related parties	16,535	-
Operating lease liability – non-current - others	158,764	-
Restricted stock deposit liability	1,000	1,000
Total Liabilities	7,555,990	5,968,951
Commitments
Stockholders’ Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding as of March 31, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 9,098,090 shares (excluding 149,162 unvested restricted shares) issued and outstanding as of March 31, 2019; 9,098,090 shares (excluding 149,162 unvested restricted shares) issued and outstanding as of December 31, 2018	45,490	45,490
Additional paid in capital	56,791,250	56,546,408
Accumulated deficits	(17,675,120)	(15,292,128)
Accumulated other comprehensive income	463,560	119,964
Total Stockholders’ Equity	39,625,180	41,419,734
Total Liabilities and Stockholders’ Equity	$47,181,170	$47,388,685

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

For the Three-Month Periods Ended March 31, 2019 and 2018

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Net Sales	$-	$-
Operating Expenses	2,048,289	1,450,899

Loss from Operations	(2,048,289)	(1,450,899)

Net Non-Operating Loss	(331,470)	(4,222)

Loss Before Income Taxes	(2,379,759)	(1,455,121)

Income Tax Expense	3,233	4,062

Net Loss	(2,382,992)	(1,459,183)

Other Comprehensive Income
Change in foreign currency translation adjustments	343,596	2,934

Total Comprehensive Loss	$(2,039,396)	$(1,456,249)

Net Loss Per Common Share:

Basic	$(0.2577)	$(0.1760)
Diluted	$(0.2577)	$(0.1760)

Weighted Average Shares Outstanding - Basic	9,247,272	8,292,034
Weighted Average Shares Outstanding - Diluted	9,247,272	8,292,034

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Three-Month Periods Ended March 31, 2019 and 2018

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Cash Flows From Operating Activities
Net loss	$(2,382,992)	$(1,459,183)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	261,176	142,940
Stock-based compensation	313,042	275,806
R&D expenses transferred from inventory and construction in progress	416,231	-
Consulting expense adjustment to change in fair value of warrants	(68,200)	-
Changes in operating assets and liabilities:
Accounts receivable	389,900	-
Inventories	(380,000)	-
Prepaid expenses	11,445	(210)
Other receivable - related party	-	46,743
Other receivable - others	1,196	(14,901)
Temporary deposit - related party	100,067	-
Other current assets	(19,084)	5,389
Deposits - related party	22	(7,566)
Deposits - others	131	(146)
Accrued expenses	457,652	243,539
Other payable - related parties	125,096	217,183
Other payable - others	239,436	182,850
Net Cash Used for Operating Activities	(534,882)	(367,556)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,275)	(6,352)
Net Cash Used for Investing Activities	(1,275)	(6,352)

Cash Flows from Financing Activities
Proceeds from short-term loan - related party	182,500	325,040
Proceeds from subscribed capital	-	56,000
Issuance of stock warrants	-	26,667
Net Cash Provided by Financing Activities	182,500	407,707

Net (Decrease) Increase in Cash	(353,657)	33,799

Cash, Beginning of Period	88,309	21,504

Foreign Currency Translation Effect on Cash	343,596	2,934

Cash, End of Period	$78,248	$58,237

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$279	$113

Non-cash Operating and Financing Activities:
Restricted stock deposit liability transferred to common stock	$-	$42
Prepayment for equipment and construction in progress transferred to inventory	$949,639	$-

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 - Organization

Aerkomm Inc. (formerly Maple Tree Kids Inc.) (“Aerkomm”) was incorporated on August 14, 2013 in the State of Nevada. Aerkomm was a retail distribution company selling all of its products over the internet in the United States, operating in the infant and toddler products business market.

On December 28, 2016, Aircom Pacific Inc. (“Aircom”) purchased 140,000 shares of Aerkomm’s common stock, representing approximately 86.3% of Aerkomm’s issued and outstanding common stock as of the closing date of purchase. As a result of the transaction, Aircom became the controlling shareholder of Aerkomm.

On February 13, 2017, Aerkomm entered into a share exchange agreement (“Exchange Agreement”) with Aircom and its shareholders, pursuant to which Aerkomm acquired 100% of the issued and outstanding capital stock of Aircom in exchange for approximately 99.7% of the issued and outstanding capital stock of Aerkomm (or 87.81% on a fully-diluted basis). As a result of the share exchange, Aircom became a wholly-owned subsidiary of Aerkomm, and the former shareholders of Aircom became the holders of approximately 99.7% of Aerkomm’s issued and outstanding capital stock.

Aircom was incorporated on September 29, 2014 under the laws of the State of California.

On December 31, 2014, Aircom acquired a newly incorporated subsidiary, Aircom Pacific Ltd. (“Aircom Seychelles”), a corporation formed under the laws of the Republic of Seychelles. Aircom Seychelles was formed to facilitate Aircom’s global corporate structure for both business operations and tax planning. Presently, Aircom Seychelles has no operations. Aircom is working with corporate and tax advisers in finalizing its global corporate structure and has not yet concluded its final plan.

On October 17, 2016, Aircom acquired a wholly owned subsidiary, Aircom Pacific Inc. Limited (“Aircom HK”), a corporation formed under the laws of Hong Kong. The purpose of Aircom HK is to conduct Aircom’s business and operations in Hong Kong. Presently, its primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in Hong Kong. Aircom HK is also actively seeking strategic partnerships whom Aircom may leverage in order to provide more and better services to its customers. Aircom also plans to provide local supports to Hong Kong-based airlines via Aircom HK and teleports located in Hong Kong.

On December 15, 2016, Aircom acquired a wholly owned subsidiary, Aircom Japan, Inc. (“Aircom Japan”), a corporation formed under the laws of Japan. The purpose of Aircom Japan is to conduct business development and operations located within Japan. Aircom Japan is in the process of applying for, and will be the holder of, Satellite Communication Blanket License in Japan, which is necessary for Aircom to provide services within Japan. Aircom Japan will also provide local supports to airlines operating within the territory of Japan.

Aircom Telecom LLC (“Aircom Taiwan”), which became a wholly owned subsidiary of Aircom in December 2017, was organized under the laws of Taiwan on June 29, 2016. Aircom Taiwan is responsible for Aircom’s business development efforts and general operations within Taiwan.  The Company is currently planning to locate the site of its first ground station in Taiwan and expects to raise sufficient funds to move forward with this project (although that cannot be guaranteed). Aircom Taiwan will play a significant role in building and operating that ground station.

On June 13, 2018, Aerkomm established a new wholly owned subsidiary, Aerkomm Taiwan Inc. (“Aerkomm Taiwan”), a corporation formed under the laws of Taiwan. The purpose of Aerkomm Taiwan is to purchase a parcel of land for ground station building and operate the ground station for data processing.

On November 15, 2018, Aircom Taiwan acquired a wholly owned subsidiary, Beijing Yatai Communication Co., Ltd. (“Aircom Beijing”), a corporation formed under the laws of China. The purpose of Aircom Beijing is to conduct Aircom’s business and operations in China. Presently, its primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in China as most business conducted in China requires a local registered company. Aircom Beijing is also actively seeking strategic partnerships whom Aircom may leverage in order to provide more and better services to its customers. Aircom also plans to provide local supports to China-based airlines via Aircom Beijing and teleports located in China.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 - Organization - Continued

Aircom and its subsidiaries (the “Company”) are full-service, development stage providers of in-flight entertainment and connectivity solutions with their initial market in the Asian Pacific region.

The Company has not generated significant revenues, excluding non-recurring revenues from affiliates in the second quarter of fiscal 2018, and will incur additional expenses as a result of being a public reporting company. Currently, the Company has taken measures that management believes will improve its financial position by financing activities, including through its ongoing public offering, short-term borrowings and equity contributions. On April 23, 2019, the Company filed a post-effective amendment No. 2 with the Securities and Exchange Commission (the “SEC”), as described in Note 10, paragraph 2), to extend the public offering to attempt to raise the remaining $16.44 million of the originally registered public offering amount, as well as the $9 million over-subscription option amount (see Note 10). Furthermore, two of the Company’s current shareholders (the “Lenders”) each committed to provide to the Company a $10 million bridge loan (together, the “Loans”) for an aggregate principal amount of $20 million, to bridge the Company’s cash flow needs prior to its obtaining a mortgage loan to be secured by a parcel of land (the “Land”) the Company intends to purchase in Taiwan. The Lenders also agreed to an earlier closing of up to 25% of the principal amounts of the Loans upon the Company’s request prior to the time that title to the Land is vested in the Company’s subsidiary, Aerkomm Taiwan, to pay the outstanding payable to the Company’s vendors (see Note 14). With the $16.44 million to be raised in the remainder of the Company’s ongoing public offering and the $20 million in Loans committed by the Lenders, the Company believes its working capital will be adequate to sustain its operations for the next twelve months.

On January 16, 2019, the Company completed a 1-for-5 reverse split of the Company’s authorized, issued and outstanding shares of common stock, which was completed by the filing of a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State on December 26, 2018. All of the references in these financial statements to authorized common stock and issued and outstanding common stock have been adjusted to reflect this reverse split.

NOTE 2 - Summary of Significant Accounting Policies

Changes in Fiscal Year

On March 18, 2018, the Company’s Board of Directors approved a change in the Company’s fiscal year end from December 31 to March 31. Year-over-year quarterly financial data continue to be comparative to prior periods as the three months that comprise each fiscal quarter in the new fiscal year are the same as those in the Company’s historical financial statements.

On February 12, 2019, the Company’s Board of Directors approved a change in the Company’s fiscal year end from March 31 to December 31. Year-over-year quarterly financial data continue to be comparative to prior periods as the three months that comprise each fiscal quarter in the new fiscal year are the same as those in the Company’s historical financial statements.

Principle of Consolidation

Aerkomm consolidates the accounts of its subsidiaries, Aircom, Aircom Seychelles, Aircom HK, Aircom Japan, Aircom Taiwan, Aerkomm Taiwan and Aircom Beijing. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications of Prior Period Presentation

Certain prior period balance sheet and income statement amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash in banks. As of March 31, 2019 and December 31, 2018, all cash in bank was fully insured by the Federal Deposit Insurance Corporation (FDIC) for the Company and no balance of cash in foreign bank exceeded the amount insured by local deposit insurance.

The Company performs ongoing credit evaluation of its customers and requires no collateral. An allowance for doubtful accounts is provided based on a review of the collectability of accounts receivable. The Company determines the amount of allowance for doubtful accounts by examining its historical collection experience and current trends in the credit quality of its customers as well as its internal credit policies. Actual credit losses may differ from management’s estimates.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Inventories

Inventories are recorded at the lower of weighted-average cost or net realizable value. The Company assesses the impact of changing technology on its inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred.

Depreciation is computed by using the straight-line and double declining methods over the following estimated service lives: ground station equipment – 5 years, computer equipment - 3 to 5 years, furniture and fixtures - 5 years, satellite equipment – 5 years, vehicles – 5 years and lease improvement – 5 years.

Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress.

Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to income in the period of sale or disposal.

The Company reviews the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. It determined that there was no impairment loss for the three-month periods ended March 31, 2019.

Right-of-Use Asset and Lease Liability

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements.

A lessee should recognize the lease liability to make lease payments and the right-of-use asset representing its right to use the underlying asset for the lease term. For operating leases, a right-of-use asset and a lease liability are initially measured at the present value of the lease payments. The amortization of the right-of-use asset is allocated over the lease term generally on a straight-line basis.

For the lease within a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term.

Goodwill and Purchased Intangible Assets

The Company’s goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of net assets acquired from acquisition of subsidiaries. The Company tests goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.

Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Purchased intangible asset consists of satellite system software and is amortized over 10 years.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Fair Value of Financial Instruments

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 - Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of the Company’s cash, accounts receivable, other receivable, short-term loan and other payable approximated their fair value due to the short-term nature of these financial instruments.

Research and Development Costs

Research and development costs are charged to operating expenses as incurred. For the three-month periods ended March 31, 2019 and 2018, the Company incurred $416,231 (unaudited) and $90,750 of research and development costs, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Adjustments to prior period’s income tax liabilities are added to or deducted from the current period’s tax provision.

The Company follows FASB guidance on uncertain tax positions and has analyzed its filing positions in all the federal, state and foreign jurisdictions where it is required to file income tax returns, as well as all open tax years in those jurisdictions. The Company files income tax returns in the US federal, state and foreign jurisdictions where it conducts business. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its consolidated financial position, results of operations, or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

The Company’s policy for recording interest and penalties associated with any uncertain tax positions is to record such items as a component of income before taxes. Penalties and interest paid or received, if any, are recorded as part of other operating expenses in the consolidated statement of operations.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Translation Adjustments

If a foreign subsidiary’s functional currency is the local currency, translation adjustments will result from the process of translating the subsidiary’s financial statements into the reporting currency of the Company. Such adjustments are accumulated and reported under other comprehensive income (loss) as a separate component of stockholders’ equity.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing income available to common shareholders by the weighted-average number of shares of common outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include stock warrants and outstanding stock options, shares to be purchased by employees under the Company’s employee stock purchase plan.

Subsequent Events

The Company has evaluated events and transactions after the reported period up to May 10, 2019, the date on which these consolidated financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2019 have been included in these consolidated financial statements.

NOTE 3 - Recent Accounting Pronouncements

Financial Instruments

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting ASU 2016-13 on its consolidated financial statements.

Intangibles

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

NOTE 4 - Inventories

As of March 31, 2019 and December 31, 2018, inventories consisted of the following:

	March 31, 2019	December 31, 2018
	(Unaudited)
Satellite equipment for sale under construction	$1,329,639	$-
Supplies	5,219	5,273
	1,334,858	5,273
Allowance for inventory loss	(5,219)	(5,273)
Net	$1,329,639	$-

As of March 31, 2019, the Company transferred construction in progress and Prepayment - Equipment in the amount of $895,014 and $54,625, respectively, to inventories.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 5 - Property and Equipment

As of March 31, 2019 and December 31, 2018, the balances of property and equipment were as follows:

	March 31, 2019	December 31, 2018
	(Unaudited)
Ground station equipment	$1,854,027	$1,854,027
Computer software and equipment	321,070	321,070
Satellite equipment	275,410	275,410
Vehicle	141,971	141,971
Leasehold improvement	87,721	89,721
Furniture and fixture	34,619	33,344
	2,714,818	2,715,543
Accumulated depreciation	(459,475)	(322,049)
Net	2,255,343	2,393,494
Prepayments - land	35,237,127	35,237,127
Prepayment for equipment	-	54,625
Construction in progress	-	1,311,245
Net	$37,492,470	$38,996,491

As of December 31, 2018, the balance of construction in progress was $1,311,245 after the Company transferred construction in progress in the amount of $721,799 to R&D expenses and $1,854,027 to ground station equipment. As of March 31, 2019, the balance of construction in progress was $0 after the Company transferred $416,231 to R&D expenses and $895,014 to inventories. The Company also transferred $54,625 of prepayment for equipment to inventory.

On May 1, 2018, the Company and Aerkomm Taiwan entered into a binding memorandum of understanding with Tsai Ming-Yin (the “Seller”) with respect to the acquisition by Aerkomm Taiwan of a parcel of land located in Taiwan. The land is expected to be used to build a satellite ground station and data center. On July 10, 2018, the Company, Aerkomm Taiwan and the Seller entered into a certain real estate sales contract regarding this acquisition. Pursuant to the terms of the contract, and subsequent amendments on July 30, 2018, September 4, 2018, November 2, 2018 and January 3, 2019, the Company paid to the seller in installments refundable prepayment of $33.85 million as of December 31, 2018. The remaining amount of the purchase price, $624,462, which may also be paid in installments, must be paid in full by the Company and Aerkomm Taiwan in cash before January 4, 2019, which was subsequently extended to July 4, 2019. As of March 31, 2019, the estimated commission payable for the land purchase in the amount of $1,369,148 was recorded to the cost of land.

NOTE 6 - Intangible Asset, Net

As of March 31, 2019 and December 31, 2018, the cost and accumulated amortization for intangible asset were as follows:

	March 31, 2019	December 31, 2018
	(Unaudited)
Satellite system software	$4,950,000	$4,950,000
Accumulated amortization	(1,691,250)	(1,567,500)
Net	$3,258,750	$3,382,500

NOTE 7 - Operating Lease Right-of-Use Asset

As of March 31, 2019, the cost and accumulated amortization for operating lease right-of-use asset were as follows:

March 31, 2019
(Unaudited)
Right-of-used asset	$700,065
Accumulated amortization	(115,710)
Net	$584,355

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 8 – Lease Liability

A.	Lease term and discount rate

The weighted-average remaining lease term (in years) and discount rate related to the operating leases were as follows:

Three Months Ended March 31, 2019
Weighted-average remaining lease term	1 year
Weighted-average discount rate	6.00%

As most of our leases do not provide an implicit rate, we use the prime rate based on the information available at the lease commencement date to determine the present value of lease payments.

B.	Maturity of lease liabilities

	Related Party	Others	Total
Remainder of 2019	$65,481	$415,815	$481,296
2020	16,695	205,254	221,949
Total lease payments	$82,176	$621,069	$703,245
Less: Imputed interest	(3,091)	(23,528)	(26,619)
Present value of lease liabilities	$79,085	$597,541	$676,626
Current portion	62,550	438,777	501,327
Non-current portion	$16,535	$158,764	$175,299

NOTE 9 - Income Taxes

Income tax expense for the three-month periods ended March 31, 2019 and 2018 consisted of the following:

	Three Months Ended March 31,
	2019	2018
Current:	(Unaudited)
Federal	$-	$-
State	1,600	2,400
Foreign	1,633	1,662
Total	$3,233	$4,062

The following table presents a reconciliation of the Company’s income tax at statutory tax rate and income tax at effective tax rate for the three-month periods ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Tax benefit at statutory rate	$(605,770)	$(294,826)
Net operating loss carryforwards (NOLs)	273,067	172,225
Foreign investment losses	116,500	11,100
Stock-based compensation expense	65,700	57,919
Amortization expense	(12,800)	(1,700)
Accrued payroll	107,600	-
Others	58,936	59,344
Tax expense at effective tax rate	$3,233	$4,062

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9 - Income Taxes - Continued

Deferred tax assets (liability) as of March 31, 2019 and December 31, 2018 consist approximately of:

	March 31, 2019	December 31, 2018
	(Unaudited)
Net operating loss carryforwards (NOLs)	$6,138,000	$5,632,000
Stock-based compensation expense	893,000	893,000
Accrued expenses and unpaid expense payable	381,000	184,000
Tax credit carryforwards	68,000	68,000
Excess of tax amortization over book amortization	(847,000)	(818,000)
Others	308,000	131,000
Gross	6,941,000	6,090,000
Valuation allowance	(6,941,000)	(6,090,000)
Net	$-	$-

Management does not believe the deferred tax assets will be utilized in the near future; therefore, a full valuation allowance is provided. The net change in deferred tax assets valuation allowance was an increase of approximately $851,000 the three months ended March 31, 2019.

As of December 31, 2017, the Company had federal NOLs of approximately $6,686,000 available to reduce future federal taxable income, expiring in 2037. As of March 31, 2019 and December 31, 2018, additional federal NOLs of approximately $13,313,000 and $12,515,000, respectively, were generated and will be carried forward indefinitely to reduce future federal taxable income. As of March 31, 2019 and December 31, 2018, the Company had State NOLs of approximately $21,995,000 and $21,049,000 respectively, available to reduce future state taxable income, expiring in 2039.

As of March 31, 2019 and December 31, 2018, the Company has Japan NOLs of approximately $323,000 and $319,000 available to reduce future Japan taxable income, expiring in 2029.

As of March 31,2019 and December 31, 2018, the Company has Taiwan NOLs of approximately $433,000 and $253,000 available to reduce future Taiwan taxable income, expiring in 2029.

As of March 31, 2019 and December 31, 2018, the Company had approximately $37,000 and $37,000 of federal research and development tax credit, available to offset future federal income tax. The credit begins to expire in 2034 if not utilized. As of March 31, 2019 and December 31, 2018, the Company had approximately $39,000 and $39,000 of California state research and development tax credit available to offset future California state income tax. The credit can be carried forward indefinitely.

The Company’s ability to utilize its federal and state NOLs to offset future income taxes is subject to restrictions resulting from its prior change in ownership as defined by Internal Revenue Code Section 382. The Company does not expect to incur the limitation on NOLs utilization in future annual usage.

NOTE 10 - Capital Stock

1)	Preferred Stock:

The Company is authorized to issue 50,000,000 shares of preferred stock, with par value of $0.001. As of March 31, 2019, there were no preferred stock shares outstanding. The Board of Directors has the authority to issue preferred stock in one or more series, and in connection with the creation of any such series, by resolutions providing for the issuance of the shares thereof, to determine dividends, voting rights, conversion rights, redemption privileges and liquidation preferences.

2)	Common Stock:

The Company is authorized to issue 90,000,000 shares of common stock, reflecting a reverse split in the ratio of 1 for 5 effective January 16, 2019, with par value of $0.001.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 10 - Capital Stock - Continued

On February 13, 2017, all of Aircom’s 5,513,334 restricted shares were converted to 2,055,947 shares of Aerkomm’s restricted stock at the ratio of 2.681651 to 1, pursuant to the Exchange Agreement (see Note 1). As of March 31, 2019 and December 31, 2018, the restricted shares consisted of the following:

	March 31, 2019	December 31, 2018
	(Unaudited)
Restricted stock - vested	1,802,373	1,802,373
Restricted stock - unvested	149,162	149,162
Total restricted stock	1,951,535	1,951,535

The unvested shares of restricted stock were recorded under a deposit liability account awaiting future conversion to common stock when they become vested. On December 21, 2018, the Company repurchased and cancelled an aggregate of 104,413 unvested shares of restricted common stock for a purchase price of $0.0067 per share.

On May 14, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC (“Boustead”) in connection with the public offering (the “Offering”), issuance and sale of up to 1,411,782 shares of the Company’s common stock on a best efforts basis, with a minimum requirement of 117,647 shares, at the public offering price of $42.50 per share (originally $8.5 per share before the 1-to-5 reverse split), less underwriting discounts, for minimum gross proceeds of $5,000,000 and up to a maximum of $60,000,000. As of December 31, 2018, pursuant to the Underwriting Agreement, the Company had issued an aggregate of 1,024,980 shares of common stock (including 19 shares that were added as a result of rounding in connection with the one-for-five reverse split concluded on January 16, 2019) for gross proceeds of $43,560,894, or net proceeds of $39,810,204. On April 23, 2019, the Company filed a post-effective amendment No. 2 with the Securities and Exchange Commission (the “SEC”) to extend the Offering to attempt to raise the remaining $16.44 million of the amount that was originally registered in the Offering, as well as a $9 million over-subscription option amount.

3)	Stock Warrant:

The Company has entered into a service agreement which provides for the issuance of warrants to purchase shares of its common stock to a service provider as payment for services. The warrants allow the service provider to purchase a number of shares of Aerkomm common stock equal to the service fee value divided by 85% of the share price paid by investors for Aerkomm’s common stock in the first subsequent qualifying equity financing event, at an exercise price of $0.05 per share. For the three-month period ended March 31, 2019 and 2018, Aerkomm has issued additional stock warrants exercisable for $0 and $26,667, respectively, in value of Aerkomm common stock to the service provider as payment for additional services. As of March 31, 2018, these warrants are equivalent to 4,891 shares of the Company’s common stock.

In connection with the Underwriting Agreement with Boustead, the Company agreed to issue to Boustead warrants to purchase a number of the Company’s shares equal to 6% of the gross proceeds of the public offering, which shall be exercisable, in whole or in part, commencing on April 13, 2018 and expiring on the five-year anniversary at an initial exercise price of $53.125 per share, which is equal to 125% of the offering price paid by investors. As of March 31, 2019, the Company issued warrants to Boustead to purchase 61,498 shares of the Company’s stock and the total warrant value is $125,500.  For the three-month period ended March 31, 2019, the Company recorded $68,200 (unaudited) to decrease additional paid-in capital as the adjustment for the issuance costs of these stock warrants.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11 - Related Party Transactions

A.	Name of related parties and relationships with the Company:

Related Party	Relationship
Daniel Shih*	Co-founder and former stockholder; Aircom’s CEO and Director between February 13, 2017 and April 26, 2017; Aircom’s CFO between February 13, 2017 and May 5, 2017
Dmedia Holding LP (“Dmedia”)	23.99% stockholder
Bummy Wu	Shareholder
Jeffrey Wun	Shareholder and CEO of Aerkomm and Aircom
Yih Lieh (Giretsu) Shih	President of Aircom Japan
Hao Wei Peng	Employee of Aircom Taiwan and founding owner of Aircom Taiwan prior to 12/19/2017
Louis Giordimaina	COO - Aviation of Aircom
Klingon Aerospace, Inc. (“Klingon”)	Daniel Shih was the Chairman from February 2015 to February 2016
Wealth Wide Int’l Ltd. (“WWI”)	Bummy Wu, a shareholder, is the Chairman
WISD Intellectual Property Agency, Ltd. (“WISD”)	Patrick Li, Director of Aircom, is the Chairman; Chih-Ming (Albert) Hsu, Director of the Company, is a Director

*	Daniel Shih has relinquished “beneficial ownership” of substantially all of his equity interests in the Company (whether held directly or indirectly) in a manner acceptable to the Company. This means that Daniel Shih no longer, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, securities, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of the Company’s common stock. Daniel Shih has also removed himself from any and all activities relating to the Company’s business, including, but not limited to managerial, directional, advisory, promotional, developmental and fund-raising activities, effective upon the effectiveness of the registration statement on Form S-1 originally filed with the SEC on December 20, 2017 and declared effective on April 13, 2018, as amended and supplemented to date. Additionally, Barbie Shih (Barbie), Daniel Shih’s wife, was not re-elected to the Company’s board of directors on December 29, 2017. As a result of these events, neither Daniel nor Barbie will maintain any active affiliation with, or material beneficial ownership interest in, the Company.

B.	Significant related party transactions:

The Company has extensive transactions with its related parties. It is possible that the terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.

a.	As of March 31, 2019 and December 31, 2018:

	March 31, 2019	December 31, 2018
	(Unaudited)
Temporary deposit to Bummy Wu1	$-	$100,067
Rental deposit to Daniel Shih	$2,440	$2,462
Loan from Dmedia[2]	$182,500	$-
Operating lease liability to:
Daniel Shih[4]	$24,159	$-
WWI[6]	54,926	-
Total	$79,085	$-
Other payable to:
Klingon[3]	$762,000	$762,000
Jeffrey Wun[5]	49,162	46,236
Louis Giordimaina	20,950	6,071
Daniel Shih[4]	13,325	13,444
Yih Lieh (Giretsu) Shih[5]	88,995	15,497
Hao Wei Peng[5]	47,492	-
WWI[6]	39,134	39,224
Others[5]	53,336	66,826
Total	$1,074,394	$949,298

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11 - Related Party Transactions - Continued

1.	In November 2018, Aircom HK’s bank account was temporarily frozen by its local bank in Hong Kong (the “HK bank”) due to Aircom HK’s failure to timely submit to the HK bank corporate documentation relating to the corporate organization and goodstanding of Aircom HK’s parent company, Aircom, and Aircom’s parent company, Aerkomm. To avoid a potential cash flow issue resulting from this temporary account freeze, Aircom HK withdrew $100,067 in cash from the HK bank and temporarily deposited it in an existing related party’s bank account at a different bank for safe keeping. The Aircom HK’s bank account with the HK bank was reactivated by the HK bank subsequently and the cash that was transferred to the related party’s account was redeposited into Aircom HK’s bank account at the HK bank in February 2019.

2.	Represents short-term loan from Dmedia. This short-term loan has an expiration date of January 30, 2020 and an annual interest rate of 3%.

3.	On March 9, 2015, the Company entered into a 10-year purchase agreement with Klingon. In accordance with the terms of this agreement, Klingon agreed to purchase from the Company an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. As of December 31, 2018, the Company received $762,000 from Klingon in milestone payments towards the equipment purchase price. Since the project might not be successful, the Company reclassified the balance from customer prepayment to other payable due to uncertainty.

4.	The amount represents rental payable.

5.	Represents payable to employees as a result of regular operating activities.

6.	Represents rent for a warehouse in Hong Kong to store the Company’s hardware and another rent for the Hong Kong office starting June 28, 2018.

b.	For the three-month periods ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Consulting expense paid to Louis Giordimaina	$-	$134,971
Amortization expense of right-of-use asset charged by Daniel Shih	3,970	4,040
Amortization expense of right-of-use asset charged by WWI	11,432	1,350
Interest expense charged by Dmedia	298	1,201

On May 25, 2018, Mr. Louis Giordimaina was converted from a consultant to a full-time employee and was appointed as Chief Operating Officer – Aviation. The consulting expense paid for the three-month period ended March 31, 2018 in the amount of $134,971 represents the consulting services provided prior to the conversion.

Aircom Japan entered into a lease agreement with Daniel Shih, between August 1, 2014 and July 31, 2016, which was renewed on July 31, 2018. Pursuant to the terms of this lease agreement, Aircom Japan pays Daniel Shih a rental fee of approximately $1,200 per month. The lease will be expired on June 2020.

The Company has a lease agreement with WWI with monthly rental cost of $450. The lease term was from June 1, 2017 to May 31, 2018 and the lease was not renewed. The Company has another lease agreement with WWI for its office space in Hong Kong with monthly rental cost of HKD 30,000. The lease term is from June 28, 2018 to June 27, 2020.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 - Stock Based Compensation

In March 2014, Aircom’s Board of Directors adopted the 2014 Stock Option Plan (the “Aircom 2014 Plan”). The Aircom 2014 Plan provided for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of Aircom. On February 13, 2017, pursuant to the Exchange Agreement, Aerkomm assumed the options of Aircom 2014 Plan and agreed to issue options for an aggregate of 1,088,882 shares to Aircom’s stock option holders.

One-third of stock option shares will be vested as of the first anniversary of the time the option shares are granted or the employee’s acceptance to serve the Company, and 1/36th of the shares will be vested each month thereafter. Option price is determined by the Board of Directors. The Aircom 2014 Plan became effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aircom 2014 Plan.

On May 5, 2017, the Board of Directors of Aerkomm adopted the Aerkomm Inc. 2017 Equity Incentive Plan (the “Aerkomm 2017 Plan” and together with the Aircom 2015 Plan, the “Plans”)) and the reservation of 1,000,000 shares of common stock for issuance under the Aerkomm 2017 Plan. On June 23, 2017, the Board of Directors voted to increase the number of shares of common stock reserved for issuance under the Aerkomm 2017 Plan to 2,000,000 shares. The Aerkomm 2017 Plan provides for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of the Company, as determined by the Compensation Committee of the Board of Directors (or, prior to the establishment of the Compensation Committee on January 23, 2018, the Board of Directors).

On June 23, 2017, the Board of Directors agreed to issue options for an aggregate of 291,000 shares under the Aerkomm 2017 Plan to certain officers and directors of the Company. The option agreements are classified into three types of vesting schedule, which includes, 1) 1/6 of the shares subject to the option shall vest commencing on the vesting start date and the remaining shares shall vest at the rate of 1/60 for the next 60 months on the same day of the month as the vesting start date; 2) 1/4 of the shares subject to the option shall vest commencing on the vesting start date and the remaining shares shall vest at the rate of 1/36 for the next 36 months on the same day of the month as the vesting start date; 3) 1/3 of the shares subject to the option shall vest commencing on the first anniversary of vesting start date and the remaining shares shall vest at the rate of 50% each year for the next two years on the same day of the month as the vesting start date.

On July 31, 2017, the Board of Directors approved to issue options for an aggregate of 109,000 shares under the Aerkomm 2017 Plan to 11 of its employees. 1/3 of these shares subject to the option shall vest commencing on the first anniversary of vesting start date and the remaining shares shall vest at the rate of 50% each year for the next two years on the same day of the month as the vesting start date.

On December 29, 2017, the Board of Directors approved to issue options for an aggregate of 12,000 shares under the Aerkomm 2017 Plan to three of the Company’s independent directors, 4,000 shares each. All of these options were vested immediately upon issuance.

On June 19, 2018, the Compensation Committee approved to issue options for 32,000 and 30,000 shares under the Aerkomm 2017 Plan to two of the Company executives. One-fourth of the 32,000 shares subject to the option shall vest on May 1, 2019, 2020, 2021 and 2022, respectively. One-third of the 30,000 shares subject to the option shall vest on May 29, 2019, 2020 and 2021, respectively.

On December 29, 2018, the Compensation Committee approved to issue options for an aggregate of 12,000 shares under the Aerkomm 2017 Plan to three of the Company’s independent directors, 4,000 shares each. All of these options were vested immediately upon issuance.

Option price is determined by the Compensation Committee. The Aerkomm 2017 Plan has been adopted by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aerkomm 2017 Plan. The Aerkomm 2017 Plan was approved by the Company’s stockholders on March 28, 2018.

Valuation and Expense Information

Measurement and recognition of compensation expense based on estimated fair values is required for all share-based payment awards made to its employees and directors including employee stock options. The Company recognized compensation expense of $313,042 (unaudited) and $275,806 for the three-month periods ended March 31, 2019 and 2018, respectively, related to such employee stock options.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 - Stock Based Compensation - Continued

Determining Fair Value

Valuation and amortization method

The Company uses the Black-Scholes option-pricing-model to estimate the fair value of stock options granted on the date of grant or modification and amortizes the fair value of stock-based compensation at the date of grant on a straight-line basis for recognizing stock compensation expense over the vesting period of the option.

 Expected term

The expected term is the period of time that granted options are expected to be outstanding. The Company uses the SEC’s simplified method for determining the option expected term based on the Company’s historical data to estimate employee termination and options exercised.

Expected dividends

The Company does not plan to pay cash dividends before the options are expired. Therefore, the expected dividend yield used in the Black-Scholes option valuation model is zero.

Expected volatility

Since the Company has no historical volatility, it used the calculated value method which substitutes the historical volatility of a public company in the same industry to estimate the expected volatility of the Company’s share price to measure the fair value of options granted under the Plans.

Risk-free interest rate

The Company based the risk-free interest rate used in the Black-Scholes option valuation model on the market yield in effect at the time of option grant provided in the Federal Reserve Board’s Statistical Releases and historical publications on the Treasury constant maturities rates for the equivalent remaining terms for the Plans.

Forfeitures

The Company is required to estimate forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate option forfeitures and records share-based compensation expense only for those awards that are expected to vest.

The Company used the following assumptions to estimate the fair value of options granted in 2018 under the Plans as follows:

Assumptions
Expected term	10 years
Expected volatility	59.83% - 61.78%
Expected dividends	0%
Risk-free interest rate	2.72% - 2.99%
Forfeiture rate	0% - 5%

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 - Stock Based Compensation - Continued

Aircom 2014 Plan

A summary of the number of shares, weighted average exercise price and estimated fair value of options for Aircom 2014 Plan as of December 31, 2018 and March 31, 2019 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Options outstanding at January 1, 2018	932,262	0.4081	0.1282
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at December 31, 2018	932,262	0.4081	0.1282
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at March 31, 2019	932,262	0.4081	0.1282

Options exercisable at December 31, 2018	846,287	0.2892	0.0908

Options exercisable at March 31, 2019	926,048	0.3884	0.1220

A summary of the status of nonvested shares under Aircom 2014 Plan as of December 31, 2018 and March 31, 2019 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options nonvested at January 1, 2018	302,467	0.8315
Granted	-	-
Vested	(216,492)	0.5349
Forfeited/Cancelled	-	-
Options nonvested at December 31, 2018	85,975	1.5786
Granted	-	-
Vested	(79,761)	1.4404
Forfeited/Cancelled	-	-
Options nonvested at March 31, 2019	6,214	3.3528

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 - Stock Based Compensation - Continued

Aerkomm 2017 Plan

A summary of the number of shares, weighted average exercise price and estimated fair value of options under Aerkomm 2017 Plan as of December 31, 2018 and March 31, 2019 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Options outstanding at January 1, 2018	253,000	30.8824	18.4796
Granted	78,000	19.7462	9.2500
Exercised	-	-	-
Forfeited/Cancelled	(48,000)	27.5000	16.4610
Options outstanding at December 31, 2018	283,000	28.3867	16.2781
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at March 31, 2019	283,000	28.3867	16.2781

Options exercisable at December 31, 2018	111,589	28.7052	16.5968

Options exercisable at March 31, 2019	115,714	28.6623	16.5920

A summary of the status of nonvested shares under Aerkomm 2017 Plan as of March 31, 2019 and December 31, 2018 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options nonvested at January 1, 2018	168,250	32.4079
Granted	78,000	19.7462
Vested	(74,839)	28.8962
Forfeited/Cancelled	-	-
Options nonvested at December 31, 2018	171,411	28.1794
Granted	-	-
Vested	(4,125)	27.5000
Forfeited/Cancelled	-	-
Options nonvested at December 31, 2018	167,286	28.1962

As of March 31, 2019 and December 31, 2018, there were approximately $1,853,000 (unaudited) and $2,174,000, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plans. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted average period of 1 - 5 years.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 - Commitments

As of March 31, 2019, the Company’s significant contingency is summarized as follow:

On June 20, 2018, the Company entered into a Cooperation Framework Agreement with Shenzhen Yihe Culture Media Co., Ltd. (“Yihe”), the authorized agent of Guangdong Tengnan Internet, pursuant to which Yihe will promote the development of strategic cooperation between the Company and Guangdong Tengnan Internet. Specifically, Yihe agreed to assist the Company with public relations and advertising, such as market and brand promotion, as well as brand recognition in China (excluding Hong Kong, Macao and Taiwan), including but not limited to news dissemination, creative planning and support of campaigns, financial public relations and internet advertising. More specifically, Yihe will help the Company develop a working application of the WeChat Pay payment solution as well as WeChat applets applicable for Chinese users and relating to cell phone and WiFi connectivity on airplanes, and Yihe will assist the Company in integrating other Tencent internet-based original product offerings. As compensation, the Company agreed to pay Yihe RMB 8 million (approximately US$1.2 million), with RMB 2,000,000 (approximately US$309,000) paid on June 29, 2018 and the remaining RMB 6,000,000 (approximately US$927,000) to be paid by August 15, 2018. However, the Company is currently working with Yihe to postpone the project as well as the remaining payment, although there can be no assurance that a postponement will be agreed upon on terms acceptable to the Company if at all.

NOTE 14 - Subsequent Events

Public Offering

On April 23, 2019, the Company filed a post-effective amendment No. 2 with SEC to extend the Offering, as described in Note 10, 2), to extend the Offering to attempt to raise the remaining $16.44 million of the originally registered Offering amount, as well as the $9 million over-subscription option amount.

Bridge Loan

On May 9, 2019, two of the Company’s current shareholders each committed to provide to the Company a $10 million bridge loan for an aggregate principal amount of $20 million, to bridge the Company’s cash flow needs prior to its obtaining a mortgage loan to be secured by certain land (the “Land”) the Company intends to purchase. The Land consists of approximately 6.36 acres of undeveloped land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. Aerkomm Taiwan has contracted to purchase the Land for NT$1,056,297,507, or US$34,474,462, and the Company has made deposits totaling US$33,850,000 for this acquisition. The Company expects to pay the remaining balance of the purchase price, approximately US$624,462, and to complete the purchase of the Land following its completion of the Offering. The Loans will be secured by the Land with the initial closing date of the Loans to be a date, designated by the Company, within 30 days following the date that the title for the Land is fully transferred to and vested in the Company’s subsidiary, Aerkomm Taiwan. The Loans shall bear interest, non-compounding, at the Bank of America Prime Rate plus 1%, annually, calculated on the actual number of days the Loans are outstanding and based on a 365-day year and shall be due and payable upon the earlier of (1) the date of the Company’s (or the Company’s subsidiary, Aerkomm Taiwan) obtaining a mortgage loan secured by the Land with a principal amount of not less than $20 million and (2) one year following the initial closing date of the Loans. The Lenders also agreed to an earlier closing of up to 25% of the principal amounts of the Loans upon the Company’s request prior to the time that title to the Land is vested in the Company’s subsidiary, Aerkomm Taiwan, provided that the Company provides adequate evidence to the Lenders that the proceeds of such an earlier closing would be applied to pay the Company’s vendors. The Company, of course, cannot provide any assurances that it will be able to raise sufficient additional finds in the Offering to complete its acquisition of the Land or to obtain a mortgage on the Land if and when it is acquired.

Land Commission

On July 10, 2018, in conjunction with the Land acquisition, the Company entered into a binding letter of commitment with Metro Investment Group Limited, or MIGL, pursuant to which we agreed to pay MIGL an agent commission of four percent (4%) of the full purchase price, equivalent to approximately US$1,387,127, for MIGL’s services provided with respect to the acquisition. The commission must be paid to MIGL no later than 90 days following payment in full of the purchase price. If there is a delay in payment, we shall be responsible for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the commission per day of delay with a maximum cap to these damages of five percent (5%). Under applicable Taiwanese law, the commission is due and payable upon signing of the letter of commitment even if the contract is cancelled for any reason and the acquisition is not completed. We have recorded the estimated commission to the cost of land and will be paying the amount no later than 90 days following full payment of the purchase price.

On May 9, 2019, the Company amended the binding letter of commitment with MIGL to extend the payment to be paid after the full payment of the Land acquisition price until no later than December 31, 2020.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Use of Terms

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to “we,” “us,” “our,” or “our company” are to the combined business of Aerkomm Inc., a Nevada corporation, and its consolidated subsidiaries, including Aircom Pacific, Inc., a California corporation and wholly-owned subsidiary, or Aircom; Aircom Pacific Ltd., a Republic of Seychelles company and wholly-owned subsidiary of Aircom; Aircom Pacific Inc. Limited, a Hong Kong company and wholly-owned subsidiary of Aircom; Aircom Japan, Inc., a Japanese company and wholly-owned subsidiary of Aircom; and Aircom Telecom LLC, a Taiwanese company and wholly-owned subsidiary of Aircom, Aircom Taiwan, or Aircom Beijing.

Special Note Regarding Forward Looking Statements

Certain information contained in this report includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events. The following factors, among others, may affect our forward-looking statements:

●	our future financial and operating results;

●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

●	our ability to attract and retain customers;

●	our dependence on growth in our customers’ businesses;

●	the effects of changing customer needs in our market;

●	the effects of market conditions on our stock price and operating results;

●	our ability to successfully complete the development, testing and initial implementation of our product offerings;

●	our ability to maintain our competitive advantages against competitors in our industry;

●	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

●	our ability to introduce new offerings and bring them to market in a timely manner;

●	our ability to maintain, protect and enhance our intellectual property;

●	the effects of increased competition in our market and our ability to compete effectively;

●	our expectations concerning relationship with customers and other third parties;

●	the attraction and retention of qualified employees and key personnel;

●	future acquisitions of our investments in complementary companies or technologies; and

●	our ability to comply with evolving legal standards and regulations.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue our operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” included in our Transition Report on Form 10-KT for the transition period from March 1, 2018 through December 31, 2018, and matters described in this report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this report will in fact occur.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about our company include financial projections and future estimates and expectations about our business. The projections, estimates and expectations are presented in this report only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our management’s own assessment of our business, the industry in which we work and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Potential investors should not make an investment decision based solely on our company’s projections, estimates or expectations.

Overview

We are a full-service development stage provider of IFEC solutions. With advanced technologies and a unique business model, we plan to provide airline passengers with a true broadband in-flight experience that encompasses a wide range of service options. Such options will include Wi-Fi, cellular networks, movies, gaming, live TV, and music. We expect to offer these core services, which we are currently still developing, through both built-in in-flight entertainment systems, such as a seatback display, as well as on passengers’ personal devices. We also expect to provide content management services and e-commerce solutions related to our IFEC offerings.

We plan to partner with airlines and offer airline passengers free IFEC services. We expect to generate revenues through advertising and in-flight passenger transactions.

To complement and facilitate our planned IFEC service offerings, we intend to build satellite ground stations and related data centers within the geographic regions where we expect to be providing IFEC airline services.

Additionally, we have begun to develop and sell internet connectivity systems for hotels primarily located in remote regions. We expect to be providing these systems for maritime use as well.

MJet GMBH General Terms Agreement

On March 6, 2019, we signed a General Terms Agreement (GTA) with MJet GMBH, or MJet, an Airbus Corporate Jets (“ACJ”) customer, with a more definitive agreement to follow. MJet is an ACJ A319 corporate jet owner and operator based in Vienna, Austria. The GTA provides for the provision, installation, testing and certification of our Aerkomm K++ system equipment, including the Airbus Service Bulletin and associated material kit and related connectivity services, on an MJet ACJ A319 aircraft under the supervision of Airbus. Assuming the installation, testing and certification of our AERKOMM K++ system on the MJet A319 is successful, something we cannot guarantee at this time, MJet will pay us a one-time fee for our equipment and a monthly fee for our connectivity services, and we would also begin charging MJet for the bandwidth required to use the AERKOMM K++ system services. Assuming the success of this installation, MJet would become the first recurring payment customer of our IFEC AERKOMM K++ system as well as being the launch customer of our Aerkomm K++ solution.

Business Development

We are actively working with prospective airline customers to provide services to their passengers utilizing the Airbus certified AERKOMM K++ system. We have entered into non-binding memoranda of understanding with a number of airlines, including Air Malta Airlines of Malta, PanAfriqiyah of Malta, and Onur Air of Turkey. There can be no assurances, however, that these will lead to actual purchase agreements.

In view of the increasing demand by the airlines for a bigger data throughput, during the course of discussions between us and Airbus, we have revised our strategy to focus primarily on Ka-band IFEC solutions for airlines and have suspended work on our dual band satellite inflight connectivity solution. The Ku-band system will, however, still be retained for other product applications such as remote locations and maritime use.

In connection with the Airbus project, we also identified owners of ACJ aircraft, as potential customers of our AERKOMM K++ system. ACJ customers, however, would not generate enough internet traffic to make our free-service business model viable. To capitalize on this additional market, we plan to sell our AERKOMM K++ system hardware for installation on ACJ corporate jets and provide connectivity through subscription based plans. This new corporate jet market would generate additional revenue and income for our company. We are currently in advanced discussions with a number of ACJ customers, some of whom have more than one aircraft in their fleets.

Our AERKOMM K++ System

Following the course of discussions between us and Airbus and in view of the increasing demand by the airlines for a bigger data throughput, we have revised our strategy to focus primarily on Ka-band satellite connectivity solutions for aviation customers and have suspended work on our dual band satellite connectivity solution. Our AERKOMM K++ system will operate through Ka/Ka High Throughput Satellites. The Ku-band system will, however, still be retained for the other applications such as remote locations and maritime use.

Our AERKOMM K++ system will contain a low profile radome (that is, a dome or similar structure protecting our radio equipment) containing two Ka-band antennas, one for transmitting and the other for receiving, and will comply with the ARINC 791 standard of Aeronautical Radio, Incorporated. Our AERKOMM K++ system also meets Airbus Design Organization Approval.

GEO (Geostationary Earth Orbiting) and LEO (Low Earth Orbiting) Ka-band Satellites

Our initial AERKOMM K++ system will work only with geostationary earth orbiting, or GEO, Ka-band satellites. Performance of GEO satellites diminishes greatly in the areas near the Earth’s poles. Only low earth orbiting, or LEO, satellites can collect high quality data over the North and South poles. We are developing technologies to work with LEO satellites and plans to partner with Airbus to develop aircraft installation solutions. As new GEO and LEO Ka-band satellites are being regularly launched over the next few years, which, we expect, will enable the provision of worldwide aircraft coverage, we plan to have the necessary technology ready to take advantage of this new trend in Ka-band aviation connectivity, although it cannot assure you that it will be successful in this new area of endeavor.

Ground-based Satellite System Sales

Since our acquisition of Aircom Taiwan in December 2017, this wholly owned subsidiary has been developing ground-based satellite connectivity components which have an application in remote regions that lack regular affordable ground-based communications. In September, 2018, Aircom Taiwan consummated its first sale of such a component, a small cell server terminal, in the amount of $1,730,000. This server terminal will be utilized by the purchaser in the construction of a satellite-based ground communication system which will act as a multicast service extension of existing networks. The system is designed to extend local existing networks, such as ISPs and mobile operators, into rural areas and create better coverage and affordable connectivity in these areas. Aircom Taiwan expects to sell additional satellite connectivity components, systems and services to be used in ground mobile units in the future, although there can be no assurances that it will be successful in these endeavors.

In addition, in September 2018, Aircom Taiwan provided installation and testing services of a satellite-based ground connectivity system to a remote island resort and received service income related to this project in the amount of $15,000. Upon the completion of this system’s testing phase, and assuming that the system operates satisfactorily, Aircom Taiwan expects to begin to sell this system to multiple, remotely located resorts. We can make no assurances at this time however, that this system will operate satisfactorily, that we will be successful in introducing this system as a viable product offering or that we will be able to generate any additional revenue from the sale and deployment of this system.

Principal Factors Affecting Financial Performance

We believe that our operating and business performance is driven by various factors that affect the commercial airline industry, including trends affecting the travel industry and trends affecting the customer bases that we target, as well as factors that affect wireless Internet service providers and general macroeconomic factors. Key factors that may affect our future performance include:

●	our ability to enter into and maintain long-term business arrangements with airline partners, which depends on numerous factors including the real or perceived availability, quality and price of our services and product offerings as compared to those offered by our competitors;

●	the extent of the adoption of our products and services by airline partners and customers;

●	costs associated with implementing, and our ability to implement on a timely basis, our technology, upgrades and installation technologies;

●	costs associated with and our ability to execute our expansion, including modification to our network to accommodate satellite technology, development and implementation of new satellite-based technologies, the availability of satellite capacity, costs of satellite capacity to which we may have to commit well in advance, and compliance with regulations;

●	costs associated with managing a rapidly growing company;

●	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

●	the economic environment and other trends that affect both business and leisure travel;

●	continued demand for connectivity and proliferation of Wi-Fi enabled devices, including smartphones, tablets and laptops;

●	our ability to obtain required telecommunications, aviation and other licenses and approvals necessary for our operations; and

●	changes in laws, regulations and interpretations affecting telecommunications services and aviation, including, in particular, changes that impact the design of our equipment and our ability to obtain required certifications for our equipment.

Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

Comparison of Three Months Ended March 31, 2019 and 2018

The following table sets forth key components of our results of operations during the three-month periods ended March 31, 2019 and 2018.

	Three Months Ended March 31,		Change
	2019	2018	$	%
Sales	$-	$-	$-	-
Cost of sales	-	-	-	-
Operating expenses	2,048,289	1,450,899	597,390	41.2%
Loss from operations	(2,048,289)	(1,450,899)	(597,390)	41.2%
Net non-operating income (expense)	(331,470)	(4,222)	(327,248)	7,751.0%
Loss before income taxes	(2,379,759)	(1,455,121)	(924,638)	63.5%
Income tax expense	3,233	4,062	(829)	20.4%
Net Loss	(2,382,992)	(1,459,183)	(923,809)	63.3%
Other comprehensive income (loss)	343,596	2,934	340,662	11,610.8%
Total comprehensive loss	$(2,039,396)	$(1,456,249)	$(583,147)	40.0%

Revenue. Our total revenue was $0 and $0 for the three-month periods ended March 31, 2019 and 2018 as we are still developing our core business in in-flight entertainment and connectivity and there was no non-recurring sale of equipment to related parties during the periods

Cost of sales. Our cost of sales was $0 for both the three-month periods ended March 31, 2019 and 2018 as we did not have any sales during the periods.

Operating expenses. Our operating expenses consist primarily of compensation and benefits, professional advisor fees, research and development expenses, cost of promotion, business development, business travel, transportation costs, and other expenses incurred in connection with general operations. Our operating expenses increased by $597,390 to $2,048,289 for the three-month period ended March 31, 2019, from $1,450,899 for the three-month period ended March 31, 2018. Such increase was mainly due to an increase in research and development expense, payroll and related expenses and depreciation expense of $325,480, $143,288 and $118,531, respectively, which was offset by an decrease in consulting expense of $219,610 The decrease in consulting fee was mainly related to the decrease in fair value of warrants issued to our underwriter for the public offering and termination of one consulting agreement.

Net non-operating expense. We had $331,470 in net non-operating expense for the three-month period ended March 31, 2019, as compared to net non-operating expense of $4,222 for the three-month period ended March 31, 2018. Net non-operating expense in the three-month period ended Mach 31, 2019 represents loss on foreign exchange translation of $331,197, while net non-operating expense in the three-month period ended March 31, 2018 includes a foreign exchange translation loss of $3,022 and interest expense of $1,268.

Loss before income taxes. Our loss before income taxes decreased by $924,638 to $2,379,759 for the three-month period ended March 31, 2019, from a loss of $1,455,121 for the three-month period ended March 31, 2018, as a result of the factors described above.

Income tax expense. Income tax expense was $3,233 for the three-month period ended March 31, 2019, as compared to the income tax expense of $4,062 for the three-month period ended March 31, 2018.

Total comprehensive loss. As a result of the cumulative effect of the factors described above, our total comprehensive loss increased by $583,147 to $2,039,396 for the three-month period ended March 31, 2019, from $1,456,249 for the three-month period ended March 31, 2018.

Liquidity and Capital Resources

As of March 31, 2019, we had cash and cash equivalents of $78,248. To date, we have financed our operations primarily through cash proceeds from financing activities, including through our ongoing public offering, short-term borrowings and equity contributions by our stockholders.

The following table provides detailed information about our net cash flow:

Cash Flow

	Three Months Ended March 31,
	2019	2018
Net cash used for operating activities	$(534,882)	$(367,556)
Net cash used for investing activity	(1,275)	(6,352)
Net cash provided by financing activity	182,500	407,707
Net increase (decrease) in cash and cash equivalents	(353,657)	33,799
Cash at beginning of year	88,309	21,504
Foreign currency translation effect on cash	343,596	2,934
Cash at end of year	$78,248	$58,237

Operating Activities

Net cash used for operating activities was $534,882 for the three months ended March 31, 2019, as compared to $367,556 for the three months ended March 31, 2018. In addition to the net loss of $2,382,992, the increase in net cash used for operating activities during the three-month period ended March 31, 2019 was mainly due to increase in inventory of $380,000, offset by the decrease in accounts receivable and temporary deposit – related party and decrease in accrued expense and other payable - others of $389,900, $100,067, 457,652 and $239,436, respectively. In addition to the net loss of $1,459,183, the increase in net cash used for operating activities during the three-month period ended March 31, 2018 was mainly due to increase in accrued expenses, other payable – related parties and other payable, and decrease in other payable related parties of $243,539, $217,183, $182,850 and $46,743, respectively, offset by the increase in net operating loss and other receivable of $1,459,183 and $14,901, respectively.

Investing Activities

Net cash used for investing activities for the three months ended March 31, 2019 was $1,275 as compared to $6,352 for the three months ended March 31, 2018. The net cash used for investing activities for the three months ended March 31, 2019 and 2018 was mainly for the purchase of property and equipment.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2019 and 2018 was $182,500 and $407,707, respectively. Net cash provided by financing activities for the three months ended March 31, 2019 were mainly attributable to net proceeds from the borrowing of short-term loans from affiliates in the amount of $182,500. Net cash provided by financing activities for the three months ended March 31, 2018 were mainly attributable to proceeds from the increase in subscribed capital and short-term loans from affiliates in the amount of $56,000 and $325,040, respectively, for the three months ended March 31, 2018.

On May 14, 2018, we entered into an underwriting agreement with Boustead Securities, LLC in connection with the public offering, issuance and sale of up to 1,411,765 shares of our common stock on a best efforts basis, with a minimum requirement of 117,647 shares, at the public offering price of $42.50 per share, less underwriting discounts, for minimum gross proceeds $5,000,000 and up to a maximum of $60,000,000. We also granted Boustead Securities, LLC an over-subscription option, exercisable on or prior to the offering termination date to extend the offering for an additional 45 days, pursuant to which we may sell up to 211,764 additional shares of the common stock at the public offering price, less underwriting discounts. The material terms of this offering are described in the prospectus, dated May 14, 2018, filed by us with the Securities and Exchange Commission, or the SEC, on May 14, 2018 pursuant to Rule 424(b) under the Securities Act. This offering is registered with the SEC pursuant to a Registration Statement on Form S-1, as amended and supplemented to date (File No. 333-222208), initially filed by us on December 20, 2017.

As of March 31, 2019, we held 11 closings of this offering, pursuant to which we issued and sold an aggregate of 1,024,980 shares of common stock for gross proceeds of approximately $43.56 million, or net proceeds of approximately $39.81 million after underwriting discounts, commissions and offering expenses payable by us. The offering period for this public offering expired on January 4, 2019 and we filed a post-effective amendment No. 2 with the SEC on April 23, 2019 to extend the public offering to attempt to raise the remaining $16.44 million that has not yet been sold.  The post-effective amendment has not yet been approved by the SEC and we can make no guarantees that we will be able to sell any additional shares on our common stock in the public offering.

On May 9, 2019, two of our current shareholders (the “Lenders”) each committed to provide us a $10 million bridge loan (the “Loans”) for an aggregate principal amount of $20 million, to bridge our cash flow needs prior to our obtaining a mortgage loan to be secured by a parcel of land (the “Land”) we intend to purchase. The Land consists of approximately 6.36 acres of undeveloped land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. Aerkomm Taiwan has contracted to purchase the Land for NT$1,056,297,507, or US$34,474,462, and we have made deposits totaling US$33,850,000 for this acquisition. We expect to pay the remaining balance of the purchase price, approximately US$624,462, and to complete the purchase of the Land following our completion of our public offering. The Loans will be secured by the Land with the initial closing date of the Loans to be a date, designated by us, within 30 days following the date that the title for the Land is fully transferred to and vested in our subsidiary, Aerkomm Taiwan. The Loans shall bear interest, non-compounding, at the Bank of America Prime Rate plus 1%, annually, calculated on the actual number of days the Loans are outstanding and based on a 365-day year and shall be due and payable upon the earlier of (1) the date of our (or our subsidiary, Aerkomm Taiwan) obtaining a mortgage loan secured by the Land with a principal amount of not less than $20 million and (2) one year following the initial closing date of the Loans. The Lenders also agreed to an earlier closing of up to 25% of the principal amounts of the Loans upon our request prior to the time that title to the Land is vested in our subsidiary, Aerkomm Taiwan, provided that we provide adequate evidence to the Lenders that the proceeds of such an earlier closing would be applied to pay our vendors. We, of course, cannot provide any assurances that we will be able to raise sufficient additional finds in our public offering to complete our acquisition of the Land or to obtain a mortgage on the Land if and when it is acquired.

On July 10, 2018, in conjunction with the Land acquisition, we entered into a binding letter of commitment with Metro Investment Group Limited, or MIGL, pursuant to which we agreed to pay MIGL an agent commission of four percent (4%) of the full purchase price of the Land, equivalent to approximately US$1,387,127, for MIGL’s services provided with respect to the acquisition. The commission must be paid to MIGL no later than 90 days following payment in full of the purchase price. If there is a delay in payment, we shall be responsible for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the commission per day of delay with a maximum cap to these damages of five percent (5%). Under applicable Taiwanese law, the commission is due and payable upon signing of the letter of commitment even if the contract is cancelled for any reason and the acquisition is not completed. We have recorded the estimated commission to the cost of land and will be paying the amount no later than 90 days following full payment of the purchase price.  On May 9, 2019, we amended the binding letter of commitment with MIGL to extend the payment to be paid after the full payment of the Land acquisition price until no later than December 31, 2020.

With the $16.44 million to be raised in the remainder of our ongoing public offering (assuming we are successfully able to complete the public offering) and the $20 million in Loans committed to us by the Lenders, we believe our available working capital will be adequate to sustain our operations at our current levels for the next twelve months. However, even if we successfully raise sufficient capital to satisfy our needs over the next twelve months, following that period we will require additional cash resources for the implementation of our strategy to expand our business or for other investments or acquisitions we may decide to pursue. If our internal financial resources are insufficient to satisfy our capital requirements, we will need seek to sell additional equity or debt securities or obtain additional credit facilities, although there can be no assurances that we will be successful in these efforts. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

The Company has not generated significant revenues, excluding non-recurring revenues from affiliates in the second quarter of fiscal 2018, and will incur additional expenses as a result of being a public reporting company. For the three-month period ended March 31, 2019, the Company incurred a comprehensive loss of $2,039,396 and had working capital deficiency of $2,892,780 as of March 31, 2019. Currently, the Company has taken measures, as discussed above, that management believes will improve its financial position by financing activities, including through our ongoing public offering, short-term borrowings and equity contributions.

Capital Expenditures

Our operations continue to require significant capital expenditures primarily for technology development, equipment and capacity expansion. Capital expenditures are associated with the supply of airborne equipment to our prospective airline partners, which correlates directly to the roll out and/or upgrade of service to our prospective airline partners’ fleets. Capital spending is also associated with the expansion of our network, ground stations and data centers and includes design, permitting, network equipment and installation costs.

Capital expenditures for the three months ended March 31, 2019 and 2018 were $1,275 and $97,102, respectively.

We anticipate an increase in capital spending in our fiscal year ended December 31, 2019 and estimate that capital expenditures will range from $6 million to $60 million as we begin airborne equipment installations and continue to execute our expansion strategy.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. We recognize revenue when performance obligations identified under the terms of contracts with our customers are satisfied, which generally occurs upon the transfer of control in accordance with the contractual terms and conditions of the sale. Our major revenue for the three-month period ended March 31, 2019 was the development of a small cell server terminal which will be utilized in the construction of a satellite-based ground communication system networks. We also had minor revenue from providing installation and testing services of a satellite-based ground connectivity system. The majority of our revenue is recognized at a point in time when product is shipped or service is provided to the customer. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring goods, which includes estimates for variable consideration.

Inventories. Inventories are recorded at the lower of weighted-average cost or net realizable value. We assess the impact of changing technology on our inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Research and Development Costs. Research and development costs are charged to operating expenses as incurred. For the three-month periods ended March 31, 2019 and 2018, we incurred approximately $416,231 and $90,750 of research and development costs, respectively.

Property and Equipment. Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed by using the straight-line and double declining method over the following estimated service lives: computer equipment - 3 to 5 years, furniture and fixtures - 5 years, satellite equipment – 5 years, vehicles – 5 years and lease improvement – 5 years. Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress. Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to income in the period of sale or disposal. We review the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We determined that there was no impairment loss for the three-month periods ended March 31, 2019 and 2018.

Goodwill and Purchased Intangible Assets. Goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of net assets acquired from acquisition of subsidiaries. We test goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment. Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Purchased intangible asset consists of satellite system software and is amortized over 10 years.

Fair Value of Financial Instruments. We utilize the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

Level 2 - Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 - Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of our cash, accounts receivable, other receivable, short-term loans, accounts payable, and other payable approximated their fair value due to the short-term nature of these financial instruments.

Translation Adjustments.  If a foreign subsidiary’s functional currency is the local currency, translation adjustments will result from the process of translating the subsidiary’s financial statements into the reporting currency of our company. Such adjustments are accumulated and reported under other comprehensive income (loss) as a separate component of stockholder’s equity.

Recent Accounting Pronouncements

Financial Instruments. In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU 2016-13 on our consolidated financial statements.

Intangibles. In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019. We are currently evaluating the impact of adopting ASU 2017-04 on our consolidated financial statements.

Leases. In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. We are currently evaluating the timing of adoption and the impact of adopting ASU 2016-02 on our consolidated financial statements.

Income Statement. In February 2018, FASB issued ASU 2018-02, “Income Statement - Reporting Comprehensive Income” (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which required deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with effect included in income from continuing operations in the reporting period that includes the enactment date of Tax Cut and Jobs Act. ASU 2018-02 will be effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We are currently evaluating the timing of adoption and the impact of adopting ASU 2018-02 on our consolidated financial statements.

Stock Compensation. In June 2018, FASB issued ASU 2018-07, “Compensation-Stock Compensation” (Topic 718): Improvement of Nonemployee Share-Based Payment Accounting, which amends the accounting for nonemployee share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 will be effective for public business entities for fiscal years beginning after December 15, 2018, and interim periods within the fiscal year. We are currently evaluating the timing of adoption and the impact of adopting ASU 2018-07 on our consolidated financial statements.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 4.	CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15(e) of the Exchange Act, our management has carried out an evaluation, with the participation and under the supervision of our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as of March 31, 2019.

Based upon, and as of the date of this evaluation, our chief executive officer and chief financial officer determined that, because of the material weaknesses described in Item 9A “Controls and Procedures” of our Transition Report on Form 10-KT filed on April 1, 2019 for the transition period from March 1, 2018 through December 31, 2018 and further referenced below, which we are still in the process of remediating as of March 31, 2019, our disclosure controls and procedures were not effective.

Changes in Internal Control Over Financial Reporting

We regularly review our system of internal control over financial reporting and make changes to our processes and systems to improve controls and increase efficiency, while ensuring that we maintain an effective internal control environment. Changes may include such activities as implementing new, more efficient systems, consolidating activities, and migrating processes.

During its evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2019, our management identified the following material weaknesses:

●	We do not have sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements. To mitigate the current limited resources and limited employees, we rely heavily on the use of external legal and accounting professionals.

In order to cure the foregoing material weakness, we have taken or plan to take the following remediation measures:

●	On November 5, 2018, we added a staff accountant with a CPA and technical accounting expertise to further support our current accounting personnel. As necessary, we will continue to engage consultants or outside accounting firms in order to ensure proper accounting for our consolidated financial statements.

We intend to complete the remediation of the material weakness discussed above as soon as practicable but we can give no assurance that we will be able to do so. Designing and implementing an effective disclosure controls and procedures is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to devote significant resources to maintain a financial reporting system that adequately satisfies our reporting obligations. The remedial measures that we have taken and intend to take may not fully address the material weakness that we have identified, and material weaknesses in our disclosure controls and procedures may be identified in the future. Should we discover such conditions, we intend to remediate them as soon as practicable. We are committed to taking appropriate steps for remediation, as needed.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Other than in connection with the implementation of the remedial measures described above, there were no changes in our internal controls over financial reporting during quarter ended March 31, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II

OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS.

There were no material developments during the quarter ended March 31, 2019 to the legal proceedings previously disclosed in Item 3 “Legal Proceedings” of our Transition Report on Form 10-KT filed on April 1, 2019.

ITEM 1A.	RISK FACTORS.

For information regarding risk factors, please refer to our Transition Report on Form 10-KT for the period from March 31, 2018 through December 31, 2018 filed with the SEC on April 1, 2019.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

We have not sold any equity securities during the quarter ended March 31, 2019 that were not previously disclosed in a current report on Form 8-K that was filed during the quarter.

On December 21, 2018, we repurchased an aggregate of 104,413 unvested shares of our restricted common stock for a purchase price of $0.0067 per share.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.	MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5.	OTHER INFORMATION.

We have no information to disclose that was required to be in a report on Form 8-K during the quarter ended March 31, 2019 but was not reported. There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

ITEM 6.	EXHIBITS.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 26, 2013, between Aerkomm Inc. and Maple Tree Kids LLC (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed on November 5, 2013)
2.2	Form of Share Exchange Agreement, dated February 13, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and the shareholders of Aircom Pacific, Inc. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on February 14, 2017)
3.1	Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on May 4, 2017)
3.2	Certificate of Change Pursuant to NRS 78.209 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 16, 2019)
3.2	Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Form 8A-12G filed on N, 2018)
4.1	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-1/A filed on February 2, 2018)
10.1	General Terms Agreement between Aircom Pacific, Inc. and MJet GMBH dated March 6, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 22, 2019)
10.2	Loan Commitment by and between Aerkomm Inc. and the Lenders, dated May 9, 2019
10.2a	Loan Commitment Amendment by and between Aerkomm Inc. and the Lenders, dated May 10, 2019
10.3	Letter of Commitment No. 1 by and between Aerkomm Inc., Aerkomm Taiwan Inc. and Metro Investment Group Limited dated May 9, 2019.
31.1*	Certifications of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certifications of Principal Financial and Accounting Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1*	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2*	Certification of Principal Financial and Accounting Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2019	AERKOMM INC.

/s/ Jeffrey Wun
Name: Jeffrey Wun
Title: Chief Executive Officer
(Principal Executive Officer)

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 10.2

Loan Commitment

May 9, 2019

The Lenders (as defined below) agree to make a short-term bridge loan to the Company (as defined below) based on the following terms:

Borrower:	Aerkomm Inc. (“the “Company”), a Nevada corporation.

Lenders:	Rising Development Co., Ltd. and Well Thrive Limited (each a “Lender”, and collectively the “Lenders”). The Lenders are current shareholders of the Company and desire to make the Loan to bridge the Company’s cash flow requirement prior to the Company or its subsidiary obtaining a mortgage loan to be secured by the Land (as defined below).

Principal Amount:	Each Lender commits to loan up to $10,000,000 to the Company, totaling $20,000,000 (the “Loan”). The Loan will be drawn down as required based on the Company’s cash needs. Each draw will be funded 50/50 by each Lender.

Initial Closing Date:	The initial closing date of the Loan shall be at a date designated by the Company within 30 days following the date that the title of the Land is fully transferred to and vested in the Company’s subsidiary Aerkomm Taiwan.

Land:	The Company has entered into a real estate sales contract relating to the acquisition by Aerkomm Taiwan (a wholly owned subsidiary of the Company ) of a parcel of land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan, which parcel consists of approximately 6.36 acres of undeveloped land (the “Land”).

Maturity:	All principal and interest under the Loan shall be due and payable upon the earlier of (1) the date the Company or its subsidiary obtained a mortgage loan secured by the Land with a principal amount of not less than $20,000,000 or (2) one year following the date of the Initial Closing Date.

Interest:	Bank of America Prime Rate plus 1%, calculated based on actual number of days over 365-day year; non-compounding.

Collateral:	The Loan shall be secured by the Land.

Definitive Agreements:	Prior to the Initial Closing Date, the parties shall enter into definitive agreements setting forth customary terms and conditions relating to the Loan and the security interest on the Land.

Use of Proceeds	The proceeds of the Loan will be used to fund marketing, legal, accounting and general working capital needs of the Company and its subsidiaries.

Expenses:	Each party shall bear its own fees, costs and expenses in connection with the negotiation and closing of the Loan.

Executed as of the date first written above:

COMPANY: AERKOMM INC.

By:	/s/ Jeffrey Wun
Name:	JEFFREY WUN
Title:	CEO

LENDERS:
RISING DEVELOPMENT CO., LTD.

By:	/s/ CHANG, CHI-HUNG	(Corporate and personal seals)
Name:	CHANG, CHI-HUNG
Title:	Chairman

WELL THRIVE LIMITED

By:	/s/ CHANG, SHENG-CHUN	(Corporate stamp)
Name:	CHANG, SHENG-CHUN
Title:	Chairman

Exhibit 10.2(a)

Amendment

to

Loan Commitment

May 10, 2019

Reference is made to that certain Loan Commitment dated May 9, 2019 (the “Commitment”), pursuant to which Rising Development Co., Ltd. and Well Thrive Limited (each, a “Lender”, and collectively, the “Lenders”) have committed to make a loan of up to $20,000,000 to Aerkomm, Inc. (the “Company”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Commitment.

The Commitment provides that the Initial Closing Date shall be within 30 days following the date the title of the Land is vested in the Company’s subsidiary Aerkomm Taiwan. Considering the fact that the Company may have cash requirement to pay its vendors in connection with its Aerkomm++ program prior to the time set for the initial closing under the Commitment, the Lenders hereby agree to an earlier closing of up to 25% of the Loan upon the Company request prior to the time the title of the Land is vested in the Company’s subsidiary Aerkomm Taiwan, provided that the Company provide adequate evidence to the Lenders that the proceeds of the advance closing would be applied to pay the Company’s vendors.

Executed as of the date first written above:

COMPANY: AERKOMM INC.

By:	/s/ JEFFREY WUN
Name:	JEFFREY WUN
Title:	CEO

LENDERS:
RISING DEVELOPMENT CO., LTD.

By:	/s/ CHANG, CHI-HUNG	(Corporate and personal seals)
Name:	CHANG, CHI-HUNG
Title:	Chairman

WELL THRIVE LIMITED

By:	/s/ CHANG, SHENG-CHUN	(Corporate stamp)
Name:	CHANG, SHENG-CHUN
Title:	Chairman

Exhibit 10.3

Letter of Commitment

Amendment No. 1

Promiser:	Aerkomm Inc.

Aerkomm Taiwan Inc.

I.	For the land located at No. 89-49 Dashuiku Section, Xinyi District, Keelung City (the area is 7,690.46 Pyeong, approximately 273,651 square feet, all parts thereof are held, the original land number is 89-18, and it is changed to 89-49 as a result of the reorganization by the land office, and the area and location remain unchanged), the landowner TSAI MING-YIN agrees to sign a real estate sales contract with the promiser in respect of the above subject property at a total price of NT$ (the same below) One Billion Five Thousand Six Hundred Twenty-nine Million Seven Thousand Five Hundred and Seven Dollars (NT$1,056,297,507, approximately US$34,712,373) through the agent Metro Investment Group Limited, and the Promiser agrees to pay the agent commission to Metro Investment Group Limited.

II.	Terms of payment: If Metro Investment Group Limited smoothly facilitates the completion of the above real estate sales contract, the Promiser shall pay the agent a commission based on four percent (4%) of the full contract price (NT$1,056,297,507, approximately US$34,712,373), which equivalent to NT$42,252,900 (approximately US$1,388,528), to Metro Investment Group Limited.

III.	Time of payment: Pay to Metro Investment Group Limited after the ull payment of the contract price by the Promiser and no later than December 31, 2020.

IV.	In the event of any delay in payment, the Promiser shall pay an additional punitive liquidated damages of one tenth of one percent (0.1%) per day of the agent commission per day. The punitive liquidated damages shall be limited to 5% of the agent commission.

V.	Jurisdiction: In the event of any lawsuit arising out of this Letter of Commitment, both parties agree to take Taiwan Taipei District Court as the court of first instance with jurisdiction.

Yours sincerely,

Metro Investment Group Limited

Promiser: Aerkomm Inc.                          /s/ Jeffrey Wun

Legal Representative: Jeffrey Wun, CEO

Aerkomm Taiwan Inc. /s/ Aerkomm Taiwan Inc. (Corporate Seal)

Legal Representative: HSU, CHIH-MING /s/ Hsu, Chih-Ming (Personal Seal)

The 9th day of May, 2019

Exhibit 31.1

CERTIFICATIONS

I, Jeffrey Wun, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Aerkomm Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 14, 2019

/s/ Jeffrey Wun
Jeffrey Wun
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATIONS

I, Y. Tristan Kuo, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Aerkomm Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 14, 2019

/s/ Y. Tristan Kuo
Y. Tristan Kuo
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeffrey Wun, the Chief Executive Officer of AERKOMM INC. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 14th day of May, 2019.

/s/ Jeffrey Wun
Jeffrey Wun
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Aerkomm Inc. and will be retained by Aerkomm Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Y. Tristan Kuo, the Chief Financial Officer of AERKOMM INC. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 14th day of May, 2019.

/s/ Y. Tristan Kuo
Y. Tristan Kuo
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Aerkomm Inc. and will be retained by Aerkomm Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

EXHIBIT III

TRANSITION REPORT ON FORM 10-KT FOR THE TRANSITION PERIOD FROM MARCH 31, 2018 THROUGH DECEMBER 31, 2018, FILED BY AERKOMM WITH THE SEC ON APRIL 1, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-KT

(Mark One)

☐ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended:

☒ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from March 31, 2018 through December 31, 2018

Commission File No. 000-55925

AERKOMM INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3424568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451

(Address of principal executive offices)

(877) 742-3094

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0,001 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.   Yes ☐  No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.   Yes ☐  No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.   Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒  No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐  No ☒

As of September 30, 2018 (the last business day of the registrant’s most recently completed second fiscal quarter), the aggregate market value of the shares of the registrant’s common stock held by non-affiliates (based upon the closing price of such shares as reported on the OTCQX Market) was approximately $65,434,791.  Shares of the registrant’s common stock held by each executive officer and director and by each person who owns 10% or more of the outstanding common stock have been excluded from the calculation in that such persons may be deemed to be affiliates of the registrant. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

There was a total of 9,247,272 shares of the registrant’s common stock outstanding as of March 25, 2019.

DOCUMENTS INCORPORATED BY REFERENCE

None.

EXPLANATORY NOTE REGARDING THIS TRANSITION REPORT

On February 12, 2019, we changed our fiscal year from the period beginning April 1 and ending on March 31 to the period beginning on January 1 and ending on December 31. As a result, this report on Form 10-KT is a transition report and includes financial information for the transition period from April 1, 2018 through December 31, 2018 (the “Transition Period”). Subsequent to this report, our reports on Form 10-K will cover the fiscal year, January 1 to December 31, which will be our fiscal year.

Aerkomm Inc.

Transition Report on Form 10-K

The Transition Period Ended December 31, 2018

Special Note Regarding Forward Looking Statements

In addition to historical information, this annual transition report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our future financial and operating results;

●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

●	our ability to attract and retain customers;

●	our dependence on growth in our customers’ businesses;

●	the effects of changing customer needs in our market;

●	the effects of market conditions on our stock price and operating results;

●	our ability to maintain our competitive advantages against competitors in our industry;

●	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

●	our ability to introduce new offerings and bring them to market in a timely manner;

●	our ability to maintain, protect and enhance our intellectual property;

●	the effects of increased competition in our market and our ability to compete effectively;

●	our plans to use the proceeds from our public offering;

●	our expectations concerning relationship with customers and other third parties;

●	the attraction and retention of qualified employees and key personnel;

●	future acquisitions of our investments in complementary companies or technologies; and

●	our ability to comply with evolving legal standards and regulations.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Item 1A. Risk Factors” and elsewhere in this report. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this annual transition report may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this report and the documents that we reference in this report and have filed with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

This report includes market and industry data that has been obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this annual transition report are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this report or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in this report to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this report.

Use of Terms

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to:

●	“we,” “us,” “our,” or “our company,” are to the combined business of Aerkomm Inc., a Nevada corporation, and its consolidated subsidiaries;

●	“Aircom” are to Aircom Pacific, Inc., a California corporation and wholly-owned subsidiary of our company;

●	“Aircom Seychelles” are to Aircom Pacific Ltd., a Republic of Seychelles company and wholly-owned subsidiary of Aircom;

●	“Aircom HK” are to Aircom Pacific Inc. Limited, a Hong Kong company and wholly-owned subsidiary of Aircom;

●	“Aircom Japan” are to Aircom Japan, Inc., a Japanese company and wholly-owned subsidiary of Aircom;

●	“Aircom Taiwan” are to Aircom Telecom LLC, a Taiwanese company and wholly-owned subsidiary of Aircom;

●	“Aircom Beijing” are to Beijing Yatai Communication Co., Ltd. a company organized under the laws of China and a wholly-owned subsidiary of Aircom Taiwan;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended; and

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

Stock Split

On January 10, 2017, we completed a 1-for-10 reverse split of our issued and outstanding common stock. On January 16, 2019, we completed a 1-for-5 reverse split of our authorized and issued and outstanding common stock. All share and per share information in this report has been adjusted to give retroactive effect to such reverse splits.

PART I

ITEM 1.	BUSINESS.

Overview

With advanced technologies and a unique business model, we, as a development stage service provider of IFEC solutions, intend to provide airline passengers with a broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular, movies, gaming, live TV, and music. We plan to offer these core services, which we are currently still developing, through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ own personal devices. We also expect to provide content management services and e-commerce solutions related to our IFEC solutions.

We plan to partner with airlines and offer airline passengers free IFEC services. We expect to generate revenue through advertising and in-flight transactions. We believe that this is an innovative approach that differentiates us from existing market players.

To complement and facilitate our planned IFEC service offerings, we intend to build satellite ground stations and related data centers within the geographic regions where we expect to be providing IFEC airline services.

Additionally, we have developed and begun to market two internet connectivity systems, one for hotels primarily located in remote regions and the other for maritime use. Both systems operate through a Ku/Ku high throughput satellite, or HTS. We also expect to develop a remote connectivity system that will be applicable to the highspeed rail industry.

Our Corporate History and Operational Structure

Aircom was incorporated in the State of California on September 29, 2014. On December 28, 2016, Aircom purchased 140,000 shares, or approximately 86.3%, of the outstanding common stock of the public company then known as Maple Tree Kids, Inc. (“MTKI”) for the purpose of engaging in a reverse acquisition with MTKI. On January 10, 2017, in anticipation of the reverse acquisition and Aircom’s new business, MKTI changed its name to Aerkomm Inc. On February 13, 2017, Aircom and its shareholders entered into a share exchange agreement with Aerkomm pursuant to which Aerkomm acquired 100% of the issued and outstanding capital stock of Aircom in exchange for approximately 99.7% of the issued and outstanding capital stock of Aerkomm (or 87.8% on a fully-diluted basis). As a result of the share exchange, Aircom became a wholly-owned subsidiary of Aerkomm, and the former shareholders of Aircom became the holders of approximately 99.7% of Aerkomm’s issued and outstanding capital stock.

For accounting purposes, the share exchange transaction with Aircom was treated as a reverse acquisition, with Aircom as the acquirer and Aerkomm as the acquired party. To the extent this report contains business and financial information for partial periods prior to the consummation of the reverse acquisition, this information pertains to the business and financial information of Aircom and its consolidated subsidiaries. Aircom owns all of the equity interests of Aircom Seychelles, Aircom HK, Aircom Japan and Aircom Taiwan.

Aircom Seychelles was formed under the laws of Seychelles on December 15, 2009 as Gulach Ltd. and changed its name to Aircom Pacific Ltd. on August 19, 2014. Aircom Seychelles was acquired by Aircom Pacific on December 31, 2014 to facilitate Aircom’s global corporate structure for both business operations and tax planning. Presently, Aircom Seychelles has no operations. Aircom is working with corporate and tax advisers in optimizing its global corporate structure and has not yet concluded a revised plan of organization.

On October 17, 2016, Aircom acquired Aircom HK for $100,000. Aircom HK is a Hong Kong limited company formed on October 3, 2008 as Yanwei Information Technology Limited. Aircom HK changed its name to Dadny Inc Limited on July 22, 2015 and changed its name again to Aircom Pacific Inc. Limited on July 22, 2015. Aircom HK is in charge of all of Aircom’s business and operations in Hong Kong and China. Aircom HK is applying for, and will be the holder of a Validation of Supplemental Type Certificate, or VSTC, issued by the Hong Kong Civil Aviation Department, or HKCAD. Presently, Aircom HK’s primary function is business development, both with respect to airlines as well as content providers and advertising partners based in Hong Kong and China. It is also actively seeking strategic partnerships in those areas, through which Aircom may leverage its product offerings to provide enhanced services to prospective customers. Aircom also plans to provide local support to Hong Kong-based airlines via Aircom HK and Aircom HK owned teleports located in Hong Kong.

On December 15, 2016, Aircom acquired Aircom Japan for $600,000. Aircom Japan was formed under the laws of Japan on August 29, 2011 as Dadny (Japan) Inc. and changed its name to Aircom Japan, Inc. on July 1, 2016. Aircom Japan is responsible for Aircom’s business development efforts and general operations located within Japan. Aircom Japan is applying for, and will be the holder of, a Satellite Communication Blanket License, which is necessary for Aircom to provide services within Japan. Aircom Japan will also provide local support to airlines operating within the territory of Japan. We do not expect to be in a position to successfully launch our service offerings in Japan until sometime in 2019.

Aircom Taiwan, which became a wholly owned subsidiary of Aircom in December 2017, was organized under the laws of Taiwan on June 29, 2016. During 2017, prior to Aircom Taiwan becoming a wholly owned subsidiary of Aircom, Aircom advanced a total of $460,000 (the “Prepayment”) to Aircom Taiwan for working capital as part of a planned $1,500,000 aggregate equity investment (the “Equity Investment”) in Aircom Taiwan. Aircom Taiwan at that time acted as Aircom’s agent in Taiwan. Before Aircom Taiwan was allowed to issue equity to Aircom, because Aircom was a foreign investor, the Equity Investment had to be approved by the Investment Review Committee of the Ministry of Economic affairs of Taiwan (the “Committee”). Aircom entered into an Equity Pre-Subscription Agreement with Aircom Taiwan dated as of August 13, 2017, to memorialize the terms of the Equity Investment. On December 19, 2017, the Committee approved Aircom’s initial Equity Investment (valued as of that date at NT$15,150,000, or approximately US$500,000) and the purchase of the Aircom Taiwan’s founding owner’s total equity of NT$100,000 (approximately US$3,350). As a result of the approval of the Equity Investment, Aircom Taiwan became a 100% wholly owned subsidiary of Aircom.

On June 13, 2018, Aerkomm established Aerkomm Taiwan Inc. as a new wholly owned subsidiary under the laws of Taiwan. Aircom Taiwan Inc. is responsible for Aircom’s business development efforts and general operations within Taiwan.  We are currently planning to locate the site of our first ground station in Taiwan and we expect that if we raise sufficient funds to move forward with this project (although that cannot be guaranteed), Aircom Taiwan Inc. will play a significant role in building and operating that ground station.

On November 15, 2018, Aircom Taiwan acquired Aircom Beijing for CNY600,000 (approximately $87,266). The purpose of this acquisition is for Aircom Beijing is to conduct Aircom’s business and operations in China. Presently, Aircom Beijing’s primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in China as most business conducted in China requires a local registered company. Aircom Beijing is also actively seeking strategic partnerships through which Aircom may leverage its product offerings in order to provide enhanced services to prospective customers. Aircom also plans to provide local support to China-based airlines via Aircom Beijing and its future planned teleports to be located in China.

We are a holding company. All of our business operations are conducted through our several operating subsidiaries with our core operational and business activities being directed through Aircom. The chart below presents our corporate structure as of the date of this report:

Our principal executive offices are located at 923 Incline Way #39, Incline Village, NV 89451. The telephone number at our principal executive office is (877) 742-3094.

Our Industry

The global in-flight entertainment and connectivity, or IFEC, market is expected to experience high growth due to factors such as aircraft expansion, increasing passenger rates, rising penetration rates, and technological advances. According to the latest market research report1, the In-flight Entertainment & Connectivity (IFEC) market is projected to reach USD 7.65 billion by 2023, at a compound annual growth rate, or CAGR, of 8.72% from 2018 to 2023. The same market research report also predicts that the IFEC market in the Asia Pacific region is projected to grow at the highest CAGR during the forecast period, owing to increasing aircraft deliveries and rising passenger traffic in this region. This report also concludes that China is expected to be the major market in the region, owing to the reforms in their regulations and policies, innovative business models, and the development of aircraft with new technologies.

1 ASD Reports, “In-flight Entertainment & Connectivity (IFEC) Market by End User (OEM, Aftermarket), Aircraft Type (NBA, WBA, VLA, Business Jets), Product (IFE Hardware, IFE Connectivity, IFE Content), and Region - Global Forecast to 2023”, dated August 27, 2018.

1.	Aviation Industry

There are currently more than 21,000 commercial aircraft flying globally, a number that is expected to more than double in the next 20 years. Airbus estimates that the global fleet of commercial aircraft will increase from 21,450 planes in 2018 to more than 47,000 in 2037, according to its 2018 “Global Market Forecast report 2018 – 2037.” Boeing’s most recent global forecast “Commercial Market Outlook 2018 – 2037,” predicts a very similar average growth for the aircraft worldwide fleet over the next 20 years. The charts below reflect this projected aircraft growth.

Source: Airbus Global Market Forecast report 2018 – 2017”	Source: Boeing “Commercial Market Outlook 2018 – 2037”

Passenger numbers are also experiencing strong growth. The International Air Transport Association (IATA) predicts that passenger numbers could double to 8.2 billion by 2037, according to the latest update of IATA’s “20-Year Air Passenger Forecast.” Over the next two decades, the forecast anticipates a 3.5% compound annual growth rate (CAGR), leading to a doubling in passenger numbers from today’s levels. The continued strong growth, IATA revealed, is driven by an eastward shift in the aviation industry’s center of gravity, as more than half of the total number of new passengers in the next 20 years will come from the Asia Pacific region.

2.	In-Flight Entertainment and Connectivity

Today there are over 4 billion passengers flying globally annually spread across 21,000 airplanes. Only around 25% of these airplanes are equipped to offer some form of onboard connectivity with sometimes erratic quality, slow speeds and low broadband.

WiFi is everywhere, from cafes to bus stops, trains to airports, and it’s a service that travelers and consumers value highly. Airline passengers’ expectations for connectivity available while flying are very much set by their experience of connectivity on the ground where they expect constant access to WiFi. Unfortunately, in flight WiFi can still feel like a luxury and passengers eagerly await free connectivity options onboard. As airlines are learning how integral inflight WiFi affects the quality of a customer’s flying experience, adding WiFi is just the start. As part of a general industry-wide push, airlines that offer onboard in-flight WiFi are now working towards make it better, faster, and cheaper.

A study issued in April 2018 by luxury travel consultants Lets Fly Cheaper reveals that currently only a few airlines are offering free inflight WiFi. These airlines include Aer Lingus, Emirates, JetBlue, Norwegian, Air China, Philippine Airlines, Nok Air and Vueling, and even some of them come with certain limitations such as being offered free for business passengers or limited for a certain amount of data download. See the related map below provided by Lets Fly Cheaper.

Approximately 54 airline companies currently provide in-flight WiFi services through third-party providers. As these companies represent less than 20% of the world’s airline companies, we believe there is a huge market potential among the remaining unconnected airlines.

According to William Blair’s equity report titled “The Internet of Everything,” dated January 30, 2017, commercial in-flight connectivity is a rapidly growing $6 billion market. Global industry penetration of commercial aircraft installed with in-flight connectivity systems has grown from less than 1% in 2008 to 25% in 2016, with the expectation of a 60%-plus penetration rate by 2022. Industry growth should occur from not only increased penetration, but also from expected increases in the average in-flight connectivity related revenue generated per aircraft.

On 26 September 2017, a new research study, Sky High Economics: Quantifying the commercial opportunities of passenger connectivity for the global airline industry, was published by the London School of Economics and Political Science (LSE) in association with global satellite communication specialists Inmarsat. The report predicts that in-flight broadband services have the potential to generate up to $30bn in additional revenue for airlines by 2035.

Source: London School of Economics and Political Science (LSE), Sky High Economics: Quantifying the commercial opportunities of passenger connectivity for the global airline industry.

The report based its findings on an independent forecasting model based on current IATA passenger traffic data and forecasts of growth. By 2035, the report predicts that there will be a near doubling of annual passenger numbers to 7.2 billion increasing to 7.8 billion in 2036 and 8.2 billion in 2037. The “Sky High Economics” report forecasts that broadband-enabled ancillary revenue for airlines will reach an estimated $30bn by 2035 (a figure higher that IATA’s projections for the profitability of the global airline industry in 2017). According to the report, it is expected that this projected revenue growth will create a wider overall market of $130bn for content providers, retail goods suppliers, hotel and car suppliers and advertisers.

Source: London School of Economics (LSE), Sky High Economics: Quantifying the commercial opportunities of passenger connectivity for the global airline industry. A strategic overview.

The Sky High Economics report looks at six key regions: Asia Pacific, Europe, North America, Africa, Middle East and Latin America. Of these, the greatest potential for broadband-enabled ancillary services will come from the Asia Pacific region - which is expected to be the fastest growing aviation sector over the next 20 years. Airlines in Asia Pacific are predicted to benefit from $10.3bn of ancillary revenues by 2035, followed by Europe ($8.2bn) and North America ($7.6bn), Latin America ($1.9bn), Middle East ($1.3bn) and Africa ($0.58bn).

Our IFEC Solutions

2.1	Aviation

Demand for high-speed internet connectivity on board passenger aircraft is increasing worldwide. With our advanced technologies and a creative business model, we plan to provide airline passengers with a broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular, movies, gaming, live TV, and music. We plan to offer these core services through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ personal devices including laptops, mobile telephones and tablets. We will also provide content management services and e-commerce solutions related to our IFEC solutions. This system will operate through Ka/Ka high throughput satellites, or HTSs.

The diagram below shows Aircom’s services options and e-commerce options.

We also plan to provide related content management services and on-board e-commerce solutions for commercial airlines. We expect that a complete e-commerce and mobile entertainment platform will place control of content, service delivery and commercial strategy firmly in Aircom’s hands vis a vis the airlines that may acquire our IFEC services. The in-flight e-commerce will be generated primarily from on-line shopping, trading, travel options and duty-free sales amongst others.

We have two business models in place for our approach to the IFEC aviation market, one relating to commercial airlines and one to corporate business jets:

Commercial Airlines

Traditionally, providers of in-flight connectivity focus primarily on the profit margin derived from the sale of hardware to airlines and of bandwidth to passengers. Both airlines and passengers must “pay to play,” which results in low participation and usage rates.

We break away from this model and expect to set a new trend with our creative business model which will set us apart from our competitors by partnering with airlines and other strategic partners, such as online advertisers and content providers, to offer airline passengers free IFEC solutions. Airlines can recover their costs and potentially generate new revenues through participating in our revenue sharing model while passengers will not be required to pay for connectivity. Taken together, this novel approach creates an incentive for airlines to work with us and should act to drive up passenger usage rates. We believe that this is an innovative approach that differentiates us from existing market players.

Our main source of revenue is expected to be derived from the content channeled through our IFEC network with selected partners including Internet companies, content providers, advertisers, telecom service providers, e-commerce, and premium sponsors. In other words, we plan to use connectivity as a tool rather than as a commodity for sale, which we believe will allow us to achieve a greater return. By providing free connectivity which, we expect, will result in the generation of a large volume of content traffic, we believe that we will create a multiplying effect that will result in a value that exceeds the “sum of its parts.”

Once our Aerkomm K++ system is approved by Airbus and receives the applicable airworthiness certifications, which process we expect to be completed by the end of 2019, as further discussed below, we will begin providing our Aerkomm K++ systems for installation on commercial airline aircraft.

Corporate Jet Customers

There is also a strong demand by corporate jet owners to have high-speed internet connectivity installed on their aircraft. However, corporate jet customers would not generate sufficient internet traffic to make our free-service business model profitable for us.

Consequently, to capitalize on this additional market, we plan to sell our IFEC system hardware to corporate jet owners through the Airbus Corporate Jets (ACJ) and Boeing Business Jets (BBJ) programs. In addition to selling our IFEC systems equipment, we will also sell these corporate jet aircraft owners the bandwidth required for the operation of our services, priced on a subscription plan basis. This business model would generate revenue and income directly from the sale of our IFEC hardware and related bandwidth. We already have a preliminary agreement in place with our first corporate jet and launch customer, MJet GMBH (discussed below), and we are in advanced discussion with a number of additional potential customers both directly through our corporate network and through Airbus.

Once our Aerkomm K++ system is approved by Airbus and receives the applicable airworthiness certifications, which process we expect to be completed by the end of 2019, we will begin selling our Aerkomm K++ systems for installation on Airbus ACJ aircraft.

Aircom Pacific, at Airbus’ invitation, recently attended the Airbus ACJ Customer Forum which was held in Singapore in February 2019. This Airbus ACJ Customer Forum provided Aircom a unique opportunity to network with ACJ customers, operators and key industry players within the Airbus Corporate Jet community. At the Airbus ACJ Customer Forum, Aircom was provided the opportunity to demonstrate the Aerkomm K++ system. A number of ACJ clients at the Airbus ACJ Customer Forum showed interest in our IFEC product offering and we are currently in active discussions with these parties.

Our Connectivity Solutions

We expect to bring connectivity on-board aircraft through communication satellites. As depicted in the diagram below, aircraft equipped with connectivity instruments can communicate with a satellite via an airborne antenna. The satellite then relays the information to a ground station, which is equipped with a high-power satellite dish and is connected to the internet through our proprietary ground system.

Most in-flight connectivity systems currently in the market rely on the Ku-band satellite signals for communication. Many players in the market are working to provide higher bandwidth and faster transmitting rates using the Ka-band. Currently, there are few Ka-enabled satellites, which limits the coverage area particularly in the Asia-Pacific region. However, new GEO (Geostationary Earth Orbiting) and LEO (Low Earth Orbiting) Ka-band satellites are being regularly launched and this increase in satellites is expected to provide worldwide coverage within the next few years.

Our system architecture brings our aviation partners and their passengers the benefits of both GEO and LEO Ka-band satellite technology. GEO satellites may scan a hemisphere of earth, or fixed regions of that hemisphere at regular intervals. Performance of GEO satellites diminishes greatly in the areas near the Earth’s poles. LEO satellites orbit the earth from pole to pole and collect data from the areas beneath them. Only LEO satellites can collect high quality data over the poles. The Ka-band satellite increases data throughput. Aircom plans to have the necessary technology ready to take advantage of this new trend in Ka-band aviation connectivity. Future SpaceX and One Web LEO Ultra-Ka satellites are expected to be ready between 2019 and 2022.

The chart below depicts the coverage of both GEO and LEO Ka-band satellites.

Source: Aircom

The Ku-band offers reliable service outside of the Ka-band coverage over the ocean and in mountainous regions which is aimed to cover hotels and resorts remotely located as well as the maritime sector. The Ku-band also supports the OneWeb LEO satellite systems.

The map below shows areas of satellite coverage that could potentially be served by Aircom’s IFEC product offering.

Source: Aircom

We are actively working with other satellite providers in order to accommodate airlines’ global routes and growing fleets. We are monitoring the satellite industry for growth in coverage, with recent attention on China Satcom’s plan to launch high-capacity Ka-band and Ka HTS multispot-beam satellites over the Asia-Pacific region, as described in more detail below under Ku-band and GEO/LEO Hybrid Satellite Technology

In March 2017, we entered into a Master Service Agreement with SKY Perfect JSAT Corporation of Japan for use of its JCSAT-2B/Asia Beam Ku-band satellite telecommunication services, teleport services and housing services. The agreement’s initial term runs for a period of three years from its commencement date of April 15, 2017, subject to the receipt of all governmental licenses and approvals, and will continue be effective provided any of the services continue after the initial term. We were required to prepay $285,300 of the contract price and a security deposit plus applicable Japanese consumption taxes upon the commencement date of the agreement. Under this agreement, we are able to test the connectivity equipment that we have been developing for ground and maritime uses.

Our Aerkomm K++ system

Our proprietary IFEC system which is called the AERKOMM K++ system will contain a low profile radome containing two Ka-band antennas, one for transmitting and the other for receiving, and will comply with ARINC 791 standard of Aeronautical Radio, Incorporated, or ARINC and meets Airbus Design Organisation Approval.

Our Content Solutions

Traditionally, airlines view in-flight entertainment content as a budgeted expense for which they have to pay hefty royalties. With our business model and technologies, we expect to be able to transform in-flight entertainment into a source of revenue for our airline customers. We will team up with our current and future prospective airline customers to provide free onboard Wi-Fi services to passengers, which will allow us to maintain data traffic control, specifically in terms of blocking or placing advertisements as needed and inserting targeted commercials.

Premium Content Sponsorship

Recently, merchants have begun to take advantage of in-flight connectivity. In May of 2015, Amazon announced its plan to sponsor free video and music streaming for its Prime Video subscribers onboard JetBlue’s planes. The Amazon and JetBlue partnership is a paradigm of a win-win affiliation between an Internet powerhouse and a provider of in-flight connectivity. Amazon gained a platform through which it could display its premium subscription services and expanded its distribution network, while JetBlue generated significant revenue simply by making its in-flight connectivity available to Amazon.

The Amazon-JetBlue partnership is only one of many examples whereby an Internet company can vastly increase its competitive edge by gaining access to in-flight connectivity. We seek to exemplify this type of relationship through collaboration with major Internet companies, such as search engine companies. We plan to promote a partner’s brand through our in-flight services by channeling all searches to the partner’s search engine. By designing our user interface around the partnered company, we can present passengers with an on-screen environment populated by the partner’s apps, logos, and colors, providing a powerful marketing tool for the partner company. We can also enhance recognition of our sponsors’ brands by creating a list of portals on the in-flight system’s home screen, which leads to each sponsor’s individual page where passengers can resume their normal entertainment, social, and professional activities.

We are actively in discussions with Internet content providers to establish such premium sponsorships.

Live TV

We are negotiating with television providers along our prospective airline partners’ flight routes to make live TV available through our IFEC system. Airlines will be able to select live TV channels that are appropriate for each flight route. An electronic program guide channel listing will be available for easy viewing and selection.

Several revenue sources will be available for live TV broadcasting, including commercials before and during programs, and banners at the bottom of the screen. Banner advertisements at the bottom of the screen can be interactive which will generate pay per click, or PPC, or cost per click, or CPC, revenue in addition to the lower priced cost per thousand impressions, or CPM, revenue. In addition, we should be able to receive sponsorship premiums from select TV programs, such as pay-per-view and shopping channels.

Social Media and Instant Messaging; Content Management

We will have firewalls in place both on the ground and in the air. These, in combination with our policy enforcement software, will allow us to filter, classify, block, or forward services in accordance with our service and quality policies. We will be able to control the flow of traffic for each individual application, enabling us to use a white list model through which social media and instant messaging partners can provide their users with onboard access by paying an annual or other periodic fee.

We are in active discussions with Line, WeChat, WhatsApp, and other social media partners regarding an annual premium fee in exchange for user access to their applications and services during air travel. The access to other networks may be limited to a single direction or blocked entirely. For example, we could allow the users of a non-paying instant message service to receive, but not send, instant messages. When a user tries to respond to a received message, the system would present a pop-up message encouraging the user to urge the service provider to enter into a relationship with us.

Airlines will be able to select movies, videos, and other content for their passengers through our content management system. This content management system will tailor content suggestions according to the flight route and destination and automatically upload selected content to an onboard server while the aircraft is on the ground. This will create a cache that will enable in-flight viewing in areas with limited or no satellite bandwidth connectivity. For premium content, we may maintain a live connection with the providers’ networks for accounting and digital rights management purposes.

Video/Content on Demand

Content that is available to passengers for free will generate advertising-based revenue through commercials before and during the programming, as well as through banners advertisements. Passengers will be able to choose to pay for premium content, such as first-run movies where available. For programming of all types, our partnered advertising agents will be able to integrate appropriate and effective advertisements targeted to the viewer. Prior to the start of any program, users will be required to view a commercial with a length determined by the duration of the selected program. Passengers will not be able to skip or close this commercial without closing out of the program. We will be able to place similar advertisements before games or radio programs and during online duty-free shopping.

Frequent flyer passengers will be able to purchase a premium package to allow access to unlimited movies, games, and other entertainment contents with no layered advertising. These packages will include day, trip, monthly, and annual based membership options.

Search Engine

In this information age, people often refer to the Internet for information, yet few individuals are aware that every Internet search they perform generates revenue for the search engine company. Search engine providers, such as Google, Bing, and Yahoo, sell keywords, page ranking in search results, advertisement placement, and other related services. The revenue generated by a search engine fluctuates in relation to its volume of activity. We will manage search engines on a white list basis, which means that the in-flight connectivity system will only permit traffic to and from approved search engines. If a passenger performs a search on a search engine that is not partnered with us, the search will be redirected to one that is.

We plan to enter into agreements with search engine partners to share the revenue generated from passengers’ searches. As discussed under “Premium Content Sponsorship” above, we may grant exclusivity to a particular search engine provider that is a premium sponsor. Such exclusivity may be specific to certain airlines or routes.

Internet Advertising Replacement

In Internet traffic, more than 50% of the bandwidth that passes through satellites is consumed by advertisements in the data stream. In order to streamline bandwidth usage, our ground system will detect advertisements from a webpage and replaces them with advertisements from our advertisers or partners. We will work with Internet advertisers to present advertisements that are relevant to passengers’ interests. This system will enable our partners to place their advertisements accordingly and generate revenue for them and us. Advertisers can offer destination-specific commercials and banners, which can be placed in our in-flight entertainment system and in apps and portals on personal devices. By utilizing commercial agents to sell ad space on our systems, we plan to cover all marketable areas, expanding sales opportunities and increasing revenue.

With online advertisement utilizing both CPM and CPC models, we will be able to capitalize on virtually all available ad space and work with any advertising partner.

Online/Streaming Gaming

We plan to make it possible to stream console-quality games in the airline cabin. Through gaming content partnerships, we expect to be able to offer PlayStation, Xbox, and other console games. Passengers will be able to play popular games from their personal devices or in-flight entertainment systems, invite friends to play over the network, and save their gaming data for continued play on the ground. It will require high speed networks to play these interactive action games and we expect to be able to provide the services necessary for the functioning of these interactive games. Our online gaming service will bring our passengers a gaming experience never seen before. We expect to generate revenue from advertisements, including banners and commercials, and from fees for premium games or sales of access passes.

Telecommunications Text Messaging Services

Through strategic partnerships with telecommunication providers, we plan to allow passengers to use 4G messaging services while in flight. Our in-flight system is designed to detect whether a passenger is using one of our partner carrier’s network and will deliver or block messages to and from a passenger’s mobile phone accordingly. For those using a non-partner’s network, the system will urge the passenger to request that their service provider join our network. Passengers will also be able to purchase a premium package to enable text message services.

Destination-Based Services

With flight route and passenger information, we expect that our partners will be able to offer destination-specific merchandise and services, including hotel and rental car bookings, transportation arrangements, restaurant reservations, local tours, ticket purchases and travel insurance. By partnering with service partners in the region, we plan to share the transaction-based revenue on a fixed dollar amount or percentage of transaction basis.

In-flight Trading and e-Commerce

We have found that in-flight connectivity through our AERKOMM K++ system will allow travelers to make better use of their travel time. With uninterrupted broadband available onboard, passengers will be able to conduct business with professionalism and ease. For example, we plan to partner with trading partners who are registered with the various regulatory authorities to offer financial product trading services and we expect to charge a processing fee when a passenger conducts a trade in-flight. Additionally, a complete e-commerce platform made available through the AERKOMM K++ system will enable travelers to engage in unlimited on-line shopping, to make travel arrangements including holiday destinations, hotel bookings and car rentals and to complete duty-free purchases, among other options.

Black Box Live

For reasons of flight safety, a flight recorder, commonly known as a black box, is required on every aircraft of a certain size. The flight data recorder (FDR) records data with respect to various metrics of the flight and stores the data on a magnetic tape or solid-state disk with special coding. After retrieving the relevant information from the device, an individual can decode the data and learn what the aircraft encountered during the flight. This makes it possible to determine the potential causes of an accident. When the black box is needed, the aircraft has likely suffered an accident. A massive impact or explosion accompanies most airplane crashes, thus requiring the flight recorder to be shockproof and fire resistant. As the majority of aviation accidents happen over oceans, the flight recorder must also be waterproof and corrosion-resistant to avoid being damaged by salt water. Despite advancements in flight recorder design and the continual improvement of the strength of materials used in manufacturing flight recorders, records show that a large number of flight recorders are damaged and unreadable following accidents, if not lost altogether. For this reason, effective, real-time storage and transmission of in-flight data is beneficial for deducing the cause of aviation crashes and preventing them from happening again.

The fallout from two fatal Boeing 737-8 MAX accidents in five months, still in its early stages, is likely to be substantial. The way the MAX was grounded was a marked departure from past airline accidents, when the U.S. FAA and sister agencies around the world worked in coordination and did not rush to judgment. But within 24 hours of the Ethiopian Airlines Flight 302 (ET302) crash, regulators and operators, wary of two 737-8 accidents in such a short period of time, began banning MAX flight operations. The little data available from ET302 was not enough to link it to Lion Air flight 610 (JT610), but the pressure to act first and validate later was significant. The fleet was grounded more than two full days before the ET302 flight data recorder (FDR) information was downloaded. A path to a middle ground is being initiated based on work that stems from the disappearance of Malaysia Airlines Flight 370 in 2014 and Air France Flight 447 in 2009. The most widely discussed resulting changes from those two accidents are new International Civil Aviation Organization standards for tracking aircraft, included in Amendment 40 to ICAO Annex 6. But Amendment 40 includes another element that could ultimately prove to be more useful: timely access to flight data. Airlines could meet the ICAO standard, which goes into effect in 2021, by streaming FDR data while in flight. And providers of the necessary hardware, software and communications services are teaming up to offer timely flight data solutions to operators.

With this new product, Black Box Live, we expect to provide a system of real-time flight information back-up which is aimed at advancing flight safety. Under strict security measures, this new product will securely stream the flight data and crewmembers’ cockpit voice records to our cloud for airlines and authorized individuals to access and monitor. Black Box Live is in the early stages of development and, at this time, we cannot assure you when this product will reach market, if at all.

Other Markets (Remote Locations and Maritime)

In addition to our focus on IFEC systems for aircraft, we have begun to develop related internet connectivity systems for other markets and applications. In this regard, we have already developed two connectivity systems, one for hotels, primarily for remote locations, and one for maritime use. Both systems operate through the Ku/Ku HTS (High Throughput Satellite).

The Ku-band offers reliable service outside of the Ka-band coverage over the ocean and in mountainous regions and is aimed to cover remotely located hotels and resorts as well as the maritime sector. The Ku-band also supports the OneWeb LEO satellite systems.

In these additional markets, we plan to:

i.	Begin to sell our connectivity solutions to hotels/resorts in remote areas. We plan to sell our equipment to hotels and resorts located in remote ocean areas and mountain regions. We also plan to sell the bandwidth required through which to operate these systems, priced on a subscription plan basis.

ii.	Begin to sell our connectivity solutions to maritime vessel such as cruise liners, fishing vessels, ferry boats and yachts. We plan to sell our equipment to these types of vessels as well as the bandwidth required through which to operate these systems, priced on a subscription plan basis.

We are currently in the customer demonstration stage in the East Asia market with our maritime satellite communications equipment and services. The picture below depicts Aircom’s current maritime antenna.

We cannot be sure at this time that we will be successful marketing these product offerings for remote locations and maritime use.

Satellite Ground Stations and Data Centers

We plan to build a satellite ground station and a data center in Asia region to support our operations in that region.

A ground station’s main purpose is to establish telecommunication links with satellites.  It houses satellite antennae and other communication equipment.  Satellite antennae must be located within the coverage of the satellites being used.  Ground station satellite antennae are substantial in size, generally between 20 to 30 feet (7 to 9 meters) in diameter.  As we expand our operation, we expect to have multiple dish antennae connecting to various satellites.  Due to the strong electromagnetic radiation emitted by the antennae, a satellite ground station must be located in rural or industrial areas and it requires a substantial setback zone around the ground station.

Since our IFEC business model will require collecting and processing large amounts of data, it will be beneficial for us to have access to a high capacity data center for the storage and processing of big data.  Such a data center should be built within the same region of, and close to, the ground station, because of synergies and technical advantages such as shorter network latency and cost savings in ground links between the ground station and data center. We expect that building our own satellite ground stations and data centers will, in the long run, create economic efficiencies and operational independence.

On July 10, 2018, we entered into a real estate sales contract with Tsai Ming-Yin, as seller, and Sunty Development Co., Ltd., as trustee, pursuant to which the parties agreed to definitive terms and conditions relating to the acquisition by Aerkomm Taiwan of a parcel of land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. The parcel consists of approximately 6.36 acres of undeveloped land and is expected to be used by us to build our first satellite ground station and data center. The parties have amended the contract a number of times, most recently on January 3, 2019, to extend the period of time that we have to pay the seller the full purchase price for this parcel.

The purchase price for the parcel is NT$1,056,297,507, or US$34,474,462. Pursuant to the terms of the contract and an earlier binding memorandum of understanding that was entered into on May 1, 2018, we have made deposits totaling US$35,237,127 for this acquisition and the remaining balance is US$642,462.

The parties acknowledged that all payments by us have been made from the net proceeds of our public offering and that the balance of payments is expected to be made from the net proceeds of additional closings of our public offering. Pursuant to the terms of the contract, if we are not able to raise sufficient additional funds in our public offering to pay the balance of the purchase price prior to July 4, 2019, we may notify the seller of this fact and cancel the contract. In such case, the full amount paid by us will be returned to us, without interest, in cash or in an equivalent amount of securities if the seller does not have sufficient cash on hand to return the payments in full. Such securities will be of the kind that are traded or quoted on a US national securities exchange or the over-the-counter market or a foreign equivalent. Additionally, even if we are able to pay the full purchase price prior to July 4, 2019, the seller may cancel the contract for any reason upon written notice to us prior to August 4, 2019. Within 90 days following full payment of the purchase price by us, assuming the seller does not exercise his right of cancellation by August 4, 2019, the seller must obtain all documents necessary for the title transfer and registration and apply for the registration of the transfer of the parcel title to us. If there is a delay or breach by us in our performance of its obligations under the contract, we shall be responsible for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the purchase price for each day of delay or breach, with such damages capped at a maximum of five percent (5%).

We have also entered into a separate binding letter of commitment with Metro Investment Group Limited, or MIGL, pursuant to which we agreed to pay MIGL an agent commission of four percent (4%) of the full purchase price, equivalent to approximately US$1,387,127, for MIGL’s services provided with respect to the acquisition. The commission must be paid to MIGL no later than 90 days following payment in full of the purchase price. If there is a delay in payment, we shall be responsible for punitive liquidated damages at the rate of one tenth of one percent (0.1%) of the commission per day of delay with a maximum cap to these damages of five percent (5%). Under applicable Taiwanese law, the commission is due and payable upon signing of the letter of commitment even if the contract is cancelled for any reason and the acquisition is not completed. We have recorded the estimated commission to the cost of land and will be paying the amount no later than 90 days following full payment of the purchase price.

There can be no assurance that we will be able to raise sufficient additional funds in our public offering to pay the balance due on the purchase price and complete the acquisition of the Taishui Grottoes parcel or that the seller will not cancel the contract. Further, assuming we do complete the acquisition, there can be no assurance that we will be able to successfully finance and build the planned satellite ground station and data center or that we will be able cover the various costs, including but not limited to property taxes, to maintain the parcel.

Our Contracts with Airline Partners

Airbus SAS

On November 30, 2018, in furtherance of a memorandum of understanding signed in March 2018, Aircom entered into an agreement with Airbus SAS, or Airbus, pursuant to which Airbus will develop and certify a complete solution allowing the installation of our “AERKOMM K++” system on Airbus’ single aisle aircraft family including the Airbus A319/320/321, for both Current Engine Option (CEO) and New Engine Option (NEO) models. Airbus will also apply for and obtain on our behalf a Supplemental Type Certificate (STC) from the European Aviation Safety Agency, or EASA, as well as from the U.S. Federal Aviation Administration or FAA, for the retrofit system. It is anticipated that the Bilateral Aviation Safety Agreement between EASA and the Civil Aviation Administration of China, or CAAC, will be finalized and go into effect in 2019. If the Bilateral Agreement is finalized in its present form, the STC approved by EASA will automatically be accepted by CAAC. This would significantly reduce the cost and time required for us to launch our business with China based customers.

Pursuant to the terms of our Airbus agreement, Airbus agreed to provide Aircom with the retrofit solution which will include the Service Bulletin and the material kits including the update of technical and operating manuals pertaining to the aircraft and provision of aircraft configuration control. The timeframe for the completion and testing of this retrofit solution, including the certification, is approximate 16 months from the purchase order issued in August 2018, although there is no guarantee that the project will be successfully completed in the projected timeframe. Once the projected is completed, Aircom, or Airbus on behalf of Aircom, will be able to commence installation of the AERKOMM K++ system on aircraft.

A number of airlines, and in particular aircraft lessors, will accept only Service Bulletins issued by the aircraft manufacturers for the retrofit installation of any system on board their aircraft. Our agreement with Airbus ensures that our system will meet this requirement, although it does not guarantee that airlines or aircraft lessors will purchase our AERKOMM K++ system.

Hong Kong Airlines

In June 2016, we entered into a master agreement with Hong Kong Airlines to install IFEC systems on-board their aircraft. Also party to this agreement is Klingon, our product development partner and value-added reseller in the region where Hong Kong Airlines operates. Daniel Shih, our co-founder, was Chairman of Klingon from February 2015 to February 2016, and Peter Chiou, our former Chairman, Chief Executive Officer and President, was Chief Executive Officer and President of Klingon from March 2015 through April 2016, prior to his joining our company in February 2017.

The implementation of the Hong Kong Airlines project is conditioned upon VSTC approval from the HKCAD. We and our equipment supplier have submitted the VSTC application to HKCAD but the application process is presently on hold due to the supplier’s failure to deliver a key component of the IFEC system. Presently, we do not expect the supplier to be able to delivery such key component. As a result, we are actively seeking alternative options to implement the Hong Kong Airline project, including developing necessary equipment or components thereof with other strategic partners. Because we cannot be sure when we will be able to obtain the IFEC equipment for the VSTC approval, we cannot be sure when we will begin to generate revenues from the agreement with Hong Kong Airlines, if at all.

Until such time as all approvals from the HKCAD have been received, our agreement with Hong Kong Airlines only expresses the parties’ desires and understandings and will not create any legal rights, liabilities or responsibilities whatsoever and will not be legally binding on us or Hong Kong Airlines. There can be no assurance as to when we will receive the required HKCAD approvals.

Additionally, we had expected that our services would be provided to Hong Kong Airlines through AsiaSat pursuant to the terms of our agreement with AsiaSat. Now that our agreement with AsiaSat has been terminated, we will have to find a replacement satellite services provider for our future arrangement with Hong Kong Airlines. We may not be able to find a replacement of AsiaSat on reasonable terms, if at all.

Other Airline Partners and Business Jets Customers

We are actively working with prospective airline customers to provide services to their passengers utilizing the Airbus to-be-certified AERKOMM K++ system.

We have entered into non-binding memoranda of understanding (MOUs) with a number of airlines, including Air Malta of Malta which owns a fleet of 12 Airbus A320 aircraft, and Onur Air of Turkey with a fleet of 14 Airbus A320 aircraft. There can be no assurances, however, that these MOUs will lead to actual purchase agreements.

Currently, we are finalizing MOUs with the following airlines, although we cannot assure you that we will be able to finalize these agreements:

Nouvelair Tunis:	Fleet of 6 Airbus A320 aircraft
Tigerair Taiwan:	Fleet of 11 Airbus A320
Hong Kong Express:	Fleet of 13 Airbus A320 and 11 Airbus A321

Additionally, we are in active discussions with a number of major airlines in Europe, the Middle East and Asia, and we are confident, although we cannot guarantee, that we will be successful in signing MOUs with these companies.

While to date we have been concentrating on Airbus customers in view of our existing agreement with Airbus, we plan now to also start focusing on Boeing airline customers and Boeing Business Jets (BBJ) customers, including acquiring the necessary certification of our AERKOMM K++ system equipment for the different types of the Boeing aircraft models, with a particular focus on the Boeing B737 aircraft family.

In connection with the Airbus project, we also identified owners of Airbus Corporate Jet, or ACJ, as potential customers of our AERKOMM K++ system. ACJ customers, however, would not generate enough internet traffic to make our free-service business model viable. To capitalize on this additional market, we plan to sell our AERKOMM K++ system hardware for installation on ACJ corporate jets and provide connectivity through subscription-based plans. This new corporate jet market would generate additional revenue and income for our company.

As discussed below, we have entered into an agreement with MJet GMBH, an Airbus ACJ customer, and we are currently in advanced discussions with a number of additional ACJ customers, some of whom have more than one aircraft in their fleets.

We plan to enter into business agreements with additional airline partners and corporate jet owners, which will allow our satellite equipment and/or entertainment services to be installed, and our services provided, on their aircraft. Under these agreements, we expect that the airlines will commit to have our equipment installed on some or all of the aircraft they operate, and we will commit to provide passenger connectivity and/or entertainment services on such aircraft and to remit to the airlines a specified percentage of the revenue that we generate. We will have the exclusive right to provide Internet connectivity services on these aircraft throughout the term of the agreements we expect to enter into with such airline partners. Depending on the contract, installation and maintenance services may be performed by us and/or the airline. These agreements will also vary as to who pays for installation and maintenance of the equipment.

Agreements, GTAs, MOUs and LOI with Our Business Partners

Airbus SAS Agreement: Further to the memorandum of understanding we signed with Airbus in March 2018, on November 29th, 2018, Aircom entered into an Agreement with Airbus, pursuant to which Airbus will develop and certify a complete solution allowing the installation of our AERKOMM K++ system on all Airbus’ single aisle aircraft family including the Airbus A319/320/321 for both Current Engine Option (CEO) and New Engine Option (NEO) models. We expect also to expand our agreement with Airbus shortly to include other Airbus models including the Airbus A330, A340, A350 and A380 series.

Airbus will also be responsible to apply for and obtain, on behalf of the Company, a Supplemental Type Certificate, or STC from the European Aviation Safety Agency, or EASA, as well as the United States Federal Aviation Administration, or FAA, for the retrofit system. It is anticipated that the Bilateral Aviation Safety Agreement between EASA and Civil Aviation Administration of China, or CAAC, will be finalized and go into effect sometime in 2019. Once Bilateral Agreement is finalized in its present form, the STC approved by EASA would automatically be accepted by CAAC as well as the Hong Kong Civil Aviation Department (HKCAD). This would significantly reduce the cost, time and complexity required for the company to launch its business with China based customers.

Pursuant to the terms of the Airbus agreement, Airbus has undertaken to provide Aircom with a retrofit solution for the installation of the AERKOMM K++ system which will include the Service Bulletin (SB) and the material kits including the update of technical and operating manuals pertaining to the aircraft and provision of aircraft configuration control. The timeframe for the completion and testing of this retrofit solution, including the certification, is approximately 12 months from the Airbus/Aircom agreement signed in November 2018, and we expect that this process will be completed by the end of 2019. Thereafter, Aircom, or Airbus on behalf of Aircom, will be able to commence installation of AERKOMM K++ system on aircrafts of customers that Aircom expects to procure.

MJet GMBH GTA

On March 6, 2019, we signed a General Terms Agreement (GTA) with MJet GMBH, or MJet, an Airbus ACJ customer, with a more definitive agreement to follow. MJet is an Airbus ACJ A319 corporate jet owner and operator based in Vienna, Austria. The GTA provides for the provision, installation, testing and certification of our Aerkomm K++ system equipment, including the Airbus Service Bulletin and associated material kit and related connectivity services, on an MJet Airbus ACJ A319 aircraft under the supervision of Airbus. Assuming the installation, testing and certification of our AERKOMM K++ system on the MJet A319 is successful, something we cannot guarantee at this time, MJet will pay us a one-time fee for our equipment and a monthly fee for our connectivity services, and we would also begin charging MJet for the bandwidth required to use the AERKOMM K++ system services. Assuming the success of this installation, MJet would become the first recurring payment customer of our IFEC AERKOMM K++ system as well as being the launch customer of our Aerkomm K++ solution.

Malta MOU: On February 23, 2018, Aircom entered into a nonbinding memorandum of understanding which we refer to as the Air Malta MOU, with Air Malta a company organized under the laws of Malta pursuant to which the parties intend to collaboratively market and provide their products and servers to passengers of the Malta-based airline fleet. Under the terms of the Air Malta MOU, the parties intend to develop, install and operated in-flight connectivity systems onboard the Malta-based airline fleet and provide related services to its passengers.

Onurair MOU: On March 1, 2018, Aircom entered into a nonbinding memorandum of understanding, which we refer to as the Onurair MOU, with Onurair Tasimacilik A.S., a company organized under the laws of Turkey, pursuant to which the parties intend to collaboratively market and provide their products and services to passengers of the Turkey-based airline fleet. Under the terms of the Onurair MOU, the parties intend to develop, install and operate in-flight connectivity systems onboard the Turkey-based airline fleet and provide related services to its passengers.

Yahoo MOU: On January 19, 2016, Aircom entered into a nonbinding memorandum of understanding, which we refer to as the Yahoo MOU, with Yahoo! Hong Kong Limited, or Yahoo, pursuant to which, the parties intended to collaboratively market and provide their products and services to commercial airlines in Asia. Through its affiliates, Yahoo provides customers internet related services including software, content, communications, media and commerce services. According to the Yahoo MOU, Yahoo intended to use our IFEC system to provide in-flight services to its customers. In addition, the parties intended to collaborate on destination-based marketing and to develop a revenue-share scheme on the advertising revenue arising from the in-flight services. We expected that Yahoo would be the exclusive provider of pre-roll video ads on our AERKOMM K++ IFEC system in exchange for committed revenue from Yahoo. The parties further intended to collaborate and develop the necessary interface to support interaction and/or integration between our backend and each of Yahoo’s websites and Yahoo’s applications. All present and future intellectual property rights related to IFEC system were expected to solely belong to us or to the third-party or third parties from whom we obtained the right of use. The Yahoo MOU had a term of two years and expired on January 19, 2018. Aircom is currently in discussions with Yahoo! Hong Kong to extend this MOU although there can be no assurances that it will be successful in these discussions.

LeTV MOU: On January 29, 2016, Aircom entered into a nonbinding memorandum of understanding, which we refer to as the LeTV MOU, with LeTV Cloud Computing Co., Ltd, or LeTV, pursuant to which, the parties intended to collaboratively market and provide their respective products and services to commercial airlines in Asia. LeTV is a public company in China that provides internet related services including video streaming, software and content to its customers. According to the LeTV MOU, LeTV intended to use our IFEC to provide in-flight services to its customers. The parties also intended that all present and future intellectual property rights related to the AERKOMM K++ IFEC system would solely belong to us or to the third-party or third parties from whom we obtained the right of use. The LeTV MOU had a term of two years and expired on January 29, 2018. Aircom is currently negotiating with LeTV to extend this MOU although there can be no assurances that it will be successful in these negotiations.

India MOU: On June 16, 2016, Aircom entered into a nonbinding memorandum of understanding, which we refer to as the India MOU, with Nelco Limited, or NELCO, and NELCO’s wholly owned subsidiary, Tatanet Services Limited, or TNSL, pursuant to which, the parties intended to collaboratively market and provide their products and services to commercial airlines in India. NELCO and TNSL are both Indian companies that provide satellite communications services in India and its surrounding regions. Under the terms of the India MOU, the parties intended to jointly market our IFEC solutions and provide in-flight services to commercial airlines in India. The parties expected to apply respectively for regulatory approvals in India as may be required for the airworthiness certificate. In addition, the parties intended to collaborate on technical and business assessment to incorporate our IFEC solution with NELCO’s and TNSL’s services and contents. The India MOU had a term of two years and expired on June 15, 2018. It has not been extended.

Global Eagle LOI: On September 26, 2017, Aircom entered into a nonbinding letter of intent, which we refer to as the Global Eagle LOI, with Global Eagle Entertainment Inc., or Global Eagle, for the development, installation and operation of certain IFEC services on selected aircraft of one of Global Eagle’s network partners. Global Eagle and its affiliates are in the business of developing and manufacturing IFEC systems and solutions, including hardware, software, installation, networks services, content delivery and related services. According to the Global Eagle LOI, the parties intend to develop, install and operate an IFEC system to provide onboard Wi-Fi services and content delivery on aircraft of one of Global Eagle’s network partners. The parties plan to collaborate on technical and business assessments to best combine Global Eagle’s onboard equipment and ground management systems, Global Eagle’s entertainment portal and related billing and authentication services, and our IFEC system to provide IFEC services to this network partner. We are expected to fund the capital expenditure for this project, including initial nonrecurring engineering, equipment and satellite bandwidth costs while Global Eagle intends to fund the operational expenditures for this project including network and bandwidth costs. In addition, until December 31, 2017, we were restricted from directly or indirectly entering into or continuing discussions with any party operating in the business of providing products and services similar to the in-flight entertainment and/or connectivity products offered by Global Eagle, in each case for the benefit of Global Eagle’s network partner. This exclusivity restriction does not apply to negotiations and discussions with respect to the provision of services or products to any persons other than such network partner.

All of the above MOUs, and the Global Eagle LOI are nonbinding and as a result, they only express the desires and understandings between the parties and do not create any legally binding rights, obligations or contracts except for certain customary provisions such as exclusivity, costs and expenses, confidentiality and governing law. Any binding obligation to proceed with the transactions contemplated by the MOUs and the Global Eagle LOI would need to be included in a definitive agreement that is subject to negotiation by the parties, approvals by the board of directors of respective parties and in certain instances, approvals from regulatory authorities. There can be no assurance that we will be able to enter into such definitive agreements or receive the required governmental approvals, and there can be no assurances that any of the expired MOUs will be extended or renewed. If for whatever reason the transactions contemplated by the MOUs and the Global Eagle LOI do not proceed, our results of operations and financial condition could be materially adversely affected.

Product Development, Manufacturing, Installation and Maintenance

We plan to provide airline partners and corporate jet owners with the equipment necessary for in-flight connectivity, which will be installed by the Maintenance Repair Organization (MRO) service provider selected by the airline. We will also provide training and technical support to each airline’s MRO for the installation of our equipment. Such support will also include technical, management, and operational support, with 24/7 network monitoring of the performance of each aircraft’s equipment.

On March 9, 2015, we entered into a 10-year purchase agreement with Klingon, pursuant to which we agreed to sell our in-flight connectivity systems to Klingon for joint development and resale to Hong Kong-based airlines under the brand name Aircom4U. In accordance with the terms of this agreement, Klingon agreed to purchase from us an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. To date, we have received $762,000 from Klingon in milestone payments towards the equipment purchase price.

Klingon may, at its option, purchase additional onboard system packages in connection with the marketing of the Aircom4U IFEC solution. In furtherance of this arrangement, Klingon is a party to our agreement with Hong Kong Airlines. We expect Klingon to purchase additional onboard systems for resale to Hong Kong Airlines once our VSTC is approved by the HKCAD, although we can give no assurance as to when this will take place, if at all.

Because of the delay by our onboard system equipment supplier for the approval of the VSTC from the HKCAD, we have not been able to deliver to Klingon a ready for sale, certified onboard system equipment package. Instead, we have delivered to Klingon a development kit of the ordered equipment, which is the same as the finished product but for the lack of HKCAD certification. Although there is no specified deadline in the agreement with Klingon for delivering the certified onboard system, Klingon has the right to terminate its agreement upon 60 days’ prior notice, subject to a 60-day cure period, if we fail to timely deliver the certified product. If Klingon terminates its agreement, we may be responsible for refunding to Klingon the milestone payments that we have received. We will have to suspend or modify our agreement with Klingon if our current equipment supplier is not able to provide certifiable onboard system equipment package for the VSTC certification purpose.

We will rely on third-party suppliers for equipment components that we use to provide our services, including those discussed below.

We will purchase our ground station equipment from Blue Topaz Consultants, Ltd., or BTC, under an agreement that we have with BTC dated December 15, 2015. Under the terms of this agreement, BTC will develop and provide to us four (4) sets of ground station hub equipment, or the Hub Equipment, for our use and sale into our Asian markets. We and BTC will separately enter into service agreements for the installation and maintenance of the Hub Equipment systems. We have agreed to pay BTC $6,205,216 for the first Hub Equipment system and have already made milestone payments to BTC totaling $3,250,000. The purchase price for the first Hub Equipment system was increased to $6,234,260 on November 30, 2016 due to the increase in cost of a system required software license. We will be required to pay BTC the balance of $2,984,260 owed on the first Hub Equipment system following delivery and service commencement of this system.

Transcoding

The current mainstream video compression format is H.264, also known as MPEG-4 Advanced Video Coding. It is widely used in Blu-ray discs, online videos, web software, and HDTV broadcasts terrestrially and over cable and satellite.

H.265, also known as High Efficiency Video Coding, is a newly developed video compression standard designed to replace H.264. It is capable of delivering H.264 video quality at half the bit rate. H.265 has several significant advantages over H.264, including better compression, higher image quality, and lower bandwidth usage.

We incorporate hardware-based, real-time technology that transcodes content from multiple streaming or broadcast input forms. We convert the content into H.265-encoded Internet protocol, or IP, streams, which reduces the amount of bandwidth required while enhancing the quality of the content. By deploying real-time transcoding technology in its ground and airborne systems, we enable live TV and video streaming in an IP format that optimizes satellite bandwidth utilization and achieves cost-effective content delivery.

Satellite Link Acceleration

The most common transmission control protocols, or TCPs, used in the Internet have been designed for terrestrial wired networks. TCPs do not perform well in long-delay satellite environment and may cause bad user experiences in web surfing and Internet access.

Our satellite link acceleration technology improves TCP/IP-based data transmission over a satellite system through compression, deduplication, caching, latency optimization, packet aggregation, and cross-layer enhancement. This technology includes end-to-end software in airborne system and ground server for cost effective application accelerator and optimization of live TV and video streaming. This combination of technologies makes airborne Web access and contents access feel like fiber at home.

Our Competition

Our key competitors include Gogo Inc., which has the largest installed base in the IFEC market mainly via air-to-ground technology, and L-band connectivity services which provide a passenger-paid system of connectivity solutions and wireless in-flight entertainment services, and Panasonic Avionics Corp., which provides IFEC hardware and solutions via L-band and Ku-band technology. Other competitors include ViaSat, Global Eagle Entertainment, Inc., OnAir and Thales/LiveTV, all of which provide different technologies and strategies to provide in-flight connectivity and/or entertainment. Regardless of the delivery mechanisms used by us or our competitors, the IFEC industry is expected to continue to face capacity constraints and unique technology challenges, which are expected to increase due to increased demand for in-flight Internet.

We believe that the following competitive strengths enable us to compete effectively in and capitalize on the growing IFEC market.

Creative business model. We believe that our business model sets us apart from our competitors. We combine cutting-edge connectivity technology with a creative content-driven approach. Traditionally, providers of in-flight connectivity have focused primarily on the profit margin derived from the sale of hardware to commercial airlines and of bandwidth to passengers. Both airlines and passengers have to “pay to play,” which results in low participation and usage rates. We break away from this model and set a new trend with our creative business model, which, we expect, will set us apart from our competitors. Commercial airline companies will recover their costs through participating in our revenue sharing model while passengers will not be required to pay for connectivity. Taken together, this novel approach creates an incentive for airlines to work with us and should act to drive up passenger usage rates.

Ku-band and GEO/LEO Hybrid Satellite Technology

Most in-flight connectivity systems currently in the market rely on the Ku-band satellite signals for communication. Many players in the market are working to provide higher bandwidth and faster transmitting rates using the Ka-band. Currently, there are few Ka-enabled satellites and as a result, the coverage area in the Asia-Pacific region is limited. However, new GEO (Geostationary Earth Orbiting) and LEO (Low Earth Orbiting) Ka-band satellites are being regularly launched and this should provide worldwide Ka band coverage over the new few years.

Our Growth Strategy

We will strive to become a leading provider of IFEC solutions by pursuing the following growth strategies:

●	Launch and Increase number of connected aircraft. As of the date of this report, we have not provided our services on any corporate jets or commercial aircraft. However, on March 6, 2019, we entered into our agreement (as discussed above) with MJet GMBH, whom we expect will be our partner for the first installation and commercial launch of our IFEC AERKOMM K++ system by the end of 2019. Once we have the first successful implementation of our AERKOMM K++ system, we will be in a much better position to commence the rollout, sale and installation of our IFEC systems and provide our connectivity services on a broader basis to other commercial airlines and corporate jet customers. We plan to leverage our unique ability to cost-effectively equip each commercial aircraft type in an airline’s fleet with our proprietary IFEC system, to increase the number of equipped aircraft, targeting full-fleet availability of our IFEC equipment and services for our current and future airline partners. We will continue to pursue this significant global growth opportunity by leveraging our broad and innovative technology platform and technical expertise. Further, we will offer attractive business models to our airline partners, giving them the flexibility to determine the connectivity solution that meets the unique demands of their businesses.

●	Increase passenger use of connectivity. We believe that Internet connectivity has become a necessary in-flight utility rather than a novelty because most passengers are trying to remain “connected” while travelling. This trend is manifestly evident from the increasing data usage on mobile phones. However, the traditional business model is structured to charge as much as possible for high-end in-flight connectivity services offered to a very small number of people. Such business logic has resulted in the in-flight connectivity option acquiring the reputation of being “pricey” and “only for business travelers whose employers will pay for it.” With a focus on catering to only a small number of people in a narrow market niche, our competitors are paying less attention to an innovative business model that can encourage a wider, broad-based usage of in-flight connectivity services. We believe that certain providers of existing in-flight connectivity services discourage in-flight usage since they believe such usage will increase their overhead expenses without generating additional profit. Due to such a business model and the small amounts of revenue generated from currently available connectivity services, airlines have considered in-flight connectivity as a “service” to passengers provided at their expense. Under this thinking, in-flight connectivity is a “cost center” from which airlines do not expect to generate profit. We believe that the value of a networking system grows exponentially with its usage and it is a waste of resources to build a networking system to be utilized only by a narrow niche market. Therefore, our business model encourages usage of our in-flight connectivity services on a much broader basis. In order to encourage such broader usage, we plan to offer our in-flight connectivity services to passengers in all travel classes for free, while we generate revenue from add-on services that will tie together passengers’ connectivity and usage. Thus, with our business model, we plan to create connectivity friendly aircraft cabins to provide free on-board internet connectivity for the passengers, and to generate revenue through the sale of advertising commercials, banner advertising, in-app purchases, in-game purchases and other related in-flight transactions.

●	Expand satellite network coverage. We will continue to expand our global satellite network coverage through the purchase of additional Ku-band and Ka-band capacity, and seek to install aircraft with our satellite solutions, while continuing to invest in research and development of satellite antenna and modem technologies. We are actively working with satellite providers in order to accommodate airlines’ global routes and growing fleets. We are monitoring the satellite industry for growth in coverage, with recent attention on China Satcom’s plan to launch high-capacity Ka-band and Ka HTS multispot-beam satellites over the Asia-Pacific region.

●	Expand satellite-based services to other markets. We anticipate expanding our satellite-based connectivity services to remote area hotels and resorts, maritime and cruise lines, high-speed railways, 4G/5G backhauling, and converged triple-play services in remote communities, with the potential to expand internationally into these new markets. Future business prospects will be evaluated on a case by case basis by weighing the projected revenue from advertising fees and e-commerce revenue shares against the operating and capital expenditures of satellite coverage, bandwidth and operations. Our existing business model could be applied to high-speed railways and cruise lines, both of which have a sufficient passenger base for the service to be viable. High-speed railways in China sit under existing, available Ka satellite coverage areas that are not served by 4G/LTE mobile networks, providing a unique opportunity for the delivery of connectivity services. High-speed railways in other regions of Asia present similar opportunities. Remote communities in Asia lack a telecom infrastructure, partly due to geographical limitations, for example, vast spread of the islands of the Philippines and Indonesia. Satellite-based communications and mesh network technology make triple play services possible, for the delivery of live TV broadcasting, videos, and telecom services to these regions.

Employees

As of the date of this report, we had a total of 19 employees, 15 of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Operations	4
Sales and Marketing	4
Research and Development	8
General and Administrative	3
Total	19

None of our employees belongs to a union or is a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

Regulation

As a participant in the global airline and global telecommunication industries we are subject to a variety of government regulatory obligations

Federal Aviation Administration

The FAA prescribes standards and certification requirements for the manufacturing of aircraft and aircraft components, and certifies and rates repair stations to perform aircraft maintenance, preventive maintenance and alterations, including the installation and maintenance of aircraft components. Each type of aircraft operated in the United States under an FAA-issued standard airworthiness certificate must possess an FAA Type Certificate, which constitutes approval of the design of the aircraft type based on applicable airworthiness standards. When a party other than the holder of the Type Certificate develops a major modification to an aircraft already type-certificated, that party must obtain an FAA-issued STC approving the design of the modified aircraft type. We will regularly obtain an STC for each aircraft type operated by each airline partner on whose aircraft our equipment will be installed and separate STCs typically are required for different configurations of the same aircraft type, such as when they are configured differently for different airlines.

After obtaining an STC, a manufacturer desiring to manufacture components to be used in the modification covered by the STC must apply to the FAA for a PMA, which permits the holder to manufacture and sell components manufactured in conformity with the PMA and its approved design and data package. In general, each initial PMA is an approval of a manufacturing or modification facility’s production quality control system. PMA supplements are obtained to authorize the manufacture of a particular part in accordance with the requirements of the pertinent PMA, including its production quality control system. We routinely apply for and receive such PMAs and supplements.

Our business depends on our continuing access to, or use of, these FAA certifications, authorizations and other approvals, and our employment of, or access to, FAA-certified individual engineering and other professionals.

In accordance with these certifications, authorizations and other approvals, the FAA requires that we maintain, review and document our quality assurance processes. The FAA may also visit our facilities at any time as part of our agreement for certification as a manufacturing facility and repair station to ensure that our facilities, procedures, and quality control systems meet FAA approvals we hold. In addition, we are responsible for informing the FAA of significant changes to our organization and operations, product failures or defects, and any changes to our operational facilities or FAA-approved quality control systems. Other FAA requirements include training procedures and drug and alcohol screening for safety-sensitive employees working at our facilities.

Foreign Aviation Regulation

According to international aviation convention, the airworthiness of FAA-certified equipment installed on U.S.-registered aircraft is recognized by civil aviation authorities, or CAAs, worldwide. As a result, we do not expect to require further airworthiness certification formalities in countries outside of the United States for U.S.-registered aircraft that already have an STC issued by the FAA covering our equipment. For aircraft registered with a CAA other than the United States, the installation of our equipment requires airworthiness certification from an airworthiness certification body. Typically, the CAA of the country in which the aircraft is registered is responsible for ensuring the airworthiness of any aircraft modifications under its authority.

The FAA holds bilateral agreements with a number of certification authorities around the globe. Bilateral agreements facilitate the reciprocal airworthiness certification of civil aeronautical products that are imported/exported between two signatory countries. A Bilateral Airworthiness Agreement, or BAA, or Bilateral Aviation Safety Agreement, or BASA, with Implementation Procedures for Airworthiness provides for airworthiness technical cooperation between the FAA and its counterpart civil aviation authorities. Under a BAA or BASA, the CAA of the aircraft’s country of registration generally validates STCs issued by the FAA and then issues a VSTC. For countries with which the FAA does not have a BAA or BASA, we must apply for certification approval with the CAA of the country in which the aircraft is registered. In order to obtain the necessary certification approval, we will be required to comply with the airworthiness regulations of the country in which the aircraft is registered. Failure to address all foreign airworthiness and aviation regulatory requirements at the commencement of each airline partner’s service in any country in which they register aircraft when there are no applicable bilateral agreements may lead to significant additional costs related to certification and could impact the timing of our ability to provide our service on our airline partners’ fleet.

Federal Communications Commission

Under the Communications Act of 1934, as amended, or the Communications Act, the FCC licenses the spectrum that we use and regulates the construction, operation, acquisition and sale of our wireless operations. The Communications Act and FCC rules also require the FCC’s prior approval of the assignment or transfer of control of an FCC license, or the acquisition, directly or indirectly, of more than 25% of the equity or voting control of our company by non-U.S. individuals or entities.

Our various services are regulated differently by the FCC. Our business may provide some of its voice and data services by reselling the telecommunications services of satellite operators. Because we may provide these services on a common carrier basis, we may subject to the provisions of Title II of the Communications Act, which require, among other things, that the charges and practices of common carriers be just, reasonable and non-discriminatory.

We provide broadband Internet access to commercial airlines and passengers. We plan to offer this service in the Asia-Pacific region and continental United States through our partner’s facilities, using satellite-based data delivery.

The FCC has classified mobile (and fixed) broadband Internet access services as Title II telecommunications services pursuant to the FCC Open Internet Order of 2010. The Open Internet Order also adopted broad new net neutrality rules. For example, broadband providers may not block access to lawful content, applications, services or non-harmful devices. Broadband providers also may not impair or degrade lawful Internet traffic on the basis of content, applications, services or non-harmful devices. In addition, broadband providers may not favor some lawful Internet traffic over other lawful traffic in exchange for consideration of any kind, and they may not prioritize the content and services of their affiliates. Other than for paid prioritization, the rules contain an exception for “reasonable network management.” The Open Internet Order recognizes that whether a network management practice is reasonable varies according to the broadband technology involved, and provides more flexibility to implement network management practices in the context of our capacity-constrained satellite broadband networks.

In addition, most of our services are subject to various rules that seek to ensure that the services are accessible by persons with disabilities, including requirements related to the pass-through of closed captioning for certain IP-delivered video content.

Equipment Certification

We may not lease, sell, market or distribute any radio transmission equipment used in the provision of our services unless such equipment is certified by the FCC as compliant with the FCC’s technical rules. All certifications required for equipment currently used in the provision of our services have been obtained by our equipment vendors and/or partners.

Privacy and Data Security-Related Regulations

As noted above, the Open Internet Order reclassified mobile (and fixed) broadband Internet access services as Title II telecommunications services. Certain statutory provisions of Title II now apply to broadband Internet access services, including provisions that impose consumer privacy protections such as CPNI requirements.

Our services are also subject to CPNI rules that require carriers to comply with a range of marketing and privacy safeguards. These obligations focus on carriers’ access, use, storage and disclosure of CPNI. We believe we are in compliance with these rules and obligations, and we certify annually, as required, that we have established operating procedures adequate to ensure our compliance.

We are also subject to other federal and state consumer privacy and data security requirements. For example, Section 5 of the FTC Act prohibits “unfair or deceptive acts or practices in or affecting commerce.” Although the FTC’s authority to regulate the non-common carrier services offered by communications common carriers has not been clearly delineated, FTC officials have publicly stated that they view the FTC as having jurisdiction over Internet service providers’ non-common carrier services. Some of our services are subject to the FTC’s jurisdiction. The FTC has brought enforcement actions under the FTC Act against companies that, inter alia: (1) collect, use, share, or retain personal information in a way that is inconsistent with the representations, commitments, and promises that they make in their privacy policies and other public statements; (2) have privacy policies that do not adequately inform consumers about the company’s actual practices; and (3) fail to reasonably protect the security, privacy and confidentiality of nonpublic consumer information.

We plan to collect personally identifiable information, such as name, address, e-mail address and credit card information, directly from our users when they register to use our service. We also may obtain information about our users from third parties. We use the information that we collect to, for example, consummate their purchase transaction, to customize and personalize advertising and content for our users and to enhance the entertainment options when using our service. Our collection and use of such information are intended to comply with our privacy policy, which is posted on our website, applicable law, our contractual obligations with third parties and industry standards, such as the Payment Card Industry Data Security Standard. We are also subject to state “mini-FTC Acts,” which also prohibit unfair or deceptive acts or practices, along with data security breach notification laws requiring entities holding certain personal data to provide notices in the event of a breach of the security of that data. Congress has also been considering similar federal legislation relating to data breaches. A few states have also imposed specific data security obligations. These state mini-FTC Acts, data security breach notification laws, and data security obligations may not extend to all of our services and their applicability may be limited by various factors, such as whether an affected party is a resident of a particular state.

While we intend to implement reasonable administrative, physical and electronic security measures to protect against the loss, misuse and alteration of personally identifiable information, cyber-attacks on companies have increased in frequency and potential impact in recent years and may be successful despite reasonable precautions and result in substantial potential liabilities.

Truth in Billing and Consumer Protection

The FCC’s Truth in Billing rules generally require full and fair disclosure of all charges on customer bills for telecommunications services, except for broadband Internet access services. Thus, these rules apply to our satellite-based services. This disclosure must include brief, clear and non-misleading plain language descriptions of the services provided. States also have the right to regulate wireless carriers’ billing; however, we are not currently aware of any states that impose billing requirements on our services.

CALEA

The FCC has determined that facilities-based broadband Internet access providers are subject to the CALEA, which requires covered service providers to build certain law enforcement surveillance assistance capabilities into their communications networks and to maintain CALEA-related system security policies and procedures.

Foreign Government Approvals

In connection with our satellite service, we have implemented a process for obtaining any required authority needed to provide our service over the airspace of foreign countries, or verifying that no additional authorization is needed. Each country over which our equipped aircraft flies has the right to limit, regulate (e.g., through a licensing regime) or prohibit the offering of our service. We may not be able to obtain the necessary authority for every country over which a partner airline flies. For some countries, we have not been and do not expect to be able to obtain a definitive answer regarding their potential regulation of our service, and we may incur some regulatory risk by operating over the airspace of these countries. Failure to comply with foreign regulatory requirements could result in penalties being imposed on us and/or on our airline partners or allow our airline partners affected by such requirements to terminate their contract with us prior to expiration. Moreover, even countries that have previously provided clearance for our service have the right to change their regulations at any time.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

ITEM 1A.	RISK FACTORS.

Investment in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this report, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

There is substantial uncertainty that we will continue operations as a going concern in which case you could lose your entire investment.

We have not generated significant revenues, excluding non-recurring revenues from affiliates in the second quarter of fiscal 2018, and will incur additional expenses as a result of being a public reporting company. For the nine-month period ended December 31, 2018, we incurred a comprehensive loss of $6,568,663 and had working capital deficiency of $2,541,500 as of December 31, 2018. Although we expect to raise capital from the sale of equity or debt securities, there is no assurance that we will be able to do so. This means that there is substantial doubt that we can continue as a going concern for the next twelve months unless we obtain additional capital to pay our bills and debts and execute our plan of operations.

Our company is in the development stage and has a limited operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our company and our core business are in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. We plan to launch our services in late 2019 or early 2020, initially in Europe with our launch customer MJet. The limited operating history of our business may make it difficult to accurately evaluate the business and predict its future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had a longer operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity will change as we scale our business and increase deployment of our service. If we do not address any of the foregoing risks successfully, our business will be harmed.

Excluding non-recurring revenues in 2018 from affiliates, we have incurred operating losses in every quarter since we launched our business and may continue to incur quarterly operating losses, which could negatively affect the value of our company.

Excluding non-recurring revenues we earned from affiliates in the second quarter of fiscal 2018, we have incurred operating losses since our inception in 2014, and we may not be able to generate sufficient revenue in the future to generate operating income. We also expect our costs to increase materially in future periods, which could negatively affect our future operating results. We expect to continue to expend substantial financial and other resources on the continued launch and future expansion of our business. The amount and timing of these costs are subject to numerous variables and such initiatives may require additional funding. In addition, we may incur significant costs in connection with our pursuit of next generation air to ground technology or other new technologies. With respect to our expansion, such variables may include costs related to sales and marketing activities and administrative support functions, equipment subsidies to airlines and additional legal and regulatory expenses associated with operating in the international commercial aviation market. In addition, we expect to incur additional general and administrative expenses, including legal and accounting expenses, related to being a public company. These investments may not result in revenue or growth in our business. If we fail to grow our overall business and generate revenue, our financial condition and results of operations would be adversely affected.

We expect to rely on a few key customers for all of our initial revenue.

Our initial business will be substantially dependent on our relationship with a few key airline customers. There can be no assurance that we will be able to maintain our relationship with these airlines. If we are unable to maintain and renew our relationship with these airlines, or if our arrangement is modified so that the economic terms become less favorable to us, then our business would be materially adversely affected.

Our agreement with Hong Kong Airlines will have no legal effect until we receive approval of our VSTC by the HKCAD.

Until such time as we have received all required approvals from the HKCAD, the agreement with Hong Kong Airlines only expresses the desires and understandings between us and Hong Kong Airlines and will not create any legal rights, liabilities or responsibilities whatsoever and will not be legally binding on us or Hong Kong Airlines. There can be no assurance as to when we will receive the required HKCAD approvals or if we will receive such approvals at all. If we do not receive the HKCAD approval of our VSTC, our agreement with Hong Kong airlines will have no economic impact. Such an outcome would have a substantial adverse effect on our revenue prospect.

We may lose some or all of the entire amount that we deposited towards the purchase of land in Taiwan for our first grounding station.

On July 10, 2018, we entered into a real estate sales contract with Tsai Ming-Yin, as seller, and Sunty Development Co., Ltd., as trustee, pursuant to which the parties agreed to definitive terms and conditions relating to the acquisition by Aerkomm Taiwan of a parcel of land located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan. The parcel consists of approximately 6.36 acres of undeveloped land and is expected to be used by us to build our first satellite ground station and data center. The parties amended the contract on July 30, 2018, September 4, 2018, November 2, 2018, January 3, 2019. The purchase price for the parcel is NT$1,056,297,507, or US$34,474,462. Pursuant to the terms of the contract and an earlier binding memorandum of understanding that was entered into on May 1, 2018, we have made deposits totaling US$35,237,127 for this acquisition and the remaining balance is approximately US$642,462.

Pursuant to the terms of the contract, if we are not able to raise sufficient additional funds in our public offering to pay the balance of the purchase price prior to July 4, 2019, we may notify the seller of this fact and cancel the contract. In such case, the full amount paid by us will be returned to us, without interest, in cash or in an equivalent amount of securities if the seller does not have sufficient cash on hand to return the payments in full. Such securities will be of the kind that are traded or quoted on a US national securities exchange or the over-the-counter market or a foreign equivalent. Additionally, even if we are able to pay the full purchase price prior to July 4, 2019, the seller may cancel the contract for any reason upon written notice to us prior to August 4, 2019.

There is no restriction on the seller utilizing the cash deposited by us and such cash is not being held in escrow. Accordingly, upon cancellation of the contract, the seller may not have any cash to return to us. As noted above, the seller may deliver securities to us instead of cash. However, the seller may not have any securities to deliver to us either. In this case, we would have to resort to litigation in Taiwan to seek a recovery of the deposited amount. Any such litigation would be costly and the results thereof uncertain. Accordingly, we could lose all or a significant portion of the cash deposited with the seller.

The seller has deposited the deed to the parcel with its legal counsel and has instructed such counsel to enter into an agreement with our counsel that provides for a release of the deed to us if the seller terminates the contract and does not have the cash or securities to refund the purchase price. Notwithstanding this escrow arrangement, there can be no assurance that we will be able to recover the full amount of funds deposited with the seller.

Furthermore, if the seller does not have sufficient cash to refund the entire deposit, the value of the securities it may deliver to us in lieu of cash is to be determined by Caijie Asset Management Co., Ltd., which is an independent third-party appraiser selected mutually by the parties. If we do not agree with the value of the securities ascribed by the appraiser, we will have limited recourse as the parties have mutually agreed upon such appraiser.

If securities are delivered to us instead of cash, we may become the owner of securities of one or more companies that we did not perform any due diligence investigation upon and which we may know nothing about. Furthermore, any securities that we receive may be illiquid and we may have to hold them for an indeterminate amount of time. While holding these securities, the market value thereof may decline and we may suffer the loss of some or all of the cash deposits we have made so far.

If securities are delivered, such securities may ultimately become worthless and we may lose the entire amount deposited.

If the real estate sales contract is terminated and the seller is only able to refund the purchase price in securities rather than cash and we do not raise any additional capital, we may be left without any working capital and may not be able to continue operations.

The majority of our cash has been deposited with the seller towards the purchase price under the real estate sales contract described above. If the contract is terminated and we receive all or part of the deposit back in securities or do not receive the deposit back at all, we may not have sufficient working capital to execute our business plan. We may not be able to raise additional capital in our public offering or otherwise to resolve any such working capital deficit. In such circumstance, we may not be able to operate as a going concern.

Our receipt of securities in a refund of the purchase price could result in our company being defined as an investment company under the Investment Company Act of 1940.

To date, we have made deposits under the real estate sales contract totaling US$35,237,127 and the remaining balance is US$642,462. If the seller is required to refund these deposits and does so in securities valued at the amount of our total deposits, the value of such securities would exceed forty percent (40%) of the value of our total assets, and as such, our company would be deemed to be an “investment company” as that term is defined under the Investment Company Act of 1940, as amended, or Investment Company Act. The Investment Company Act and the rules thereunder contain detailed requirements for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options, impose certain governance requirements and would require us to register separately with the SEC as an investment company. Although we are conducting our operations so that we will not be deemed to be an investment company under the Investment Company Act, if we are required to accept securities in lieu of cash for a refund of our deposits, this would cause our company to be deemed to be an investment company under the Investment Company Act and impose on us various burdensome requirements specified by the Investment Company Act. Such restrictions could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us, our subsidiaries and our senior personnel, or any combination thereof, and materially adversely affect our business, financial condition and results of operations.

If the transactions contemplated by several MOUs and the Global Eagle LOI do not proceed, our results of operations and financial condition could be materially adversely affected.

On January 19, 2016, January 29, 2016, June 16, 2016, September 26, 2017, October 28, 2017 and March 7, 2018, we entered into the Yahoo MOU, the LeTV MOU, the India MOU, the Malta MOU, the Global Eagle LOI, and the Airbus MOU, respectively. These MOUs and the Global Eagle LOI are nonbinding and as a result, they only express the desires and understandings between the parties and do not create any legally binding rights, obligations or contracts except for certain customary provisions such as exclusivity, costs and expenses, confidentiality and governing law. For more information related to these MOUs, please refer to the section “MOUs and LOI with Our Business Partners.” Any binding obligation to proceed with the transactions contemplated by the MOUs and the Global Eagle LOI would need to be included in a definitive agreement that is subject to negotiations of the parties, approvals by the board of directors of respective parties and in certain instances, approvals from regulatory authorities. The Yahoo MOU and LeTV MOU expired in January 2018 and we are in the process of negotiating to extend those two MOUs. There can be no assurance that we will be able to extend the expired MOUs or enter into such definitive agreements or receive the required governmental approvals. If for whatever reason the transactions contemplated by the MOUs and the Global Eagle LOI do not proceed, our results of operations and financial condition could be materially adversely affected.

Also, on May 1, 2018 we entered into the binding Land Acquisition MOU and the binding Land Lease MOU. For a detailed discussion of these two binding MOUs, see “Business—Binding MOUs to Acquire and Lease Land in Taiwan for a Data Processing Center and Satellite Uplink Ground Station,” below. Although these two MOUs are binding, because they depend on certain contingencies which may never come to fruition, we can provide no assurance that we will be able to complete the transactions contemplated by these MOUs. More specifically, we may not raise sufficient funds in the offering to complete the purchase of the Taiwan ground station property or our board of directors may not approve the to-be-negotiated purchase agreement assuming we do raise the required funds. Further, assuming we do complete the Taiwan land acquisition, there can be no assurance that we will be able to successfully negotiate and sign a lease contract with the Samoan telecom company, that we will be able to generate any revenue from our ownership and lease of the land or that we will have or be able to raise sufficient funds to build our own satellite ground station and data center on the land.

One of our suppliers has failed to deliver a key component of our IFEC system and we have terminated our satellite services agreement with another. We cannot be sure that we will be able to find alternative source for this component or for the required satellite services and, as a result, we may not be able to implement our business plan.

The implementation of the Hong Kong Airlines project is conditioned upon VSTC approval from the HKCAD. We and our equipment supplier have submitted the VSTC application to HKCAD but the application process is presently on hold due to the supplier’s failure to deliver a key component of the IFEC system. We do not expect this supplier to be able to delivery this key component and we are actively seeking alternative options to implement the Hong Kong Airline project, including developing necessary equipment or components thereof with other strategic partners. Because we cannot be sure when and if we will be able to obtain the IFEC component for the VSTC approval, we cannot be sure when we will receive approval for the Hong Kong Airlines project, if at all. If we are not able to source this necessary IFEC component, our current agreement with Hong Kong Airlines will not become executable and we will not be able to implement our business plan as currently envisioned.

Additionally, our satellite services agreement with AsiaSat was recently terminated. If we are not able to find a replacement satellite services provider, we will not be able to deliver our service offerings to Hong Kong Airlines even once we receive the VSTC approval from HKCAD. Such a failure would have a negative impact on our business prospects.

If we cannot timely deliver our first order of onboard equipment to Klingon Aerospace Inc., our reseller and development partner, we may lose our agreement with Klingon.

Because of the delay in our receiving approval of the VSTC from the HKCAD, we have not been able to deliver to Klingon a ready for sale, certified onboard system equipment package. Klingon has the right to terminate our agreement with them upon 60 days’ prior notice, subject to a 60-day cure period, if we fail to timely deliver the certified product. If Klingon terminates its agreement with us, we may be responsible for refunding to Klingon the milestone payments that we have received.

We may not be able to grow our business with our current potential airline partner or successfully negotiate agreements with airlines to which we do not currently provide our service.

Currently, our only potential airline partner is Hong Kong Airlines, although we have not yet begun to sell our products and services to Hong Kong Airlines under our agreement with them. We are currently in negotiations or discussions with certain other airline partners to provide our IFEC services on additional aircraft in their fleets. We have no assurance that these efforts will be successful. Negotiations with prospective airline partners require substantial time, effort and resources. The time required to reach a final agreement with an airline is unpredictable and may lead to variances in our operating results from quarter to quarter. We may ultimately fail in our negotiations and any such failure could harm our results of operations due to, among other things, a diversion of our focus and resources, actual costs and opportunity costs of pursuing these opportunities. In addition, the terms of any future agreements could be materially different and less favorable to us than the terms included in our existing agreement with Hong Kong Airlines. To the extent that any negotiations with current or future potential airline partners are unsuccessful, or any new agreements contain terms that are less favorable to us, our growth prospects could be materially and adversely affected.

We will likely need additional financing to execute our business plan or new initiatives, which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success may depend on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate additional service deployment, operations and investments or employ internal cost savings measures. Furthermore, we will be forced to take some or all of these measures if we do not raise sufficient funds in our public offering, the successful completion of which we cannot guarantee.

We are dependent on airline partners to be able to access our customers. We expect that future payments by these customers for our services to be provided to them will account for most, if not all, of our initial revenues.

Under our existing contract with Hong Kong Airlines, once our VSTC is approved by the HKCAD, we will provide our equipment for installation on, and provide our services to passengers on, a portion of the aircraft operated by this airline. We expect to enter into similar contracts with other airlines in the future but there is no assurance that we will be successful in signing up additional airline partners. We expect that revenue from passengers using our service while flying on aircraft operated by our airline partners will account for the majority of our projected initial revenue once we begin our services. As of the date of this report, we do not yet have any revenue from equipment sales and installation. Our growth will be dependent on our ability to have our equipment installed on the aircraft of airline partners and increased use of our service on installed aircraft. Any delays in installations under these contracts may negatively affect our ability to grow our user base and revenue.

A failure to maintain airline satisfaction with our equipment or our service could have a material adverse effect on our revenue and results of operations.

Our relationships with our current and future potential airline partners are critical to the growth and ongoing success of our business. If airline partners are not satisfied with our equipment or our service for any reason, including passenger dissatisfaction with the service as a result of capacity constraints, they may reduce efforts to co-market our service to their passengers, which could result in lower passenger usage and reduced revenue, which could in turn give airline partners the right to terminate their contracts with us. In addition, airline dissatisfaction with us for any reason, including delays in obtaining certification for or installing our equipment, could negatively affect our ability to expand our service to additional airline partners or aircraft or lead to claims for damages, which may be material, or termination rights under our existing or potential contracts with airline partners.

We are experiencing network capacity constraints in our operation region and expect capacity demands to increase, and we may in the future experience capacity constraints internationally. If we are unable to successfully implement planned or future technology enhancements to increase our network capacity, or our airline partners do not agree to such enhancements, our ability to maintain sufficient network capacity and our business could be materially and adversely affected.

All providers of wireless connectivity services, including all providers of in-flight connectivity services, face certain limits on their ability to provide connectivity service, including escalating capacity constraints due to expanding consumption of wireless services and the increasing prevalence of higher bandwidth uses such as file downloads and streaming media content. The success of our business depends on our ability to provide adequate bandwidth to meet customer demands while in-flight.

Competition from a number of companies, as well as other market forces, could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

We face strong competition from satellite-based providers of broadband services that include in-flight internet and live television services. Competition from such providers has had in the past and could have in the future an adverse effect on our ability to maintain or gain market share. Most of our competitors are larger, more diversified corporations and have greater financial, marketing, production, and research and development resources. As a result, they may be better able to withstand the effects of periodic economic downturns or may offer a broader product line to customers. In addition, to the extent that competing in-flight connectivity services offered by commercial airlines that are not our airline partners are available on more aircraft or offer improved quality or reliability as compared to our service, our business and results of operations could be adversely affected. Competition could increase our sales and marketing expenses and related customer acquisition costs. We may not have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully. A failure to effectively respond to established and new competitors could have a material adverse impact on our business and results of operations.

We may be unsuccessful in generating revenue from live television and other in-flight entertainment services.

We are currently developing a host of service offerings to deliver to our future commercial airline customers. We plan to offer live television and other service to our customers and no assurance can be given that we will ultimately be able to launch any channels or provide any service. Additionally, we plan to generate a revenue stream from our video on demand and other in-flight entertainment services. If we are unable to generate revenue from live television or if other entertainment services do not ultimately develop, our growth and financial prospects would be materially adversely impacted.

We are working to acquire a sufficient number of on-demand movies and television shows and a variety of other content on our system. The future growth prospects for our business depend, in part, on revenue from advertising fees and e-commerce revenue share arrangements on passenger purchases of goods and services, including video and media services. Our ability to generate revenue from these service offerings depends on:

●	growth of commercial airline customer base;

●	the attractiveness of our customer base to media partners;

●	rolling out live television and media on demand on more aircraft and with additional airline customers and increasing passenger adoption both in the U.S. and abroad;

●	establishing and maintaining beneficial contractual relationships with media partners whose content, products and services are attractive to airline passengers; and

●	our ability to customize and improve our service offerings in response to trends and customer interests.

If we are unsuccessful in generating revenue from our service offerings, that failure could have a material adverse effect on our growth prospects.

We face limitations on our ability to grow our operations which could harm our operating results and financial condition.

We have not yet begun selling our products or services to our future customers.  Our addressable market and our ability to expand in our operating region is inherently limited by various factors, including limitations on the number of commercial airlines with which we could partner, the number of planes in which our equipment can be installed, the passenger capacity within each plane and the ability of our network infrastructure or bandwidth to accommodate increasing capacity demands. Future expansion is also limited by our ability to develop new technologies on a timely and cost-effective basis, as well as our ability to mitigate network capacity constraints through, among other things, the expansion of our satellite coverage area. Our future growth may slow, or once we begin selling products and services to our customers, we may stop growing altogether, to the extent that we have exhausted all potential airline partners and as we approach installation on full fleets and maximum penetration rates on all flights. In order to grow our future revenue, we will have to rely on customer and airline partner adoption of currently available and new or developing services and additional offerings. We cannot assure you that we will be able to obtain a market presence or establish new markets and, if we fail to do so, our business and results of operations could be materially adversely affected.

We may be unsuccessful in expanding our operations internationally.

Our business will initially be international business. Our ability to grow our international business involves various risks, including the need to invest significant resources in unfamiliar markets and the possibility that we may not realize a return on our investments in the near future or at all. In addition, we have incurred and expect to continue to incur significant expenses before we generate any material revenue in these new markets. Under our agreements with providers of satellite capacity, we are obligated to purchase bandwidth for specified periods in advance. If we are unable to generate sufficient passenger demand or airline partners to which we provide satellite service to their aircraft terminate their agreements with us for any reason during these periods, we may be forced to incur satellite costs in excess of connectivity revenue generated through such satellites.

Any future international operations may fail to succeed due to risks inherent in foreign operations, including:

●	legal and regulatory restrictions, including different communications, privacy, censorship, aerospace and liability standards, intellectual property laws and enforcement practices;

●	changes in international regulatory requirements and tariffs;

●	restrictions on the ability of U.S. companies to do business in foreign countries, including restrictions on foreign ownership of telecommunications providers imposed by the U.S. Office of Foreign Assets Control, which we refer to as OFAC;

●	inability to find content or service providers to partner with on commercially reasonable terms, or at all;

●	compliance with the Foreign Corrupt Practices Act, the (U.K.) Bribery Act 2010 and other similar corruption laws and regulations in the jurisdictions in which we operate and related risks;

●	difficulties in staffing and managing foreign operations;

●	currency fluctuations; and

●	potential adverse tax consequences.

As a result of these obstacles, we may find it difficult or prohibitively expensive to grow our business internationally or we may be unsuccessful in our attempt to do so, which could harm our future operating results and financial condition.

We may not be successful in our efforts to develop and monetize new products and services that are currently in development, including our operations-oriented communications services.

In order to continue to meet the evolving needs of our future airline partners and customers, we must continue to develop new products and services that are responsive to those needs. Our ability to realize the benefits of enabling airlines, other aircraft operators and to use these applications, including monetizing our services at a profitable price point, depends, in part, on the adoption and utilization of such applications by airlines, other aircraft operators and other companies in the aviation industry such as aircraft equipment suppliers, and we cannot be certain that airlines, other aircraft operators and others in the aviation industry will adopt such offerings in the near term or at all. We also expect to continue to rely on third parties to develop and offer the operational applications to be used to gather and process data transmitted on our network between the aircraft and the ground, and we cannot be certain that such applications will be compatible with our network or onboard equipment or otherwise meet the needs of airlines or other aircraft operators. If we are not successful in our efforts to develop and monetize new products and services, including our operations-oriented communications services, our future business prospects, financial condition and results of operations would be materially adversely affected.

A future act or threat of terrorism or other events could result in a prohibition on the use of Wi-Fi enabled devices on aircraft.

A future act of terrorism, the threat of such acts or other airline accidents could have an adverse effect on the airline industry. In the event of a terrorist attack, terrorist threats or unrelated airline accidents, the industry would likely experience significantly reduced passenger demand. The U.S. federal government or foreign governments could respond to such events by prohibiting the use of Wi-Fi enabled devices on aircraft, which would eliminate demand for our equipment and service. In addition, any association or perceived association between our equipment or service and accidents involving aircraft on which our equipment or service operates would likely have an adverse effect on demand for our equipment and service. Reduced demand for our products and services would adversely affect our business prospects, financial condition and results of operations.

If our efforts to retain and attract customers are not successful, our revenue will be adversely affected.

We expect to generate substantially all of our revenue from sales of services, some of which will be on a subscription basis. We must be able to retain subscribers and attract new and repeat customers. If we are unable to effectively retain subscribers and attract new and repeat customers, our business, financial condition and results of operations would be adversely affected.

Unreliable service levels, lack of sufficient capacity, uncompetitive pricing, lack of availability, security risk and lack of related features of our equipment and services are some of the factors that may adversely impact our ability to retain customers and partners and attract new and repeat customers. If our customers are able to satisfy their in-flight entertainment needs through activities other than broadband internet access, at no or lower cost, they may not perceive value in our products and services. If our efforts to satisfy and retain customers and subscribers are not successful, we may not be able to attract new customers through word-of-mouth referrals. Any of these factors could cause our customer growth rate to fall, which would adversely impact our business, financial condition and results of operations.

The demand for in-flight broadband internet access service may decrease or develop more slowly than we expect. We cannot predict with certainty the development of the U.S. or international in-flight broadband internet access market or the market acceptance for our products and services.

Our future success depends upon growing demand for in-flight broadband internet access services, which is inherently uncertain. We have invested significant resources towards the roll-out of new service offerings, which represent a substantial part of our growth strategy. We face the risk that the U.S. and international markets for in-flight broadband internet access services may decrease or develop more slowly or differently than we currently expect, or that our services, including our new offerings, may not achieve widespread market acceptance. We may be unable to market and sell our services successfully and cost-effectively to a sufficiently large number of customers.

Our business depends on the continued proliferation of Wi-Fi as a standard feature in mobile devices. The growth in demand for in-flight broadband internet access services also depends in part on the continued and increased use of laptops, smartphones, tablet computers, and other Wi-Fi enabled devices and the rate of evolution of data-intensive applications on the mobile internet. If Wi-Fi ceases to be a standard feature in mobile devices, if the rate of integration of Wi-Fi on mobile devices decreases or is slower than expected, or if the use of Wi-Fi enabled devices or development of related applications decreases or grows more slowly than anticipated, the market for our services may be substantially diminished.

Increased costs and other demands associated with our growth could impact our ability to achieve profitability over the long term and could strain our personnel, technology and infrastructure resources.

We expect our costs to increase in future periods, which could negatively affect our future operating results. We expect to experience growth in our headcount and operations, which will place significant demands on our management, administrative, technological, operational and financial infrastructure. Anticipated future growth will require the outlay of significant operating and capital expenditures and will continue to place strains on our personnel, technology and infrastructure. Our success will depend in part upon our ability to contain costs with respect to growth opportunities. To successfully manage the expected growth of our operations, on a timely and cost-effective basis we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. In addition, as we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, and we must maintain the beneficial aspects of our corporate culture. If we fail to successfully manage our growth, it could adversely affect our business, financial condition and results of operations.

Adverse economic conditions may have a material adverse effect on our business.

Macro-economic challenges are capable of creating volatile and unpredictable environments for doing business. We cannot predict the nature, extent, timing or likelihood of any economic slowdown or the strength or sustainability of any economic recovery, worldwide, in the United States or in the airline industry. For many travelers, air travel and spending on in-flight internet access are discretionary purchases that they can eliminate in difficult economic times. Additionally, a weaker business environment may lead to a decrease in overall business travel, which is an important contributor to our service revenue. These conditions may make it more difficult or less likely for customers to purchase our equipment and services. If economic conditions in the United States or globally deteriorate further or do not show improvement, we may experience material adverse effects to our business, cash flow and results of operations.

Our operating results may fluctuate unpredictably and may cause us to fail to meet the expectations of investors, adversely affecting our stock price.

We operate in a highly dynamic industry and our future quarterly operating results may fluctuate significantly. Our future revenue and operating results may vary from quarter to quarter due to many factors, many of which are not within our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Further, it is difficult to accurately forecast our revenue, margin and operating results, and if we fail to match our expected results or the results expected by financial analysts or investors, the future trading price of our common stock may be adversely affected.

In addition, due to generally lower demand for business travel during the summer months and holiday periods, and leisure and other travel at other times during the year, our quarterly results may not be indicative of results for the full year. Due to these and other factors, quarter-to-quarter comparisons of our historical operating results should not be relied upon as accurate indicators of our future performance.

If our marketing and advertising efforts fail to generate revenue on a cost-effective basis, or if we are unable to manage our marketing and advertising expenses, it could harm our results of operations and growth.

Our future growth and profitability, as well as the maintenance and enhancement of our brands, will depend in large part on the effectiveness and efficiency of our future marketing and advertising expenditures. We plan to use a diverse mix of television, print, trade show and online marketing and advertising programs to promote our business. Significant increases in the pricing of one or more of our marketing and advertising channels could increase our expenses or cause us to choose less expensive, but potentially less effective, marketing and advertising channels. In addition, to the extent we implement new marketing and advertising strategies, we may in the future have significantly higher expenses. We may in the future incur, marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenue associated with such expenses, and our marketing and advertising expenditures may not result in increased revenue or generate sufficient levels of brand awareness. If we are unable to maintain our marketing and advertising channels on cost-effective terms, our marketing and advertising expenses could increase substantially, our customer levels could be affected adversely, and our business, financial condition and results of operations may suffer.

Regulation by United States and foreign government agencies, including the FAA and the FCC, may increase our costs of providing service or require us to change our services.

We are subject to various regulations, including those regulations promulgated by various federal, state and local regulatory agencies and legislative bodies and comparable agencies outside the United States where we may do business. The two U.S. government agencies that have primary regulatory authority over our operations are the FAA and the FCC.

The commercial and private aviation industries, including civil aviation manufacturing and repair industries, are highly regulated in the United States by the FAA. FAA certification is required for all equipment we install on commercial aircraft and type certificated business aircraft, and certain of our operating activities require that we obtain FAA certification as a parts manufacturer. As discussed in more detail in “Item 1. Business—Regulation—Federal Aviation Administration,” FAA approvals required to operate our business include STCs and PMAs. Obtaining STCs and PMAs is an expensive and time-consuming process that requires significant focus and resources. Any inability to obtain, delay in obtaining, or change in, needed FAA certifications, authorizations, or approvals, could have an adverse effect on our ability to meet our installation commitments, manufacture and sell parts for installation on aircraft, or expand our business and could, therefore, materially adversely affect our growth prospects, business and operating results. The FAA closely regulates many of our operations. If we fail to comply with the FAA’s many regulations and standards that apply to our activities, we could lose the FAA certifications, authorizations, or other approvals on which our manufacturing, installation, maintenance, preventive maintenance, and alteration capabilities are based. In addition, from time to time, the FAA or comparable foreign agencies adopt new regulations or amend existing regulations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business. To the extent that any such new regulations or amendments to existing regulations or policies apply to our activities, those new regulations or amendments to existing regulations generally increase our costs of compliance.

As a broadband Internet provider, we must comply with the CALEA, which requires communications carriers to ensure that their equipment, facilities and services can accommodate certain technical capabilities in executing authorized wiretapping and other electronic surveillance. Currently, our CALEA solution is being deployed in our network. However, we could be subject to an enforcement action by the FCC or law enforcement agencies for any delays related to meeting, or if we fail to comply with, any current or future CALEA, or similarly mandated law enforcement related, obligations. Such enforcement actions could subject us to fines, cease and desist orders, or other penalties, all of which could adversely affect our business. Further, to the extent the FCC adopts additional capability requirements applicable to broadband Internet providers, its decision may increase the costs we incur to comply with such regulations.

In addition to these U.S. agencies, we are also subject to regulation by foreign government agencies that choose to assert jurisdiction over us as a result of the service we provide on aircraft that fly international routes. Adverse decisions or regulations of these U.S. and foreign regulatory bodies could negatively impact our operations and costs of doing business and could delay the roll-out of our services and have other adverse consequences for us. Our ability to obtain certain regulatory approvals to offer our services internationally may also be the responsibility of a third- party, and, therefore, may be out of our control. We are unable to predict the scope, pace or financial impact of regulations and other policy changes that could be adopted by the various governmental entities that oversee portions of our business.

If government regulation of the Internet, including e-commerce or online video distribution changes, we may need to change the way we conduct our business to a manner that incurs greater operating expenses, which could harm our results of operations.

The current legal environment for Internet communications, products and services is uncertain and subject to statutory, regulatory or interpretive change. We cannot be certain that we, our vendors and media partners or our customers are currently in compliance with applicable regulatory or other legal requirements in the countries in which our service is used. Our failure, or the failure of our vendors and media partners, customers and others with whom we transact business to comply with existing or future legal or regulatory requirements could materially adversely affect our business, financial condition and results of operations. Regulators may disagree with our interpretations of existing laws or regulations or the applicability of existing laws or regulations to our business, and existing laws, regulations and interpretations may change in unexpected ways.

For example, our mobile wireless broadband Internet access services were previously classified as information services, and not as telecommunications services. Therefore, these services were not subject to FCC common carrier regulation. However, effective June 12, 2015, the FCC reclassified mobile (and fixed) broadband Internet access services as Title II telecommunications services pursuant to the Open Internet Order. The Open Internet Order also adopted broad new net neutrality rules. For example, broadband providers may not block access to lawful content, applications, services, or non-harmful devices. Broadband providers also may not impair or degrade lawful Internet traffic on the basis of content, applications, services, or non-harmful devices. In addition, broadband providers may not favor some lawful Internet traffic over other lawful traffic in exchange for consideration of any kind, and they may not prioritize the content and services of their affiliates. Other than for paid prioritization, the rules contain an exception for “reasonable network management.” The Open Internet Order recognizes that whether a network management practice is reasonable varies according to the broadband technology involved and may provide more flexibility to implement network management practices in the context of our capacity-constrained air-to-ground and satellite broadband networks.

Other jurisdictions may adopt similar or different regulations that could affect our ability to use “network management” techniques. Likewise, the United States and the European Union, among other jurisdictions, are considering proposals regarding data protection that, if adopted, could impose heightened restrictions on certain of our activities relating to the collection and use of data of end users. Further, as we promote exclusive content and services and increase targeted advertising with our media partners to customers of our services, we may attract increased regulatory scrutiny.

We cannot be certain what positions regulators may take regarding our compliance with, or lack of compliance with, current and future legal and regulatory requirements or what positions regulators may take regarding any past or future actions we have taken or may take in any jurisdiction. Regulators may determine that we are not in compliance with legal and regulatory requirements, and impose penalties, or we may need to make changes to our services, which could be costly and difficult. Any of these events would adversely affect our operating results and business.

Our possession and use of personal information and the use of credit cards by our customers present risks and expenses that could harm our business. Unauthorized disclosure or manipulation of such data, whether through breach of our network security or otherwise, could expose us to costly litigation and damage our reputation.

Maintaining our network security is of critical importance because our online systems will store confidential registered user, employee and other sensitive data, such as names, email addresses, addresses and other personal information. We will depend on the security of our networks and the security of the network infrastructures of our third-party telecommunications service providers, our customer support providers and our other vendors. Unauthorized use of our, or our third-party service providers’, networks, computer systems and services could potentially jeopardize the security of confidential information, including credit card information, of our future customers. There can be no assurance that any security measures we, or third parties, take will be effective in preventing these activities. As a result of any such breaches, customers may assert claims of liability against us as a result of any failure by us to prevent these activities. Further, our in-cabin network operates as an open, unsecured Wi-Fi hotspot, and non-encrypted transmissions users send over this network may be vulnerable to access by users on the same plane. These activities may subject us to legal claims, adversely impact our reputation, and interfere with our ability to provide our services, all of which could have a material adverse effect on our business prospects, financial condition and results of operations.

Failure to protect confidential customer data or to provide customers with adequate notice of our privacy policies could also subject us to liabilities imposed by United States federal and state regulatory agencies or courts. For example, the CPNI rules applicable to our satellite-based offerings, require us to comply with a range of marketing and privacy safeguards. The FTC could assert jurisdiction to impose penalties related our service if it found our privacy policies or security measures to be inadequate under existing federal law. We could also be subject to certain state laws that impose data breach notification requirements, specific data security obligations, or other consumer privacy-related requirements. Our failure to comply with any of these rules or regulations could have an adverse effect on our business, financial condition and results of operations.

Other countries in which we may operate or from which our services may be offered, including those in the European Union, also have certain privacy and data security requirements that may apply to our business, either now or in the future. These countries’ laws may in some cases be more stringent than the requirements in the United States. For example, European Union member countries have specific requirements relating to cross border transfers of personal information to certain jurisdictions, including to the United States. In addition, some countries have stricter consumer notice and/or consent requirements relating to personal information collection, use or sharing. Moreover, international privacy and data security regulations may become more complex. For example, the European Union is considering a draft proposed data protection regulation which, if enacted, may result in even more restrictive privacy-related requirements. Our failure to comply with other countries’ privacy or data security-related laws, rules or regulations could also have an adverse effect on our business, financial condition and results of operations.

In addition, our customers will use credit cards to purchase our products and services. Problems with our or our vendors billing software could adversely affect our customer satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment services. In addition, if our billing software fails to work properly and, as a result, we do not automatically charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition and results of operations could be adversely affected.

We depend upon third parties to manufacture equipment components and to provide services for our network.

We rely on third-party suppliers for equipment components that we use to provide our services. The supply of third- party components could be interrupted or halted by a termination of our relationships, a failure of quality control or other operational problems at such suppliers or a significant decline in their financial condition. If we are not able to continue to engage suppliers with the capabilities or capacities required by our business, or if such suppliers fail to deliver quality products, parts, equipment and services on a timely basis consistent with our schedule, our business prospects, financial condition and results of operations could be adversely affected.

We may fail to recruit, train and retain the highly skilled employees that are necessary to remain competitive and execute our growth strategy. The loss of one or more of our key personnel could harm our business.

Competition for key technical personnel in high-technology industries such as ours is intense. We believe that our future success depends in large part on our continued ability to hire, train, retain and leverage the skills of qualified engineers and other highly skilled personnel needed to maintain and grow our business and technology. We may not be as successful as our competitors at recruiting, training, retaining and utilizing these highly skilled personnel. In particular, we may have more difficulty attracting or retaining highly skilled personnel during periods of poor operating performance. Any failure to recruit, train and retain highly skilled employees could negatively impact our business and results of operations.

We depend on the continued service and performance of our key personnel, including Jeffrey Wun, our Chairman, Chief Executive Officer and President. Mr. Wun became our Chief Executive Officer and President effective December 31, 2017 and was appointed Chairman on January 22, 2018. Mr. Wun replaced Peter Chiou who was replaced from these positions and who we expect will become a consultant to the Company for a short period of time. Such individuals have acquired specialized knowledge and skills with respect to our operations. As a result, if any of these individuals were to leave us, we could face substantial difficulty in hiring qualified successors and could experience a loss of productivity while any such successor obtains the necessary training and expertise. We do not maintain key man insurance on any of our officers or key employees. In addition, much of our key technology and systems are custom-made for our business by our personnel. The loss of key personnel, including key members of our management team, as well as certain of our key marketing or technology personnel, could disrupt our operations and have an adverse effect on our ability to grow our business.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential stockholders could lose confidence in our financial statements, which would harm the trading price of our common stock.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404. SOX 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Exchange Act to contain a report from management assessing the effectiveness of a company’s internal control over financial reporting. Separately, under SOX 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated filers or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management’s assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies, like us, are not required to include an attestation report of their auditors in annual reports.

A report of our management is included under “Item 9A. Controls and Procedures.” We are a smaller reporting company and, consequently, are not required to include an attestation report of our auditor in our annual transition report. However, if and when we become subject to the auditor attestation requirements under SOX 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.

During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2018, management identified a material weakness. The material weakness was associated with our lack of sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements and our need to rely heavily on the use of external legal and accounting professionals to mitigate these deficiencies. We are undertaking remedial measures, which measures will take time to implement and test, to address this material weakness. There can be no assurance that such measures will be sufficient to remedy the material weakness identified or that additional material weaknesses or other control or significant deficiencies will not be identified in the future. If we continue to experience material weaknesses in our internal controls or fail to maintain or implement required new or improved controls, such circumstances could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, or adversely affect the results of periodic management evaluations and, if required, annual auditor attestation reports. Each of the foregoing results could cause investors to lose confidence in our reported financial information and lead to a decline in our stock price.

Our co-founder, Daniel Shih, would be considered a “bad actor” under Rule 506(d) of the Securities Act but for the fact that SEC interpretations of Rule 506(d) provide that disqualification under Rule 506(d) is not triggered by actions taken in jurisdictions other than the United States, such as convictions, court orders, or injunctions in a foreign court, or regulatory orders issued by foreign regulatory authorities.

Our co-founder (and, thus, a “promoter” as that term is defined in Rule 405 under the Securities Act), Daniel Shih, was involved in two cases in Taiwan the first of which could have resulted in his being deemed a “bad actor” under Rule 506(d) if such cases were in the United States and not Taiwan. SEC compliance and disclosure interpretation 260.20 provides that disqualification under Rule 506(d) is not triggered by actions taken in jurisdictions other than the United States and accordingly, Mr. Shih is not a bad actor because of such interpretation.

The first case related to the publicly traded shares of Kitai Construction and Development Inc., a listed company on the Taiwanese over-the-counter market (“Kitai”). From 2007 to 2008, Mr. Shih’s father served as the General Manager of Kitai. Prior to the annual meeting of the stockholders in 2008, the incumbent management team, together with friends and family members (including Mr. Shih) collectively purchased a large number of shares of Kitai common stock in the open market in order to obtain sufficient votes to maintain the current management team’s control of Kitai. Kitai’s stock price fluctuated as a result of these purchases. Acting upon a report from an opposing party in the fight for Kitai’s management control, the Taipei district prosecutor’s office brought an action at the district court level, or the Court of First Instance, against several defendants, including Mr. Shih, alleging a violation of the Taiwanese security law provision that prohibits “continuing buying of shares with an attempt to influence stock prices.” Counsel for the defendants argued that there was no attempt to influence stock prices because (1) the real purpose of the buying activities was to maintain management control of Kitai and was not to influence the stock prices and (2) the defendants did not attempt to sell any of the shares and there was no sale of Kitai shares by the defendants during the relevant time period. Prior to the incident that led to the charge, Mr. Shih owned no shares of Kitai stock and, other than the fact that Mr. Shih’s father was General Manager of Kitai, he had no relationship with Kitai. In this case, the Court of First Instance found Mr. Shih guilty and sentenced him to four years in prison. In August 2016, Mr. Shih filed with the Taiwanese appellate court, or the Court of Second Instance, to appeal the decision of the Court of First Instance. Although only in the preparatory states, the Court of Second Instance will conduct a full re-trial of the case, as is the practice under Taiwanese law, with a full substantive review including both factual and legal aspects of the case. While this second trial is pending, Mr. Shih’s sentence has been stayed, without bond. Because, as the defendant in the case, Mr. Shih’s personal appearance will be required at most of the proceedings of the Court of Second Instance, which proceedings could continue for an extended period of time, which would greatly affect Mr. Shih’s ability to conduct his business affairs, Mr. Shih may decide to negotiate with the prosecutor for a settlement, which may result in probation and the payment of a penalty or the requirement to make a substantive donation to public charities. Mr. Shih and his local legal counsel in Taiwan believe that the Court of First Instance was in error in finding him guilty because he had no intent to manipulate the Kitai stock prices and Mr. Shih did not profit from his purchases of Kitai shares.

In another case, in 2016, a significant shareholder of PPTW, Chernan Technology Ltd., Co., or Chernan, filed a criminal complaint against several defendants alleging fraud in inducing Chernan to purchase shares of PPTW. The case was accepted by the New Taipei prosecutors’ office. Although Daniel Shih was not listed as a defendant, the original prosecutor assigned to this case believed that Mr. Shih possessed material information relating to the defendants’ alleged activities and threatened to charge Mr. Shih if he did not cooperate. Subsequently, a new prosecutor who was assigned to the case expressed his desire that the parties reach a private settlement so that the case could be dismissed. The parties have formally begun a civil mediation process, and Mr. Shih is not a party in this mediation. If there is no settlement in the mediation process, which could take from up to one to three years to resolve, the then prosecutor would have to decide at that time whether to revert to the criminal proceeding or move to have the matter resolved through a civil litigation.  Mr. Shih and his local Taiwan legal counsel strongly believe that it is unlikely that Mr. Shih will be charged in any criminal proceeding relating to this matter. Mr. Shih is the Chairman of Priceplay.com, Inc., a 70% owned subsidiary of PPTW. Mr. Shih was not, and is not, an officer, director or stockholder of PPTW.

Daniel Shih has relinquished “beneficial ownership” of substantially all of his equity interests in our company (whether held directly or indirectly) in a manner acceptable to our company. This means that Mr. Shih no longer, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, securities, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our common stock, except for a de minimus number of shares of our common stock which will continue to be beneficially owned by him directly and by way of his being a control person in another entity that owns shares of our common stock. Mr. Shih has also removed himself from any and all activities relating to our business, including, but not limited to managerial, directional, advisory, promotional, developmental and fund-raising activities, effective upon the effectiveness of the registration statement on Form S-1 filed with the SEC on December 20, 2017, as amended to date. Additionally, Barbie Shih, Daniel Shih’s wife, was not re-elected to our board of directors on December 29, 2017. As a result of these events, neither Mr. Shih nor Ms. Shih will maintain any active affiliation with, or material beneficial ownership interest in, our company.

Mr. Shih will not be able to return to any active role or executive function in our company unless he is exonerated from any wrongdoing with respect to the two matters in Taiwan discussed above or the relevant time period prescribed in Rule 506(d) has expired.

Due to the nature of the actions described above involving our co-founder/ promoter, Daniel Shih, potential investors may not want to invest in our company and third parties may not want to do business with us. The deterrence of investors from investing in our company or of third parties from doing business with us because of reputational issues associated with the actions against Mr. Shih that are described above could have a material adverse effect on our business, financial condition, operations, results of operations and prospects.

We believe our business depends on strong brands, and if we do not develop, maintain and enhance our brand, our ability to gain new customers and retain customers may be impaired.

We believe that our brands will be a critical part of our business. We expect to collaborate extensively with our future airline partners on the look and feel of the in-flight homepage that their passengers encounter when logging into our service in flight. In order to maintain strong relationships with our airline partners, we may have to reduce the visibility of our brand or make other decisions that do not promote and maintain our brand. In addition, many of our trademarks contain words or terms having a somewhat common usage and, as a result, we may have trouble registering or protecting them in certain jurisdictions. If we fail to promote and maintain our brand, or if we incur significant expenses to promote the brands and are still unsuccessful in maintaining strong brands, our business prospects, financial condition and results of operations may be adversely affected.

Businesses or technologies we acquire could prove difficult to integrate, disrupt our ongoing business, dilute stockholder value or have an adverse effect on our results of operations.

As part of our business strategy, we may engage in acquisitions of businesses or technologies to augment our organic or internal growth. We do not have any relevant experience with integrating and managing acquired businesses or assets. Acquisitions involve challenges and risks in negotiation, execution, valuation and integration. Moreover, we may not be able to find suitable acquisition opportunities on terms that are acceptable to us. Even if successfully negotiated, closed and integrated, certain acquisitions may not advance our business strategy, may fall short of expected return-on-investment targets or may fail. Any future acquisition could involve numerous risks, including:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the operations and products of the acquired business;

●	use of cash to fund the acquisition or for unanticipated expenses;

●	limited market experiences in new businesses;

●	exposure to unknown liabilities, including litigation against the companies we acquire;

●	additional costs due to differences in culture, geographical locations and duplication of key talent;

●	delays associated with or resources being devoted to regulatory review and approval;

●	acquisition-related accounting charges affecting our balance sheet and operations;

●	difficulty integrating the financial results of the acquired business in our consolidated financial statements;

●	controls in the acquired business;

●	potential impairment of goodwill;

●	dilution to our current stockholders from the issuance of equity securities; or

●	potential loss of key employees or customers of the acquired company.

In the event that we enter into any acquisition agreements, closing of the transactions could be delayed or prevented by regulatory approval requirements, including antitrust review, or other conditions. We may not be successful in addressing these risks or any other problems encountered in connection with any attempted acquisitions, and we could assume the economic risks of such failed or unsuccessful acquisitions.

Expenses or liabilities resulting from litigation could adversely affect our results of operations and financial condition.

From time to time, we may be subject to claims or litigation in the ordinary course of our business, including for example, claims related to employment matters and class action lawsuits. Our operations are characterized by the use of new technologies and services across multiple jurisdictions that implicate a number of statutory schemes and a range of rules and regulations that may be subject to broad or creative interpretation, which may subject to us to litigation, including class action lawsuits, the outcome of which may be difficult to assess or quantify due to the potential ambiguity inherent in these regulatory schemes and/or the nascence of our technologies and services. Plaintiffs in these types of litigation may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. Any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our products and services, or have other adverse effects on our business. Any of the foregoing could have a material adverse effect on our results of operations and could require us to pay significant monetary damages. In addition, costly and time-consuming litigation could be necessary to enforce our existing contracts and, even if successful, could have an adverse effect on us. In addition, prolonged litigation against any airline partner, customer or supplier could have the effect of negatively impacting our reputation and goodwill with existing and potential airline partners, customers and suppliers.

Technological advances may harm our business.

Due to the widening use of state-of-the-art, personal electronic devices such as Apple’s iPad, ever-increasing numbers of passengers have their own mobile devices, which they might use to bring their own content such as movies, music or games with them on a flight. This could decrease demand for our in-flight offerings. Carriers now also have greater technical means at their disposal to offer passengers in-flight access to the Internet, including through our offerings and those of our competitors. At present, these offerings do not allow passengers to fully stream content on their mobile devices. If, however, in-flight Internet access in the future allows passengers to fully stream content on their mobile devices, this could decrease demand for our in-flight offerings. While both trends will give rise to risks as well as opportunities for us, it is impossible to foresee at present whether and, if so, to what extent these trends will have lasting effects. Note, too, that the in-flight entertainment systems currently in place are unable to support these developments. Given average useful lives of 15 to 20 years, the conventional systems will continue to dominate the in-flight entertainment industry for the foreseeable future. As a result, possible changes will happen slowly, giving all market players sufficient time to adapt.

We may have exposure to foreign currency risks in the future and our future hedging activities could create losses.

Currency risks essentially arise from the fact that sales to customers and purchasing are effected in one currency while fixed costs are incurred in other currencies. If necessary, we will engage in hedging transactions to counteract direct currency risks. However, we cannot always guarantee that all currency risks will have been hedged in full. Severe currency fluctuations could also cause the hedging transactions to fail if agreed thresholds (triggers) are not met or exceeded. We therefore cannot fully preclude negative foreign currency effects in the future - some of which might be substantial - due to unforeseen exchange rate fluctuations and/or inaccurate assessments of market developments.

We will source our content from studios, distributors and other content providers, and any reduction in the volume of content produced by such content providers could hurt our business by providing us with less quality content to choose from and resulting in potentially less attractive offerings for passengers.

We will receive content from studios, distributors and other content providers, and in some circumstances, we will depend on the volume and quality of the content that these content providers produce. If studios, distributors or other content providers were to reduce the volume or quality of content they make available to us over any given time period, whether because of their own financial limitations or other factors influencing their businesses, we would have less quality content to choose from and our programmers would have more difficulty finding relevant and appropriate content to provide to our customers. This could negatively impact the passenger experience, which could in turn reduce the demand for our offerings, which would have a negative impact on our revenue and results of operations.

We are a holding company with no operations of our own, and we depend on our subsidiaries for cash.

Currently, we are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. The ability of our subsidiaries to generate sufficient cash flow from future operations to allow us and them to make scheduled payments on our obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and future earnings of our operating subsidiaries will be adequate for our subsidiaries to service their debt obligations. If our subsidiaries do not generate sufficient cash flow from future operations to satisfy corporate obligations, we may have to: undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations. Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends or making loans to us.

Risks Relating to our Industry

Our business is highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

Our business is directly affected by the number of passengers flying on commercial aircraft, the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, including due to increased use of technology such as videoconferencing for business travelers, or the number of aircraft and flights shrinks due to, among other reasons, reductions in capacity by airlines, the number of passengers available to use our service will be reduced, which would have a material adverse effect on our business and results of operations. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, terrorist attacks or threats and pandemics could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending can result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Further, unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Our airline partners operate in a highly competitive business market and, as a result, continue to face pressure on offerings and pricing. These unfavorable conditions and the competitiveness of the air travel industry could cause one or more of our airline partners to reduce expenditures on passenger services including deployment of our service or file for bankruptcy. Any of these events would have a material adverse effect on our business prospects, financial condition and results of operations.

Air traffic congestion at airports, air traffic control inefficiencies, weather conditions, such as hurricanes or blizzards, increased security measures, new travel-related taxes, the outbreak of disease or any other similar event could harm the airline industry.

Airlines are subject to cancellations or delays caused by factors beyond their control. Cancellations or delays due to weather conditions or natural disasters, air traffic control problems, breaches in security or other factors could reduce the number of passengers on commercial flights and thereby reduce demand for the services provided by us and our products and services and harm our businesses, results of operations and financial condition.

Risks Relating to our Technology and Intellectual Property

We could be adversely affected if we suffer service interruptions or delays, technology failures or damage to our equipment.

Our reputation and ability to attract, retain and serve our future commercial airline customers will depend upon the reliable performance of our satellite transponder capacity, network infrastructure and connectivity system. We have experienced interruptions in these systems in the past, including component and service failures that temporarily disrupted users’ access to the Internet, and we may experience service interruptions, service delays or technology or systems failures in the future, which may be due to factors beyond our control. If we experience frequent system or network failures, our reputation could be harmed and our future airline customers may have the right to terminate their contracts with us or pursue other remedies.

Our operations and services will depend upon the extent to which our equipment and the equipment of our third-party network providers is protected against damage from fire, flood, earthquakes, power loss, solar flares, telecommunication failures, computer viruses, break-ins, acts of war or terrorism and similar events. Damage to our networks could cause interruptions in the services that we will provide, which could have a material adverse effect on service revenue, our reputation and our ability to attract or retain customers.

We rely on service providers for certain critical components of and services relating to our satellite connectivity network.

We currently source key components of our hardware, including the aircraft installed satellite antenna, from third parties and key aspects of our connectivity services, including all of our satellite transponder services from SKY Perfect JSAT Corporation. While we have written contracts with these key component and service providers, if we experience a disruption in the delivery of products and services from either of these providers, it may be difficult for us to continue providing our own products and services to our customers. We have experienced component delivery issues in the past and there can be no assurance that it will avoid similar issues in the future. Additionally, the loss of the exclusive source protections that we have with our hardware provider could eliminate our competitive advantage in the use of satellites for in-flight connectivity, which could have a material adverse effect on our business and operations.

Assertions by third parties of infringement, misappropriation or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many technology-based industries, including the wireless communications industry. Any infringement, misappropriation or related claims, whether or not meritorious, is time-consuming, diverts technical and management personnel and is costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. Certain of our suppliers do not provide indemnity to us for the use of the products and services that these providers supply to us. At the same time, we generally offer third-party intellectual property infringement indemnity to our customers which, in some cases, does not cap our indemnity obligations and thus could render us liable for both defense costs and judgments. Any of these events could result in increases in operating expenses, limit our service offerings or result in a loss of business if we are unable to meet our indemnification obligations and our airline customers terminate or fail to renew their contracts.

We may not be able to protect our intellectual property rights.

We regard our trademarks, service marks, copyrights, patents, trade secrets, proprietary technologies, domain names and similar intellectual property as important to our success. We rely on trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees, vendors, airline customers, customers and others to protect our proprietary rights. We have sought and obtained patent protection for certain of our technologies in the United States and certain other countries. Many of the trademarks that we use contain words or terms having a somewhat common usage and, as a result, we may have difficulty registering them in certain jurisdictions. We have not yet obtained registrations for our most important marks in all markets in which we may do business in the future, including countries in Asia, Africa and the Middle East. If other companies have registered or have been using in commerce similar trademarks for services similar to ours in foreign jurisdictions, we may have difficulty in registering, or enforcing an exclusive right to use, our marks in those foreign jurisdictions.

There can be no assurance that our efforts to protect our proprietary rights will be sufficient or effective, that any pending or future patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks and other intellectual property will not be challenged, invalidated, misappropriated or infringed by others. Additionally, the intellectual property laws and enforcement practices of other countries in which our service is or may in the future be offered may not protect our products and intellectual property rights to the same extent as the laws of the United States. If we are unable to protect our intellectual property from unauthorized use, our brand image may be harmed and our business and results of operations may suffer.

Our use of open source software could limit our ability to commercialize our technology.

Open source software is software made widely and freely available to the public in human-readable source code form, usually with liberal rights to modify and improve such software. Some open source licenses require as a condition of use that proprietary software that is combined with licensed open source software and distributed must be released to the public in source code form and under the terms of the open source license. Accordingly, depending on the manner in which such licenses were interpreted and applied, we could face restrictions on our ability to commercialize certain of our products and we could be required to (i) release the source code of certain of our proprietary software to the public, including competitors; (ii) seek licenses from third parties for replacement software; and/or (iii) re-engineer our software in order to continue offering our products. Such consequences could materially adversely affect our business.

The satellites that we currently rely on or may rely on in the future have minimum design lives, but could fail or suffer reduced capacity before then.

The usefulness of the satellites upon which we currently rely and may rely on in the future is limited by each satellite’s minimum design life. For example, the satellites through which we provide our service have minimum design lives ranging from 10 to 15 years. Our ability to offer in-flight connectivity and alleviate capacity constraints throughout our network depends on the continued operation of the satellites or any replacement satellites, each of which has a limited useful life. We can provide no assurance, however, as to the actual operational lives of those or future satellites, which may be shorter than their design lives, nor can we provide assurance that replacement satellites will be developed, authorized or successfully deployed.

In the event of a failure or loss of any of these satellites, our satellite service providers may relocate another satellite and use it as a replacement for the failed or lost satellite, which could have an adverse effect on our business, financial condition and results of operations. Such a relocation may require regulatory approval, including through, among other things, a showing that the replacement satellite would not cause additional interference compared to the failed or lost satellite. We cannot be certain that our satellite service provider could obtain such regulatory approval. In addition, we cannot guarantee that another satellite will be available for use as a replacement for a failed or lost satellite, or that such relocation can be accomplished without disrupting or otherwise adversely impacting our business.

Satellites that are not yet in service are subject to construction and launch related risks.

Satellite construction and launch are subject to significant risks, including delays, launch failure and incorrect orbital placement. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites and to obtain other launch opportunities. Construction and launch delays could materially and adversely affect our ability to generate revenues.

A failure to raise sufficient capital will delay or prohibit our building of a satellite ground station and related data center, which will inhibit our business development.

Because our IFEC services will require the transmission and processing of large amounts of data, we will need to build satellite ground stations and related data centers in our regions of operation, to facilitate the effectiveness and efficiency of our IFEC services. If we are not able to raise an amount of capital sufficient to purchase land for and build a satellite ground station and data center near our area of operations, initially in the Asia region, we may not be able to provide our IFEC services in an efficient and operationally effective way and, as a result, our business prospects and results of operations could suffer.

Risks Related to Ownership of our Common Stock

Our common stock is quoted on the OTCQX Best Market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQX Best Market. The OTCQX Best Market is a significantly more limited market than the New York Stock Exchange or The Nasdaq Stock Market. The quotation of our shares on the OTCQX may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We cannot predict the extent to which an active public trading market for our common stock will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our common stock.

At present, there is minimal public trading in our common stock. We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our common stock.

Our common stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our common stock.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our shares of common stock may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful profits to date and uncertainty of future profits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Our articles of incorporation, bylaws and Nevada law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our articles of incorporation, bylaws and Nevada law contain provisions which could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are currently authorized to issue up to 50,000,000 shares of “blank check” preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No shares of our preferred stock are currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by current management.

Provisions of our articles of incorporation, bylaws and Nevada law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our articles of incorporation, our bylaws and Nevada law, as applicable, among other things, provide our board of directors with the ability to alter our bylaws without stockholder approval, and provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

ITEM 1B.	UNRESOLVED STAFF COMMENTS.

Not applicable.

ITEM 2.	PROPERTIES.

Aircom currently leases approximately 4,958 square feet of space at 44043 Fremont Blvd., Fremont, CA 94538, comprised of administrative offices, from Global Venture Development, LLC, which lease expires on May 31, 2017. On May 31, 2017, the lease was renewed for another three years and expires May 31, 2020. We pay a monthly base rent of $6,446.

Aircom Japan leases approximately 78 square meters of space at our Japan office. The lease expires on July 20, 2018 and the monthly lease payment is approximately $2,892. Aircom Japan also leases additional space from Daniel Shih, the Company’s co-founder, at a cost of $1,215 per month.

We believe that our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

ITEM 3.	LEGAL PROCEEDINGS.

We are involved in legal proceedings in the ordinary course of our business. Although our management cannot predict the ultimate outcome of these legal proceedings with certainty, it believes that the ultimate resolution of our legal proceedings, including any amounts we may be required to pay, will not have a material effect on our consolidated financial statements.

On or about July 27, 2016, AsiaSat initiated an arbitration proceeding in the Hong Kong International Arbitration Centre against Aircom, claiming a breach under the Digital Transmission Service Agreement dated July 25, 2015 between AsiaSat and Aircom. AsiaSat claims that Aircom owes it approximately $8.1 million in unpaid service fees, default payments and liquidated damages. Aircom disagrees with the payable balance and believes that it owes AsiaSat approximately $1.3 million in services fees. Aircom has paid AsiaSat $875,000 as a security deposit. Aircom further alleges misrepresentation from AsiaSat in entering into the agreement and is actively defending the matter. On November 21, 2016, the Hong Kong International Arbitration Centre appointed a sole arbitrator to hear the dispute. On January 12, 2017, Aircom asserted a counterclaim against AsiaSat for misrepresentations made to induce entry into the agreement. Aircom and AsiaSat reached a settlement with respect to the Agreement as of July 25, 2017, with an effective date of July 20, 2017.

ITEM 4.	MINE SAFETY DISCLOSURES.

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

Our common stock has been eligible for quotation on the OTCQX market under the symbol “AKOM” since July 31, 2017. Prior to that, our common stock was quoted on the OTCQB market. To date, there has been limited trading for our common stock on the OTC markets. The following table sets forth, for the periods indicated, the high and low closing prices of our common stock. These prices reflect inter-dealer prices, without retain mark-up or commission, and may not represent actual transactions.

	Closing Prices (1)
	High	Low
Fiscal Year Ended December 31, 2017
1st Quarter	$-	$-
2nd Quarter (May 30, 2017 – June 30, 2017)	27.50	17.50
3rd Quarter	40.00	26.00
4th Quarter	40.00	17.50

Fiscal Year Ended December 31, 2018
1st Quarter	$37.50	$30.00
2nd Quarter	42.50	19.75
3rd Quarter	32.50	14.25
4th Quarter	23.75	9.50

Fiscal Year Ended December 31, 2019
1st Quarter (through March 25, 2019)	$20.00	$2.00

(1)	The above table sets forth the range of high and low closing prices per share of our common stock as reported by www. Otcmarkets.com for the periods indicated.

Number of Holders of Our Shares of Common Stock

As of March 25, 2019, there were approximately 71 holders of record of our common stock.  Because brokers and other institutions hold shares on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

Dividend Policy

We have never declared or paid a cash dividend. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

See “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Securities Authorized for Issuance Under Equity Compensation Plans.”

Recent Sales of Unregistered Securities

We have not sold any equity securities during the 2017 fiscal year or during the Transition Period that were not previously disclosed in a quarterly report on Form 10-Q or a current report on Form 8-K that was filed during the 2017 fiscal year or during the Transition Period.

Purchases of Equity Securities

No repurchases of our common stock were made during the fourth quarter of 2017.

ITEM 6.	SELECTED FINANCIAL DATA.

Not applicable.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis was prepared to supplement information contained in the accompanying financial statements and is intended to explain certain items regarding the Company’s financial condition as of December 31, 2018, and its results of operations for the nine months ended December 31, 2018 and 2017 and for the years ended December 31, 201 and, 2017.

The following discussion and analysis of our financial condition and result of operations should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this transition report. In addition to historical information, the following discussion contains certain forward-looking information. See “Special Note Regarding Forward Looking Statements” above for certain information concerning those forward-looking statements. Our financial statements are prepared in U.S. dollars and in accordance with United States generally accepted accounting principles.

Overview

We are a full-service development stage provider of IFEC solutions. With advanced technologies and a unique business model, we plan to provide airline passengers with a true broadband in-flight experience that encompasses a wide range of service options. Such options will include Wi-Fi, cellular networks, movies, gaming, live TV, and music. We expect to offer these core services, which we are currently still developing, through both built-in in-flight entertainment systems, such as a seatback display, as well as on passengers’ personal devices. We also expect to provide content management services and e-commerce solutions related to our IFEC offerings.

We plan to partner with airlines and offer airline passengers free IFEC services. We expect to generate revenues through advertising and in-flight passenger transactions.

To complement and facilitate our planned IFEC service offerings, we intend to build satellite ground stations and related data centers within the geographic regions where we expect to be providing IFEC airline services.

Additionally, we have begun to develop and sell internet connectivity systems for hotels primarily located in remote regions. We expect to be providing these systems for maritime use as well.

Our total sales were $1,745,000 and $0 for the nine months ended December 31, 2018 and 2017, $0 for the three months ended March 31, 2018 and $1,745,000 and $0 for the fiscal years ended December 31, 2018 and 2017, respectively. Our total sales of $1,745,000 for the nine months ended December 31, 2018 were sales of ground-based satellite connectivity server terminal in the amount of $1,730,000 and remote island resort ground antenna connectivity service income in the amount of $15,000. Our net loss for the nine months ended December 31, 2018 and 2017 were $6,689,157 and $6,241,511, respectively. The net loss for the fiscal year ended December 31, 2018 and 2017 were $8,148,340 as compared to a net loss of $7,132,464 for the fiscal year ended December 31, 2017.

Principal Factors Affecting Financial Performance

We believe that our operating and business performance is driven by various factors that affect the commercial airline industry, including trends affecting the travel industry and trends affecting the customer bases that we target, as well as factors that affect wireless Internet service providers and general macroeconomic factors. Key factors that may affect our future performance include:

●	our ability to enter into and maintain long-term business arrangements with airline partners, which depends on numerous factors including the real or perceived availability, quality and price of our services and product offerings as compared to those offered by our competitors;

●	the extent of the adoption of our products and services by airline partners and customers;

●	costs associated with implementing, and our ability to implement on a timely basis, our technology, upgrades and installation technologies;

●	costs associated with and our ability to execute our expansion, including modification to our network to accommodate satellite technology, development and implementation of new satellite-based technologies, the availability of satellite capacity, costs of satellite capacity to which we may have to commit well in advance, and compliance with regulations;

●	costs associated with managing a rapidly growing company;

●	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

●	the economic environment and other trends that affect both business and leisure travel;

●	continued demand for connectivity and proliferation of Wi-Fi enabled devices, including smartphones, tablets and laptops;

●	our ability to obtain required telecommunications, aviation and other licenses and approvals necessary for our operations; and

●	changes in laws, regulations and interpretations affecting telecommunications services and aviation, including, in particular, changes that impact the design of our equipment and our ability to obtain required certifications for our equipment.

Going Concern Opinion

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated significant revenues and will incur additional expenses as a result of being a public reporting company. If we are unable to obtain additional working capital, our business may fail. Accordingly, we must raise cash from sources other than operations. To date, we have financed our operations primarily through cash flow from limited operations, augmented by cash proceeds from financing activities, short-term borrowings and equity contributions by our stockholders. We must raise cash to implement our projected plan of operations.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

Comparison of Nine Months Ended December 31, 2018 and 2017

The following table sets forth key components of our results of operations during the three-month periods ended December 31, 2018 and 2017.

	Nine Months Ended December 31,		Change
	2018	2017	$	%
Sales	$1,745,000	$-	$1,745,000	100.0%
Cost of sales	1,661,849	-	1,661,849	100.0%
Operating expenses	6,645,134	6,233,393	411,741	6.6%
Loss from operations	(6,561,983)	(6,233,393)	(328,590)	5.3%
Net non-operating loss	(127,113)	(1,877)	(125,236)	6,672.1%
Loss before income taxes	(6,689,096)	(6,235,270)	(453,826)	7.3%
Income tax expense	61	6,134	(6,073)	(99.0)%
Net Loss	(6,689,157)	(6,241,404)	(447,753)	7.2%
Other comprehensive income (loss)	120,494	(107)	120,601	(112,711.2)%
Total comprehensive loss	$(6,568,663)	$(6,241,511)	$(327,152)	5.2%

Sales. Our sales were $1,745,000 and $0 for the nine-month periods ended December 31, 2018 and 2017. This number for the 2018 period represents sales of a ground-based satellite connectivity server terminal in the amount of $1,730,000 and remote island resort ground antenna connectivity service income in the amount of $15,000.

Cost of sales. Our cost of sales was $1,661,849 and $0 for the nine-month periods ended December 31, 2018 and 2017. The cost of sales represents the cost of the ground-based satellite connectivity server terminal sold by Aircom Taiwan.

Operating expenses. Our operating expenses increased by $441,741 to $6,645,134 for the nine-month period ended December 31, 2018, from $6,233,393 for the nine-month period ended December 31, 2017. Such increase was mainly due to an increase in consulting fees, research and development expense, payroll and related expenses and depreciation expense of $244,107, $628,534, $321,854 and $144,881, respectively, which was offset by a decrease in investor relation fees and stock-based compensation expense of $289,036 and $593,292, respectively.

Net non-operating loss. We had $127,113 in net non-operating loss for the nine-month period ended December 31, 2018, as compared to net non-operating loss of $1,877 for the nine-month period ended December 31, 2017. Net non-operating loss in the nine-month period ended December 31, 2018 represents interest expense of $2,004 and loss on foreign exchange of $125,340, while net non-operating loss in the nine-month period ended December 31, 2017 represents loss on foreign exchange of $2,712, which offset by an other income of $963.

Loss before income taxes. Our loss before income taxes increased by $453,825 to $6,689,096 for the nine-month period ended December 31, 2018, from a loss of $6,235,270 for the nine-month period ended December 31, 2017, as a result of the factors described above.

Income tax expense. Income tax expense was $61 for the nine-month period ended December 31, 2018, as compared to $6,134 for the nine-month period ended December 31, 2017.

Total comprehensive loss. As a result of the cumulative effect of the factors described above, our total comprehensive loss increased by $327,152 to $6,568,663 for the nine-month period ended December 31, 2018, from $6,241,511 for the nine-month period ended December 31, 2017.

Liquidity and Capital Resources

As of December 31, 2018, we had cash and cash equivalents of $88,309. To date, we have financed our operations primarily through cash proceeds from financing activities, including through our ongoing public offering, short-term borrowings and equity contributions by our stockholders.

The following table provides detailed information about our net cash flow:

Cash Flow

	Nine Months Ended December 31,
	2018	2017
Net cash used for operating activities	$(6,603,813)	$(5,013,509)
Net cash used for investing activity	(34,637,468)	86,985
Net cash provided by financing activity	41,150,859	4,454,941
Net increase (decrease) in cash and cash equivalents	(90,422)	(471,583)
Cash from acquired subsidiaries	-	2,354
Cash at beginning of period	58,237	490,840
Foreign currency translation effect on cash	120,494	(107)
Cash at end of period	$88,309	$21,504

Operating Activities

Net cash used for operating activities was $6,603,813 for the nine months ended December 31, 2018, as compared to $5,013,509 for the nine months ended December 31, 2017. In addition to the net loss of $6,689,157, the increase in net cash used for operating activities during the nine-month period ended December 31, 2018 was mainly due to increase in accounts receivable, prepaid expenses, decrease in accrued expenses, other payable – related parties, and other payable of $1,745,000, $1,116,521, $469,049, $350,280 and $695,276, respectively, offset by the increase in accounts payable and other receivable – others of $1,650,000 and $424,675, respectively. In addition to the net loss of $6,241,404, the increase in net cash used for operating activities during the nine-month period ended December 31, 2017 was mainly due to increase in prepaid expenses and decrease in other payable – related parties of $262,878 and $2,350,334, respectively, offset by the decrease in deposits - others, increase in accrued expenses, and other payable – others of $660,132, $450,419 and $216,945, respectively.

Investing Activities

Net cash used for and provided by investing activities for the nine months ended December 31, 2018 was $34,637,468 as compared to $86,985 for the nine months ended December 31, 2017. The net cash used for investing activities for the nine months ended December 31, 2018 was mainly due to the $33.85 million prepayment toward the purchase of a parcel of land to build our first satellite ground station and data center. We also used $762,670 for the purchase of property and equipment. The net cash used for investing activities for the nine months ended December 31, 2017 was mainly due to the decrease in prepaid investment of $360,000 and increase in acquisition of property and equipment of $273,015, respectively.

Financing Activities

Net cash provided by financing activities for the nine months ended December 31, 2018 and 2017 was $41,150,859 and $4,454,941, respectively. Net cash provided by financing activities for the nine months ended December 31, 2018 were mainly attributable to net proceeds from the issuance of our common stock through the ongoing public offering in the amount of $41,262,899, offset by the repayment of short-term bank loan and short-term loans from affiliates in the amount $10,000 and $325,040, respectively. Net cash provided by financing activities for the nine months ended December 31, 2017 were mainly attributable to issuance of our common stock and proceeds from subscribed capital in the amount of $2,887,428 and $1,527,513, respectively.

Comparison of the Years Ended December 31, 2018 and 2017

The following table sets forth key components of our results of operations during the years ended December 31, 2018 and 2017.

	For the Year Ended December 31,
	2018		2017
	Amount	% of Sales	Amount	% of Sales
Sales	$1,745,000	100.0%	$-	-
Cost of sales	1,661,849	95.2%	-	-
Operating expenses	8,096,033	464.0%	7,147,597	-
Loss from operations	(8,012,882)	459.2%	(7,147,597)	-
Net non-operating income (loss)	(131,335)	7.5%	23,652	-
Loss before income taxes	(8,144,217)	466.7%	(7,123,945)	-
Income tax expense (benefit)	4,123	0.2%	8,519	-
Net loss	(8,148,340)	467.0%	(7,132,464)	-
Other comprehensive income (loss)	123,428	7.1%	(3,454)	-
Total comprehensive loss	$(8,024,912)	459.9%	$(7,135,918)	-

Sales. Our sales were $1,745,000 the years ended December 31, 2018, as compared to the $0 for the year ended December 31, 2017. The sales for the year ended December 31, 2018 represents the sale of a ground-based satellite connectivity server terminal in the amount of $1,730,000 and remote island resort ground antenna connectivity service income in the amount of $15,000.

Cost of sales. Our cost of sales includes the direct costs of our raw materials and component parts, as well as the cost of labor and overhead. Our cost of sales was $1,661,849 and $0 for the years ended December 31, 2018 and 2017. The cost of sales for the year ended December 31, 2018 represents the cost of the ground-based satellite connectivity server terminal sold by Aircom Taiwan.

Operating expenses. Our operating expenses consist primarily of compensation and benefits, professional advisor fees, cost of promotion, business development, business travel, transportation costs, and other expenses incurred in connection with general operations. Our operating expenses increased by $948,436 to $8,096,033 for the year ended December 31, 2018, from $7,147,597 for the year ended December 31, 2017. Such increase was mainly due to the increase in R&D expense, payroll and related expense, consulting expense and depreciation expenses of $719,284, $384,551, $314,245 and $157,829, respectively, which was offset by the decrease in stock-based compensation expense, accounting and auditing related expense, investor relation fee and legal expense of $326,486, $240,118, $223,466 and $159,577, respectively.

Net non-operating income (loss). We had $131,335 in net non-operating loss for the year ended December 31, 2018 as compared to $23,652 in net non-operating income for the year ended December 31, 2017. Net non-operating loss for the year ended December 31, 2018 primarily represents interest expense of $3,179 and loss on foreign exchange of $128,362. Net non-operating income for the year ended December 31, 2017 primarily represents the cancellation of debt from a related party of $26,647.

Income (loss) before income taxes. Our loss before income taxes is $8,144,217 for the year ended December 31, 2018 as compared to the loss before income taxes for the year ended December 31, 2017 of $7,123,945, an increase of $1,020,272, as a result of the factors described above.

Income tax expense- (benefit). Income tax expense decreased by $4,396 to $4,123 for the year ended December 31, 2018, from an income tax expense of $8,519 for the year ended December 31, 2017. The income tax expense for 2017 was mainly due to California franchise tax and foreign subsidiary’s income tax expenses. The income tax expense for the year ended December 31, 2017 was mainly due to California franchise tax and foreign subsidiary’s income tax expenses.

Total comprehensive (income) loss. As a result of the cumulative effect of the factors described above, our total comprehensive loss increased by $888,994 to $8,024,912 for the year ended December 31, 2018, from $7,135,918 for the year ended December 31, 2017.

Liquidity and Capital Resources

As of December 31, 2018, we had cash and cash equivalents of $88,309. To date, we have financed our operations primarily through non-recurring sales of equipment, cash proceeds from financing activities, short-term borrowings and equity contributions by our stockholders.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flow

	December 31,
	2018	2017
Net cash provided by (used for) operating activities	$(6,971,369)	$(6,001,485)
Net cash used for investing activity	(34,643,820)	(273,015)
Net cash provided by financing activity	41,558,566	5,984,941
Net increase (decrease) in cash and cash equivalents	(56,623)	(289,559)
Cash from acquired subsidiaries	-	2,354
Foreign currency translation effect on cash	123,428	(3,464)
Cash at beginning of year	21,504	312,173
Cash at end of year	$88,309	$21,504

Operating Activities

Net cash used for operating activities was $6,971,369 for the year ended December 31, 2018, as compared to $6,001,485 for the year ended December 31, 2017. The increase in net cash used for operating activities was mainly due to net operating loss, increase in accounts receivable, prepaid expenses and decrease in other payable-others of $8,148,340, $1,745,000, $1,116,731 and $512,426, respectively, offset by the decrease in other receivable-others and increase in accounts payable of $409,774 and $1,650,000, respectively. Net cash used for operating activities was $6,001,485 for the year ended December 31, 2017. The increase in net cash used for operating activities for the year ended December 31, 2017 was mainly due to net operating loss, increase in prepaid expenses, and decrease in other payable related parties of $7,132,464, $521,949 and $2,373,180, respectively, offset by the decrease in other receivable-related party and deposits-others, increase in accrued expenses and other payable of $162,335, $660,132, $506,822 and $392,299, respectively.

Investing Activities

Net cash used in investing activities for the years ended December 31, 2018 and 2017 was $34,643,820 and $273,015, respectively. The net cash used for investing activities for the year ended December 31, 2018 was mainly due to the $33.85 million prepayment toward the purchase of a parcel of land to build our first satellite ground station and data center. We also used $769,022 for the purchase of property and equipment. The net cash used in investing activities for the year ended December 31, 2017 mainly related to the purchase of property and equipment in the amount of $273,015.

Financing Activities

Net cash provided by financing activities for the years ended December 31, 2018 and 2017 was $41,558,566 and $5,984,941, respectively. Net cash provided by financing activities for the year ended December 31, 2018 were mainly attributable to net proceeds from the issuance of our common stock through the ongoing public offering and private placements, and issuance of stock warrant in the amount of $41,318,899 and $250,367, respectively, offset by the repayment of short-term bank loan in the amount $10,000. The net cash amounts provided by financing activities were mainly attributable to proceeds from the issuance of our common stock and subscribed capital in the amounts of $5,914,941 during the years ended December 31, 2017.

Currently available working capital will not be adequate to sustain our operations at our current levels for the next twelve months. We expect to satisfy our working capital requirements over the next twelve months through the sale of equity or debt securities. However, we do not have any commitment from any third-party to invest in our company or otherwise acquire any of our equity or debt securities. Furthermore, even if we successfully raise sufficient capital to satisfy our needs over the next twelve months, in the future, we will require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Capital Expenditures

Our operations continue to require significant capital expenditures primarily for technology development, equipment and capacity expansion. Capital expenditures are associated with the supply of airborne equipment to our prospective airline partners, which correlates directly to the roll out and/or upgrade of service to our prospective airline partners’ fleets. Capital spending is also associated with the expansion of our network, ground stations and data centers and includes design, permitting, network equipment and installation costs.

Capital expenditures for the nine-month periods ended December 31, 2018 and 2017, and for the years ended December 31, 2018 and 2017 were $36,005,372, $1,037,183, $36,102,474 and $639,062, respectively.

We anticipate an increase in capital spending in fiscal year 2019 and estimate that capital expenditures will range from $6 million to $60 million as we will begin airborne equipment installations and continue to execute our expansion strategy.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. We recognize sales when the earning process is completed, as evidenced by an arrangement with the customer, transfer of title and acceptance, if applicable, has occurred, as well as the price is fixed or determinable, and collection is reasonably assured. Sales are recorded net of returns, discounts and allowances.

Inventories. Inventories are recorded at the lower of weighted-average cost or net realizable value. We assess the impact of changing technology on our inventory on hand and write off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Research and Development Costs. Research and development costs are charged to operating expenses as incurred. For the years ended December 31, 2018 and 2017, we incurred approximately $1,483,452 and $764,168 of research and development costs, respectively.

Property and Equipment. Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed by using the straight-line method and double declining method over the following estimated service lives: computer equipment - 3 to 5 years, furniture and fixtures - 5 years and satellite equipment – 5 years. Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress. Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to income in the period of sale or disposal. We review the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We determined that there was no impairment loss for the years ended December 31, 2018 and 2017.

Goodwill and Purchased Intangible Assets. Goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of net assets acquired from acquisition of subsidiaries. We test goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment. Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. As of December 31, 2018 and 2017, purchased intangible asset consists of satellite system software and is amortized over 10 years.

Fair Value of Financial Instruments. We utilize the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 – Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

Level 2 – Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 – Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of our cash, accounts receivable, other receivable, short-term loans, accounts payable, and other payable approximated their fair value due to the short-term nature of these financial instruments.

Foreign Currency Translation. If a foreign subsidiary’s functional currency is the local currency, translation adjustments will result from the process of translating the subsidiary’s financial statements into the reporting currency of our company. Such adjustments are accumulated and reported under other comprehensive income (loss) as a separate component of stockholder’s equity.

Recent Accounting Pronouncements

Financial Instruments

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”), which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting ASU 2016-01 on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU 2016-13 on our consolidated financial statements.

Intangibles

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. We are currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on our consolidated financial statements.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within that reporting period.

Subsequently, the FASB issued the following standards related to ASU 2014-09: ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations” (“ASU 2016-08”); ASU No. 2016-10, “Revenue from Contracts with Customers” (Topic 606): Identifying “Performance Obligations and Licensing” (“ASU 2016-10”); and ASU No. 2016-12, “Revenue from Contracts with Customers” (Topic 606): “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). We must adopt ASU 2016-08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”).

The new revenue standards may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. We currently expect to adopt the new revenue standards in its first quarter of 2018 utilizing either a retrospective basic or modified retrospective basic method. We are currently evaluating the impact of adopting the new revenue standards on our consolidated financial statements.

Income Taxes

In October 2016, FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory” (“ASU 2016-16”), which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for annual reporting periods beginning after December 15, 2017 and for the Company in its first quarter of 2018. The Company is currently evaluating the impact of adopting ASU 2016-16 on its consolidated financial statements.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The full text of our audited financial statements as of December 31, 2018 and 2017 and for the Transition Period begins on page 317 of this report.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A.	CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial and accounting officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15(e) of the Exchange Act, our management has carried out an evaluation, with the participation and under the supervision of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2018. Based upon, and as of the date of this evaluation, our Chief Executive Officer and Chief Financial Officer determined that, because of the material weakness described below, our disclosure controls and procedures were not effective.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting refers to the process designed by, or under the supervision of, our principal executive officer and principal financial and accounting officer, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, and includes those policies and procedures that:

(1)	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(2)	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

(3)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2018. In making this evaluation, management used the framework established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring. Based on our evaluation, we determined that, as of December 31, 2018, our internal control over financial reporting was not effective due to the following material weakness:

●	We do not have sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements. To mitigate the current limited resources and limited employees, we rely heavily on the use of external legal and accounting professionals.

In order to cure the foregoing material weakness, we have taken or plan to take the following remediation measures:

●	In April 2017, we retained Mr. Y. Tristan Kuo as our Chief Financial Officer, who will oversee the improvement of our disclosure controls and procedures, as well as internal control over financial reporting. In addition, we hired an experienced staff accountant in August 2017 to enhance the functionality of our accounting department.

●	In addition, we will look to hire additional personnel with technical accounting expertise to further support our current accounting personnel. As necessary, we will continue to engage consultants or outside accounting firms in order to ensure proper accounting for our consolidated financial statements.

We intend to complete the remediation of the material weakness discussed above as soon as practicable but we can give no assurance that we will be able to do so. Designing and implementing an effective disclosure controls and procedures is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to devote significant resources to maintain a financial reporting system that adequately satisfies our reporting obligations. The remedial measures that we have taken and intend to take may not fully address the material weakness that we have identified, and material weaknesses in our disclosure controls and procedures may be identified in the future. Should we discover such conditions, we intend to remediate them as soon as practicable. We are committed to taking appropriate steps for remediation, as needed.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes in Internal Controls over Financial Reporting

We regularly review our system of internal control over financial reporting and make changes to our processes and systems to improve controls and increase efficiency, while ensuring that we maintain an effective internal control environment. Changes may include such activities as implementing new, more efficient systems, consolidating activities, and migrating processes.

There have been no changes in our internal control over financial reporting during the fourth quarter of fiscal year 2017 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION.

We have no information to disclose that was required to be disclosed in a report on Form 8-K during the Transition Period, that is, the quarter ended December 31, 2018, but was not reported.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Directors and Executive Officers

The following table sets forth the name, age, position and date of appointment of each of our directors and executive officers as of March 25, 2019. Each director serves until our next annual meeting or until his or her successor is duly elected and qualified. Each executive officer serves until the earlier of his or her death or resignation, or his or her successor is duly elected and qualified.

Name	Age	Position	Date of Appointment
Jeffrey Wun	54	Chief Executive Officer, President and Chairman	December 29, 2017
Y. Tristan Kuo	64	Chief Financial Officer and Treasurer	April 10, 2017
James J. Busuttil	60	Director	December 29, 2017
Raymond Choy	38	Director	December 29, 2017
Chih-Ming (Albert) Hsu	44	Director	December 29, 2017
Richmond Akumiah	65	Director	September 17, 2018
Colin Lim	56	Director	February 13, 2017
Jan-Yung Lin	58	Secretary and Director	February 13, 2017

Jeffrey Wun. Mr. Wun has served as our President and Chief Executive Officer since December 31, 2017. Mr. Wun has been a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017 and was appointed as Chairman of the board of directors on January 22, 2018. Mr. Wun previously served as our President, Treasurer and Secretary from December 2016 to February 2017. Mr. Wun has served as Aircom’s Chief Technology Officer since December 2014. Mr. Wun is a technologist with more than 25 years of experience in the communications industry. Prior to joining Aircom Mr. Wun served as Senior Staff Engineer at Samsung Electronics Co., Ltd. from December 2012 to May 2015. Prior to that, Mr. Wun was a profession engineer at MediaTEK USA Inc. from November 2010 to December 2012 and served as Chief Executive Officer at Kairos System Inc. from 2003 to 2010. Mr. Wun received a Bachelor of Science in Biochemistry and Computer Science from Chinese University of Hong Kong in 1988.

Y. Tristan Kuo. Mr. Kuo has served as our Chief Financial Officer and Treasurer since April 10, 2017. Mr. Kuo has served as Chief Financial Officer and Treasurer of Aircom since May 2017. Mr. Kuo has more than 30 years of experience in accounting, financing and information systems for companies in the bio-pharmaceutical, manufacturing, commodity trading and banking industries and has served in the capacities of CFO, CIO and Controller. Mr. Kuo has served as the Vice President of Investor Relations of Nutrastar International, Inc. (OTCPK: NUIN) since April 2016. Mr. Kuo also served as the Chief Financial Officer of Success Holding Group International, Inc., a provider of personal improvement seminars, from August 2015 to April 2017. Prior to that, he served as CFO/CIO Partner of Tatum, a management and advisory services firm, from December 2014 to August 2015, as an independent board member and audit committee chairman of KBS Fashion Group Limited (NASDAQ: KBSF) from August 2014 to May 2015, and as the Chief Financial Officer of Crown Bioscience, Inc. from June 2012 to November 2013. Prior to that, Mr. Kuo served as Chief Financial Officer of China Biologic Products, Inc. (NASDAQ: CBPO), a Chinese biopharmaceutical company, from June 2008 to May 2012 and served as its Vice President of Finance between September 2007 and May 2008. Prior to that, Mr. Kuo worked for the Noble Group in Hong Kong as the Senior Business Analysis Manager from February through August 2007 and as the Controller, Vice President of Finance and CFO of Cuisine Solution, Inc., a previously publicly traded company in Alexandria, Virginia, from December 2002 to January 2007. Mr. Kuo also served as the Vice President of Information Systems for Zinc Corporation of America in Monaca, Pennsylvania from 2001 and 2002 and as Chief Information Officer and Controller of Wise Metals Group in Baltimore, Maryland, from 1991 to 2001. Mr. Kuo received his Master’s degree in Accounting from The Ohio State University and Bachelor’s degree in Economics from Soochow University, Taipei.

James J. Busuttil. Dr. James Busuttil has served as a member of our Board since December 2017. Dr. Busuttil is an attorney admitted to practice before the courts of New York State since 1983, as well as numerous U.S. Federal Trial and Appeals Courts, practicing international, financial and corporate law. Dr. Busuttil was elected as a Life Fellow of the U.K.-based Institute of Directors (IoD). Members are invited to become Fellows of the IoD based on their substantial and sustained experience and contribution to business. Fellows are required to have been a company director for at least five years and, at some point during this period, the entity must have had an annual turnover or budget that exceeds £10 million. Dr. Busuttil has represented banks and financial institutions based in the United States and other countries in private sector financing of domestic and international projects, negotiated alternative energy project financings, handled transnational mergers and joint ventures, represented equity investors in venture capital transactions and organized investment funds. In addition, Dr. Busuttil represented the Bank Advisory Group for a major Latin American debtor nation in sovereign debt restructuring and handled a variety of private sector Latin American debt restructures. Dr. Busuttil has been a Member of the Permanent Court of Arbitration (PCA) since 2007. The PCA is the oldest international tribunal in the world established by the 1907 Convention for the Pacific Settlement of International Disputes. Membership of the PCA is strictly by nomination of contracting states of individuals of known competency in questions of international law, of the highest moral reputation, and disposed to accept the duties of Arbitrator. With respect to arbitration, Dr. Busuttil has been involved mainly in investment disputes. Dr. Busuttil created the University of London’s Postgraduate Laws Program. Dr. Busuttil directed the University of London’s Master of Laws (LL.M.), Postgraduate Diploma in Laws (PG Dip. Laws) and the Postgraduate Certificate in Laws (PG Cert. Laws) from January 2004 to January 2015. Under Dr. Busuttil’s leadership, the Program grew to over 3,000 persons from more than 150 countries. Dr. Busuttil was appointed as an Honorary Professor at the Faculty of Law of University College London (UCL) in 2004. Dr. Busuttil has been a member of the Pugwash Conference on Science and World Affairs, of the Council on Foreign Relations, and of the Executive Council of the American Society of International Law. In the course of work, Dr. Busuttil has developed experience and understanding in dealing with parties and organizations, including the private and public sectors, in South East Asia, East Asia, Europe, the Middle East, Russia, North Africa and Australasia.

Raymond Choy. Mr. Raymond Choy has served as a member of our Board since December 2017. Mr. Choy has served as a member of from the Board of Aircom since October 2017. Mr. Choy became a certified public accountant (CPA) in the state of California in 2006 and also received his chartered global management accountant (CGMA) designation in 2013. Mr. Choy has provided accounting, consulting and advisory services to public and private companies since July 2016 through his partnership with Beyond Century Consulting, LLC, a financial and business consulting company. Mr. Choy has extensive experience auditing the financial statements and internal controls of public and private companies as a senior manager at Frazer, LLP, a certified public accountants company, from July 2004 to June 2016. Mr. Choy received his bachelor’s degree with in business administration with accounting concentration and minor in computer information systems from California State Polytechnic University, Pomona, in 2003. Mr. Choy was selected to serve as a member of our board of directors due to his accounting background.

Chih-Ming (Albert) Hsu. Mr. Chih-Ming (Albert) Hsu has served as a member of our Board since December 2017. Mr. Hsu has served as a member of Aircom’s board since April 2017. Mr. Hsu was admitted to practice law in Taiwan as a corporate and business lawyer and as a patent attorney in 2002. Mr. Hsu is the owner of Chascord Law Firm. Mr. Hsu previously served as the arbitrator & mediator of the Chinese Arbitration Association, Taipei. In addition, Mr. Hsu was the Chairman of Unitel High Technology Corporation, a listed company on the Taiwan over-the-counter market from December 2015 to September 2016.  Mr. Hsu received an LL.M and Bachelor of Law degree from National Taiwan University in 2003 and 1997, respectively. Mr. Hsu is an expert of real estate securitization in Taiwan.

Richmond Akumiah. Mr. Akumiah has served as a member of our board of directors since September 2018. Mr. Akumiah is an engineering and financial management professional with years of experience in decision support, budgeting, forecasting, credit analysis, cost accounting, mergers and acquisitions, quantitative analysis, financial and operational analysis, strategic planning and corporate development. Since September 2018, he has been employed as a Senior Advisor, Investments and Operations by the State of New Jersey, Division of Investment. From 2014 to 2018, Mr. Akumiah was a research consultant for WorldQuant LLC, A Greenwich, Connecticut based investment management firm. Prior to that, from 2007 to 2014, he was employed as a consultant for Wolters Kluwer. Prior to Walters Kluwer, Mr. Akumiah was employed in a number of positions in various financial management capacities, including at AT&T where he served as Director of Finance in the Business Case Center of Excellence managing AT&T’s investments in IP and Managed Services and ten years with Dun & Bradstreet where he held finance positions including Finance Director, Regional Director of Finance for the New York Region, and Director of Global Customers. Mr. Akumiah has also served as Chief Financial Officer of Hands On Network (Points of Light). Mr. Akumiah is an associate member of the American Society of Civil Engineers. Mr. Akumiah obtained a Master of Business Administration degree in Finance from New York University, in 1982, and a Bachelor’s degree in Engineering from Harvard University, in 1980. Mr. Akumiah was selected to serve as a member of our board of directors due to his engineering and finance background.

Colin Lim. Mr. Colin Lim has served as a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017 and served as a member of Aircom’s board from July 2015 to February 2017. In 2013, Mr. Lim founded Dynasty Media & Entertainment Group, a movie production and distribution company and an investment company with interests in a variety of businesses, including restaurants, wood and timber traders, exotic leather manufacturers, movie producers, copyrights transaction companies, and entertainment businesses, as well as hi-tech companies, and is the Managing Director who oversees financing, investment, copyrights. Mr. Lim has served as Executive Chairman of Sunny Leather from June 2006 and is responsible for general management. Mr. Lim has served as Executive Chairman of Anson International since March 2003 where he oversees investments. Mr. Lim has served as Managing Director of Euroamerica International since December 1999 where he oversees management and trading operations of the company. Mr. Lim’s investment experience in the movie and copyright businesses has allowed us to better negotiate and acquire sufficient movie copyrights and entertainment content to complement our business model. Mr. Lim graduated from New South Wales University in Australia, where he received his degree in engineering and business.

Jan-Yung Lin. Mr. Jan-Yung Lin has served as a member of our board of directors since the closing of the reverse acquisition of Aircom on February 13, 2017. Mr. Lin served as Aircom’s President from June 2017 to February 2019, as Aircom’s Chief Executive Officer from February 2015 to October 2016, as Aircom’s Chief Operating Officer from September 2014 to February 2015, and as a director of Aircom since September 2014. Mr. Lin has practiced corporate and business law at Concorde Law PC as a solo practitioner since 2012. Prior to that Mr. Lin was the General Counsel and Chief Financial Officer of EMG Properties, Inc. in California. Prior to that Mr. Lin was a corporate associate of Goodwin Proctor LLP. Mr. Lin graduated magna cum laude from Cornell Law School with a J.D. degree and an LL.M. degree in International and Comparative Law. Mr. Lin received an M.B.A. degree from the University of California, Berkeley and a Bachelor’s degree from the National Taiwan University. Mr. Lin was selected to serve as a member of our board of directors due to his legal background.

Directors and executive officers are elected until their successors are duly elected and qualified.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director (or director nominee) or executive officer. There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Except as set forth in our discussion below in “Item 13. Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition and Committees

Our board of directors is comprised of seven members: Jeffrey Wun, James J. Busuttil, Raymond Choy, Chih-Ming (Albert) Hsu, Richmond Akumiah, Colin Lim and Jan-Yung Lin. Our board of directors has determined that Messrs. Busuttil, Choy, Akumiah and Lim are independent directors as that term is defined in the rules of the Nasdaq Stock Market. Messrs. Choy, Lim and Busuttil are each members of the Audit Committee, Compensation Committee and Nominating and Governance Committee and Messrs. Akumiah, Busuttil and Choy are each member of the Regulatory, Compliance & Government Affairs Committee. Mr. Akumiah is also a member of the Audit Committee.

Our board of directors currently has four standing committees which perform various duties on behalf of and report to the board of directors: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Governance Committee and (iv) Regulatory, Compliance & Government Affairs Committee. Each of the four standing committees is comprised entirely of independent directors. From time to time, the board of directors may establish other committees.

Board Role in Risk Oversight

Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee also manages risks associated with the independence of members of our board of directors and potential conflicts of interest. Our Regulatory, Compliance & Government Affairs Committee oversees regulatory, compliance and governmental matters that may impact the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

Audit Committee

Our Audit Committee currently consists of Messrs. Busuttil, Choy, Akumiah and Lim, with Mr. Choy serving as chairman. Our board of directors has determined that Mr. Choy is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and each member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication.

Accordingly, our board of directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee. The primary purposes of our Audit Committee are to assist our board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of our company and audits of our financial statements, including (i) reviewing the scope of the audit and all non-audit services to be performed by our independent accountant and the fees incurred by us in connection therewith, (ii) reviewing the results of such audit, including the independent accountant’s opinion and letter of comment to management and management’s response thereto, (iii) reviewing with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) engaging our independent accountants and (v) reviewing our quarterly and annual financial statements prior to public issuance. The role and responsibilities of our Audit Committee are more fully set forth in a written Charter adopted by our board of directors on June 6, 2017, which is available on our website at www.aerkomm.com.

Compensation Committee

Our board of directors established our Compensation Committee effective as of January 22, 2018, appointing Messrs. Busuttil, Choy and Lim as members, with Mr. Lim serving as chairman of this committee. The Compensation Committee is structured as follows: The primary purpose of our Compensation Committee is to assist our board of directors in fulfilling its responsibility to determine the compensation of our executive officers and to approve and evaluate the compensation policies and programs of our company, including (i) reviewing the compensation packages of executive officers and making recommendations to our board of directors for said compensation packages, (ii) reviewing and approving proposed stock incentive grants and (iii) providing our board of directors with recommendations regarding bonus plans, if any. The role and responsibilities of our Compensation Committee are more fully set forth in a written Charter adopted by our board of directors and made available on our website at www.aerkomm.com.

The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We routinely compensate our executive officers through salaries. At our discretion, we may reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors. Additionally, we use stock options and other incentive awards to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders. In establishing executive compensation, our Compensation Committee will evaluate compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our Compensation Committee will further attempt to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and incentive grants) will be reviewed separately, compensation decisions will be made based on a review of total compensation.

Nominating and Governance Committee

Our board of directors established our Nominating and Governance Committee effective January 22, 2018, appointing Messrs. Busuttil, Choy and Lim as members, with Mr. Busuttil serving as chairman of this committee. The Nominating and Governance Committee is structured as follows: The primary purposes of our Nominating and Governance Committee are to (i) identify individuals qualified to become members of our board of directors and recommend to our board of directors the nominees for the next annual meeting of our stockholders and candidates to fill vacancies on our board of directors, (ii) recommend to our board of directors the directors to be appointed to committees of our board of directors and (iii) oversee the effectiveness of our corporate governance in accordance with regulatory guidelines and any other guidelines we establish, including evaluations of members of executive management, our board of directors and its committees. The role and responsibilities of our Nominating and Governance Committee are more fully set forth in a written Charter adopted by our board of directors and made available on our website at www.aerkomm.com.

Our Nominating and Governance Committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) includes the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. Our Nominating and Governance Committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

A stockholder of our company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of our company beneficially owned, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nominations are to be made and (v) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act. The recommendation should be addressed to our Secretary.

Among other matters, our Nominating and Governance Committee will:

●	Review the desired experience, mix of skills and other qualities to assure appropriate board composition, taking into account the current members of our board of directors and the specific needs of our company and our board of directors;

●	Conduct candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

●	Recommend qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of our board of directors; and

●	Conduct appropriate inquiries into the background and qualifications of potential nominees.

Regulatory, Compliance & Government Affairs Committee

Our regulatory, compliance & government affairs committee currently consists of Messrs. Busuttil, Choy and Akumiah, with Mr. Akumiah serving as chairman. The primary purposes of our regulatory, compliance & government affairs committee are to assist our board of directors by providing oversight of regulatory, compliance and governmental matters that may impact the Company, which including (i) overseeing our major compliance programs with respect to legal and regulatory requirements, except with respect to matters of financial compliance, (ii) overseeing compliance with any ongoing Corporate Integrity Agreements or similar undertakings by us with the U.S. Department of Justice, U.S. Securities and Exchange Commission, or any other government agency, (iii) reviewing with our Chief Compliance Officer the organization, implementation and effectiveness of our compliance programs and the adequacy of the resources for those programs, (iv) reviewing with our Chief Executive Officer the organization, implementation and effectiveness of our quality and compliance programs and the adequacy of the resources for those programs and (v) overseeing our exposure to risks relating to regulatory compliance matters. The role and responsibilities of our regulatory, compliance & government affairs committee are more fully set forth in a written charter adopted by our board of directors on September 25, 2018, which is available on our website at www.aerkomm.com.

Code of Ethics

Our board of directors has adopted a Code of Ethical Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our board of directors has also adopted a separate Code of Professional Conduct for Chief Executive Officer and Senior Financial Officers. These codes are available in the Corporate Governance Code of Ethical Conduct section of our website, www.aerkomm.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of our equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

To our knowledge and except as otherwise indicated below, based solely on a review of the copies of such reports furnished to us regarding the filing of required reports, we believe that all Section 16(a) reports applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to the transition period ended December 31, 2018 were timely filed. One of our greater-than-ten-percent beneficial owners may be late in filing a Form 5 update report.

ITEM 11.	EXECUTIVE COMPENSATION.

Summary Compensation Table – Nine Months Ended December 31, 2018 and Fiscal Years Ended December 31, 2018, and 2017

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jeffrey Wun, CEO and President (2)(3)	Nine months 2018	120,000	-	-	120,000
	2018	160,000	-	-	160,000
	2017	160,000	46,914	-	206,914
Y. Tristan Kuo, CFO (4)	Nine months 2018	138,750	-	-	138,750
	2018	185,000	-	-	185,000
	2017	134,599	938,277	-	1,072,876
Louis Giordimaina, Chief Operating Officer - Aviation (5)	Nine months 2018	270,681	173,494	-	444,175
	2018	270,681	173,494	-	444,175
	2017	-	-	-	-
Jiun-Sheuan Yang (2)(6)	Nine months 2018	25,500	-	-	25,500
	2018	25,500	-	-	25,500
	2017	160,000	-	-	160,000
Peter Chiou, Former CEO and President (2)(7)	Nine months 2018	-	-	-	-
	2018	-	-	-	-
	2017	24,000	3,002,486	50,000	3,076,486

(1)	These amounts shown represent the aggregate grant date fair value for options granted to the named executive officers computed in accordance with FASB ASC Topic 718.

(2)	On February 13, 2017, we acquired Aircom in a reverse acquisition transaction that was structured as a share exchange. The annual, long term and other compensation shown in this table include the amounts that the named executive officer received from Aircom prior to the consummation of the reverse acquisition.

(3)	Mr. Wun has served as our Chief Executive Officer and President since December 31, 2017, upon the resignation of Mr. Chiou from these positions, and previously served as our President from December 28, 2016 until February 13, 2017. He also currently serves as the Chief Technology Officer of Aircom.

(4)	Mr. Kuo has served as our Chief Financial Officer since April 10, 2017.

(5)	Mr. Giordimaina was converted from a consultant to a full-time employee on May 25, 2018 and was appointed as Chief Operating Officer – Aviation.

(6)	Mr. Jiun-Sheuan Yang has served as Aircom’s Vice President of Engineering since December 2014.

(7)	Mr. Chiou was replaced from his positions as President and Chief Executive Officer effective December 30, 2017. The amount included in all other compensation represents consulting fees paid by Aircom to Mr. Chiou.

Employment Agreements

Y. Tristan Kuo

On March 31, 2017, we entered into an employment agreement with Mr. Kuo, effective April 10, 2017, pursuant to which we agreed to pay Mr. Kuo an annual salary of $100,000, plus a guaranteed bonus of $85,000 payable on the earlier of (i) the first anniversary of Mr. Kuo’s employment or (ii) upon closing of an equity or equity linked financing in which we or one of our subsidiaries raises at least $15 million. Mr. Kuo will also be entitled to an annual bonus as recommended by our Chief Executive Officer and approved by our board of directors. In addition, we agreed to grant Mr. Kuo an option to purchase 300,000 shares of our common stock, with one quarter of the shares underlying the option to be vested immediately and the remaining shares to be vested equally over three years on each anniversary of Mr. Kuo’s employment. Such option granted under our 2017 equity incentive plan once such plan is approved by our stockholders. In addition, during the first nine months of Mr. Kuo’s employment or until he relocates, if earlier, we also agreed to provide a furnished living accommodation, a car allowance of $400 per month, and a personal travel allowance of $600 per month for Mr. Kuo to visit his spouse or vice versa. We also agreed to pay up to $6,000 in relocation expenses, should Mr. Kuo decide to relocate. We will also be responsible for medical insurance under our medical plan or we will reimburse the premium of a medical plan that is comparable to the medical plan offered to other employees. Mr. Kuo will also be eligible to participate in other standard benefits plans offered to similarly situated employees by us from time to time.

The employment agreement also contains covenants prohibiting Mr. Kuo from competing with us during his employment, or from soliciting any of our employees or consultants for a period of two years after his employment ends. The employment agreement also contains customary confidentiality provisions. The employment agreement may be terminated by either party for any reason upon 30 days’ notice. If Mr. Kuo’s employment is terminated by us without cause, the portion of stock options to be vested for the year if completed shall be vested immediately.

Peter Chiou

On November 29, 2017, we entered into an employment agreement with Mr. Chiou, effective November 1, 2017, pursuant to which we agreed to pay Mr. Chiou an annual salary of $144,000. Under the employment agreement, Mr. Chiou was entitled to twenty (20) working days of vacation per year and was eligible to participate in other standard benefits plans offered to similarly situated employees by us from time to time. Following Mr. Chiou’s resignation effective December 31, 2017, the employment agreement effectively terminated.

Outstanding Equity Awards at March 31, 2018 and Fiscal Year Ended December 31, 2018 and 2017

There were no outstanding options held by our named executive officers as of the end of our fiscal year ended December 31, 2016. As of December 31, 2018, March 31, 2018 and December 31, 2018, Mr. Kuo had options outstanding and exercisable for 22,500, 26,250 and 37,500 shares, respectively, of our common stock, at an exercise price of $27.50 per share. As of December 31, 2018, Mr. Wun had options outstanding and exercisable for 1,000 shares of our common stock, at an exercise price of $27.50 per share.

	Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jeffrey Wun	December 31, 2017	-	-	3,000	$27.50	6/23/2027
	March 31, 2018	-	-	3,000	$27.50	6/23/2027
	December 31, 2018	1,000	-	2,000	$27.50	6/23/2027
Y. Tristan Kuo	December 31, 2017	22,500	-	37,500	$27.50	6/23/2027
	March 31, 2018	26,250	-	33,750	$27.50	6/23/2027
	December 31, 2018	37,500	-	22,500	$27.50	6/23/2027
Louis Giordimaina	December 31, 2017	-	-	-	$-	-
	March 31, 2018	-	-	-	$-	-
	December 31, 2018	-	-	30,000	$20.50	5/25/2028

Director Compensation

To date, we have not paid any compensation to our directors.

Effective December 29, 2017, we entered into independent director agreements with James Busuttil, Raymond Choy, and Colin Lim. Under the terms of these independent director agreements, we have agreed to pay the independent directors an annual cash fee of $20,000, paid quarterly in four equal installments, commencing in the first quarter following closing of our public offering, and an additional $5,000 cash compensation fee for serving as board of directors committee chairmen. On September 17, 2018, we also entered into similar independent director agreement with Richmond Akumiah. We commenced payment of these fees in September 30, 2018.

Each independent director is entitled to receive an initial, fully vested stock option to purchase 20,000 shares of our common stock. If the director is still a member of the board of directors and continues to serve as a non-employee director immediately following each annual meeting of our stockholders, the director will be automatically granted an additional option to purchase 20,000 shares of our common stock as of the date of each such annual meeting. These additional option grants will vest and become exercisable in twelve (12) equal monthly installments over the first year following the date of grant, subject to the director continuing in service on the board of directors through each such vesting date. The per share exercise price of each option granted to the independent director will equal 100% of the fair market value (as defined by the board of directors) of a share of our common stock on the date the option is granted, and the term of each stock option granted to the director will be ten (10) years from the date of grant.

We also agreed to purchase directors and officers liability insurance with coverage up to an aggregate maximum of $3 million commencing promptly following the final closing of our public offering, and to reimburse the independent directors for pre-approved reasonable business expenses incurred by them.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of March 25, 2019 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 923 Incline Way #39, Incline Village, NV 89451.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Jeffery Wun, CEO, President and Director (3)	Common Stock	2,685,914	28.79%
Y. Tristan Kuo, CFO (4)	Common Stock	43,750	*
James Busuttil, Director (5)	Common Stock	8,000	*
Raymond Choy, Director (6)	Common Stock	8,000	*
Chih-Ming (Albert) Hsu, Director (7)	Common Stock	7,312	*
Colin Lim, Director (8)	Common Stock	12,000	*
Jan-Yung Lin, Director (9)	Common Stock	463,403	4.97%
Richmond Akumiah (10)	Common Stock	4,000	*
All officers and directors as a group (7 persons named above)	Common Stock	3,232,379	34.65%
Dmedia Holding LP (11)	Common Stock	2,237,428	23.98%
Sheng-Chun Chang (12)	Common Stock	1,405,977	15.07%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 9,247,272 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of March 25, 2019. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes (i) 447,486 shares of our common stock held directly; (ii) 1,000 shares of our common stock which Mr. Wun has the right to acquire within 60 days through the exercise of vested options (but does not include 2,000 shares of our common stock issuable upon the exercise of options not exercisable within 60 days); and (iii) 2,237,428 shares of our common stock owned by Dmedia Holding LP. On December 20, 2017, Mr. Wun purchased an 85.7% interest in, and was appointed Manager of, Dmedia LLC, the General Partner of Dmedia Holding LP. As such, Mr. Wun is deemed to be the beneficial owner of the 2,237,428 shares of our common stock held by Dmedia Holding LP by virtue of his voting and dispositive power of those shares. Through his ownership interest in Dmedia LLC, which owns an approximately 6% direct interest in Dmedia Holding LP, Mr. Wun indirectly beneficially owns 117,601 shares of our common stock held by Dmedia Holding LP. Mr. Wun disclaims beneficial ownership of the remaining 2,119,827 shares of our common stock held by Dmedia Holding LP.

(4)	Consists of 43,750 shares of our common stock which Mr. Kuo has the right to acquire within 60 days through the exercise of vested options but does not include 16,250 shares of our common stock issuable upon the exercise of options not exercisable within 60 days.

(5)	Consists of 8,000 shares of our common stock which Mr. Busuttil has the right to acquire within 60 days through the exercise of vested options.

(6)	Consists of 8,000 shares of our common stock which Mr. Choy has the right to acquire within 60 days through the exercise of vested options.

(7)	Consists of 7,312 shares of our common stock owned directly by Mr. Hsu prior to his appointment to our Board of Directors.

(8)	Consists of 12,000 shares of our common stock which Mr. Lim has the right to acquire within 60 days through the exercise of vested options but does not include 8,000 shares of our common stock issuable upon the exercise of options not exercisable within 60 days.

(9)	Includes (i) 372,905 shares of our common stock owned by Mr. Lin directly; (ii) 90 shares of our common stock owned by Mr. Lin’s spouse; and (iii) 1,000 shares of our common stock which Mr. Lin has the right to acquire within 60 days through the exercise of vested options (but does not include 2,000 shares of our common stock issuable upon the exercise of options not exercisable within 60 days). Does not include 959,230 shares of our common stock owned by Mr. Lin through his approximately 7% ownership interest in Dmedia LLC and his approximately 42.4% interest Dmedia Holding LP, as Mr. Lin does not, directly or indirectly, have voting or dispositive power over these shares although he does own a pecuniary interest in them.

(10)	Consists of 4,000 shares of our common stock which Mr. Akumiah has the right to acquire within 60 days through the exercise of vested options.

(11)	Mr. Wun has sole voting and dispositive power over these shares of our common stock although he disclaims beneficial ownership of 2,237,428 of these shares. Mr. Lin owns a pecuniary interest in 959,230 of these shares although he does not exercise voting or dispositive control over them.

(12)	Consists of 1,340,696 shares of common stock held by Well Thrive Limited and 65,281 shares of our common stock owned directly by Mr. Sheng-Chun Chang. Mr. Chang is the Chief Executive Officer and owner of Well Thrive Limited and has voting and dispositive power of the securities held by it. Mr. Chang disclaims beneficial ownership of the shares held by Well Thrive Limited. The address of Well Thrive Limited is No 79, Heng Yang Road, Taipei City, Taiwan.

Changes in Control

There are currently no arrangements which may result in a change of control of our company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,215,262	$6.9232	780,800
Equity compensation plans not approved by security holders	-	$-	-
Total	1,215,262	$6.9232	780,800

Equity Compensation Plan Information

On May 5, 2017, we established our 2017 Equity Incentive Plan (“the Plan”). The Plan was approved by our board of directors on May 5, 2017, and an amendment to increase the number of shares of our common stock available for grant under the Plan was approved by the board of directors on June 26, 2017. We expect that the Plan will be approved by our stockholders at our annual meeting in 2018. The purpose of the Plan is to grant stock and options to purchase our common stock to our employees, directors and key consultants. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan, as amended, is 2,000,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. There were 780,802 shares available for grant under the Plan as of March 25, 2019; 1,215,263 shares of our common stock are issuable upon the exercise of options to be issued under the Plan to holders of Aircom options assumed by us as a result of the closing of the reverse acquisition with Aircom; and options exercisable for 115,708 shares of our common stock have been approved by our board of directors for grants to certain of our officers, directors, employees and service providers.

Equity Compensation Plan and Employee Benefits

Summary of the 2017 Equity Incentive Plan

The following summary briefly describes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Administration. The Plan is administered by our Compensation Committee. Our Compensation Committee has the authority to select the eligible participants to whom awards will be granted, to determine the types of awards and the number of shares covered and to set the terms, conditions and provisions of such awards, to cancel or suspend awards under certain conditions, and to accelerate the exercisability of awards. Our Compensation Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms of agreements entered into with recipients under the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

Eligibility. All employees, directors and individuals providing services to our company or its subsidiaries are eligible to participate in the Plan.

Shares Subject to Plan. The number of shares of common stock that is available for grant of awards under the Plan, as amended, is 2,000,000 shares.

Stock Option and SAR Grants. The exercise price per share of common stock purchasable under any stock option or stock appreciation right, or SAR, will be determined by our Compensation Committee, but cannot in any event be less than 100% of the fair market value of our common stock on the date the option is granted. Our Compensation Committee will determine the term of each stock option or SAR (subject to a maximum of 10 years) and each stock option or SAR will be exercisable pursuant to a vesting schedule determined by our Compensation Committee. The grants and the terms of incentive stock options, or ISOs, shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code, or the Code. Subject to approval of our Compensation Committee, stock options or SARs may be exercised by payment of the exercise price in cash, shares of our common stock, which have been held for at least six months, or pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by us. We may require the grantee to pay to us any applicable withholding taxes that we are required to withhold with respect to the grant or exercise of any award. The withholding tax may be paid in cash or, subject to applicable law, our Compensation Committee may permit the grantee to satisfy such obligations by the withholding or delivery of shares of our common stock. We may withhold from any shares of our common stock issuable pursuant to a stock option or SAR or from any cash amounts otherwise due from us to the recipient of the award an amount equal to such taxes.

Stock Grants. Shares may be sold or awarded for consideration and with or without restriction as determined by the Compensation Committee, including cash, full-recourse promissory notes, as well as past and future services. Any award of shares will be subject to the vesting schedule, if any, determined by the Compensation Committee. In general, holders of shares sold or awarded under the Plan will have the same voting, dividend and other rights as our other stockholders. As a condition to the purchase of shares under the Plan, the purchaser will make such arrangements as our Compensation Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

Adjustments. In the event of any change affecting the shares of our common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distribution to stockholders other than cash dividends, our board of directors will make such substitution or adjustment in the aggregate number of shares that may be distributed under the Plan and in the number and option price (or exercise or purchase price, if applicable) as it deems to be appropriate in order to maintain the purpose of the original grant.

Termination of Service. If a participant’s service to our company terminates on account of death or disability, then the participant’s unexercised options, if exercisable immediately before the participant’s death, disability or retirement, may be exercised in whole or in part, on the earlier of the date on which such stock option would otherwise expire or one year after the event. If a participant’s service to us terminates for any other reason, then the participant’s unexercised options, to the extent exercisable immediately before such termination, will remain exercisable, and may be exercised in whole or in part, for a period ending on the earlier of the date on which such stock option would otherwise expire or three months after such termination of service.

Amendment and Termination. Our board of directors may, at any time, alter, amend, suspend, discontinue, or terminate the Plan; provided that such action shall not adversely affect the right of grantees to stock awards or stock options previously granted and no amendment, without the approval of our stockholders, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, materially increase the benefits accruing to grantees under the Plan, change the class of employees eligible to receive options under the Plan, or materially modify the eligibility requirements for participation in the Plan.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2017 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Item 11. Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	On March 31, 2017, we entered into a settlement and release agreement with Aircom and dMobile, a Taiwanese limited company whose Chairman of the Board is Daniel Shih, our co-founder, a former material beneficial owner of our common stock and husband of our former director Barbie Shih. Aircom and dMobile entered into a certain Purchase Agreement for Ground Station Equipment, dated as of October 15, 2014, or the Purchase Agreement, pursuant to which Aircom delivered to dMobile certain equipment with an aggregate invoice price of $5,478,900 and received from dMobile $2,000,000 in partial payment, as a result of which dMobile owed Aircom a balance of $3,478,900 under the Purchase Agreement. Aircom and dMobile also entered into a certain Statement of Work, dated January 15, 2015, or the Statement of Work, pursuant to which dMobile delivered to Aircom certain intangible property with an aggregate invoice price of $4,950,000 and received from Aircom $1,000,000 in partial payment, as a result of which Aircom owed dMobile $3,950,000 under the Statement of Work. Offsetting the amounts Aircom and dMobile owed to each other under the Purchase Agreement and the Statement of Work, Aircom owed dMobile a net amount of $471,100, or the Outstanding Amount. To settle this amount, Aircom and dMobile entered into the settlement and release agreement with respect to these matters pursuant to which (i) the Purchase Order and the Statement of Work were terminated and dMobile agreed to accept, and we agreed to issue to dMobile, 94,220 shares of our common stock valued at $5.00 per share in full settlement of the Outstanding Amount, or the dMobile Settlement Shares and (ii) Aircom and dMobile each agreed to waive, release, discharge and covenant not to sue each other with respect to any and all possible claims arising out of or relating to the Purchase Order, the Statement of Work, and the Outstanding Amount. Because Daniel Shih owns dMobile, he is the beneficial owner of the dMobile Settlement Shares, and Barbie Shih, a former director of the Company and Mr. Shih’s wife, is thus deemed to be the beneficial owner of the dMobile Settlement Shares.

●	On March 31, 2017, we entered into a settlement and release agreement with Aircom and PPUS, a Delaware corporation of which Daniel Shih, our co-founder and husband of our former director Barbie Shih, is the Chairman of the board of directors. Aircom and PPUS entered into a certain Development Agreement, dated February 10, 2015, as amended by the First Amendment to Development Agreement, dated July 17, 2015 and the Second Amendment to Development Agreement, dated August 18, 2015, or, as amended, the Development Agreement, pursuant to which Aircom and PPUS agreed to jointly develop certain AirCinema airplane seating technology and related products. Aircom and PPUS fully performed the specified terms of the Development Agreement with the exception that a deposit of $387,500 was advanced by PPUS to Aircom, or the Deposit, for which the Aircom and PPUS did not reach agreement as to the scope of work to be covered by the Deposit. Additionally, PPUS also advanced an additional deposit of $349,500, or the Additional Deposit, to Aircom with the intent that the Additional Deposit would be applied towards one or more additional projects that Aircom and PPUS would agree to in the future. Aircom and PPUS agreed to conclude their relationship with respect to the Development Agreement, the Deposit and the Additional Deposit and other prior dealings between them, and to settle all accounts between them. Aircom and PPUS entered into the settlement and release agreement with respect to these matters pursuant to which (i) the Development Agreement was deemed completed and terminated and PPUS agreed to accept, and we agreed to issue to PPUS, 147,400 shares of our common stock valued at $5.00 per share in full settlement of the Deposit and Additional Deposit amounts, or the PPUS Settlement Shares and (ii) Aircom and PPUS each agreed to waive, release, discharge and covenant not to sue each other with respect to any and all possible claims arising out of or relating to the Development Agreement, , the Deposit and the Additional Deposit. Because Daniel Shih is the Chairman of PPUS and, thus, has voting and dispositive power over the PPUS Settlement Shares, under U.S. federal securities regulations he is deemed to be the beneficial owner of the PPUS Settlement Shares even though he is not a shareholder of PPUS. Because Barbie Shih, a former director of the Company, is Daniel Shih’s wife, she is deemed to be the beneficial owner of the PPUS Settlement Shares as well. Both Daniel Shih and Barbie Shih disclaim beneficial ownership of the PPUS Settlement Shares.

●	On March 31, 2017, we entered into a settlement and release agreement with Aircom and Priceplay Taiwan Inc., or PPTW, a Taiwanese limited company and parent of PPUS, its wholly owned subsidiary. Aircom and PPTW entered into a certain purchase order, or the Purchase Order, pursuant to which PPTW agreed to purchase from Aircom a set of mobile satellite communication equipment priced at $909,000. Pursuant to the terms of the Purchase Order, PPTW paid Aircom $819,300, or the Initial Payment and Aircom delivered to PPTW a mobile satellite antenna, together with radome, control unit, power supply, and other associated items, or collectively, the Equipment. PPTW raised certain issues regarding the Equipment and informed us that it desired to return the Equipment to Aircom and to receive a refund of the Initial Payment. Aircom and PPTW entered into the settlement and release agreement with respect to these matters pursuant to which (i) Aircom and PPTW agreed to terminate the Purchase Order, (ii) PPTW agreed to return the Equipment to Aircom, (iii) PPTW agreed to accept, and we agreed to issue to PPTW, 163,860 shares of our common stock valued at $5.00 per share in full settlement of the Initial Payment amount, or the PPTW Settlement Shares and (ii) Aircom and PPTW each agreed to waive, release, discharge and covenant not to sue each other with respect to any and all possible claims arising out of or relating to the Purchase Order or the Initial Payment. Because Daniel Shih is the Chairman of PPUS, under U.S. federal securities regulations he may be deemed to be an affiliate or controlling person of PPTW, the parent of PPUS, its wholly owned subsidiary. As such Daniel Shih may be deemed to be the beneficial owner of the PPTW Settlement Shares even though he is not a shareholder or officer or director of PPTW. Because Barbie Shih, a former director of the Company, is Daniel Shih’s wife, she may be deemed to be the beneficial owner of the PPTW Settlement Shares as well. Both Daniel Shih and Barbie Shih disclaim beneficial ownership of the PPTW Settlement Shares.

●	On July 5, 2017, we entered into a subscription agreement with Daniel Shih, the co-founder and an affiliate of the Company, who agreed to purchase an aggregate of 5,000 shares of our common stock, $0.001 par value per share, at a price of $5.50 per share, for an aggregate purchase of $27,500. These shares were offered and sold by us to Mr. Shih in a private placement offering exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

●	Aircom Japan also leases space from Daniel Shih at a cost of $1,215 per month. Daniel Shih’s father, Giretsu Shih, is the President of Aircom Japan and is paid an annual salary of approximately $90,000.

●	On March 9, 2015, we entered into a 10-year purchase agreement with Klingon, pursuant to which we agreed to sell our in-flight connectivity systems to Klingon for joint development and resale to Hong Kong based airlines under the brand name Aircom4U. In accordance with the terms of this agreement, Klingon agreed to purchase from us an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. To date, we have received $762,000 from Klingon in milestone payments towards the equipment purchase price. Daniel Shih was Chairman of Klingon from February 2015 to February 2016, and Peter Chiou, our former Chairman, Chief Executive Officer and President, was Chief Executive Officer and President of Klingon from March 2015 through April 2016, prior to joining our company in February 2017. Neither Mr. Shih or Mr. Chiou owns any capital stock of Klingon. Mr. Chiou agreed to step down from his positions with our company effective December 31, 2017.

Daniel Shih was the co-founder of Aircom and, thus, is a “promoter” of the Company as that term is defined in Rule 405 under the Securities Act. Mr. Shih has relinquished “beneficial ownership” of substantially all of his equity interests in the Company (whether held directly or indirectly) in a manner acceptable to the Company. Mr. Shih has also removed himself from any and all activities relating to our business, including, but not limited to managerial, directional, advisory, promotional, developmental and fund-raising activities. As a result of Mr. Shih’s disposition of his equity interests in the Company and his removing himself from participation in any Company related business activities, and Ms. Shih’s not being re-elected to the Company’s board of directors, Mr. Shih no longer maintains any active affiliation with, or material beneficial ownership in, the Company. In the event that Mr. Shih is exonerated from any wrongdoing with respect to the two Taiwanese matters discussed in the Risk Factors section above, Mr. Shih’s ability to take an active role in the development and management of the Company may be restored.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

Director Independence

Our board of directors has determined that Raymond Choy, Colin Lim, Richard Akumiah and James Busuttil are independent directors as that term is defined in the applicable rules of the Nasdaq Stock Market.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES.

Independent Auditors’ Fees

The following is a summary of the fees billed to the Company for professional services rendered for the nine months ended December 31, 2018, three months ended March 31, 2018 and the fiscal years ended December 31, 2018 and 2017:

	Nine Months Ended December 31,	Three Months Ended March 31,	Year Ended December 31,
	2018	2018	2018	2017
Audit Fees	$138,000	$50,000	$188,000	$156,000
Audit-Related Fees	-	-	-	3
Tax Fees	30,000	-	30,000	36,000
All Other Fees	152	-	152	38,000
TOTAL	$168,152	$50,000	$218,152	$230,003

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions of this Item 14.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our board of directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our board of directors pre-approved the audit service performed by Chen & Fan for our financial statements as of and for the year ended December 31, 2018.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

(a) List of Documents Filed as a Part of This Report:

(1) Index to Financial Statements:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets

Consolidated Statements of Operations and Comprehensive Loss

Consolidated Statements of Changes in Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

(2) Index to Financial Statement Schedules:

All schedules have been omitted because the required information is included in the financial statements or the notes thereto, or because it is not required.

(3) Index to Exhibits:

See exhibits listed under Part (b) below.

(b) Exhibits:

Exhibit No	Description
2.1	Agreement and Plan of Merger, dated September 26, 2013, between Aerkomm Inc. and Maple Tree Kids LLC (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed on November 5, 2013)
2.2	Form of Share Exchange Agreement, dated February 13, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and the shareholders of Aircom Pacific, Inc. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on February 14, 2017)
3.1	Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on May 4, 2017)
3.2	Certificate of Change Pursuant to NRS 78.209 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 16, 2019)
3.2	Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Form 8A-12G filed on April 19, 2018)
4.1	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-1/A filed on February 2, 2018)
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.21 to Amendment No. 3 to Registration Statement on Form S-1/A filed on March 30, 2018)
10.2	Form of Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 29, 2017)
10.3	Stock Purchase Agreement, dated as of December 28, 2016, among Irina Goldman, Aircom Pacific, Inc. and Aerkomm Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 29, 2016)
10.4	Stock Purchase Agreement, dated May 15, 2015, between Chi Kong Wu and Aircom Pacific, Ltd. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 14, 2017)
10.5	Agreement for the Purchase and Sale of Shares, dated December 12, 2016, between Capricorn Union Limited and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to Registration Statement on Form S-1/A filed on August 29, 2017)
10.6	SKY Perfect JSAT Master Service Agreement, dated March 15, 2017, between Aircom Pacific, Inc. and SKY Perfect JSAT Corporation (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Registration Statement on Form S-1/A filed on February 2, 2018)
10.7	Digital Transmission Service Agreement, dated July 25, 2015, between Asia Satellite Telecommunications Company Limited and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on February 14, 2017)
10.8	Statement of Work, dated January 15, 2015, between Aircom Pacific, Inc. and dMobile System Co. Ltd. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 14, 2017)

10.9	Purchase Agreement for Ground Station Equipment, dated as of October 15, 2014, between dMobile System Co., Ltd. and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on February 14, 2017)
10.10	Settlement Agreement and Mutual Release, dated March 31, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and dMobile System Co. Ltd. (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed on June 27, 2017)
10.11	Development Agreement, dated February 10, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on February 14, 2017)
10.12	First Amendment to Development Agreement, dated July 17, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc. (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on February 14, 2017)
10.13	Second Amendment to Development Agreement, dated August 18, 2015, between Aircom Pacific, Inc. and Priceplay.com, Inc. (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on February 14, 2017)
10.14	Settlement Agreement and Mutual Release, dated March 31, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and Priceplay.com, Inc. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on June 27, 2017)
10.15	Settlement Agreement and Mutual Release, dated March 31, 2017, among Aerkomm Inc., Aircom Pacific, Inc. and Priceplay Taiwan Inc. (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed on June 27, 2017)
10.16	Purchase Agreement for Ground Station Equipment, dated as of December 15, 2015, between Blue Topaz Consultants, Ltd. and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on February 14, 2017)
10.17	Purchase Agreement for Aircom Onboard Equipment, dated as of March 9, 2015, between LUXE Electric Co., Ltd. and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on February 14, 2017)
10.18	Strategic Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Guang Dong Tengnan Internet Information Technology Co., Ltd. (Official Chinese Version) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 25, 2018)
10.19	Strategic Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Guang Dong Tengnan Internet Information Technology Co., Ltd. (Unofficial English Translation) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 25, 2018)
10.20	Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Shenzhen Yihe Culture Media Co., Ltd. (Official Chinese Version) (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 25, 2018)
10.21	Cooperation Framework Agreement, dated June 20, 2018, between Aerkomm Inc. and Shenzhen Yihe Culture Media Co., Ltd. (Unofficial English Translation) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on June 25, 2018)
10.22	Letter of Commitment, dated May 1, 2018, between Aerkomm Inc. and Metro Investment Group Limited (Official Chinese Version) (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 12, 2018)
10.23	Letter of Commitment, dated May 1, 2018, between Aerkomm Inc. and Metro Investment Group Limited (Unofficial English Translation) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on July 12, 2018)
10.24	Real Estate Sales Contract, dated July 10, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 12, 2018)
10.25	Real Estate Sales Contract, dated July 10, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 12, 2018)
10.26	Amendment No. 1 to Real Estate Sales Contract, dated July 30, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 30, 2018)
10.27	Amendment No. 1 to Real Estate Sales Contract, dated July 30, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 30, 2018)
10.28	Amendment No. 2 to Real Estate Sales Contract, dated September 4, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 5, 2018)

10.29	Amendment No. 2 to Real Estate Sales Contract, dated September 4, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 5, 2018)
10.30	Amendment No. 3 to Real Estate Sales Contract, dated November 2, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on November 5, 2018)
10.31	Amendment No. 3 to Real Estate Sales Contract, dated November 2, 2018, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on November 5, 2018)
10.32	Amendment No. 4 to Real Estate Sales Contract, dated January 3, 2019, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Official Chinese Version) (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on February 15, 2019)
10.33	Amendment No. 4 to Real Estate Sales Contract, dated January 3, 2019, among Tsai Ming-Yin, Sunty Development Co., Ltd., Aerkomm Inc. and Aerkomm Taiwan Inc. (Unofficial English Translation) (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on February 15, 2019)
10.34	Agreement, dated November 29, 2018, between Airbus SAS and Aircom Pacific, Inc. for AERKOMM K++ Band System Certification and Installation (Confidential Treatment has been Requested) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 6, 2018)
10.35	Product Purchase Agreement, dated November 30, 2018, between Republic Engineers Pte. Ltd. and Aircom Telecom LLC (Confidential Treatment has been Requested) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 13, 2018)
10.36	Standard Industrial/Commercial Multi-Tenant Lease, dated April 26, 2016, between Global Venture Development, LLC and Aircom Pacific, Inc. (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on February 14, 2017)
10.37	Consulting Agreement, dated November 15, 2017, between Aerkomm Inc. and Integra Consulting Group, LLC, as supplemented (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 filed on December 20, 2017)
10.38†	Employment Agreement, dated March 31, 2017, between Aerkomm Inc. and Y. Tristan Kuo (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on April 5, 2017)
10.39	Form of Independent Director Agreement (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Registration Statement on Form S-1/A filed on February 2, 2018)
10.40	General Terms Agreement between Aircom pacific, Inc. and MJet GMBH dated March 6, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 22, 2019)
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Transition Report on Form 10-KT filed on April 30, 2018)
14.2	Code of Professional Conduct for Chief Executive and Senior Financial Officers (incorporated by reference to Exhibit 14.2 to the Transition Report on Form 10-KT filed on April 30, 2018)
21.1*	List of Subsidiaries
31.1*	Certifications of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certifications of Principal Financial and Accounting Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1*	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2*	Certification of Principal Financial and Accounting Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith

† Executive Compensation Plan or Agreement.

ITEM 16.	FORM 10-K SUMMARY.

None.

FINANCIAL STATEMENTS

AERKOMM INC. AND SUBSIDIARIES

Index to Consolidated Financial Statements

TABLE OF CONTENTS

Page
Audited Consolidated Financial Statements for the Nine Months Ended December 31, 2018 and 2017, Three Months Ended March 31, 2018 and Year Ended December 31, 2018 and 2017	318
Report of Independent Registered Public Accounting Firm	319
Consolidated Balance Sheets	320
Consolidated Statements of Operations and Comprehensive Loss	321
Consolidated Statements of Changes in Stockholders’ Equity	322
Consolidated Statements of Cash Flows	323
Notes to Consolidated Financial Statements	324

AERKOMM INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED DECEMBER 31, 2018 AND 2017

THREE MONTHS ENDED MARCH 31, 2018 AND

YEAR ENDED DECEMBER 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

AERKOMM INC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AERKOMM INC. AND SUBSIDIARIES (the “Company”) as of December 31, 2018, March 31, 2018 and December 31, 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the nine-month period ended December 31, 2018, the three-month period ended March 31, 2018 and each of the year ended December 31, 2018 and 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018, March 31, 2018 and December 31, 2017, and the consolidated results of its operations and its cash flows for the nine-month period ended December 31, 2018, three-month period ended March 31, 2018 and the years ended December 31, 2018 and 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring loss from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Chen & Fan Accountancy Corporation

We have served as the Company’s auditor since 2017.

San Jose, California

March 22, 2019

AERKOMM INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2018, March 31, 2018 and December 31, 2017

	December 31, 2018	March 31, 2018	December 31, 2017

Assets
Current Assets
Cash	$88,309	$58,237	$21,504
Accounts receivable	1,745,000	-	-
Inventories	-	208,674	208,674
Prepaid expenses	1,479,123	362,602	543,642
Other receivable – related party	-	-	46,743
Other receivable – others	2,616	427,291	412,390
Temporary deposit – related party	100,067	-	-
Other current assets	11,336	1,202	6,591
Total Current Assets	3,426,451	1,058,006	1,239,544
Property and Equipment
Cost	2,715,543	407,501	405,319
Accumulated depreciation	(322,049)	(119,782)	(100,592)
	2,393,494	287,719	304,727
Prepayment for land	35,237,127	-	-
Prepayment for equipment	54,625	181,250	-
Construction in progress	1,311,245	3,254,170	3,250,000
Net Property and Equipment	38,996,491	3,723,139	3,554,727
Other Assets
Intangible asset, net	3,382,500	3,753,750	3,877,500
Goodwill	1,475,334	1,450,536	1,450,536
Deposits - related party	2,462	2,542	2,396
Deposits - others	105,447	148,839	141,273
Total Other Assets	4,965,743	5,355,667	5,471,705
Total Assets	$47,388,685	$10,136,812	$10,265,976

Liabilities and Stockholders’ Equity
Current Liabilities
Short-term bank loan	$-	$10,000	$10,000
Short-term loan - related party	-	325,040	-
Accounts payable	1,650,000	-	-
Accrued expenses	412,165	881,214	637,675
Other payable - related parties	949,298	1,299,578	1,082,395
Other payable - others	2,956,488	2,264,637	2,081,787
Total Current Liabilities	5,967,951	4,780,469	3,811,857
Restricted stock deposit liability	1,000	14	56
Total Liabilities	5,968,951	4,780,483	3,811,913
Commitments
Stockholders’ Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding as of December 31, 2018, March 31, 2018 and December 31, 2017	-	-	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 9,098,090 shares (excluding 149,162 unvested restricted shares) issued and outstanding as of December 31, 2018; 8,289,947 shares (excluding 2,072 unvested restricted shares) issued and outstanding as of March 31, 2018; 8,283,733 shares (excluding 8,286 unvested restricted shares) issued and outstanding as of December 31, 2017	45,490	41,449	41,418
Additional paid in capital	56,546,408	13,787,341	13,484,857
Subscribed capital	-	690,648	75,040
Subscriptions receivable	-	(559,608)	-
Accumulated deficits	(15,292,128)	(8,602,971)	(7,143,788)
Accumulated other comprehensive income (loss)	119,964	(530)	(3,464)
Total Stockholders’ Equity	41,419,734	5,356,329	6,454,063
Total Liabilities and Stockholders’ Equity	$47,388,685	$10,136,812	$10,265,976

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

For the Nine-Month Periods ended December 31, 2018 and 2017 (Unaudited),

Three-Month Period ended March 31, 2018 and Years Ended December 31, 2018 and 2017

	Nine Months Ended December 31,		Three Months Ended March 31,	Year Ended December 31,
	2018	2017	2018	2018	2017
Revenue		(Unaudited)
Net sales	$1,730,000	$-	$-	$1,730,000	$-
Service income	15,000	-	-	15,000	-
Total Revenue	1,745,000	-	-	1,745,000	-

Cost and Expenses
Cost of sales	1,661,849	-	-	1,661,849	-
Operating expenses	6,645,134	6,233,393	1,450,899	8,096,033	7,147,597

Total Cost and Expenses	8,306,983	6,233,393	1,450,899	9,757,882	7,147,597

Loss from Operations	(6,561,983)	(6,233,393)	(1,450,899)	(8,012,882)	(7,147,597)

Net Non-Operating Income (Loss)	(127,113)	(1,877)	(4,222)	(131,335)	23,652

Loss Before Income Taxes	(6,689,096)	(6,235,270)	(1,455,121)	(8,144,217)	(7,123,945)

Income Tax Expense	61	6,134	4,062	4,123	8,519

Net Loss	(6,689,157)	(6,241,404)	(1,459,183)	(8,148,340)	(7,132,464)

Other Comprehensive Income (Loss)
Change in foreign currency translation adjustments	120,494	(107)	2,934	123,428	(3,454)

Total Comprehensive Loss	$(6,568,663)	$(6,241,511)	$(1,456,249)	$(8,024,912)	$(7,135,918)

Net Loss Per Common Share:

Basic	$(0.7403)	$(0.7602)	$(0.1760)	$(0.9205)	$(0.8736)
Diluted	$(0.7403)	$(0.7602)	$(0.1760)	$(0.9205)	$(0.8736)

Weighted Average Shares Outstanding - Basic	9,035,386	8,210,464	8,292,034	8,852,094	8,164,313
Weighted Average Shares Outstanding - Diluted	9,035,386	8,210,464	8,292,034	8,852,094	8,164,313

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid in	Subscribed	Subscription	Retained Earnings (Accumulated	Accumulated Other Comprehensive	Total Stockholders’	Non Controlling Interest in	Total
	Shares	Amount	Capital	Capital	Receivable	Deficits)	Loss	Equity	Subsidiary	Equity
Balance as of January 1, 2017	19,744,012	$4,470,839	$80,000	$1,862,643	$-	$(551,204)	$(10)	$5,862,268	$50	$5,862,318
Reverse acquisition	(12,220,291)	(4,433,221)	5,756,024	(1,862,643)	-	539,880	10	50	(50)	-
Issuance of common stock	269,849	1,349	5,838,551	(1,452,473)	-	-	-	4,387,427	-	4,387,427
Subscribed capital	-	-	-	1,527,513	-	-	-	1,527,513	-	1,527,513
Issuance of stock warrant	-	-	60,000	-	-	-	-	60,000	-	60,000
Restricted stock vested and transferred to common stock	490,163	2,451	836	-	-	-	-	3,287	-	3,287
Stock compensation expense	-	-	1,749,446	-	-	-	-	1,749,446	-	1,749,446
Net loss for the year	-	-	-	-	-	(7,132,464)	-	(7,132,464)	-	(7,132,464)
Other comprehensive loss	-	-	-	-	-	-	(3,464)	(3,464)	-	(3,464)
Balance as of December 31, 2017	8,283,733	41,418	13,484,857	75,040	-	(7,143,788)	(3,464)	6,454,063	-	6,454,063
Issuance of stock warrant	-	-	26,667	-	-	-	-	26,667	-	26,667
Subscription receivable	-	-	-	-	(559,608)	-	-	(559,608)	-	(559,608)
Subscribed capital	-	-	-	615,608	-	-	-	615,608	-	615,608
Restricted stock vested and transferred to common stock	6,214	31	11	-	-	-	-	42	-	42
Stock compensation expense	-	-	275,806	-	-	-	-	275,806	-	275,806
Net loss for the period	-	-	-	-	-	(1,459,183)	-	(1,459,183)	-	(1,459,183)
Other comprehensive income	-	-	-	-	-	-	2,934	2,934	-	2,934
Balance as of March 31, 2018	8,289,947	41,449	13,787,341	690,648	(559,608)	(8,602,971)	(530)	5,356,329	-	5,356,329
Issuance of common stock	1,059,646	5,298	41,388,641	(690,648)	559,608	-	-	41,262,899	-	41,262,899
Issuance of stock warrant	-	-	223,700	-	-	-	-	223,700	-	223,700
Restricted stock vested and transferred to common stock	2,072	10	4	-	-	-	-	14	-	14
Common stock transferred back to unvested restricted stock	(253,575)	(1,267)	(433)	-	-	-	-	(1,700)	-	(1,700)
Stock compensation expense	-	-	1,147,155	-	-	-	-	1,147,155	-	1,147,155
Net loss for the period	-	-	-	-	-	(6,689,157)	-	(6,689,157)	-	(6,689,157)
Other comprehensive income	-	-	-	-	-	-	120,494	120,494	-	120,494
Balance as of December 31, 2018	9,098,090	$45,490	$56,546,408	$-	$-	$(15,292,128)	$119,964	$41,419,734	$-	$41,419,734

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Nine-Month Periods Ended December 31, 2018 and 2017 (Unaudited),

Three-Month Period ended March 31, 2018

and Years Ended December 31, 2018 and 2017

	Nine Months Ended December 31,		Three Months Ended March 31,	Year Ended December 31,
	2018	2017	2018	2018	2017
Cash Flows From Operating Activities		(Unaudited)
Net loss	$(6,689,157)	$(6,241,404)	$(1,459,183)	$(8,148,340)	$(7,132,464)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	573,541	421,811	142,940	716,481	551,767
Stock-based compensation	1,147,155	1,740,446	275,806	1,422,961	1,749,446
R&D expenses transferred from inventory and construction in progress	732,828	-	-	732,828	-
Changes in operating assets and liabilities:
Accounts receivable	(1,745,000)	-	-	(1,745,000)	-
Inventories	-	1,230	-	-	1,055
Prepaid expenses	(1,116,521)	(262,878)	(210)	(1,116,731)	(521,949)
Other receivable - related party	-	162,335	46,743	(53,324)	162,335
Other receivable - others	424,675	181,278	(14,901)	409,774	(318)
Temporary deposit - related party	(100,067)	-	-	-	-
Other current assets	(10,134)	-	5,389	(4,745)	-
Deposits - related party	80	6,511	(7,566)	(66)	2,570
Deposits - others	43,392	660,132	(146)	35,826	660,132
Accounts payable	1,650,000	-	-	1,650,000	-
Accrued expenses	(469,049)	450,419	243,539	(225,510)	506,822
Other payable - related parties	(350,280)	(2,350,334)	217,183	(133,097)	(2,373,180)
Other payable - others	(695,276)	216,945	182,850	(512,426)	392,299
Net Cash Used for Operating Activities	(6,603,813)	(5,013,509)	(367,556)	(6,971,369)	(6,001,485)

Cash Flows from Investing Activities
Prepaid investment	-	360,000	-	-	-
Prepayment on land and satellite equipment	(33,850,000)	-	-	(33,850,000)	-
Purchase of property and equipment	(762,670)	(273,015)	(6,352)	(769,022)	(273,015)
Acquisitions of goodwill	(24,798)	-	-	(24,798)	-
Net Cash Provided by (Used for) Investing Activities	(34,637,468)	86,985	(6,352)	(34,643,820)	(273,015)

Cash Flows from Financing Activities
Proceeds from (Repayment of) short-term bank loan	(10,000)	10,000	-	(10,000)	10,000
Proceeds from (Repayment of) short-term loan - related party	(325,040)	-	325,040	-	-
Proceeds from issuance of common stock	41,262,899	2,887,428	-	41,318,899	5,839,901
Payment on repurchase of restricted stock	(700)	-	-	(700)	-
Proceeds from subscribed capital	-	1,527,513	56,000	-	75,040
Issuance of stock warrant	223,700	30,000	26,667	250,367	60,000
Net Cash Provided by Financing Activities	41,150,859	4,454,941	407,707	41,558,566	5,984,941

Net (Decrease) Increase in Cash	(90,422)	(471,583)	33,799	(56,623)	(289,559)

Cash from acquired subsidiaries	-	2,354	-	-	2,354

Cash, Beginning of Period	58,237	490,840	21,504	21,504	312,173

Foreign Currency Translation Effect on Cash	120,494	(107)	2,934	123,428	(3,464)

Cash, End of Period	$88,309	$21,504	$58,237	$88,309	$21,504

Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$4,061	$6,239	$-	$4,061	$6,239
Cash paid during the period for interest	$2,008	$131	$113	$2,121	$131

Non-cash Operating and Financing Activities:
Construction in progress transferred to other receivable	$-	$-	$-	$-	$410,000
Restricted stock deposit liability transferred to (from) common stock	$(1,686)	$2,315	42	$(1,644)	$3,287
Other payable to related parties transferred to subscribed capital	$-	$2,027,400	$-	$-	$2,027,400

Total payment for acquisition of subsidiaries
Cash	$14,527	$5,704	$-	$14,527	$5,704
Prepaid expenses	4,317	16,500	-	4,317	16,500
Other receivable - related party	43,448	210,259	-	43,448	210,259
Property and equipment - net	-	5,152	-	-	5,152
Goodwill	24,798	344,594	-	24,798	344,594
Accrued expenses	-	(60,640)	-	-	(60,640)
Other payable	-	(518,219)	-	-	(518,219)

Total payment for acquisition of subsidiaries	$87,090	$3,350	$-	$87,090	$3,350

See accompanying notes to the consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 - Organization

Aerkomm Inc. (formerly Maple Tree Kids Inc.) (“Aerkomm”) was incorporated on August 14, 2013 in the State of Nevada. Aerkomm was a retail distribution company selling all of its products over the internet in the United States, operating in the infant and toddler products business market.

On December 28, 2016, Aircom Pacific Inc. (“Aircom”) purchased 140,000 shares of Aerkomm’s common stock, representing approximately 86.3% of Aerkomm’s issued and outstanding common stock as of the closing date of purchase. As a result of the transaction, Aircom became the controlling shareholder of Aerkomm.

On February 13, 2017, Aerkomm entered into a share exchange agreement (“Exchange Agreement”) with Aircom and its shareholders, pursuant to which Aerkomm acquired 100% of the issued and outstanding capital stock of Aircom in exchange for approximately 99.7% of the issued and outstanding capital stock of Aerkomm (or 87.81% on a fully-diluted basis). As a result of the share exchange, Aircom became a wholly-owned subsidiary of Aerkomm, and the former shareholders of Aircom became the holders of approximately 99.7% of Aerkomm’s issued and outstanding capital stock.

Aircom was incorporated on September 29, 2014 under the laws of the State of California.

On December 31, 2014, Aircom acquired a newly incorporated subsidiary, Aircom Pacific Ltd. (“Aircom Seychelles”), a corporation formed under the laws of the Republic of Seychelles. Aircom Seychelles was formed to facilitate Aircom’s global corporate structure for both business operations and tax planning. Presently, Aircom Seychelles has no operations. Aircom is working with corporate and tax advisers in finalizing its global corporate structure and has not yet concluded its final plan.

On October 17, 2016, Aircom acquired a wholly owned subsidiary, Aircom Pacific Inc. Limited (“Aircom HK”), a corporation formed under the laws of Hong Kong. The purpose of Aircom HK is to conduct Aircom’s business and operations in Hong Kong. Presently, its primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in Hong Kong. Aircom HK is also actively seeking strategic partnerships whom Aircom may leverage in order to provide more and better services to its customers. Aircom also plans to provide local supports to Hong Kong-based airlines via Aircom HK and teleports located in Hong Kong.

On December 15, 2016, Aircom acquired a wholly owned subsidiary, Aircom Japan, Inc. (“Aircom Japan”), a corporation formed under the laws of Japan. The purpose of Aircom Japan is to conduct business development and operations located within Japan. Aircom Japan is in the process of applying for, and will be the holder of, Satellite Communication Blanket License in Japan, which is necessary for Aircom to provide services within Japan. Aircom Japan will also provide local supports to airlines operating within the territory of Japan.

Aircom Telecom LLC (“Aircom Taiwan”), which became a wholly owned subsidiary of Aircom in December 2017, was organized under the laws of Taiwan on June 29, 2016. During 2017, Aircom advanced a total of $460,000 to Aircom Taiwan, which was not affiliated with Aircom during that time, for working capital, as part of a planned $1,500,000 aggregate equity investment (the “Equity Investment”) in Aircom Taiwan. Before Aircom Taiwan was allowed to issue equity to Aircom, a foreign investor, the Equity Investment must be approved by the Investment Review Committee of the Ministry of Economic affairs of Taiwan (the “Committee”). Aircom entered into an Equity Pre-Subscription Agreement with Aircom Taiwan on August 13, 2017 to memorialize the terms of the Equity Investment. On December 19, 2017, the Committee approved Aircom’s initial Equity Investment (valued as of that date at NT$15,150,000, or approximately US$500,000) and the purchase of the founding owner’s total equity of NT$100,000 (approximately US$3,350). As a result, Aircom Taiwan became a wholly owned subsidiary of Aircom.

Aircom Taiwan is responsible for Aircom’s business development efforts and general operations within Taiwan.  We are currently planning to locate the site of our first ground station in Taiwan and we expect that if we raise sufficient funds to move forward with this project (although that cannot be guaranteed), Aircom Taiwan will play a significant role in building and operating that ground station.

On June 13, 2018, Aerkomm established a new wholly owned subsidiary, Aerkomm Taiwan Inc. (“Aerkomm Taiwan”), a corporation formed under the laws of Taiwan. The purpose of Aerkomm Taiwan is to purchase a parcel of land for ground station building and operate the ground station for data processing.

On November 15, 2018, Aircom Taiwan acquired a wholly owned subsidiary, Beijing Yatai Communication Co., Ltd. (“Aircom Beijing”), a corporation formed under the laws of China. The purpose of Aircom Beijing is to conduct Aircom’s business and operations in China. Presently, its primary function is business development, both with respect to airlines as well as content providers and advertisement partners based in China as most business conducted in China requires a local registered company. Aircom Beijing is also actively seeking strategic partnerships whom Aircom may leverage in order to provide more and better services to its customers. Aircom also plans to provide local supports to China-based airlines via Aircom Beijing and teleports located in China.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 - Organization - Continued

Aircom and its subsidiaries (the “Company”) are full-service, development stage providers of in-flight entertainment and connectivity solutions with their initial market in the Asian Pacific region.

The Company has not generated significant revenues, excluding non-recurring revenues from affiliates in the second quarter of fiscal 2018, and will incur additional expenses as a result of being a public reporting company. If the Company is unable to obtain additional working capital, the Company’s business may fail. For the nine-month period and the year ended December 31, 2018, the Company incurred a comprehensive loss of $6,568,663 and $8,024,912, respectively, and had working capital deficiency of $2,541,500 as of December 31, 2018, which raises substantial doubt about its ability to continue as a going concern. Currently, the Company has taken measures that management believes will improve its financial position by financing activities, short-term borrowings and equity contributions.

On January 16, 2019, the Company completed a 1-for-5 reverse split of the Company’s authorized, issued and outstanding shares of common stock, which was completed by the filing of a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State on December 26, 2018 (see Note 15). All of the references in these financial statements to authorized common stock and issued and outstanding common stock have been adjusted to reflect this reverse split.

NOTE 2 - Summary of Significant Accounting Policies

Changes in Fiscal Year

On March 18, 2018, the Company’s Board of Directors approved a change in the Company’s fiscal year end from December 31 to March 31. Year-over-year quarterly financial data continue to be comparative to prior periods as the three months that comprise each fiscal quarter in the new fiscal year are the same as those in the Company’s historical financial statements.

On February 12, 2019, the Company’s Board of Directors approved a change in the Company’s fiscal year end from March 31 to December 31. Year-over-year quarterly financial data continue to be comparative to prior periods as the nine months that comprise each fiscal quarter in the new fiscal year are the same as those in the Company’s historical financial statements.

Principle of Consolidation

Aerkomm consolidates the accounts of its subsidiaries, Aircom, Aircom Seychelles, Aircom HK, Aircom Japan, Aircom Taiwan, Aerkomm Taiwan and Aircom Beijing. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications of Prior Period Presentation

Certain prior period balance sheet and income statement amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash in banks. As of December 31, 2018, all cash in bank was fully insured by the Federal Deposit Insurance Corporation (FDIC) for the Company and no balance of cash in foreign bank exceeded the amount insured by local deposit insurance.

The Company performs ongoing credit evaluation of its customers and requires no collateral. An allowance for doubtful accounts is provided based on a review of the collectability of accounts receivable. The Company determines the amount of allowance for doubtful accounts by examining its historical collection experience and current trends in the credit quality of its customers as well as its internal credit policies. Actual credit losses may differ from management’s estimates.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Inventories

Inventories are recorded at the lower of weighted-average cost or net realizable value. The Company assesses the impact of changing technology on its inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred.

Depreciation is computed by using the straight-line and double declining methods over the following estimated service lives: ground station equipment – 5 years, computer equipment - 3 to 5 years, furniture and fixtures - 5 years, satellite equipment – 5 years, vehicles – 5 years and lease improvement – 5 years.

Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress.

Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to income in the period of sale or disposal.

The Company reviews the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. It determined that there was no impairment loss for the nine-month periods ended December 31, 2018 and 2017.

Goodwill and Purchased Intangible Assets

The Company’s goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of net assets acquired from acquisition of subsidiaries. The Company tests goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.

Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Purchased intangible asset consists of satellite system software and is amortized over 10 years.

Fair Value of Financial Instruments

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 - Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of the Company’s cash, accounts receivable, other receivable, short-term bank loan and other payable approximated their fair value due to the short-term nature of these financial instruments.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Revenue Recognition

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied, which generally occurs upon the transfer of control in accordance with the contractual terms and conditions of the sale. The Company’s major revenue for the nine-month period and the year ended December 31, 2018 was the development of a small cell server terminal which will be utilized in the construction of a satellite-based ground communication system networks. The Company also had minor revenue from providing installation and testing services of a satellite-based ground connectivity system. The majority of the Company’s revenue is recognized at a point in time when product is shipped or service is provided to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods, which includes estimates for variable consideration.

Research and Development Costs

Research and development costs are charged to operating expenses as incurred. For the nine-month periods ended December 31, 2018 and 2017, the three-month period ended March 31, 2018 and the years ended December 31, 2018 and 2017 the Company incurred $1,451,202, $366,047, $90,750 (unaudited), $1,541,952 and $336,000 of research and development costs, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Adjustments to prior period’s income tax liabilities are added to or deducted from the current period’s tax provision.

The Company follows FASB guidance on uncertain tax positions and has analyzed its filing positions in all the federal, state and foreign jurisdictions where it is required to file income tax returns, as well as all open tax years in those jurisdictions. The Company files income tax returns in the US federal, state and foreign jurisdictions where it conducts business. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its consolidated financial position, results of operations, or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

The Company’s policy for recording interest and penalties associated with any uncertain tax positions is to record such items as a component of income before taxes. Penalties and interest paid or received, if any, are recorded as part of other operating expenses in the consolidated statement of operations.

Translation Adjustments

If a foreign subsidiary’s functional currency is the local currency, translation adjustments will result from the process of translating the subsidiary’s financial statements into the reporting currency of the Company. Such adjustments are accumulated and reported under other comprehensive income (loss) as a separate component of stockholders’ equity.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing income available to common shareholders by the weighted-average number of shares of common outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include stock warrants and outstanding stock options, shares to be purchased by employees under the Company’s employee stock purchase plan.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 2 - Summary of Significant Accounting Policies - Continued

Subsequent Events

The Company has evaluated events and transactions after the reported period up to March 22, 2019, the date on which these consolidated financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2018 have been included in these consolidated financial statements.

NOTE 3 - Recent Accounting Pronouncements

Financial Instruments

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact of adopting ASU 2016-13 on its consolidated financial statements.

Intangibles

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles - Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on its consolidated financial statements.

Income Statement

In February 2018, FASB issued ASU 2018-02, “Income Statement - Reporting Comprehensive Income” (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which requires deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with effect included in income from continuing operations in the reporting period that includes the enactment date of Tax Cut and Jobs Act. ASU 2018-02 will be effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2018-02 on its consolidated financial statements.

Stock Compensation

In June 2018, FASB issued ASU 2018-07, “Compensation-Stock Compensation” (Topic 718): Improvement of Nonemployee Share-Based Payment Accounting, which amends the accounting for nonemployee share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 will be effective for public business entities for fiscal years beginning after December 15, 2018, and interim periods within the fiscal year. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2018-07 on its consolidated financial statements.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4 - Inventories

As of December 31, 2018, March 31, 2018 and December 31, 2017, inventories consisted of the following:

	December 31, 2018	March 31, 2018	December 31, 2017

Satellite equipment for sale under construction	$-	$197,645	$197,645
Parts	-	11,029	11,029
Supplies	5,273	5,468	5,540
	5,273	214,142	214,214
Allowance for inventory loss	(5,273)	(5,468)	(5,540)
Net	$-	$208,674	$208,674

As of December 31, 2018, the Company transferred inventories in the amount of $11,029 to R&D expenses.

NOTE 5 - Property and Equipment

For the nine months ended December 31, 2018, the three months ended March 31, 2018 and the year ended December 31, 2017, the changes in cost of property and equipment were as follows:

	Computer software and equipment	Furniture and fixture	Satellite Equipment	Ground station equipment	Vehicle	Leasehold Improvement	Total
January 1, 2017	$118,911	$10,006	$-	$-	$-	$-	$128,917
Addition	992	-	275,410	-	-	-	276,402
December 31, 2017	119,903	10,006	275,410	-	-	-	405,319
Addition	2,182	-	-	-	-	-	2,182
March 31, 2018	122,085	10,006	275,410	-	-	-	407,501
Addition	198,985	23,338	-	1,854,027	141,971	89,721	2,308,042
December 31, 2018	$321,070	$33,344	$275,410	$1,854,027	$141,971	$89,721	$2,715,543

As of January 1, 2017, construction in progress of $3,660,000 was the payment for the construction of ground station equipment relating to satellite communication system and in-flight system for the Company’s internal use. In 2017, one of the purchase contracts related to onboard equipment became undeliverable. Therefore, the Company reclassified the relevant payment of $410,000 recorded under construction in progress to other receivable. As a result, the balance of construction in progress was reduced to $3,250,000 as of December 31, 2017. For the three months ended March 31, 2018 and nine months ended December 31, 2018, the Company made additional payments for the expenditure of construction in progress. As of March 31, 2018, the balance of construction in progress was $3,254,170. As of December 31, 2018, the balance of construction in progress was $1,311,245 after the Company transferred construction in progress in the amount of $721,799 to R&D expenses and $1,854,027 to ground station equipment.

For the nine months ended December 31, 2018, the three months ended March 31, 2018 and the year ended December 31, 2017, the changes in accumulated depreciation for property and equipment were as follows:

	Computer software and equipment	Furniture and fixture	Satellite Equipment	Ground station equipment	Vehicle	Leasehold Improvement	Total
January 1, 2017	$39,604	$4,221	$-	$-	$-	$-	$43,825
Addition	17,159	1,997	37,611	-	-	-	56,767
December 31, 2017	56,763	6,218	37,611	-	-	-	100,592
Addition	6,275	477	12,438	-	-	-	19,190
March 31, 2018	63,038	6,695	50,049	-	-	-	119,782
Addition	38,091	2,676	41,311	92,701	21,980	5,508	202,267
December 31, 2018	$101,129	$9,371	$91,360	$92,701	$21,980	$5,508	$322,049

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 5 - Property and Equipment - Continued

On May 1, 2018, the Company and Aerkomm Taiwan entered into a binding memorandum of understanding with Tsai Ming-Yin (the “Seller”) with respect to the acquisition by Aerkomm Taiwan of a parcel of land located in Taiwan. The land is expected to be used to build a satellite ground station and data center. On July 10, 2018, the Company, Aerkomm Taiwan and the Seller entered into a certain real estate sales contract regarding this acquisition. Pursuant to the terms of the contract, and subsequent amendments on July 30, 2018, September 4, 2018, November 2, 2018 and January 3, 2019, the Company paid to the seller in installments refundable prepayment of $33.85 million as of December 31, 2018. The remaining amount of the purchase price, $624,462, which may also be paid in installments, must be paid in full by the Company and Aerkomm Taiwan in cash before January 4, 2019, which was subsequently extended to July 4, 2019. As of December 31, 2018, the estimated commission payable for the land purchase in the amount of $1,387,127 was recorded to the cost of land.

NOTE 6 - Intangible Asset, Net

For the nine months ended December 31, 2018, three months ended March 31, 2018 and the year ended December 31, 2017, the changes in cost and accumulated amortization for intangible asset were as follows:

	Satellite System software	Accumulated amortization	Net Cost
January 1, 2017	$4,950,000	$577,500	$4,372,500
Addition	-	495,000	(495,000)
December 31, 2017	4,950,000	1,072,500	3,877,500
Addition	-	123,750	(123,750)
March 31, 2018	4,950,000	1,196,250	3,753,750
Addition	-	371,250	(371,250)
December 31, 2018	$4,950,000	$1,567,500	$3,382,500

NOTE 7 - Short-term Bank Loan

The Company has an unsecured short-term bank credit line of $10,000, which matured on June 14, 2018, from a local bank with an annual interest rate of 4.75%. The Company repaid the bank loan in full on May 24, 2018.

NOTE 8 - Income Taxes

Income tax expense for the nine-month periods ended December 31, 2018 and 2017, three-month period ended March 31, 2018 and the years ended December 31, 2018 and 2017 consisted of the following:

	Nine Months Ended December 31,		Three Months Ended December 31,	Year Ended December 31,
	2018	2017	2018	2018	2017
Current:		(Unaudited)
Federal	$61	$3,033	$-	$61	$3,033
State	-	-	2,400	2,400	800
Foreign	-	3,101	1,662	1,662	4,686
Total	$61	$6,134	$4,062	$4,123	$8,519

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 8 - Income Taxes - Continued

The following table presents a reconciliation of the Company’s income tax at statutory tax rate and income tax at effective tax rate for the nine-month periods ended December 31, 2018 and 2017, three-month period ended March 31, 2018 and years ended December 31, 2018 and 2017.

	Nine Months Ended December 31,		Three Months Ended March 31,	Year Ended December 31,
	2018	2017	2018	2018	2017
		(Unaudited)
Tax benefit at statutory rate	$(1,404,700)	$(2,082,820)	$(294,826)	$(1,699,526)	$(2,292,820)
Net operating loss carryforwards (NOLs)	1,311,500	1,484,000	172,225	1,483,725	1,760,600
Stock-based compensation expense	240,900	594,800	57,919	298,819	594,800
Amortization expense	(38,400	30,700	(1,700)	(40,100)	(11,200)
Accrued R&D expense	(168,000)	-	-	(168,000)	-
Others	58,761	(20,546)	70,444	129,205	(42,861)
Tax expense at effective tax rate	$61	$6,134	$4,062	$4,123	$8,519

Deferred tax assets (liability) as of December 31, 2018, March 31, 2018 and December 31, 2017 consist of:

	December 31, 2018	March 31, 2018	December 31, 2017
Net operating loss carryforwards (NOLs)	$5,632,000	$2,339,000	$2,057,000
Stock-based compensation expense	893,000	566,000	489,000
Accrued expenses and unpaid payable	184,000	268,000	443,000
Tax credit carryforwards	68,000	68,000	68,000
Excess of tax amortization over book amortization	(818,000)	(635,000)	(658,000)
Others	131,000	235,000	-
Gross	6,090,000	2,841,000	2,399,000
Valuation allowance	(6,090,000)	(2,841,000)	(2,399,000)
Net	$-	$-	$-

Management does not believe the deferred tax assets will be utilized in the near future; therefore, a full valuation allowance is provided. The net change in deferred tax assets valuation allowance was an increase of $3,249,000 and $442,000 for the nine months ended December 31, 2018 and the three months ended March 31, 2018.

As of December 31, 2017, the Company had federal NOLs of approximately $6,686,000 available to reduce future federal taxable income, expiring in 2037. As of December 31, 2018 and March 31, 2018, additional federal NOLs of approximately $12,515,000 and $957,000, respectively, was generated and will be carried forward indefinitely to reduce future federal taxable income. As of December 31, 2018, March 31, 2018 and December 31, 2017, the Company had State NOLs of approximately $21,049,000, $8,985,000 and $7,897,000, respectively, available to reduce future state taxable income, expiring in 2038.

As of December 31, 2018, March 31, 2018 and December 31, 2017, the Company has Japan NOLs of approximately $319,000, $339,000 and $326,000 available to reduce future Japan taxable income, expiring in 2028.

As of December 31, 2018, March 31, 2018 and December 31, 2017, the Company has Taiwan NOLs of approximately $253,000, $0 and $0 available to reduce future Taiwan taxable income, expiring in 2028.

As of December 31, 2018, March 31, 2018 and December 31, 2017, the Company had approximately $37,000, $37,000 and $37,000 of federal research and development tax credit, available to offset future federal income tax. The credit begins to expire in 2034 if not utilized. As of December 31, 2018, March 31, 2018 and December 31, 2017, the Company had approximately $39,000, $39,000 and $39,000 of California state research and development tax credit available to offset future California state income tax. The credit can be carried forward indefinitely.

The Company’s ability to utilize its federal and state NOLs to offset future income taxes is subject to restrictions resulting from its prior change in ownership as defined by Internal Revenue Code Section 382. The Company does not expect to incur the limitation on NOLs utilization in future annual usage.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9 - Capital Stock

1)	Preferred Stock:

The Company is authorized to issue 10,000,000 shares of preferred stock, with par value of $0.001. As of December 31, 2018, there were no preferred stock shares outstanding. The Board of Directors has the authority to issue preferred stock in one or more series, and in connection with the creation of any such series, by resolutions providing for the issuance of the shares thereof, to determine dividends, voting rights, conversion rights, redemption privileges and liquidation preferences.

2)	Common Stock:

The Company is authorized to issue 90,000,000 shares of common stock, reflecting a reverse split in the ratio of 1 for 5 effective January 16, 2019, with par value of $0.001.

On February 13, 2017, all of Aircom’s 5,513,334 restricted shares were converted to 2,055,947 shares of Aerkomm’s restricted stock at the ratio of 2.681651 to 1, pursuant to the Exchange Agreement (see Note 1). As of December 31, 2018, March 31, 2018 and December 31, 2017, the restricted shares consisted of the following:

	December 31, 2018	March 31, 2018	December 31, 2017

Restricted stock - vested	1,802,373	2,053,875	2,047,661
Restricted stock - unvested	149,162	2,072	8,286
Total restricted stock	1,951,535	2,055,947	2,055,947

The unvested shares of restricted stock were recorded under a deposit liability account awaiting future conversion to common stock when they become vested. For the nine-month period ended December 31, 2018, the reporting for 253,575 shares previously reported as vested was changed to reflect their actual status as unvested shares, to correct an incorrect presentation in previous periods.

On March 31, 2017, the Company completed its private placement offering of 100,000 shares of common stock at a price of $15.00 per share for the aggregate amount of $1,500,000.

On June 6, 2017, the Company completed its private placement offering of 12,000 shares of common stock at a price of $25.00 per share for the aggregate amount of $300,000. Additionally, on June 6, 2017, pursuant to a settlement and release agreement with Priceplay Taiwan Inc. (“PPTW”) dated March 31, 2017, among the Company, PPTW and Aircom, the Company issued 32,772 shares of its common stock to PPTW in settlement of an outstanding $819,300 obligation of Aircom to PPTW. Additionally, pursuant to a similar settlement and release agreement with Priceplay.com, Inc. (“PPUS”) dated March 31, 2017, the Company issued 29,480 shares of its common stock to PPUS in settlement of an outstanding $737,000 obligation of Aircom to PPUS, and pursuant to a third similar settlement and release agreement with Aircom and dMobile System Co. ltd. (dMobile), it issued 18,844 shares of its common stock to dMobile in settlement of an outstanding $471,100 obligation of Aircom to dMobile. In the aggregate, the Company has issued 81,096 shares to the three settlement recipients at a price of $25.00 per share for a total of $2,027,400.

On July 5, 2017, the Company completed its first closing of a private placement offering in which it sold 1,000 shares of its common stock to Daniel Shih, the Company’s co-founder, at a price of $27.50 per share for a total of $27,500. The Company conducted additional closings in July and August for a total of $517,413. As of October 31, 2017, the total subscribed capital amounted to $544,913. On October 31, 2017, the Company completed this private placement offering of 52,818 shares of common stock at a price of $27.50 per share for the aggregate amount of $1,452,473.

On November 30, 2017 and June 30, 2018, the Company issued 16,000 and 4,000 and 8,000 and 2,000 shares of its common stock to Integra Consulting Group LLC (“Integra”) and Anthony D. Altavilla, principal of Integra, respectively, according to the Consulting Agreement signed on November 15, 2017 between the Company and Integra.

As of December 31, 2018, one non-employee with qualified stock options exercised the stock options and transferred to 3,935 shares of the Company’s common stock.

As of March 31, 2018, the Company completed its private placement offering of 24,666 shares of its common stock at a price of $28.00 per share for the aggregate amount of $690,648. As of March 31, 2018, the common shares were issued and the subscriptions receivable of $559,608 were collected subsequently in April and May, 2018.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9 - Capital Stock - Continued

On May 14, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC (“Boustead”) in connection with the public offering, issuance and sale of up to 1,411,765 shares of the Company’s common stock on a best efforts basis, with a minimum requirement of 117,647 shares, at the public offering price of $42.50 per share, less underwriting discounts, for minimum gross proceeds of $5,000,000 and up to a maximum of $60,000,000. As of December 31, 2018, pursuant to the Underwriting Agreement, the Company had issued an aggregate of 1,024,980 shares of common stock for gross proceeds of $43,560,894, or net proceeds of $39,810,204.

On December 21, 2018, the Company repurchased and cancelled an aggregate of 104,413 unvested shares of restricted common stock for a purchase price of $0.0067 per share.

3)	Stock Warrant:

The Company has entered into a service agreement which provides for the issuance of warrants to purchase shares of its common stock to a service provider as payment for services. The warrants allow the service provider to purchase a number of shares of Aerkomm common stock equal to the service fee value divided by 85% of the share price paid by investors for Aerkomm’s common stock in the first subsequent qualifying equity financing event, at an exercise price of $0.05 per share. For the three-month period ended March 31, 2018 and nine-month period ended December 31, 2018, Aerkomm has issued additional stock warrants exercisable for $26,667 and $30,000, respectively, in value of Aerkomm common stock to the service provider as payment for additional services. As of December 31, 2018, these warrants is equivalent to 4,891 shares of the Company’s common stock.

In connection with the Underwriting Agreement with Boustead, the Company agreed to issue to Boustead warrants to purchase a number of the Company’s shares equal to 6% of the gross proceeds of the public offering, which shall be exercisable, in whole or in part, commencing on April 13, 2018 and expiring on the five-year anniversary at an initial exercise price of $53.125 per share, which is equal to 125% of the offering price paid by investors. As of December 31, 2018, the Company issued warrants to Boustead to purchase 61,498 shares of the Company’s stock.  For the nine-month period ended December 31, 2018, the Company recorded $193,700 to additional paid-in capital as the cost for the issuance of these stock warrants.

NOTE 10 - Major Customer

The Company has one major customer, which represents 10% or more of the total sales of the Company for the period. Sales to and account receivable from the customer for the nine-month period and the year ended and as of December 31, 2018 were $1,745,000.

NOTE 11 - Major Vendor

The Company has one major vendor, which represents 10% or more of the total purchases of the Company for the period. Purchases from and account payable to the vendor for the nine-month period and the year ended and as of December 31, 2018 were $1,650,000.

NOTE 12 - Related Party Transactions

A.	Name of related parties and relationships with the Company:

Related Party	Relationship
Daniel Shih*	Co-founder and former stockholder; Aircom’s CEO and Director between February 13, 2017 and April 26, 2017; Aircom’s CFO between February 13, 2017 and May 5, 2017
Dmedia Holding LP (“Dmedia”)	23.99% stockholder
Bummy Wu	Shareholder
Jeffrey Wun	Shareholder and CEO of Aerkomm and Aircom
Yih Lieh (Giretsu) Shih	President of Aircom Japan
Hao Wei Peng	Employee of Aircom Taiwan and founding owner of Aircom Taiwan prior to 12/19/2017
Louis Giordimaina	COO - Aviation of Aircom
Klingon Aerospace, Inc. (“Klingon”)	Daniel Shih was the Chairman from February 2015 to February 2016
Wealth Wide Int’l Ltd. (“WWI”)	Bummy Wu, a shareholder, is the Chairman
WISD Intellectual Property Agency, Ltd. (“WISD”)	Patrick Li, Director of Aircom, is the Chairman; Chih-Ming (Albert) Hsu, Director of the Company, is a Director
Yun Shu Chiou	Former CEO and President prior to December 31, 2017

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 - Related Party Transactions - Continued

*	Daniel Shih has relinquished “beneficial ownership” of substantially all of his equity interests in the Company (whether held directly or indirectly) in a manner acceptable to the Company. This means that Daniel Shih no longer, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, securities, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of the Company’s common stock, except for a de minimus number of shares of the common stock which will continue to be beneficially owned by him by way of his being a control person in another entity that owns shares of the common stock. Daniel Shih will, however, retain a pecuniary interest in some of the shares of the common stock over which he has relinquished voting and investment power. Daniel Shih has also removed himself from any and all activities relating to the Company’s business, including, but not limited to managerial, directional, advisory, promotional, developmental and fund-raising activities, effective upon the effectiveness of the registration statement on Form S-1 originally filed with the SEC on December 20, 2017 and declared effective on April 13, 2018, as amended and supplemented to date. Additionally, Barbie Shih (Barbie), Daniel Shih’s wife, was not re-elected to the Company’s board of directors on December 29, 2017. As a result of these events, neither Daniel nor Barbie will maintain any active affiliation with, or material beneficial ownership interest in, the Company.

B.	Significant related party transactions:

The Company has extensive transactions with its related parties. It is possible that the terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.

a.	As of December 31, 2018, March 31, 2018 and December 31, 2017:

	December 31, 2018	March 31, 2018	December 31, 2017
Other receivable from Hao Wei Peng[1]	$-	$-	$46,743
Temporary deposit to Bummy Wu2	$100,067	$-	$-
Rental deposit to Daniel Shih	$2,462	$2,542	$2,396
Loan from Dmedia[3]	$-	$325,040	$-
Other payable to:
Klingon[4]	$762,000	$762,000	$762,000
Jeffrey Wun[6]	46,236	-	22,327
Louis Giordimaina	6,071	135,973	-
Daniel Shih[5]	13,444	132,305	128,543
Yih Lieh (Giretsu) Shih[6]	15,497	81,752	76,600
WWI[7]	39,224	38,241	9,410
Others[6]	66,826	149,307	83,515
Total	$949,298	$1,299,578	$1,082,395

1.	Represents receivable from Mr. Peng due to the transactions prior to the acquisition of Aircom Telecom on December 19, 2017. The amount is subsequently collected on January 4, 2018.

2.	In November 2018, Aircom HK’s bank account was temporarily frozen by its local bank in Hong Kong (the “HK bank”) due to Aircom HK’s failure to timely submit to the HK bank corporate documentation relating to the corporate organization and goodstanding of Aircom HK’s parent company, Aircom, and Aircom’s parent company, Aerkomm. To avoid a potential cash flow issue resulting from this temporary account freeze, Aircom HK withdrew $100,067 in cash from the HK bank and temporarily deposited it in an existing related party’s bank account at a different bank for safe keeping. The Aircom HK’s bank account with the HK bank was reactivated by the HK bank subsequently and the cash that was transferred to the related party’s account was redeposited into Aircom HK’s bank account at the HK bank in February 2019.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 - Related Party Transactions - Continued

3.	Represents short-term loan from Dmedia. This short-term loan has an expiration date of January 30, 2019 and an annual interest rate of 3%. The Company repaid the short-term loan in full on June 14, 2018.

4.	On March 9, 2015, the Company entered into a 10-year purchase agreement with Klingon. In accordance with the terms of this agreement, Klingon agreed to purchase from the Company an initial order of onboard equipment comprising an onboard system for a purchase price of $909,000, with payments to be made in accordance with a specific milestones schedule. As of December 31, 2018, the Company received $762,000 from Klingon in milestone payments towards the equipment purchase price. Since the project might not be successful, the Company reclassified the balance from customer prepayment to other payable due to uncertainty.

5.	The amount as of March 31, 2018 represents payable to employees as a result of regular operating activities, while the amount as of December 31, 2018 represents rental payable.

6.	Represents payable to employees as a result of regular operating activities.

7.	Represents rent for a warehouse in Hong Kong to store the Company’s hardware and another rent for the Hong Kong office starting June 28, 2018.

b.	For the nine-month periods ended December 31, 2018 and 2017, three-month period ended March 31, 2018 and year ended December 31, 2018 and 2017:

	Nine Months Ended December 31,		Three Months Ended March 31,	Year Ended December 31,
	2018	2017	2018	2018	2017
		(Unaudited)
Consulting expense paid to Louis Giordimaina	$87,275	$-	$134,971	$222 ,246	$-
Consulting expense paid to Yun Shu Chiou	-	-	-	-	55,000
Legal expense paid to WISD	10,779	-	-	10,779	-
Rental expense charged by Daniel Shih	11,811	20,232	4,040	15,851	20,232
Rental expense charged by WWI	27,486	3,150	1,350	28,836	3,150
Interest expense charged by Dmedia	1,915	-	1,201	3,116	-

On May 25, 2018, Mr. Louis Giordimaina was converted from a consultant to a full-time employee and was appointed as Chief Operating Officer – Aviation. The consulting expense paid for the year ended December 31, 2018 in the amount of $222,246 represents the consulting services provided prior to the conversion.

Aircom Japan entered into a lease agreement with Daniel Shih, between August 1, 2014 and July 31, 2016, which was renewed on July 31, 2018. Pursuant to the terms of this lease agreement, Aircom Japan pays Daniel Shih a rental fee of approximately $1,200 per month. The lease will be expired on June 2020.

Aircom engaged WISD to handle its filing of patent and trademark applications.

The Company has a lease agreement with WWI with monthly rental cost of $450. The lease term was from June 1, 2017 to May 31, 2018 and the lease was not renewed. The Company has another lease agreement with WWI for its office space in Hong Kong with monthly rental cost of $3,833. The lease term is from June 28, 2018 to June 27, 2020.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 - Stock Based Compensation

In March 2014, Aircom’s Board of Directors adopted the 2014 Stock Option Plan (the “Aircom 2014 Plan”). The Aircom 2014 Plan provided for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of Aircom. On February 13, 2017, pursuant to the Exchange Agreement, Aerkomm assumed the options of Aircom 2014 Plan and agreed to issue options for an aggregate of 1,088,882 shares to Aircom’s stock option holders.

One-third of stock option shares will be vested as of the first anniversary of the time the option shares are granted or the employee’s acceptance to serve the Company, and 1/36th of the shares will be vested each month thereafter. Option price is determined by the Board of Directors. The Aircom 2014 Plan became effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aircom 2014 Plan.

On May 5, 2017, the Board of Directors of Aerkomm adopted the Aerkomm Inc. 2017 Equity Incentive Plan (the “Aerkomm 2017 Plan” and together with the Aircom 2015 Plan, the “Plans”)) and the reservation of 1,000,000 shares of common stock for issuance under the Aerkomm 2017 Plan. On June 23, 2017, the Board of Directors voted to increase the number of shares of common stock reserved for issuance under the Aerkomm 2017 Plan to 2,000,000 shares. The Aerkomm 2017 Plan provides for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of the Company, as determined by the Compensation Committee of the Board of Directors (or, prior to the establishment of the Compensation Committee on January 23, 2018, the Board of Directors).

On June 23, 2017, the Board of Directors agreed to issue options for an aggregate of 291,000 shares under the Aerkomm 2017 Plan to certain officers and directors of the Company. The option agreements are classified into three types of vesting schedule, which includes, 1) 1/6 of the shares subject to the option shall vest commencing on the vesting start date and the remaining shares shall vest at the rate of 1/60 for the next 60 months on the same day of the month as the vesting start date; 2) 1/4 of the shares subject to the option shall vest commencing on the vesting start date and the remaining shares shall vest at the rate of 1/36 for the next 36 months on the same day of the month as the vesting start date; 3) 1/3 of the shares subject to the option shall vest commencing on the first anniversary of vesting start date and the remaining shares shall vest at the rate of 50% each year for the next two years on the same day of the month as the vesting start date.

On July 31, 2017, the Board of Directors approved to issue options for an aggregate of 109,000 shares under the Aerkomm 2017 Plan to 11 of its employees. 1/3 of these shares subject to the option shall vest commencing on the first anniversary of vesting start date and the remaining shares shall vest at the rate of 50% each year for the next two years on the same day of the month as the vesting start date.

On December 29, 2017, the Board of Directors approved to issue options for an aggregate of 12,000 shares under the Aerkomm 2017 Plan to three of the Company’s independent directors, 4,000 shares each. All of these options were vested immediately upon issuance.

On June 19, 2018, the Compensation Committee approved to issue options for 32,000 and 30,000 shares under the Aerkomm 2017 Plan to two of the Company executives. One-fourth of the 32,000 shares subject to the option shall vest on May 1, 2019, 2020, 2021 and 2022, respectively. One-third of the 30,000 shares subject to the option shall vest on May 29, 2019, 2020 and 2021, respectively.

On December 29, 2018, the Compensation Committee approved to issue options for an aggregate of 12,000 shares under the Aerkomm 2017 Plan to three of the Company’s independent directors, 4,000 shares each. All of these options were vested immediately upon issuance.

Option price is determined by the Compensation Committee. The Aerkomm 2017 Plan has been adopted by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aerkomm 2017 Plan. The Aerkomm 2017 Plan was approved by the Company’s stockholders on March 28, 2018.

Valuation and Expense Information

Measurement and recognition of compensation expense based on estimated fair values is required for all share-based payment awards made to its employees and directors including employee stock options. The Company recognized compensation expense of $1,147,155 and $1,740,447 (unaudited) for the nine-month periods ended December 31, 2018 and 2017, respectively, and $275,806 for the three-month period ended March 31, 2018, and $1,422,961 and $1,749,447 for the years ended December 31, 2018 and 2017, respectively, related to such employee stock options.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 - Stock Based Compensation - Continued

Determining Fair Value

Valuation and amortization method

The Company uses the Black-Scholes option-pricing-model to estimate the fair value of stock options granted on the date of grant or modification and amortizes the fair value of stock-based compensation at the date of grant on a straight-line basis for recognizing stock compensation expense over the vesting period of the option.

 Expected term

The expected term is the period of time that granted options are expected to be outstanding. The Company uses the SEC’s simplified method for determining the option expected term based on the Company’s historical data to estimate employee termination and options exercised.

Expected dividends

The Company does not plan to pay cash dividends before the options are expired. Therefore, the expected dividend yield used in the Black-Scholes option valuation model is zero.

Expected volatility

Since the Company has no historical volatility, it used the calculated value method which substitutes the historical volatility of a public company in the same industry to estimate the expected volatility of the Company’s share price to measure the fair value of options granted under the Plans.

Risk-free interest rate

The Company based the risk-free interest rate used in the Black-Scholes option valuation model on the market yield in effect at the time of option grant provided in the Federal Reserve Board’s Statistical Releases and historical publications on the Treasury constant maturities rates for the equivalent remaining terms for the Plans.

Forfeitures

The Company is required to estimate forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate option forfeitures and records share-based compensation expense only for those awards that are expected to vest.

The Company used the following assumptions to estimate the fair value of options granted in 2018 and 2017 under the Plans as follows:

Assumptions
Expected term	3 - 5 years
Expected volatility	40.11% - 61.78%
Expected dividends	0%
Risk-free interest rate	0.71% - 2.99%
Forfeiture rate	0% - 5%

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 - Stock Based Compensation - Continued

Aircom 2014 Plan

A summary of the number of shares, weighted average exercise price and estimated fair value of options for Aircom 2014 Plan as of December 31, 2018, March 31, 2018 and December 31, 2017 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Options outstanding at January 1, 2017	1,088,882	$0.8087	$0.2542
Granted	-	-	-
Exercised	(3,936)	0.0067	0.0019
Forfeited/Cancelled	(152,684)	3.2749	1.0296
Options outstanding at December 31, 2017	932,262	0.4081	0.1282
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at March 31, 2018	932,262	0.4081	0.1282
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at December 31, 2018	932,262	0.4081	0.1282

Options exercisable at December 31, 2017	629,795	0.2060	0.0645

Options exercisable at March 31, 2018	681,587	0.2200	0.0690

Options exercisable at December 31, 2018	846,287	0.3660	0.1150

A summary of the status of nonvested shares under Aircom 2014 Plan as of December 31, 2018, March 31, 2018 and December 31, 2017 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options nonvested at January 1, 2017	675,510	$1.2985
Granted	-	-
Vested	(220,359)	0.5730
Forfeited/Cancelled	(152,684)	3.2749
Options nonvested at December 31, 2017	302,467	0.8315
Granted	-	-
Vested	(51,792)	0.4080
Forfeited/Cancelled	-	-
Options nonvested at March 31, 2018	250,675	0.9163
Granted	-	-
Vested	(164,700)	0.5748
Forfeited/Cancelled	-	-
Options nonvested at December 31, 2018	85,975	0.7305

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 - Stock Based Compensation - Continued

Aerkomm 2017 Plan

A summary of the number of shares, weighted average exercise price and estimated fair value of options under Aerkomm 2017 Plan as of December 31, 2018, March 31, 2018 and December 31, 2018 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share
Options outstanding at January 1, 2017	-	$-	$-
Granted	412,000	29.5771	17.7006
Exercised	-	-	-
Forfeited/Cancelled	(159,000)	27.5000	16.4610
Options outstanding at December 31, 2017	253,000	30.8825	17.5175
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	(48,000)	27.5000	16.4610
Options outstanding at March 31, 2018	205,000	31.6744	18.9522
Granted	78,000	19.7462	9.2500
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at December 31, 2018	283,000	28.3867	16.2781

Options exercisable at December 31, 2017	84,750	27.5840	17.0025

Options exercisable at March 31, 2018	40,875	28.2339	17.5839

Options exercisable at December 31, 2018	111,589	28.7052	16.5968

A summary of the status of nonvested shares under Aerkomm 2017 Plan as of December 31, 2018, March 31, 2018 and December 31, 2017 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options nonvested at January 1, 2017	-	$-
Granted	412,000	29.5771
Vested	(84,750)	27.8540
Forfeited/Cancelled	(159,000)	27.5000
Options nonvested at December 31, 2017	168,250	32.4080
Granted	-	-
Vested	(4,125)	27.5000
Forfeited/Cancelled	-	-
Options nonvested at March 31, 2018	164,125	32.5312
Granted	78,000	19.7462
Vested	(70,714)	28.9777
Forfeited/Cancelled	-	-
Options nonvested at December 31, 2018	171,411	28.1794

As of December 31, 2018, March 31, 2018 and December 31, 2017, there were approximately $2,174,000, $1,756,000 and $5,057,000, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plans. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted average period of 1 - 5 years.

AERKOMM INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 14 - Commitments

As of December 31, 2018, the Company’s significant commitments with unrelated parties and contingency are summarized as follows:

1)	The Company’s lease for its office in Fremont, California expires in May 2020. Rental expense for the nine-month periods ended December 31, 2018 and 2017 was $58,014 and $54,653 (unaudited), respectively, and was $15,618, $73,632 and $71,152 for the three-month period ended March 31, 2018 and for the year ended December 31, 2018 and 2017, respectively. As of December 31, 2018, future minimum lease payment is $77,352 for the next twelve-month period ending December 31, 2019.

2)	The Company has another lease for its Japan office expiring June 2020. Rental expense for the nine-month periods ended December 31, 2018 and 2017 was $28,578 and $30,475 (unaudited), respectively, and was $9,731, $38,309 and $55,043 for the three-month period ended March 31, 2018 and for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018, future minimum lease payment obligation is $35,572, including the 8% Japan consumption tax, for the next twelve-month period ending December 31, 2019.

3)	The Company assumed a lease for its Taiwan office expiring October 31, 2018 as a result of the acquisition of Aircom Taiwan. Rental expense was approximately $66,589 and $0 for the nine-month periods ended December 31, 2018 and 2017, respectively, and was $0, $0 and $0 for the three-month period ended March 31, 2018 and for the years ended December 31, 2018 and 2017, respectively. Aircom Taiwan is currently negotiating a renewal on the contract although there can be no assurance that a renewal lease will be signed on terms acceptable to the Company if at all. As of December 31, 2018, future minimum lease payment obligation is estimated to be $88,206 for the next twelve-month period ending December 31, 2019.

4)	The Company entered into a lease for its Hong Kong office on June 28, 2018, which expires on June 27, 2020. Rental expense for the nine-month periods ended December 31, 2018 was $26,550. As of December 31, 2018, future minimum lease payment is $45,974 for the next twelve-month period ending December 31, 2019.

5)	On June 20, 2018, the Company entered into a Cooperation Framework Agreement with Shenzhen Yihe Culture Media Co., Ltd. (“Yihe”), the authorized agent of Guangdong Tengnan Internet, pursuant to which Yihe will promote the development of strategic cooperation between the Company and Guangdong Tengnan Internet. Specifically, Yihe agreed to assist the Company with public relations and advertising, such as market and brand promotion, as well as brand recognition in China (excluding Hong Kong, Macao and Taiwan), including but not limited to news dissemination, creative planning and support of campaigns, financial public relations and internet advertising. More specifically, Yihe will help the Company develop a working application of the WeChat Pay payment solution as well as WeChat applets applicable for Chinese users and relating to cell phone and WiFi connectivity on airplanes, and Yihe will assist the Company in integrating other Tencent internet-based original product offerings. As compensation, the Company agreed to pay Yihe RMB 8 million (approximately US$1.2 million), with RMB 2,000,000 (approximately US$309,000) paid on June 29, 2018 and the remaining RMB 6,000,000 (approximately US$927,000) to be paid by August 15, 2018. However, the Company is currently working with Yihe to postpone the project as well as the remaining payment, although there can be no assurance that a postponement will be agreed upon on terms acceptable to the Company if at all.

NOTE 15 - Subsequent Events

Reverse Split

On January 16, 2019, the Company completed a 1-for-5 reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Split”), which was completed by the filing of a Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”) with the Nevada Secretary of State on December 26, 2018. All of the references in these financial statements to authorized common stock and issued and outstanding common stock reflect the Reverse Split.

The Reverse Split was duly approved by the Board of Directors of the Company without stockholder approval, in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes. The Certificate of Change also decreased the authorized number of shares of the Company’s common stock from 450,000,000 shares to 90,000,000 shares, effective as of December 26, 2018.

Pursuant to the Reverse Split, holders of the Company’s common stock are deemed to hold one (1) post-split share of the Company’s common stock for every five (5) shares of the Company’s common stock held. No fractional shares were issued in connection with the Reverse Split. Stockholders entitled to a fractional post-split share received in lieu thereof one (1) whole post-split share.

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this transition report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 26, 2018	AERKOMM INC.

/s/ Jeffrey Wun
Name: Jeffrey Wun
Title: Chief Executive Officer

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

Each person whose signature appears below constitutes and appoints each of Wun and Y. Tristan Kuo as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this transition report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Wun	Chief Executive Officer, President and Chairman	March 29, 2019
Jeffrey Wun	(Principal Executive Officer)

/s/ Y. Tristan Kuo	Chief Financial Officer	March 29, 2019
Y. Tristan Kuo	(Principal Financial and Accounting Officer)

/s/ James J. Busuttil	Director	March 29, 2019
James J. Busuttil

/s/ Raymond Choy	Director	March 29, 2019
Raymond Choy

/s/ Chih-Ming (Albert) Hsu	Director	March 29, 2019
Chih-Ming (Albert) Hsu

/s/ Colin Lim	Director	March 29, 2019
Colin Lim

/s/ Richmond Akumiah	Director	March 29, 2019
Richmond Akumiah

/s/ Jan-Yung Lin	Director	March 29, 2019
Jan-Yung Lin

EXHIBIT 21.1

List of Subsidiaries

Aerkomm Taiwan Inc. (Taiwan)

Aircom Pacific, Inc., a California corporation

Aircom Pacific Inc. Limited (Hong Kong)

Aircom Pacific Ltd. (Seychelles)

Aircom Japan, Inc. (Japan)
Aircom Telecom, LLC (Taiwan)

Beijing Yatai Communication Co., Ltd. (China)

EXHIBIT 31.1

CERTIFICATIONS

I, Jeffrey Wun, certify that:

1.	I have reviewed this transition report on Form 10-KT of Aerkomm Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 29, 2019

/s/ Jeffrey Wun
Jeffrey Wun
Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATIONS

I, Y. Tristan Kuo, certify that:

1.	I have reviewed this transition report on Form 10-KT of Aerkomm Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 29, 2019

/s/ Y. Tristan Kuo
Y. Tristan Kuo
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeffrey Wun, the Chief Executive Officer of AERKOMM INC. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Transition Report on Form 10-KT for the transition period ended December 31, 2018 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 29th day of March, 2019.

/s/ Jeffrey Wun
Jeffrey Wun
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Aerkomm Inc. and will be retained by Aerkomm Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Y. Tristan Kuo, the Chief Financial Officer of AERKOMM INC. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Transition Report on Form 10-KT for the transition period ended December 31, 2018 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 29th day of March, 2019.

/s/ Y. Tristan Kuo
Y. Tristan Kuo
Chief Executive Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Aerkomm Inc. and will be retained by Aerkomm Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT IV

CURRENT REPORT ON FORM 8-K FILED BY AERKOMM WITH THE SEC ON JUNE 28, 2019 RELATING TO A $6.46 MILLION ISSUANCE OF NEW SHARES AS PART OF OUR ON-GOING $16.44 MILLION PUBLIC OFFERING.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019 (June 27, 2019)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2019, Aerkomm Inc., a Nevada corporation (the “Company”), entered into that certain Amendment No. 3 (the “Amendment”) to the underwriting agreement dated May 14, 2018 and amended on August 30, 2018 and November 5, 2018 (the “Underwriting Agreement”) with Boustead Securities, LLC (the “Underwriter”) in connection with the public offering, issuance and sale (the “Offering”) by the Company of the common stock, par value $0.001 per share (the “Common Stock”), of the Company.

Pursuant to the terms of the Amendment, the Company and the Underwriter have agreed that the Underwriter’s appointment shall be extended through November 23, 2019 (the “Offering Period”), which date may be extended for up to an additional 90 days by agreement of the Company and the Underwriter.

The material terms of the Offering are described in the prospectus, dated May 23, 2019 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 23, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended to date (File No. 333-222208), initially filed by the Company on December 20, 2017. As indicated in the Prospectus, the Company is offering up to a maximum of 1,411,782 shares of Common Stock, at an offering price of $42.50 per share, or a maximum of $60,000,000, plus up to an additional 211,764 shares if over-subscription option is exercised in full. This $42.50 price to the public has been proportionately adjusted to directly reflect the one-for-five reverse stock split which became effective on January 16, 2019.

Prior to the date hereof, the Company has conducted multiple closings of the Offering selling 1,024,980 shares of Common Stock for gross proceeds to the Company of $43,560,894, and net proceeds, after underwriter commissions and offering expenses, of $39,810,204.

As indicated in the Prospectus, the Company is currently offering through the Underwriter up to a maximum offering amount of $16,439,106 of shares of Common Stock on a best efforts basis at the $42.50 price per share.

An additional closing of the Offering was held on June 27, 2019, pursuant to which the Company issued and sold 152,000 shares of Common Stock for gross proceeds of $6,460,000, before underwriting commissions and offering expenses payable by the Company. Additional closings of the Offering may be held from time to time until the end of the Offering Period.

A copy of the Amendment to the Underwriting Agreement is filed herewith as Exhibit 1.1.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Amendment No. 3 to Underwriting Agreement between Aerkomm Inc. and Boustead Securities, LLC dated June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2019	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

AMENDMENT No. 3 TO UNDERWRITING AGREEMENT

This Amendment is made and entered into this 27th day of June, 2019 (the “Amendment”) by and between Boustead Securities, LLC (“Boustead”) and Aerkomm Inc. (the “Company”).

BACKGROUND

Boustead and the Company entered into that certain underwriting agreement dated May 14, 2018 and amended on August 30, 2018 and November 5, 2018 (the “Underwriting Agreement”). The parties to the Underwriting Agreement wish to amend certain provision of the Underwriting Agreement as set forth in this Amendment. Section 14(a) of the Underwriting Agreement provides that the Underwriting Agreement may not be modified or amended except in writing duly executed by the parties. This Amendment constitutes a written agreement signed by the necessary parties in order to effectuate the amendments to the Underwriting Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1.1 Amendments.

The parties hereto agree that the Underwriting Agreement shall be amended as set forth in this Section 1.1.

(a)	The third sentence of Section 1(a) of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

“The Underwriter’s appointment shall commence upon the date of the execution of this Agreement, and shall continue for a period (such period, including any extension thereof as hereinafter provided, being herein called the “Offering Period”) from the effective date (the “Effective Date”) of the Registration Statement through November 23, 2019 (and for a period of up to 90 additional days if extended by agreement of the Company and the Underwriter), unless all of the Securities have previously been subscribed for.”

(b)	The second sentence of Section 3(a) of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions hereof, and except as may otherwise be agreed or arranged between the parties, at the Closing or the Option Closing, as the case may be, payment of the purchase price for the Offered Securities sold on the Closing Date or Option Closing Date, as the case may be, shall be made by federal funds wire transfer from the escrow account, against delivery of such Offered Securities, and such Offered Securities shall be registered in such name or names and shall be in such denominations, as provided by the Sutter Securities Clearing, LLC the offering deposit account agent (“Sutter”) at least one business day prior to the Closing.”

(c)	Section 3(b) of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

“Payment for the Offered Securities. The Offered Securities are being sold to the Investors at an aggregate initial public offering price per Security as set forth in the Prospectus. The purchase of Offered Securities by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. Investors shall pay for their Offered Securities by wire for the full purchase price of the Offered Securities, payable to Sutter. In compliance with Rule 15c2-4 under the Exchange Act, the Company and the Underwriter will instruct Investors to deliver all cash in the form of wire transfers to Sutter. Upon Sutter’ s receipt of such monies, they shall be credited to the offering deposit account. Pursuant to an offering deposit account agency agreement among the Company, the Underwriter and Sutter, the funds received in payment for Offered Securities purchased in the Offering will be wired to a non-interest bearing offering deposit account at Sutter and held until Sutter determines that the amount in the offering deposit account is equal to at least the Minimum Subscription Amount. Upon confirmation of receipt of the Minimum Subscription Amount, Sutter will release the funds in accordance with the written instructions provided by the Company and the Underwriter, indicating the date on which the Offered Securities purchased in the Offering are to be delivered to the Investors and the date the net proceeds are to be delivered to the Company. In the event that the Underwriter receives any payment from an Investor in connection with the purchase of any Offered Securities by such Investor, such payment shall be promptly transmitted to and deposited into Sutter’s account. Among other things, the Underwriter shall forward any checks so received by the Underwriter to Sutter by noon of the next business day. The Underwriter and the Company shall instruct Investors to make wire transfer payments to Sutter with the name and address of the Investor making payment. Payment by the Investors out of the escrow account for the Offered Securities to be sold by the Company shall be made at the Closing Date to the Company in compliance with Rule 15c2-4 of the Commission.”

(d)	Section 5(p) of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

“The Company and the Underwriter shall have entered into an escrow agreement with Sutter (the “Escrow Agreement”) pursuant to which the Investors shall deposit their subscription funds in an escrow account at Sutter and the Company and the Underwriter shall authorize the disbursement of the funds from such escrow account. All Investor checks delivered to Sutter shall be made payable to a non-interest bearing account at Pacific Mercantile Bank entitled “Sutter Securities Clearing as Agent for the Investors in Aerkomm, Inc.” The Company shall pay the reasonable fees of Sutter.”

(e)	Section 5(r) is hereby added to the Underwriting Agreement.

“The Company agrees that it shall not conduct any at-the-market offering, continuous or other dilutive offering within 12 months after the final Closing.”

Section 1.2 Entire Agreement. This Amendment along with the Underwriting Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

Section 1.3 Effect. All other terms, conditions, and provisions of the Underwriting Agreement not in conflict with the Amendment, shall remain in full force and effect.

Section 1.4 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AERKOMM INC.		BOUSTEAD SECURITIES, LLC

By:	/s/Jeffrey Wun	By:	/s/ Keith Moore
	Name: Jeffrey Wun		Name: Keith Moore
	Title: CEO		Title: CEO